As Filed with the Securities and Exchange Commission on August 11, 1997
                                             Registration No. 333-29005
                                                              333-29005-01
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 1
						  TO
    						FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Panda Global Energy Company
            (Exact name of Registrant as specified in its charter)
 Cayman Islands                       4900                   Not Applicable
(State or other                (Primary Standard             (I.R.S. Employer
Jurisdication of           Industrial Classification        Identification No.)
incorporation or                 Code Number
organization)

                          Panda Global Holdings, Inc.

     (Exact name of Co-Registrant (Guarantor) as specified in its charter)
      Delaware                       4900                     75-2697755
(State or other                (Primary Standard             (I.R.S. Employer
Jurisdication of           Industrial Classification        Identification No.)
incorporation or                 Code Number)
organization)

      L. Stephen Rizzieri                         L. Stephen Rizzieri
Vice President and General Counsel       Vice President and General Counsel
  Panda Global Energy Company                   Panda Global Holdings, Inc.
4100 Spring Valley Road, Suite 1001      4100 Spring Valley Road, Suite 1001
      Dallas, Texas  75244                        Dallas, Texas  75244
         (972) 980-7159                              (972) 980-7159

(Name, address, including zip code,      (Name, address, including zip code,
and telephone, including area code,      and telephone, including area code
of registrant's principal executive      of guarantor's principal executive
  offices and agent for service)           offices and agent for service)

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _x__

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___


  The Registrant and the Co-Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                          PANDA GLOBAL ENERGY COMPANY
                          PANDA GLOBAL HOLDINGS, INC.
                             Cross Reference Sheet


  1. Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus                 Outside Front Cover Page of Prospectus;
                                        Facing Pages

  2. Inside Front and Outside Back
     Cover Pages of Prospectus          Inside  Front  and Outside  Back  Cover
                                        Pages of Prospectus

  3. Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges                            Prospectus   Summary;   Risk   Factors;
                                        Unaudited   Consolidated   Pro    Forma
                                        Financial Data of the Company; Selected
                                        Financial Data of the Issuer;  Selected
                                        Financial Data of the Company

  4. Use  of  Proceeds                  Use  of Proceeds

  5. Determination of Offering Price    *

  6. Dilution                           *

  7. Selling Security Holders           *

  8. Plan  of  Distribution             Outside Front Cover Page of Prospectus;
                                        Prospectus Summary; The Exchange Offer;
                                        Plan of Distribution

  9. Description of Securities to be
     Registered                         Prospectus Summary; Description of  the
                                        Exchange  Notes,  the  Exchange   Notes
                                        Guarantee,   the   Issuer   Loan,   the
                                        Shareholder  Loans and  the  Collateral
                                        Documents

 10. Interests of Named Experts and
     Counsel                            Legal Matters; Experts

 11. Information with Respect to the
     Registrant and the Co-Registrant   Outside Front Cover Page of Prospectus;
                                        Available    Information;    Prospectus
                                        Summary; Risk Factors; Business of  the
                                        Issuer,     the     Company,      Panda
                                        International  and Their  Subsidiaries;
                                        Use    of   Proceeds;   Capitalization;
                                        Unaudited   Consolidated   Pro    Forma
                                        Financial Data of the Company; Selected
                                        Financial Data of the Issuer;  Selected
                                        Financial   Data   of   the    Company;
                                        Management's Discussion and Analysis of
                                        Financial  Condition  and  Results   of
                                        Operations  of the Issuer; Management's
                                        Discussion  and Analysis  of  Financial
                                        Condition and Results of Operations  of
                                        the   Company;   The  Exchange   Offer;
                                        Certain  Tax  Considerations   of   the
                                        Exchange  Offer;  Description  of   the
                                        Projects;       Management;       Legal
                                        Proceedings;   Description   of   Other
                                        Indebtedness;   Description   of    the
                                        Exchange  Notes,  the  Exchange   Notes
                                        Guarantee,   the   Issuer   Loan,   the
                                        Shareholder  Loans and  the  Collateral
                                        Documents; Plan of Distribution;  Legal
                                        Matters;  Experts; Index  to  Financial
                                        Statements; Certain Defined Terms;  The
                                        Electric  Power Industry and Regulation
                                        in  the  PRC  and  the  United  States;
                                        Consolidated Pro Forma Report;  Luannan
                                        Engineering   Report;   Luannan    Coal
                                        Consultant's     Report;      Ownership
                                        Structure  of the Issuer, the  Company,
                                        Panda  International  and  Certain   of
                                        Their Subsidiaries.

 12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities                    *

*     Not applicable




                      SUBJECT TO COMPLETION, AUGUST 11,1997



PROSPECTUS
                              OFFER TO EXCHANGE
               12-1/2% Registered Senior Secured Notes due 2004
              which have been registered under the Securities Act
                          for any and all outstanding
                    12-1/2% Senior  Secured Notes due 2004              [LOGO]
                                      of
                          PANDA GLOBAL ENERGY COMPANY
                    Fully and Unconditionally Guaranteed by
                          PANDA GLOBAL HOLDINGS, INC.

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON        , 1997, UNLESS EXTENDED.
      Panda Global Energy Company, a Cayman Islands company (the "Issuer"), a subsidiary of Panda Global Holdings, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with this Prospectus constitute the "Exchange Offer"), to exchange up to $155,200,000 in aggregate principal amount of its 12-1/2% Registered Senior Secured Notes, due 2004 (the "Exchange Notes") for a like principal amount of its issued and outstanding 12-1/2% Senior Secured Notes, due 2004 (the "Old Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes (i) have been registered under the Securities Act, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old Notes who are eligible to tender their Old Notes for exchange in the Exchange Offer and fail to do so. See "The Exchange Offer -- Termination of Certain Rights." The Exchange Notes will evidence the same debt as the Old Notes which they replace and will be issued under, and be entitled to the benefits of, the indenture governing the Old Notes dated April 22, 1997 (the "Exchange Notes Indenture"). As of the date of this Prospectus, $155,200,000 principal amount of Old Notes is outstanding. The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Existing Notes."

      The Exchange Notes will bear interest from the date of issuance, at the rate per annum set forth above, payable semiannually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 1997. Interest on the Old Notes accepted for exchange will accrue thereon to, but not including, the date of issuance of the Exchange Notes and will be paid together with the first interest payment on the Exchange Notes issued in exchange therefor. The principal of the Exchange Notes is payable semiannually in installments as described herein, commencing October 15, 2000. The Exchange Notes will mature on April 15, 2004, and will be redeemable at the option of the Issuer, in whole or in part, at any time on or after April 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, the Issuer is required to redeem the Exchange Notes upon the occurrence of certain events as set forth herein. Payment of principal of, and premium, if any, and interest on the Exchange Notes is fully and unconditionally guaranteed by the Company (the "Company Guaranty"). See "Prospectus Summary -- Terms of the Exchange Notes -- The Exchange Notes Guarantee. See "Description of the Exchange Notes, the Exchange Notes
Guarantee,   the  Issuer  Loan,  the  Shareholder  Loans  and  the   Collateral
Documents."

    The Company is a holding company with no operations of its own; as a result, its only current source of funding is from payments from its subsidiaries other than the Issuer (none of which have guaranteed any payments in regard to the Exchange Notes). As of March 31, 1997, the Company and its subsidiaries had approximately $338.6 million of indebtedness and other liabilities which are effectively senior to obligations of the Company under the Exchange Notes Guarantee. See "Risk Factors -- Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes -- Effective Subordination of Exchange Notes and Exchange Notes Guarantee to Obligations of Project Entities and Joint Ventures."

     Subject to the terms and conditions of the Exchange Offer, the Issuer will accept for exchange any and all Old Notes validly tendered and not withdrawn
prior  to 5:00 p.m., New York City time, on             , 1997, unless extended
by the Issuer in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. However, the Exchange Offer is subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer -- Conditions of the Exchange Offer."

     Prior to the consummation of the Exchange Offer, there has been no public market for the Exchange Notes. The Issuer does not intend to apply for the listing of the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Notes is currently anticipated. There can be no assurance that an active public market for the Exchange Notes will develop.

                                          (continued on next page)

  See "Risk Factors" beginning on page 23 for a discussion of certain matters that should be considered in connection with the Exchange Offer and an investment in the Exchange Notes offered hereby.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
         HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is          , 1997.

      (cover page continued)

           The Old Notes were originally issued and sold on April 22, 1997 in a transaction not registered under the Securities Act in reliance upon the exemptions provided in Section 4(2) of the Securities Act, and Rule 144A ("Rule 144A") and Regulation S promulgated under the Securities Act. Accordingly, the Old Notes may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration
      requirements   of  the  Securities  Act.  Based  upon   their   view   of
      interpretations provided to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Issuer and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which (i) is an "affiliate" of the Company or the Issuer within the meaning of Rule 405 promulgated under the Securities Act (an "Affiliate"), (ii) is a broker-dealer which acquired Old Notes directly from the Issuer, or (iii) is a broker-dealer which acquired Old Notes as a result of market making or other trading activities) without registration under the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must notify the Company and the Issuer that it has acquired Exchange Notes for its own account (which notification must be made in the applicable location in the Letter of Transmittal that is delivered by such broker-dealer along with such broker-dealer's Old Notes to be exchanged pursuant to the terms of the Exchange Offer), and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company and the Issuer have agreed to make available for a period of up to two hundred and seventy (270) consecutive days after consummation of
      the   Exchange  Offer  a  prospectus  meeting  the  requirements  of  the
      Securities Act to any such broker-dealer for use in connection with any such resale, subject to certain conditions in the Registration Rights
      Agreement.   A  broker-dealer  that  delivers  such  a  prospectus  to  a purchaser in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions). Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, and any other holder that cannot rely upon such interpretations, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met.

            The  Exchange Notes issued pursuant to the Exchange Offer  will  be issued in the form of a fully registered global bond which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of its nominee. Beneficial interest in the global bond representing the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. After the initial issuance of such global bond, Exchange Notes in certificated form will be issued in exchange for the global bond only as set forth in the Exchange Notes Indenture. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents -- Book Entry; Delivery and Form."

            NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION AS TO WHETHER ANY HOLDER OF OLD NOTES SHOULD TENDER OLD NOTES PURSUANT TO THE EXCHANGE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS
      PROSPECTUS OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATIONS, INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SUCH SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                       ENFORCEMENT OF CIVIL LIABILITIES

      The Issuer is an exempted company organized under the laws of the Cayman Islands. Substantially all of the assets of the Issuer are located outside of the United States. As a result, it may be difficult for investors to effect service of process upon the Issuer within the United States or to enforce
against  the  Issuer  in  a U.S. court judgments obtained  in  U.  S.   courts,
including judgments predicated upon the civil liability provisions of the federal securities laws of the United States ("Federal Securities Laws"). The Issuer has designated CT Corporation System in New York City as its agent for service of process in the United States with respect to the Exchange Notes (and the Old Notes) and the indentures relating to the Exchange Notes (the "Indentures") and the Collateral Documents (as defined below) in any United States or New York State court located in the Borough of Manhattan, the City of New York and the State of New York, and the Issuer has submitted to the jurisdiction of such courts in connection with such matters.

      The Issuer has been advised by its legal counsel in the Cayman Islands, Maples & Calder, that a final judgment for the payment of money rendered by any federal or state court in the United States based upon civil liability, whether or not predicated solely upon the Federal Securities Laws, will be enforced in the Cayman Islands without any re-examination on its merits, provided that (i) enforcement of such judgment conforms to general principles of equity and (ii) the performance of any obligation thereunder is not fraudulent or contrary to public policy. The Issuer also has been advised by such legal counsel that the courts in the Cayman Islands would not enforce, in original actions, liabilities against the Issuer predicated solely upon Federal Securities Laws.

                               DEFINED TERMS

     Unless otherwise specified, all references in this Prospectus to "U.S. dollars," "dollars" or "$" are to United States dollars, and all references to "Renminbi" or "RMB" are to Renminbi, which is the legal tender currency of the People's Republic of China.

     Unless otherwise specified, translation of amounts from Renminbi to U.S. dollars for the convenience of the reader has been made in this Prospectus at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on April 4, 1997 of $1.00 = RMB 8.3268. No representation is made that the Renminbi amounts could have been, or could be, converted into U.S. dollars at that rate or at any other rate. See "Risk Factors-- Considerations Relating to the PRC--Possible Inability to Convert Foreign Currenty Due to Government Control of Currency Conversion" and "Foreign Exchange System in the PRC and Exchange Rate Information."

     All capitalized terms used in this Prospectus and not otherwise defined herein have the meanings assigned in the glossary included as Appendix A hereto, or in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents -- Certain Definitions." See also "Certain Technical Terms Commonly Used in the Utility Industry" set forth in Part II of the Appendix A hereto.

                             AVAILABLE INFORMATION

      The Company and the Issuer have filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby and the Company Guaranty. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement or the exhibits thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Issuer, the Exchange Notes and the Company Guaranty, reference is made to the Registration Statement, including the exhibits thereto. Statements made in this Prospectus concerning the provisions of any documents to which reference is made are not necessarily complete and, in the case of documents filed as exhibits to the Registration Statement, reference is made to the copy of the documents so filed for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

      As a result of this offering, the Company and the Issuer will be subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement and the exhibits thereto, as well as the periodic reports and other information filed by the Company and the Issuer with the Commission, may be inspected and copied at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Certain such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

      The Company's and the Issuer's obligations to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Exchange Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company or the Issuer, respectively, other than the fiscal year in which the Registration Statement becomes effective. Pursuant to the Indentures, the Company has agreed that the Company will furnish to the Trustees copies of annual, quarterly and current reports that it would be required to file under the Exchange Act whether or not it is subject to such reporting requirements. In addition, subject to the limitations set forth in the Indentures, upon the written request of a holder of Old Notes, the Issuer or the Company will provide without charge to such holder or prospective investor, a copy of such information as is required by Rule 144A to enable resales of Old Notes to be made pursuant to Rule 144A. Any such request will be subject to the confidentiality provisions set forth below. Written requests for such information should be addressed to Panda Global Energy Company, or Panda Global Holdings, Inc., c/o Panda Energy International, Inc.,
4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, Attention:
General Counsel.

      By requesting additional information relating to the offering of Exchange Notes at a time when neither the Company nor the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each holder and prospective investor agrees to keep confidential the various documents and all written information which from time to time have been or will be disclosed to it concerning the Issuer, the Company or any of their affiliates which is not publicly available, and agrees not to disclose any portion of the same to any person other than to its own consultants, except as may be required by applicable law or in a legal proceeding involving the Company or the Issuer.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This  Prospectus includes "forward-looking statements."  All statements
other  than  statements  of  historical  fact  included   in   this  Prospectus,
including,  without  limitation,  statements  regarding  financial position,
projects  under  development,  construction   or   other   budgets, information
contained in the Independent Engineers' and the Consultants' Reports and plans and objectives for future operations, are forward-looking statements. Although the Issuer and the Company believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Issuer's and the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors," in the assumptions made by the Independent Engineers and Consultants and contained in their reports, and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Issuer, the Company or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statements. See "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Independent Consultant's Reports; Actual Results May Vary From Such Projection."


     In providing its conclusions set forth in the Independent Engineers' or Consultants' Reports, each Independent Engineer or Consultant made certain assumptions. Although the author of each report believes that the use of these assumptions in its report is reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially.
Accordingly, the conclusions and projections contained in the Independent Engineers' and Consultants' Reports may not be indicative of future events.
Therefore, no representations are made, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than the conclusions presented in the Independent Engineers' or Consultants' Reports or if the assumptions used in formulating the conclusions presented prove to be incorrect, the ability of a direct or indirect Subsidiary of the Issuer to repay its indebtedness to the Issuer and to make distributions to its equity holders and thus ultimately to the Issuer, the Issuer's ability to make payments of interest and principal on the Exchange Notes when due, and the Company's ability to meet its obligations under the Exchange Notes Guarantee, may be materially and adversely affected. See "Risk Factors--Reliance upon Projections and Underlying Assumptions Contained in Independent Consultants' Reports; Actual Results May Vary From Such Projections."

*****************************************************************************

Neither the Issuer, the Company nor any of their representatives makes any recommendation to any holder of Old Notes as to whether to tender or refrain from tendering Old Notes pursuant to the Exchange Offer. Neither the Issuer, the Company nor any of their representatives makes any representation to any offeree of the Exchange Notes offered hereby regarding the legality of any investment by such offeree or purchaser under applicable legal investment or similar laws. Each holder of Old Notes should consult with his or her own advisors as to legal, tax, business, financial and related aspects of participation in the Exchange Offer and must make his or her own decision with respect to the Exchange Offer.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Issuer's and the Company's financial data, including the notes thereto, appearing elsewhere in this Prospectus. All references to the Company which pertain to events prior to March 7, 1997 relate solely to the business and operations of certain subsidiaries of Panda Energy International, Inc., which are now subsidiaries of the Company. See "Business of the Issuer, the Company, Panda International and Their Subsidiaries--The Issuer, the Company and Panda International." Investors should carefully consider the information set forth under "Risk Factors" prior to making any decision to invest in the Exchange Notes. For definitions of certain terms used herein, see the glossary included as Appendix A to this Prospectus, and "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans on the Collateral Documents -
- Certain Definitions."

                          The Issuer and the Company

     Panda Global Energy Company (the "Issuer") is a wholly-owned subsidiary of Panda Global Holdings, Inc. (the "Company"). The Issuer is a newly-formed corporation formed primarily for the purpose of issuing the Old Notes and the Exchange Notes, as well as other securities to finance additional Projects which may be developed or acquired by subsidiary entities of the Issuer. The Company is an independent power company principally engaged in the development, acquisition, ownership and operation of power generation facilities and activities related thereto ("Projects") in the United States and internationally. The Company's principal business strategy is to use its and its affiliates' experience to profitably develop, construct, finance and manage Projects to provide low-cost electricity and electric generating capacity particularly, in the case of international Projects, in areas of the world where demand for power exceeds supply by a significant factor. The Company believes there is and will continue to be significant demand for new generating capacity worldwide and that much of this new capacity will be provided by independent power developers such as the Company and its affiliates, due to their low costs and development capabilities.

     The Company's current portfolio of Projects is comprised of (i) 100% indirect ownership of a 180 megawatt ("MW") natural gas-fired, combined-cycle cogeneration facility located in Roanoke Rapids, North Carolina (the "Rosemary Facility") which commenced commercial operations in December 1990 and (ii) 100% indirect ownership of the lessee under a long-term leveraged lease of a 230 MW natural gas-fired, combined-cycle cogeneration facility located in Brandywine, Maryland, near Washington, D.C. (the "Brandywine Facility") which commenced
commercial  operations  in  October  1996.  The  Company  indirectly  owns   an
approximately 83% ownership interest in a 2x50 MW coal-fired cogeneration power plant together with a steam and hot water generation and distribution facility and other related facilities under construction in Luannan County, Tangshan Municipality, Hebei Province, People's Republic of China (collectively, the "Luannan Facility"). Preliminary construction work on the Luannan Facility commenced in December 1996, and full construction activity commenced upon the closing of the offering of the Old Notes on April 22, 1997 (the "Prior Offering"). The Company is also actively developing several other domestic and
international  Projects which may be added to its portfolio of  Projects.   See
"Risk Factors -- Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes -- Effective Subordination of Exchange Notes and Exchange Notes Guarantee."

                             The Luannan Facility

     The Luannan Facility will be comprised of two coal-fired steam/electric generating units, each nominally rated at 50 MW but with nameplate capability of up to 60 MW gross output under full condensing conditions. Electric power generated by the Luannan Facility will be interconnected to the Beijing-Tianjin-Tangshan Regional Power Network (the "Jing-Jin-Tang Grid") serving the Beijing-Tianjin-Tangshan region, where the economy has witnessed significant growth in recent years. In addition, steam will be extracted from the steam turbines for distribution by pipeline to local commercial and industrial users and used for local heating. Coal will be delivered by truck to the Luannan Facility from nearby mines.

     All electrical output of the Luannan Facility will be sold pursuant to a 20-year power purchase agreement (the "Luannan Power Purchase Agreement") to North China Power Group Company ("North China Power Company"), the business arm of the North China Power Group ("North China Power"). Certain components of the power price are subject to contractual adjustment to reflect changes in coal costs, local inflation, U.S. inflation, and foreign exchange rate fluctuations. North China Power is one of the five interprovincial power groups in China and is subject to the supervision of the Ministry of Electric Power of the PRC (the "MOEP"). North China Power's service area includes Beijing and Tianjin, which are among the largest and most economically developed cities in China, as well as Hebei Province, Shanxi Province and western Inner Mongolia. The financial statements of North China Power included in its 1995 annual report (prepared in accordance with Chinese accounting principles) indicate total assets (excluding assets in Inner Mongolia) of RMB 70.0 billion ($8.4 billion) as of December 31, 1995, and revenue of approximately RMB 27.2 billion ($3.3 billion) (excluding revenue generated from Inner Mongolia) for 1995. North China Power also reported that it was ranked as one of the top three government-owned industrial enterprises (in terms of revenues) in China in 1995.

     Preliminary construction work on the Luannan Facility commenced in December 1996, and the Issuer and the Company believe that the commercial operation date of the Luannan Facility will occur by August 1999. The Luannan Facility is being constructed pursuant to a fixed-price, turnkey contract (the "Luannan EPC Contract") with Harbin Power Engineering Company Limited (the
"Luannan EPC Contractor"). The Luannan EPC Contractor is a wholly-owned subsidiary of Harbin Power Equipment Company, Ltd. ("Harbin Power"), which, with its subsidiaries, is one of the largest manufacturers of power plant equipment in China and is listed on the Hong Kong Stock Exchange. The obligations of the Luannan EPC Contractor will be subject to a retainage of 10% of the Luannan EPC Contract price. Liquidated damages, if any, are payable under the Luannan EPC Contract up to a maximum of 35% of the Luannan EPC Contract price and are guaranteed by the Export-Import Bank of China ("CHEXIM") in this amount (the "CHEXIM Guarantee"). Senior unsecured debt of CHEXIM is rated A3 by Moody's Investors Service, Inc. ("Moody's"). Harbin Power has
guaranteed  the  payment  and  performance  obligations  of  the  Luannan   EPC
Contractor (the "Luannan EPC Guarantee"). The Luannan EPC Contractor has significant experience, having constructed eight 50 MW cogeneration facilities in China of similar design to the Luannan Facility and numerous additional 50 MW non-cogeneration units. In 1995, the annual designed production capacity of the facilities constructed by the Luannan EPC Contractor and its affiliates was 3,000 MW of thermal power and 1,000 MW of hydro power.

     Operations and maintenance services for the Luannan Facility will be provided by Duke/Fluor Daniel International Services (the "Luannan O&M Contractor"). The Luannan O&M Contractor is actively engaged in the operation and maintenance of electric generation facilities throughout the world.

     The Issuer believes that the Luannan Facility will use approximately 450,000 metric tons of coal per year. The principal fuel supply for the
Luannan Facility will come from the Qianjiaying Mine, which is owned and operated by Kailuan Coal Mining Administration ("Kailuan Coal"), a state-owned mining company, and is located 30 kilometers from the Luannan Facility. The Qianjiaying Mine produced approximately 3.67 million metric tons of coal in 1996. Kailuan Coal has contractually committed to supply up to 300,000 metric tons per year of coal from the Qianjiaying Mine to the Luannan Facility for ten years. The Luannan Facility has also entered into coal supply agreements with five other local coal mines (collectively with Kailuan Coal, the "Luannan Coal Suppliers") to secure up to an additional 310,000 metric tons per year of coal for ten years. The Luannan Coal Suppliers are all located within a 50 kilometer radius of the location of the Luannan Facility, thereby minimizing transportation costs. The coal will be transported by truck from the mines to the Luannan Facility.

     Transmission facilities will be constructed, owned and operated by North China Power Company and will connect the Luannan Facility with the Jing-Jin-Tang Grid (the "Luannan Transmission Facilities"). The Luannan Transmission Facilities will be comprised of three newly constructed substations, upgrades to an existing substation and switching station, and approximately 43 kilometers of new 110 kV transmission lines to interconnect the Luannan Facility to the Jing-Jin-Tang Grid. North China Power Company has guaranteed it will complete the construction of the Luannan Transmission Facilities to receive the total electrical output of the Luannan Facility within 18 months of receiving notice to proceed.

Ownership and Financing

     The Luannan Facility will be owned and operated by four separate equity joint venture companies (each singularly, a "Joint Venture," and collectively, the "Joint Ventures"). The Company owns an approximately 83% indirect equity interest in each of the Joint Ventures; entities owned by Luannan County (the "County Partners") own an approximate 12% interest in each of the Joint
Ventures with the remaining 5% being owned indirectly by the Company's strategic partners. The Company believes that all government approvals required to date to form the Joint Ventures and develop the Luannan Facility have been obtained based on the opinion of its Chinese counsel and advice from the Hebei Provincial Planning Commission, the Commission of Foreign Trade and Economic Cooperation of Hebei Province and the County Partners. The Luannan Engineering Report (as defined below) concludes that there is no reason to believe that other approvals required for construction of the Luannan Facility will not be granted.

     The Issuer and the Company believe the total cost of the Luannan Facility will be approximately $118.8 million, of which (i) $71.3 million has been funded from the proceeds of the offering of Old Notes consummated on April 22, 1997 (plus interest thereon and other income expected to be earned during construction) in the form of loans to the Joint Ventures (the "Shareholder Loans"), (ii) $41.8 million also has been funded from the proceeds of the offering of Old Notes consummated on April 22, 1997 (plus interest thereon and other income expected to be earned during construction) in the form of equity contributions to the Joint Ventures (the "JV Equity Contributions"), and
(iii) $5.7 million has been funded by the County Partners in the form of equity contributions to the Joint Ventures from the same amounts paid to such partners by the Joint Ventures to acquire certain water and land use rights and water wells from them.

     The Old Notes were rated B2 by Moody's and B by Duff & Phelps Credit Rating Co. ("Duff & Phelps"). There can be no assurance that these ratings will be maintained.

                             The Rosemary Facility

     The Rosemary Facility is a 180 MW combined-cycle cogeneration facility located in Roanoke Rapids, North Carolina, which is indirectly wholly-owned by the Company. The Rosemary Facility, in operation since 1990, uses natural gas as its primary fuel to produce electricity and thermal energy in the form of steam. The electric capacity of and electric energy produced by the Rosemary Facility are sold to Virginia Electric and Power Company ("VEPCO") under a power purchase agreement with 18 years remaining. Steam and chilled water produced by the Rosemary Facility are sold to a textile mill adjacent to the Rosemary Facility under a contract with 18 years remaining. A partnership of wholly-owned subsidiaries of the Company which owns the Rosemary Facility (the "Rosemary Partnership") has entered into agreements with Natural Gas Clearinghouse for natural gas supply and fuel management services, with Transcontinental Gas Pipe Line Corporation, Texas Gas Transmission Corporation and CNG Transmission Corporation for firm and interruptible transportation of natural gas and with certain other parties to provide pipeline operation, gas balancing and interruptible transportation services. Panda Global Services, Inc., an indirect wholly-owned subsidiary of Panda Energy International, Inc. ("Panda International") provides operations and maintenance services to the Rosemary Facility.

     In July 1996, Panda-Rosemary Funding Corporation, a wholly-owned Delaware special purpose finance subsidiary of the Rosemary Partnership, consummated the offering and sale of $111.4 million in aggregate principal amount of its 8 5/8% First Mortgage Bonds due 2016 (the "Rosemary Bonds"). The Rosemary Bonds were rated Baa3 by Moody's and BBB- by Duff & Phelps. See "Risk Factors -- Financial Risks -- Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes" and Risk Factors -- Financial Risks -- Effective Subordination of Exchange Notes and Exchange Notes Guarantee".

                            The Brandywine Facility

     The Brandywine Facility is a 230 MW combined-cycle cogeneration facility located at Brandywine, Maryland, near Washington, D.C. The Brandywine Facility is leased by an indirect wholly-owned subsidiary of the Company pursuant to a lease which expires in December 2016 with General Electric Capital Corporation ("GE Capital"). The Brandywine Facility utilizes natural gas as its primary fuel to produce electricity and thermal energy in the form of steam. The electric capacity of and electric energy produced by the Brandywine Facility are sold to Potomac Electric Power Company pursuant to a power purchase agreement (the "Brandywine Power Purchase Agreement") which expires in October 2021. Thermal energy produced by the Brandywine Facility is sold to a distilled water production facility owned by an indirect wholly-owned subsidiary of the Company. The Brandywine Facility purchases firm and interruptible natural gas supplies from Cogen Development Company, which are transported to the Brandywine Facility on either a firm or interruptible basis through the interstate pipeline facilities of Columbia Gas Transmission Corporation and Cove Point LNG Limited Partnership and the local gas distribution facilities of Washington Gas Light Company. The Brandywine Facility has contracted with Ogden Brandywine Operations, Inc., a subsidiary of Ogden Corporation, to provide operations and maintenance services to the Brandywine Facility. See "Risk Factors -- Financial Risks -- Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes" and Risk Factors -- Financial Risks -- Effective Subordination of Exchange Notes and Exchange Notes Guarantee to Obligations of Project Entities and Joint Ventures".

                        Panda Interfunding Corporation

     The Rosemary Facility and the Brandywine Facility are each indirectly owned by Panda Interfunding Corporation, a Delaware corporation ("PIC"), an indirect wholly-owned subsidiary of the Company. In July 1996, a wholly-owned subsidiary of PIC, Panda Funding Corporation ("PFC"), issued $105.5 million in bonds (the "Series A Bonds") which were rated Ba3 by Moody's and BB- by Duff & Phelps. The Series A Bonds are fully and unconditionally guaranteed by PIC.

                              Additional Projects

     In the future, Panda International and its affiliates (including the Company) may develop additional Projects. Subject to certain conditions, Panda International and its affiliates (including the Company) will be required to transfer to PIC their interests in certain additional Projects, if any, for which a power purchase agreement is entered into prior to July 31, 2001 and which reach Financial Closing or achieve Commercial Operations (as such terms are defined in the PIC Additional Projects Contract) prior to July 31, 2006. Additional Projects, if any, which are not required to be transferred to PIC may, at the option of Panda International and its affiliates, be transferred to the Issuer or the Company, provided that, if additional indebtedness is to be incurred by the Issuer or the Company in connection with any such additional Project so transferred, certain conditions are satisfied. See "Risk Factors -- Financial Risks -- Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes, and "Risk Factors - Financial Risks -- Risk That Addition of Projects to PIC Project Portfolio Performance and Thereby Reduce Cash Flow From PIC to the Company."

Effective Subordination of Exchange Notes and Exchange Notes Guarantee to Obligations of Project Entities and Joint Ventures; Collateral

     The Exchange Notes and the Exchange Notes Guarantee will be the exclusive obligations of the Issuer and the Company, respectively, and not of the Project Entities which own or operate the Rosemary Facility or the Brandywine Facility, the Joint Ventures or any other affiliate of the Issuer. The Project Entities and the Joint Ventures are highly leveraged and their debt agreements restrict their ability to pay dividends, make distributions or otherwise transfer funds, through intermediate entities, to the Company. The restrictions in such agreements generally require that, prior to the payment of dividends, distributions or other transfers, Project Entities and the Joint Ventures provide for the payment of other obligations, including operating expenses, debt service and the funding of reserves. The Project Entities and the Joint Ventures are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of the Exchange Notes. Thus, payments on the Exchange Notes are effectively subordinated to the payment of all obligations of the Project Entities and the Joint Ventures. In addition, the Company's right to receive any assets of the Project Entities or the Joint Ventures upon their liquidation or reorganization will be effectively subordinated to the claims of such Project Entities' or Joint Ventures' creditors (including trade creditors and holders of other debt issued by such Project Entity). As of March 31, 1997, the Project Entities had approximately $338.6 million of indebtedness and other liabilities (including payments on the long-term lease for the Brandywine Facility), which is effectively senior to obligations of the Company under the Exchange Notes Guarantee. See "Risk Factors--Financial Risks--Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes", "Description of Other Indebtedness--The Rosemary Bonds" and "Description of Other Indebtedness--The Rosemary Bonds" and Description of Other Indebtedness--The Brandywine Financing".

     Similarly, the Company is highly leveraged as a result of the issuance of the Series A Bonds by PFC (an indirect wholly-owned subsidiary of the Company), which are collateralized in part by all of the issued and outstanding shares of PIC (also an indirect wholly-owned subsidiary of the Company). The PFC Indenture restricts the ability of PIC to pay dividends, make distributions or otherwise transfer funds, through PEC, to the Company. PIC and PFC are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee payment of the Exchange Notes. Thus, payments on the Exchange Notes are also effectively subordinated to the payment of all obligations of PFC. In addition, the Company's right to receive any assets of PIC upon its liquidation or reorganization will be effectively subordinated to the claims of PFC's creditors (including holders of the Series A Bonds). As of March 31, 1997, PFC had approximately $106.6 million of indebtedness and other liabilities, which is effectively senior to the obligations of the Company under the Exchange Notes Guarantee. See "Risk Factors--Financial Risks --Issuance of Additional Indebtedness by the Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes" and "Description of Other Indebtedness--The PFC Bonds."

     The Exchange Notes are fully and unconditionally guaranteed by the Company ("Exchange Notes Guarantee"). The Exchange Notes Guarantee is secured by pledges, or grants of security interests (i) by Panda International of 100% of the Capital Stock of the Company; (ii) by the Company of 100% Capital
Stock of PEC; and (iii) by the Company, of and in its interest in accounts, established in the Company's name with the Company Indenture Trustee, into which certain distributions related to the Luannan Facility are (or will be) deposited. The Exchange Notes are secured by pledges, or grants of security interests (i) by the Issuer of at least 90% of the Capital Stock of Pan-Sino; (ii) the Issuer Note issued by Pan-Western; (iii) in the event that Pan-Sino is merged into Pan-Western, the Issuer will pledge at least 99% of the Capital Stock of Pan-Western to the Senior Secured
Notes Trustee; (v) in the event that Pan-Sino is merged into the Issuer, the Issuer will assume Pan-Sino's obligations under the Pan-Sino
Pledge Agreement; (v) by Pan-Western of the Luannan Facility Notes issued by the Joint Ventures; and (vi) by the Company of 100% of the Capital Stock of the Issuer. Individually, and in the aggregate, the pledges of the Capital Stock of each of PEC, Pan-Sino and Pan-Western do not constitute a "substantial portion" (as defined in Rule 3-10 of Regulation S-X promulgated under the Securities Act) of the collateral securing the Exchange Notes and the Exchange Notes Guarantee. Separate financial statements of each of the PEC, Pan-Sino and Pan-Western are not presented in this Prospectus because the Company and the Issuer believe that such disclosure is not material to a prospective purchaser of the Exchange Notes.

      Investors should consider carefully all the information set forth under "Risk Factors" prior to making any decision to invest in the Exchange Notes.

     The following chart details, in summary form, the corporate structure of Panda International and its subsidiaries. See Appendix G, "Ownership Structure of the Issuer, the Company, Panda International and Certain of Their Subsidiaries."

		[Panda International Organizational Subsidiary Chart here]


     Notes:      Intermediate   entities  with  no  significant   assets   or
         liabilities have been excluded from the above chart except for the entity mentioned in note (1).

      (1) Panda Funding Corporation ("PFC"), a wholly-owned subsidiary of Panda Interfunding Corporation ("PIC"), is the issuer of the Series A Bonds. See "Description of Other Indebtedness -- The PFC Bonds."
                                PRIOR OFFERING

      On April 22, 1997 (the "Issue Date"), the Issuer issued $155,200,000 aggregate principal amount of its Old Notes in a private placement under
Section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated thereunder (the "Prior Offering"). The Old Notes were sold to Donaldson, Lufkin & Jenrette. (the "Initial Purchaser") pursuant to the Purchase Agreement and were placed by the Initial Purchaser with Qualified Institutional Buyers and institutional Accredited Investors (as defined in Section 501(a) (1), (2),
(3) or (7) under the Securities Act). Pursuant to the Registration Rights Agreement entered into between the Company, the Issuer and the Initial
Purchaser in connection with the Prior Offering, the Issuer and the Company agreed to file a shelf registration statement covering the Old Notes (a "Shelf Registration Statement") or to effect a registered exchange offer for the Old Notes pursuant to which the holders of the Old Notes would be offered the opportunity to exchange their Old Notes for registered Exchange Notes. The Registration Rights Agreement provides that if such an exchange offer registration statement (an "Exchange Offer Registration Statement") or a Shelf Registration Statement is not declared effective within 150 days after the Issue Date, the Issuer and the Company, jointly and severally, shall be liable to pay liquidated damages, during the first 90-day period commencing on the 151st day following the Issue Date in an amount equal to $.05 per week per $1,000 principal amount of Exchange Notes, with such amount increasing by an additional $.05 per week per $1,000 principal amount of Exchange Notes for each subsequent 90-day period, up to a maximum of $.50 per week per $1,000 principal amount of Old Notes. The Registration Statement with respect to the Exchange
Offer  was  declared effective by the Commission on           ,  1997,  thereby
avoiding the aforementioned Liquidated Damages.


                              THE EXCHANGE OFFER

      The Issuer is making the following Exchange Offer to holders of all Old Notes presently outstanding:

The Exchange Offer              For  each $1,000 principal amount of Old  Notes
                          tendered, a holder will be entitled to receive $1,000 principal amount of Exchange Notes. As of the date of this Prospectus, $155,200,000 principal amount of Old Notes is outstanding. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes (i) will have been registered under the Securities Act, and
                          (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old Notes who are eligible to tender their Old Notes for exchange in the Exchange Offer and fail to do so. See "The Exchange Offer -- Termination of Certain Rights" and "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents - Old Notes Registration Rights."

Expiration Date                The Exchange Offer will expire at 5:00 p.m., New
                          York City time, on            , 1997, unless extended
                          in the Issuer's sole discretion. See "The Exchange Offer -- Expiration Date; Extensions; Termination; Amendments."

Withdrawal of Tenders           Tenders  of Old Notes may be withdrawn  at  any
                          time prior to the Expiration Date. Thereafter, such tenders are irrevocable. See "The Exchange Offer -- Withdrawal of Tenders."

Interest on the Exchange
  Notes and Accrued
  Interest on the Old
  Notes                         The Exchange Notes will bear interest from  the
                          date of their issuance. Interest on the Old Notes accepted for exchange will accrue thereon to, but not including, the date of issuance of the Exchange Notes and will be paid together with the first interest payment on the Exchange Notes issued in exchange therefor.

Conditions of the
  Exchange Offer                 The  Exchange  Offer  is  subject  to  certain
                          customary conditions, which may be waived by the Issuer. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer -- Conditions of the Exchange Offer."

Procedures for Tendering
  Old Notes                     Each holder of Old Notes wishing to accept  the
                          Exchange Offer must, prior to the Expiration Date, either (i) complete and sign the Letter of
                          Transmittal, in accordance with the instructions contained herein and therein, and deliver such Letter of Transmittal, together with any signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the back cover page of this Prospectus and the tendered Old Notes must either be
                          (a) physically delivered to the Exchange Agent or (b) transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures set forth herein. By executing the Letter of Transmittal, each holder will represent that the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes (whether or not such person is the registered holder of such Exchange Notes), that neither the holder of such Exchange Notes nor any such other person has an arrangement with any person to participate in the distribution (within the meaning of the Exchange Act) of such
                          Exchange Notes and that neither the holder of such Exchange Notes or any such other person is an
                          Affiliate of the Issuer or the Company, or if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
  Beneficial Owners              Any  beneficial  owner  whose  Old  Notes  are
                          registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "The Exchange Offer -
                          - Procedures for Tendering."

Guaranteed Delivery
  Procedures                    Holders  of Old Notes who wish to tender  their
                          Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of  the Old
  Notes and Delivery of
  the Exchange Notes           Upon satisfaction or waiver of the conditions of
                          the Exchange Offer, the Issuer will accept for exchange any and all Old Notes which are properly tendered and not withdrawn prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of Exchange Notes."
Certain Federal Income
  Tax Considerations            For  discussion of certain federal  income  tax
                          consequences of the exchange of the Old Notes, see "Certain Income Tax Considerations of the Exchange Offer."

Effect on Holders who
  Retain Old Notes             Holders of the Old Notes who do not tender their
                          Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits, and will be subject to all limitations applicable thereto, under the Exchange Notes
                          Indenture.   All  Old  Notes  not  exchanged  in  the
                          Exchange Offer will continue to be subject to the restrictions on transfer provided for in the Old Notes and the Exchange Notes Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange Old Notes."

Rights of Dissenting
  Holders			  Holders of Old Notes do not have any appraisal rights.
				  See "The Exchange Offer - Terms of the Exchange Offer."

Exchange Agent                  Bankers Trust Company.  See "The Exchange Offer
                          -- The Exchange Agent."

                          Terms of the Exchange Notes

The Exchange Offer applies to $155,200,000 aggregate principal amount of Old Notes. The form and terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes (i) have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old Notes who are eligible to tender their Old Notes for exchange in the Exchange Offer and fail to do so. See "Exchange Offer -- Termination of Certain Rights." The Exchange Notes will evidence the same debt as the Old Notes which they replace and will be issued under, and be entitled to the benefits of, the Exchange Notes Indenture.

Issuer                    Panda Global Energy Company, a Cayman
                          Islands company (the "Issuer").

Guarantor                 Panda   Global  Holdings,   Inc.,   a
                          Delaware corporation (the "Company").

Securities Offered        $155,200,000   aggregate    principal
                          amount  of 12-1/2% Registered  Senior
                          Secured Notes due 2004 (the "Exchange
                          Notes").

Maturity Date             April 15, 2004.

Interest Rate             Cash  interest on the Exchange  Notes
                          will    accrue   at   a    rate    of
                          12-1/2% per annum and will be payable
                          semi-annually  in  arrears  on   each
                          April  15  and October 15, commencing
                          October 15, 1997.

Repayment of Principal    Commencing  on October 15,  2000  and
                          through  the payment date of  October
                          15,  2003,  15.4%  of  the  aggregate
                          outstanding principal amount  of  the
                          Exchange    Notes    (assuming    all
                          outstanding  Old Notes  are  tendered
                          and accepted for exchange pursuant to
                          the  Exchange Offer) will  be  repaid
                          semi-annually on the dates and in the
                          amounts  indicated in the  table  set
                          forth below under "Description of the
                          Exchange  Notes, the  Exchange  Notes
                          Guarantee,  the  Issuer   Loan,   the
                          Shareholder Loans and the  Collateral
                          Documents--Ranking,         Maturity,
                          Interest   and   Principal   of   the
                          Exchange Notes."

Ranking The Exchange Notes will be senior obligations of the Issuer ranking senior in right of payment to all subordinated Indebtedness of the Issuer and pari passu with all other Senior Indebtedness of the Issuer.

Exchange Notes            The Exchange Notes will be secured by
  Collateral              the Exchange Notes Collateral (herein
                          so   called).   The  Exchange   Notes
                          Collateral consists of  pledges and a
                          security  interest in certain  assets
                          of  the  Issuer and its Subsidiaries,
                          including, a pledge of (i)  at  least
                          90% of the Capital Stock of Pan-Sino,
                          (ii) 99% of the Capital Stock of Pan-
                          Western,  (iii) the Issuer  Note,
                          (iv)  the Luannan Facility Notes  and
                          the  granting of a security  interest
                          in  certain  funds of the Issuer  and
                          its  Subsidiaries maintained  by  the
                          Exchange Notes Trustee and (v)100% of
                          the Capital Stock of the Issuer.

The Exchange Notes        The  Company, as primary obligor  and
 Guarantee                not    merely    as   surety,    will
                          irrevocably,        fully         and
                          unconditionally guarantee on a senior
                          secured  basis  the  performance  and
                          punctual payment when due, whether at
                          stated  maturity, by acceleration  or
                          otherwise, of all obligations of  the
                          Issuer   under  the  Exchange   Notes
                          Indenture  and  the  Exchange  Notes,
                          whether  for  principal, premium,  if
                          any,    and    interest    (including
                          Liquidated   Damages  and  Additional
                          Amounts,  if  any), on  the  Exchange
                          Notes,  expenses, indemnification  or
                          otherwise.

The Exchange Notes        The  Company's obligations under  the
   Guarantee Collateral   Exchange  Notes  Guarantee  will   be
                          secured   by   the   Exchange   Notes
                          Guarantee   Collateral   (herein   so
                          called). The Exchange Notes Guarantee
                          Collateral  consists of a  pledge  of
                          100%  of  the  Capital Stock  of  the
                          Company and of pledges and a security
                          interest  in  certain assets  of  the
                          Company    and    its   Subsidiaries,
                          including:  (i) a pledge of  100%  of
                          the   Capital  Stock  of  PEC,  which
                          indirectly  owns  (a)  100%  of   the
                          Rosemary Facility and (b) 100% of the
                          lessee  under  a long-term  leveraged
                          lease of the Brandywine Facility, and
                          (ii)   the  granting  of  a  security
                          interest  in  certain  funds  of  the
                          Company established and maintained by
                          the Company Indenture Trustee.

Optional Redemption       The Exchange Notes will be redeemable
                          at the option of the Issuer, in whole
                          or in part, at any time on or after
                          April  15,  2002, at  the  redemption
                          prices   set   forth   below    under
                          "Description  of the Exchange  Notes,
                          the  Exchange  Notes  Guarantee,  the
                          Issuer  Loan,  the Shareholder  Loans
                          and    the   Collateral   Documents--
                          Redemption."  In addition,  prior  to
                          April 15, 2000, the Issuer may redeem
                          up  to  $51,733,000 of the originally
                          issued  principal amount of  Existing
                          Notes  at  the redemption  price  set
                          forth   under  "Description  of   the
                          Exchange  Notes, the  Exchange  Notes
                          Guarantee,  the  Issuer   Loan,   the
                          Shareholder Loans and the  Collateral
                          Documents--Redemption" with  the  Net
                          Cash  Proceeds of one or more  Public
                          Equity   Offerings  by  the  Company,
                          Panda International or any direct  or
                          indirect   parent  of  the   Company;
                          provided  that  (i) the  proceeds  of
                          such  offering used for the  purposes
                          of   the   optional  redemption   are
                          contributed as equity to  the  Issuer
                          and (ii) at least $103,467,000 of the
                          aggregate    outstanding    principal
                          amount of Existing Notes would remain
                          outstanding immediately after  giving
                          effect to such redemption.

Mandatory Redemption      Upon the occurrence of certain events
                          of loss or expropriation with respect
                          to  the  Luannan  Facility  described
                          below, the outstanding Existing Notes
                          (together with, under certain limited
                          circumstances, any additional  Senior
                          Indebtedness    of     the     Issuer
                          outstanding  at  the  time)  will  be
                          redeemed  pro rata, at the redemption
                          prices   set   forth   below    under
                          "Description  of the Exchange  Notes,
                          the  Exchange  Notes  Guarantee,  the
                          Issuer  Loan,  the Shareholder  Loans
                          and    the   Collateral   Documents--
                          Redemption."

Redemption at Option of   Upon   the   occurrence  of   certain
  Holders                 Indentures Events of Default relating
                          to   Shareholder   Loan   events   of
                          default,  or if the Luannan  Facility
                          Construction  Cost is less  than  the
                          Projected      Luannan       Facility
                          Construction Cost by more  than  $1.0
                          million, the Issuer will be obligated
                          to make an offer to redeem pro rata a
                          portion  of the outstanding  Exchange
                          Notes  (assuming all outstanding  Old
                          Notes  are tendered and accepted  for
                          exchange  pursuant  to  the  Exchange
                          Offer)  with certain amounts  at  the
                          redemption  prices  set  forth  below
                          under  "Description of  the  Exchange
                          Notes,  the Exchange Notes Guarantee,
                          the   Issuer  Loan,  the  Shareholder
                          Loans  and the Collateral Documents--
                          Redemption," and "Description of  the
                          Exchange  Notes, the  Exchange  Notes
                          Guarantee,  the  Issuer   Loan,   the
                          Shareholder Loans and the  Collateral
                          Documents  --  Certain  Covenants  --
                          Indentures Events of Default.."

Change of Control         Upon a Change of Control, holders  of
                          the  Exchange  Notes  will  have  the
                          right   to  require  the  Issuer   to
                          repurchase their Exchange  Notes,  in
                          whole  or  in  part, at the  purchase
                          price    set   forth   below    under
                          "Description  of the Exchange  Notes,
                          the  Exchange  Notes  Guarantee,  the
                          Issuer  Loan,  the Shareholder  Loans
                          and  the Collateral Documents--Change
                          of Control." The Series A-1 Bonds,
                     	  issued by Panda Funding Corporation,
                    	  an indirect subsidiary of the Company,
                    	  in the aggregate principal amount of
                    	  $105,525,000, contain similar change
                    	  of control provisions in both the
                    	  Series A-1Bonds and the Exchange
                    	  Notes, there is a substantial
                    	  likelihood that the mandatory offer to
                    	  repurchase obligations under each
                    	  series of indebtedness could not be
                    	  fulfilled simultaneously.

Asset Sale Proceeds       The  Company and the Issuer  will  be
                          obligated  in  certain circumstances,
                          to  use  a  portion of the  net  cash
                          proceeds  of certain sales  or  other
                          dispositions  of  assets,   to   make
                          offers to purchase Exchange Notes  in
                          the  amounts  and at  the  redemption
                          prices   set   forth   below    under
                          "Description  of the Exchange  Notes,
                          the  Exchange  Notes  Guarantee,  the
                          Issuer  Loan,  the Shareholder  Loans
                          and the Collateral Documents--Certain
                          Covenants--Disposition of Proceeds of
                          Asset Sales."

Principal Covenants       The  Indentures, with respect to  the
                          Company  and  its Subsidiaries,  will
                          contain      certain      restrictive
                          covenants,     including,     without
                          limitation,   (i)   limitations    on
                          investments, loans and advances, (ii)
                          limitations  on dividends  and  other
                          payments,   (iii)   limitations    on
                          transactions  with  Affiliates,  (iv)
                          limitations       on       additional
                          indebtedness,   (v)  limitations   on
                          liens, (vi) limitations on agreements
                          restricting      payments,      (vii)
                          limitations  on capital expenditures,
                          (viii)   limitations   on   line   of
                          business  and Permitted Projects  and
                          (ix)   limitations   on   sale    and
                          leaseback  transactions. In addition,
                          the Indentures will limit the ability
                          of   Company   and  the   Issuer   to
                          consolidate,  merge or  sell  all  or
                          substantially all of their assets.

Certain Accounts          In accordance with the Exchange Notes
                          Indenture,  certain funds,  including
                          the Capitalized Interest Fund and the
                          Debt  Service Reserve Fund,  will  be
                          established.  The  Issuer  will  have
                          limited  rights  of withdrawal  under
                          the  above  funds in accordance  with
                          terms and conditions set forth in the
                          Exchange Notes  Indenture.

Capitalized Interest      Upon   the  Issue  Date,  the  Issuer
  Fund                    deposited approximately $48.1 million
                          into  the Capitalized Interest  Fund.
                          Through   the  Capitalized   Interest
                          Expiration  Date (October 15,  1999),
                          interest  payments  on  the  Exchange
                          Notes  will  be  provided  from   the
                          Capitalized Interest Fund.

Debt Service Reserve      Upon   the  Issue  Date,  the  Issuer
  Fund                    deposited  $9.7 million in  the  Debt
                          Service Reserve Fund as a reserve for
                          payments on the Exchange Notes.

Transfer of Exchange      Based    upon    their    view     of
  Notes                   interpretations  provided  to   third
                          parties   by   the   staff   of   the
                          Commission,   the  Issuer   and   the
                          Company  believe  that  the  Exchange
                          Notes issued pursuant to the Exchange
                          Offer  may  be  offered  for  resale,
                          resold  and otherwise transferred  by
                          holders   thereof  (other  than   any
                          holder  which is (i) an Affiliate  of
                          the  Company, or the Issuer,  (ii)  a
                          broker-dealer who acquired Old  Notes
                          directly from the Issuer or  (iii)  a
                          broker-dealer who acquired Old  Notes
                          as a result of market making or other
                          trading      activities)      without
                          registration  under  the   Securities
                          Act,   provided  that  such  Exchange
                          Notes  are  acquired in the  ordinary
                          course of such holders' business  and
                          such holders are not engaged in,  and
                          do  not intend to engage in, and have
                          no  arrangement or understanding with
                          any  person  to  participate  in,   a
                          distribution (within the  meaning  of
                          the  Securities Act) of such Exchange
                          Notes.    Each   broker-dealer    who
                          receives Exchange Notes for  its  own
                          account   pursuant  to  the  Exchange
                          Offer must notify the Company and the
                          Issuer  that it has acquired Exchange
                          Notes  for  its  own  account  (which
                          notification  must  be  made  in  the
                          applicable location in the Letter  of
                          Transmittal that is delivered by such
                          broker-dealer along with such broker-
                          dealer's  Old  Notes to  be exchanged
                          pursuant to the Exchange Offer),  and
                          must acknowledge that it will deliver
                          a  prospectus in connection with  any
                          resale  of such Exchange Notes.   The
                          Letter of Transmittal states that  by
                          so acknowledging and by delivering  a
                          prospectus, a broker-dealer will  not
                          be  deemed  to admit that  it  is  an
                          "underwriter" within the  meaning  of
                          the Securities Act.  This Prospectus,
                          as  it may be amended or supplemented
                          from  time to time, may be used by  a
                          broker-dealer   in  connection   with
                          resales of Exchange Notes received in
                          exchange for Old Notes where such Old
                          Notes  were acquired by such  broker-
                          dealer  as a result of market  making
                          activities    or    other     trading
                          activities.   The  Company  and   the
                          Issuer  have agreed, for a period  of
                          270   consecutive  days   after   the
                          consummation  of the Exchange  Offer,
                          to   make   available  a   prospectus
                          meeting  the  requirements   of   the
                          Securities  Act to any  such  broker-
                          dealer for use in connection with any
                          such resale so long as they notify the
                          Issuer in writing within 30 business
                          days after the consummation of the
                          Exchange Offer that they have acquired
				  Exchange Notes for their own account.
                          A broker-dealer  that  delivers  such
                          a  prospectus  to   a  purchaser  in
                          connection with such  resales will be
                          subject to certain of the  civil
                          liability provisions under the
                          Securities Act and will be bound
                          by the provisions of the Registration
                          Rights  Agreement (including  certain
                          indemnification   provisions).    Any
                          holder  who  tenders in the  Exchange
                          Offer    for    the    purpose     of
                          participating  in a  distribution  of
                          the  Exchange  Notes  and  any  other
                          holder  that  cannot rely  upon  such
                          interpretations, must comply with the
                          registration and prospectus  delivery
                          requirements of the Securities Act in
                          connection  with  a secondary  resale
                          transaction.  In addition, to  comply
                          with  the securities laws of  certain
                          jurisdictions,  if  applicable,   the
                          Exchange Notes may not be offered  or
                          sold unless they have been registered
                          or   qualified  for  sale   in   such
                          jurisdictions  or an  exemption  from
                          registration  or   qualification   is
                          available and the conditions  thereto
                          have  been  met.  See  "The  Exchange
                          Offer  -- Purpose and Effects of  the
                          Exchange   Offer"   and   "Plan    of
                          Distribution"

Registration Rights       The  Exchange  Offer is  intended  to
                          satisfy  certain  rights  under   the
                          Registration Rights Agreement,  which
                          rights     terminate     upon     the
                          consummation  of the Exchange  Offer.
                          Therefore,  the holders  of  Exchange
                          Notes   are  not  entitled   to   any
                          exchange or registration rights  with
                          respect  to the Exchange  Notes.   In
                          addition,    such    exchange     and
                          registration rights will terminate as
                          to  holders  of  Old  Notes  who  are
                          eligible  to tender their  Old  Notes
                          for  exchange  in the Exchange  Offer
                          and fail to do so.  See "The Exchange
                          Offer   --  Termination  of   Certain
                          Rights"  and  "Description   of   the
                          Exchange  Notes, the  Exchange  Notes
                          Guarantee,  the  Issuer   Loan,   the
                          Shareholder Loans and the  Collateral
                          Documents  --  Old Notes Registration
                          Rights."

Use of Proceeds           There will be no cash proceeds to the
                          Issuer   or  the  Company  from   the
                          exchange  of Exchange Notes  for  Old
                          Notes pursuant to the Exchange Offer.

                                 Risk Factors

     Investment in the Exchange Notes involves substantial risks including, but not limited to:

-	Substantial Leverage of the Issuer, the Company and Their Subsidiaries.

-	Issuer's Ability to Make Payments on Exchange Notes is Dependent on
	Financial Performance of, and Disbritutions From, Luannan Facility (When Constructed), Rosemary Facility and Brandywine Facility.

-	Distrubitions From Rosemary Facility and Brandywine Facility Not
	Sufficient by Themselves to Make Payments on Exchange Notes Guarantee.

-	Risk That Issuer May Not Have Sufficient Funds to Make Lump Sum Payment
	Due April 15, 2004.

-	Effective Subordination of Exchange Notes and Exchange Notes Guarantee
	to Obligations of Project Entities and Joint Ventures.

-	Risk of Default on Project-level Debt Resulting in Possible Termination
	of Distributions From the Applicable Project Entity to the Company.

-	Reliance upon Projections and Underlying Assumptions Contained in Engineers'
	and Consultants'Reports; Actual Results May Vary From Such Projections.

-	Project Risks.

-	Political and Economic Uncertainties in the PRC; Risk of Expropriation.

-	Possible Inability to Convert Foreign Currency Due to Governmental Control
	of Currency Conversion.

-	U.S. Industry Conditions; Risks in Regard to Electric Utility Restructuring
	and Deregulation and Utility Responses Thereto.


  SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    Presented below is summary historical consolidated financial data for the Company as of and for each of the years in the three-year period ended December 31, 1996 and as of and for the three months ended March 31, 1996 and 1997, which have been derived from the Company's financial statements. Also presented is unaudited pro forma consolidated financial data as of March 31, 1997, for the year ended December 31, 1996 and for the three months ended March 31, 1997. The unaudited pro forma financial data give effect to (i) the issuance of $111.4 million in aggregate principal amount of the Rosemary Bonds and the application of the net proceeds thereof to refinance Rosemary Partnership project debt and to fund a portion of the acquisition of Ford Motor Credit Company's ("Ford Credit") limited partner interest in the Rosemary Partnership and (ii) the issuance of the Series A Bonds and the application of the net proceeds thereof
(a) to fund a capitalized interest fund, a debt service reserve fund and a company expense fund relating to the Series A Bonds, (b) to fund the remaining portion of the acquisition of Ford Credit's limited partner interest in the Rosemary Partnership and (c) to make a distribution to the Company's parent. These transactions are reflected in the historical balance sheet data as of December 31, 1996 and March 31, 1997. The unaudited pro forma statement of operations data reflect such adjustments as if the transactions had occurred as of January 1, 1996. Additionally, the unaudited pro forma financial data give effect to the issuance of $155.2 million par value of Old Notes (issued at a discount for proceeds of $145.0 million) and the application of the proceeds thereof to fund the Capitalized Interest Fund and the Debt Service Reserve Fund established with respect to the Old Notes, to make shareholder loans and equity contributions to the Joint Ventures and to pay the transaction fees, commissions and expenses incurred in connection with the Prior Offering. The unaudited pro forma balance sheet data reflect such adjustments as if the transactions occurred as of March 31, 1997. The unaudited pro forma statement of operations data reflect such adjustments as if the transactions had occurred as of January 1, 1996. As required by the Securities and Exchange Commission, the unaudited pro forma statement of operations data do not reflect the extraordinary loss on early extinguishment of debt. Such extraordinary loss is reflected in the historical statement of operations data for the year ended December 31, 1996. The unaudited pro forma financial data do not purport to be indicative of the results of operations which would actually have occurred if the transactions described had occurred as presented in such statements or which may be obtained in the future. The information in this table should be read in conjunction with the information contained under the captions "Capitalization," "Unaudited Pro Forma Consolidated Financial Data of the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and with the consolidated financial statements of the Company, including the notes thereto, included elsewhere herein. Dollar amounts are presented in thousands.

                                                               YEAR ENDED DECEMBER 31,                   THREE MONTHS ENDED MARCH 31
                                                    --------------------------------------------    --------------------------------
                                                                                       Pro Forma                          Pro Forma
                                                      1994        1995       1996         1996        1996       1997        1997
                                                    --------    --------    --------    --------    -------    --------    --------
                                                                                      (Unaudited) (Unaudited) (Unaudited)(Unaudited)
Electric capacity and energy sales ..............   $ 30,664    $ 29,859    $ 32,274    $ 32,274    $ 8,015    $ 17,330    $ 17,330
Steam and chilled water sales ...................        650         473         502         502        122         130         130
Interest income .................................        603         895       1,518       1,518        186         430         430
                                                    --------    --------    --------    --------    -------    --------    --------
     Total revenue ..............................     31,917      31,227      34,294      34,294      8,323      17,890      17,890

Plant operating expenses ........................      8,940       9,348      12,050      12,050      2,442       8,261       8,261
Development and administrative expenses .........      1,779       2,550       5,187       5,187        803       2,395       2,395
Interest expense ................................     11,018      11,716      19,414      46,055      3,185      10,802      15,911
Depreciation ....................................      4,208       4,210       5,532       5,421      1,053       2,949       2,949
Amortization - Debt issuance costs ..............        600         554         494       1,413        141         174         418
Amortization - Partnership formation costs ......        533         533         533         533        133        --          --
                                                    --------    --------    --------    --------    -------    --------    --------
     Total expenses .............................     27,078      28,911      43,210      70,659      7,757      24,581      29,934
Income (loss) before minority interest ..........      4,839       2,316      (8,916)    (36,365)       566      (6,691)   (12,044)
Minority interest ...............................     (5,700)     (5,048)     (2,405)      2,557     (1,719)       --           642
                                                    --------    --------    --------    --------    -------    --------    --------
Net loss before extraordinary item ..............       (861)     (2,732)    (11,321)   $(33,808)    (1,153)     (6,691)  $(11,402)
														    ======== 				   ========
Extraordinary loss on early
 extinguishment of debt .........................       --          --       (21,336)                  --	       --
                                                    --------    --------    --------    		    -------    --------
     Net loss ...................................   $   (861)   $ (2,732)   $(32,657)               $(1,153)   $(6,691)
                                                    ========    ========    ========    		    =======    ========

                                                              DECEMBER 31,                        MARCH 31
                                                     ------------------------------   ------------------------------
                                                                                                            Pro Forma
                                                      1994        1995       1996       1996       1997       1997
                                                     --------   --------   --------   --------   --------   --------
                                                                                    (Unaudited) (Unaudited)(Unaudited)
Cash and other current assets ....................   $ 15,639   $ 11,339   $ 36,626   $ 16,807   $ 32,665   $ 32,665
Power plant and equipment (net) ..................     96,136    220,145    268,725    242,466    269,532    269,532
Reserves and escrow deposits, and other
assets ...........................................     15,477     15,471     40,119     15,320     40,079    190,844
                                                     --------   --------   --------   --------   --------   --------
     Total assets ................................   $127,252   $246,955   $345,470   $274,593   $342,276   $493,041
                                                     ========   ========   ========   ========   ========   ========
Current liabilities ..............................   $ 12,531   $ 18,457   $ 19,667   $ 22,823   $ 13,939   $ 13,939
Long-term debt (including capital
     lease obligation)  less current portion .....    106,343    234,608    427,319    256,145    431,323    576,348


          SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF THE ISSUER

    The following table sets forth summary consolidated financial data of the Issuer as of December 31, 1994, 1995 and 1996 and for the period from inception (July 20, 1994) through December 31, 1994 and the years ended December 31, 1995 and 1996, and as of and for the three months ended March 31, 1996 and 1997. Although the Issuer was formed on March 10, 1997, a subsidiary of the Issuer, formed on July 20, 1994, is considered the Issuer's predecessor. The information presented below, which reflects the operations of the predecessor, has been derived from the Issuer's financial statements. Because the Issuer has been and continues to be in the development stage since formation, it has no operating revenues. The data should be read in conjunction with the Issuer's financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See "Capitalization," "Unaudited Consolidated Pro Forma Financial Data of the Company," "Selected Financial Data of the Issuer" and "Selected Financial Data of the Company." Dollar amounts are presented in thousands.

                                                                      Period From
                                                                    Inception         Year Ended               Three Months Ended
                                                                    through          December 31,                   March 31,
                                                                    December 31,  ---------------------       ---------------------
                                                                      1994         1995          1996          1996           1997
                                                                      -----       -------       -------       -------       -------
STATEMENT OF OPERATIONS DATA                                                                                      (Unaudited)
General and administrative expenses ............................      $ 203       $   444       $ 1,654       $   266       $   555
                                                                      -----       -------       -------       -------       -------
         Net loss ..............................................      $ 203       $   444       $ 1,654       $   266       $   555
                                                                      =====       =======       =======       =======       =======
                                                                               December 31,                         March 31,
                                                                      ---------------------------------       ---------------------
                                                                      1994         1995          1996          1996          1997
                                                                      -----       -------       -------       -------       -------
BALANCE SHEET DATA                                                                                                 (Unaudited)
  Cash .........................................................      $ 101       $     6       $   506       $     6       $     6
  Development costs ............................................        428         1,059         3,292         1,550         6,614
                                                                      -----       -------       -------       -------       -------
         Total assets ..........................................      $ 529       $ 1,065       $ 3,798       $ 1,556       $ 6,620
                                                                      =====       =======       =======       =======       =======
  Advances from Parent..........................................      $ 732       $ 1,712       $ 6,099       $ 2,468       $ 9,476
  Accumulated deficit ..........................................       (203)         (647)       (2,301)         (912)       (2,856)
                                                                      -----       -------       -------       -------       -------
         Total shareholder's equity.............................      $ 529       $ 1,065       $ 3,798       $ 1,556       $ 6,620
                                                                      =====       =======       =======       =======       =======

                Independent Engineers' and Consultants' Reports

     The Independent Engineers' and Consultants' Reports, and the summaries thereof, contained in this Prospectus contain forward-looking statements, including projections, that involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. In providing its conclusions set forth in the Independent Engineers' or Consultants' Reports, each Independent Engineer or Consultant made certain assumptions (which are fully set forth in the text of each report). Although the author of each Report believes that the use of these assumptions in its report is reasonable, assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. Accordingly, the conclusions and projections contained in the Independent Engineers' and Consultants' Reports may not be indicative of future events. Therefore, no representations are made, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than the conclusions presented in the Independent Engineers' or Consultants' Reports or if the assumptions used in formulating the conclusions presented prove to be incorrect, the Issuer's ability to make payments on the Exchange Notes, may be materially and adversely affected. Engineers' and Consultants' Reports not attached as appendices to this Prospectus are exhibits to the Registration Statement of which this Prospectus forms a part. All such reports should be read carefully in conjunction with the summaries thereof in this Prospectus. See "Disclosure Regarding Forward-Looking Statements" and "Risk Factors -- Reliance upon Projections and Underlying Assumptions Contained in Engineers' and Consultants' Reports; Actual Results May Vary From Such Projections."

     All projections of future operations and the economic results thereof included in the engineers' and consultants' reports have been reviewed and accepted by the Issuer on the basis of present knowledge and assumptions that the Issuer believes to be reasonable. Any projections of future operations and economic results thereof contained in the Independent Engineers' and Consultants' Reports have not been prepared in accordance with published guidelines of the Securities and Exchange Commission, the
American Institute of Certified Public Accountants, any   regulatory  or
professional agency or body or generally accepted accounting principles. Deloitte & Touche LLP, the Issuer's and the Company's independent accountants, has neither examined nor compiled the projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto. See "Risk Factors--Reliance upon Projections and Underlying Assumptions Contained in Engineers' and Consultants' Reports; Actual Results May Vary From Such Projections."

Consolidating Financial Analyst's Pro Forma Report

     ICF Resources, Incorporated ("ICF") has prepared a report, dated April 11, 1997, and updated August 7, 1997 (as updated, the "Consolidated Pro Forma Report"), that contains a summary consolidation of the pro forma financial projections (the "Consolidated Pro Forma") for the Luannan Facility, the Rosemary Facility and the Brandywine Facility contained in the Luannan Engineering Report (as defined below), the Rosemary Engineering Report and the Brandywine Pro Forma Report, respectively, each of which is summarized herein. The Consolidated Pro Forma Report is attached hereto as Appendix C and should be read in its entirety by all prospective investors.

     In preparing the Consolidated Pro Forma, ICF relied on the pro forma financial projections (the "Luannan Pro Forma") prepared by Parsons Brinckerhoff Energy Services, Inc. ("Parsons Brinckerhoff"), which are contained in the Luannan Engineering Report, the pro forma financial projections (the "Rosemary Pro Forma") prepared by Burns & McDonnell Engineering Company, Inc. ("Burns & McDonnell"), which are contained in the Rosemary Engineering Report, and the pro forma financial projections (the "Brandywine Pro Forma") prepared by ICF, which are contained in the Brandywine Pro Forma Report.

      Accordingly, the material assumptions of ICF in preparing the Consolidated Pro Forma were that the pro forma financial projections contained in each of the aforementioned reports were reasonable and accurate.

     The Consolidated Pro Forma Report presents the "Company Debt Service Coverage Ratio," which reflects the relationship between the total cash flow available for Company debt service (i.e., cash flow from the Luannan
Facility, the Rosemary Facility and the Brandywine Facility after paying Project-level operating expenses, rent and debt service and debt service on the Series A Bonds (and the Series A-1 Bonds exchanged therefor), making additions to reserves required for Project-level financings and the Series A Bonds, providing distributions to third-party equity interest-holders and providing for certain Company-level items) and Company debt service (i.e., the cash debt service on the Exchange Notes net of releases from the Capitalized Interest Fund).


Consolidated Summary Projected Consolidated Financial Data
(Projections relating to the Luannan Facility are based on an exchange rate of RMB 8.5 = $1.00)


                          1997      1998       1999     2000      2001      2002      2003     2004      2005      2006     2007
                                                                  (in thousands)
Operations Data:
Capacity Revenue:
Rosemary                $25,382   $25,382    $23,568  $23,568   $23,568   $23,568   $23,568  $23,568   $23,568   $18,123  $18,123
  Brandywine             21,932    21,420     37,940   38,759    48,960    49,739    50,358   50,387    50,253    50,543   52,639
                        -------   -------    -------  -------   -------   -------   -------  -------   -------   -------  -------
    Total Capacity       47,314    46,802     61,508   62,327    72,528    73,307    73,926   73,955    73,821    68,666   70,762
    Revenue

Energy & Other Revenue:
  Rosemary                3,850     5,768      7,734   10,010    12,462    13,872    15,692   17,793    20,571    20,283   20,004
  Brandywine             23,495    25,141     26,057   27,092    30,647    33,340    31,954   30,419    33,464    35,545   35,763
  Luannan                     -         -     18,038   46,110    49,040    51,266    53,372   55,230    56,472    58,074   60,060
                        -------   -------    -------  -------   -------   -------   -------  -------   -------   -------  -------
    Total Revenue        74,659    77,712    113,337  145,540   164,677   171,785   174,944  177,397   184,328   182,568  186,590


Cash Available for
Consolidated Debt        39,321    34,139     59,564   79,437    91,382    96,050    96,798   96,733    95,818    90,618   95,132
  Service

Project & PFC Net Debt   34,956    30,593     46,768   45,890    55,441    57,433    58,224   57,645    57,454    51,576   56,811
Service

Cash Available for
Company Debt              5,697       221      9,494   28,856    29,883    33,702    34,849   36,434    37,646    30,550   26,961
  Service

Senior Secured Notes
  Cash Interest Payment   9,323    19,400     19,400   19,400    19,056    18,394    17,334   16,031    14,453    12,759   11,469
  Principal Payment (1)       -         -          -    1,650     4,400     8,000     9,900   12,000    14,500    10,700    9,200
  Less:  Capitalized    (9,323)   (19,400)   (19,400)        -         -         -         -        -         -         -        -
                        -------   -------    -------  -------   -------   -------   -------  -------   -------   -------  -------
Interest Fund Release
   Senior Secured Notes
   Net Debt Service           -         -          -   21,050    23,456    26,394    27,234   28,031    28,953    23,459   20,669

Balance Sheet Data:
 Consolidated Cash and
  Restricted Cash       $81,207   $60,635    $55,795  $68,601   $81,381   $92,120  $101,603 $110,839  $117,544  $130,822 $145,679
 Consolidated Long-     584,812   592,266    590,749  588,305   573,343   551,661   525,814  495,781   460,547   433,032  399,857
  Term Debt (2)

Key Credit Statistics:
  Company Debt Service      (3)       (3)        (3)    1.37x     1.27x     1.28x     1.28x    1.30x     1.30x     1.30x    1.30x
  Coverage Ratio

Notes:

(1) Assumes outstanding balance of Senior Secured Notes is refinanced in 2004 at an equivalent coupon rate and repaid over nine years.
(2) Consolidated long-term debt includes Rosemary Bonds, Brandywine Facility Lease, Series A Bonds and Senior Secured Notes.
(3) Effectively 1.0x Company Debt Service Coverage Ratio since Capitalized Interest Fund Release equals Cash Interest Payment on Senior Secured Notes.


 Luannan Engineering Report

     Parsons    Brinckerhoff    Energy   Services,    Inc.    ("Parsons
 Brinckerhoff") has prepared a report, dated April 11, 1997, and updated August 7, 1997, evaluating the technical, environmental and economic aspects of the Luannan Facility (the "Luannan Engineering Report"). The Luannan Engineering Report is attached hereto as Appendix D and
 should  be  read  in  its  entirety  by   all  prospective  investors.
 Parsons Brinckerhoff has reviewed the engineering, cost, construction schedule, approvals, contracts and financial performance estimates for completion, technological risk, variations from practices typical in the industry and the ability of the Luannan Facility to perform as intended. Certain assumptions made in preparing the Luannan Engineering Report are set forth in Chapter 12 thereof. The material assumptions made by Parsons Brinckerhoff in developing the Luannan Engineering Report are as follows:

 -	Agreements regarding operations at the Luannan Facility will be
	fully enforceable in accordance with their terms and conditions and all parties will comply with the provisions of their respective agreements.

 -	Steam export for industrial and district use is as described in the
	"Feasibility Study on Luannan Thermal Power Plant" by the Design
	Institute.

 -	Environmental protection and control measure recommended by the
	Environmental Impacts Assessment ("EIA") are implemented.

 -	Plant equipment and facilities will be adequately and properly
	maintained and operated through the life of the Luannan Facility.

 -	Quality, quantity and availability of fuel at the Luannan Facility is
	as described in the Luannan Coal Consultant's Report.

 -	Quality, quantity and availability of water is as described in the
	"feasibility Study on Luannan Thermal Power Plant" by the Design
	Institute.

 -	Performance, equipment and delivery guarantees provided by the EPC
	Contractor comply with the peformance and design criteria contained in the scope of work of the EPC Contract.

 -	The transmission system of the North China Power Company will have
	adequate capacity to transmit the power from the Luannan Facility on an uninterruptible basis.

 -	The EPC Contractor will closely monitor and carry out construction of
	the Luannan Facility in accordance with the approved construction schedule.

 -	A force majeure event that would delay construction of the Luannan
	Facility in a timely manner does not occur.

 -	Outstanding approvals and construction permits will be obtained in a
	timely manner and will not delay the construction schedule nor require design changes.

The principal conclusions of Parsons Brinckerhoff include the following:


 - The design of the thermal power plant of the Luannan Facility (the "Plant") is based on current, proven technology and is in conformance with engineering practice and industry standards in the People's Republic of China. Specifically, the proposed Plant will be similar in design to other thermal power plants designed by Hebei Electric Power Design Institute which are presently operating in China.

 - The construction schedule is reasonable and achievable. The Luannan EPC Contractor should be able to meet the agreed construction schedule and pass all performance tests as stipulated within 28 months. This schedule has been found comparable to similar projects in China.

 - The Luannan EPC Contractor is an established and reputable construction company with both international and domestic experience in manufacturing and installing equipment for similar power generation projects. The Luannan EPC Contractor's boiler manufacturing facility performs quality control to ISO standards and has achieved ASME certification. The Luannan EPC Contractor's list of achievements includes 16 coal fired power plants in China plus five international power plant installations completed on a turnkey basis.

 - The budgeted costs of $118.8 million to develop and construct the Luannan Facility are reasonable and represent a realistic and attainable project cost. Most project costs are denominated in U.S. dollars; however, for steam and heat network, land and water use rights, and transmission line, which are denominated in RMB, an exchange rate of RMB 8.30 to $1.00 was used.

 - Based upon the proposed equipment and design criteria, the design lives of the main components of the Plant are sufficient for the intended modes of operation of the Luannan Facility and should meet the expected Plant performance criteria. With proper design, careful, periodic maintenance and operation of the Plant within design parameters, a useful life of 20 years should be easily achievable.

 - Based on the review of the various government approvals, the Joint Ventures have obtained the key approvals required from the various governmental agencies which are required to commence construction of the Plant. They have also identified the necessary permits that will be required in due course during the construction and operation. There is no reason to believe that those licenses and consents not yet received will not be granted.

 - Based on the review of the various business agreements and their amendments, the major contracts, including the Luannan Power Purchase Agreement, the Luannan EPC Contract, the Luannan O&M Contract, the Luannan Transmission Facilities Construction Agreement and the Luannan Coal Supply Agreements, are technically reasonable and are consistent with each other and the assumptions used in the financial analysis.

 - The technical performance requirements, performance testing and obligations of the parties identified in the Luannan EPC Contract are reasonable and achievable. The Luannan EPC Contract has the necessary protective terms and conditions and is comparable to other turnkey projects in the United States. EPC contracts in China are more rigorous than in the U.S. on government approvals, design stages, and guarantee issues and less stringent on environmental issues.

 - This assessment has concluded that, from an environmental point of view, the Plant is feasible and is capable of meeting the relevant emissions and discharge limits required by the applicable Chinese standards if all environmental protection and control measures recommended by the Environmental Impacts Assessment ("EIA") are implemented.

 - The ash handling system uses appropriate environmental protection measures and the ash disposal plan is reasonable and achievable based on the expected quality of the coal and its expected ash content as summarized in the Luannan Coal Consultant's Report. The EIA indicates the effluent quality will comply with the national environmental standard.

 - The operation and maintenance contractor selected for the Luannan Facility is Duke/Fluor Daniel. Duke/Fluor Daniel, a joint venture between Duke Power and Fluor Daniel, has domestic and international experience with coal-fired power plants and has the necessary experience and capability to fulfill the Luannan O&M Contract. The Luannan O&M Contract contains incentives and penalties in the contract price adjustment clause which should provide the Luannan O&M Contractor reasonable initiative toward achieving excellence in Plant operational performance. Requirements for developing operations plans are contained in
      Section 2.10 of the Luannan O&M Contract. The Joint Ventures have review and approval authority for all operations plans developed by the Luannan O&M Contractor.

 - The Luannan Facility can be expected to operate commercially throughout the term of the Luannan Power Purchase Agreement. There is a large number of coal-fired plants currently in operation in the United States that have been in service for well over 30 years.

 - The Plant is capable of meeting the required performance and availability levels while operating in the modes agreed in the Luannan Power Purchase Agreement. The design of the Plant and the net dependable capacity performance guaranteed by the Luannan EPC Contractor of 102 MW insures that the contractual amount in the Luannan Power Purchase Agreement can be met and exceeded during the peak hours. Maximum Plant output of 106 MW will further exceed the stipulated amount. The actual performance and availability of the Plant will depend on the successful operation and maintenance of the facility throughout the Plant's life.

 - The projected dispatch targets for the Plant, as specified by the Luannan Power Purchase Agreement, are achievable and consistent with the design criteria and equipment for the Plant.

 - The projected O&M costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the Luannan Facility. The Joint Ventures and the Luannan O&M Contractor have the responsibility for establishing the full-time manpower requirements of the Luannan Facility.

 - Under the Luannan Power Purchase Agreement, North China Power Company is obligated to purchase electricity for a period of 20 years beginning on the commercial operation date. The useful life of the Luannan Facility will extend beyond this 20-year period.

 - On the basis of the financial analyses presented in Chapter 12 of the Luannan Engineering Report, Parsons Brinckerhoff is of the opinion that, in the base case (as described in Section 12.7 of the Luannan Engineering Report), the projected operating revenues are adequate to pay the projected operating and maintenance expenses, pay the local and federal taxes, provide a minimum of
      2.02 and average of 2.19 annual debt service coverage for the Shareholder Loans during the repayment period of 10 years, and provide equity distributions to Pan-Western throughout the 20-year term of the Luannan Power Purchase Agreement. For the financial analysis and projections an exchange rate assumption of $1.00=RMB 8.50 was used.

 - Five sensitivity cases were developed to test the Luannan Facility's performance under operating assumptions different from the base case. As shown in Section 12.8 of the Luannan Engineering Report, the selected changes did not yield debt coverage ratios significantly different from that in the base case.

 Luannan Coal Consultant's Report

     Marston & Marston, Inc. (the "Luannan Coal Consultant") has prepared a report dated April 11, 1997, and updated August 7, 1997, reviewing the availability of coal and arrangements for the transportation of coal to the Luannan Facility (the "Luannan Coal Consultant's Report"). The Luannan Coal Consultant's Report is attached hereto as Appendix E and should be read in its entirety by all prospective investors. The material assumptions made by Marston & Marston in developing the Luannan Coal Consultant's Report were as follows:

 -	The reserve estimates provided by the Kailuan Coal Mining
	Administration to the Luannan Coal Consultant are reasonably accurate.

 -	The reserve estimates provided by the Tangshan Coal Industry
	Bureau are reasonably accurate.

 -	The coal qualitites specified in the Luannan Coal Supply
	Agreements are reasonably attainable by the mines covered by those agreements.

 -	The coal quantities specified in the Luannan Coal Supply
	Agreements will be available from the mines cited in the Luannan Coal Suppy Agreements, or from alternate coal mines.

 -	The coal mining from the remaining reserves in the Tangshan
	Basin will allow the producers to make a reasonable profit at local market prices.

 -	The local trucking contractors will be available to transport
	the coal to the Luannan Facility at locally competitive prices.


 -	The Luannan County Government, which has an indirect ownership
	interest in the Luannan Facility, will be able to ensure that the Luannan Facility obtains the quantity and quality of coal needed and at locally competitive prices.



 Subject to the information contained and the assumptions made in the Luannan Coal Consultant's Report, the Luannan Coal Consultant offers the following conclusion:

 - Although the Luannan Facility can not be assessed by the usual Western standards because the data to do such an assessment is not readily available, it is reasonable to believe that a coal resource of the appropriate quality is available, at a locally competitive price in sufficient quantity to operate the Luannan Facility successfully, taking into consideration the local environment. The fuel supply strategy, coal supply agreements and the coal transportation agreement are appropriate for the conditions and situation as it exists in China. Given that cost of the fuel supply is a pass-through arrangement in the Luannan Power Purchase Agreement, the risk exposure for the Luannan Facility will be minimal in terms of the delivered fuel price.

                                 RISK FACTORS

      In addition to the other information contained in this Prospectus, before tendering Old Notes for the Exchange Notes offered hereby, holders of Old Notes should consider carefully the following factors as well as the other matters described in this Prospectus. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, and the Exchange Notes will evidence the same debt as the Old Notes which they replace. Accordingly, the following factors may be generally applicable to the Old Notes as well as to the Exchange Notes.

Consequences of Failure to Exchange Old Notes

      Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as described in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances contained in the Registration Rights Agreement, the Issuer does not intend to register the Old Notes under the
Securities Act. Upon consummation of the Exchange Offer, certain rights of holders of Old Notes who are eligible to tender their Old Notes for exchange in the Exchange Offer and fail to do so will terminate. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any,
for  the  Old  Notes  not so tendered could be adversely  affected.   See  "The
Exchange Offer -- Termination of Certain Rights" and "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents -- Old Notes Registration Rights."

Financial Risks

  Substantial Leverage of the Issuer, the Company and Their Subsidiaries

     The Issuer, the Company and their subsidiaries are and will continue to be highly leveraged. As of March 31, 1997, the Company's total consolidated long-term indebtedness (including capital lease obligation) was $431.3 million, its total consolidated assets were $342.3 million and its consolidated shareholder's deficit was $103.0 million. As of such date, on a pro-forma consolidated basis, after giving effect to the issuance of the Old Notes and the application of the proceeds therefrom, the Company's total consolidated long-term indebtedness would have been $576.3 million, its total consolidated assets would have been $493.0 million and its consolidated shareholder's
deficit   would   have   been  $103.0  million.

Risk In Case of Foreclosure on Assets of Underlying Projects of the Company or Equity Interests in Entities That Own or Lease Such Projects



	The  Company's   Project-level indebtedness  related to the Rosemary Facility and the Brandywine  Facility  is collateralized by the assets of the underlying
Projects (including, in the case of the Brandywine Facility, obligations relating to the long-term lease) and  a pledge  of  the  equity  interests in the entities which  own  or  lease  those facilities  (such entities, together with other entities which are directly  or indirectly  owned by PIC and which directly or indirectly  own  a  Project, collectively referred to as "Project
Entities" and individually as  a  "Project Entity"). If a lender were to foreclose on a Project's assets (or, in the  case of  the Brandywine Facility, if the lessor were to terminate the lease),  there can  be  no  assurance that the related Project Entities  would maintain  any interest in the Project or receive any compensation upon a sale of the related assets. In addition, the Series A Bonds are collateralized, among other things, by  the  stock of intermediate entities which, directly or indirectly, own the Project Entities that own the Rosemary Facility and the lessee of the Brandywine Facility. If a lender were to foreclose on its security interest in the equity interests of a Project Entity or one of the intermediate entities, or if a lessor were to terminate a lease, the value of the Company's interest in  the  affected
Project could be effectively eliminated.

Risk of Possible Inability of a Project Entity to Obtain Additional Financing

	In addition to the foreclosure and lease termination risk, high leverage and the lack of unencumbered collateral could adversely affect the ability of a Project Entity, and the Company, to obtain additional financing in the future for working capital, capital expenditures or other purposes. Such adverse consequences could materially and adversely affect the financial performance of the Issuer and its ability to make payments of interest and principal on the Exchange Notes when due and the ability of the Company to make payments under the Exchange Notes Guarantee when due. See "Capitalization," "Unaudited Pro Forma Consolidated Financial Data" and "Description of Other Indebtedness."

  Issuer's Ability to Make Payments on Exchange Notes is Dependent on Financial Performance of, and Distributions From, Luannan Facility (When Constructed), Rosemary Facility and Brandywine Facility

     Neither the Issuer nor the Company has any independent operations. As a result, the ability of the Issuer to make payments on the Exchange Notes and the ability of the Company to make payments under the Exchange Notes Guarantee will depend almost entirely upon the financial performance of the Luannan Facility, when constructed and operational, as well as the financial performance of the two Projects owned or leased by indirect wholly-owned subsidiaries of the Company that are currently in operation, the Rosemary Facility and the Brandywine Facility, and the ability of the intermediate entities that own or lease such Projects to make distributions to the Issuer or the Company, as the case may be. The failure of a Project to perform as expected or the inability of one or more of the intermediate entities to make distributions to the Issuer or the Company, as the case may be, could have a material and adverse effect on the ability of the Issuer to make payments on the Exchange Notes or the ability of the Company to perform under the Exchange Notes Guarantee, respectively. Each of the Projects is subject to a number of financial, operating and regulatory risks that could materially and adversely affect its performance, and the ability of the intermediate entities to make distributions is subject to a number of contractual and legal restrictions. For example, under Chinese law, dividends may be paid by the Joint Ventures only from after-tax income (determined according to Chinese accounting principles) and generally may be paid only on an annual basis unless approval for more frequent distributions is granted. See "--Considerations Relating to the PRC--Substantial Dependence on Debt Service from Joint Ventures; Restrictions on Payment of Dividends by Joint Ventures Under Chinese Law" below.

  Distributions From Rosemary Facility and Brandywine Facility Not Sufficient by Themselves to Make Payments on Exchange Notes Guarantee

     Distributions which the Company may receive with respect to the Rosemary Facility and the Brandywine Facility would not be sufficient by themselves to enable the Company, through payments under the Exchange Notes Guarantee, to provide sufficient funds to satisfy the Issuer's payment obligations under the Exchange Notes. Therefore, unless the Luannan Facility is completed during the time period currently anticipated by the Issuer, the ability of the Issuer to meet its payment obligations under the Exchange Notes would be materially and adversely affected.

  Risk That Issuer May Not Have Sufficient Funds to Make Lump Sum Payment Due April 15, 2004

     A substantial percentage (84.6%) of the original aggregate principal amount of the Exchange Notes will be due and payable on April 15, 2004 in a lump sum. In order to be able to pay such amount when due, the Issuer will have to obtain funds to make such payment from additional borrowings or other sources. There can be no assurance that the Issuer will be able to obtain such funds in amounts sufficient to pay such principal amount when due and on terms and conditions that are satisfactory to the Issuer. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents--Ranking, Maturity, Interest and Principal of the Exchange Notes."

  Risk That Minority Shareholder in Pan-Western May Prevent Sale of Pan-Western Assets, or Payment of Dividends by Pan-Western, in Event of Foreclosure by Exchange Notes Trustee on Pan-Western Shares Controlled by Issuer

     Pursuant to (i) the articles of association of Pan-Western Energy Corporation LLC, a Cayman Islands exempted company ("Pan-Western"), an indirect subsidiary of the Issuer which owns an approximately 88% interest in each of the Joint Ventures, and (ii) a shareholders agreement among Pan-Western and its two shareholders, Pan-Sino Energy Development Company LLC, a Cayman Islands exempted company ("Pan-Sino"), and Chinamac (Singapore) Pte Ltd, a Singapore company ("Chinamac"), which is an affiliate of CMC (as described below), the unanimous consent of both Pan-Sino and Chinamac is required for the taking of various actions by Pan-Western, including any merger, consolidation or dissolution involving Pan-Western, any sale, lease, transfer or other disposition of all or a substantial part of Pan-Western's assets, any amendment to the Pan-Western charter documents, any modification of the transfer restrictions on Pan-Western shares and the declaration of dividends. Pan-Sino is a 95.5%-owned subsidiary of the Issuer which, in turn, owns a 99% interest in Pan-Western. Chinamac owns a 1% interest in Pan-Western. The Issuer has requested that Chinamac agree to waive its rights to require unanimous consent for the taking of any of the foregoing actions in the event of a default under the Issuer Loan. While Chinamac has indicated its preliminary agreement to the Issuer's request, there can be no assurance that Chinamac ultimately will give its consent to waive such rights. In the event that Chinamac does not waive such rights, if the Exchange Notes Trustee were to foreclose on the 99% interest in Pan-Western which is pledged as part of the collateral for Exchange Notes, the Exchange Notes Trustee, or any purchaser of the pledged interest in Pan-Western pursuant to a foreclosure sale, would be unable to take various actions that are subject to unanimous consent rights, including the sale of all or a substantial part of Pan-Western's assets and the payment of dividends, without the consent of Chinamac. See "--Considerations Relating to the PRC-- Risk of Need For Additional Governmental Approvals Regarding Level of Foreign Investment in Luannan Facility" and "Business of the Issuer, the Company,
Panda International and Their Subsidiaries--The Issuer, the Company and Panda International."


  Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes

	The issuance of additional indebtedness by the Issuer, the Company, the Joint
Ventures, the  Rosemary Partnership, PFC or any other subsidiary of the Issuer or the Company would create  additional potential claims against the issuers of such  debt  and the assets which secure such debt, including interests in the
Luannan Facility, the Rosemary Facility and the Brandywine Facility, as the
case may be,  and  could result  in  a reduction in the cash available for distribution by the entities that own interests in such Projects upstream, thus reducing the cash available to  make payments on the Exchange Notes and the cash available to make payments under the Exchange Notes Guarantee. See
"Description of the Exchange Notes, the Exchange  Notes  Guarantee, the Issuer
Loan, the Shareholder Loans and the Collateral Documents--Certain Covenants
--Limitations on Debt," "Description  of Other Indebtedness--The PFC Bonds,"
and "Description of Other Indebtedness--The Rosemary Bonds."

  Effective Subordination of Exchange Notes and Exchange Notes Guarantee to Obligations of Project Entities and Joint Ventures

     The Exchange Notes and the Exchange Notes Guarantee will be the exclusive obligations of the Issuer and the Company, respectively, and not of the Project Entities which own or operate the Rosemary Facility or the Brandywine Facility, the Joint Ventures or any other affiliate of the Issuer. The Project Entities and the Joint Ventures are highly leveraged and their debt agreements restrict their ability to pay dividends, make distributions or otherwise transfer funds, through intermediate entities, to the Company. The restrictions in such agreements generally require that, prior to the payment of dividends, distributions or other transfers, Project Entities and the Joint Ventures provide for the payment of other obligations, including operating expenses, debt service and the funding of reserves.

	The Project Entities and the Joint Ventures are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of the Exchange Notes. Thus, payments on the Exchange Notes are effectively subordinated to the payment of all obligations of the Project Entities and the Joint Ventures. In addition, the Company's right to receive any assets of the Project Entities or the Joint Ventures upon their liquidation or reorganization will be effectively subordinated to the claims of such Project Entities' or Joint Ventures' creditors (including trade creditors and holders of other debt issued by such Project Entity). As of March 31, 1997, the Project Entities had approximately $338.6 million of indebtedness and other liabilities (including payments on the long-term lease for the Brandywine Facility), which is effectively senior to obligations of the Company under the Exchange Notes Guarantee. See "Description of Other Indebtedness--The Rosemary Bonds" and "Description of Other Indebtedness--The Brandywine Financing."

     Similarly, the Company is highly leveraged as a result of the issuance of the Series A Bonds by PFC, which are collateralized in part by all of the issued and outstanding shares of PIC. The PFC Indenture restricts the ability of PIC to pay dividends, make distributions or otherwise transfer funds, through PEC, to the Company. PIC and PFC are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee payment of the Exchange Notes. Thus, payments on the Exchange Notes are also effectively subordinated to the payment of all obligations of PFC. In addition, the Company's right to receive any assets of PIC upon its liquidation or reorganization will be effectively subordinated to the claims of PFC's creditors (including holders of the Series A Bonds). As of March 31, 1997, PFC had approximately $106.6 million of indebtedness and other liabilities, which is effectively senior to the obligations of the Company under the Exchange Notes Guarantee. See "Description of Other Indebtedness--The PFC Bonds."

  Risk of Default on Project-level Debt Resulting in Possible Termination of Distributions From the Applicable Project Entity to the Company

     If a Project Entity fails to generate cash flows sufficient to service its debt, such Project Entity could default on its indebtedness or the payment of its lease obligations or breach a related covenant. If a Project Entity were to default in the payment of any such obligation or in the performance of any such covenant, the obligees thereunder would be permitted to accelerate the maturity
of   such   indebtedness  or  terminate  such  lease,  which  could   terminate
distributions to the Company from such Project Entity and adversely affect the ability of the Company to perform under the Exchange Notes Guarantee. In such circumstances, Holders of the Exchange Notes may be forced to accelerate the maturity of the Exchange Notes to protect their interests at a time when it would not otherwise have been in their interests to do so. Furthermore, such defaults could delay or preclude payments on the Exchange Notes. See "Risk
Factors--Financial   Risks--Substantial  Leverage of the Issuer, the Company and
Their Subsidiaries," "Risk Ractors--Financial Risks--Risk in Case of Foreclosure on Assets of Underlying Projects of the Company or Equity Interests in Equity That Own or Lease Such Projects," "Risk Factors--Financial Risks--Risk of Possible Inability of a Project Entity to Obtain Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

  Risk That Addition of Projects to PIC Project Portfolio May Weaken PIC Project Portfolio Performance and Thereby Reduce Cash Flow From PIC to the Company

     Pursuant to the PIC Additional Projects Contract, additional Projects, if any, developed by Panda International or its affiliates will be transferred to the PIC Project Portfolio if certain conditions are satisfied, and it is likely that additional series of Pooled Project Bonds will be issued under the PFC Indenture to finance debt or equity investments in such Projects, which additional series will rank pari passu with the currently outstanding Series A Bonds. If the Rosemary Facility or the Brandywine Facility (which already have been transferred to the PIC Project Portfolio), or additional Projects, if any, to be transferred to the PIC Project Portfolio in the future do not perform up to expectations, their inclusion in the PIC Project Portfolio could weaken the overall performance of the PIC Project Portfolio and reduce the cash flow available from PIC to the Company, thereby impairing the ability of the Company to perform under the Exchange Notes Guarantee. See "Description of Other Indebtedness--The PFC Bonds."

  Risk That Addition of Projects to the Issuer or the Company Might Weaken the Overall Performance of the Issuer or the Company

     Additional Projects, if any, developed by Panda International or its affiliates which are not eligible for transfer to the PIC Project Portfolio may, at the election of Panda International or its affiliates, be transferred to the Issuer or the Company, provided that, if additional indebtedness is to be issued by the Issuer or the Company with respect to any such additional Project, certain conditions are satisfied. If any such Projects transferred in the future to the Issuer or the Company do not perform up to expectations, their inclusion in the Issuer or the Company, as the case may be, could weaken the overall performance of the Issuer or the Company, thereby adversely affecting the ability of the Issuer to make payments on the Exchange Notes or impairing the ability of the Company to perform under the Exchange Notes Guarantee.

   Risk That Issuer Will Have Insufficient Funds in the Event of Mandatory Offer to Repurchase Exchange Notes Upon a Change of Control

     Upon the occurrence of a Change of Control, if certain minimum debt service coverage ratios are not maintained, the Issuer must offer to purchase all of the Exchange Notes outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Amounts, if any) to the date of purchase. There can be no assurance that the Issuer will have available funds sufficient to fund the purchase of the Exchange Notes upon a Change of Control. For example, the Series A-1 Bonds, issued by Panda Funding Corporation, an indirect subsidiary of the Company, in the aggregate principal amount of $105,525,000, contain similar Change of Control provisions. In the event of an occurrence which triggers the Change of Control provisions in both the Series A-1 and the Exchange Notes, thee is a substantial likelihood that the mandatory offer to repurchase obligations under each series of indebtedness could not be fulfilled simultaneously. In the event a Change of Control occurs at a time when the Issuer does not have available funds sufficient to pay for all of the Exchange Notes delivered by Holders seeking to accept the Issuer's repurchase offer, an event of default would occur under the Indentures. The definition of Change of Control includes an event by which all or substantially all of the assets of the Company, the Issuer or Panda International are sold, leased, exchanged or otherwise transferred. There is little case law interpreting "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, there may be uncertainty as to whether a Change of Control has occurred as a result of any particular sale, lease, exchange or transfer of the assets by the Company, the Issuer or Panda International. Any such uncertainty may adversely affect the enforceability of the Change of Control provisions of the Exchange Notes Indenture. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents--Change of Control."

  Risk That Issuer Will Have Insufficient Funds in the Event of Mandatory Redemption of Exchange Notes

	Upon the occurrence of certain events (including but not limited to a Luannan Expropriation Event, a Luannan Event of Loss, the payment of liquidated damages under the Luannan EPC Contract, a Domestic Project Event which results in Domestic Project Event Proceeds, or a Permitted Project Event that results in Permitted Project Event Proceeds), the outstanding Exchange Notes will be required to be redeemed by the Issuer at a price of 100% of the principal amount thereof, together with accrued and unpaid interest, if any. There can be no assurance that the Issuer will have available funds sufficient to make a mandatory redemption. In such circumstance, an event of default would occur under the Indentures. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents -- Redemption."

Reliance upon Projections and Contained in Engineers' and Consultants' Reports; Actual Results May Vary From Such Projections

     The terms of the Exchange Notes have been structured on the basis of the prospective financial information contained in such reports. For the purpose of preparing the information contained in such reports, of necessity certain assumptions have been made with respect to general business, financial and economic conditions, the prices that will be paid for the electric generating capacity of and the electric energy produced by the Luannan Facility, the Rosemary Facility and the Brandywine Facility, the costs of obtaining fuel for such facilities, the number of hours that the facilities will be dispatched, the cost to complete, and anticipated completion date of, the Luannan Facility, and other matters and contingencies that are not within the control of the Issuer, the Company or their affiliates and the outcomes of which are difficult to predict.

     Projections are inherently inaccurate and actual results are likely to vary from such projections, sometimes materially. Accordingly, the assumptions made and the projections prepared by such engineering and consulting firms are not necessarily indicative of future performance. No representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular set of facts or circumstances. If actual results are less favorable than those projected, or if the assumptions used in formulating the projections contained in such reports prove to be incorrect, the ability of the Issuer to make payments on the Exchange Notes and the ability of the Company to meet its obligations under the Exchange Notes Guarantee could be materially and adversely affected.

    These projections have not been prepared in accordance with published guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants, any regulatory or professional agency or body or generally accepted accounting principles. Deloitte & Touche LLP, the Issuer's independent accountants, has neither examined nor compiled any projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto. After the issuance of the Exchange Notes, no engineer or other consultant will provide the Holders of the Exchange Notes with revised projections or report any difference between the projections and the actual operating results achieved by the Projects.

Project Risks

  Possible Construction Risk Include Shortages of Equipment, Material and Labor; Work Stoppages; Labor Disputes; Weather Interferences; Engineering, Environmental and Geological Problems; Unanticipated Cost Overruns; Difficulties in Obtaining Permits and Licenses; and Construction Delays

     The construction of any Project, including the Luannan Facility, involves many risks, including but not limited to shortages of equipment, material and labor, work stoppages, labor disputes, weather interferences, unforeseen engineering, environmental and geological problems and unanticipated cost overruns. For example, Tangshan City, approximately 45 kilometers from where the Luannan Facility will be located, experienced an earthquake with a force of
7.8 on the Richter scale in July 1976. Any of these events or other unanticipated events could give rise to delays. Difficulties in obtaining any requisite licenses or permits could adversely affect the design or increase the cost of a Project. There is also a risk that construction delays will be caused by events, such as events of force majeure, not covered by liquidated damages or insurance. See "--Financial Risks--Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes", -- Financial Risks--Risk of Default on Project-level Debt Resulting in Possible Termination of Distributions From the Applicable Project Entity to the Company" above.

  Possible Consequences of Construction Risks and Possible Inability of Issuer to Recover Full Damages in Such Circumstances

      None of the Issuer, the Company, Panda International or the Luannan County Government is obligated to provide any additional funding to cover any cost overrun. North China Power Company is not obligated to begin making payments for electric energy deliveries under the Luannan Power Purchase Agreement until the Luannan Facility is considered to be in commercial operation for purposes of such agreement. As a result, there can be no assurance that any cost overrun or delay in achieving commercial operation for purposes of the Luannan Power Purchase Agreement will not have a material adverse effect on the Joint Ventures and, therefore, on the Issuer and its ability to meet its obligations to make payments of principal and interest on the Exchange Notes when due. See "--Considerations Relating to the PRC--Risk of Need for Additional Governmental Aprovals Regarding Level of Foreign Investment in Luannan Facility" below. There can be no asurance that a contractor will have the financial resources to satisfy its obligations under any liquidated damages provisions. For example, there is no assurance that the amount of liquidated damages under the EPC Contract will be sufficient to pay all costs of the Joint Ventures resulting from the event giving rise to such damages (such events being, among other things, certain delays in completion of the Luannan Facility which are not excused by force majeure or if the Luannan Facility fails to meet guaranteed performance levels). See "Description of the Projects--The  Luannan Facility--Engineering, Procurement and
Construction Contract" and  "Description of Principal Documents Relating
to the Luannan Facility--Engineering, Procurement and Construction Contract-- Price and Payment; Security." Further, if North China Power Company fails to complete the Luannan Transmission Facilities in time to receive electric power from the Luannan Facility, North China Power Company is liable to the Joint Ventures for any resulting loss or damage, but any recoveries (to the extent, if any, awarded and collected) might not be sufficient to compensate the
Joint  Ventures  for  all  losses,   including consequential  damages. See
"--Considerations Relating to the PRC--Risk of Need For Additional Governmental Approvals Regarding Level of Foreign Investment in Luannan Facility" below.

  Insurance, Warranties and Performance Guaranties May Be Inadequate to Cover Losses from Start-up Risks

     The commencement of commercial operations of the Luannan Facility or another newly constructed Project involves many risks, including start-up problems, the breakdown or failure of equipment or processes and performance below expected levels of output or efficiency. Generally, insurance is maintained to protect against certain of these risks, warranties are obtained relating to the construction of a Project and the equipment associated therewith, and construction contractors and equipment suppliers are obligated to meet certain performance levels. Such insurance, warranties or performance guaranties, however, may not be adequate to cover lost revenues or increased expenses. As a result, a Project may be unable to fund principal and interest payments under its financing obligations. A default under such a financing obligation could result in the Issuer or the Company losing its indirect ownership interest in a Project. In addition, power purchase agreements, which are typically entered into with a utility early in the development phase of a Project, often enable the utility to terminate such agreement, or to retain security posted by the developer as liquidated damages, if a Project fails to commence commercial operations, to attain certain operating levels by specified dates or to make certain specified payments. If such a termination right is exercised, a Project may not produce revenues, the default provisions in a financing agreement would likely be triggered (rendering the Project-level debt immediately due and payable) and the Project would likely be rendered insolvent as a result. See "--Financial Risks--Default on Project-Level Debt; Enforcement of Rights" above.

  Operating Risks Include Possible Breakdown of Equipment, Transmission Lines, Pipelines or Other Equipment; Possible Inability to Obtain Adequate Fuel Supplies; Possible Performance Below Expected Levels of Output; Possible
  Lack of Supplies; Possible Operation Error; Possible Catastrophic Events; and Possible Non-Compliance With Government Authorities


     The operation of power generation facilities involves many risks, including the breakdown or failure of power generation equipment, transmission lines, pipelines or other equipment or processes, the inability to obtain adequate fuel supplies and performance below expected levels of output or efficiency (whether due to misuse, unexpected degradation or design or manufacturing defects), failure to keep on hand adequate supplies of spare parts, operation error, labor disputes, catastrophic events such as fires, floods, earthquakes and other similar events and the need to comply with the directions of the relevant government authority or utility. Although the Rosemary Facility, the Brandywine Facility and the Luannan Facility contain or will contain certain redundancies and back-up mechanisms, there can be no assurance that any such breakdown or failure would not prevent the affected facility from performing under applicable power and steam purchase agreements. The Rosemary Power Purchase Agreement and the Brandywine Power Purchase Agreement provide for a reduction in capacity payments in the event of an outage or unavailability. North China Power Company will only be required to pay for electric energy actually generated by the Luannan Facility and has no obligation to pay for capacity or any electric energy not generated by the Luannan Facility even if due to an event of force majeure declared by either party under the Luannan Power Purchase Agreement or to increase subsequent purchases from the Luannan Facility once an event of force majeure no longer exists in order to make up for electricity not purchased during the continuation of such event of force majeure. Moreover, during peak hours, the Luannan Facility may be subject to penalties if certain minimum generation requirements are not met. See "Description of Principal Documents Relating to the Luannan Facility--Power Purchase Agreement." The occurrence or continuance of any of the events described above could increase the cost of operating the Rosemary Facility, the Brandywine Facility or the Luannan Facility, reduce the payments due from the purchaser under the relevant power purchase agreement or otherwise adversely affect the financial condition of any of such Projects.

  Insurance and Warranties May Not Cover All Losses From Operating Risks

     Although insurance is maintained to protect against certain of the operating risks, the proceeds of such insurance may not be adequate to cover lost revenues or increased expenses and, as a result, the Project Entities owning or operating such Project might be unable to service the Project-level obligations. A default under such Project-level obligations by the Project Entities could result in the Company losing its indirect ownership or leasehold interest in such Project. See "--Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes--Risk of Default on Project-Level Debt Resulting in Possible Termination of Distributions From the Applicable Project Entity to the Company; Enforcement of Rights" above. In the event of a major casualty or loss involving a Project, casualty insurance proceeds, to the extent not applied to repair such Project, would be applied first to satisfy Project-level obligations, and it is unlikely (unless such Project-level obligations are less than the maximum insurance proceeds payable) that any such insurance proceeds would be available for mandatory redemption of the Exchange Notes. Furthermore, there can be no assurance that any affected Project would continue to operate at its design specifications after the expiration of the contractors' and equipment suppliers' warranties.


     The Luannan Facility does not have an operating history. The Joint Ventures and the Brandywine Partnership have, respectively, obtained warranties in limited amounts and for limited periods relating to the Luannan Facility and its major equipment from the Luannan EPC Contractor and suppliers of such equipment and relating to the Brandywine Facility and its major equipment from Raytheon and suppliers of such equipment. However, there can be no assurance that any of such warranties will be sufficient or effective under all circumstances or that the issuer of the warranty will have adequate capital resources to meet its warranty obligations. In addition, the warranties generally are limited to an obligation to repair or replace defective equipment and do not cover revenues lost while the equipment is out of service.

  Dispatchability Risk-Power Purchasers Have Substantial Leeway as to What Extent the Projects May be Dispatched

     The power purchase agreements for the Projects may provide substantial leeway to the power purchaser in determining when, and to what extent, a facility is dispatched. For example, the Rosemary Power Purchase Agreement provides VEPCO the contractual right to schedule the Rosemary Facility for dispatch on a daily basis at full capacity, partial capacity or off-line. The Rosemary Facility has been used by VEPCO primarily as a peaking plant and, as a result, the number of hours for which the facility has been dispatched and the quantity of electricity produced by the facility have fluctuated throughout the facility's operating history. Similarly, the Brandywine Power Purchase Agreement permits PEPCO to dispatch at its sole discretion a substantial portion of the Brandywine Facility's capacity. While availability-based capacity payments and other fixed payments under the power purchase agreements relating to the Rosemary Facility and the Brandywine Facility are unaffected by levels of dispatch, revenues would be adversely affected (due to a reduction in energy payments thereunder) if these facilities were dispatched at levels materially below the recent operating experience, in the case of the Rosemary Facility, or the anticipated level, in the case of the Brandywine Facility. See "Description of the Projects--The Rosemary Facility--Sale of Capacity and Electricity" and "Description of the Projects--The Brandywine Facility--Sale of Capacity, Electricity and Steam."

     Under the Luannan Power Purchase Agreement, North China Power Company is required to purchase and take all net electrical output delivered by the Luannan Facility during specified peak hours without any dispatch limitations. The levels of dispatch during other hours (and thus the revenues that the Luannan Facility will receive for electric energy generated during such hours) are specified in the Luannan Power Purchase Agreement and the related technical details (i.e., ramp rates, seasonal adjustments, etc.) will be set forth in an Interconnection Dispatch Agreement to be negotiated with the Tangshan Power Supply Bureau of North China Power Company shortly prior to the commercial operation date under the Luannan Power Purchase Agreement. Those negotiations may result in changes to the dispatch rights under the Luannan Power Purchase Agreement, and the levels of dispatch that were assumed in connection with the preparation of the Luannan Engineering Report. There can be no assurance that the Interconnection Dispatch Agreement as finally negotiated will not change the provisions of the Luannan Power Purchase Agreement, including dispatch rights and penalties relating thereto. See "Summary--Independent Engineers' and Consultants' Reports--Luannan Engineering Report," "Description of the Projects- -The Luannan Facility--Sales of Power" and "Description of Principal Documents Relating to the Luannan Facility--Power Purchase Agreement" and Appendix D hereto.

  Rosemary Facility and Brandywine Facility; Dependence on Fixed Capacity Payments and Risk of Reduction Thereof

     The  Rosemary  Facility  and  the Brandywine  Facility  are  dependent  on capacity payments due from VEPCO and PEPCO, respectively, under their respective power purchase agreements to meet their fixed obligations. In the case of the Rosemary Facility, capacity payments are payable by VEPCO whether or not the facility is dispatched, provided that the facility satisfies certain seasonal capacity tests which may be required by VEPCO in its sole discretion and meets certain minimum availability standards. If these minimum availability standards are not met, then capacity payments otherwise due to the Rosemary Partnership are subject to rebate or reduction and, in certain circumstances, the Rosemary Partnership may be required to pay liquidated damages to VEPCO. See "Description of the Projects--The Rosemary Facility--Sale of Capacity and Electricity." In the case of the Brandywine Facility, capacity payments are payable by PEPCO whether or not the facility is dispatched, provided that the capacity payments will be reduced if the facility cannot maintain 88% equivalent availability and may be reduced starting in 2006 depending on when and whether PEPCO's system peak load exceeds 5,697 MW during 1997, 1998 or 1999. See "Description of the Projects--The Brandywine Facility--Sale of Capacity, Electricity and Steam."

  Luannan Facilty: Lack of Fixed Capacity Payments and Risk Therefrom
</R
     Unlike the Rosemary Power Purchase Agreement and the Brandywine Power Purchase Agreement, the Luannan Power Purchase Agreement does not require North China Power Company to make any fixed capacity payments. Instead, the Luannan Power Purchase Agreement provides that North China Power Company shall purchase all electricity generated by the Luannan Facility and delivered at specified levels during specified periods. If, after taking into account permitted outages, the Luannan Facility does not deliver a specified minimum quantity of electric energy during peak hours, certain of the Joint Ventures will have to compensate North China Power Company and, in certain events, after the expiration of applicable cure periods, North China Power Company may terminate the Luannan Power Purchase Agreement. See "Description of the Projects--The Luannan Facility--Sales of Power" and "Description of Principal Documents Relating to the Luannan Facility--Power Purchase Agreement."



  Risk That Fuel Compensation Components of Electric Energy Prices Paid Under Brandywine and Rosemary Power Purchase Agreements May Differ From Actual Costs For Such Fuel

     Payments related to electric energy purchases by VEPCO and PEPCO under the Rosemary Power Purchase Agreement and the Brandywine Power Purchase Agreement, respectively, generally adjust upon the same or substantially equivalent fuel indices or pricing mechanisms that govern adjustments to the base commodity charges for natural gas under, respectively, the Rosemary Gas Supply Agreement and the Brandywine Gas Agreement. Nevertheless, the Rosemary Facility and the Brandywine Facility are subject to the risk that the fuel compensation components of electric energy prices paid under their respective power purchase agreements and their respective actual fuel costs may differ. Accordingly, increases in fuel supply costs which are not matched by increases in electric energy prices could have an adverse effect on the performance of these two Projects. See "Description of the Projects--The Rosemary Facility--Sale of Capacity and Electricity" and "--Gas Supply and Fuel Management" and "--The Brandywine Facility--Sale of Capacity, Electricity and Steam" and "--Gas Supply and Fuel Management."

  Risk That Electricity Prices in Luannan Power Purchase Agreement Will Not Reflect Actual Costs of Coal

     The Luannan Facility will obtain the coal required for its operation from the Luannan Coal Suppliers. The price paid by the Joint Ventures for such coal will be determined periodically on the basis of market prices, which are currently subject to partial government control and supervision. While the Luannan Power Purchase Agreement provides for electricity prices based on the recovery of the Joint Ventures' cost of obtaining coal, changing conditions in the coal market could result in a substantial increase in the price the Joint Ventures are required to pay for such coal. There can be no assurance that the electricity tariffs will fully reflect any such increased coal prices. The Coal Supply Agreement with Kailuan Coal does not contain any provision governing the resolution of a dispute between the parties with respect to the price of coal. See "Description of the Projects--The Luannan Facility--Coal Supply" and "Description of Principal Documents Relating to the Luannan Facility--Coal Supply Agreements."

  Regulatory Disallowance Provision in Rosemary Power Purchase Agreement Requires Rosemary Facility to Repay Any Charges Disallowed by Certain Regulatory Authorities

     The Rosemary Power Purchase Agreement contains a clause known as a "regulatory disallowance" provision, which requires the Rosemary Facility to repay to VEPCO or reduce any capacity charges in excess of $5.62 per kilowatt per month (as adjusted by the Gross National Product Implicit Price Deflator ("GNPIPD") from 1987 dollars) that are disallowed by any regulatory authority from recovery by VEPCO in its rate base (except where such disallowance is due to VEPCO's failure to seek recovery or comply with procedural requirements governing recovery of such costs). VEPCO cannot initiate such a disallowance and must appeal such a disallowance, if practicable. If a disallowance occurs, the cash flow of the Rosemary Partnership could be materially and adversely affected and, consequently, the Company's ability to meet its obligations under the Exchange Notes Guarantee could be materially and adversely affected. See "Description of the Projects--The Rosemary Facility--Sale of Capacity and Electricity." See also Appendix B, "The Electric Power Industry in the United States and United States Regulation."

  Interruptible Natural Gas Supplies for Rosemary and Brandywine Facility May Create Risk of Unavailability for Dispatch

     The  Rosemary  Partnership has contracted for  most  of  its  natural  gas supplies and transportation services on an interruptible basis because the Rosemary Partnership has assumed that the Rosemary Facility will be dispatched by VEPCO as a peaking plant, with the bulk of the facility's dispatch hours occurring during the summer months when operational experience suggests that gas typically will be available for purchase. The Brandywine Partnership has similarly contracted for approximately one-half of its natural gas supply and transportation on an interruptible basis. Interruptible gas supply and transportation arrangements are subject to interruption or curtailment during periods of peak demand for gas. If a power purchaser were to significantly increase its dispatch of a facility, unless the facility were to arrange for additional firm supply and transportation of natural gas or were to use alternate fuel, the risk of potential curtailment in natural gas supply and transportation, and thus that a facility would be unavailable for dispatch, would be increased. See "--Dispatchability Risk--Power Purchasers Have Substantial Leeway as to What Extent the Projects May be Dispatched" above, "Description of the Projects--The Rosemary Facility--Gas Supply and Fuel Management" and "--Gas Transportation," "--The Brandywine Facility--Gas Supply and Fuel Management" and "--Gas Transportation."

	Furthermore, future changes in market conditions or governmental policy could adversely affect the ability of a facility to obtain economical fuel oil supply (as a substitute for natural gas) when needed and, consequently, adversely affect the availability of the facility for dispatch. See
"--Project Risks--Dispatchability Risk--Power Purchasers Have Substantial
Leeway as to What Extent the Projects May be Dispatched" above, "Description of the Projects--The Rosemary Facility--Fuel Oil" and "--The Brandywine Facility--Fuel Oil."

  Risk That Rosemary Partnership's Natural Gas Pipeline May Be Required to be Relocated

     The Rosemary Partnership owns a 10.26 mile pipeline which is located under, over and upon properties owned by private and governmental landowners pursuant to easements and encroachment agreements. Several of the easements and encroachment agreements contain provisions allowing the underlying interest owner to cause the pipeline to be removed from its current location. Most of such easements and encroachment agreements require the underlying interest owner to provide an alternate location for the pipeline, and in some cases the underlying interest owner must share the cost of relocating the pipeline. However, two such easements allow the underlying interest owner to cause the pipeline to be removed, but do not require such owner to provide an alternate location or share the cost of relocating the pipeline. There can be no assurance that the Rosemary Partnership could relocate the pipeline, if required to do so, without incurring significant expenses or, if the pipeline could not be relocated, that the Rosemary Partnership could make arrangements for the delivery of a supply of fuel which would be adequate to assure the availability of the Rosemary Facility for dispatch by VEPCO. See "Description of the Projects--The Rosemary Facility--Rosemary Pipeline."

  Risk That Certain Rosemary Fuel Supply Agreements May Not Be Extended

     The Rosemary Gas Supply Agreement and the Rosemary Fuel Management Agreement expire on November 30, 2005. The firm transportation contracts the Rosemary Partnership has entered into with Transcontinental Gas Pipe Line Corporation ("Transco"), Texas Gas Transmission Corporation ("Texas Gas") and CNG Transmission Corporation ("CNG") expire on November 1, 2006. Certain other contracts providing for interruptible transmission services for the Rosemary Facility are on a month-to-month basis. There can be no assurance that the terms of any of such contracts can be extended or, if they expire, that the Rosemary Partnership will be able to enter into replacement contracts or fuel transportation arrangements on terms no less favorable to the Rosemary Partnership than those contained in the current agreements. The failure to extend such terms or to enter into replacement contracts or fuel transportation arrangements is an event of default under the Rosemary Indenture. See
"Description of the Projects--The Rosemary Facility--Gas Supply and Fuel Management," "--The Rosemary Facility--Gas Transportation" and "Description of Other Indebtedness--The Rosemary Financing."

   Risk That PRC Natural Energy Policies May Require Termination of Certain Luannan Coal Supply Agreements

     The Luannan Coal Supply Agreement among two of the Joint Ventures and Kailuan Coal, which is expected to supply up to 300,000 metric tons per year of the projected 450,000 metric ton annual coal demand of the Luannan Facility, provides that Kailuan Coal may terminate the agreement if the national energy policies of the PRC change such that the rules governing the allocation of coal restrict its ability to make sales of coal under terms and conditions similar to those set forth in such agreement. While the Luannan Facility is located in a region of the PRC that has numerous coal mines, in the event that the Luannan Coal Supply Agreement with Kailuan Coal is terminated under such circumstances, there can be no assurance that the Joint Ventures would be able to enter into one or more replacement agreements on satisfactory terms. Moreover, there can be no assurance that electricity tariffs will always be able to fully reflect any increased prices for coal.

  Dependence on Third Parties and Concentration of Customers and Risk of Breach or Suspension of Payment Obligations by Such Third Parties or Customers

     The nature of the Projects is such that each facility generally relies on one power purchase agreement with a single electric utility customer for substantially all, if not all, of such facility's revenues over the life of the Project. Furthermore, each power generation facility may depend on a single or limited number of entities to purchase thermal energy, to supply or transport natural gas or coal to such facility or to supply other goods and services which constitute the principal inputs to such facility's operations. Any material breach by any of these parties of its obligations under its respective agreement with a facility, or any event or circumstance that reduces or suspends the payment obligation of the other party to an agreement or affects such party's ability or willingness to meet its obligations, could adversely affect the Issuer's ability to make payments of interest and principal on the Exchange Notes when due or the Company's ability to meet its obligations under the Exchange Notes Guarantee, as the case may be. The other parties to each Project agreement have the right to terminate or withhold payments or performance under such agreements upon the occurrence of certain events of default specified therein, which include the failure of any Project Entity that is a party to such agreement to materially perform its obligations thereunder. Additionally, if a party to a Project agreement were to undergo bankruptcy, the trustee in the bankruptcy proceeding could disaffirm such agreement. If a Project agreement were terminated due to nonperformance by a Project Entity, disaffirmation in a bankruptcy proceeding or for any other reason, there can be no assurance that the Project Entity would be able to enter into a substitute agreement having terms and conditions substantially equivalent to those contained in such terminated agreement.

     In the case of the Luannan Facility, the primary source of revenues will be payments for electricity by North China Power Company under the Luannan Power Purchase Agreement and by the local industrial and commercial customers under the contracts to supply steam and hot water (collectively, the "Luannan Heat Supply Contracts"). In addition, one of the Joint Ventures will receive revenues from the sale of heat, steam and hot water from the other Joint Ventures, and another Joint Venture will receive revenues from the sale of heat, steam and hot water, principal and interest payments paid by North China Power Company on funds lent to it for construction of the Luannan Transmission Facilities, and, as currently contemplated by the Joint Ventures, land rental usage fees from the other Joint Ventures. Accordingly, the Joint Ventures' operations and their ability to pay interest and principal on the Shareholder Loans and to have sufficient earnings to pay dividends could be adversely affected by any occurrence or circumstance that reduces or suspends payment obligations of North China Power Company under the Luannan Transmission Facilities Loan or the Luannan Power Purchase Agreement or interrupts purchases of steam and hot water under the Luannan Heat Supply Contracts and certain other contracts relating to the sale of heat and steam among the Joint Ventures including one or more of the events described under "Operating Risks Include Possible Breakdown of Equipment, Transmission Lines, Pipelines or Other Equipment; Possible Inability to Obtain Adequate Fuel Supplies; Possible Performance Below Expected Levels of Output; Possible Lack of Supplies; Possible Operation Error; Possible Catastrophic Events; and Possible Non-Compliance With Government Authorities" above, or otherwise affects such purchasers' ability or willingness to meet their obligations under the Luannan Power Purchase Agreement and the Luannan Heat Supply Contracts, respectively. In addition, a breach by North China Power Company or such steam or hot water purchasers of their obligations under the Luannan Power Purchase Agreement or the Luannan Heat Supply Contracts, could also adversely affect the Joint Ventures' ability to pay the Shareholder Loans and have sufficient earnings to pay dividends. North China Power Company's or such steam or hot water purchasers' ability to meet their obligations under the Luannan Power Purchase Agreement or the Luannan Heat Supply Contracts, respectively, will be dependent on their financial condition generally.

Considerations Relating to the PRC

  Political and Economic Uncertainties in the PRC; Risk of Expropriation

     The Luannan Facility is located in the People's Republic of China and is subject to significant political, economic and social uncertainties. The economy of the PRC has historically been a planned economy subject to five-year and annual plans adopted by Central Government authorities. The PRC government has implemented various policies from time to time to restrain the rate of economic growth, control inflation and otherwise regulate economic expansion. There can be no assurance that the PRC government will continue to pursue a policy of economic reform, especially in the event of a change in leadership or unforeseen circumstances causing social or political disruption. Further austerity measures and credit restrictions or social or political disruptions may adversely affect the business and prospects of the Joint Ventures and their ability to perform their respective contractual obligations, including the ability of the Joint Ventures to make payments of principal and interest on the Shareholder Loans and their ability to pay dividends. Impairment of the Joint Ventures' ability to make payments on the Shareholder Loans or to distribute dividends could materially and adversely affect the ability of the Issuer to meets its obligations to pay interest and principal on the Exchange Notes when due.

     In recent years, the PRC economy has experienced periods of rapid economic expansion. This growth has also been accompanied by rising inflation, which reached an annual rate of 21.7% in 1994. The PRC government has implemented policies from time to time to restrain the rate of such economic growth and control inflation in order to achieve coordinated economic development. In July 1993, the Central Government began implementation of a number of austerity measures to control economic growth and curb inflation, including increasing interest rates on bank loans and deposits and postponing certain planned price reforms. There can be no assurance that such austerity measures will continue or that, if continued, they will not result in future severe dislocations in the PRC economy. Although certain components of the power rate calculation are required to be adjusted annually, subject to the approval of the Pricing Approval Authority (as hereinafter defined), to reflect local inflation in order to mitigate the Luannan Facility's exposure to inflation risks, during periods of high inflation governmental authorities could seek to restrain price increases. High inflation thus could inhibit governmental approval of increases in power rates.

     The Luannan Facility is also exposed to political considerations in respect of its majority ownership by foreign investment enterprises of an important resource in the economy of the region. For instance, the Equity Joint Venture Law of the PRC, provides that under certain circumstances involving a national emergency, in order to meet public interest requirements, the PRC government may expropriate a joint venture enterprise in accordance with legal procedures, but appropriate compensation must be paid. There can be no assurance that adequate compensation would be paid in such circumstances.

  Possible Inability to Convert Currency Due to Governmental Control of Currency Conversion

     Each Joint Venture will receive all its revenues, and expects to pay the major portion of its operating costs, in Renminbi ("RMB"). The Joint Ventures, however, must convert a significant portion of their revenues into U.S. dollars for the payment of amounts due under the Shareholder Loans, off-shore expenses (if any), and distributions to Pan-Western. Recent foreign exchange regulations of the PRC, which took effect on July 1, 1996, allow foreign investment enterprises ("FIEs") (such as the Joint Ventures) to obtain their foreign exchange directly from authorized banks and financial institutions which have been given access by the People's Bank of China (the "PBOC") to the national interbank foreign exchange market, the China Foreign Exchange Trading Center ("CFETC"). FIEs may also continue to obtain foreign exchange from official foreign exchange adjustment centers ("Swap Centers") under the new regulations. Under the new foreign exchange regulations, any remittance of foreign currency funds for repayments of principal and interest on external borrowings of PEIs is subject to verification by the State Administration of Foreign Exchange of the PRC (the "SAFE"). No assurance can be given that an adequate amount of foreign currency will be available in the Swap Centers or the CFETC at all times in future periods or that SAFE will verify such repayments in a timely manner. In the event of shortages of foreign currencies, the Joint Ventures may be unable to convert sufficient Renminbi into foreign currencies to enable them to make sufficient U.S. dollar-denominated payments and dividend distributions to enable Pan-Western to meet its payment obligations with respect to the Issuer Note (as defined below). The Joint Ventures are considering the possibility of a hedging program to protect against exchange rate fluctuations; however, because the applicable market currently is thinly traded, the Isssuer and the Company are uncertain as to whether such a program is currently feasible. See "Business of the Issuer, The Company, Panda International and Their Subsidiaries--The Joint Ventures" and "Foreign Exchange System in the PRC and Exchange Rate Information."

  Risk That Exchange Rate Fluctuations May Cause an Inability to Satisfy Shareholder Loan and Issuer Note Obligations

     There can be no assurance that the relevant government agency will approve any adjustments to the power rate calculation in the Luannan Power Purchase Agreement, and as a result significant exchange rate fluctuations during the period between adjustments may adversely affect the Joint Ventures' ability to make U.S. dollar payments to Pan-Western with respect to interest and principal on the Shareholder Loans and dividend distributions in an aggregate amount sufficient to enable Pan-Western to meet its payment obligations with respect to the Issuer Note. There can be no assurance that North China Power Company will be able to obtain required approvals to repay the Luannan Transmission Facilities Loan in U.S. dollars. If such approvals are not obtained, the parties have agreed to permit North China Power Company to borrow and repay the Luannan Transmission Facilities Loan in Renminbi; however, there can be no assurance that any such repayment will be satisfactorily negotiated. Thus, the Joint Ventures may bear all or a portion of the currency exchange risk on the Luannan Transmission Facilities Loan.

     There was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the official exchange rate with a new managed floating rate foreign exchange system. Since then, the Renminbi has from time to time appreciated against the U.S. dollar. A devaluation of the Renminbi against the U.S. dollar after the commercial operation date for the Luannan Facility may adversely affect the ability of the Joint Ventures to make payments to Pan-Western sufficient for Pan-Western to satisfy its obligations with respect to the Issuer Note, as more revenues would be needed by the Joint Ventures to meet their payment obligations under the Shareholder Loan Agreements and pay dividends and the Joint Ventures may not be able to increase power rates sufficiently to offset such effects. See also "--Considerations Relating to the PRC--Risk Regarding Changes to PRC and Local Laws, Policies and Regulatory Authorities" below.

  Risk of Need For Additional Governmental Approvals Regarding Level of Foreign Investment in Luannan Facility.

     The Joint Ventures have been formed to undertake separate aspects of the Luannan Facility. Under PRC law and regulations, the development of a power plant and the formation of a Sino-foreign joint venture require approvals of certain governmental authorities in the province in which the power plant and the joint venture are located and, if the total investment (including equity contributions to the joint venture and expected borrowings of the joint venture) exceeds certain thresholds (denominated in U.S. dollars), the approval of certain Central Government authorities is required. Such thresholds vary by province, municipality and special economic zone. In the case of Hebei
Province, where the Joint Ventures are located, provincial governmental authorities have authority to approve the development of a power plant and the establishment of any Sino-foreign joint venture entity the total investment in which does not exceed $30.0 million, pursuant to a guideline issued by the Central Government in 1988. HPPC and Hebei COFTEC, the provincial approval authorities for the development of power plants and the establishment of Sino-foreign joint ventures, respectively, have advised that the approval of the formation of the Joint Ventures is within their respective approval authority limits because the total investment (including equity contributions and borrowings) of each Joint Venture is less than $30.0 million. As a result of this $30.0 million approval limitation, a cost overrun might result in a requirement for one or more of the Joint Ventures to seek additional governmental approvals, including possibly Central Governmental approvals. There is no assurance that any such additional approvals, if required, could be obtained.

     Chinese law governing the appropriate approval levels for foreign investment in power plants is not fully developed and there can be no assurance that Central Government authorities will agree with the foregoing position concerning the appropriate approval authority for the formation of the Joint Ventures and the Luannan Facility. Recently, the Central Government has reiterated its policy against dividing large projects into several small projects in order to keep within provincial approval limits. There can be no assurance that the Central Government authorities will not characterize the Luannan Facility as one project requiring Central Government approval. Projects and joint ventures using foreign investment not approved in accordance with the limits of authority set forth by the Central Government are null and void. Any approvals or licenses issued in reliance on a project or joint venture approval which is null and void (as well as any contracts signed by such a joint venture) would not be legally effective, and approvals or licenses to be obtained in the future with respect to such a project or joint venture would not be processed. Furthermore, although authority for specific approvals generally is vested in particular government organizations, as discussed above, the approval process typically involves consultation with all relevant government organizations, whose opinions are solicited before an approval is issued. Therefore, additional government departments or their provincial counterparts may also have opportunities to intervene in the approval process.

   Risk of Not Obtaining Government Approvals for Full Construction Activity of the Luannan Facility in a Yimely Manner

     Additional governmental approvals will be required to commence full construction activity upon the giving of notice to proceed, during the course of construction and upon the commencement of operation of the Luannan Facility. There can be no assurances that such approvals will be obtained in a timely manner. Potential delay or inability to complete construction of the Luannan Facility and operate the Luannan Facility when constructed could adversely and materially affect the ability of the Issuer to meet required payments of principal and interest on the Exchange Notes.

     Each of the Joint Ventures holds a recently obtained permanent business license from issued by the SAIC. Nonetheless, Cai, Zhang & Lan have advised the Issuer that certain capital contributions required to be made to the Joint Ventures under PRC administrative regulations were not made in a timely manner and, as a result, the SAIC has administrative discretion to revoke the Joint Ventures' business licenses. There can be no assurances that such revocation would not occur.

  Risk That Joint Venture Guarantees May Require Central Government Approval

     Each  of  the Joint Ventures has guaranteed the obligations of  the  other
Joint Ventures with respect to their Shareholder Loans pursuant to the Joint Venture Guarantees. The inapplicability of a regulation of a central governmental authority requiring approval of certain guarantees of off-shore financings is not free from doubt. If this regulation were deemed applicable, the enforceability of the Joint Venture Guarantees would be subject to question unless such approval was obtained. The Joint Venture Guarantees are payable in Renminbi. See "Considerations Relating to the PRC--Possible Inability to Convert Foreign Currency Due to Governmental Control of Currency Conversion."

  Risk Regarding Changes to PRC and Local Laws, Policies and Regulatory Authorities

     In an attempt to separate the regulatory and commercial functions of the electric power industry, the PRC State Council formally approved the establishment of the State Power Corporation of China ("SP") in January 1997. It has been reported that the MOEP itself will also be dissolved and its regulatory function will be transferred to the China Electricity Council, the SPC and the State Economic and Trade Commission. There can be no assurance as to what impact this reform will have on the Luannan Facility.

     As the PRC legal system continues to develop, changes to existing laws, regulations and policies (or in the application thereof), the adoption of new laws and the pre-emption of local regulations by national laws may adversely affect the Joint Ventures. Although the PRC government has introduced new laws and regulations since January 1, 1994 to modernize its securities, tax and secured lending systems, China does not yet possess a comprehensive body of business law. Furthermore, experience in the enforcement of contractual rights by foreign parties through legal or arbitration proceedings in China is developing. The Joint Ventures' activities in China are by law subject, in certain cases, to administrative review and approval by various national and local agencies of the PRC government. The Luannan Project Documents (including the mechanism in a pricing document (the "Pricing Document" which is separate from, but incorporated by reference in, the Luannan Power Purchase Agreement) for setting the power sales tariff from time to time), are as yet untested in the PRC legal system. There can be no assurance that any necessary administrative approvals will be forthcoming when necessary or desirable.

 	In addition, while power rates for power utilized within a specific region and produced by power plants not owned by MOEP currently are set on the basis of discussions between the power plants and the relevant provincial price bureau (the "Pricing Approval Authority"), there can be no assurance that the Hebei Provincial Price Bureau wil not revoke the authority of the Pricing
Approval Authority if it is necessary for the consistency of the state's electric tariff policy.

  Risk That Future Price Applications to the Pricing Approval Authority May Not Be Approved

     Certain components of the power rate calculation in the Luannan Power Purchase Agreement are subject to annual adjustment to reflect local and U.S. inflation and foreign exchange rate fluctuations. The electricity price to be paid under the Luannan Power Purchase Agreement is provided in the Pricing Document, which, except for the pricing formula, has been approved by the Pricing Approval Authority. The formula provided in the Pricing Document sets forth the basis for future pricing adjustments and has been acknowledged by the Pricing Approval Authority. However, such an acknowledgment does not constitute a guarantee or promise by the Pricing Approval Authority to approve a price application calculated in accordance with the formula, and there can be no assurance that future price applications by any Joint Venture will be so approved.

Neither the Issuer nor the Joint Ventures have any experience in applying for electricity prices determined in accordance with the pricing formula incorporated in the Pricing Document. Use of such a pricing formula to establish electricity prices is a recent development in the Chinese power industry. There can be no assurance that the Joint Ventures will be able to charge rates that will generate sufficient revenues to enable the Joint Ventures to meet their obligations to pay principal of and interest on the Shareholder Loans when due and make distributions to Pan-Western sufficient in the aggregate to enable Pan-Western to satisfy its obligations with respect to the Issuer Note and to make distributions to the Issuer which are in turn sufficient for the Issuer to pay interest and principal on the Exchange Notes, when due, or that any application for an increase in the power rate will be approved by the Pricing Approval Authority.

  Risk That Power Price Formula Cannot Be Modified in the Case of a Significant Devaluation of the Renminbi Against the Dollar

	The power price formula in the Luannan Power Purchase Agreement acknowledged by the Pricing Approval Authority provides for adjustment of the annual depreciation amount according to changes in a Chinese price index.  A significant devaluation of the Renminbi against the U.S. dolar (unless offset by inflation in China) would result in a lower electric price (in U.S. dollar terms) unless the power price formula is modified so that depreciation is adjusted according to changes in these exchange rates.

   Risk of Expanded Central Government Regulation of Power Rates

     The Law of Electric Power (the "Power Law") of the PRC, which was adopted by the NPC in late 1995 and which took effect on April 1, 1996, provides that the proper approval authority for certain tariffs relating to inter-provincial grids (such as the Jing-Jin-Tang Grid) is the relevant price department of the SPC. No implementing regulations under this provision have been adopted. It is therefore not possible to predict the extent, if any, to which the ministries or bureaus of the Central Government, such as MOEP or the SPC, might seek to assert authority over pricing approvals relating to the Luannan Facility. As a result, there can be no assurance that Central Government authorities will not take a different position than the Pricing Approval Authority in regard to the Pricing Document.

  The Accuracy of Certain Information in This Prospectus Has Not Been Independently Verified by the Issuer or the Company

	Certain information  contained in this Prospectus concerning the PRC, Hebei
Province, Beijing,  Tianjin and Tangshan municipalities, North China Power,
North China Power Company and the other Chinese parties described herein has been obtained by the Issuer and the Company from various sources. Official statistics in the PRC may also be produced on a basis different from that used in other, more developed countries. The Issuer and the Company have not independently verified the accuracy of this information.

  Uncertain Enforcement of Contracts Against a Chinese Entity in the PRC, Uncertain Enforcement of Money Judgments and Certain Arbitration Awards in the PRC

     Experience with respect to the implementation, interpretation and enforcement of business law in the PRC is limited. More specifically, there has been only a limited number of situations in which a foreign party has sought judicial enforcement of contracts against a Chinese entity in a PRC court or through arbitration proceedings in China. In addition, the means for enforcement of monetary judgments in the PRC are not fully developed and may be affected by a predilection to favor Chinese entities in disputes with foreign parties.

	The Joint Venture Agreements in respect of the Joint Ventures are governed by PRC law and the parties thereto have submitted to arbitration in China. Other Luannan Project Documents (including the Luannan Power Purchase Agreement and the Luannan EPC Contract but excluding the Luannan Operations and Maintenance Agreement) are also governed by PRC law. The parties to the Luannan EPC Contract may agree to submit disputes thereunder to arbitration in China if the amount of a dispute does not exceed $1.0 million; either party also may submit a dispute to the International Court of Arbitration of the International Chamber of Commerce ("ICC") for binding arbitration to be held in Singapore. The Luannan Power Purchase Agreement similarly provides that disputes not resolved by mutual discussion shall be settled by binding arbitration in Singapore before the International Court of Arbitration of the ICC. It is unclear whether an arbitration award resulting from an arbitration proceeding between two Chinese legal persons conducted outside of China is enforceable in China. Consequently, there can be no assurance that the Joint Ventures would be able to obtain effective enforcement in a timely manner of the principal Luannan Project Documents against any Chinese party or that Pan-Western would be able to obtain enforcement, in a timely manner, of the obligations of the Joint Ventures under the Shareholder Loan Agreements or the undertakings by each Joint Venture to fully and unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each other Joint Venture of their individual obligations to Pan-Western pursuant to any debt obligation now or hereafter due.

  Substantial Dependence on Debt Service from Joint Ventures; Restrictions on Payment of Dividends by Joint Ventures Under Chinese Law

     The ability of the Issuer to make payments on the Exchange Notes will depend substantially upon the financial performance of the Joint Ventures and the ability of the Joint Ventures to make principal and interest payments under the Shareholder Loans through bank accounts maintained in the PRC and to distribute dividends.

     Under Chinese law, the Joint Ventures may pay a dividend only from net income after taxes. Dividend distributions to equity joint venture partners are limited to the net income of the joint venture as determined according to Chinese accounting principles. Accordingly, the Joint Ventures may be precluded from paying a dividend to Pan-Western in a fiscal year even though they may generate cash flow in that year, or have accumulated a surplus sufficient to make such a payment. Generally, distributions are determined on an annual basis; however, special permission may be granted for quarterly distributions (with appropriate retention for applicable withholding) with an annual reconciliation of actual amounts available for such distributions. The Joint Ventures intend to request approval to make quarterly distributions; however, there is no assurance that such approval will be granted. Even if an approval is granted, it may be limited to a particular amount and may not permit subsequent quarterly dividends without additional approvals. If the Joint Ventures are unable to pay dividends because of the absence of net income after taxes or if the payment of dividends is restricted by the annual limitation, the ability of the Issuer to obtain the revenues that it requires to pay interest and principal on the Exchange Notes when due may be impaired. See "-- Considerations Relating to the PRC--Possible Inability to Convert Foreign Currenty Due to Governmental Control of Currency Conversion" above.

   PRC Withholding Tax on Interest From Loans to Foreign Corporations

     The PRC levies a withholding tax on payments of interest in respect of foreign exchange loans, including bonds and notes, made to foreign corporations; this withholding tax will apply to the payment of interest by the Joint Ventures to Pan-Western on the Shareholder Loans. The current rate of such withholding tax is 20% of the gross amount of the interest. However, the withholding tax charged on interest paid by the Joint Ventures to Pan-Western on the Shareholder Loans will be 10% pursuant to certain provisional regulations intended to encourage foreign investments in coastal economic open zones in the PRC. Due to the nature of these provisional regulations, there can be no assurance that the reduction in the rate of the withholding tax will continue through the term of the Shareholder Loans. A change in the rate of the withholding tax to 20% would decrease the net amount of funds to be received by Pan-Western from the Joint Ventures in repayment of the Shareholder Loans and could have a material adverse effect on the ability of the Issuer to pay interest and principal on the Exchange Notes when due. See "Business of the Issuer, The Company, Panda International and Their Subsidiaries--The Issuer, the Company and Panda International."

  Amendment of Shareholder Loan Agreements May Not be Accepted by SAFE

     The Issuer and the Joint Ventures intend that the terms of the Shareholder Loan Agreements between Pan-Western and the Joint Ventures will be amended after the closing of the Prior Offering to modify the interest rate and the principal amortization schedule. The Issuer and the Joint Ventures intend to file such amendments with the Tangshan branch of SAFE. There can be no assurances that SAFE will accept for filing the amendments to the Shareholder Loan Agreements, and the Shareholder Loan Agreements may not be amended without such filing. If amendments are not accepted for filing, the interest rate and principal amortization schedule would remain as in the existing Shareholder Loan Agreements and the ability of the Issuer to obtain the revenues that it requires to pay interest and principal on the Exchange Notes when due may be impaired.

U.S. Industry Conditions

  Risk in Regard to Electric Utility Restructuring and Deregulation and Utility Responses Thereto

	The Federal Energy Regulatory Commission (the "FERC") and many state utility commissions, including the Virginia State Corporation Commission (the "SCC"), are currently studying a number of proposals to restructure the electric utility industry in the United States to permit utility customers to choose their supplier in a competitive electric energy market. In April 1996 the FERC issued a rule requiring utilities to offer wholesale customers and suppliers open access on their transmission lines on a basis that is comparable to the utilities' own use of the lines. In addition, a number of bills have been introduced in the United States Congress to promote electric utility restructuring and deregulation of electric rates.

     Many utilities fear that current captive customers may leave their system to procure electricity from other electric power suppliers and that the utilities may thereafter be unable to recover their fixed costs from their remaining customers. These potential "stranded" or "transition" costs include the cost of maintaining electric generating capacity under many QF contracts. The restructuring proposals being considered by regulatory agencies and Congress differ as to how, and to what extent, utilities' "stranded" or "transition" costs would be recoverable if current captive customers leave the utilities' systems. To minimize the risk that "stranded" or "transition" costs may not be recovered by utilities if such restructuring proposals are enacted, many utilities have implemented certain cost control strategies. Such strategies include attempts to renegotiate, buy out or terminate existing power purchase agreements containing prices that utilities believe will not be competitive in a short-term marginal cost electric energy market. In addition, some utilities have sought to rigorously enforce the terms of such agreements and to exercise their contractual termination rights if the agreements' provisions are not strictly observed. Some utilities have engaged in litigation against Qualifying Facilities to achieve these ends.

  Certain Specific Risks Regarding the Rosemary Facility

     On November 12, 1996, the SCC issued an order that would require VEPCO to file a report on its efforts to renegotiate its contracts with non-utility generators, which includes the Rosemary Facility. Such report must be filed on or before June 1, 1997 and quarterly thereafter. VEPCO has not yet responded to that order but previously has filed comments with the SCC indicating that it will aggressively pursue initiatives to restructure contracts with Qualifying Facilities to minimize its costs. VEPCO has filed a request with the SCC for permission to institute a formal QF monitoring program under which certain facilities (including the Rosemary Facility) would be required to furnish certain operational data to VEPCO on an annual basis. Under the proposed monitoring program, if VEPCO believed, based on data provided by a facility and any additional information, that a facility no longer satisfied the QF criteria, VEPCO could institute proceedings with the FERC to revoke such facility's QF status. On October 10, 1996, the SCC staff, pursuant to the SCC's directive, filed a legal memorandum with the SCC discussing VEPCO's proposal in which the staff argued that the SCC has the legal authority to implement a QF monitoring program. On December 18, 1996, the SCC staff filed a report recommending that the SCC adopt a QF monitoring program for all QFs that have a power purchase agreement with VEPCO. The program would direct VEPCO to collect, audit and analyze calendar year operating information, including actual annual operating results and a copy of meter calibration results, to be submitted by all such QFs by May 1 of the following year. VEPCO would report annually to the SCC the results of its compliance evaluation. On December 30, 1996, VEPCO filed a response in support of the Staff Report. See "U.S. Industry Conditions --Risks in the Event That Qualifying Facility Status of Rosemary Facility or Brandywine Facility is Not Maintained" below.

     VEPCO has been involved in several proceedings with parties with whom it has entered into power purchase agreements, including several in which the interpretation of the power purchase agreements is being disputed. Although there is currently no dispute between the Rosemary Partnership and VEPCO, the Rosemary Partnership anticipates that VEPCO will closely monitor the Rosemary Partnership's compliance with the Rosemary Power Purchase Agreement and vigorously enforce its rights thereunder. Because the capacity and energy payments that the Rosemary Partnership receives from VEPCO under the Rosemary Power Purchase Agreement constitute major sources of revenue for the Rosemary Partnership, a termination of the Rosemary Power Purchase Agreement would, in the absence of another source of funds, terminate the Rosemary Partnership's ability to service its Project-level debt and to make distributions, through intermediate entities, to the Company. Such termination could adversely affect the ability of the Company to meet its obligations under the Exchange Notes Guarantee. See Appendix B, "The Electric Power Industry in the United States and United States Regulation--Federal Energy Regulation."

  Risks in the Event That Qualifying Facility Status of Rosemary Facility or Brandywine Facility is Not Maintained

     PURPA  and  the  regulations  promulgated  thereunder  provide  Qualifying
Facilities such as the Rosemary Facility and the Brandywine Facility with certain exemptions from federal and state legislation and regulation, including regulation of rates at which electricity can be sold. For a cogeneration facility to maintain QF status, no more than 50% of the facility may be owned by an electric utility, electric utility holding company or combination thereof and the facility must produce both electricity and a related quantity of useful thermal energy and satisfy certain operational and efficiency criteria. If for any reason a Domestic Project failed to maintain its status as a Qualifying Facility, or if there were a change in law or regulation that eliminated the Project's status as a Qualifying Facility (or exemption from regulation granted to Qualifying Facilities), the Project would be subject to additional regulation and the revenues of the Rosemary Partnership and the Brandywine Partnership could be materially and adversely affected. For discussions of the steam sales arrangements that permit the Rosemary Facility and the Brandywine Facility to maintain their QF status, see "Description of the Projects--The Rosemary Facility--Steam and Chilled Water Sales" and "Description of the Projects--The Brandywine Facility--Sale of Capacity, Electricity and Steam."

     On February 18, 1997, The Bibb Company ("Bibb") announced that it would sell the textile mill that purchases steam and chilled water from the Rosemary Facility to WestPoint Stevens, Inc. ("WestPoint"). The closing of the sale was reported in the news media on February 21, 1997, but the Rosemary Partnership has not received formal notice of such sale from Bibb or WestPoint. The contract pursuant to which the Rosemary Partnership has been selling steam and chilled water to Bibb cannot be assigned by Bibb without the consent of the Rosemary Partnership. The Rosemary Partnership has continued to sell steam and chilled water to the purchaser in substantially the same amounts as it sold prior to the announcement of the sale. While the Issuer expects that Bibb will seek to assign the contract to WestPoint, there can be no assurance that it will do so. Additionally, if WestPoint were to fail to purchase and use the minimum quantity of steam necessary for the Rosemary Facility to satisfy the Qualifying Facility criteria, the Rosemary Facility could continue to satisfy the Qualifying Facility criteria if a distilled water facility or other thermal operation were installed at the Rosemary Facility. The Rosemary Indenture permits the borrowing of funds to make such enhancements or improvements to the facility which are necessary to maintain the facility's Qualifying Facility status. There can be no assurance, however, that the Rosemary Partnership would have or be able to obtain the funds necessary to install such a facility. See "Description of the Projects--The Rosemary Facility--Steam and Chilled Water Sales" and Appendix B, "The Electric Power Industry in the United States and United States Regulation--State Regulations."

Risks Concerning Environmental and Other Related Matters in the United States and PRC

     In operating any Project, the owner is generally required to comply with a number of statutes and regulations relating to the safety and health of personnel and the public, including the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, reporting of and emergency response in connection with hazardous and toxic materials or substances associated with the facility, limits on noise emissions from the facility, safety and health standards, practices and procedures applicable to construction and operation of the facility and environmental protection requirements including standards and limitations relating to the discharge of air and water pollutants and disposal of solid waste. Failure to comply with any of such statutes and regulations could have adverse effects on a Project, including the imposition of criminal or civil liability by regulatory agencies or as a result of litigation by private parties, imposition of clean-up fines or liens and the mandatory expenditure of funds to bring the Project into compliance.

     Pursuant to the various financing, lease, construction, easement and encroachment agreements, and as is common practice in the independent power industry, the Rosemary Partnership and the Brandywine Partnership have indemnified third parties against the consequences of each Project's storage or emission of hazardous and toxic materials. There can be no assurance that environmental laws and regulations, whether now existing or adopted in the future, will not impose significant constraints and increased costs on such facilities' operations. The 1990 Amendments to the Federal Clean Air Act require the State of North Carolina, the State of Maryland and the federal government, at various times, to take regulatory actions that may affect the Domestic Projects. There can be no assurance that each Domestic Project will or can satisfy all requirements that may result from actions in response to the 1990 Amendments to the Federal Clean Air Act. See Appendix B, "The Electric Power Industry in the United States and United States Regulation--Environmental Regulation."

     With respect to the Luannan Facility, the Joint Ventures are subject to the environmental protection laws and regulations of the PRC and the government of Hebei Province, which currently impose base-level discharge fees for various polluting substances and graduated schedules of fees for the discharge of waste substances in excess of applicable standards, require the payment of fines for violations of laws, regulations or decrees and provide for the possible closure of any facility which fails to comply with orders requiring it to cease or cure certain activities causing environmental damage. There can be no assurance that the Central Government or the government of Hebei Province will not impose new, stricter regulations which would require additional expenditures by the Joint Ventures for environmental protection or compliance.

Certain Other Regulatory Risks Relating to Projects in the United States

  Numerous Federal, State and Local Regulatory Requirements and Risks of Violations Thereof

     Projects in the United States are subject to stringent energy and environmental regulation by federal, state and local authorities. Power plants in the United States are required to comply with numerous federal, state and local statutory and regulatory requirements and the Domestic Projects are required to obtain and maintain in effect numerous approvals relating to energy and environmental laws. There can be no assurance that existing regulations will not be revised, that new laws and regulations will not be adopted or become applicable to the Projects or that the Company's business and financial condition will not be materially and adversely affected by such future changes in laws and regulations (including the possible loss of exemptions from regulations). See Appendix B, "The Electric Power Industry in the United States and United States Regulation."

  Gas Transportation Regulation - Risks of Increased Costs and of Action by Transporters to Terminate or Reduce Amount of Gas Transported

     The various gas transportation agreements for the Projects contemplate the use of interstate natural gas pipelines and services. These gas transportation arrangements, including pipeline facilities and the rates charged for transportation services, are subject to the jurisdiction of the FERC. In exercising such jurisdiction, the FERC maintains or may maintain authority to modify aspects of the rates, terms and conditions that govern the gas transportation services provided. It is possible that such a modification could materially increase the gas transportation costs of each Domestic Project. In addition, certain provisions of the gas transportation agreements and the approved tariffs allow the transporter to terminate, suspend performance under or reduce the amount of gas transported upon the occurrence of certain conditions, such as the taking of an adverse action by a regulatory authority, if the transporter, in its judgment, deems it necessary to make modifications or repairs to its pipeline facilities or upon the occurrence of an event of force majeure. Any failure by a transporter to provide gas transportation services could have a material adverse effect on a Project's operations. See "Description of the Projects--The Rosemary Facility--Gas Transportation" and "- -The Brandywine Facility--Gas Transportation." See also Appendix B, "The Electric Power Industry in the United States and United States Regulation-- Natural Gas Regulation."

  Risks of Failure to Obtain Applicable Permits

     Each Project Entity is responsible for obtaining various permits and other regulatory approvals required for the operation of its facility. Some of the permits and other approvals that are obtained for a particular facility may contain certain continuing conditions, including the obligation to renew or extend the permit or approval by a certain date. Failure to satisfy any such condition could prevent the operation of the Project or result in fines or other additional costs. For example, if future levels of dispatch of the Rosemary Facility exceed the levels allowed under the facility's existing operating permits (which is projected to be the case; see the Rosemary Engineering Report), additional equipment designed to control air emissions would have to be installed in order for the facility to maintain compliance with such permits. There can be no assurance that the Rosemary Partnership's existing cash reserves will be sufficient to pay the actual cost of such equipment if and when required to be installed. There can be no assurance that in the future the U.S. Projects will operate within the limits established by current or future permits or other approvals. Any particular Project could be adversely affected if regulatory changes or new permit conditions were implemented which impose more comprehensive or stringent requirements resulting in increased compliance costs or which reduce certain benefits expected by the Company.

Absence of Market for the Exchange Notes

     The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in April 1997 to a small number of investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") Market, although an active trading market for the Old Notes has not developed to date.

     There is currently no established market for the Exchange Notes and the Exchange Notes will not be eligible for trading in the PORTAL Market. The Issuer does not intend to list the Exchange Notes or the Old Notes on a securities exchange or seek approval for quotation through any automated dealer quotation system. There can be no assurance that a market for the Exchange Notes will develop or as to the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If a market for the Exchange Notes does not develop, purchasers may be unable to resell the Exchange Notes for an extended period of time, if at all. Consequently, a purchaser may not be able to liquidate the investment readily, and the Exchange Notes may not be readily accepted as collateral for loans. If a market for the Exchange Notes were to develop, the Exchange Notes could trade at prices that may be lower than the initial market values or at a discount from their face amount depending on many factors, including prevailing interest rates, the markets for similar securities, and the financial performance of the Issuer and its subsidiaries. The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities and other factors that are independent of the financial performance of, and prospects for, the Issuer.

Control by Principal Stockholders

     The Issuer is a wholly-owned indirect subsidiary of Panda International. Robert and Janice Carter, members of their family and Carter family trusts collectively own approximately 38.8% of the outstanding shares of common stock of Panda International. In addition, W. M. Huffman (who is related to Mr. Carter by marriage), members of Mr. Huffman's family and Huffman family trusts and partnerships own approximately 18.5% of the outstanding shares of common stock of Panda International. By virtue of their ownership share, the Carters are in a position to influence the management and direction of Panda International and, through Panda International, its subsidiaries, including the Issuer and the Company. Moreover, the Carters and Huffmans, if they were to act together in voting their shares, could control the vote for election of directors, and consequently the management and direction, of Panda International and its subsidiaries, including the Issuer and the Company. See "Management -- Stock Ownership of Panda International."

Reliance of Key Employees

	The Issuer and the Company are both dependent on the personal efforts and abilities of their respective officers, who are key employees. In particular, the Chief Executive Officer and Chairman of the Board of the Issuer and the Company, Robert W. Carter, is instrumental for the overall planning and management of both the Issuer and the Company. There can be no assurance, if the services of Robert W. Carter were unavailable to the Issuer or the Company, that the Issuer or the Company, as the case may be, would be able to employ a qualified replacement on suitable terms. Neither the Issuer nor the Company maintains key person life insurance on Mr. Carter.

Risks of Non-Compliance with Covenants in Indentures

	The Indentures, with respect to the Company and its Subsidiaries, contain certain restrictive covenants, including, without limitation, (i) limitations on investments, loans and advnaces, (ii) limitations on dividends and other payments (iii) limitations on transactions with Affiliates, (iv) limitations on additional indebtedness, (v) limitations on liens, (vi) limitations on agreements restricting payments, (vii) limitations on capital expenditures,
(viii) limitations on line of business and Permitted Projects and (ix) limitations on sale and leaseback transactions. In addition, the Indentures limit the ability of the Issuer and the Company to consolidate, merge or sell all or substantially all of their respective assets. In the event that the Issuer or the Company, as the case may be, fails to perform or observe any of such covenants, an Indentures Event of Default would occur. In such instance, upon the occurrence of certain additional specified conditions, the entire principal amount of the outstanding Existing Notes, all interest accrued and unpaid thereon, premium, if any, and all other amounts payable thereunder could become immediately due and payable.



BUSINESS OF THE ISSUER, THE COMPANY, PANDA INTERNATIONAL AND THEIR SUBSIDIARIES

The Issuer, the Company and Panda International

     The Issuer is a wholly-owned subsidiary of the Company, organized in the Cayman Islands on March 10, 1997. The Company is a wholly-owned subsidiary of Panda International, organized in Delaware on March 7, 1997. Each of the Issuer and the Company has been organized for the purposes of (i) investing in and holding direct and indirect interests in entities engaged in the development, construction, ownership, operation and management of electric generating facilities, sources of fuel, pipelines and other infrastructure projects, (ii) the marketing of electric power, thermal energy and fuel, and (iii) the financing of any of the above, including the entering into of indentures, contracts and other agreements entered into in connection with the purposes described in clauses (i) and (ii) above.

     The Company and its affiliates are engaged in the development, acquisition, construction, ownership and operation of electric power generation facilities in the United States and internationally. Panda International was formed as part of a corporate transaction that took place in October 1995 in which all of the capital stock of PEC was exchanged for shares of Panda International, with the result that PEC became a wholly-owned subsidiary of Panda International. Upon the formation of the Company, PEC became a wholly-owned subsidiary of the Company. PEC was organized in 1982 by Robert and Janice Carter, who are the Chairman of the Board and Chief Executive Officer, and the Executive Vice President, Treasurer and Secretary, respectively, of Panda International and the Company. See "Management."

     The principal business strategy of the Company and its affiliates is to use their experience in developing, constructing, financing and managing electric power generation facilities to provide low-cost electricity and electric generating capacity. The Company and its affiliates expect to expand their presence in the electric power industry by implementing this strategy in the United States and certain other countries. The Company and its affiliates have placed into commercial operation facilities with electric generating capacity of approximately 410 MW, each of which is owned or leased under a long-term lease. In addition, Panda International has executed power purchase agreements relating to four potential Projects (including the Luannan Facility, in which the Issuer indirectly owns approximately an 83% interest) with a combined electric generating capacity of approximately 750 MW. See "Description of the Projects." The Company and its affiliates generally hold their interests in Projects that are being developed outside of the United States through intermediate entities (such as the Issuer, Pan-Sino and Pan-Western) organized in tax-favorable jurisdictions (such as the Cayman Islands), which in turn hold interests in entities (such as the Joint Ventures) organized in the country where the Projects will be located (such as China and as proposed in Nepal). U.S. Projects are generally held in limited partnerships with general and
limited   partners  organized  as  Delaware  corporations  that  are   indirect
subsidiaries of the Company. For descriptions of the independent power industry in the United States and the PRC, see Appendix B hereto. See also "Risk Factors- -Project Risks" and "Description of the Projects."

     With 77 employees, Panda International has assembled a team of professionals with expertise in business development, marketing, engineering, design, construction management, fuel supply, transportation and exploration, equipment procurement, utility practices, contract management, regulatory policy and procedures, project operation and maintenance, environmental matters, law and finance and accounting. The Company believes that this team's scope of expertise allows it to compete effectively for cogeneration and private power development and acquisition opportunities.

     The Company is continually engaged in the evaluation of various opportunities for the development and acquisition of additional electric power generation facilities, both in the United States and internationally. China is a strategic target market for the Company and its affiliates as they continue to expand into international power generation. The Company's strategy in China is fostered through its business alliance with CMC. The Company considers its relationship with CMC to be an important factor in its dealings with agencies of the central, provincial and local governments in the PRC.

     The ownership structure of Panda International and certain of its subsidiaries is shown in Appendix G.

      There were 11,401,212 shares of Common Stock of Panda International outstanding at March 31, 1997. Of this amount, 4,418,957 shares (38.8%) are owned by Robert and Janice Carter and members of their family and family trusts. See "Management." W.M. Huffman and members of his family and family trusts and a family partnership own 2,134,443 of the outstanding shares (18.7%). Other directors, officers and employees of Panda International own less than 1% of the outstanding shares of Common Stock. At March 31, 1997:
(i) there were outstanding options to acquire 1,209,000 shares of Common Stock of Panda International (options for 1,050,000 shares being fully vested and for 159,000 shares vesting over a six-year period) held by directors, officers and employees of Panda International, and of this amount options for 250,000 shares are held by Robert Carter and options for 25,000 shares are held by W.M. Huffman; (ii) Trust Company of the West held warrants to purchase 1,004,000 shares of Common Stock of Panda International; and (iii) NNW, Inc. held rights to acquire up to 181,500 shares of Common Stock of Panda International. See "Description of the Projects -- The Panda-Rosemary Facility -- Cash Flow Participation."

The principal executive offices of the Issuer, Panda International and the Company are located at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244. The telephone number at such offices is (972) 980-7159.

     The Issuer owns 95.5% of the issued and outstanding stock of Pan-Sino. The remaining interest in Pan-Sino is owned by National Development and Research Corporation, a Texas corporation ("NDR"). Pursuant to a shareholder agreement, NDR's ownership interest in Pan-Sino can increase from 4.5% to a maximum of 10% (and the Issuer's equity interest therein can thereby be reduced to 90%) as a result of the collective efforts of NDR, Panda International and its affiliates to develop and achieve financial closing of additional Projects in the PRC. Any such change in the equity interest held by the Issuer in Pan-Sino would correspondingly affect the cash-flow interest of the Issuer in Pan-Sino with respect to the payment of dividends by Pan-Sino. The right of the Issuer to receive interest payments with respect to the Issuer Note would not be affected by a reduction in the Issuer's equity interest in Pan-Sino, however, because the Issuer Note represents direct obligations of Pan-Western to the Issuer and has priority in right of payment to equity distributions.

     Pan-Sino owns a 99% equity interest in Pan-Western. The remaining 1% interest in Pan-Western is owned by Chinamac. Pan-Western owns an 87.92% equity interest in each of four equity joint venture companies (individually, a "Joint Venture" and collectively, the "Joint Ventures") organized under the laws of the People's Republic of China (the "PRC" or "China"): Tangshan Panda Heat and Power Co., Ltd. ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Co.,
Ltd. ("Tangshan Pan-Western"), Tangshan Cayman Heat & Power Co., Ltd. ("Tangshan Cayman") and Tangshan Pan-Sino Heat Co., Ltd. ("Tangshan Pan-Sino"). Luannan County Heat and Power Plant ("Luannan Heat and Power"), Tangshan Luanhua (Group) Co. ("Luanhua Co.") and Luannan County Heat Company ("Luannan Heat Company") own the remaining interests in Tangshan Panda, Tangshan Pan-Western and Tangshan Pan-Sino, respectively. Each of Luannan Heat and Power and Luanhua Co. owns a 6.04% equity interest in Tangshan Cayman.

The Joint Ventures

     The Joint Ventures have been formed to undertake separate aspects of the Luannan Facility. Each Joint Venture has a total investment of less than $30.0 million. Under Chinese law, a Sino-foreign joint venture in Hebei province with a total investment of less than $30.0 million does not require approval of the Central Government. The Issuer has been advised by its Chinese counsel that each Joint Venture will be treated as a separate project for approval purposes and that Central Government approval is not required. Chinese law with respect to the appropriate approval levels for foreign-invested power plants is developing and there can be no assurance that Central Government authorities will not seek to assert jurisdiction over some aspect of the Luannan Facility. The Issuer, based on the opinion of its counsel and advice from Hebei COFTEC, believes that all required government approvals to form the Joint Ventures and develop the Luannan Facility have been obtained. See "Risk Factors-- Considerations Relating to the PRC--Risk of Need For Additional Governmental Approvals Regarding Level of Foreign Investment in Luannan."

     Tangshan Panda and Tangshan Pan-Western will each construct, own and operate a 50 MW coal-fired cogeneration power unit. Tangshan Cayman will own water rights, water wells, pipelines, production facilities and certain steam production facilities from which it will sell heat, steam and hot water to Tangshan Panda and Tangshan Pan-Western. In addition, Tangshan Cayman will sell steam and hot water to Tangshan Pan-Sino on a wholesale basis. Tangshan Pan-Sino will engage in retail distribution of steam and hot water to commercial and industrial users and will own the land use rights, the Luannan Facility buildings and certain off-site property, the majority of which will be leased to the other Joint Ventures. In addition, Tangshan Pan-Sino will make certain loans in connection with the construction of the Luannan Transmission Facilities.

     The proceeds from the sale of the Old Notes, less amounts to be deposited in the Capitalized Interest Fund and the Debt Service Reserve Fund established with respect to the Old Notes and net of transaction fees, commissions and expenses incurred in connection with the Prior Offering, plus interest earnings to be received by the Issuer, will be loaned by the Issuer to Pan-Western by means of one or more loans, each evidenced by a promissory note from Pan-Western to the Issuer (collectively, the "Issuer Note"). Pan-Western will use such amount to make Shareholder Loans in the aggregate amount of $71.3 million and JV Equity Contributions in the aggregate amount of $41.8 million to the Joint Ventures. The Joint Ventures will also receive equity contributions from the County Partners in the aggregate amount of $5.7 million, which corresponds to the amount to be paid to the County Partners from the proceeds of the Prior Offering for water and land use rights (including previously constructed wells) with respect to property on which the Luannan Facility will be situated. The funds from the Shareholder Loans and the JV Equity Contributions will be used by the Joint Ventures to finance the development and construction of the Luannan Facility. Through the Capitalized Interest Expiration Date, interest on the Exchange Notes will be provided from the Capitalized Interest Fund funded by the Issuer from a portion of the proceeds of the Prior Offering. After the
Capitalized  Interest  Expiration  Date,  pursuant  to  the  Shareholder   Loan
Agreements, the Joint Ventures will be required to make principal and interest payments on the Shareholder Loans to Pan-Western. Pan-Western will be required to make principal and interest payments on the Issuer Note and the Issuer, in turn, will be required to make principal and interest payments on the Exchange Notes. Immediately upon receiving each payment from the Joint Ventures, Pan-Western will pay the full amount of such payment to the Issuer. The Issuer Note represents a direct obligation of Pan-Western to the Issuer and has priority in right of payment to equity distributions. Any dividends paid by the Joint Ventures will be payable 87.92% to Pan-Western and 12.08% to the County Partners in accordance with their respective equity ownership interests in the Joint Ventures. Any dividends paid by Pan-Western will be payable 99% to Pan-Sino and 1% to Chinamac in accordance with their respective equity ownership interests in Pan-Western. Any dividends paid by Pan-Sino will be payable 95.5% to the Issuer and 4.5% to NDR in accordance with their respective equity ownership interests in Pan-Sino, which percentages are subject to change as described above, subject to limitations on payment of dividends as provided in the Indentures. See "Risk Factors--Considerations Relating to the PRC-- Substantial Dependence on Debt Service from Joint Ventures; Restrictions on Payment of Dividends by Joint Ventures Under Chinese Law" and "Description of the Exchange Notes, the Guarantors, the Issuer Loan, the Shareholder Loans and the Collateral Documents--Certain Covenants--Limitation on Restricted Payments."

PEC, PIC, PIC Entities and Project Entities

     In addition to its ownership interest in the Issuer, the Company owns all of the issued and outstanding stock of PEC which, in turn, owns all of the issued and outstanding stock of Panda Interfunding Corporation, a Delaware corporation ("PIC") and 100% of the entities that own the Kathleen Facility, which is currently in development and the subject of litigation in various state and federal forums. The outcome of such litigation will determine whether construction of the Kathleen Facility is initiated and completed. See
"Description of the Projects--Other Projects Under Development by Panda International--The Kathleen Facility." Pursuant to arrangements with GE Capital under the Brandywine Financing Documents, the Kathleen Facility will be required to be transferred to the PIC Project Portfolio if the Kathleen Facility reaches Financial Closing or Commercial Operations. See "Legal Proceedings--Heard Proceedings."

     PIC has direct wholly-owned subsidiaries ("PIC Entities"), including Panda Interholding Corporation, a Delaware corporation ("Interholding"). Under the terms of the indenture executed in connection with the issuance of the Series A Bonds (the "PFC Indenture"), PIC Entities, with certain exceptions, cannot incur debt, become liable in connection with guaranties or enter into Project Agreements, and are subject to certain other restrictions, all for the purpose of assuring that the PIC Entities' primary purpose is to hold Project Entities and receive, and distribute to PIC, distributions from Project Entities. Other PIC Entities may be established in the future and each will be directly wholly-owned by PIC. Project Entities, on the other hand, are those entities that are owned by PIC Entities and directly or indirectly own Projects or are obligated under Project agreements. Under the terms of the PFC Indenture, Project Entities are permitted to incur Project Debt, become liable in connection with guaranties created, required or expressly permitted to exist under Project agreements and enter into and amend project agreements, in each case subject to certain restrictions.

Administrative and Development Services

     Panda International provides various administrative, construction management and operations and maintenance services to the Company and its subsidiaries pursuant to an Administrative Services Agreement, which covers the provision of such services to the Rosemary, Brandywine and Luannan Facilities and to future Projects once they reach Financial Closing, and a Development Services Agreement, which covers the provision of such services to Projects in the development stage prior to Financial Closing. Such services are invoiced at Panda International's reasonable cost, including a reasonable allocation of related overhead expenses. Each agreement was entered into in April 1997 and has a term which expires on March 31, 2007. Under the Development Services Agreement, Panda International has the right to receive reimbursement for its prior expenditures in connection with development of the Luannan Facility, its proposed hydroelectric project in Nepal and other Projects in development, to the extent of funds available in the Issuer Equity Distribution Fund, subject to certain limitations. See "Description of the Projects--The Panda of Nepal Facility" and "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents- -The Funds--The Issuer Funds."

                                USE OF PROCEEDS

     There will be no cash proceeds to the Issuer or the Company resulting from the Exchange Offer.

     The  proceeds from the sale of the Prior Offering were used by the Issuer:
(i) to make a deposit in the Capitalized Interest Fund in the approximate amount of $48.1 million; (ii) to make a deposit in the Debt Service Reserve Fund in the amount of $9.7 million; (iii) to pay transaction fees, commissions and expenses incurred in connection with the Prior Offering estimated to be approximately $6.8 million; and (iv) to make a deposit in the Luannan Facility Construction Fund estimated to be in the amount of $80.4 million. This amount has been used, and interest thereon and other income expected to be received by the Issuer during construction, will be used, by the Issuer to make the Issuer Loan to Pan-Western. Pan-Western has used and will use (in the case of interest and other income expected to be received during construction) the proceeds of the Issuer Loan to make the JV Equity Contributions and the Shareholder Loans to each of the four Joint Ventures. The Joint Ventures will use the proceeds of the JV Equity Contributions and Shareholder Loans, together with capital contributions from the County Partners in the amount of $5.7 million, to develop and construct the Luannan Facility.



                                 CAPITALIZATION

    The following table sets forth the capitalization of the Issuer and its consolidated subsidiaries as of march 31, 1997, as adjusted to give pro forma effect to the issuance of the Old Notes and the application of the estimated net proceeds therefrom as described in "use of proceeds."

                                                           March 31, 1997
                                                       -------------------------
                                                          (in thousands)
                                                       ACTUAL       AS ADJUSTED
                                                       -------        ---------
Long-term debt:
         Old Notes due 2004 ....................       $  --          $ 145,025
                                                       -------        ---------
Minority interest (1) ..........................          --              5,740

Shareholder's equity ...........................         6,620            6,620
                                                       -------        ---------
         Total capitalization ..................       $ 6,620        $ 157,385
                                                       =======        =========

                  The following table sets forth the capitalization of the Company and its consolidated subsidiaries as of March 31, 1997, as adjusted to give pro forma effect to the issuance of the Old Notes and the application of the estimated net proceeds therefrom as described in "Use of Proceeds".

                                                               March 31, 1997
                                                         -----------------------
                                                              (in thousands)
Short-term debt and current portion of long-term debt:    ACTUAL     AS ADJUSTED
                                                         ---------    ---------
         Current portion of Rosemary Bonds due 2016 ..   $   5,502    $   5,502

Long-term debt:
  Old Notes due 2004 .................................        --        145,025
  Series A Bonds due 2012 ............................     105,309      105,309
  Brandywine capital lease obligation ................     222,869      222,869
  Rosemary Bonds due 2016, less current portion ......     103,145      103,145
                                                         ---------    ---------
  Total long-term debt, including capital lease
    obligation .......................................     431,323      576,348

Minority interest (1) ................................        --          5,740

Shareholder's deficit ................................    (102,986)    (102,986)
                                                         ---------    ---------
  Total capitalization ...............................   $ 333,839    $ 484,604
                                                         =========    =========

------------------
NOTE:
(1) MINORITY INTEREST REFLECTS CAPITAL CONTRIBUTIONS BY THE COUNTY PARTNERS TO THE JOINT VENTURES.


        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF THE COMPANY

     The following unaudited pro forma consolidated financial data are derived from the historical consolidated financial statements of the Company set forth elsewhere herein. The unaudited pro forma consolidated financial data give effect to the issuance of $111.4 million in aggregate principal amount of the Rosemary Bonds and the application of the net proceeds thereof to refinance the Rosemary Partnership's project debt and to fund a portion of the acquisition of Ford Credit's limited partner interest in the Rosemary Partnership. In addition, the unaudited pro forma consolidated financial data give effect to the issuance of $105.5 million in aggregate principal amount of the Series A Bonds and the application of the net proceeds thereof to (a) fund the PIC Debt Service Reserve Fund, the PIC Capitalized Interest Fund and the PIC Company Expense Fund, (b) to fund the remaining portion of the acquisition of Ford Credit's limited partner interest in the Rosemary Partnership and (c) to make a distribution to the Company's parent. As a result of the acquisition of Ford Credit's limited partner interest, the Company owns 100% of the Rosemary Partnership and accordingly, the acquisition was accounted for using the purchase method of accounting. The excess of minority interest over the amount paid to Ford Credit was allocated to plant and equipment. The above transactions, which occurred on July 31, 1996, are reflected in the historical consolidated balance sheets of the Company as of December 31, 1996 and March 31, 1997. The unaudited pro forma consolidated statement of operations data for the year ended December 31, 1996 reflect such adjustments as if such transactions had occurred as of January 1, 1996.

     Additionally, the unaudited pro forma consolidated financial data give effect to the issuance of $155.2 million par value of Old Notes (issued at a discount for proceeds of $145.0 million) in the Prior Offering and the application of the proceeds thereof to fund the Capitalized Interest Fund and the Debt Service Reserve Fund established with respect to the Old Notes, to make shareholder loans and equity contributions to the Joint Ventures and to pay the transaction fees, commissions and expenses incurred in connection with the Prior Offering. The unaudited pro forma consolidated balance sheet data reflect such adjustments as if the transactions occurred as of March 31, 1997. The unaudited pro forma consolidated statement of operations data reflect such adjustments as if such transactions had occurred as of January 1, 1996.

     As required by the Securities and Exchange Commission, the unaudited pro forma consolidated statement of operations data do not reflect the extraordinary loss on early extinguishment of debt. Such extraordinary loss is reflected in the historical consolidated statement of operations of the Company for the year ended December 31, 1996 presented elsewhere herein. The unaudited pro forma consolidated financial data should be read in conjunction with the notes thereto and the historical consolidated financial statements of the Company, and the notes thereto, included elsewhere herein.

     The unaudited pro forma consolidated financial data do not purport to be indicative of the results of operations which would actually have occurred if the transactions described had occurred as presented in such statements or which may be obtained in the future.

	Pro forma financial data have been presented only for the Company and its subsidiaries (including the Issuer) on a consolidated basis. Management does not believe that separate pro forma information for the Issuer is material to an investor because the Issuer is a wholly-owned subsidiary of the Company, whole guarantee of the Old Notes if full and unconditional. Also, the capitalization table presents the pro forma capitalization of the issuer on a separate basis. See "Capitalization".



                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                   ROSEMARY        PIC           PRIOR            PRO
                                                      HISTORICAL   OFFERING      OFFERING       OFFERING         FORMA
                                                       --------    -------       --------       --------       --------
Revenue:
Electric capacity and energy sales .................   $ 32,274    $  --         $   --         $   --         $ 32,274
Steam and chilled water sales ......................        502       --             --             --              502
Interest income ....................................      1,518       --             --             --            1,518
                                                       --------    -------       --------       --------       --------
                  Total revenue ....................     34,294       --             --             --           34,294

EXPENSES:
Plant operating expenses ...........................     12,050       --             --             --           12,050
Development and administrative expenses ............      5,187       --             --             --            5,187
Interest expense ...................................     19,414        749(A)       5,557 (C)     20,335(H)      46,055
Depreciation .......................................      5,532       --             (111)(E)       --            5,421
Amortization - Debt issuance costs .................        494       (164)(B)        108 (D)        975(I)       1,413
Amortization - Partnership formation costs .........        533       --             --             --              533
                                                       --------    -------       --------       --------       --------
                  Total expenses ...................     43,210        585          5,554         21,310         70,659
                                                       --------    -------       --------       --------       --------
Loss before minority interest ......................     (8,916)      (585)        (5,554)       (21,310)       (36,365)
Minority interest ..................................     (2,405)      --            2,405 (F)       --             --
                                                       --------    -------       --------       --------       --------
                  Net loss before extraordinary item   $(11,321)   $  (585)      $ (3,149)      $(18,753)      $(33,808)
                                                       ========    =======       ========       ========       ========

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                   PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                                                          PRIOR
                                            HISTORICAL   OFFERING      PRO FORMA
                                            --------     -------       ---------
REVENUE:

Electric capacity and energy sales .......   $ 17,330    $  --         $ 17,330
Steam and chilled water sales ............        130       --              130
Interest income ..........................        430       --              439
                                             --------    -------       --------
              Total revenue ..............     17,890       --           17,890

EXPENSES:
Plant operating expenses .................      8,261       --            8,261
Development and administrative expenses ..      2,395       --            2,395
Interest expense .........................     10,802      5,109(H)      15,911
Depreciation .............................      2,949       --            2,949
Amortization - Debt issuance costs .......        174        244(I)         418
Amortization - Partnership formation costs       --         --             --
                                             --------    -------       --------
              Total expenses .............     24,581      5,353         29,934
                                             --------    -------       --------
Loss before minority interest.............     (6,691)    (5,353)       (12,044)
Minority interest                                --          642(G)         642
							   --------    -------       --------
              Net loss                       $ (6,691)   $(4,711)      $(11,402)
                                             ========    =======       ========

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.


                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                 (in thousands)

                                     ASSETS

                                                                                                     Prior                   Pro
                                                                               Historical           Offering                Forma
                                                                               ---------            --------              ---------
Current assets:
           Cash and cash equivalents ...............................           $   1,198            $   --                $   1,198
           Restricted cash--current ................................              15,115                --                   15,115
           Accounts receivable .....................................               9,220                --                    9,220
           Fuel oil, spare parts and supplies ......................               6,898                --                    6,898
           Other current assets ....................................                 234                --                      234
                                                                               ---------            --------              ---------
                  Total current assets .............................              32,665                --                   32,665

Plant and equipment:
           Electric generating facilities ..........................             289,097                --                  289,097
           Furniture and fixtures ..................................                 496                --                      496
           Less: accumulated depreciation ..........................             (29,488)               --                  (29,488)
           Development costs .......................................               9,427                --                    9,427
                                                                               ---------            --------              ---------
                  Total plant and equipment, net ...................             269,532                --                  269,532

Debt service reserves and escrow deposits ..........................              32,548             143,941(J)             176,489
Debt issuance costs, net ...........................................               7,531               6,824(K)              14,355
                                                                               ---------            --------              ---------
                  Total assets .....................................           $ 342,276            $150,765              $ 493,041
                                                                               =========            ========              =========
<CAPION>
                      LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
           Accounts payable and accrued expenses:
              Construction costs ......................................        $     --             $   --               $    --
              Interest and letter of credit fees ......................             2,505               --                   2,505
              Operating expenses and other ............................             5,932               --                   5,932
           Current portion of long-term debt ..........................             5,502               --                   5,502
                                                                               ----------           --------             ---------
                  Total current liabilities ...........................            13,939               --                  13,939

Long-term debt, less current portion ..................................           208,454            145,025(L)            353,479
Capital lease obligation ..............................................           222,869               --                 222,869
Minority interest .....................................................              --                5,740(M)              5,740
Commitments and contingencies .........................................              --                 --                    --
Shareholder's deficit .................................................          (102,986)              --                (102,986)
                                                                                ---------           --------             ---------
                  Total liabilities and
                       shareholder's deficit ..........................         $ 342,276           $150,765             $ 493,041
                                                                                =========           ========             =========

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                (in thousands)

(A)The adjustment represents the net effect of (i) the inclusion of $5,605 of interest expense related to the Rosemary Bonds at an interest rate of 8 5/8% and (ii) the elimination of actual interest expense of $4,856 related to the Rosemary Partnership's project debt which was refinanced with the Rosemary Bonds.

(B)The adjustment represents the net effect of (i) the inclusion of $115 of amortization of debt issue costs related to the Rosemary Bonds and (ii) the elimination of $279 of actual amortization of debt issue costs related to the Rosemary Partnership's project debt which was refinanced with the Rosemary Bonds.

(C)The adjustment represents the net effect of (i) the inclusion of $7,156 of interest expense related to the Series A Bonds at an interest rate of 11 5/8%, and (ii) the elimination of actual interest expense of $1,599 related to the Trust Company of the West ("TCW") indebtedness which was repaid with a portion of the proceeds from the Series A Bonds.

(D)The adjustment represents the net effect of (i) the inclusion of $158 of amortization of debt issue costs related to the Series A Bonds and (ii) the elimination of $50 of actual amortization of debt issue costs related to the TCW indebtedness which was repaid with a portion of the proceeds from the Series A Bonds.

(E)The adjustment represents the reduction in depreciation expense resulting from the acquisition of Ford Credit's limited partnership interest in the Rosemary Partnership. The acquisition was accounted for using the purchase method of accounting. The excess of minority interest over the purchase price (approximately $3,800) was allocated to plant and equipment. Depreciation is recorded on a straight line basis and assumes a remaining useful life of 20 years.

(F)The adjustment represents the removal of minority interest resulting from the acquisition of Ford Credit's limited partnership interest in the Rosemary Partnership.

(G)The adjustment represents the portion of the net loss allocable to the County Partners in the Joint Ventures.

(H)The adjustment represents interest cost on $155,200 par value of Old Notes (issued at a discount for proceeds of $145,025) at a yield of 14%.

(I)The adjustment represents amortization of estimated debt issue costs of $6,824 from the issuance of the Old Notes.

(J)The adjustment represents the application of the net proceeds from the issuance of the Old Notes (after payment of debt issue costs) and from the capital contributions by the County Partners in the Joint Ventures to fund the Capitalized Interest Fund and the Debt Service Reserve Fund and to make shareholder loans and equity contributions to the Joint Ventures.

(K)The adjustment represents the debt issue costs estimated to be incurred in connection with the issuance of the Old Notes.

(L)The  adjustment  represents the gross proceeds  from  issuance  of  the  Old
   Notes.

(M)The adjustment represents the capital contributions by the County Partners in the Joint Ventures.


                      SELECTED FINANCIAL DATA OF THE ISSUER

    The following table sets forth selected consolidated financial data of the Issuer as of December 31, 1994, 1995 and 1996 and March 31, 1996 and 1997, and for the period from inception (July 20, 1994) through December 31, 1994, the years ended December 31, 1995 and 1996, the three months ended March 31, 1996 and 1997 and the period from inception through March 31, 1997. Although the Issuer was formed on March 10, 1997, a subsidiary of the Issuer, formed on July 20, 1994, is considered the Issuer's predecessor. The information presented below, which reflects the operations of the predecessor, has been derived from the Issuer's financial statements. Because the Issuer has been and continues to be in the development stage since formation, it has no operating revenues. Because the Issuer has no fixed charges, presentation of the ratio of earnings to fixed charges is not applicable. The data should be read in conjunction with the Issuer's financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Dollar amounts are presented in thousands.

                                                         Period From                                                     Period From
                                                          Inception         Year Ended           Three Months Ended      Inception
                                                          through           December 31,                March 31,          through
                                                        December 31,    -------------------         -----------------      March 31,
                                                           1994         1995          1996          1996         1997       1997
                                                           ----         ----         ------         ----         ----      ------
STATEMENT OF OPERATIONS DATA                                                                           (Unaudited)       (Unaudited)
General and administrative expenses ..............         $203         $444         $1,654         $266         $555      $2,856
                                                           ----         ----         ------         ----         ----      ------
         Net loss ................................         $203         $444         $1,654         $266         $555      $2,856
                                                           ====         ====         ======         ====         ====      ======
                                                                               December 31,                         March 31,
                                                                      ---------------------------------       ---------------------
                                                                      1994         1995          1996          1996          1997
                                                                     -----       -------       -------       -------       -------
BALANCE SHEET DATA                                                                                                 (Unaudited)
  Cash .........................................................      $ 101       $     6       $   506       $     6       $     6
  Development costs ............................................        428         1,059         3,292         1,550         6,614
                                                                      -----       -------       -------       -------       -------
         Total assets ..........................................      $ 529       $ 1,065       $ 3,798       $ 1,556       $ 6,620
                                                                      =====       =======       =======       =======       =======

  Advances from parent..........................................      $ 732       $ 1,712       $ 6,099       $ 2,468       $ 9,476
  Accumulated deficit .....,,...................................       (203)         (647)       (2,301)         (912)       (2,856)
                                                                      -----       -------       -------       -------       -------
         Total shareholder's equity.............................      $ 529       $ 1,065       $ 3,798       $ 1,556       $ 6,620
                                                                      =====       =======       =======       =======       =======

                     SELECTED FINANCIAL DATA OF THE COMPANY
                          (in thousands, except ratios)

    Presented below are selected consolidated financial data for the Company as of and for each of the years in the five-year period ended December 31, 1996, and as of and for the three months ended March 31, 1996 and 1997, which have been derived from the Company's financial statements. The selected financial data should be read in conjunction with the information contained under the captions "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and the consolidated financial statements of the Company, including the notes thereto, included elsewhere herein.

                                                                                                                THREE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,                           MARCH 31
                                             ------------------------------------------------------------    ----------------------
                                                1992        1993         1994        1995         1996         1996         1997
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
Revenue:                                                                                                     (Unaudited) (Unaudited)
Electric capacity and energy sales: ......   $  29,537    $  29,856    $  30,664   $  29,859    $  32,274    $   8,015    $  17,330
Steam and chilled water sales ............         624          618          650         473          502          122          130
Interest income ..........................         562          365          603         895        1,518          186          430
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
         Total revenue ...................      30,723       30,839       31,917      31,227       34,294        8,323       17,890

EXPENSES:
Plant operating expenses .................       7,534        7,676        8,940       9,348       12,050        2,442        8,261
Development and administrative expenses ..       1,608        2,434        1,779       2,550        5,187          803        2,395
Interest expense .........................      11,478       11,066       11,018      11,716       19,414        3,185       10,802
Depreciation .............................       4,177        4,282        4,208       4,210        5,532        1,053        2,949
Amortization-- Debt issuance costs .......         436          502          600         554          494          141          174
Amortization-- Partnership formation costs         533          533          533         533          533          133         --
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
         Total expenses ..................      25,766       26,493       27,078      28,911       43,210        7,757       24,581

Income (loss) before taxes and minority
     interest ............................       4,957        4,346        4,839       2,316       (8,916)         566       (6,691)
Minority interest ........................      (5,249)      (5,474)      (5,700)     (5,048)      (2,405)      (1,719)        --
Provision for income taxes ...............        --           --           --          --           --           --           --
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
Income (loss) before extraordinary items .        (292)      (1,128)        (861)     (2,732)     (11,321)      (1,153)      (6,691)

Extraordinary loss, net(1) ...............        --           --           --          --        (21,336)        --           --
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
         Net loss ........................   $    (292)   $  (1,128)   $    (861)  $  (2,732)   $ (32,657)   $  (1,153)   $  (6,691)
                                             =========    =========    =========   =========    =========    =========    =========

OTHER DATA:
Ratio of earnings to fixed charges(2) ....       1.42x        1.38x        1.32x          (2)          (2)          (2)          (2)
                                                                     DECEMBER 31,                                         MARCH
                                             ------------------------------------------------------------    ----------------------
                                                1992        1993         1994        1995         1996         1996         1997
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
Balance Sheet Data:                                                                                          (Unaudited) (Unaudited)

Cash and other current assets ............   $  15,167    $  14,084    $  15,639   $  11,339    $  36,636    $  16,807    $  32,665
Power plant and equipment (net) ..........      96,529       93,815       96,136     220,145      268,725      242,466      269,532
Reserves and escrow deposits,
     and other assets ....................      15,778       15,650       15,477      15,471       40,119       15,320       40,079
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
         Total assets ....................   $ 127,474    $ 123,549    $ 127,252   $ 246,955    $ 345,470    $ 274,593    $ 342,276
                                             =========    =========    =========   =========    =========    =========    =========

Current liabilities ......................   $   9,735    $  11,252    $  12,531   $  18,457    $  19,667       22,823    $  13,939
Long-term debt (including capital lease
     obligation), less current portion ...     103,200       89,454      106,343     234,608      427,319      256,145      431,323
Minority interest ........................      33,346       34,479       35,588      36,836         --         38,233         --
Shareholder's deficit ....................     (18,807)     (20,636)     (27,210)    (42,946)    (101,516)     (42,608)    (102,986)
                                             ---------    ---------    ---------   ---------    ---------    ---------    ---------
         Total liabilities and
            shareholder's deficit ........   $ 127,474    $ 123,549    $ 127,252   $ 246,955    $ 345,470    $ 274,593    $ 342,276
                                             =========    =========    =========   =========    =========    =========    =========

Notes (in thousands):

(1) In 1996, there was an extraordinary loss from early extinguishment of debt of $21,336.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings represent income (loss) before minority interest, taxes and extraordinary items plus fixed charges exclusive of capitalized interest. Fixed charges consist of interest expense, capitalized interest and amortization of debt issuance costs. Earnings were insufficient to cover fixed charges in 1995 by $3,477, in 1996 by $19,971 and in the three months ended March 31, 1996 and 1997 by $2,271 and $6,691, respectively. In 1994, 1995 and 1996 and the three months ended March 31, 1996, fixed charges included capitalized interest of $803, $5,793, $11,055 and $2,837, respectively, related to the Brandywine Facility. This capitalized interest was funded by additional borrowings under the Brandywine construction loan facility.



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ISSUER

     The Issuer's financial results of operations include no revenues and only general and administrative expenses allocated from Panda International for certain accounting, legal, insurance and consulting services. These expenses increased in 1995 compared to the period in 1994 primarily due to twelve months in 1995 versus less than six months in 1994 and the increased administrative assistance in 1995 for performing these services. In addition, the increase in these expenses for 1996 compared to 1995, and the increase for the three months ended March 31, 1997 over the same period in 1996, is primarily due to the increased administrative assistance consisting of legal and consulting services performed to finalize certain agreements for the Luannan Facility.

     Panda International also incurred development costs on behalf of the Issuer. These development costs have been capitalized and primarily consist of engineering, legal and other third-party costs directly related to the Luannan Facility.

	Because it is a development stage enterprise having no revenues, the Issuer has historically depended on advances from its parent to fund its development activities and its general and administrative expenses.  Cumulative advances of
$6.1 million through December 31, 1996 were used to fund development costs of
3.3 million, general and administrative expenses of $2.3 million and to provide a cash balance of $0.5 million. During the first quarter of 1997, the parent advanced an additional $3.4 million to the Issuer.  these additional advances, plus the Issuer's beginning cash balance of $0.5 million.  As of March 31, 1997, the Issuer had no material cash balances and continued to be dependent on its parent to satisfy its liquidity requirements.  With the successful completion of financing for the Luannan project, which occurred in April 1997, management expects that advances from the parent will no longer be required to fund development and construction activities for the Luannan project.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY
                                (in thousands)

  General

     The Company operates two completed electric power generation facilities in the United States: the Rosemary Facility, which began commercial operations in December 1990 and is owned by an indirect subsidiary of the Company, and the Brandywine Facility, which began commercial operations in October 1996 and is leased under a long-term lease by an indirect subsidiary of the Company. The Company also owns an approximately 83% indirect equity interest in the Luannan Facility in China, for which preliminary construction activity commenced in December 1996 and for which full construction activity commenced upon the issuance of the Old Notes. The historical operating results of the Company primarily represent the revenue and expenses of the Rosemary Facility. Certain development expenses for the Rosemary Facility, the Brandywine Facility, the Kathleen Facility and the Luannan Facility have been included in the operating results of the Company and are discussed below as having arisen from development activities of the Company. However, development expenses in respect of Projects which may be transferred to the PIC Project Portfolio in the future will not be included in the results of operations of the Company because future development activities will be undertaken by Panda International and its affiliates. Such Projects, if any, will be transferred to the PIC Project Portfolio (at Panda International's historical cost) only upon reaching Financial Closing or achieving Commercial Operations and meeting the other conditions for transfer to the PIC Project Portfolio pursuant to the PIC Additional Projects Contract.

     The consolidated historical and pro forma financial statements of the Company included in this Prospectus reflect the financial data of the entities that held interests in the Rosemary Facility, the Brandywine Facility, the Kathleen Facility and the Luannan Facility during the periods presented. In March 1997, these interests were transferred to the Company by Panda International and recorded at Panda International's historical cost. The Company was incorporated on March 7, 1997 and was not in existence during these historical periods; however, the entities that currently own such interests are indirect subsidiaries of the Company. Such entities are collectively the predecessor entities of the Company. Thus, references herein to historical and pro forma financial data of the Company are for convenience of reference, and it should be understood that all such references are to the historical and pro forma information of the predecessor entities during the periods presented.

     See "Description of the Projects," "Description of Other Indebtedness" and Appendix B, "The Electric Power Industry in the PRC and the United States" for a description of the Rosemary Facility, the Brandywine Facility and the Luannan Facility and the various contracts, regulatory matters and financing arrangements relating thereto.

  Results of Operations

     The Company's revenues from electric power generation are derived from long-term contracts which include both a fixed capacity payment and a variable energy payment. The capacity payments, which are based upon the specified power generating capacity of a project, are designed to cover fixed costs and to provide an acceptable return on equity. The energy payments, which are based on actual electricity output, are designed to cover variable costs including fuel costs and variable operating expenses incurred in connection with electricity output. Accordingly, the impact of price fluctuations on the results of operations is generally not material. The extent to which a facility is dispatched (i.e., required to deliver electricity), and therefore the actual electricity output for a given period, are subject to the discretion of the power purchaser, with certain limitations. The capacity payments are the predominant source of revenue for the Company. The Company believes that it can meet its liquidity requirements solely from the capacity payments in the unlikely event that its facilities are not dispatched at all. See "--Liquidity and Capital Resources."

  First Quarter 1997 compared to 1996

      The Company recorded a net loss of $6,691 in the first quarter of 1997 on revenues of $17,890 compared to net income before minority interest of $566 on revenues of $8,323 during the same period in 1996. The increase in revenues in the 1997 period was primarily caused by operations of the Brandywine Facility (which commenced on October 31, 1996), partially offset by a decrease in revenues at the Rosemary Facility, and by increased interest income. The 1997 period reflects operations of both the Rosemary and Brandywine facilities, whereas the 1996 period includes only the Rosemary Facility. For the 1997 and 1996 periods, capacity revenues for the Rosemary Facility were $6,900 and $7,418, respectively, reflecting a contractual decrease of $518. Energy revenues for the Rosemary Facility for the 1997 and 1996 periods were $175 and $597, respectively. The decrease in energy revenues for the Rosemary Facility is attributable to lower dispatch hours at that facility compared to the 1996 period. During the first quarter of 1997, the Rosemary Facility was dispatched 42 hours as compared to 135 hours in the 1996 period. Capacity revenues and energy revenues from Potomac Electric Power Company for the Brandywine Facility for the first quarter of 1997 were $5,035 and $2,546, respectively. The Brandywine Facility was dispatched 777 hours during this period. Additionally, the Brandywine Facility had energy revenues of $2,674 from the sale of natural gas and fuel oil to other purchasers. Plant operating expenses, which included fuel cost, operation and maintenance expense, insurance and property taxes, increased to $8,261 (46% of revenues) in the 1997 period from $2,442 (29% of revenues) in 1996, primarily due to low margins obtained on the sale of natural gas and fuel oil to other purchasers.

      Project  development  and administrative expenses  were  $2,395  (13%  of revenues) and $803 (10% of revenues) for the 1997 and 1996 periods, respectively. The increase in 1997 was primarily attributable to increased development activity for the Luannan Project, additional administrative activities related to the commencement of commercial operations at the Brandywine Facility and higher administrative costs required to support the increased size and complexity of the Company's operations.

      Interest expense increased to $10,802 (60% of revenues) in the 1997 period from $3,185 (38% of revenues) in 1996 as a result of the increase in outstanding indebtedness from the issuance of $111.4 million original principal amount of first mortgage bonds for the Rosemary Facility (the "Rosemary Bonds"), $105.5 million original principal amount of pooled project bonds ("Series A Bonds"), and the capital lease financing for the Brandywine Facility. The impact of such new indebtedness was partially offset by the refinancing of the taxable revenue bonds issued in 1989 for the Rosemary Facility and the repayment of other term loan financing on July 31, 1996 from portions of the proceeds of the Rosemary Bonds and the Series A Bonds.

      Depreciation, amortization of debt issue costs and amortization of partnership formation costs amounted to $3,122 (17% of revenues) in the 1997 period and $1,327 (16% of revenues) in 1996. The increase was primarily attributable to depreciation for the Brandywine Facility in 1997.

     For the 1996 period, minority interest in net income was $1,719. There is no minority interest in 1997 due to the Company's acquisition on July 31, 1996 of the minority interest holder's limited partnership interest in Panda-
Rosemary. As a result of this acquisition, the Company owns 100% of Panda-Rosemary.

      As a result of the various factors discussed above, the Company recorded net losses of $6,691 and $1,153 for the 1997 and 1996 periods, respectively.

  1996 compared to 1995

     The Company recorded a net loss before taxes, minority interest and extraordinary item of $8,916 in 1996 on revenues of $34,294 compared to net income before taxes and minority interest of $2,316 on revenues of $31,227 in 1995. The 10% increase in revenues was primarily caused by the commencement of commercial operations at the Brandywine Facility on October 31, 1996 and by increased interest income. For 1996 and 1995, capacity revenues were $27,204 in both periods and energy revenues were $5,070 and $2,655, respectively. Capacity revenues for the Brandywine Facility commenced in January 1997; accordingly, capacity revenues for 1996 and 1995 relate only to the Rosemary Facility. The increase in energy revenues is attributable to operations of the Brandywine Facility for the last two months of 1996, partially offset by a decrease in energy revenues at the Rosemary Facility which resulted from lower dispatch hours at that facility compared to 1995. During 1996, the Rosemary Facility was dispatched 635 hours as compared to 2,224 hours in 1995, resulting in a decrease in energy revenues from that facility of $644. (The number of dispatched hours in 1995 was unusually high, as explained below.) Plant operating expenses, which included fuel cost, operation and maintenance expense, insurance and property taxes related to the Rosemary Facility (and the Brandywine Facility commencing October 31, 1996), increased from $9,348 (30% of revenues) in 1995 to $12,050 (35% of revenues) during the same period in 1996, primarily due to the inclusion of the costs of operating the Brandywine Facility for two months in 1996. Because the Brandywine Facility earned no capacity revenues during its period of operation in 1996, plant operating expenses (and all other categories of expenses) were higher than normal as a percentage of revenues. Another significant cause of the increased plant operating expenses was the insurance deductible and other non-covered costs of approximately $700 relating to hurricane damage sustained in September 1996 at the Rosemary Facility as discussed below. Other factors contributing to the increase in plant operating expenses at the Rosemary Facility included additional scheduled maintenance costs and the fuel cost increases relating to increased operation of the auxiliary boiler for steam and chilled water production.

     Project development and administrative expenses were $2,550 (8% of revenues) and $5,187 (15% of revenues) for 1995 and 1996, respectively. The increase in 1996 was primarily attributable to increased development activity on the Luannan Facility and the commencement of commercial operations at the Brandywine Facility on October 31, 1996.

     Interest expense increased from $11,716 (38% of revenues) in 1995 to $19,414 (57% of revenues) in 1996 as a result of the increase in outstanding indebtedness under the TCW term loan which was partially offset by the scheduled reduction in outstanding indebtedness under the taxable revenue bonds issued in 1989 for the Rosemary Facility, and as a result of the increase in outstanding indebtedness from the issuance of the Rosemary Bonds and the Series A Bonds on July 31, 1996. The impact of such new indebtedness was partially offset by the refinancing of the taxable revenue bonds issued in 1989 for the Rosemary Facility and the repayment of the TCW term loan on July 31, 1996. Additionally, commencement of commercial operations at the Brandywine Facility resulted in the recognition of interest expense on the related debt for the last two months of 1996. Prior to commercial operations, interest on the Brandywine debt was capitalized.

     Depreciation, amortization of debt issue costs and amortization of partnership formation costs increased from $5,297 (17% of revenues) in 1995 to $6,559 (19% of revenues) in 1996. The increase was primarily attributable to the commencement of commercial operations at the Brandywine Facility on October 31, 1996.

     On September 6, 1996, a transformer and two switches at the Rosemary Facility sustained damage from a hurricane. A substitute transformer was temporarily installed pending repair of the damaged transformer, which was substantially completed during the first quarter of 1997. The Company estimates the total cost to repair the Rosemary Facility (including substitute transformer rental costs) at approximately $2,450, all of which is covered by insurance except for deductible and certain non-covered items in the amount of approximately $700. The impact on revenues was not material. Management believes that this event will not have a material adverse effect on the Company's financial condition or results of operations.

     For 1996 and 1995, minority interest in net income was $2,405 and $5,048, respectively. The decrease in 1996 was due to lower net income (before minority interest and extraordinary item) in the Rosemary Partnership and the acquisition on July 31, 1996 of the minority interest holder's limited partnership interest as discussed below.

     In connection with the issuance of the Rosemary Bonds and the Series A Bonds, the Company refinanced the taxable revenue bonds issued in 1989 for the Rosemary Facility and repaid the TCW term loan. The Company incurred an extraordinary loss of $21,336 on the early extinguishment of these obligations. Additionally, the Company acquired the minority interest holder's limited partnership interest in the Rosemary Partnership for a purchase price of approximately $34,256. As a result of this acquisition, the Company owns 100% of the Rosemary Partnership. The acquisition was accounted for using the purchase method of accounting. The excess of minority interest over the purchase price (approximately $3.8 million) was allocated to plant and equipment. Additionally, the Company advanced approximately $34,779 to Panda International for project development and general corporate purposes.

     As a result of the various factors discussed above, the Company recorded net losses of $32,657 and $2,732 for 1996 and 1995 respectively.

  1995 compared to 1994

     The Company recorded income before taxes and minority interest of $2,316 on revenues of $31,227 in 1995 compared to $4,839 on revenues of $31,917 in 1994. The decrease in revenues was primarily the result of a scheduled contractual decrease in capacity payments of $1,526, which was partially offset by additional income generated due to an increase in the number of hours the Rosemary Facility was dispatched by VEPCO and an increase in interest income. The Rosemary Facility was dispatched 2,224 hours in 1995 versus 764 hours in 1994, due primarily to forced outages at two VEPCO generating plants that are not likely to be repeated. For 1995 and 1994, capacity revenues were $27,204 and $28,730 and energy revenues were $2,655 and $1,934, respectively. For approximately 1,200 of the dispatch hours in 1995, the Rosemary Facility used natural gas provided directly by VEPCO under a special fueling arrangement provided for in the Rosemary Power Purchase Agreement. The Rosemary Facility's margin on energy sales is lower when VEPCO supplies natural gas for the Rosemary Facility than when the Rosemary Facility is dispatched under normal energy pricing terms. However, overall margins at the Rosemary Facility are increased in such circumstances (relative to not operating at all) by the ability to provide steam and chilled water from the steam turbine offtake, which reduces the operating costs of the auxiliary boilers.

     Plant operating expenses, which included fuel cost, operations and maintenance expense, insurance and property taxes related to the Rosemary Facility, were $9,348 (30% of revenues) in 1995 as compared to $8,940 (28% of revenues) in 1994, primarily due to additional maintenance expenses and fuel related costs incurred due to the increase in the number of hours the Rosemary Facility was dispatched by VEPCO. Project development and administrative expense increased from $1,779 (6% of revenues) in 1994 to $2,550 (8% of revenues) in 1995 primarily due to additional administrative expenses relating to construction of the Brandywine Facility and development of the Luannan Facility.

     Interest expense was $11,716 (38% of revenues) in 1995 compared to $11,018 (35% of revenues) in 1994. The increase in 1995 was attributable to additional borrowings. Depreciation, amortization of debt issue costs and amortization of partnership formation costs were stable and collectively amounted to 17% of revenues in 1995 and 1994.

     In 1995, the Company recorded a net loss of $2,732 as compared to a net loss of $861 in 1994. An allocation of $5,048 was made in 1995 for minority interest, a decrease of $652 from 1994 as a result of the overall decrease in net income of the Rosemary Partnership.

  1994 compared to 1993

     The Company's 1994 income before taxes and minority interest was $4,839 on revenues of $31,917, compared to $4,346 on revenues of $30,839 in 1993. The increase in revenues was primarily due to increased energy sales in 1994, as compared to 1993, as a result of the Rosemary Facility being dispatched approximately 764 hours in 1994 compared to 324 hours in 1993. For 1994 and 1993, capacity revenues were $28,730 and $28,888 and energy revenues were $1,934 and $968, respectively. In addition, interest income increased slightly in 1994 as short-term interest rates were higher than 1993 levels.

     Plant operating expenses, which included fuel cost, operation and maintenance expense, insurance and property taxes related to the Rosemary Facility, increased to $8,940 (28% of revenues) in 1994 from $7,676 (25% of revenues) in 1993. The increase was primarily a result of increased fuel and maintenance costs related to the increase in the number of hours the Rosemary Facility was dispatched by VEPCO and a $257 increase in tariff rates for firm transportation on the Transco pipeline through which gas is transported to the Rosemary Facility. The dispatch hours for 1994 were substantially greater than in 1993 due primarily to the second amendment to the Rosemary Power Purchase Agreement entered into in 1993, under which the formula used to calculate the energy purchase price was amended to more closely match the fuel and variable operation and maintenance costs of the Rosemary Facility. The amendment to the formula resulted in lower energy margins in the spring, summer and fall periods, when the Rosemary Facility primarily runs on natural gas, and better cost recovery during the winter period when it runs primarily on fuel oil. The reduction in the energy margin during the summer months, when most of the dispatch hours were incurred, caused the increase in run hours to have little overall impact on net income.

     Project development and administrative expenses decreased from $2,434 (8% of revenues) in 1993 to $1,779 (6% of revenues) in 1994. The higher level of such expenses in 1993 was primarily due to preliminary development costs incurred in connection with the Brandywine Facility.

     Interest expense was $11,018 (35% of revenues) in 1994 compared to $11,066 (36% of revenues) in 1993. Depreciation, amortization of debt issue costs and amortization of partnership formation costs were stable and collectively amounted to 17% of revenues in 1994 and 1993.

     The Company recorded a net loss of $861 in 1994 as compared to a net loss of $1,128 in 1993. The allocation for minority interest in 1994 was $5,700, an increase of $226 from 1993 as the Rosemary Partnership's net income increased slightly.

  Liquidity and Capital Resources

     To  date,  the  Company  and  its subsidiaries  have  obtained  cash  from operations of the Rosemary Facility and the Brandywine Facility, borrowings under non-recourse project debt of the Rosemary Partnership and the Brandywine Partnership, and the proceeds from the sale of the Series A Bonds. The Company and its subsidiaries utilized this cash to refinance and acquire a 100%
interest in the Rosemary Facility, fund development and construction of the Brandywine Facility, service their debt obligations, make distributions to Panda International to fund Project development efforts and for general and administrative expenses.

     The principal future cash requirements of PIC will be the payment of its obligations under the PIC Notes, thus enabling the issuer of the Series A Bonds, a subsidiary of PIC, to satisfy its obligations under the Series A Bonds and any future series of PFC Bonds. Semi-annual principal and interest payments on the PIC Note that was issued in connection with the issuance of the Series A Bonds totaled $7.0 million on February 20, 1997 and are expected to total $6.1 million on each August 20 and February 20 through February 20, 1999, after which time scheduled payments will increase as more significant principal amortization begins. The amount of principal payments generally increases over time. See "Description of Other Indebtedness--The PFC Bonds."

     The principal future cash requirements of the Issuer will be the payment of the Exchange Notes. The Issuer expects to receive income sufficient for it to satisfy its obligations under the Exchange Notes from the repayment of the loan of the net proceeds of the Exchange Notes to Pan-Western and from dividends from PIC.

     Because substantially all of the Issuer's and the Company's operations are conducted through their Project subsidiaries, the Issuer and the Company should have no significant direct operating or administrative expenses. Panda International performs certain accounting, legal, insurance and consulting services for the Issuer and the Company. The cost of these services is allocated to the Issuer and the Company through an intercompany charge.

     The Company will rely almost exclusively on distributions from the Issuer and PIC to meet its cash requirements. The ability of the Issuer and PIC to make such distributions will depend upon the financial performance of the Luannan Facility, the Rosemary Facility, the Brandywine Facility and any other Project that may be added in the future to the PIC Project Portfolio and will be subject to a number of limitations on distributions contained in the Project-level debt agreements, the indenture relating to the PFC Bonds and the Indentures.

     The Issuer and the Company own an indirect equity interest in the Luannan Facility, which has commenced construction. The Issuer expects that, upon the successful completion of the Luannan Facility, the funds the Issuer derives from the repayment of the loan to Pan-Western will constitute the majority of the funds available to the Issuer to satisfy its obligations under the Exchange Notes.

     The Company also owns indirect equity interests in two operating Projects, the Rosemary Facility and the Brandywine Facility. The majority of the distributions available from the Rosemary Partnership and the Brandywine Partnership are required to be used to service the Rosemary Bonds, to pay rent with respect to the lease financing of the Brandywine Project and to service the Series A Bonds; any funds available after paying all of such obligations then due will be required to be paid by PIC as distributions to PEC, which will, in turn, be required to pay such amounts to the Company, and will be available to the Company to pay its obligations on the Exchange Notes, if necessary.

	During 1996 and the first quarter of 1997, the Company maintained unrestricted cash balances of approximately $1.2 million. As reflected in the consolidated statements of cash flows, the Company's operating activities consumed cash of $1.6 million during 1996 and $1.9 million during the first quarter of 1997. During the first quarter of 1996, the Company's operating activities generated $4.1 million. The Company's liquidity requirements during 1996 were satisfied principally by the issuance of approximately $300 million of long-term debt. As disclosed elsewhere in the registration statement and in the Company's consolidated financial statements, several significant transactions occurred in 1996 which increased the Company's liquidity requirements, including the completion of the Brandywine Facility, the refinancing of the project-level debt of the Rosemary Facility, the acquisition of the minority interest in the Panda-Rosemary partnership, and advances to the Company's parent. Most of these significant transactions occurred subsequent to the first quarter of 1996; that quarter's liquidity requirements were met principally through the issuance of additional long-term debt of aproximately $21.5 million relating to construction of the Brandywine Facility. During the first quarter of 1997, the Company's liquidity requirements were met principally by advances from its parent of $5.2 million which were used primarily for development costs of the Luannan project and related general and administrative activities. With the successful completion of financing for the Luannan project, which occurred in April 1997, management expects that advances from the Company's parent will no longer be required to fund development and construction activities of the Luannan project.

  New Accounting Pronouncements

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995 and requires the write-down to market value of certain long-lived assets. The Company and the Issuer adopted SFAS 121 in 1996 and such adoption did not have a material impact on their financial position or results of operations.

  Impact of Inflation

     Inflationary increases in the Issuer's and the Company's costs, primarily Project development costs, energy costs and capital costs, may be offset by increases in revenue as provided in the various power purchase agreements, although competition may limit the ability of the Issuer and its subsidiaries to recover fully all such increases. The Issuer, the Company and their affiliates attempt, where possible, to obtain provisions in their power purchase agreements whereby certain revenue components, such as energy and operations and maintenance, may be adjusted with inflationary increases. In management's view, inflation will not have a material effect on the Issuer's or the Company's financial position over the long-term.

                              THE EXCHANGE OFFER

Purpose and Effects of the Exchange Offer

      The Old Notes were issued and sold by the Issuer on April 22, 1997 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently placed the Old Notes with Qualified Institutional Buyers and institutional Accredited Investors in transactions exempt from the registration requirements of the Securities Act. As a condition of the Purchase Agreement, the Company, the Issuer and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company and the Issuer agreed (i) to file with the Commission a registration statement under the Securities Act relating to the Exchange Offer within 60 days after the Issue Date, (ii) to use their best efforts to cause such registration statement to become effective no later than 150 days after the Issue Date and (iii) upon effectiveness of such registration statement to commence the Exchange Offer and offer to the holders of Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes. This Registration Statement is intended to satisfy the foregoing obligations of the Company and the Issuer under the Registration Rights Agreement. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents- -Old Notes Registration Rights."

      Following the consummation of the Exchange Offer, any holder of Old Notes (other than one not permitted by law or any policy of the Commission to participate in the Exchange Offer) which has not exchanged its Old Notes pursuant to the Exchange Offer will not have any further registration rights under the Registration Rights Agreement and its Old Notes will continue to be subject to certain restrictions on transfer. See "Termination of Certain
Rights" and "Transfer Restrictions on Old Notes" below and "Risk Factors -- Consequences of Failure to Exchange Old Notes." Accordingly, the liquidity of the market, if any, for any Old Notes which remain outstanding could be materially adversely affected.

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued in exchange for Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holders thereof (other than any such holder which is an Affiliate of the Company or the Issuer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes. To comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met. In addition, each broker-dealer that received Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "--Resales of Exchange Notes" below and "Plan of Distribution."

Terms of the Exchange Offer

     The Issuer hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of outstanding Old Notes. As of the date of this Prospectus, $155,200,000 principal amount of the Old Notes is outstanding. The Exchange Notes will bear interest from the date of their issuance. Interest on the Old Notes accepted for exchange will accrue thereon to, but not including, the date of issuance of the Exchange Notes and will be paid together with the first interest payment on the Exchange Notes issued in exchange therefor.

     The form and terms of the Exchange Notes will be identical to the form and terms of the Old Notes, except that (i) the Exchange Notes will have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of Old Notes under the Registration Rights Agreement, which will terminate as to Old Notes tendered pursuant to the Exchange Offer upon the consummation of the Exchange Offer. Such rights will also terminate as to holders of Old Notes who are eligible to tender their Old Notes for exchange in the Exchange Offer but fail to do so. See "Termination of Certain Rights" below and "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the the Shareholder Loans and the Collateral Documents--Old Notes Registration Rights." The Exchange Notes will evidence the same debt as the Old Notes which they replace and will be issued under, and be entitled to the same benefits as the Old Notes pursuant to, the Indenture. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents".

      The Exchange Offer will expire at 5:00 p.m. New York City time, on ________________, unless extended in the Issuer's sole discretion. Tendered Old Notes may be withdrawn at any time prior to the Expiration Date. For a description of the Issuer's right to extend the period of time during which the Exchange Offer is open, and to delay, terminate or amend the Exchange Offer, and of tendering holders' withdrawal rights, see "Expiration Date; Extensions; Termination; Amendments" and "Withdrawal of Tenders" below.

      The Issuer shall be deemed to have accepted validly tendered Old Notes in the Exchange Offer when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the Exchange Notes from the Issuer. The Exchange Notes will be delivered as soon as practicable after acceptance of the Old Notes, which is expected to occur on the Expiration Date.

      This Prospectus, together with the Letter of Transmittal and other relevant materials, will be mailed by the Issuer to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company and the Issuer will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer.

      Although the Issuer has no plan or intention to do so, it reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, and to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Companies Law (Revised) of the Cayman Islands or the Exchange Note Indenture in connection with the Exchange Offer.

Expiration Date; Extensions; Termination; Amendments

      The Exchange Offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on ___________________, unless the Issuer in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuer, expires. The Issuer reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date. The Issuer shall notify the Exchange Agent of any extension by oral or written notice and shall make a public announcement thereof prior to 5:00 p.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Such announcement may state that the Issuer is extending the Exchange Offer for a specified period or on a daily basis. Without limiting the manner by which the Issuer may choose to make such public announcement thereof, the Issuer currently intends to make such announcements, if any, by issuing a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

      The Issuer reserves the right (i) to extend the Exchange Offer, (ii) to delay accepting any tendered Old Notes, (iii) if any of the events set forth below under "Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Issuer, terminate the Exchange Offer and not accept any Old Notes, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (iv) to amend at any time, or from time to time, the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. Any amendment applicable to the Exchange Offer will apply to all Old Notes tendered in the Exchange Offer, regardless of when or in what order the Old Notes were tendered. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by public announcement thereof in a manner set forth above. If the Exchange Offer is amended (including by waiver of a condition to the Exchange Offer) in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Notes of such amendment, and if the Exchange Offer would otherwise expire during such period, the Issuer will extend the Exchange Offer for a period which the Issuer in its discretion deems appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of Old Notes. All of the conditions to the Exchange Offer set forth below under the caption "Conditions of the Exchange Offer" must be satisfied or waived prior to the consummation of the Exchange Offer. The rights reserved by the Issuer in this paragraph are in addition to the Issuer's rights set forth below under the caption "Conditions of the Exchange Offer."

Conditions of the Exchange Offer

     Notwithstanding any other term of the Exchange Offer, the Issuer shall not be required to accept for exchange, or exchange the Exchange Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

     (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Issuer, may materially impair the ability of the Issuer to proceed with the Exchange Offer in accordance with the terms contained herein and in the Letter of Transmittal or materially impair the contemplated benefits of the Exchange Offer to the Issuer, or any material adverse development has occurred in any existing action or proceeding with respect to the Issuer or any of its subsidiaries or affiliates;

     (ii) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer or any of its subsidiaries has occurred which, in the sole judgment of the Issuer, may materially impair the ability of the Issuer to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuer;

     (iii) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Issuer, may materially impair the ability of the Issuer to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuer;

     (iv) any governmental approval has not been obtained, which approval the Issuer shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

     (v) any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

     (vi) the Trustee shall have objected in any respect to, or taken any action that could, in the sole judgment of the Issuer, adversely affect the consummation of the Exchange Offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuer in making the Exchange Offer or the acceptance of Old Notes in exchange for Exchange Notes.

     The foregoing conditions to the Exchange Offer are for the sole benefit of the Issuer and may be asserted by the Issuer in its sole discretion regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company or the Issuer) and may be waived by the Issuer, in whole or in part, at any time and from time to time in its sole discretion. All of the foregoing conditions must be satisfied or waived prior to the consummation of the Exchange Offer. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Issuer concerning the events described in this section or the fulfillment or nonfulfillment of any conditions shall be final and binding upon all persons.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

Procedures for Tendering

     Only a registered holder of the Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must, prior to the Expiration Date, either (i) complete and sign the Letter of Transmittal (or a facsimile thereof), in accordance with the instructions contained herein and therein, and deliver such Letter of Transmittal, together with any signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the back cover page of this Prospectus and the tendered Old Notes must either be (a) physically delivered to the Exchange Agent or (b) transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures set forth herein. To be validly tendered, the Old Notes, together with a properly completed Letter of Transmittal (or facsimile thereof), executed by the holder of record thereof, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, except as otherwise provided below under the caption "Guaranteed Delivery Procedures."

      The tender by a holder will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      THE METHOD OF DELIVERY OF THE OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF DELIVERY IS TO BE MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR THE OLD NOTES SHOULD BE SENT TO THE ISSUER OR THE COMPANY.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder from Beneficial Owner" included with the Letter of Transmittal.

      Signatures on a Letter of Transmittal must be guaranteed unless the Old Notes tendered pursuant thereto are (i) tendered by a registered holder of the Old Notes who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) tendered for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States, or by an entity that is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed by the registered holder or accompanied by a properly completed bond power or other written instrument of transfer in form satisfactory to the Issuer in its sole discretion, signed by such registered holder as such registered holder's name appears on such Old Notes. If the Letter of Transmittal is signed by the registered holder and (a) the entire principal amount of the holder's Old Notes is tendered or (b) untendered Old Notes are to be issued to the registered holder, then the registered holder need not endorse any certificates for tendered Old Notes or provide a separate bond power. In any other case, the registered holder must transmit a separate bond power with the Letter of Transmittal.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

      The Exchange Agent will establish accounts with respect to the Old Notes at DTC for the purpose of the Exchange Offer, and any financial institution that is a participant in DTC may make book-entry transfer of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC. Although delivery of Old Notes may be effected through book-entry transfer in the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date, except as otherwise provided under the caption "Guaranteed Delivery Procedures" below. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. NOTWITHSTANDING COMPLIANCE WITH BOOK-ENTRY TENDER DELIVERY PROCEDURES, FAILURE TO DELIVER TO THE EXCHANGE AGENT AN EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE MAY RESULT IN THE TENDERED OLD BONDS NOT BEING ACCEPTED FOR EXCHANGE.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of the Issuer or counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive certain of the conditions to the Exchange Offer or any irregularities or defects in the tender of Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all persons. Unless waived, any irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Neither the Company, the Issuer, the Exchange Agent nor any other person shall be under any duty to give notifications of defects or irregularities in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until any defects with respect to such tenders have been cured or waived.

      By tendering, each registered holder of Old Notes will represent to the Issuer that, among other things, (i) the Exchange Notes to be acquired by the holder and any beneficial owner(s) of such Old Notes ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the holder and such Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder (other than a broker-dealer referred to in the last sentence of this paragraph) and each Beneficial Owner are not participating and do not intend to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) the holder and each Beneficial Owner have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iv) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-
action letters that are discussed herein under "Resale of Exchange Notes," below, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iv) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (vi) neither the holder nor any Beneficial Owner is an Affiliate of the Company or the Issuer, or if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "--Resales of Exchange Notes" below and "Plan of Distribution."

      Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of United States federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide its taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Issuer and the Exchange Agent.

Guaranteed Delivery Procedures

      If a holder of Old Notes desires to tender such Old Notes and if the Old Notes are not immediately available, or time will not permit such holder's Old Notes or any other required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, a tender for exchange may be effected if:

     (i)  the   tender  for  exchange  is  made  by  or  through  an   Eligible
          Institution;

     (ii) prior  to 5:00 p.m., New York City time, on the Expiration Date,  the
          Exchange  Agent  has  received  from  such  Eligible  Institution   a
          properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes and the principal amount of Old Notes tendered for exchange, stating that tender is being made thereby and guaranteeing that, within three Business Days after the Expiration Date, the duly executed Letter of Transmittal (or facsimile thereof), properly completed and validly executed, together with the Old Notes in proper form for transfer (or confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account with DTC), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by the Eligible Institution with the Exchange Agent; and

     (iii)such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account with DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Business Days after the Expiration Date.

      Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes
      Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will accept on the Expiration Date all Old Notes properly tendered in the Exchange Offer and not withdrawn and will issue the Exchange Notes as soon as practicable after the acceptance of the Old Notes. The Exchange Notes will be issued in the form of a fully registered global bond which will be deposited with, or on behalf of, DTC and registered in the name of its nominee. Holders tendering Old Notes represented by a certificate must provide the Exchange Agent with a DTC account number for delivery of the Exchange Notes issued in exchange therefor. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving the Exchange Notes from the Issuer and transmitting the Exchange Notes to each holder exchanging Old Notes.

      If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein, the withdrawal of tendered Old Notes under circumstances permitting such withdrawal as described herein or otherwise, or if Old Notes are submitted for a greater principal amount than the holder thereof desires to exchange, any such unaccepted or non-exchanged Old Notes will be returned, without expense, to the tendering holder thereof (or, in the case of the Old Notes tendered by book-entry transfer, to an account maintained at DTC), as soon as practicable after the expiration or termination of the Exchange Offer.

Withdrawal of Tenders

      Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable. To withdraw a tender of Old Notes in the Exchange Offer, a written notice of withdrawal, delivered by hand, mail or facsimile transmission, must (i) be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth on the back cover hereof, (ii) specify the name of and be signed by the registered holder of such Old Notes in the same manner as the applicable Letter of Transmittal (including any required signature guarantees) as set forth above under "Procedures for Tendering," (iii) specify the name of the person identified in the Letter of Transmittal as having tendered the Old Notes to be withdrawn and (iv) specify the aggregate principal amount represented by such withdrawn Old Notes. If Old Notes have been tendered pursuant to the procedures for book-entry transfer as set forth herein, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Old Notes. Withdrawals of tenders of Old Notes may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that withdrawn Old Notes may be re-tendered by again complying with the procedures for tendering Old Notes described herein at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Issuer, such determination to be final and binding. None of the Company, the Issuer, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of Old Notes or incur any liability for failure to give any such notification.

Lost or Missing Certificates

      If a holder of Old Notes desires to tender Old Notes pursuant to the Exchange Offer, but such Old Notes have been mutilated, lost, stolen or destroyed, such holder should telephone the Trustee at (800) 735-7777 for information concerning the procedures for obtaining replacement certificates for such Old Notes, arranging for indemnification or any other matter that requires handling by the Trustee.

Termination of Certain Rights

      Holders of Old Notes have certain rights under the Registration Rights Agreement that will terminate as a result of the consummation of the Exchange Offer. The Exchange Offer shall be deemed to be "consummated" upon the issuance and delivery of Exchange Notes in exchange for Old Notes validly tendered and not withdrawn in the Exchange Offer in accordance with the terms of the Registration Rights Agreement. Such rights will terminate for all holders exchanging Old Notes in the Exchange Offer and all holders who are eligible to participate in the Exchange Offer and fail to do so. See "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents--Old Notes Registration Rights."

The Exchange Agent

      The Exchange Agent for the Exchange Offer is Bankers Trust Company. All deliveries, correspondence and questions sent or presented to the Exchange Agent relating to the Exchange Offer should be directed to the following address or telephone number (which are also set forth on the back cover of this Prospectus):

                          Facsimile Transmission:
                               (615) 835-3701
                           Confirm by Telephone:
                               (615) 835-3572
                                                       By Overnight Courier
       By Mail:              By Hand Delivery:          or Certified Mail:
BT Services Tennessee,     Bankers Trust Company      BT Services Tennessee,
         Inc.                                                  Inc.
  Reorganization Unit     Corporate Trust & Agency   Corporate Trust & Agency
                                   Group                       Group
    P.O. Box 292737      Receipt & Delivery Window      Reorganization Unit
 Nashville, TN 37229-    123 Washington Street, 1st   648 Grassmere Park Road
         2737                      Floor
                             New York, NY 10006         Nashville, TN 37211

                           For Information Call:
                               (800) 735-7777

     Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Fees and Expenses

      The expenses of soliciting tenders will be borne by the Company and the Issuer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and representatives of the Issuer and its affiliates. The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses incurred in connection therewith. The expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and the Company and are estimated in the aggregate to be approximately $260,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and independent engineers' and fuel consultants' fees.

     The Issuer will pay all transfer taxes, if any applicable, to the transfer of Old Notes to it pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer of Old Notes to the Issuer pursuant to the Exchange Offer (including, without limitation, any transfer taxes imposed as a result of the Exchange Notes or Old Notes not exchanged being delivered to, or issued in the name of, any person other than the record holder, or certificates being tendered that are recorded in the name of a person other than the person signing the Letter of Transmittal), then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tending holder.

Accounting Treatment

      The Exchange Notes will be recorded at the carrying value of the Old Notes, as reflected in the Issuer's accounting records on the date of the
exchange.   Accordingly,  no  gain  or loss for  accounting  purposes  will  be recognized.

Transfer Restrictions on Old Notes

      The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" (within the meaning of the Securities Act). Accordingly, prior to the date that is three years after the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner thereof, such Old Notes may be resold only (i) to the Issuer (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer, purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (iii) to an institutional Accredited Investor that is purchasing for its own account or the account of an institutional Accredited Investor, (iv) in an offshore transaction in accordance with Regulation S under the Securities Act, (v) pursuant to another available exemption from registration under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws.

Resales of Exchange Notes

      With respect to resales of the Exchange Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an Affiliate of the Company, the Issuer or Panda Interholding) who exchanges Old Notes for Exchange Notes will be allowed to resell the Exchange Notes acquired in the Exchange Offer to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 thereof; provided that
(i) the Exchange Notes are acquired in the ordinary course of the holder's business, (ii) the holder (other than a broker-dealer referred to in the next sentence) is not participating and does not intend to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must notify the Company and the Issuer that it has acquired Exchange Notes for its own account (which notification must be made in the applicable location in the Letter of Transmittal) and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the conditions thereto have been met. See "Plan of Distribution."

               CERTAIN TAX CONSIDERATIONS OF THE EXCHANGE OFFER

United States Federal Income Taxation

      The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service will not take a contrary view, and no ruling from the Internal Revenue Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders of the Old Notes. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

      The exchange of the Exchange Notes for the Old Notes pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. The Exchange Notes received by a holder should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders as a result of the exchange of the Old Notes for the Exchange Notes pursuant to the Exchange Offer. If, however, the exchange of the Old Notes for the Exchange Notes were treated as an "exchange" for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Holders exchanging the Old Notes pursuant to such recapitalization should not recognize any gain or loss upon the exchange.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER OF OLD BONDS SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF
HOLDING, EXCHANGING OR SELLING THE OLD BONDS, INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGES IN APPLICABLE TAX LAWS.

Certain Cayman Islands Tax Considerations

     On the basis of the current legislation in the Cayman Islands, there is no income, corporation, profits, capital gains or other form of taxation that would be applicable to any holder of Old Notes who exchange such Old Notes for Exchange Notes pursuant to the Exchange Offer (provided such holder does not engage in trade in the Cayman Islands).

Certain PRC Taxation Considerations

      The Issuer has been advised by Cai, Zhang & Lan, PRC legal counsel to the Issuer, that there is no liability on the part of a Non-PRC holder of Old Notes who exchanges such Old Notes for Exchange Notes pursuant to the Exchange Offer for any income or withholding tax owing to the PRC, any provincial government or any subdivision thereof.

                          DESCRIPTION OF THE PROJECTS

     The following discussion provides certain summary information concerning the Luannan Facility, the Rosemary Facility and the Brandywine Facility.

The Luannan Facility

     The Luannan Facility will be comprised of two steam/electric generating units, each nominally rated at 50 MW but with nameplate capability of up to 60 MW gross output under full condensing conditions. Two pulverized coal-fired boilers, each delivering steam to drive a three stage extraction/condensing steam turbine electric generating unit, will be utilized. Coal will be delivered by truck to the site of the Luannan Facility from nearby mines. Electric power generated by the Luannan Facility will be interconnected to the local electricity grid network at 110 kV. In addition, steam will be extracted from the steam turbines for distribution by pipeline to local industrial and commercial users and also used to heat water for district heating use. Electrostatic precipitators will be provided down stream of the boilers to remove fly ash from the boiler flue gas. The fly ash will be mixed with water and pumped by way of pipeline to an off-site dedicated ponding site for disposal.

  Sales of Power

     The Luannan Facility will sell power to North China Power Company pursuant to the Luannan Power Purchase Agreement. North China Power Company functions as the commercial arm of North China Power while North China Power Administration ("NCPA") functions as the regulatory entity of the same group. North China Power, which reports directly to MOEP, owns and operates the North China Power Grid. The service area of North China Power encompasses four regions, including the Beijing/Tianjin/Tangshan area. Beijing and Tianjin are among the largest and most economically developed cities in China. The service area of North China Power also includes Hebei Province, Shanxi Province and western Inner Mongolia. North China Power owns most of the major power plants within its service area and is reported to have had a total installed capacity of 25,140 MW in 1995 and to have generated power of 126.7 TWh in 1995. As both a government and a commercial entity, North China Power regulates, manages and owns the power assets in its territory including generation and distribution facilities. The geographical extent of its service area makes North China Power one of the largest power operating entities in China. The financial statements of North China Power included in its 1995 annual report (which were prepared in accordance with Chinese accounting principles) indicated total assets of North China Power (excluding assets in Inner Mongolia) of RMB 70 billion ($8.4 billion) as of December 31, 1995, and revenue of approximately RMB 27.2 billion ($3.3 billion) (excluding its revenue generated from Inner Mongolia) for the year then ended. North China Power also reported that it is ranked as one of the top three government-owned enterprises (in terms of revenues) in China.

     The Luannan Power Purchase Agreement is a 20-year agreement. The electricity price is established through a formula provided in the Pricing Document (which is separate from, but incorporated by reference in, the Luannan Power Purchase Agreement). According to the formula contained in the Pricing Document, the power price will be comprised of fixed and variable components that may be adjusted, subject to the approval of the Pricing Approval Authority to reflect changes in coal costs, depreciation of plant and equipment and financing expenses. Certain components of the power price calculation may be adjusted to reflect local and U.S. inflation and foreign exchange rate fluctuation in order to mitigate the Luannan Facility's exposure to inflation and currency risks. Although it is anticipated that the Luannan Facility will apply annually for changes in rates, under the Luannan Power Purchase Agreement it has the right to request a determination of a new power price whenever it determines that changes in the price components require a new determination. There are pass-through provisions in the pricing formula for increases or decreases in the cost of coal against an index cost that is stipulated in the Pricing Document, and the pricing formula also has provisions for pass-through or make-whole calculations relating to certain construction capital cost items. The tariff is paid in Renminbi and is required to be paid every 30 days by North China Power Company. See "Risk Factors--Considerations Relating to the PRC--Risk Regarding Changes to PRC and Local Laws, Policies and Regulatory Authorities."

  Sales of Steam

     The Issuer and the Company believe that the Luannan Facility will sell approximately 349,680 tons per year of steam for process and the equivalent of approximately 362,518 GJ/year of steam for heating to certain Luannan County enterprises and local industries under several Luannan Heat Supply Contracts. The Issuer believes that the Luannan Facility will be the single largest, centralized heat supplier in Luannan County.

  Engineering, Procurement and Construction Contract

     Through competitive bidding, Harbin Power Engineering Company Limited (the "Luannan EPC Contractor") has been selected as the engineering, procurement and construction contractor for the Luannan Facility. The Luannan EPC Contractor has extensive engineering, procurement and construction experience in the power industry in the PRC and other countries. Chinese-manufactured equipment and materials and Chinese labor will be utilized to the maximum extent possible in order to lower the costs of the Luannan Facility and the sale price of electricity.

     The Luannan EPC Contract provides for a retainage of 10% of the Luannan EPC Contract price until the completion of punch list items and other deficiencies in accordance with the Luannan EPC Contract. The Luannan EPC Contract also provides for liquidated damages or termination payments in a maximum amount of 35% of the original Luannan EPC Contract Price. The CHEXIM Guarantee is required under the Luannan EPC Contract and has been provided by CHEXIM in respect of the Luannan EPC Contractor's obligations under the Luannan EPC Contract to pay liquidated damages or termination payments in a maximum amount of 35% of the original Luannan EPC Contract Price. In addition, Harbin Power Equipment Company, a PRC company ("Harbin Power"), the parent company of the Luannan EPC Contractor, has provided the Luannan EPC Guarantee for the benefit of two of the Joint Ventures guaranteeing the payment and performance of the Luannan EPC Contractor under the Luannan EPC Contract.

     The Luannan EPC Contractor is a wholly-owned subsidiary of Harbin Power. Harbin Power, a PRC company listed on the Hong Kong Stock Exchange, was established in October 1994 through the restructuring of Harbin Power Plant Equipment Group Corporation. Harbin Power, together with its subsidiaries, is one of the largest manufacturers of power plant equipment in China. In 1995, the annual designed production capacity of the facilities constructed by the Luannan EPC Contractor and its affiliates was 3,000 MW of thermal power and 1,000 MW of hydro power. Harbin Power and its subsidiaries also provide a range of engineering services for power stations, including turnkey construction of power plants and the provision of engineering and technical advisory services. Harbin Power's products have been exported to Pakistan, the Philippines, Canada and other countries.

  Export-Import Bank of China

     CHEXIM was established in April 1994 by the State Council with the sponsorship of the Ministry of Finance, the People's Bank of China and the Ministry of Foreign Trade and Economic Cooperation of the PRC ("MOFTEC") as one of the three policy banks in China. The principal business of CHEXIM includes, under the direction of the PRC government, providing export and import credit (including sellers' and buyers' credits) for the export and import of all machinery and equipment, electric power products and equipment, providing export insurance, export guarantees and export and import insurance and undertaking any business approved and entrusted to it by relevant government authorities of the PRC. At the end of 1995, CHEXIM's owner's equity amounted to approximately RMB 138.0 million. CHEXIM extended sellers' credit loans of RMB
5.6 billion in 1995. Although CHEXIM has received from its inception various subsidies, capital infusions and other forms of support, including the adjustment of interest rates charged on loans made by CHEXIM, CHEXIM has attempted to implement systems to achieve financial independence. Such systems include the provision of bad loan reserves and the charging of insurance premiums on loans made. Senior unsecured debt of CHEXIM currently has a debt rating of A3 by Moody's.

  Heat Network Construction

     Two of the Joint Ventures entered into a construction agreement (the "Heat Network Construction Agreement") on June 20, 1996 under which Tangshan Engineering will build the heat and steam network of Luannan Heat and Power (the "Network"). Under this agreement, the cost for construction of the Network, which will consist of 12.1 kilometers of hot water pipeline, 8.78 kilometers of steam pipeline, heat exchange stations, heat control equipment and civil construction, is approximately RMB 24.2 million ($2.9 million), subject to escalation by the Chinese State Statistic Bureau Price Index.

  Transmission Facilities Construction

     North  China  Power  Company  has entered into  the  Luannan  Transmission
Facilities Construction Agreement with one of the Joint Ventures for the design, construction, interconnection, operation and maintenance of the Luannan Transmission Facilities. One of the Joint Ventures has agreed to provide the Luannan Transmission Facilities Loan through a financial intermediary in the
PRC to finance the construction of the Luannan Transmission Facilities. The amount of such funds, which was specified at the U.S. dollar equivalent of RMB 78.2 million (which as of April 4, 1997, would have been approximately $9.4 million), will be adjusted to reflect inflation in the PRC from December 31, 1994 to the date of issuance of the notice to North China Power Company to proceed with preliminary design in order for such funds to be sufficient to cover the construction cost of the Luannan Transmission Facilities. The Luannan Transmission Facilities will be comprised of three newly constructed substations, upgrades to both an existing substation and an existing switching station and approximately 43 kilometers of new 110 kV transmission lines to interconnect the Luannan Facility to the Jing-Jin-Tang Grid. In accordance with the Luannan Transmission Facilities Construction Agreement, North China Power Company has guaranteed that it will complete the construction of the Luannan Transmission Facilities to receive the total electrical output of the Luannan Facility within 18 months of receiving its notice to proceed.

  Operations and Maintenance

     Pursuant to the Luannan O&M Contract, operations and maintenance services for the Luannan Facility will be provided by the Luannan O&M Contractor, Duke/Fluor Daniel International Services. The Luannan O&M Contract provides for a recovery of costs by the Luannan O&M Contractor plus incentive payments based upon the performance of the Luannan Facility. The Luannan O&M Contractor is a general partnership formed in 1994 by affiliates of Duke Power Company and Fluor Corporation for the purposes of providing services to the solid fuel power generation market. The Luannan O&M Contractor is actively engaged in the operation and maintenance of electric generation facilities throughout the world. Pursuant to the Luannan O&M Contract, almost all of the personnel will be trained PRC technicians who will work under close supervision of the O&M committees of the Joint Ventures and the Luannan O&M Contractor's managers.

  Coal Supply

     The Issuer expects that the Luannan Facility will use approximately 450,000 metric tons of coal per year. The principal fuel supply for the Luannan Facility will come from the Qianjiaying Mine, which is owned and operated by Kailuan Coal and is located 30 kilometers from the Luannan Facility. Kailuan Coal, a state-owned coal mining company, has 5.0 billion metric tons of coal reserves in the Tangshan area and produces approximately 18 million metric tons of coal per year. The Qianjiaying Mine produced 3.67 million metric tons of coal in 1996. Kailuan Coal has committed to supply up to 300,000 metric tons per year of coal from the Qianjiaying Mine to the Luannan Facility for ten years. Two of the Joint Ventures have also entered into coal supply agreements with five other local coal mines (collectively with Kailuan Coal Mining Administration, the "Luannan Coal Suppliers") to secure up to an additional 310,000 metric tons of coal per year for ten years. The Issuer and the Joint Ventures believe that the foregoing fuel supply arrangements, at the end of such ten-year period, can be extended, renewed or replaced.

  Environmental Matters

     Similar to electric power generation facilities in other countries, the Luannan Facility is generally required by PRC environmental laws and regulations to comply with a number of regulations relating to the health and safety of personnel and the public. An environmental assessment study has been conducted by Hebei Provincial Metallurgy and Energy Environmental Protection
Research Institute in compliance with Chinese environmental protection standards. Based on this study, the Joint Ventures believe that the equipment installed and technology employed in the Luannan Facility will be in compliance with the relevant PRC environmental laws and regulations.

  Governmental Approvals

     Cai, Zhang & Lan, Chinese counsel to the Issuer and the Joint Ventures, has advised the Company that all required governmental approvals have been obtained with respect to the formation of the Joint Ventures based on the opinion of its Chinese counsel and advice from the Hebei Provincial Planning Commission, the Commission of Foreign Trade and Economic Cooperation of Hebei Province and its Joint Venture partners. See "Risk Factors--Considerations Relating to the PRC--Risk of Need For Additional Governmental Approvals Regarding Level of Foreign Investment in Luannan Facility."

     The Issuer believes that all other governmental approvals required for the construction of the Luannan Facility that can be obtained at this stage of development have been obtained based on the opinion of its Chinese counsel and advice from the Hebei Provincial Planning Commission, the Commission of Foreign Trade and Economic Cooperation of Hebei Province and its Joint Venture partners. A construction permit will have to be obtained by the Luannan EPC Contractor prior to the commencement of full construction activity with respect to the Luannan Facility; however, the Issuer and the Joint Ventures believe that the issuance of such a permit will be a matter of procedure rather than a discretionary matter because the design criteria for the Luannan Facility has already been approved. The Issuer believes that the support of the Hebei Provincial Government, Hebei COFTEC, North China Power, the Luannan County Government and China National Machinery Import & Export Corporation, a state-owned PRC trading company ("CMC") which, through an affiliate, owns a 1% interest in Pan-Western, will benefit the operation of the Joint Ventures in connection with administrative review and the receipt of any approvals which may be required in the future. See "Risk Factors--Considerations Relating to the PRC--Risk of Need For Additional Governmental Approvals Regarding Level of Foreign Investment in Luannan Facility."

  Litigation

     None of the Joint Ventures is currently involved in any litigation or legal proceeding that could be expected to have a material adverse impact on the Joint Ventures or their operations, or the Issuer or the Company.

  Insurance

     The Joint Ventures will provide and maintain a comprehensive insurance program designed on a project-specific basis. The owner-controlled insurance program will provide coverages for both property and casualty risks inherent in the construction of a facility such as the Luannan Facility. The coverages and their respective limits during the construction period will be:

     Comprehensive third-party liability insurance       $20.00 million

     Construction and erection "all risk property,"
           including flood and earthquake                $90.00 million

     Delay in start-up/advance loss of profits           $38.25 million

Permanent insurance coverage will be arranged in amounts and limits as deemed sufficient by the Independent Insurance Consultant for the Joint Ventures. The Joint Ventures will be insured parties for third-party liability, property damage and business interruption insurance, and the trustees under the Indentures will be the loss payees for the property damage and business interruption insurance.

The Rosemary Facility

     The Rosemary Facility is a combined-cycle cogeneration facility located in Roanoke Rapids, North Carolina, with a total electric generating capacity of approximately 180 MW. The Rosemary Facility uses natural gas as its primary fuel input to produce electric energy for sale to VEPCO and to produce useful thermal energy in the form of steam for sale to WestPoint. The Rosemary Facility uses No. 2 fuel oil as an alternate fuel in the event gas supplies or transportation are curtailed. The Rosemary Facility was designed and constructed by Hawker Siddeley and began commercial operations in December 1990. The Rosemary Facility is certified as a Qualifying Facility under PURPA and thus is exempt from rate regulation as an electric utility under federal and state law, provided that it continues to meet the applicable requirements of PURPA. See Appendix B, "United States Regulation--Federal Energy Regulation- -PURPA."

     The Rosemary Facility is designed to be operated in a combined-cycle mode. It uses natural gas or fuel oil to power two General Electric combustion turbine generators, a GE Frame 6 and a GE Frame 7, each fitted with a heat recovery steam generator ("HRSG"). The HRSGs use the reject heat from the combustion turbines that might otherwise dissipate to produce steam which drives a steam turbine generator. The combustion and steam turbines generate electric energy for sale to VEPCO. When the Rosemary Facility is being dispatched, some of the steam produced by the HRSGs is sold to WestPoint and some is used in two absorption chillers to supply chilled water for WestPoint. When the facility is not being dispatched, two auxiliary boilers are available to be used to produce steam for WestPoint and to direct steam to the absorption chillers to supply chilled water for WestPoint. The design of the Rosemary Facility permits flexible operation, including the production of both electricity and a sufficient amount of steam to meet QF requirements, using either one or both of the combustion turbine generators.

     See  "Description  of  Other  Indebtedness--The  Rosemary  Bonds"  for   a
description of the financing agreements relating to the Rosemary Facility.

  Sale of Capacity and Electricity

     The Rosemary Partnership sells electric capacity and energy to VEPCO pursuant to a Power Purchase and Operating Agreement (the "Rosemary Power Purchase Agreement"). The Rosemary Power Purchase Agreement has an initial term ending December 26, 2015, and may be extended for periods of up to five years if the parties so agree.

     VEPCO has the right to dispatch the Rosemary Facility (i.e., require the Rosemary Facility to deliver electricity) on a daily basis within certain guidelines and the design limits (which specify load levels, start-up and shutdown times and minimum run times consistent with prudent utility practice). VEPCO must dispatch all facilities obligated to deliver electricity to VEPCO based upon economic factors and without regard to the facilities' ownership.

     The Rosemary Power Purchase Agreement provides for two types of payments: a capacity payment and an energy payment. The capacity payment is a fixed charge required to be paid regardless of whether the Rosemary Facility is dispatched, subject to reductions under certain circumstances as described below. Energy payments are calculated based on the actual electrical output transmitted to VEPCO and are designed to compensate the Rosemary Partnership for its cost of fuel and its variable operations and maintenance expense.

     Monthly capacity payments throughout the term of the Rosemary Power Purchase Agreement are calculated by multiplying the Rosemary Facility's "Dependable Capacity" by the following rates: $12.488 per kilowatt per month through December 1996; $11.654 per kilowatt per month through December 1998; $10.821 per kilowatt per month through December 2005; and $8.321 per kilowatt per month through December 2015. The Rosemary Facility's Dependable Capacity was most recently determined to be 165 MW for the summer period and 198 MW for the winter period, which are the maximum Dependable Capacity levels for which capacity payments must be made under the Rosemary Power Purchase Agreement. Dependable Capacity is determined by semi-annual tests which may be requested by VEPCO.

     Capacity payments may be reduced if any of the following events or circumstances occur:

     (i) if the Rosemary Facility fails to meet required dispatch levels within a tolerance of 5%, the operating level (as adjusted for ambient weather conditions) does not exceed Dependable Capacity and such failure is not the result of a forced outage, then VEPCO has the right to decrease the capacity payment in respect of the then-current billing month by 10% per occurrence;

     (ii) if, as a result of a performance test, the Rosemary Facility's Dependable Capacity is set at less than 90% of the initial Dependable Capacity as set forth in the Rosemary Power Purchase Agreement (150 MW for the first summer period and 180 MW for the first winter period), then the Rosemary Partnership is obligated to pay VEPCO liquidated damages for the deficiency in an amount equal to the product of $21.60 per kilowatt, in 1987 dollars as escalated annually by the GNPIPD, multiplied by the Dependable Capacity shortfall;

     (iii) if a forced outage is designated by the Rosemary Partnership as having resulted from an event of force majeure, then beginning the day after the Rosemary Partnership makes such designation, capacity payments are suspended and prorated daily until the Rosemary Partnership notifies VEPCO that the condition of force majeure has ended; and

     (iv) if the number of forced outage days in a given capacity test period exceeds the number of permitted forced outage days, then within 60 days after the end of the capacity test period, the Rosemary Partnership is obligated to reimburse VEPCO an amount equal to 4% of the capacity payments paid during the capacity test period for each forced outage day in excess of the permitted number; the Rosemary Partnership is entitled to the greater of 25 forced outage days per capacity test period (the period from December 1 through November 30) and 10% of the number of days that the Rosemary Facility is dispatched during such period, without any loss of capacity payments for such period.

     During the period December 1, 1995 through November 30, 1996, the number of forced outage days was 16, including 13 forced outage days attributable to the damage caused by the hurricane in September 1996. From December 1, 1996 through March 26, 1997, the Rosemary Facility incurred no forced outage days.

     The Rosemary Partnership is required to maintain the Rosemary Facility as a QF. VEPCO may terminate the Rosemary Power Purchase Agreement within one year after the loss of QF certification if the Rosemary Partnership has not obtained all necessary governmental or regulatory approvals for the Rosemary Power Purchase Agreement to remain in effect and for electricity to continue to be sold to VEPCO.

     The Rosemary Power Purchase Agreement also contains a provision known as a "regulatory disallowance" provision, which requires the Rosemary Partnership to repay or reduce any capacity charges in excess of $5.62 per kilowatt per month, as adjusted by the GNPIPD from 1987 dollars, that are disallowed by any regulatory authority from recovery by VEPCO in its rate base (except where such disallowance is due to VEPCO's failure to properly seek such recovery). VEPCO cannot initiate such a disallowance, and must appeal such a disallowance, if practicable. If such a disallowance were to occur prior to December 27, 2006, beginning on such date up to 75% of the capacity payments could be withheld by VEPCO to make up for any disallowance, plus interest, until the sooner of December 27, 2007 or the date on which such disallowance, plus interest, was recouped by VEPCO. If such disallowance, plus interest, were not fully recouped by December 27, 2007, the Rosemary Partnership would be obligated to pay the remaining balance, plus interest, by January 24, 2008. If any disallowance were to occur for capacity payments after December 27, 2006, future capacity payments would be reduced to the amount of the capacity payment unaffected by the disallowance. In addition, the Rosemary Partnership would be required to repay the amount of previously received capacity payments which are affected by the disallowance, plus interest, by the later of one year from the date of the disallowance or December 27, 2007. The amount upon which a possible reduction in, or repayment of, capacity charges by the Rosemary Partnership would be calculated if a disallowance occurred was $7.24 per kilowatt per month as of December 1995. Assuming a GNPIPD of 3.0% per year throughout the initial term of the Rosemary Power Purchase Agreement, this amount would increase to $10.02 per kilowatt per month in 2006 and $13.07 per kilowatt per month upon the expiration of the initial term. The monthly capacity payments due from VEPCO under the Rosemary Power Purchase Agreement are calculated based on Dependable Capacity at the following rates: $12.488 per kilowatt per month through
December 1996; $11.654 per kilowatt per month through December 1998; $10.821 per kilowatt per month through December 2005; and $8.321 per kilowatt per month through December 2015. Thus, assuming a GNPIPD of 3.0% per year from 1996 through 2015, the risk that the Rosemary Partnership may be required to reduce or repay capacity charges under the "regulatory disallowance" provision would exist through 2005. See Appendix B, "The Electric Power Industry in the United States and United States Regulation--Federal Energy Regulation--PURPA."

  Steam and Chilled Water Sales

     The Rosemary Partnership has been selling steam and chilled water to Bibb for use in its textile manufacturing facility, located adjacent to the Rosemary Facility, pursuant to a Cogeneration Energy Supply Agreement (the "Rosemary Steam Agreement"). The Rosemary Steam Agreement has an initial term that expires on December 26, 2015. On February 18, 1997, Bibb announced that it would sell the textile facility to WestPoint. The closing of the sale was reported in the news media on February 21, 1997, and the Rosemary Partnership has not subsequent written formal notice of such sale. The Rosemary Steam Agreement cannot be assigned without the Rosemary Partnership's consent. Although the Rosemary Partnership has engaged in some communication with WestPoint, no such consent has been given. The Rosemary Partnership has continued to sell steam and chilled water to Bibb in substantially the same amounts as it sold prior to the announcement of the sale. The following discussion of the Rosemary Steam Agreement and the Rosemary Site Lease assumes that the sale of the textile facility has closed and that WestPoint is the purchasing party under the Rosemary Steam Agreement and the lessor under the Rosemary Site Lease.

     Although Bibb is not required to purchase a minimum quantity of steam or chilled water, Bibb has an irrevocable obligation to purchase all of its steam and chilled water requirements from the Rosemary Facility to the extent that the Rosemary Facility is able to supply such requirements. The Rosemary Steam Agreement requires that the Rosemary Facility have the capacity to produce an annual average of 65,000 pounds of steam per hour at 150 psi and 2,000 tons of 45F chilled water for up to 8,000 hours per year. This requirement is not currently met because the Rosemary Facility's actual capacity to produce chilled water does not exceed 1,600 tons per year of chilled water. However, because Bibb's chilled water requirements never exceeded 1,500 tons per year and, in most cases, were approximately 1,200 tons per year, the Rosemary Facility never failed to satisfy Bibb's chilled water requirements. Furthermore, the Rosemary Steam Agreement allows the Rosemary Partnership to utilize, at its own expense, back-up electric chillers located at Bibb's textile mill to supply chilled water to meet Bibb's demands. Finally, if Bibb's requirements were to exceed the Rosemary Facility's current capacity to produce chilled water, the Rosemary Partnership could expand the capacity of its absorption chillers to reach the required level by purchasing a new chiller at a cost currently estimated to be between $700,000 and $800,000.
For these reasons, the Issuer does not believe that the current capacity limitations of the absorption chillers will adversely affect the Rosemary Partnership's rights under the Rosemary Steam Agreement. See "Risk Factors-- U.S. Industry Conditions--Risks in the Event That Qualifying Facility Status of Rosemary Facility or Brandywine Facility Is Not Maintained."

  Site Lease

     The 4.83 acre site on which the Rosemary Facility is located is leased to the Rosemary Partnership by WestPoint pursuant to a Real Property Lease and Easement Agreement (the "Rosemary Site Lease") in exchange for a nominal yearly rental payment. The initial term of the Rosemary Site Lease expires on December 31, 2015. The payment of the Rosemary Bonds is secured by, among other things, a lien on the Rosemary Partnership's leasehold interest in the Rosemary Facility site. See "Description of Other Indebtedness--The Rosemary Bonds."

  Gas Supply and Fuel Management

     The Rosemary Partnership purchases certain quantities of natural gas on a firm basis from Natural Gas Clearinghouse ("NGC") pursuant to a Gas Purchase Contract (the "Rosemary Gas Supply Agreement"). The Rosemary Gas Supply Agreement is effective through November 30, 2005, and thereafter from month-to-month until terminated by either NGC or the Rosemary Partnership. The Rosemary Indenture provides that with certain limited exceptions the Rosemary Partnership will not be permitted to make distributions to its partners if the Rosemary Gas Supply Agreement is not extended or replaced on or before the end of its term. See "Description of Other Indebtedness--The Rosemary Bonds-- Partnership Distributions." NGC has agreed to deliver natural gas on a firm basis to the Rosemary Partnership, at pipeline points near the Gulf of Mexico or (at the Rosemary Partnership's request and using the Rosemary Partnership's firm transportation arrangements) to the Rosemary Pipeline (as defined below), up to the total contract quantity under the Firm Gas Transportation Agreements (as defined below), which is currently the thermal equivalent of 3,075 Mcf of natural gas per day. The firm natural gas supplied under the Rosemary Gas Supply Agreement enables the Rosemary Partnership to have adequate natural gas supplies available to meet its estimate of Bibb's requirements for steam and chilled water.

     The price paid by the Rosemary Partnership for gas delivered by NGC is generally equal to an indexed price (based upon monthly market-price indices determined by reference to the receipt points where NGC delivers gas to the Rosemary Partnership) plus $0.04 per MMBtu. If gas is required in daily volumes that are greater than those included in monthly estimates delivered to NGC, the price for the excess volume required is equal to NGC's actual cost incurred in acquiring such excess plus $0.04 per MMBtu. If the Rosemary Partnership fails to purchase the amount included in monthly estimates delivered to NGC, and such failure is not excused by force majeure, the Rosemary Partnership must pay NGC, as liquidated damages for such failure, $0.14 for each MMBtu of gas not purchased below the monthly estimates delivered.

     The Rosemary Partnership receives certain fuel supply management services from NGC pursuant to a Fuel Supply Management Agreement, (the "Rosemary Fuel Management Agreement"). The Rosemary Fuel Management Agreement is effective through the expiration date of the Rosemary Gas Supply Agreement, which is November 30, 2005, unless extended.

     NGC's responsibilities under the Rosemary Fuel Management Agreement include advising the Rosemary Partnership with respect to the negotiation of natural gas and fuel oil purchase and transportation arrangements, arranging for the delivery to the Rosemary Facility of natural gas or fuel oil, endeavoring to make such arrangements on a "best cost" basis, managing the communications among the Rosemary Facility and the Rosemary Partnership's pipeline transporters and natural gas and fuel oil suppliers and advising and assisting the Rosemary Partnership with respect to fuel oil inventory hedging arrangements.

     The Rosemary Partnership pays NGC a management fee based on fuel supply arranged by NGC. The management fee is composed as follows: (i) $0.04 per MMBtu of natural gas purchased and transported to the Rosemary Facility pursuant to arrangements made by NGC; (ii) $0.03 per MMBtu of natural gas reserves owned by the Rosemary Partnership and transported to the Rosemary Facility pursuant to arrangements made by NGC; (iii) $0.01 per MMBtu of natural gas purchased from North Carolina Natural Gas Corporation ("NCNG") and transported to the Rosemary Facility pursuant to arrangements made by NGC; (iv) $0.002 per gallon of fuel oil purchased and delivered to the Rosemary Facility pursuant to arrangements made by NGC; and (v) $0.005 per MMBtu of natural gas and $0.05 per barrel of No. 2 fuel oil as a transaction fee for fuel hedging transactions executed by NGC as approved by the Rosemary Partnership. The Rosemary Partnership must also reimburse NGC for the cost of any letter of credit NGC must provide to purchase gas pursuant to the Rosemary Fuel Management Agreement. If in a given month NGC arranges for natural gas supplies at a delivered price less than the benchmark delivered price for such month, the Rosemary Partnership pays NGC an additional amount equal to 60% of the difference in such prices.

  Gas Transportation

     The Rosemary Indenture provides that with certain limited exceptions the Rosemary Partnership will not be permitted to make distributions to its partners if the Firm Gas Transportation Agreements are not extended or replaced on or before the end of their terms. See "Description of Other Indebtedness-- The Rosemary Bonds--Partnership Distributions."

     The Rosemary Partnership has entered into firm gas transportation contracts with each of Texas Gas Transmission Corporation ("Texas Gas") (the "Texas Gas FT Agreement"), CNG Transmission Corporation ("CNG") (the "CNG FT Agreement") and Transcontinental Gas Pipe Line Corporation ("Transco") (the "Transco FT Agreement") each of which enables the Rosemary Partnership to have delivered to the Rosemary Facility, on a firm basis, the thermal equivalent of 3,075 Mcf of gas per day from gas production areas near the Gulf of Mexico. The term of each of the Texas Gas FT Agreement, the CNG FT Agreement and the Transco FT Agreement continue through October 31, 2006. The rates paid for natural gas under the Texas Gas FT Agreement, the CNG FT Agreement and the Transco FT Agreement are 3.620%, 4.500% and 2.220% of the existing price per McF of natural gas, respectively. The principal condition to transportation of natural gas under each of these agreements is the payment of the monthly reservation costs thereunder, being $32,713, $31,725 and $24,846, respectively.

     The Rosemary Partnership also has the right to receive interruptible gas transportation service from Columbia Gas Transmission Company and Columbia Gulf Transmission Company under the Columbia Gas IT Agreement and the Columbia Gulf IT Agreement, respectively. Under the Columbia Gas IT Agreement, the Rosemary Partnership may request up to 36,000 Dth per day of interruptible transportation service from an interconnection between the facilities of Columbia Gas and Columbia Gulf near Leach, Kentucky to an interconnection between Columbia Gas's facilities and the Rosemary Pipeline. Under the Columbia Gulf IT Agreement, the Rosemary Partnership may request up to 39,000 Dth per day of interruptible transportation service from various available receipt points on Columbia Gulf's system to an interconnection between the facilities of Columbia Gas and Columbia Gulf near Leach, Kentucky. The terms of both the Columbia Gas IT Agreement and the Columbia Gulf IT Agreement are month-to-month until terminated by either party to the respective agreements.

     The rates and most of the significant terms and conditions of service under the Firm Gas Transportation Agreements, the Columbia Gas IT Agreement and the Columbia Gulf IT Agreement are set forth in the respective pipeline's effective FERC gas tariff. These rates, terms and conditions are subject to review, approval and modification by FERC.

  Rosemary Pipeline

     The Rosemary Partnership owns, and NCNG operates and maintains for the Rosemary Partnership, a pipeline which runs for 10.26 miles through portions of Halifax and Northampton counties, North Carolina (the "Rosemary Pipeline"). The Rosemary Pipeline is located under, over and upon properties owned, in certain instances, by private landowners and, in others, by the State of North Carolina or the City of Roanoke Rapids, pursuant to easement agreements or encroachment agreements.

     The Rosemary Partnership has entered into a Pipeline Operating Agreement with NCNG (the "Pipeline Operating Agreement"), pursuant to which NCNG has agreed to operate the Rosemary Pipeline and provide certain natural gas balancing services for the Rosemary Partnership's gas supplies. The term of the Pipeline Operating Agreement continues until December 27, 2005, and may be extended for two additional periods of five years each upon the agreement of the parties.

     Several of the easements and encroachment agreements, pursuant to which the Rosemary Partnership is granted the right to locate the Rosemary Pipeline, contain provisions allowing the underlying interest owner to cause the Rosemary Pipeline to be removed from its current location. Most of such easements and encroachment agreements require the underlying interest owner to provide an alternate location for the pipeline, and in some cases the underlying interest owner must share the cost of relocating the pipeline. However, two such easements allow the underlying interest owner to cause the Rosemary Pipeline to be removed, but do not require such owner to provide an alternate location or share the cost of relocating the pipeline. The Issuer does not expect that the Rosemary Pipeline will be required to be removed pursuant to these easements or, if it were required to be removed, that relocating the Rosemary Pipeline from these two easement tracts would significantly interfere with the supply of natural gas to the Rosemary Facility for an extended period of time or, given the ability of the Rosemary Facility to operate utilizing fuel oil, significantly limit the availability of the Rosemary Facility for dispatch by VEPCO. See "Risk Factors--Project Risks--Interruptibel Natural Gas Supplies for Rosemary Facility and Brandywine Facility May Create Risk of Unavailability for Dispatch."

  Fuel Oil

	If natural gas supply or transportation is not available to the Rosemary Facility, such facility has the capability to operate on No. 2 fuel oil and is designed to change fuel sources from natural gas to fuel oil and back without interrupting the generation of electricity. The Rosemary Facility currently has on-site storage for approximately 2.0 million gallons of fuel oil, a supply sufficient to operate the Rosemary Facility at full load for approximately 168 hours. As a result of current market conditions, the Rosemary Partnership purchases fuel oil on a spot-market basis. See "Risk Factors--Project Risks-- Interruptible Natural Gas Supplies for Rosemary Facility and Brandywine
Facility May Create Risk of Unavailability for Dispatch."

  Operations and Maintenance

     The Rosemary Partnership purchases operations and maintenance services for the Rosemary Facility from Panda Global Services pursuant to an operations and maintenance agreement (the "Panda Global Rosemary O&M Agreement") under which Panda Global Services will provide operations and maintenance services to the Rosemary Facility through December 31, 2003. The Panda Global Rosemary O&M Agreement provides for payment to Panda Global Services of a fixed monthly fee of $130,000 per month during 1997, with annual adjustments based on changes in the consumer price index for subsequent years. In addition, the agreement includes bonus and penalty provisions.

     Panda Global Services commenced performing operations and maintenance services for the Rosemary Facility on January 1, 1997. Such services previously were performed by University Technical Services, all of whose operations and maintenance personnel at the Rosemary Facility remain as employees of Panda Global Services.

  Operating History

     The following table contains a summary of certain levels of operating performance achieved by the Rosemary Facility since the beginning of 1991:
                                       1991   1992   1993   1994   1995   1996
     Summer Dependable Capacity (MW)    161    161    165    165    165    165
     Winter Dependable Capacity (MW)    192    198    198    198    198    198
     Hours Under VEPCO Dispatch       1,174    377    324    764  2,224    635
     Electric    Energy   Production  129.0   44.8   31.9   76.7  234.9   64.5
     (GWH)
     Steam Production (MM Lbs)        330.8  377.9  429.9  364.8  291.2  294.6
     Chilled Water Production           N/A    4.0    3.7    4.1    4.1    3.3
      (MM Ton-hours)
     Forced Outage Days*                 12      1     16     12     18     16
________________________________

* Data for forced outage days for 1991 through 1996 is for the 12-month period starting on December 1 of the prior year and ending on November 30 of the year indicated.

     The Rosemary Facility was dispatched for 1,174 hours in 1991. Dispatch was reduced to 377 hours in 1992 and 324 hours in 1993 due to several new coal-fired, non-utility generation plants becoming available for dispatch by VEPCO. The increases in dispatch hours to 764 in 1994 and 2,224 in 1995 were partially due to the effect of the second amendment to the Rosemary Power Purchase Agreement entered into in 1993, under which the formula used to calculate the energy payment was amended to more closely match the fuel and variable operation and maintenance costs incurred by the Rosemary Partnership.

     During 1995, the Rosemary Facility was dispatched for 2,224 hours. The significant increase in dispatch hours from 1994 to 1995 was primarily due to the fact that, during much of the 1995 summer months, two of VEPCO's gas-fired plants suffered forced outages that are not likely to be repeated and, under the terms of the Rosemary Power Purchase Agreement, VEPCO was allowed to redirect to the Rosemary Facility the gas that would otherwise have been transported to these unavailable plants. For approximately 1,200 of the 2,224 hours, the Rosemary Facility used natural gas provided directly by VEPCO under this fueling arrangement. The Rosemary Partnership's profit margin on the energy payment from VEPCO is lower for this type of dispatch compared to its energy margins under normal dispatch conditions under which the Rosemary Partnership provides the fuel.

     During 1996, the Rosemary Facility was dispatched a total of 635 hours. This number reflects a more normal level of operation than the unusually high 1995 number. The number of dispatch hours for 1996 also reflects the unavailability of the Rosemary Facility for 15 forced outage days during September 1996 due to hurricane damage and cooler-than-normal weather in the VEPCO service territory during the summer of 1996.

  Recent Hurricane Damage Sustained

     On September 6, 1996, a transformer and two switches at the Rosemary Facility sustained damage from a hurricane. A substitute transformer was temporarily installed pending repair of the damaged transformer, which was substantially completed during the first quarter of 1997. The Company estimates the total cost to repair the Rosemary Facility (including substitute transformer rental costs) at approximately $2.45 million all of which is covered by insurance except for deductible and certain non-covered items, which the Company currently estimates to be in the aggregate amount of approximately $650,000 to $725,000. The Company believes that this event will not have a material adverse effect on the financial condition or operating results of the Rosemary Partnership or its ability to make distributions to the Company through the PIC Entities and PIC.

  Cash Flow Participation

     NNW, Inc., formerly known as Nova Northwest, Inc., an Oregon corporation ("NNW"), has a cash flow participation (the "NNW Cash Flow Participation") in the Rosemary Partnership arising out of a Credit, Term Loan and Security Agreement (the "NNW Credit Agreement") entered into by PEC, PR Corp. and PRC II (collectively, the "Rosemary Borrowers") and NNW in August 1993 under which NNW made a loan to the Rosemary Borrowers which has since been repaid. The NNW Credit Agreement provides that NNW, in addition to repayment of debt, is to receive a cash flow participation equal to 4.33% of certain distributions from the Rosemary Partnership to the Rosemary Borrowers.

     At the time the NNW Credit Agreement was entered into the aggregate equity interest of PR Corp. and PRC II in the Rosemary Partnership was 10%. Following the redemption of a 90% limited partner interest in the Rosemary Partnership with a portion of the proceeds of the Rosemary Offering and the Series A Offering, PR Corp. and PRC II, collectively, now own 100% of the equity interest in the Rosemary Partnership.

     The NNW Credit Agreement states that the parties intend that any financial restructuring of the Rosemary Facility shall not materially affect the NNW Cash Flow Participation, positively or negatively. The NNW Credit Agreement also provides that, in the case of any such financial restructuring, the calculation of the amount of distributions to be paid to NNW shall continue to be based on the scheduled principal and interest amounts of the then-existing indebtedness of the Rosemary Partnership under the Second Amended and Restated Letter of Credit and Reimbursement Agreement dated as of January 6, 1992 among the Rosemary Partnership, The Fuji Bank, Limited, and certain other banks party thereto (the "Reimbursement Agreement"). Accordingly, it is the position of Panda International and the Company that the NNW Cash Flow Participation remained the same following the closing of the offering of the Rosemary Bonds (as if the Reimbursement Agreement had remained in place with the letter of credit and bonds relating thereto and as if the redemption of Ford Credit's 90% limited partner interest and the issuance of the Rosemary Bonds had never occurred). Based on the position of Panda International and the Company, the NNW Cash Flow Participation is equal to 0.433% of distributions to the Rosemary Borrowers and would increase to 1.732% after 2008 based on projected distributions. NNW has disputed the position of Panda International and the Company with respect to the redemption of the 90% limited partner interest. NNW claims that it is entitled to receive 4.33% of distributions to the Rosemary Borrowers following redemption of the limited partner interest. PEC has, as a result, filed a petition against NNW to have the amount of the NNW Cash Flow Partnership determined. See "Legal Proceedings--NNW, Inc. Proceeding." Because the debt structure existing prior to the closing date of the issuance of the Rosemary Bonds would have resulted in cash flow distributions during the early years after such date that are lower than the cash flow distribution under the new debt structure, an NNW Cash Flow Participation at the percentage claimed by NNW, if NNW were to prevail in this dispute, would not have a material adverse impact on the Company or its financial condition. If NNW prevails in this dispute and the NNW Cash Flow Participation is not converted into Panda International common stock or cash (as described below), the reduction in total cash flows to be received by PIC through 2012 would be approximately $2.0 million on a net present value basis and the reduction in annual cash flows to be received by PIC would be (i) approximately $231,000 during 1997, decreasing to approximately $191,000 in 2004; (ii) in the range of approximately $451,000 to $465,000 per year during the years 2005 to 2008; and (iii) approximately $447,000 in 2009, declining thereafter to approximately $369,000 in 2012. See Appendix C, Consolidated Pro Forma Report.

 Independent Engineers' and Consultants' Reports

     The Rosemary Engineering Report and the Rosemary Fuel Consultant's Report, and the following summaries thereof, contain forward-looking statements, including projections, that involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. See "Disclosure Regarding Forward-Looking Statements" and "Risk Factors--Reliance upon Projections and Underlying Assumptions Contained in Engineers' and Consultants' Reports; Actual Results May Vary From Such Projections."

     Rosemary Engineering Report. Burns & McDonnell has prepared a report, dated April 11, 1997 and updated August 7, 1997 (the "Rosemary Engineering Report"), concerning certain technical, environmental and economic aspects of the Rosemary Facility. Burns & McDonnell provides a variety of professional and technical services in the fields of engineering, architecture, planning, economics and environmental sciences. Burns & McDonnell's project work includes
studies,  design,  planning,  construction  and  construction  management   for
electric power generation and transmission facilities, as well as for waste management, water treatment, airport and other transportation infrastructure facilities. Burns & McDonnell has been involved with the Rosemary Facility since 1989. The Rosemary Engineering Report includes, among other things, a review and assessment of the Rosemary Facility's equipment and operating condition, a review of its operating history and projections of revenues, expenses and debt service coverage for the Project during the period that the Rosemary Bonds are scheduled to be outstanding (i.e., through February 15, 2016).

     Burns & McDonnell has relied upon projections of the Rosemary Facility's dispatch profile and fuel costs over the term of the Rosemary Power Purchase Agreement prepared by ICF. Based on ICF's experience in undertaking similar analyses, Burns & McDonnell believes that the use of ICF's dispatch profile and fuel cost projections is reasonable for the purposes of the Rosemary Engineering Report. Burns & McDonnell also has relied upon certain other information provided to it by sources it believes to be reliable. Burns & McDonnell believes that the use of such information is reasonable for the purposes of the Rosemary Engineering Report.

     In preparing the Rosemary Engineering Report, Burns & McDonnell made various assumptions regarding the validity and performance of contracts, the operation and maintenance of the Rosemary Facility and, the effectiveness of permits. These assumptions and the other assumptions contained in the Rosemary Engineering Report are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. The material assumptions made by Burns & MCDonnell in developing the pro forma operating operating projections contained in the Rosemary Engineering Report are as follows:

     - Fuel costs will be set forth in the updated projections by ICF (which have been determined by Benjamin Schlesinger and Associates, Inc., the independent fuel consultant for the Panda-Rosemary Facility, to employ reasonably conservative assumptions).

     - The Rosemary Facility will be dispatched as set forth in the updated projections by ICF, except that ICF's dispatch projections have been increased by 400 hours per year in 1997, 500 hours per year in 1998 through 1998 through 2002 and 600 hours per year in 2003 through 2015 to reflect hours that the Rosemary Facility will be dispatched using gas supplied by VEPCO, which increases ICF has determined to be reasonable.

-    Thermal energy in the form of steam and chilled water will be exported
	    from the Rosemary Facility, operating in the cogeneration mode, to Bibb's
	    facility such that the production and sale of useful thermal energy, as
	    defined under the Public Utility Regulatory Policies Act of 1978, as
	    amended ("PURPA"), and the regulations promulgated theeunder, will be
	    sufficient to maintain the Rosemary Facility's QF status.  The Rosemary
	    Partnership will continue to absorb an annual operating loss on the sale
	    of steam and chilled water over the life of the Rosemary Facility.

- Steam and chilled water sales to Bibb will remain constant at 50,000 pounds per hour for 7,800 hours per year and 1,010 tons per hour for 4,000 hours per year, respectively.

-    Operating costs, including fuel transportation, operating and maintenance
	    and other administrative costs, will equal thos estimated by the Rosemary
	    Partnership, most of which are assumed to increase at a rate of 3% per year.

-    The debt service reserve fund maintained pursuant to the Rosemary Indenture
	    will be maintained at adequate levels throughout the Rosemary bonds' repayment period, and such fund will earn interest at a rate of 5.0% per year.

     Subject to the studies, analyses and investigations of the Rosemary Facility they performed and the assumptions made in the Rosemary Engineering Report, Burns & McDonnell offered the following conclusions:

     - The technology incorporated in the Rosemary Facility is a sound, proven method of generating electric and thermal energy and incorporates commercially proven technology. The design, operation and maintenance of the Rosemary Facility implemented by the Rosemary Partnership and Panda Global Services were developed and have been implemented in accordance with good engineering practices and generally accepted industry practices and have taken into consideration existing and proposed environmental and permit requirements applicable to the Rosemary Facility. Burns & McDonnell knows of no significant technical problems relating to the Rosemary Facility that should be of concern to potential investors.

     - The Rosemary Facility is in good condition and has a competent, conscientious operation and maintenance staff that has developed a long-term facility maintenance program that is consistent with the manufacturers' recommendations and generally-accepted practices within the electric power generation industry. The recent change from U-TECH to Panda Global Services as the operator should not have any effect on the future operations and maintenance of the Rosemary Facility because all the staff transferred to Panda Global Services.

     - The Rosemary Facility will have an expected operating service life well beyond the term of the Rosemary Power Purchase Agreement if properly operated and maintained, consistent with current practices.

     - The Rosemary Partnership has obtained and maintained in full force and effect the key environmental permits and approvals required from the various federal, state and local agencies that are currently necessary to operate the Rosemary Facility.

     - The basis for the Rosemary Partnership's estimates of the cost of operating and maintaining the Rosemary Facility is reasonable. The expense projections prepared by the Rosemary Partnership and based on projected levels of dispatch appear adequate to account for the variable operation and maintenance expenses. The 1997 budgeted allowance for overhauls of $276 per fired hour is appropriate.

     - The Rosemary Facility's heat rate will average 9,100 Btu/kWh (HHV) over the remaining initial term of the Rosemary Power Purchase Agreement.

     - Table I-1 of the Rosemary Engineering Report summarizes the projected revenues and expenditures and debt coverage ratios of the Rosemary Facility based upon the amortization schedule for the outstanding
          Rosemary Bonds submitted to Burns & McDonnell by the Rosemary Partnership. Projected revenues from the sale of thermal energy and electricity and other income are adequate to pay annual operations and maintenance expenses (including provision for major maintenance), fuel costs, and other operating expenses and provide a minimum annual debt service coverage on the Rosemary Bonds of 1.37:1 and an average debt service coverage over the outstanding term of the Rosemary Bonds of 1.58:1.

     Rosemary Fuel Consultant's Report. Benjamin Schlesinger and Associates, Inc. ("Schlesinger") has prepared a report, dated September 20, 1996, as updated on April 11, 1997 and August 7, 1997 (as updated, the "Rosemary Fuel Consultant's Report"), concerning the sufficiency of the fuel supply and transportation arrangements entered into by the Rosemary Partnership with respect to the Rosemary Facility. Schlesinger is a Bethesda, Maryland-based management consulting firm that specializes in the natural gas industry, including economic and regulatory analysis, market research, energy supply and demand forecasting, gas rate development and related economic, technical and environmental analyses. The Rosemary Fuel Consultant's Report includes, among other things, a review and assessment of the fuel supply and delivery arrangements for the Rosemary Facility with respect to both natural gas and fuel oil, focusing on the appropriateness of the existing fuel arrangements and
the   historical  reliability  of  fuel  supplies  to  the  Rosemary  Facility.
Schlesinger has used and relied upon certain information provided to it by sources it believes to be reliable. Schlesinger believes that the use of such information is reasonable for the purposes of the Rosemary Fuel Consultant's Report. Schlesinger also believes that the assumptions contained in the
Rosemary   Fuel  Consultant's  Report  are  reasonable,  but  assumptions   are
inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected. The material assumption in the Rosemary Fuel Consultant's Report are as follows:

-    The fuel supply plan provided by the Issuer to Schlesinger is
	    reasonable and accurate.

-    Parties to applicable gas supply, gas transportation and gas marketing
	    services contracts will each perform in good faith according to their contractual commitments and regulatory requirements, as appropriate, including Natural Gas Clearinghouse ("NCG"), Transcontinental Pipe Line Corporation, North Carolina Natural Gas ("NCNG"), and applicable affiliates of the Issuer.

-    North American gas reserve and resource base estimates of the U.S.
	    Energy Information Administration, the U.S. Geological Survey, and Canadian National Energy Board are reasonable and accurate.

-    Supplies of natural gas will be available where they are purchased for
	    use in the Rosemary Facility by applicable affiliates of the Issuer, NGC,
	    NCNG, or others on behalf of the Rosemary Facility.

-    Supplies of distillate fuel oil will be available in the vicinity of the
	    Rosemary Facility in the required volumes and at the required quality levels when needed by the Rosemary Facility.

-    VEPCO will dispatch the Rosemary Facility fairly, and in a manner
	    consistent with sound economics, outstanding contractual commitments and prevailing regulatory requirements.

-    The conclusions in the Rosemary Engineering Report prepared by Burns &
	    McDonnell are reasonable.

-    All gas pipelines, storage and delivery facilities used by the Rosemary
	    Facility in obtaining its fuel supplies will operate safely and reliably throughout the life of the Rosemary Facility.


     Subject  to  the  information contained and the assumptions  made  in  the
Rosemary   Fuel   Consultant's  Report,  Schlesinger   offers   the   following
conclusions:

     - The projections developed by Burns & McDonnell in the Rosemary Engineering Report employ reasonably conservative assumptions with respect to the Rosemary Partnership's fixed gas transportation costs and the relationship of the Rosemary Partnership's variable fuel costs to the energy price under the Rosemary Power Purchase
          Agreement, and the Rosemary Engineering Report contains reasonable assumptions concerning the revenue that the Rosemary Partnership may receive by reselling transportation capacity that is excess to the Rosemary Facility's average daily capacity utilization and/or reselling gas using its excess transportation capacity.

     - The Rosemary Facility's overall fuel supply plan remains reasonable and appropriate given the Rosemary Facility's record of operation and its energy payment structure. The Rosemary Partnership's contract with Natural Gas Clearinghouse ("NGC") for fuel management services lies at the heart of the Rosemary Facility's fuel supply plan. NGC sells and delivers gas on a firm basis to satisfy the Rosemary Facility's baseload fuel requirements to produce steam and chilled water for sale to Bibb. Additionally, NGC buys and delivers gas and low sulfur distillate fuel oil ("DFO") on a best efforts basis to satisfy the Rosemary Facility's variable daily fuel requirements related to VEPCO's electric dispatch requests. The fuel plan includes direct access to two interstate pipeline systems, monthly balancing and backup gas sales service from NCNG, and sufficient on-site DFO storage and permit authorization to burn DFO whenever gas deliveries to the Rosemary Facility are insufficient to satisfy its total fuel requirements on a daily basis. Provided VEPCO continues to dispatch the Rosemary Facility principally as a summer peaker, the additional fixed costs required to increase the Rosemary Facility's gas supply or delivery reliability are not warranted from an economic or fuel reliability perspective.

     - The Rosemary Facility's energy revenues under its power sales agreement reflect the Rosemary Facility's fuel plan. During the months of January and February, when the Rosemary Facility is most likely to be forced to burn DFO due to spot gas curtailments, the energy payments are based on delivered DFO prices, while during the rest of the year the energy payments are based on the delivered price of Gulf Coast spot gas in the summer months and Appalachia spot gas in the winter months. While the Rosemary Facility's actual fuel consumed for dispatch operations has generally followed the seasonal fuel availability structure assumed in the energy payment mechanism, the energy payments and actual fuel costs are not directly linked, i.e., the Rosemary Facility's energy payment margins are at some risk for a mismatch between energy payments and fuel costs to produce electricity. Specifically, given that delivered DFO prices historically have exceeded delivered gas prices, the Rosemary Facility benefits if it is able to burn gas in January and February, but could experience reduced margins on its energy payments if forced to burn DFO in lieu of spot gas to satisfy dispatch requests in any other month. This risk, however, is largely mitigated by a start-up fee payable by VEPCO each time the Rosemary Facility is dispatched in November, December and March, the months other than January and February during which the Rosemary Facility is most likely to be forced burn DFO. Although Schlesinger believes the existing fuel plan to be reasonable and appropriate, Schlesinger recommends that the Rosemary Partnership continue to monitor on an annual basis the Rosemary Facility's actual and projected dispatch and gas and DFO pricing for the months of November, December and March to assess the need for modifications in the existing fuel plan.

     - Although the Rosemary Facility buys firm gas supply and delivery services to satisfy only its baseload fuel requirements, the Rosemary Facility has always had enough fuel to satisfy VEPCO's dispatch requests. Moreover, from the start of commercial operations through the end of 1995, the Rosemary Facility has been able to secure gas sufficient to satisfy in excess of 90% of its total dispatch fuel requirements, a record attributable to relatively low levels of winter dispatch as well as the flexibility of its gas arrangements. Schlesinger concludes that the Rosemary Facility's existing gas supply and delivery arrangements provide an appropriate degree of gas reliability for an electric peaking facility. In addition, Schlesinger concludes that the Rosemary Facility's two million gallon on-site DFO storage capacity, ready access to oil terminals in four nearby locations, and operational DFO resupply procedures with NGC that have proven to be effective to provide an appropriate degree of backup DFO supply reliability, i.e., no additional DFO supply or delivery contracts are necessary. However, the Rosemary Facility may not be able to sustain a 90% gas reliability level in the future under a scenario of significantly higher levels of dispatch in the months of November, December and March and the Rosemary Partnership should continue to monitor projected dispatch for these months as described above. Schlesinger reviewed the fuel supply and transportation pricing projections used by Burns & McDonnell in the Rosemary Engineering Report. Schlesinger concluded from its review that the Rosemary Engineering Report employs reasonably conservative assumptions for the costs of the Rosemary Facility's various gas supply and transportation services, i.e., based on Schlesinger's assessment of the fuel contracts and the cost of gas supply and transportation services, Schlesinger believes that fuel delivered to the Rosemary Facility is likely to cost less than the estimates contained in the Rosemary Engineering Report.

     - The Rosemary Facility's fuel supply and transportation contracts have original terms of approximately 15 years and thus will need to be extended or replaced. The Rosemary Facility should have little difficulty extending the existing fuel arrangements or, if necessary, replacing the current fuel contracts with alternate service arrangements that offer comparable price, credit support and reliability provisions. Schlesinger notes that the Rosemary Engineering Report projects fuel costs through the year 2015 on the basis of the existing fuel contracts and, based on the foregoing conclusion, Schlesinger believes such projection to be reasonable.

     The Brandywine Facility

     The Brandywine Facility is a combined-cycle cogeneration facility located in Brandywine, Maryland (near Washington, D.C.), with a total electric generating capacity of 230 MW. The Brandywine Facility uses natural gas as its primary fuel input and No. 2 fuel oil as an alternative fuel in the event that gas supplies or transportation are curtailed. The Brandywine Facility was constructed by Raytheon Engineers and Constructors, Inc. ("Raytheon"). Raytheon has met its performance guarantees and the requirements for commercial operations and substantial completion under the Brandywine EPC Agreement. Pursuant to a power purchase agreement entered into in 1991 and amended in 1994, the Brandywine Partnership sells the capacity of, and energy produced by, the Brandywine Facility to Potomac Electric Power Company ("PEPCO"), a utility that serves the District of Columbia and parts of Maryland. The Brandywine Facility commenced commercial operations under the Brandywine Power Purchase Agreement on October 31, 1996. A merger of PEPCO and Baltimore Gas & Electric Company ("BG&E"), a utility that serves other parts of Maryland, has been publicly announced and is anticipated to close sometime in 1997. The term of the Brandywine Power Purchase Agreement will expire on October 30, 2021.

     The Brandywine Facility is currently leased by the Brandywine Partnership pursuant to the Brandywine Facility Lease. The initial term of the Brandywine Facility Lease is 20 years. At the end of the initial lease term, so long as no default or event of default shall have occurred and be continuing under the Brandywine Facility Lease, the Brandywine Partnership may renew the Brandywine Facility Lease for two consecutive five-year terms. Alternatively, the Brandywine Partnership may purchase the Brandywine Facility at fair sales market value at the end of the initial lease term or any renewal term. If the Brandywine Partnership does not renew the Brandywine Facility Lease or purchase the Brandywine Facility, it must surrender possession of the Brandywine Facility. See "Description of Other Indebtedness--The Brandywine Financing-- Brandywine Facility Lease."

     The Brandywine Facility is certified as a Qualifying Facility under PURPA and thus is exempt from rate regulation as an electric utility under federal and state law, provided that, upon and during commercial operations, it continues to meet the applicable requirements of PURPA. See Appendix B, "The Electric Power Industry in the United States and United States Regulation-- Federal Energy Regulation--PURPA."

  Operations and Maintenance

     The Brandywine Partnership purchases operations and maintenance services from Ogden Brandywine Operations, Inc. ("Ogden Brandywine"), a subsidiary of Ogden Corporation, pursuant to an Operation and Maintenance Agreement (the "Brandywine O&M Agreement"). The Brandywine O&M Agreement is effective until October 31, 1999, and may be extended thereafter by agreement of the parties. In exchange for such services, Ogden Brandywine is paid a fixed fee of $117,750 per month, with bonus and penalty provisions based on maintenance of dependable capacity levels and availability of the Brandywine Facility for dispatch.

  Sale of Capacity, Electricity and Steam

     The Brandywine Partnership sells electric capacity and energy to PEPCO pursuant to a Power Purchase Agreement (as amended by a first amendment ("First Amendment") thereto, the "Brandywine Power Purchase Agreement"). The Brandywine Power Purchase Agreement has an initial term that expires in October 2021, 25 years from the commercial operations date, and may be extended by agreement of the parties. The Maryland Public Service Commission has approved the Brandywine Power Purchase Agreement (including the First Amendment). The District of Columbia Public Service Commission has issued orders indicating its approval of the Brandywine Power Purchase Agreement as in the public interest and the First Amendment as a reasonable modification thereof. The District of Columbia Public Service Commission also has made certain findings of fact and conclusions of law that were conditions precedent to the effectiveness of the First Amendment according to its terms.

     PEPCO has the right to dispatch the Brandywine Facility on a daily basis within certain guidelines and design limits. The design limits specify load levels, start-up and shutdown times and minimum run times, specifically adhering to Prudent Utility Practices. The guidelines require PEPCO to dispatch all facilities obligated to deliver electricity to PEPCO based on economic factors and without regard to the ownership of such facilities. PEPCO is required to dispatch 99 MW of the Brandywine Facility's dependable capacity for no fewer than 60 hours per week (Monday through Friday). The remaining portion of the Brandywine Facility can be dispatched by PEPCO under the guidelines described above.

     The Brandywine Power Purchase Agreement provides for two payments: a capacity payment and an energy payment. The capacity payment is a fixed charge to be paid regardless of whether the Brandywine Facility is dispatched, subject to reduction in certain circumstances described below. Monthly capacity payments throughout the term of the Brandywine Power Purchase Agreement are based on the Brandywine Facility's dependable capacity, the capacity rate and other factors. Under the Brandywine Power Purchase Agreement, the Brandywine Facility is required to establish a dependable capacity of 230 MW in summer ambient conditions (defined as 92 degrees F and 50% humidity). The dependable capacity will be determined by semi-annual tests and PEPCO has the right to require the Brandywine Partnership to revalidate the dependable capacity. The capacity rate, stated in $/kW/month, is a fixed schedule of payments for each of the 25 years of the initial term of the Brandywine Power Purchase Agreement, ranging from $13.74 in 1997 to $23.63 in 2014. The capacity payment is subject to specified downward adjustments in contract years one, two and four, and to specified upward adjustments in the fifth and 11th through the 25th contract years. Capacity payments will be reduced if the Brandywine Facility cannot maintain 88% equivalent availability, and will be increased if it exceeds 92% equivalent availability. Capacity payments may also be decreased commencing in 2006 depending on whether PEPCO's system peak load exceeds 5,697 MW during 1997, 1998 or 1999 or later. Calculation of capacity payments pursuant to these provisions of the Brandywine Power Purchase Agreement is the subject of a dispute between the Brandywine Partnership and PEPCO, as discussed below.

     The energy payment is determined in accordance with a series of formulas that reflect specified heat rates, hours of synchronization and operation and a combination of fixed and market prices for natural gas. The Brandywine Power Purchase Agreement provides that the energy price will be increased to compensate the Brandywine Partnership for its variable costs of fuel oil if the gas supply is interrupted. In such event, the Brandywine Power Purchase Agreement specifies a base cost of oil, which is escalated at the annual rate of change according to an oil index described therein.

     The Brandywine Partnership has constructed a seven-mile long electric transmission line to connect the Brandywine Facility and the transmission facilities of PEPCO. Consolidated Rail Corporation entered into an agreement with the Brandywine Partnership to provide transmission line easements for a portion of the transmission line. The Brandywine Partnership transferred ownership of the transmission line to PEPCO on October 30, 1996.

     The Brandywine Partnership sells steam to the Brandywine Water Company pursuant to a Steam Sales Agreement dated March 30, 1995 (the "Brandywine Steam Agreement"). Brandywine Water Company is an indirect wholly-owned subsidiary of the Company. The production and sale of thermal energy allows the Brandywine Facility to achieve QF status. The Brandywine Steam Agreement continues until October 31, 2021 and may be extended by agreement of the parties for additional terms of five years. Brandywine Water Company fully and unconditionally agrees to purchase all of the thermal energy produced by the Brandywine Facility and has entered into a contract with the United States Navy to sell it distilled water for heating and other industrial uses in a naval facility. The contract is for a one-year term that commenced on October 1, 1996. Prior to the expiration of the term of the Navy contract, Brandywine Water Company will have to extend the contract or find one or more other customers to purchase the distilled water. If Brandywine Water Company is unable to extend its contract to sell distilled water to the United States Navy or to find one or more replacement contracts for the sale of such water, there is no assurance that the Brandywine Facility will be able to remain a Qualifying Facility. PEPCO may terminate the Brandywine Power Purchase Agreement, and it may be a default under the Brandywine Financing Documents, under certain circumstances if the Brandywine Facility ceases to be a QF, unless the Brandywine Partnership receives all governmental and regulatory approvals necessary to continue operating the Brandywine Facility without QF certification. See "Risk Factors-- U.S. Industry Conditions--Risks in the Event That Qualifying Facility Status of Rosemary Facility or Brandywine Facility is Not Maintained."

  Disagreement With PEPCO Over Calculation of Capacity Payment

     In late August 1996, the Brandywine Partnership and PEPCO commenced discussions concerning commercial operation requirements of the Brandywine Facility and conversion of the construction loan to long-term financing. During these discussions, two disagreements arose between the Brandywine Partnership and PEPCO as to how capacity payments should be calculated under the Brandywine Power Purchase Agreement. PEPCO and the Brandywine Partnership are presently attempting to resolve these disagreements but there are no assurances that such efforts will be successful.

     The Brandywine Partnership and PEPCO disagree as to the date on which the yield to maturity on United States Treasury Bonds with a maturity of 12 years ("12-year T-Bonds") should be determined under a provision in the Brandywine Power Purchase Agreement that requires capacity payments to be reduced if such interest rate is less than 8%. Such provision states that the interest rate of 12-year T-Bonds is to be determined, and adjustments to capacity payments made, as of the date that the interest rate for permanent financing for the Brandywine Facility is designated pursuant to an executed commitment for such financing. On October 6, 1994, the Brandywine Partnership entered into a written commitment with GE Capital with respect to permanent financing for the Brandywine Facility, which commitment designated an interest rate for such financing. Accordingly, the Brandywine Partnership takes the position that October 6, 1994 should be the date used to determine the interest rate of 12-year T-Bonds under the Brandywine Power Purchase Agreement. The interest rate for 12-year T-Bonds on such date was 7.94% per annum. PEPCO, on the other hand, takes the position that since the interest rate designated in such commitment was a floating rate, the date to be used for determining the interest rate of 12-year T-Bonds is the closing date of the conversion of the Brandywine Construction Loan Facility to long-term financing in the form of a leveraged lease, which occurred on December 30, 1996. The interest rate for 12-year T-Bonds on such date was 6.36%.

     To the extent that PEPCO's position with respect to the PEPCO interest rate disagreement does not prevail, PEPCO claims that it is entitled to a reduction in capacity payments under another provision of the Brandywine Power Purchase Agreement that requires PEPCO to share equally in any "refinancing or new or revised lease arrangements" savings. The Brandywine Partnership takes the position that all transactions to be entered into at or near closing of the Brandywine Financing Conversion were provided for under the Brandywine Financing Documents and do not constitute a refinancing or new or revised lease arrangements. In the event that the capacity payments were reduced pursuant to this provision, the reduction would be significantly less than the reduction claimed by PEPCO in connection with the PEPCO interest rate disagreement.

     PEPCO and the Brandywine Partnership also disagree as to the determination of PEPCO's system peak load which is the basis for reductions in capacity payments under the Brandywine Power Purchase Agreement. Under such provision, capacity payments are to be reduced, commencing in 2006, if PEPCO's system peak load does not exceed 5,697 MW prior to 1998, and are reduced by a greater amount if PEPCO's system peak load does not exceed such amount prior to 1999. PEPCO and BG&E have announced their intention to merge during 1997 into a new entity to be known as Constellation Energy Corporation ("Constellation"), and PEPCO has asked the Brandywine Partnership to agree that peak load under the Brandywine Power Purchase Agreement would be calculated on the basis of the pre-merger PEPCO system and not the post-merger Constellation system. Peak load based on the Constellation system would greatly exceed 5,679 MW during 1997. However, PEPCO's position is that the parties intended to use the current PEPCO system in calculating peak load and that the merger with BG&E should be disregarded for such purpose. The Brandywine Partnership disagrees with such position. The Brandywine Power Purchase Agreement does not contain any provision requiring adjustments due to mergers or reorganizations. It is the Brandywine Partnership's position that Constellation, as the successor of PEPCO, would be substituted for PEPCO under the Brandywine Power Purchase Agreement and the Constellation system should be used to calculate peak load.

     The Brandywine Pro Forma and the Consolidated Pro Forma are prepared under the assumption that PEPCO's system peak load (based on the pre-merger PEPCO system) exceeds 5,697 MW during 1999 or thereafter, and accordingly, there is the maximum reduction in capacity payments under this provision. ICF believes that such assumption represents the most conservative presentation and is not dependent upon the outcome of the current disagreement between Brandywine Partnership and PEPCO regarding the basis for the determination of PEPCO's system peak load. The Brandywine Pro Forma and the Consolidated Pro Forma are also prepared under the assumption that the interest rate to be used for purposes of the capacity payment adjustment is 6.36%, which represents PEPCO's position. ICF believes that this assumption represents the most conservative presentation of the disagreement. See "Prospectus Summary--Independent Engineers' and Consultants' Reports--Consolidating Financial Analyst's Pro Forma Report" and "--Independent Engineers' and Consultants' Reports-- Brandywine Pro Forma Report" below.

     Gas Supply and Fuel Management

     The Brandywine Partnership purchases both firm and interruptible natural gas supply from CDC pursuant to the Gas Sales Agreement, dated March 30, 1995, between the Brandywine Partnership and CDC (the "Brandywine Gas Agreement"). MCN Corporation ("MCN"), the parent corporation of CDC, has fully and unconditionally guaranteed the payment and performance obligations of CDC under the Brandywine Gas Agreement. The Brandywine Gas Agreement commenced October 31, 1996 and continues until October 31, 2011, and thereafter is automatically renewed for an additional two-year term unless terminated by either party upon nine months' written notice.

     CDC is obligated to sell and deliver to the Brandywine Partnership, at receipt points along the pipeline system of Columbia Gas, up to 24,240 MMBtu of gas per day on a firm basis and up to 24,240 MMBtu of gas per day on an interruptible basis. Gas delivered by CDC within the firm basis limit falls within one of the three following categories: "Limited Dispatch Gas,"
"Scheduled Dispatch Gas" or "Dispatchable Gas" (each as defined in the Brandywine Gas Agreement).

     The price for the gas delivered by CDC is dependent upon the category of the gas delivered. The price for Limited Dispatch Gas consists of a monthly demand charge, a commodity charge and a charge relating to costs incurred by CDC for firm transportation CDC receives from ANR Pipeline Company. The commodity charge escalates annually while the demand charge and the ANR-related charge increase after the fifth year of the initial term of the Brandywine Gas Agreement. The price for Scheduled Dispatch Gas consists of a commodity charge based on the monthly New York Mercantile Exchange settlement price for natural gas futures contracts plus a margin which increases after year five of the Brandywine Gas Agreement. The price for Scheduled Dispatch Gas is capped based on three monthly natural gas price indices. The price for Dispatchable Gas is a negotiated price or, if a negotiated price cannot be reached, is based on a daily natural gas price index. In addition, the Brandywine Partnership receives a price credit from CDC for each MMBtu of gas delivered by CDC during a month not to exceed the demand charge for Limited Dispatch Gas.

     The Brandywine Partnership must annually take or pay for no less than 2,299,500 MMBtu (or 2,305,800 MMBtu during a leap year) of Limited Dispatch Gas, which amount is reduced by 7,000 MMBtu for each day of regularly scheduled outage at the Brandywine Facility. In addition, the Brandywine Partnership must take or pay for a quantity of Scheduled Dispatch Gas each month that is no less than 80% of the Scheduled Dispatch Gas that was scheduled for delivery during such month. If the Brandywine Partnership pays for but fails to take the minimum quantities of Limited Dispatch Gas or Scheduled Dispatch Gas, the Brandywine Partnership has the opportunity later to receive the quantities of gas paid for but not taken.

     The Brandywine Partnership also purchases fuel management services from CDC pursuant to the Fuel Supply Management Agreement between CDC and the Brandywine Partnership (the "Brandywine Fuel Management Agreement"). CDC's fuel management responsibilities under the Brandywine Fuel Management Agreement include advising the Brandywine Partnership with respect to the negotiation of natural gas and fuel oil supply and transportation arrangements, arranging for the delivery to the Brandywine Facility of natural gas or fuel oil, endeavoring to make such arrangements on "best efforts" and "best competitive offer" basis and advising the Brandywine Partnership with respect to fuel hedging arrangements. MCN Investment Corp. (an affiliate of MCN and CDC) has guaranteed CDC's payment and performance obligations under the Brandywine Fuel Management Agreement.

  Gas Transportation

     The Brandywine Partnership and Columbia Gas have entered into a Precedent Agreement (the "Columbia Precedent Agreement"), pursuant to which Columbia Gas has constructed new pipeline facilities to expand its existing interstate pipeline and provide the Brandywine Partnership with firm gas transportation service. As of December 31, 1996, the Brandywine Partnership contributed $6,772,590, plus applicable tax gross-up, toward the construction of Columbia Gas' pipeline facilities.

     The Brandywine Partnership purchases firm gas transportation service from Columbia Gas pursuant to an Amended and Restated FTS Service Agreement (the "Columbia Gas FT Agreement"). Service under the Columbia Gas FT Agreement commenced on November 1, 1996 and continues until October 31, 2021, and year-to-year thereafter unless terminated by either party upon six months' notice.

     The Brandywine Partnership purchases from Cove Point LNG Limited Partnership ("Cove Point") firm gas transportation service to transport gas delivered by Columbia Gas to the facilities of Cove Point pursuant to a FTS Service Agreement (the "Cove Point FT Agreement"). The Cove Point FT Agreement continues until October 31, 2021. Cove Point is obligated to provide the Brandywine Partnership with up to 24,000 Dth per day of firm gas transportation service from an interconnection between the facilities of Cove Point and Columbia Gas in Loudoun, Virginia to an interconnection between the facilities of Cove Point and Washington Gas Light Company ("WGL") in Charles County, Maryland. Cove Point provides the firm transportation service pursuant to the Cove Point FT Agreement, the Rate Schedule FTS and the general terms and conditions of its effective FERC gas tariff. In addition to the firm transportation agreements, the Brandywine Partnership has entered into interruptible transportation agreements with Columbia Gas and Cove Point under which the Brandywine Partnership will receive 24,240 Dth per day and 30,000 Dth per day, respectively, of interruptible transportation service on a month-to-month basis.

     The Brandywine Partnership purchases from WGL gas transportation, gas sales and gas balancing service pursuant to a Gas Transportation and Supply Agreement (the "WGL Agreement"). The WGL Agreement continues until October 31, 2021, and thereafter will continue year-to-year unless terminated by either party upon six months' written notice. WGL is obligated to provide the Brandywine Partnership with firm transportation service, up to the quantity of gas nominated for such service on a given day, from an interconnection between the facilities of Cove Point and WGL in Charles County, Maryland to the
interconnection between the WGL facilities and the Brandywine Facility, provided that WGL only must use its best efforts to deliver transportation gas to the Brandywine Facility when the pressure on the Cove Point pipeline is less than 500 psig. During the months of January, February and December of any calendar year, WGL may, under certain circumstances, request that the Brandywine Partnership release to WGL for its system use a quantity of gas purchased by the Brandywine Partnership under the Brandywine Gas Agreement and transported to the WGL system. Additionally, WGL sells and delivers gas to the Brandywine Facility on an as-available basis from November through March and on a best efforts basis from April through October, at a price to be agreed by the parties.

  Fuel Oil

     If natural gas supply or transportation is not available to the Brandywine Facility, such facility has the capability to operate on No. 2 fuel oil and has the ability to change fuel sources from natural gas to fuel oil and back without interrupting the generation of electricity. The Brandywine Facility has on-site storage for approximately two million gallons of fuel oil, a supply sufficient to operate the Brandywine Facility at full load for approximately six days.

	Under the fuel management plan, the Brandywine Partnership will endeavor to enter into fuel oil supply and transporation agreements by October 10 of each year that will provide it with access to adequate fuel oil supplies for the immediately succeeding winter season (November through March). See "Risk Factors --Project Risks--Interruptible Natural Gas Supplies For Rosemary Facility and Brandywine Facilty May Create Risk of Unavilability For Dispatch."

  Construction Contract

     Pursuant to the Brandywine EPC Agreement, Raytheon agreed to construct the Brandywine Facility (including the distilled water plant) for approximately $122.0 million (including change orders). Because Raytheon provided a letter of credit, initially equal to 10% of the contract price, no retainage is withheld. The amount of this letter of credit was reduced as of the commencement of commercial operations to 5% of the aggregate amount paid by the Brandywine Partnership to Raytheon through that date, and thereafter the letter of credit must be maintained at a level which is twice the cost of completing punch list items remaining at final acceptance of the Brandywine Facility. Raytheon Company, a Delaware corporation and the parent corporation of Raytheon, has provided a guaranty covering all obligations of Raytheon under the Brandywine EPC Agreement.

     A dispute exists between the Brandywine Partnership and Raytheon as to the specific date on which commercial operations for purposes of the Brandywine EPC Agreement occurred and the amount of the early completion bonus to which Raytheon is entitled. In addition, the Brandywine Partnership and Raytheon disagree as to the number of force majeure days to which Raytheon is entitled as a result of a January 1996 snowstorm during which construction work could not be carried on, and as to the validity and number of owner-caused delay days. Even in the event that an agreement on the number of such days is reached, the Brandywine Partnership and Raytheon further disagree as to the affect, if any, such delays would have on the amount of the bonus payable under the Brandywine EPC Agreement for early completion of the facility.

     Taking into account all of the foregoing issues with Raytheon, the Brandywine Partnership believes that the total amount in dispute between the Brandywine Partnership and Raytheon is less than $1.0 million. The bonus for early achievement of the commercial operations date discussed above, if ultimately determined to be owed, would be payable over time and funded from cash flows from the operation of the Brandywine Facility which may otherwise have been available for distributions.

  Independent Engineers' and Consultants' Reports

     The Brandywine Pro Forma Report, the Brandywine Engineering Report and the Brandywine Fuel Consultant's Report, and the following summaries thereof, contain forward-looking statements, including projections, that involve risks and uncertainties. Actual results may differ materially from those discussed in the forward-looking statements. See "Risk Factors--Reliance upon Projections and Underlying Assumptions Contained in Engineers' and Consultants' Reports; Actual Results May Vary From Such Projections."

     Brandywine Pro Forma Report. ICF has prepared a report, dated April 11, 1997 and updated August 7, 1997 (the "Brandywine Pro Forma Report"), presenting its independent pro forma operating projections (the "Brandywine Pro Forma") for the Brandywine Facility. In developing its projections, ICF reviewed the Brandywine Facility's fuel supply and transportation contracts, the Brandywine Facility Lease and the Brandywine Power Purchase Agreement, as well as the Brandywine Engineering Report and the Brandywine Fuel Consultant's Report. In preparing the Brandywine Pro Forma, ICF used and relied on the Brandywine Engineering Report and the Brandywine Fuel Consultant's Report as well as on certain other information provided to it by sources it believes to be reliable, including a report by ICF providing its dispatch projections for the Brandywine Facility. ICF believes that the use of such information is reasonable for the purposes of the Brandywine Pro Forma. In preparing the Brandywine Pro Forma and the conclusions contained therein, ICF made assumptions with respect to the validity and performance of contracts, the operation and maintenance of the Brandywine Facility, the effectiveness of permits and the maintenance of QF status. Although ICF believes that the use of these assumptions and the others contained in the Brandywine Pro Forma Report in developing the Brandywine Pro
Forma   is  reasonable,  assumptions  are  inherently  subject  to  significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected. The material assumptions made by ICF in developing the Brandywine Pro Forma include the following:

-    Raytheon has constructed and Ogden Brandywine will operate the Brandywine
	    Facility as required under their respective contracts with the Brandywine
	    Partnership, which contracts have been reviewed by PEC. ICF further
	    assumes that PES's conclusions as to those agreements are accurate.

-    The Brandywine Facility's design will enable it to perform at a level
	    consistent with that anticipated in the Brandywine Pro Forma.

-    The fuel supply arrangements entered into by the Brandywine Partnership
	    fulfill the contractual requirements of the Brandywine Power Purchase
	    Agreement, and variable fuel-related costs will be less than the energy
	    payments to be received from PEPCO, as confirmed by C.C. Pace in the
	    Brandywine Fuel Consultant's Report.

-    PEPCO's system peak loan will exceed 5,697 MW during 1997.


     Subject to the studies, analyses and investigations of the Brandywine Facility performed by ICF, and the assumptions made in the Brandywine Pro Forma, ICF offers the following conclusions:

     - The financial projections in the Brandywine Pro Forma provide a reasonable reflection of the Brandywine Facility's expected costs, revenues and cash flows.

     - The energy and capacity revenue calculations contained in the Brandywine Pro Forma are appropriate and consistent with the
          Brandywine Power Purchase Agreement. Expectations for capacity payment adjustments under the Brandywine Power Purchase Agreement in regard to the interest rate adjustment and the peak adjustment are presented at the most conservative positions.

     - Over the 20-year initial term of the Brandywine Facility Lease, the Brandywine Facility's cash flow available for lease payments will average approximately $46.5 million per year, reflecting a range of $18.1 million in 1998 to $58.9 million in 2020.

     - The estimated lease obligation coverage ratios (i.e., the ratio of earnings before income taxes to lease payments) are presented in Table ES-1 to the Brandywine Pro Forma Report. During the 20-year term of the Brandywine Facility Lease, the Brandywine Facility's lease coverage will range from 1.35:1 in 2012 to 1.75:1 in 2004, with an average coverage ratio of 1.59:1.

     Brandywine Engineering Report. Pacific Energy Services, Inc. ("PES") has prepared a report, dated July 22, 1996, and updated April 11, 1997 and August 7, 1997 (as updated, the "Brandywine Engineering Report"), evaluating the design, construction and expected operation of the Brandywine Facility. PES has provided engineering services to approximately fifty power plants within the last seven years. Such services include technical review, construction monitoring, performance testing and certification and O&M audits. Approximately one-half of these plants utilize combined-cycle combustion turbine technology with cogeneration, as does the Brandywine Facility. PES has been involved with the Brandywine Facility since it performed a due diligence review for GE Capital in connection with the closing of the Brandywine Facility's construction loan in April 1995 and has monitored construction of the Brandywine Facility since that date.

     PES's review and assessment is based, among other things, on due diligence work previously completed, construction monitoring of the Brandywine Facility and a review of significant project agreements. In providing its conclusions set forth in the Brandywine Engineering Report, PES made certain assumptions. The assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected, perhaps materially. The material assumption made by PES in preparing the Brandywine Engineering Report was that the various test reports and calculations upon which PEs based its conclusions were accurate and reasonable.

     PES has independently reviewed the project engineering, cost, construction schedule, permits, contracts, O&M and performance estimates for completeness, risk, variation from practices typical in the industry and the ability of the Brandywine Facility to perform as intended. PES offers the following conclusions:

     - The Brandywine Facility is substantially complete, capable of meeting all commercial operating requirements under the Brandywine Power Purchase Agreement and the Brandywine Steam Agreement, and has received or is expected to receive all necessary operating permits. There is no reason to believe that any necessary operation permit not yet received will not be obtained.

     - The Brandywine Facility meets or exceeds all guarantees or design conditions based on the information supplied during testing by Raytheon, GE Power Systems, and others. Provided future operation and maintenance are performed according to standard industry practices, PES can find no technical constraints to prevent the Brandywine Facility from being able to perform at a level consistent with that anticipated in the Brandywine Pro Forma.

     Brandywine Fuel Consultant's Report. C.C. Pace has prepared a report, dated July 2, 1996, and updated April 11, 1997 and August 7, 1997 (as updated, the "Brandywine Fuel Consultant's Report"), reviewing the sufficiency of the fuel supply and transportation arrangements for the Brandywine Facility. C.C. Pace is an energy consulting firm based in Fairfax, Virginia, that specializes in analyzing fuel supply and transportation arrangements for independent power projects. The Brandywine Fuel Consultant's Report reviews whether the
Brandywine Partnership has contracted for adequate fuel supply and transportation services to meet its obligations under the Brandywine Power Purchase Agreement and the relationship between the energy payments under the Brandywine Power Purchase Agreement and the fuel and transportation costs the Brandywine Partnership is likely to incur.

     The Brandywine Fuel Consultant's Report is based upon certain assumptions regarding the availability and future pricing of fuel. The assumptions are inherently subject to significant uncertainties and, if actual conditions differ from those assumed, actual results will differ from those projected.

	The material assumptions made by C.C. Pace in developing the Brandywine Fuel Consultant's Report are as follows:

-    Fuel supply and electric power purchase contracts provided by the
	    Brandywine Partnership are accurate and complete.

-    Fuel supplier contracts are enforceable.

-    The Brandywine Partnership will prudently perform its material contract
	    obligations and management responsibilties in regard to the Brandywine Facility.

-    The Brandywine Partnership will adhere to the provisions of the Brandywine
	    Faciilty's Fuel Management Plan.

-    PEPCO will follow standard utility practices in dispatching the Brandywine
	    Facility.

-    The reliability of gas transportation services will continue in accordance
	    with historic practice.

     Subject  to  the  information contained and the assumptions  made  in  the
Brandywine   Fuel   Consultant's  Report,  C.C.  Pace  offers   the   following
conclusions:

     - All pipeline construction has been completed and all of the firm natural gas transportation contracts of the Brandywine Partnership are in effect.

     - The Brandywine Facility's Fuel Management Plan is sufficient, if followed, to assure that the Brandywine Facility will operate in a manner to meet PEPCO electric dispatch orders while maintaining compliance with all fuel supply contract and tariff obligations.

     -    PEPCO has approved the Brandywine Facility's Fuel Management Plan.

     -    The   Brandywine  Partnership  has  developed  sufficient  fuel   oil
          procurement  procedures  which are included in  the  Fuel  Management
          Plan.

     - The Brandywine Partnership should be able to meet all oil needs at the Brandywine Facility for the 1996-1997 winter heating season.

     - CDC, an experienced gas supplier with reserves sufficient to support the fixed-price portion of the Brandywine Gas Agreement, is required annually under the Brandywine Gas Agreement to ensure that its reserves continue to be adequate to meet that obligation, and has ongoing gas marketing operations more than sufficient to support the remaining contractual obligations with the Brandywine Partnership.
          MCN also has substantial assets backing its corporate warranty of CDC's gas supply obligations.

     - The market-based pricing provided under the Brandywine Power Purchase Agreement corresponds to the pricing at which gas supplies are generally available, and is similar to the pricing at which gas supplies are available from CDC.

     - Gas transportation arrangements are in place for firm transportation for 100% of the fuel supply requirements for Unit 1 for the term of the Brandywine Power Purchase Agreement, subject to the obligation of the Brandywine Partnership under limited circumstances to release to WGL all of its firm gas supply. The regulatory approvals for these arrangements have been received.

     - There is a strong linkage between changes in the Brandywine Facility's expected variable fuel-related costs and revenues. Several potential delinkages are mitigated by significant initial positive margins in energy payment components.

     - The gas supply and transportation operational requirements are flexible enough to satisfy electric dispatch operational requirements, provided sound fuel management is employed. CDC and its affiliates have fuel management experience, and CDC's fuel management performance is backed by a corporate warranty from MCN Investment Corp.

     - The backup fuel plan provides the Brandywine Partnership the capability to meet dispatch requirements, assuming firm fuel oil supply and transportation contracts are in place before each heating season and the Brandywine Facility's air permit allows use of fuel oil.

     - The pro forma modeling of the Brandywine Facility contained in the Brandywine Pro Forma Report reflects the Brandywine Facility's fuel supply arrangements using the gas and oil price projections of ICF. ICF is a recognized forecaster of gas and oil prices. As a consequence of the expected dispatch of the Brandywine Facility also projected by ICF, such pro forma modeling reflects significant benefits of certain pipeline balancing provisions under the assumption that these provisions will continue over the term of Brandywine Power Purchase Agreement. These balancing provisions are not contractual rights and there is no guarantee that these provisions will continue over the entire pro forma modeling term.

Other Projects under Development by Panda International

     The following are additional Projects that Panda International is developing and that could become eligible for transfer to the PIC Project Portfolio if the conditions for transfer set forth in the PIC Additional Projects Contract are satisfied. Such Projects, if not required to be transferred to the PIC Project Portfolio, may, at the election of Panda International, be transferred to the Issuer or the Company if certain conditions for transfer set forth in the Indentures are satisfied. There can be no assurance that any Project under development will reach Financial Closing or achieve Commercial Operations.


  The Lapanga Facility

     In August 1994, an affiliate of Panda International acquired from another independent power developer a 90% interest in a Project company that had entered into a power purchase agreement with the Orissa State Electricity Board for a proposed 500 MW coal-fired power project to be located in the State of Orissa, India. Certain of the Central Governmental approvals for the Project have been obtained. Although Panda International believes that the power purchase agreement is valid and enforceable, the State of Orissa has given a notice of cancellation of such agreement to Panda International, as well as to several other third parties with respect to their respective power purchase agreements. Panda International has objected to such notice and is presently conducting discussions with the government of the State of Orissa. Development efforts have been delayed pending resolution of this dispute.

  The Kathleen Facility

     The Kathleen Facility is planned to be a combined-cycle, natural gas-fired, intermediate-load cogeneration facility to be located on a 7.5-acre site owned by a wholly-owned indirect subsidiary of the Company (the "Kathleen Partnership") in an industrial park near Lakeland, Florida. The Kathleen Partnership entered into a power purchase agreement with Florida Power Corporation ("Florida Power") in 1991.

     The Kathleen Partnership and Florida Power are engaged in litigation before state and federal forums in Florida over the interpretation of the Kathleen power purchase agreement, including whether the size of the Kathleen
Facility as designed by Panda International conforms with the power purchase agreement. See "Legal Proceedings--Florida Power Proceedings." The outcome of this litigation will determine whether construction of the Kathleen Facility is initiated and completed. Pursuant to arrangements with GE Capital under the documents relating to the financing of the Brandywine Facility, the entities which are partners of the Kathleen Partnership must remain as subsidiaries of PEC but will be required to be transferred to PIC, in which case the Kathleen Facility would become part of the PIC Project Portfolio if, and within 180 days after, the Kathleen Facility reaches the earlier of Financial Closing or Commercial Operations.

Panda of Nepal Facility Under Development by the Issuer

      Certain of the information in this Section has been derived from various government and private publications and obtained in communications with various agencies of His Majesty's Government of Nepal ("HMGN") and has not been independently verified by the Issuer or the Company.

     A subsidiary of the Issuer has an ownership interest (expected to be 75% following completion of financing) in a joint venture with a major hydroelectric engineering company and a local Nepalese party to build a 36 MW hydroelectric facility on the upper Bhote Koshi River in Nepal. The Government of Nepal issued a Certificate of Registration to the joint venture in June 1996. A power purchase agreement with the Nepal Electricity Authority ("NEA") and a project agreement with the Government of Nepal obligating the Government of Nepal to guarantee NEA's payment obligations and provide certain other support and incentives were signed in July 1996. A fixed price turnkey engineering, procurement and construction contract for the Project was signed with China Gezhouba Construction Group Corporation in October 1996 and amended and restated in December 1996. Panda International has received various commitment letters from multilateral agencies to provide for some of the financing for this Project and is currently negotiating the documents governing such financing, as well as seeking the requisite additional financing for this Project. In order to assist in the funding of this Project, Panda International recently transferred ownership of the applicable affiliate to the Issuer; however, there can be no assurance that such funding will be obtained. Thus, there can be no assurance that this Project will reach Financial Closing or achieve Commercial Operations.

  The Nepalese Power Market

     According to published documents of the NEA, Nepal faces a critical shortage in its electricity supply. Annual per capita consumption of electricity, according to the NEA, is between 34 kWh and 41kWh, which is one of the lowest consumption averages in the world and the lowest in Asia. While demand for power grows, capacity additions have not kept pace.
Consequently, HMGN expects to face a widening shortage until new power plants can be brought on line. Fossil-fuel plants, however, are not an attractive option for Nepal, which does not produce oil or gas and has to import such fuels at a high cost through India. According to the NEA, Nepal had an aggregate installed electric power generation capacity, including private projects, of approximately 301 MW in 1996. Hydropower comprised about 254 MW of this capacity. With Nepal's many rivers and steep mountain flows, the World Bank estimates the country's hydroelectric potential to be about 83,000 MW-some 2.5% of the world's capacity. About 44,000 MW of that potential is considered economically exploitable.

     HMGN considers the development of hydroelectric potential to be a key component of the country's economic strategy under the Hydro-Power Development Policy of 1992, which encourages national and foreign private investment in industry and hydroelectric development. In view of the rapid deforestation of Nepal's only indigenous fuel source, the government has commenced efforts to harness the power of its rivers. Nonetheless, according to NEA documents, there will be continued and severe shortages of electric power supply through at least 2003, as none of the projects nearing completion will meet the anticipated demand of the country.

     The volume of electricity sales in Nepal has grown at an average annual rate of about 10% over the last decade. This growth rate was achieved despite load curtailment due to insufficient supply, particularly during the dry months of February to April.

     Except for the 101 MW Kulekhani projects, which have two reservoirs, all other hydroelectric plants are run-of-the-river, whereby their generating capacity is at a maximum during the flood months (July to November) when the rivers are high, and then falls to a minimum during the dry months (February to April). This fluctuation, coupled with transmission and distribution losses, translates into insufficient capacity to meet the growing demand for power, especially during the dry season.

  Regulation of Electric Power Industry; Foreign Exchange

     The regulatory framework for private sector power generation in Nepal primarily is based on legislation enacted by its Parliament in 1992 and 1993. The legislation provides for the licensing of private parties to construct, own, and operate hydroelectric power projects for a time period of up to 50 years. Projects that are more than 50% owned by foreign companies will be automatically transferred, without compensation, to HMGN after the expiration of the license.

     Nepal's electric power industry is primarily regulated by the Ministry of Water Resources ("MOWR") in conjunction with the NEA. NEA was established in 1985 as a commercial entity with responsibilities for generation, transmission and distribution of electricity throughout Nepal. Decisions regarding the operation and management of the NEA were made, historically, without taking into account considerations such as efficiency and profitability. However, NEA's overall operating performance and financial position recently have improved following tariff increases and technical assistance from various multinational institutions, including the World Bank.

     Tariff rates are subject to regulation. In August 1994, a newly implemented Tariff Fixation Committee (TFC), which includes representatives from HMGN and consumers and which is responsible for setting electricity tariffs in accordance with certain financial covenants, became operational.

     Nepal has increased its foreign exchange reserves from about US$ 270 million in the early 1980s to approximately US$ 600 million in 1996. The Nepalese rupee exchange rate is pegged against the Indian rupee - a reflection of the high degree of integration between the two economies. The exchange rate has gradually depreciated over the years, broadly in line with the Indian rupee, moving from NRs 21.6: US$ 1 in 1987 to about NRs 57: US$ 1 in early 1997.

  The Site

     The Bhote Koshi River is a perennial stream fed by glaciers, snow melt and monsoons. The river drains an area of 2,132 square km, mostly in China. The mean annual flow at the proposed site was 66.4 cubic meters per second m3/s. A flow of 3,300 m3/s was recorded following a rare glacier lake outburst flood in 1981, causing significant damage to a highway and the Sunkoshi Hydroelectric Project downstream from the Project site.

     The  Project  would be located in the Sindhupalchok  zone  of  central
Nepal, close to the China-Nepal border and 110 kilometers from Nepal's capital and main load center of Kathmandu. The Bhote Koshi River rises to an elevation of 5,800 meters at Tang Pu and flows south with a drop of 4,300 meters before reaching the Project site. At the site, the river's slope is about 10 percent.

  Existing Agreements

     A Power Purchase Agreement between NEA and Bhote Koshi Power Company Private Limited ("BKPC"), an indirect subsidiary of the Issuer, (the "NEA Power Purchase Agreement"), sets out the rights and obligations of NEA and BKPC relating to, among other things, the development, construction, operation and maintenance of the facility; early completion bonus and late completion penalty; the setting of production output and energy purchase requirements; risk allocation in the event of force majeure and changes in the legal environment; events of default; rights of termination and the consequences thereof; assignment and transfer of interest thereunder; and dispute resolution. The NEA Power Purchase Agreement has a term of 40 years from the commercial operation date defined therein; and after 25 years, one-half of BKPC's interest therin will be transferred to NEA. A Project Agreement exists between HMGN and BKPC, which outlines HMGN's involvement
and  obligations  in  the construction and operation of  the  Project.   An
Amended and Restated Engineering, Procurement and Construction Contract between China Gezhouba Construction Group Corporation ("CGGC") and BKPC generally provides that CGGC will provide design; engineering; equipment and material procurement; support; construction; start-up; performance testing and guarantee; and other services in order to make the Project fully operational on a fixed price, turnkey basis. An Amended and Restated Services Agreement between Harza Engineering Company International L.P. ("Harza") and BKPC sets forth the terms of the technical engineering consulting services to be provided by Harza in regard to the development and construction of the Project. An Operations and Maintenance Agreement between Harza and BKPC establishes the pre-commercial and commercial operation and maintenance services to be provided by Harza at the Project, including but not limited to staffing; testing facilities; maintenance and
repair  of  tools  and  equipment;  implementation  of  safety  plans   and
procedures;   operating  and  administrative  services  and   environmental
compliance.   There  can  be  no  assurance that  the  Project  will  reach
Financial Closing or achieve Commercial Operations, notwithstanding the existence of these agreements.




       FOREIGN EXCHANGE SYSTEM IN THE PRC AND EXCHANGE RATE INFORMATION

General

     The PRC imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and in part through restrictions on foreign imports. The SAFE, under the supervision of the PBOC, is responsible for matters relating to foreign exchange administration and remittance of foreign exchange abroad. The Foreign Exchange Control Regulations of the People's Republic of China, which took effect on April 1, 1996, and which replaced the interim foreign exchange regulations adopted in 1980, provide the basis for regulating foreign exchange transactions in China. Other rules, regulations and implementation measures have also been issued which further establish the legal framework for foreign exchange control in China consistent with the PRC economic reform program.

     The Administrative Regulations for the Settlement, Sale and Payment of Foreign Exchange which took effect on July 1, 1996, allow FIEs (such as the Joint Ventures) to obtain their foreign exchange through transactions either at the Swap Centers or through the China Foreign Exchange Trading Center (the
"CFETC"), an inter-bank foreign exchange trading market. Swap Centers were first established pursuant to the Provisions of the State Council for the Encouragement of Foreign Investment, promulgated in October 1986, and were designed to provide a controlled setting under which Renminbi could be exchanged for foreign currencies at rates approaching market levels. In April 1994, the CFETC was created in Shanghai to coordinate foreign exchange transactions nationwide among domestic enterprises according to standardized rules and to replace the two-tier exchange rate system that consisted of the official rate and the swap center rates. The CFETC and the Swap Centers are regulated by government policies and are administered by the SAFE. It has been indicated that Swap Centers will be unified with the CFETC in the future.

     Under the new system, a distinction is made between current account items such as interest payments on foreign loans and profit distributions to foreign parties to a FIE and capital account items such as principal of foreign loans and payment under guarantees. Chinese enterprises (including FIEs) are permitted to buy foreign exchange from State-designated banks for interest payments on foreign loans upon verification by SAFE of its authenticity and for profit distributions on presentation of board resolutions regarding such distributions. Purchase of foreign exchange from State-designated banks for repayment of principal of foreign loans requires (i) the presentation of a certificate of registration for foreign loans which can be obtained from SAFE, the loan contract and notice of repayment from the creditor and (ii) an application to SAFE for verification for such purchase. Chinese authorities have termed the current system as one that allows free convertibility of Renminbi for purposes of current account items.

Historical Exchange Rates

     During the nine-year period from 1985 through the end of 1993, there was a gradual but significant devaluation of the Renminbi against the U.S. dollar. The official Renminbi to U.S. dollar exchange rate changed from an average of RMB 3.20 to $1.00 in 1985, to RMB 5.81 to $1.00 at the end of 1993. Effective January 1, 1994, a new unitary, managed floating-rate system was introduced in China. As a result of the adoption of the new system, on January 1, 1994, the official exchange rate for Renminbi was revalued from approximately RMB 5.8 to $1.00 to approximately RMB 8.7 to $1.00. Since then, the exchange rate has remained relatively stable (see table below).

     Until December 31, 1993, the Noon Buying Rate (as defined in note 1 to the table below) was closely related to the official rate, but varied significantly from the rate available at Swap Centers. After January 1, 1994, and the unification of the foreign currency exchange system, there has not been a significant difference between the Noon Buying Rate and the PBOC Rate.
Currently, the PBOC sets and publishes daily a base exchange rate (the "PBOC Rate") with reference primarily to the supply and demand of Renminbi against the U.S. dollar on the CFETC during the prior day. The PBOC also takes into account other factors such as the general conditions in the international foreign exchange markets. Authorized banks and financial institutions are allowed to quote buy and sell rates for Renminbi within a specified range around the daily PBOC Rate. Currently, the PBOC allows Renminbi trading within a range of 0.25% above and below the daily PBOC Rate. As of April 4, 1997, the Noon Buying Rate was RMB 8.3268 to $1.00. As of April 4, 1997, the PBOC Rate was RMB 8.2969 to $1.00.

     The following table sets forth certain information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated:


                                  Noon Buying Rate(1)
Period                 Period   Average(2)    High       Low
                        End
                              (expressed in RMB per $)

1993                 5.8145     5.7776     5.8245     5.7076
1994                 8.6044     8.6402     8.7128     8.5999
1995                 8.3374     8.3685     8.4600     8.2916
1996
 First Quarter       8.3538     8.3407     8.3549     8.3292
 Second Quarter      8.3421     8.3437     8.3542     8.3403
 Third Quarter       8.3317     8.3363     8.3452     8.3330
 Fourth Quarter      8.3284     8.3293     8.3317     8.3267

__________________________
Source:   Federal Reserve Statistical Release, The Federal Reserve.
Notes:
(1) The Noon Buying Rate is the Noon Buying Rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

(2) Determined by averaging the rates on the last business day of each month during the years 1993 through 1995 and, with respect to each quarter of 1996, by averaging the rates on each Friday of the quarter, or if Friday was not a day upon which a rate was available, then the next preceding day upon which a rate was available.

Treatment of Domestic Enterprises and FIEs

     Historically, purely domestic enterprises and FIEs (such as Sino-foreign joint ventures and wholly foreign-owned companies) were subject to substantially different treatment with respect to foreign exchange matters. Recently, many of these distinctions have been eliminated.

     In general, the PRC Foreign Exchange Control Regulations, which took effect on April 1, 1996, require that domestic enterprises operating in the PRC must price and sell their goods and services in the PRC in Renminbi. Any foreign exchange revenues received by such enterprises must be sold to authorized foreign exchange banks in the PRC. Under the new system, domestic enterprises and institutions are permitted to buy foreign exchange from State-designated banks at designated times on presentation of appropriate documentation establishing the existence of import contracts or payment notes from overseas financial institutions. Such enterprises also are permitted to purchase foreign exchange for the import of certain products subject to quotas, import permits and registration controls. FIEs are permitted to apply to purchase foreign exchange for the payment of dividends that have been authorized as payable in foreign currency. Conversion and payment are to be effected on the basis of a written resolution on profit distribution passed by the enterprise's board of directors and evidence that the enterprise has paid all required PRC taxes.

     On June 20, 1996, the PBOC issued a notice allowing all FIEs to use both Swap Centers and designated foreign exchange banks to convert currencies. Pursuant to this notice, which took effect on July 1, 1996, FIEs may open foreign exchange accounts for current as well as capital transactions. The capital transactions, however, remain subject to SAFE registration approval. The SAFE has authority to establish ceilings on the total amount of foreign currency amount that a FIE may maintain in its account for current transactions. Such ceilings are to be set by reference to the level of foreign capital actually invested in the enterprise and the foreign currency cash flow needs of the enterprise.

     If foreign debts of FIEs are properly filed for record with the SAFE or its local branches, and a Foreign Debt Registration Certificate is obtained, future repayment of principal and interest are subject to verification processing by the SAFE or its local branches upon producing the Foreign Debt Registration Certificate, the loan agreement and a lender's repayment notice. A verification paper is then issued for conversion and purchase of foreign exchange at authorized banks or the FIE may use its own foreign exchange to make the payment. For interest payments, once the SAFE has verified that the interest payment transaction is legitimate, the FIE may use its own foreign exchange or may purchase foreign exchange at authorized banks to make the payment.

      DESCRIPTION OF PRINCIPAL DOCUMENTS RELATING TO THE LUANNAN FACILITY

     The following is a description of the material provisions of the material agreements relating to the Luannan Facility and should not be considered to be a full statement of the terms and provisions of such agreements.

Power Purchase Agreement

     An Electric Energy Purchase and Sales Agreement (the "Energy Purchase Agreement") and an Interconnection Agreement (the "Interconnection Agreement") among Tangshan Panda, Tangshan Pan-Western and North China Power Company were each executed in September 1995 and amended by a Supplemental Agreement for Interconnection Agreement and Electric Energy Purchase and Sales Agreement, dated February 10, 1996 (the "Supplemental Agreement," collectively with the Energy Purchase Agreement and Interconnection Agreement, the "Luannan Power Purchase Agreement"), among Tangshan Panda, Tangshan Pan-Western and North China Power Company. Tangshan Panda and Tangshan Pan-Western are jointly and severally liable for the obligations of the seller under the Luannan Power Purchase Agreement. The Luannan Power Purchase Agreement sets out the rights and obligations of Tangshan Panda, Tangshan Pan-Western and North China Power Company relating to, among other things, the development, construction, operation and maintenance of the Luannan Facility; the setting of production output and energy purchase requirements; risk allocation in the event of force majeure and changes in the regulatory environment; events of default; rights of termination and the consequences thereof; assignment and transfer of interest thereunder; and dispute resolution.

     Term. The Luannan Power Purchase Agreement has a term of 20 years from the Luannan Commercial Operation Date.

     Power Purchase. The Luannan Power Purchase Agreement divides each 24 hour period into three eight-hour (which are not required to be consecutive hours) delivery periods, Peak Hours, Non-Peak Hours and Trough Hours. Commencing on the Luannan Commercial Operation Date, subject to the limitations on gross generation amount during Non--Peak Hours and Trough Hours listed below, Tangshan Panda and Tangshan Pan-Western agree to sell, and North China Power Company agrees to purchase and take, all electric energy delivered to North China Power Company from the Luannan Facility. Tangshan Panda and Tangshan Pan-Western may not sell any electric energy directly to third parties without the consent of North China Power Company. Unless otherwise requested by North China Power Company, during Non-Peak Hours and Trough Hours, the Luannan Facility will not operate beyond the gross generation amounts specified below on an average basis for the entire eight-hour period (exceeding these limitations during a period is permitted as long as the overall average gross generation amount during the eight-hour period does not exceed these limitations). No limitation on gross generation amount produced by the Luannan Facility will be imposed during Peak Hours and the amount set forth below for Peak Hours is a minimum, not a maximum, gross generation amount for the Luannan Facility. The gross generation amounts for different periods are as follows, subject to adjustments agreed by both parties:

      As the first unit starts generation at the Luannan Commercial Operation
      Date:

         During Peak Hours (minimum)                      400,000 kWh
         During Non-Peak Hours (maximum)                  260,000 kWh
         During Trough Hours (maximum)                    240,000 kWh

          and as the second unit starts generation at the Luannan Commercial Operation Date:

         During Peak Hours (minimum)                      800,000 kWh
         During Non-Peak Hours (maximum)                  520,000 kWh
         During Trough Hours (maximum)                    480,000 kWh

     Peak Hours, Non-Peak Hours and Trough Hours in a particular day will be determined by the dispatch department of North China Power.

     Tangshan Panda and Tangshan Pan-Western are required to negotiate an Interconnection Dispatch Agreement (the "Interconnection Dispatch Agreement") with the Tangshan Power Supply Bureau of North China Power Company shortly prior to the Luannan Commercial Operation Date. This Interconnection Dispatch Agreement is expected to set out the specific details as to the dispatch of the Luannan Facility and will be a part of the Luannan Power Purchase Agreement. The provisions described above only set forth the basis for dispatch of the Luannan Facility. The Issuer believes that the Interconnection Dispatch Agreement will provide for the Luannan Facility to be dispatched at levels represented by the maximums specified in the Luannan Power Purchase Agreement for Non-Peak Hours and Trough Hours, and the Luannan Engineering Report was prepared on this basis. North China Power Company is required to take all net electrical output delivered by the Luannan Facility during Peak Hours without any dispatch limitations. There are, however, no assurances that the Interconnection Dispatch Agreement as finally negotiated will not make changes to the provisions of the Luannan Power Purchase Agreement described herein including dispatch rights and penalties relating thereto.

     North China Power Company will not be required to pay Tangshan Panda and Tangshan Pan-Western for any electric energy generated by the Luannan Facility during Non-Peak Hours and Trough Hours that exceeds the generation amount (based on the overall average gross generation amount during the eight hour period) dispatched in Non-Peak Hours and Trough Hours, respectively, as instructed by Tangshan Power Supply Bureau for such periods consistent with the requirements of the Luannan Power Purchase Agreement and the Interconnection Dispatch Agreement.

     If the electric energy load delivered during Trough Hours exceeds the maximum limitations set forth above, Tangshan Panda and Tangshan Pan-Western will, unless such additional electric energy is required by North China Power Company, compensate North China Power Company by paying North China Power Company a peak adjustment compensation fee equivalent to five times the applicable power price of the excess amount.

     If the Luannan Facility does not deliver, during Peak Hours, the minimum quantity of electric energy stipulated in the Luannan Power Purchase Agreement, Tangshan Panda and Tangshan Pan-Western will compensate North China Power Company, at five times the applicable power price, for the shortfall between the actual amount of electric energy produced and the required electric energy production. In addition, if North China Power Company's actions or inactions cause the Luannan Facility to fail to deliver the required electric energy, North China Power Company will pay to Tangshan Panda and Tangshan Pan-Western a compensation fee to be calculated in accordance with the following formula:
(amount of required power to be delivered less actual power delivered) x applicable power price.

     Power Tariff. The electricity price to be charged under the Luannan Power Purchase Agreement is provided in the Pricing Document, which is separate from, but incorporated by reference in, the Luannan Power Purchase Agreement. The electricity price is comprised of fixed and variable components that are required to be adjusted according to an approved pricing formula to reflect changes in the capital and operating costs of the Luannan Facility. Certain components of the power price calculation may be adjusted to reflect either Chinese or U.S. inflation, based upon specified indices. Adjustments are also provided for foreign exchange rate fluctuation in order to mitigate the Luannan Facility's exposure to currency risks. Since the Luannan Power Purchase Agreement was executed, the Chinese price index has changed by a greater amount than the change in the exchange rates, resulting in an electric price slightly higher than would have been the case if depreciation were adjusted according to changes in these exchange rates. The Joint Ventures have requested a modification of the power price formula, to adjust for possible devaluation of the Renminbi against the U.S. dollar, and believe such modification will be implemented. There are pass-through provisions in the Pricing Document for increases or decreases in the cost of coal against a coal market index set forth in the Pricing Document, and the Pricing Document also has provisions for pass-through or make-whole calculations relating to certain construction capital cost items. Under the Pricing Document, the Joint Ventures have the right to request a determination of a new power price whenever they determine that changes in the price components require a new determination;
however, it is anticipated that they will generally apply annually for changes in rates. Although paid in Renminbi, certain components (foreign site managers' salaries, operating, maintenance, engineering and training services, certain foreign travel expense and insurance costs, certain financing expenses and equipment engineering services) of the tariffs are calculated in U.S. dollars as a result of the currency rate adjustments. Tariffs are required to be paid every 30 days by North China Power
Company. North China Power Company is obligated to pay by the 15th day of the calendar month following the month for which such payment is being made.
Any failure by either party to make payments will entitle the other party to receive accrued interest, to be paid with the next scheduled payment.
The interest rate applied for the delayed  payment  is 0.05% per day. See
"Risk Factors--Considerations Relating to the PRC--Risk ThatPower Price
Formula Cannot be Modified in the Case of a Significant Devaluation of the Renminbi Against the Dollar."

     The Issuer and the Joint Ventures have no experience in applying for electricity prices determined in accordance with the pricing formula incorporated in the Pricing Document. Use of such a pricing formula to establish electricity prices is a recent development in the Chinese power industry. Although the Issuer, based on discussions with the Pricing Approval Authority, believes that the pricing formula will be applied to permit recovery of all Luannan Facility costs and anticipated returns, there can be no assurance that the Joint Ventures will be able to charge rates that will generate sufficient revenues to enable the Joint Ventures to repay the principal of and interest on the Shareholder Loans when and as due, or that any application for an increase in the power rate will be approved by the Pricing Approval Authority. See "Risk Factors--Considerations Relating to the PRC-- Risk Regarding Changes to PRC and Local Laws, Policies and Regulatory Authorities."

     Interconnection; Transmission Service. Commencing on the interconnection date and continuing for the term of the Luannan Power Purchase Agreement, North China Power Company's facilities will transmit electric energy delivered by the Luannan Facility to the Jing-Jin-Tang Grid.

     Commercial Operation of the Luannan Facility. In order to establish the Luannan Commercial Operation Date, Tangshan Panda and Tangshan Pan-Western will give North China Power Company ten days' prior written notice of their initial 72-hour test run of the Luannan Facility. To establish the Luannan Commercial Operation Date, the Luannan Facility must generate electric power at full load for a continuous 72 hour period. North China Power Company, Tangshan Panda and Tangshan Pan-Western will sign a certificate establishing the Luannan Commercial Operation Date on the day that the relevant test or additional test of the Luannan Facility is successfully completed.

     After the Luannan Commercial Operation Date, the Luannan Facility will be normally dispatched by North China Power Company so as to allow the Luannan Facility to operate in accordance with the Luannan Power Purchase Agreement. Concurrently, North China Power Company agrees as follows: (a) the dispatch load curve will provide for Non-Peak Hours of operation that permit the Luannan Facility to have a ramp period such that the maximum capacity of the Luannan Facility may be generated during all Peak Hour periods and (b) North China Power Company will arrange frequency and voltage adjustments, but North China Power Company may not dispatch the Luannan Facility's reactive power beyond the capabilities of the Luannan Facility's equipment. The ramp rates of the dispatched load curves of the Luannan Facility will not exceed the requirement of the Jing-Jin-Tang Grid for generation units of the same type.

     Outages; Maintenance of the Luannan Facility; Annual Overhaul. The cumulative annual overhaul outage for the Luannan Facility will not exceed 55 days. Outages will be calculated on an actual time elapsed basis. The schedule for such outages shall be set by North China Power Company in accordance with the overall outage schedule for the Jing-Jin-Tang Grid. If the cumulative maintenance down time for each electric generating unit of the Luannan Facility exceeds 55 days in any year, Tangshan Panda and Tangshan Pan-Western will pay a compensation fee to North China Power Company calculated as follows: (amount of required power to be delivered per day after deduction of an internal usage amount) x (maintenance time exceeding 55 days) x power price.

     Responsibility for Breach of Contract. Failure by Tangshan Panda and Tangshan Pan-Western to deliver the minimum amount of electric energy to North China Power Company required by the Luannan Power Purchase Agreement will entitle North China Power Company to declare a breach of contract. If, due to North China Power Company's fault, Tangshan Panda and Tangshan Pan-Western are not able to deliver power to North China Power Company as required under the Luannan Power Purchase Agreement, Tangshan Panda and Tangshan Pan-Western will have the right to declare a breach of contract. The defaulting party is required to compensate the non-defaulting party for all of its actual direct losses caused by such breach of contract. A delayed payment for power delivered will be construed as a breach of contract if such delay has lasted more than 15 days. Late payments bear interest at the rate of 0.05% per day. The non-defaulting party may elect to terminate the Luannan Power Purchase Agreement if the defaulting party has neither taken action to cure 30 days after receipt of written notice from the non-defaulting party of its declaration of breach of contract (which cure may take a longer period as long as it is being pursued with diligence) nor made any required payments (excluding amounts in good faith dispute).

     Force Majeure. Each party is excused from performance of its respective obligations (except for payment obligations existing prior to the occurrence of the force majeure event) under the Luannan Power Purchase Agreement if performance of such obligations is adversely affected by an event of force majeure, which includes any subsequent modifications or changes of laws, regulations or rules made by the Central Government or any local government or their agencies that directly or indirectly affects either party's performance of such obligations. Each party is generally obligated to take reasonable steps to restore its ability to perform, to limit the damage caused to the other party and, under certain circumstances, to negotiate and execute an amendment to the Luannan Power Purchase Agreement. Each party may unilaterally terminate the Luannan Power Purchase Agreement if a force majeure is declared by the other party and such party does not resume performance within 12 months of the date of such declaration.

     Termination. The parties may agree to terminate the Luannan Power Purchase Agreement, provided such termination does not damage the PRC's and public interests. Furthermore, the Luannan Power Purchase Agreement may be terminated by North China Power Company if, prior to the Luannan Commercial Operation Date, Tangshan Panda and Tangshan Pan-Western cease development of the Luannan Facility for 12 consecutive months.

     Governing Law and Dispute Resolution. The Luannan Power Purchase Agreement is to be construed and governed by PRC law. Disputes arising under the Luannan Power Purchase Agreement are to be attempted to be resolved by friendly consultation between Tangshan Panda, Tangshan Pan-Western and North China Power Company for a period of 30 days. In the event that the dispute cannot be settled by mutual discussion within the 30 day period, the dispute shall be settled by arbitration to be conducted in Singapore under the Rules of Conciliation and Arbitration of the ICC. Each party to the arbitration will appoint an arbitrator with the International Court of Arbitration of the ICC to appoint a third. The decision rendered by the arbitral body will be final, binding and unappealable. See "Risk Factors--Considerations Relating to the PRC- -Uncertain Enforcement of Contracts Against a Chinese Entity in the PRC; Uncertain Enforcement of Money Judgments and Certain Arbitration Awards in the PRC."

     Waiver of Sovereign Immunity. Each party to the Luannan Power Purchase Agreement waives any rights to immunity it may have with respect to its obligations arising under the Luannan Power Purchase Agreement or relating thereto.

Engineering, Procurement and Construction Contract

     The Engineering, Procurement and Construction Contract, among the Luannan EPC Contractor, Tangshan Panda and Tangshan Pan-Western, dated April 24, 1996, as amended, provides that the Luannan EPC Contractor will provide design, engineering, equipment and material procurement, support, construction, start-up, performance testing and other services in order to make the Luannan Facility fully operational on a fixed price, turnkey basis.

     Basic Obligations. The Luannan EPC Contractor is responsible for furnishing all equipment, services and materials for engineering, procurement, construction, start-up and performance testing of the Luannan Facility. The Luannan EPC Contractor is required to obtain the permits necessary to complete its obligations and to conduct its activities in compliance with all applicable approvals, laws and permits.

     Tangshan Panda and Tangshan Pan-Western are responsible for, among other things, providing the Luannan EPC Contractor with access to the site of the Luannan Facility, providing any additional areas of land necessary to accommodate the Luannan EPC Contractor, and supplying fuel oil and coal for boiler fuel needed by the Luannan EPC Contractor to conduct performance testing of the Luannan Facility. Tangshan Panda and Tangshan Pan-Western are responsible for obtaining all spare parts required for the normal operation of the Luannan Facility.

     Price and Payment; Security. As payment for the performance of all of the Luannan EPC Work, the Luannan EPC Contractor's other obligations under the Luannan EPC Contract, and all costs in connection therewith, Tangshan Panda and Tangshan Pan-Western have agreed to pay a purchase price of approximately $63.6 million which includes a contingency of approximately $3.0 million. Starting at September 16, 1996, the price is increased at the pro-rated rate of 0.5% per month through December 31, 1996. As of December 31, 1996, the price as so increased was approximately $64.7 million. In December 1996, the Luannan EPC Contract was amended to provide for the issuance of a limited notice to proceed so that site work was commenced (upon payment of $2.0 million). An additional $1.0 million was paid to the Luannan EPC Contractor before March 1, 1997 and an additional $1.0 million was paid before March 31, 1997. The price as so escalated is referred to herein as the "Luannan EPC Contract Price." The full notice to proceed was given prior to May 1, 1997. No payment will be made for the civil and installation portion of the Luannan EPC Work until the actual completion of such portion exceeds the 10% down payment as described below. The Luannan EPC Contractor will be entitled to payments on a monthly basis in accordance with a milestone payment schedule, provided that, in the case of the civil and installation portion of the Luannan EPC Work, payments will be made for the Luannan EPC Work to be actually completed and, in the case of the equipment portion of the Luannan EPC Work, payments will be made for the percentage in such schedule of such equipment, and, provided further that the Luannan EPC Contractor's invoice has not been disputed by Tangshan Panda and Tangshan Pan-Western. Tangshan Panda and Tangshan Pan-Western will make a down payment in an amount of 10% of the Luannan EPC Contract Price at the time of giving the notice to proceed. Tangshan Panda and Tangshan Pan-Western, however, will withhold 10% of such down payment and each progress payment made in accordance with the Luannan EPC Contract as retainage (the "Retainage"). The Luannan EPC Contractor will provide Tangshan Panda and Tangshan Pan-Western on the Luannan Commercial Operation Dates of the first and second plants, respectively, with a letter of credit each in the amount of 2.5% of the Luannan EPC Contract Price to cover certain liabilities arising from warranties provided under the Luannan EPC Contract. A portion of Retainage will be returned by Tangshan Panda and Tangshan Pan-Western to the Luannan EPC Contractor for the principal amount of such letters of credit. The remainder of the Retainage will be held until completion of punch list items and other deficiencies.

     Schedule. The Luannan EPC Contractor is required to complete certain milestones in accordance with a construction schedule (the "Construction Schedule"). The Construction Schedule contemplates that the Luannan Facility will be ready for commissioning 28 months following the issuance of a notice to proceed (the "Guaranteed Commercial Operation Date"). If the Luannan EPC Contractor fails to accomplish a milestone by the time contemplated in the Construction Schedule and Tangshan Panda and Tangshan Pan-Western deliver written notice of such failure to the Luannan EPC Contractor, the Luannan EPC Contractor must either complete such milestone or provide Tangshan Panda and Tangshan Pan-Western with a plan of recovery within 3 days after the receipt of the notice setting forth how the Luannan EPC Contractor intends to achieve such milestone within 15 days after the receipt of the notice. If the work necessary to achieve such milestone cannot be achieved within such 15 days despite best efforts by the Luannan EPC Contractor, its plan of recovery shall demonstrate what special steps it will take to assure the earliest possible achievement of such milestone (not to exceed 90 days).

     If commercial operation of the Luannan Facility is not achieved by the Guaranteed Commercial Operation Date, subject to any extension allowed under the Luannan EPC Contract, the Luannan EPC Contractor shall pay Tangshan Panda and Tangshan Pan-Western $50,000 per day for each subsequent day that commercial operation is delayed after the Guaranteed Commercial Operation Date, up to a maximum of $18.0 million. However, such penalties could well not be sufficient to avoid a default on the Exchange Notes. See "Risk Factors - Project Risks."

     Early Completion Bonus. If the commercial operation of the Luannan Facility occurs prior to the Guaranteed Commercial Operation Date, Tangshan Panda and Tangshan Pan-Western shall pay the Luannan EPC Contractor, $12,500 per day as a bonus, for each day in the 15 day period preceding the Guaranteed Commercial Operation Date in which commercial operation is achieved, and $24,900 per day for each day in the next preceding 15 days in which commercial operation is achieved. No additional early completion bonus shall be paid for early completion more than 30 days prior to the Guaranteed Commercial Operation Date.

     Performance Guarantees. The Luannan EPC Contractor guarantees that (i) the net dependable capacity ("Net Dependable Capacity") of the Luannan Facility shall be (as corrected to design condition) at least 102,000 kW; (ii) the net heat rate of the Luannan Facility operated at summer design conditions shall be equal to, or less than 12,817 kJ/kWh (LHV); and (iii) the emission and noise levels will meet the requirements of applicable laws and regulations. In the event the Luannan EPC Contractor fails to meet any of the above guarantees, it is required to pay liquidated damages as follows:

     -    $700/kW below 102,000 kW Net Dependable Capacity;

     - $5,000 for each kJ/kWh in excess of the net heat rate guarantee if such guaranteed heat rate is exceeded by more than 101%; and

     - $700/kW where the Luannan Facility must operate at levels below 102,000 kW to meet certain emission requirements.

     In the event of certain delays in completion of the Luannan Facility which are not excused by force majeur, the Luannan EPC Contractor is obligated under the terms of the Luannan EPC Contract to pay liquidated damages to the Joint Ventures and the Joint Ventures are entitled to subtract the amount of such damages from the 10% retainage of the Luannan EPC Contract Price and to collect damage payments under certain guarantees. Liquidated damages, however, are limited to 35% of the Luannan EPC Contract Price. See"Risk Factors--Project Risks--Possible Consequences of Construction Risks and Possible Inability of Issuer to Recover Full Damages in Such Circumstances."

     The Luannan EPC Contractor will also be paid bonuses for exceeding certain performance guarantees in an amount of: (i) $550 per kW by which the Net Dependable Capacity of the Luannan Facility exceeds 102,000 kW (not to exceed $1.0 million); and (ii) $1,165 per kJ/kWh by which the net heat rate of the Luannan Facility is less than 99% of 12,817 kJ/kWh (LHV) (not to exceed $1.0 million).

     Adjustments to the Luannan EPC Contract Price and/or Construction Schedule. Although the Luannan EPC Contractor has agreed to perform the Luannan EPC Work for the Luannan EPC Contract Price in accordance with certain warranty obligations, there may be circumstances in which the Luannan EPC Contractor is entitled to an increase in the Luannan EPC Contract Price, or an extension of the Construction Schedule. These circumstances include a change in law or a force majeure event (as described below), changes in the Luannan EPC Work requested by Tangshan Panda and Tangshan Pan-Western that have been agreed to by the Luannan EPC Contractor or changes requested by the Luannan EPC Contractor that have been approved by Tangshan Panda and Tangshan Pan-Western which, in all cases, would be subject to the change order process set forth in the Luannan EPC Contract. In addition, the Luannan EPC Contractor may be entitled to an equitable adjustment of the Luannan EPC Contract Price and/or the Construction Schedule in certain other circumstances, including a delay or failure by Tangshan Panda and Tangshan Pan-Western to perform their non-payment obligations under the Luannan EPC Contract, suspension of Luannan EPC Work by Tangshan Panda and Tangshan Pan-Western and events of force majeure.

     Testing. The Luannan EPC Contractor is required to provide Tangshan Panda and Tangshan Pan-Western and any institution providing financing for the construction of the Luannan Facility a detailed performance test procedure for review and acceptance at least 180 days before the expected test date. Performance testing of the Luannan Facility will not begin until Tangshan Panda and Tangshan Pan-Western and any institution providing financing for the construction of the Luannan Facility have accepted the test procedures. The Luannan EPC Contractor must give 45 days' written notice prior to the start of the performance tests.

     Once the Luannan EPC Contractor has completed performance testing with respect to the first plant or both plants and the first plant or both plants, as the case may be, are capable of being operated safely, the Luannan EPC Contractor may submit the performance testing reports together with a written notice of commercial operation, to Tangshan Panda and Tangshan Pan-Western.
Within 15 business days of the receipt of such notice, Tangshan Panda and Tangshan Pan-Western will either confirm that the requirements for commercial operation have been met, or specify to the Luannan EPC Contractor the manner in which the requirements for commercial operation have not been met. The Luannan EPC Contractor may take appropriate corrective action and repeat the performance tests if it fails any part of the original test, unless one year has passed since the Guaranteed Commercial Operation Date.

     Materials and Workmanship Warranty. The Luannan EPC Contractor warrants that all equipment and other items furnished under the Luannan EPC Contract will be new and of good quality and will conform to the kind and quality specified in the Luannan EPC Contract. The Luannan EPC Contractor is obligated to correct any Luannan EPC Work performed under the Luannan EPC Contract that, at any time for a period of one year after final acceptance of the Luannan Facility by Tangshan Panda and Tangshan Pan-Western or, if applicable, after the date of the repair, proves to be improper or defective with regard to the provisions of the Luannan EPC Contract in design, material or workmanship.

     Engineering and Design Warranty. The Luannan EPC Contractor guarantees that it will perform all construction surveying, engineering and design services as of the final acceptance of the Luannan Facility in accordance with sound engineering practice and the requirements of the Luannan EPC Contract, and that the Luannan Facility will be free of all defects and deficiencies and will be operational in compliance with the Luannan EPC Contract, the Luannan Power Purchase Agreement and all applicable permits and laws. The Luannan EPC Contractor will obtain from its subcontractors or vendors, guarantees and warranties with respect to Luannan EPC Work performed and equipment used and installed under the Luannan EPC Contract, which guarantees and warranties will equal or exceed those provided by the Luannan EPC Contractor and will be made available and assignable to Tangshan Panda and Tangshan Pan-Western for a period of at least one year after the Luannan Commercial Operation Date.

     Force Majeure. Any party to the Luannan EPC Contract is excused from performance of its obligations under the Luannan EPC Contract for a force majeure event. A force majeure event under the Luannan EPC Contract includes events, conditions or circumstances beyond the reasonable control of, and without the fault or negligence of, the party affected, that despite all reasonable efforts of the party affected to prevent it, cause a material and adverse delay or disruption in the performance of the Luannan EPC Contract. Examples of force majeure events are various natural disasters, fires, war, civil disturbances, riots and certain actions of a court or other legal authority. Force majeure events do not include failure or inability to make payment or strikes or labor disputes of vendors and the subcontractors of the Luannan EPC Contractor.

     Event of Default. The events of default applicable to the Luannan EPC Contractor include, without limitation, failure to perform in accordance with the Luannan EPC Contract, breach of any of the Luannan EPC Contractor's covenants, agreements, representations or warranties (if not remedied within 90 days, of notice to the Luannan EPC Contractor), and certain insolvency or bankruptcy events relating to the Luannan EPC Contractor.

     The Luannan EPC Contractor may terminate the Luannan EPC Contract in certain instances if the Luannan Facility is damaged or destroyed during construction, other than as a result of the Luannan EPC Contractor's actions or failure to act, and Tangshan Panda and Tangshan Pan-Western notify the Luannan EPC Contractor that neither insurance proceeds nor any other adequate source of funds will be made available for the repair or restoration of such damage.

     Indemnification. The Luannan EPC Contractor has agreed to indemnify Tangshan Panda and Tangshan Pan-Western for all claims, damages, losses, liabilities and expenses (including court costs and reasonable attorneys' fees) indirectly or directly arising out of, or resulting from, a negligent act or omission of the Luannan EPC Contractor, or any subcontractor or vendor or anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable. The Luannan EPC Contractor has also agreed to indemnify Tangshan Panda and Tangshan Pan-Western for certain claims and expenses arising from allegations that the Luannan EPC Contractor infringed upon intellectual property rights in its performance of the EPC Work. Tangshan Panda and Tangshan Pan-Western have agreed to indemnify the Luannan EPC Contractor and its officers, directors, agents, servants and employees from any claims, suits, damages and costs directly resulting from the negligence or willful misconduct by Tangshan Panda and Tangshan Pan-Western that materially and adversely affect the Luannan EPC Contract, with the understanding that Tangshan Panda and Tangshan Pan-Western are entitled to control and direct the defense of any such claim or litigation.

     Governing Law and Disputes. The Luannan EPC Contract is governed by the laws of the PRC, exclusive of conflicts of laws provisions. Any dispute will be initially settled through friendly consultation. If the parties do not reach an amicable resolution within 30 days, either party may submit the dispute to the International Court of Arbitration of the ICC, as the exclusive forum, for binding arbitration to be held in Singapore. For convenience purposes, the parties may mutually agree to hold arbitration in Beijing, China for disputes with a value below $1.0 million. In each case the Rules of Conciliation and Arbitration of the ICC shall govern the proceedings. See "Risk Factors--
Considerations   Relating  to  the  PRC--Uncertain Enforcement of Contracts
Against a Chinese Entity in the PRC; Uncertain Enforcement of Money Judgments and Certain Arbitration Awards in the PRC."

     CHEXIM Guarantee. It is a requirement of the Luannan EPC Contract that CHEXIM shall provide Tangshan Panda and Tangshan Pan-Western with the CHEXIM Guarantee in an amount equal to 35% of the Luannan EPC Contract Price prior to the closing of the Prior Offering. The amount of the CHEXIM Guarantee is approximately $22.7 million. Tangshan Panda and Tangshan Pan-Western will have the unconditional right to draw upon the CHEXIM Guarantee for payment of liquidated damages or termination payments under the Luannan EPC Contract. The CHEXIM Guarantee shall be a continuing guarantee of payment remaining in full force and effect until six months after Tangshan Panda and Tangshan Pan-Western's acceptance of the Luannan Commercial Operation Date.

Heat Network Construction Agreement

     Tangshan Pan-Sino and Tangshan Engineering entered into the Heat Network Construction Agreement on June 20, 1996 under which Tangshan Engineering will build the Network. The cost for construction of the Network, which will consist of 12.1 kilometers of hot water pipeline, 8.78 kilometers of steam pipeline, heat exchange stations, heat control equipment and civil construction, is approximately RMB 24.17 million ($2.9 million). The cost is subject to escalation according to the Chinese State Statistic Bureau Price Index.

Transmission Facilities Construction Agreement

     The Luannan Transmission Facilities Construction Agreement sets out the rights and obligations of North China Power Company, as Luannan Transmission Facilities Contractor, and Tangshan Pan-Sino, relating to, among other things, price, the scope of work, the performance guarantees of the Luannan
Transmission Facilities Contractor and damages and remedies in connection therewith.

     Scope   of  Work.  The  Luannan  Transmission  Facilities  Contractor   is
responsible for the construction of the Luannan Transmission Facilities.

     Total Construction Cost; Other Costs. Pursuant to separate contractual arrangements, the Luannan Transmission Facilities Loan of RMB 78.2 million, to be adjusted for inflation from December 31, 1994 to the date of issuance of the notice to proceed with preliminary design (the "Total Transmission Facilities Construction Cost"), will be made by Tangshan Pan-Sino to the Luannan Transmission Facilities Contractor through a PRC financial institution, China Information Trust and Investment Corp., for the construction cost of the Luannan Transmission Facilities. As of March 10, 1997, the aggregate Total Transmission Facilities Construction Cost was estimated to be approximately RMB 83.7 million (approximately $10.1 million). The Total Transmission Facilities Construction Cost will cover the cost of all work involved. The Renminbi amount of the Total Transmission Facilities Construction Cost will be converted into U.S. dollars on the date of the applicable loan advance at the then-prevailing exchange rate as quoted by the SAFE. If North China Power
Company is not able to obtain approvals to borrow and repay the Luannan Transmission Facilities Loan in U.S. dollars, it has the right to borrow and repay the loan in Renminbi, in which event the parties have agreed to negotiate an equitable allocation of the exchange rate risk. The Luannan Transmission Facilities Loan will be made in accordance with the following schedule: 10%, 50% and 30% of the Total Transmission Facilities Construction Cost payable on the date Tangshan Pan-Sino gives the Luannan Transmission Facilities Contractor the notice to proceed with preliminary design under the Luannan Transmission Facilities Construction Agreement and six months and 12 months after, respectively, with the remainder payable upon completion of the Luannan Facility. The loan will bear interest at the actual rate of interest charged by international lenders to Tangshan Pan-Sino (excluding fees), but not to exceed 12% simple interest per annum. Principal and interest on all outstanding amounts of the Transmission Facilities Loan will be amortized over a period of ten years in 20 equal consecutive semi-annual payments commencing on the first to occur of September 30th or March 31st immediately following the Luannan Commercial Operation Date. Any amounts not paid when due shall bear default interest from the date due at a rate of 18% per annum until paid. Pursuant to the Luannan Transmission Facilities Construction Agreement, unless the scope of work changes at the request of Tangshan Pan-Sino, or the Total Transmission Facilities Construction Cost is adversely affected by an event of force majeure provided thereunder, or a breach by Tangshan Pan-Sino of its obligations under the Luannan Transmission Facilities Construction Agreement, no adjustment of the Total Transmission Facilities Construction Cost shall be permitted (excluding the index adjustment described above).

     Performance Guarantees. The Luannan Transmission Facilities Contractor guarantees that an adequate reverse supply of electric power to the Luannan Facility will be supplied to satisfy the needs of the general contractor of the Luannan Facility for test--runs of the Luannan Facility, that the work involved will be completed in such a fashion that the Luannan Facility will be able to transmit continuously and/or intermittently so as to meet the requirements of the interconnecting system and that design, construction and installation of the Luannan Transmission Facilities will be completed with new materials and in a good and workmanlike manner in accordance with the standards for the same category of transmission lines and substations adopted by North China Power.

     Ownership; Maintenance. The Luannan Transmission Facilities Contractor will own the Luannan Transmission Facilities after the completion of the Luannan Transmission Facilities and, accordingly, perform all operations, maintenance and repair of the Luannan Transmission Facilities during the term of the Luannan Power Purchase Agreement

     Damages. If Tangshan Pan-Sino breaches the Luannan Transmission Facilities Construction Agreement, the Luannan Transmission Facilities Contractor will be entitled to receive appropriate schedule relief required because of such breach, and to any increased costs in performing the work involved resulting from the breach.

     If the Luannan Transmission Facilities Contractor fails to meet any of its guarantees and the default has not been cured for 60 days, Tangshan Pan-Sino may assume responsibility for completing all or any portion of the work involved at the Luannan Transmission Facilities Contractor's expense, with payments of expenses by Tangshan Pan-Sino for such work to be treated as loans of a portion of the Total Transmission Facilities Construction Cost to the Luannan Transmission Facilities Contractor. In the event that such expenses exceed any balance not yet loaned on the Total Transmission Facilities Construction Cost, the Luannan Transmission Facilities Contractor will promptly pay or reimburse Tangshan Pan-Sino for such expenses.

     In case of breach of contract, the breaching party shall be liable for damages for loss to the other party. There are, however, no assurances that any damages collected due to a breach by the Luannan Transmission Facilities Contractor would be sufficient (or paid in time) to avoid a default on the Shareholder Loans and, in turn, on the Issuer Note, and to enable the Issuer to avoid a default on the Exchange Notes. See "Risk Factors - Project Risks."

Coal Supply Agreements

     The Issuer expects that the Luannan Facility will use approximately 450,000 metric tons of coal per year. The principal fuel supplier for the Luannan Facility is the Qianjiaying Mine, which is owned and operated by Kailuan Coal, a state-owned coal mining company. The Qianjiaying Mine is expected to supply up to 300,000 metric tons of coal per year. Tangshan Panda and Tangshan Pan-Western will also purchase coal from the other local Luannan Coal Suppliers to secure the remaining coal demand.

     Each Luannan Coal Supplier will supply coal to Tangshan Panda and Tangshan Pan-Western pursuant to its respective coal supply agreement (each, a "Luannan Coal Supply Agreement" and collectively, the "Luannan Coal Supply Agreements"). The term of each Luannan Coal Supply Agreement is 10 years from the first purchase of coal by Tangshan Panda and Tangshan Pan-Western. Each Luannan Coal Supply Agreement sets out the rights and obligations of Tangshan Panda and Tangshan Pan-Western and its respective Luannan Coal Supplier, relating to, among other things, the quantity and quality of the supply of coal to Tangshan Panda and Tangshan Pan-Western, the purchase price and termination.

     Purchase and Sales of Coal. Tangshan Panda and Tangshan Pan-Western will have the right to purchase up to 300,000 and 310,000 metric tons per year of coal from, respectively, Kailuan Coal and the other Luannan Coal Suppliers. Each Luannan Coal Supply Agreement sets forth the average quality of the coal to be delivered to meet the specifications for total moisture, ash, sulfur, heat value, coal size and fines. Tangshan Panda and Tangshan Pan-Western will be entitled to reject any coal supplied by any Luannan Coal Supplier which does not meet the pre-agreed acceptable limits or contains foreign substances.

     Purchase Price. The price of coal sold by Kailuan Coal will be adjusted yearly based on the average annual price in Renminbi per ton for coal sold by Kailuan Coal for the preceding year under similar terms and conditions. The price of coal sold by the other Luannan Coal Suppliers will be the average monthly price in Renminbi per ton of coal sold by the mines regulated by the Tangshan Municipal Coal Industry Bureau under similar terms and conditions. With respect to the Luannan Coal Supply Agreement with Kailuan Coal, Tangshan Panda and Tangshan Pan-Western will provide Kailuan Coal with an estimate of its coal requirements. In emergency situations, either party may change previously determined amounts upon at least 15 days' notice. The annually adjusted price and the supply schedule will be reflected in the supply contract to be entered into each year by the parties pursuant to such Luannan Coal Supply Agreement. See "Risk Factors--Project Risks--Risk That PRC National Energy Policies May Require Termination of Certain Luannan Coal Supply Agreements."

     Termination. Each Luannan Coal Supply Agreement may be terminated by each party by notice to the other party if the other party materially breaches its obligations and such breach is not cured within 60 days of receipt of notice of such breach. The Luannan Coal Supply Agreement between Tangshan Panda, Tangshan Pan-Western and Kailuan Coal provides that Kailuan Coal may terminate the Luannan Coal Supply Agreement upon six months' notice if national energy policies of the PRC change such that the rules governing the allocation of coal restrict its ability to make sales of coal under terms and conditions similar to those set forth in such Luannan Coal Supply Agreement.

Coal Transportation Agreement

     The coal will be transported to the Site pursuant to a coal transportation agreement (the "Luannan Coal Transportation Agreement"), among Tangshan Panda, Tangshan Pan-Western and Luannan County State-Owned Transportation Company (the "Carrier"), a PRC company owned and operated by Luannan County. The term of the Luannan Coal Transportation Agreement is 10 years from the date of the first truck delivery by the Carrier to the Luannan Facility. The Luannan Coal Transportation Agreement sets out the rights and obligations of Tangshan Panda and Tangshan Pan-Western and the Carrier, relating to, among other things, the services and obligation of the Carrier and the payment obligations of Tangshan Panda and Tangshan Pan-Western for such services.

     Transportation of Coal. The Carrier will transport and deliver up to 500,000 tons of coal per year from the Luannan Coal Suppliers to Tangshan Panda and Tangshan Pan-Western at the Luannan Facility. Unless a failure to deliver coal results from a force majeure or breach by Tangshan Panda and Tangshan Pan-Western, the Carrier will deliver all required coal shipments to Tangshan Panda and Tangshan Pan-Western within 24 hours of the required scheduled delivery date. If the Carrier fails to deliver coal within the time required, Tangshan Panda and Tangshan Pan-Western may make alternate coal transportation arrangements, and the Carrier will be responsible for any incremental costs incurred by Tangshan Panda and Tangshan Pan-Western for such arrangements.

     Price of Transportation. The price of transportation of coal shipped from the Qianjiaying Mine to the Site by the Carrier will be RMB 15 per ton, subject to annual adjustment based upon the market price for truck transportation effective for the following year. If the parties cannot agree upon the adjusted price, the average price of four truck carriers in the Tangshan region, two selected by each party, shall be used. The price of transportation of coal shipped from the Luannan Coal Suppliers other than the Qianjiaying Mine to the Site also will be approximately RMB 15 per ton, subject to certain adjustments.

     Termination. The Luannan Coal Transportation Agreement may be terminated by either party thereto by notice to the other party if the other party materially breaches its obligations and such breach is not cured within 60 days after receipt of notice of such breach.

Luannan Operations and Maintenance Agreement

     The Joint Ventures and the Luannan O&M Contractor, Duke/Fluor Daniel International Services, have entered into the Amended and Restated Luannan Operations and Maintenance Agreement (the "Luannan Operations and Maintenance Agreement") dated as of March 6, 1997. The Luannan Operations and Maintenance Agreement has a ten-year term and provides, among other things, the responsibilities and obligations of the Joint Ventures and the Luannan O&M Contractor, including, among others, the scope of services, compensation, payments of bonuses/penalties, termination and indemnity.

     Scope of Services. The Luannan O&M Contractor will provide the operation, maintenance and repair services necessary for the production and delivery of electrical energy by the Luannan Facility in accordance with the requirements of the Luannan Power Purchase Agreement including, without limitation, developing a hiring schedule, preparing a list of recommended tools, spare parts and equipment, providing maintenance and repair services and keeping maintenance and operation records.

     The responsibilities of the Luannan O&M Contractor prior to the Luannan Commercial Operation Date will include, without limitation, reviewing and consulting with the Joint Ventures regarding all plant design specifications, assessing the available local labor force, developing plans for staffing and training with respect to local labor, developing operating budgets, and procuring tools, spare parts, chemicals and other materials. The Luannan O&M Contractor will also provide operating personnel to assist in start-up and testing  of  the  Luannan Facility under the supervision  of  the  Luannan  EPC
Contractor. After the Luannan Commercial Operation Date, the Luannan O&M Contractor will have complete on-site responsibility for the operations and maintenance of the Luannan Facility. Among other things, the Luannan O&M Contractor will (i) operate and maintain the Luannan Facility in accordance with prudent utility practices, and as required by the Luannan Power Purchase Agreement, and all applicable laws, permits, approvals, ordinances, rules, regulations and orders, (ii) provide all management, administration, supervision and staffing functions, (iii) procure materials, supplies, consumables and outside services as per the approved budget and (iv) maintain the Luannan Facility in good repair.

     Service to be Performed by Joint Ventures. Among other things, the Joint Ventures will monitor the operation of the Luannan Facility, provide office and administrative space, provide and pay for all fuel and utilities, obtain necessary permits and licenses, except those issued in the name of the Luannan O&M Contractor or those the Luannan O&M Contractor is required to obtain, provide and pay for all fuel required, and pay or reimburse the Luannan O&M Contractor for all property or other taxes related to the Luannan Facility, excluding income taxes of the Luannan O&M Contractor.

     Insurance. The Luannan O&M Contractor will carry and maintain insurance with specified minimums including worker's compensation and comprehensive automobile liability insurance. The Joint Ventures will provide insurance with specified minimums to cover general liability, builder's risk exposure and all risk property insurance naming the Luannan O&M Contractor as an additional insured and providing a waiver of subrogation in favor of the Luannan O&M Contractor and designated subcontractors. The Joint Ventures will provide coverage with a specified minimum for themselves and the Luannan O&M Contractor against claims for third party bodily injury and death and third party property damage.

     Compensation. Prior to the Luannan Commercial Operation Date, the Luannan O&M Contractor will be entitled to a fee of $250,000 per annum payable in monthly installments and eligible for a start-up bonus of $500,000 based upon mutually agreed-upon criteria.

     After the Luannan Commercial Operation Date occurs, in addition to reimbursements for the cost of the operation of the Luannan Facility, the Luannan O&M Contractor will receive an annual operating fee of $500,000, payable in equal monthly installments, adjusted annually in accordance with the U.S. Consumer Price Index.

     Bonuses/Penalties. The Luannan O&M Contractor's monthly installment of the annual operating fee after the Luannan Commercial Operation Date may be increased or decreased on the basis of several criteria, including certain criteria designed to measure performance as illustrated by the following chart:

PEAK HOURS
            BONUS                           PENALTY
$0.01 per kWh for amount of     $0.05 per kWh for amount of
daily energy production         daily energy production less
greater than 760,000 kWh of     than 800,000 kWh of gross
net energy production.          energy production.

NON-PEAK HOURS
            BONUS                           PENALTY
$0.01 per kWh for amount of     $0.01 per kWh for amount of
daily energy production         daily energy production
greater than 504,000 kWh of     greater than 560,000 kWh gross
gross energy production up to   energy production.
a maximum of 16,000 kWh of
gross energy production.

TROUGH HOURS
            BONUS                           PENALTY
$0.01 per kWh for amount of     $0.05 per kWh for amount of
daily energy production above   daily energy production above
464,000 kWh gross energy        480,000 kWh of gross energy
production up to a maximum of   production.
16,000 kWh of gross energy
production.

     The Luannan O&M Contractor's monthly installment of the annual operating fee will also be adjusted based on the Luannan Facility's monthly heat rate as follows: for each month the Luannan Facility's average heat rate is less than base heat rate which is defined as an amount equal to 1.035 times the heat rate (including process steam) of the final project test conducted by the Luannan
EPC  Contractor  averaged  at  60 MW, 65 MW and  full  output  of  the  Luannan
Facility, the Luannan O&M Contractor will receive an increase in the monthly installment of the annual operation fee of $0.003/kWh times the net energy produced for the month in kWh times the difference between the base heat rate and the actual heat rate in Btu/kWh the quantity divided by the base heat rate. For each month that the Luannan Facility's average heat rate is greater than the base heat rate plus 400 Btu/kWh, the Luannan O&M Contractor will receive a decrease in the monthly installment of the annual operation fee of $0.003/kWh times the net energy produced for the month in kWh times the difference between the actual heat rate in Btu/kWh and the base heat rate plus 400 Btu/kWh the quantity divided by the base heat rate plus 400 Btu/kWh.

     Termination. In addition to termination pursuant to the default of the Luannan O&M Contractor, the Joint Ventures may terminate the contract for convenience if the Luannan Power Purchase Agreement is terminated or if the Luannan Facility is sold to a third party who intends to operate the Luannan Facility. In the event of termination for convenience, in addition to payments of all outstanding costs, reasonable costs in support of the termination and reasonable severance costs, the Joint Ventures will also pay the Luannan O&M
Contractor $25,000 per month through the twenty-fourth month following the Luannan Commercial Operation Date, $20,000 per month through the forty-eighth month and $15,000 per month from the forty-ninth month through the original term of the Luannan Operations and Maintenance Agreement. Either party may also terminate the Luannan Operations and Maintenance Agreement for cause, in which case no termination payment shall be made by the Joint Ventures.

     Liability and Indemnity. Subject to certain specified insurance coverage limits, the Joint Ventures bear the risk of physical loss or damage to the Luannan Facility. The Luannan O&M Contractor and subcontractors have no liability for loss or damage to property or the Luannan Facility. The Luannan O&M Contractor agrees to defend and indemnify the Joint Ventures, any lenders and North China Power Company and their respective directors, officers and employees against, and hold them harmless from any claims resulting from or in connection with Luannan O&M Contractor's performance, negligent performance, or non-performance of its obligations hereunder except where such claims were caused by the sole negligence or willful misconduct of the Joint Ventures, any lenders or North China Power Company or any of their directors, officers and employees respectively.

     Subject to certain specified insurance coverage limits, the Joint Ventures agree to defend and indemnify the Luannan O&M Contractor and its directors, officers and employees against, and hold them harmless from (i) any claims resulting from or in connection with the Joint Ventures' performance, negligent performance, or non-performance of its obligations except where, such claims were caused by the sole negligence or willful misconduct of the Luannan O&M Contractor and its directors, officers and employees, and (ii) any claims resulting from the Luannan O&M Contractor acting under the Luannan EPC Contractor's supervision and direction, the Luannan EPC Contractor's performance, negligent performance or non-performance of its obligations except where such claims are caused by the Luannan O&M Contractor and its directors', officers' and employees' failure to comply with directions of the Luannan EPC Contractor and/or the sole negligence or willful misconduct of the Luannan O&M Contractor and its directors, officers and employees.

     Ownership of and legal responsibility and liability for any and all pre-existing contamination shall remain with the Joint Ventures.

     Force Majeure. Neither party shall be responsible or liable for, or subjected to, any termination of the Luannan Operations and Maintenance
Agreement for, or deemed in breach of the Luannan Operations and Maintenance Agreement as a result of, any delay or deficiency in the performance of its obligations thereunder to the extent that such delay or deficiency is due to circumstances beyond its reasonable control. "Force Majeure Event" is defined under the Luannan Operations and Maintenance Agreement to mean any event that is not foreseeable and for which the damages caused by the event are not reasonably preventable by the party declaring force majeure and cannot be overcome such that it adversely affects one party's performance of its obligations under the Luannan Operations and Maintenance Agreement, including, without limitation, unusually severe weather conditions, any natural disasters such as fire or earthquakes, any labor difficulty not involving employees of any parties thereto, war, inability to obtain fuel for the Luannan Facility, riots, requirements, actions or failures to act on the part of governmental authorities preventing performance, any modifications or changes in law or regulations, inability despite due diligence to obtain required licenses or approvals, and accident.

     Governing Law/Disputes. The Luannan Operations and Maintenance Agreement is governed by the law of the State of Texas, but any unresolved dispute between the parties shall be settled by arbitration conducted in accordance with the Commercial Rules of the American Arbitration Association in Dallas, Texas.

Engineering and Design Contract

     Tangshan Panda and Tangshan Pan-Western entered into an Engineering and Design Contract (the "Engineering and Design Contract"), dated December 21, 1995, with Hebei Electric Power Survey and Design Institute (the "Design Institute"). The Design Institute has agreed to perform all surveys, design and engineering work including the preliminary design and construction drawings (collectively, the "Services") necessary for Tangshan Panda and Tangshan Pan-Western to obtain permits and construct the Luannan Facility in accordance with PRC codes and regulations, and with the project design criteria detailed in the Engineering and Design Contract (the "Project Design Criteria"). The Engineering and Design Contract will be in effect until final acceptance of the Luannan Facility by Tangshan Panda and Tangshan Pan-Western in accordance with the Luannan EPC Contract. Tangshan Panda and Tangshan Pan-Western have assigned their rights and benefits in, and delegated all of their obligations arising under, the Engineering and Design Contract to the Luannan EPC Contractor.

     Design Institute's Responsibilities. The Design Institute will accomplish the preliminary design, construction drawings and their relevant government and project approvals in accordance with current design codes and regulations in China and in accordance with the Project Design Criteria. The Design Institute will also be responsible for any modifications required by the relevant government authorities after examination of the preliminary design. The Design Institute will, subject to the allocation decisions made by the Luannan EPC Contractor, provide on-site personnel on a 24 person/month basis to support the construction efforts during the construction stage of the Luannan Facility. The Design Institute will be responsible for paying any PRC taxes in connection with the Services. The Design Institute guarantees that the preliminary design and construction drawings will meet the requirements contained in the Project Design Criteria and the Design Institute's feasibility study (including all relevant government authorities' comments and approvals), with such changes therein as Tangshan Panda and Tangshan Pan-Western and the Luannan EPC Contractor may approve, for the design of the Luannan Facility, including power output and thermal output, heat rate and emissions limits from such plants. If there is any error or omission in the Services provided by the Design Institute or any breach of guarantee described above, the Design Institute will perform such additional Services and design work at its own expense, on request of Tangshan Panda or Tangshan Pan-Western as may be deemed necessary to correct such error or omission and the Design Institute will also be responsible for the relevant loss/damage of Tangshan Panda and Tangshan Pan-Western.

     Tangshan Panda's and Tangshan Pan-Western's Rights and Responsibilities. Tangshan Panda and Tangshan Pan-Western will provide the Design Institute with relevant information necessary to prepare and complete the preliminary design, construction drawings and obtain relevant government approvals. If Tangshan Panda and Tangshan Pan-Western fail to provide the Design Institute with the required information in a timely manner, they will be responsible for the cost of corrections to the preliminary design and the Luannan EPC Contractor will be responsible for the cost of corrections to the construction drawings as specified under the Engineering and Design Contract. Tangshan Panda and Tangshan Pan-Western have the right to terminate the Engineering and Design Contract in writing for any reason at any time.

     Payments. Tangshan Panda and Tangshan Pan-Western will pay to the Luannan EPC Contractor or to the Design Institute (with credit under the Luannan EPC Contract) a lump sum price of RMB 7.0 million for the Services to be provided by the Design Institute. Thirty percent of such lump sum price will be for the preliminary design and the remainder for the construction drawings.

Contracts Between the Joint Ventures

     Upon the closing of the Prior Offering, Tangshan Pan-Sino has commenced action to acquire the rights to use all Luannan Facility land, the Luannan Facility buildings and certain off-site property and will enter into leases to permit the other Joint Ventures to use portions of such facilities.

     Upon the closing of the Prior Offering, Tangshan Cayman has commenced action to acquire water and land use rights and water wells. Tangshan Cayman has entered into contracts with Tangshan Panda and Tangshan Pan-Western to sell them heat, steam and hot water for use in their facilities. In addition, Tangshan Cayman has entered into a contract to sell steam and hot water to Tangshan Pan-Sino for further distribution to industrial users in Luannan County.

                                  MANAGEMENT

Director, Independent Director and Officers of the Issuer and the Company

     The number of members of the Board of Directors of each of the Issuer and the Company has been set at two, but the number may be increased or decreased by the Board of Directors or the stockholders. Directors of the Issuer and the Company are elected annually and each elected director holds office until a successor is elected. Robert W. Carter and Brian G. Trueblood are the current directors of each of the Issuer and the Company. Neither the Issuer nor the Company has any employees.

     The Articles of Association of the Issuer and the Certificate of Incorporation and By-Laws of the Company provide that the Issuer and the Company shall always have an individual serving as an "Independent Director" who shall have the right to vote or consent only on, and whose affirmative vote or consent shall be required with respect to, any decision by the Issuer or the Company (as the case may be) or the Board of Directors of either of them to (i) file a bankruptcy petition, make an assignment for the benefit of creditors, apply for the appointment of a custodian, receiver or trustee for it or its property, consent to the filing of such proceeding or admit in writing to its inability to pay its debts generally as they become due; (ii) commence the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets; (iii) amend the Articles of Association or Certificate of Incorporation and By-Laws (as the case may be) to broaden the purposes of the Issuer or the Company and in other respects; or (iv) authorize the Issuer or the Company to engage in any activity other than those set forth in the Articles of Association or Certificate of Incorporation and By-Laws (as the case may be). The Articles of Association of the Issuer and the Certificate of Incorporation and By-Laws of the Company provide that the Independent Director shall be a person who is not and has not been, for the five years preceding his election, (i) a direct or indirect legal or beneficial owner of the Company or its affiliates (or a member of the immediate family of such owner), (ii) a creditor, supplier, officer, director, promoter, underwriter, manager or contractor of the Company or any of its affiliates (or a member of the immediate family of any such officer or director) or (iii) a person (or a member of the immediate family of a person) employed by the Company or any of its affiliates or by any creditor, supplier, employee, stockholder, officer, director, promoter, underwriter, manager or contractor thereof. The Independent Director may, however, serve in such capacity for other subsidiaries of Panda International. In March 1997, Brian G. Trueblood was elected as the Independent Director of the Issuer and the Company. Mr. Trueblood also serves as the Independent Director for PIC, Pan-Western and certain other subsidiaries of Panda International.

     The following table sets forth the names and ages of the directors and the executive officers of the Issuer and the Company and their positions with the Issuer and the Company. Since the formation of the Issuer and the Company, each executive officer of the Issuer and the Company has held the same office(s) with the Issuer and the Company that he or she has held with Panda International, and each other corporation that is currently a direct or indirect subsidiary of the Company.

         Name           Age          Position with the Issuer and the
                                                  Company
 Robert W. Carter         59   Director,  Chairman  of the  Board  and  Chief
                               Executive Officer
 Darol S. Lindloff        59   President
 Janice Carter            55   Executive   Vice  President,   Secretary   and
                               Treasurer
 William C. Nordlund      42   Executive Vice President, Finance
 L. Stephen Rizzieri      42   Vice President and General Counsel
 Brian G. Trueblood       36   Independent Director

     Robert W. Carter has been the Chairman of the Board and Chief Executive Officer of Panda International since January 1995. Mr. Carter has held similar chief executive positions with PEC and its subsidiaries since he founded PEC in 1982. Mr. Carter also is President of Robert Carter Oil & Gas, Inc. (an oil and gas exploration company), which he founded in 1980. From 1978 to 1980, Mr. Carter was Vice President of oil and gas lease sales for Reserve Energy Corporation (an oil and gas exploration company). From 1974 to 1978, he served as a marketing consultant to Forward Products, Inc. (a petrochemical company). Mr. Carter was Executive Vice President of Blasco Industries (a chemical and textile manufacturer) from 1970 to 1974. He served as a sales representative and sales manager for Olin Mathieson Chemical Corporation (a petrochemical, pulp and paper company) from 1965 to 1970. From 1960 to 1965, he was a sales representative for Inland, Mead Paper Company in Atlanta. Mr. Carter attended the University of Georgia.

     Darol S. Lindloff was appointed President of Panda International in February 1997. Prior thereto, he served as Senior Vice President, Project
Development of Panda International from January 1996. He served as Vice President of Panda International from January 1993 to January 1996 in the capacities of Business Development, Technical Director and Project Development. Mr. Lindloff served as Marketing Manager for PEC from October 1989 until January 1993. From December 1987 to October 1989, Mr. Lindloff established a regional office in Dallas for Southwest Research Institute (a research and development company) and served as Regional Director. From January 1986 to December 1987, Mr. Lindloff worked on the development of cogeneration facilities for Hawker Siddeley Power Engineering, Inc. (a British engineering company). During 1984 and 1985, he worked in the development of cogeneration facilities for Central & Southwest Corporation's subsidiary, C&SW Energy, Inc. (an energy company). Mr. Lindloff graduated from Southwestern University with a Bachelor of Science degree in organic chemistry.

     Janice Carter has been the Executive Vice President, Secretary, Treasurer and a Director of Panda International since January 1995 and has served in such capacities with PEC since its inception in 1982. From 1975 to 1980, Mrs. Carter was office manager of Reserve Energy Corporation. From 1969 to 1972, Mrs. Carter worked for University Computing, and from 1962 to 1968 she directed administration for the engineering department of Otis Engineering, a division of Halliburton International. Mrs. Carter also serves as Vice President and Secretary/Treasurer of Robert Carter Oil & Gas, Inc. Mrs. Carter attended Texas Tech University. Mrs. Carter is married to Robert W. Carter.

     William C. Nordlund has served as Executive Vice President, Finance of Panda International since February 1997. Prior thereto, he served as Senior Vice President and General Counsel of Panda International since August 1996, as Vice President and General Counsel of Panda International since January 1995 and of PEC since January 1994. Mr. Nordlund was General Counsel of PEC from April 1993 to January 1994. He was Senior Vice President and General Counsel from August 1992 to April 1993 and Vice President and General Counsel from September 1991 to August 1992 for The Oxford Energy Company, a developer of independent power facilities. From July 1990 to September 1991, Mr. Nordlund was an attorney with Constellation Holdings, Inc., an affiliate of Baltimore Gas & Electric Company which developed independent power facilities. Prior to July 1990, he was a partner in the law firm of Winston & Strawn in Chicago. Mr. Nordlund earned a Bachelor of Arts degree from Vanderbilt University, a Juris Doctor degree from Duke University and a Master of Management degree from the J.L. Kellogg Graduate School of Business at Northwestern University.


     L. Stephen Rizzieri has served as Vice President and General Counsel of Panda International since February 1997. Prior thereto, he served as Deputy General Counsel since April 1996. From 1993 until he joined Panda International, he was Assistant General Counsel of ENSERCH Development Corporation, the independent power development affiliate of ENSERCH Corporation. From 1985 to 1993, Mr. Rizzieri served in various capacities with Sunshine Mining Company and its affiliated companies, most recently as Assistant General Counsel and Secretary. From 1981 to 1985, he served in various capacities with Woods Petroleum Corporation (which was purchased by Sunshine Mining Company in 1985) and its affiliates, most recently as President of Woods Securities Corporation. In 1980, Mr. Rizzieri served as Deputy General Counsel - Enforcement Division, Oklahoma Securities Commission. Mr. Rizzieri earned a Bachelor of Arts degree from the State University of New York at Geneseo and a Juris Doctor degree from the University of Oklahoma.

     Brian G. Trueblood became the Independent Director of the Issuer and the Company in March 1997. He has served since February 1997, and also from September 1989 through August 1994, as a senior partner in the Dallas office of Lucas Associates (an Atlanta-based executive search firm). From August 1994 to February 1997, Mr. Trueblood served as Vice President of TNS Partners, Inc. (a Dallas-based retained executive search firm). Mr. Trueblood received a Bachelor of Science degree in general engineering from the United States Military Academy. Mr. Trueblood also serves as the Independent Director of various other subsidiaries of Panda International.

Executive and Board Compensation and Benefits

     No cash, stock options or other non-cash compensation has been paid or is proposed to be paid in the current calendar year, or in the last completed fiscal year, to any of the officers and directors listed under "Management" for their services to the Issuer and the Company. Mr. Trueblood will be paid $1,000 per year by each of the Issuer and the Company for serving as an Independent Director thereof.

Stock Ownership of Panda International

     There were 11,401,212 shares of common stock of Panda International outstanding at March 31, 1997. Of this amount, 4,418,957 shares (38.8%) are owned by Robert and Janice Carter and members of their family and family trusts. W.M. Huffman and members of his family and family trusts and a family partnership own 2,134,443 of the outstanding shares (18.7%). Other directors, officers and employees of Panda International own less than 1% of the outstanding  shares  of  common  stock. At  March  31,  1997:  (i)  there  were outstanding options to acquire 1,209,000 shares of common stock of Panda International (options for 1,050,000 shares being fully vested and for 159,000 shares vesting over a six-year period, held by directors, officers and employees of Panda International, and of this amount options for 250,000 shares are held by Robert Carter and options for 25,000 shares are held by W.M. Huffman); (ii) Trust Company of the West held warrants to purchase 1,004,000 shares of common stock of Panda International; and (iii) NNW, Inc. held rights to acquire up to approximately 181,500 shares of common stock of Panda International. See "Description of the Projects--The Rosemary Facility--Cash Flow Participation."

Certain Relationships and Related Transactions

	Since the respective dates of incorporation of the Company and the Issuer, there have been no transactions, and there currently are not any proposed transactions, or series of similar transactions, to which the Company or the Issuer (or any of their respective subsidiaries) was or is to be party, in which the amount involved exceeds $60,000 and in which a director or executive officer of the Company or the Issuer, respectively, has a material interest.
Additionally there are no business relationships that currently exist or have existed since the respective dates of incorporation of the Company and the Issuer, involving the Company or the Issuer, (or an affiliate thereof), on the other hand. No director or executive officer of the Company or the Issuer, has been indebted to the Company or the Issuer, respectively, since the respective dates of incorporation of the Company and the Issuer.


                               LEGAL PROCEEDINGS

     Neither the Issuer nor the Company is a party to any legal proceedings. Affiliates of the Issuer and the Company are claimants or defendants in various legal proceedings which have arisen in the ordinary course of business. The Issuer and the Company believe such claims and legal actions, individually or in the aggregate, will not have a material adverse effect on the business or financial condition of the Issuer or the Company.

NNW, Inc. Proceeding

     On July 12, 1996, PEC filed an action against NNW captioned Panda Energy Corporation v. NNW, Inc. f/k/a Nova Northwest Inc. (No. 96--07151-C), in the District Court of Dallas County, Texas (68th Judicial District). PEC's petition seeks a declaratory judgment that the NNW Cash Flow Participation remains at 0.433% after the restructuring of the Rosemary Partnership interest pursuant to the terms of the NNW Credit Agreement. Pursuant to the NNW Credit Agreement, NNW received a cash flow participation interest in distributions from the Rosemary Partnership in the amount of 4.33% of PEC's own participation interest. At the time the NNW Credit Agreement was entered into, the aggregate equity interest in the Rosemary Partnership held by PEC was 10%, making the NNW Cash Flow Participation equal to 0.433%. As a result of the redemption of Ford Credit's 90% limited partner interest in the Rosemary Partnership in July 1996, PEC owns an indirect 100% interest in the Rosemary Partnership.

     Pursuant to the NNW Credit Agreement, the NNW Cash Flow Participation is not to be affected either positively or negatively by "any financial restructuring." It is the opinion of Panda International, the Issuer and the Company that the redemption of Ford Credit's limited partner interest constituted a "financial restructuring" within the meaning of that term in the NNW Credit Agreement and that, as a result, the NNW Cash Flow Participation remains equal to 0.433% of total cash flow distributions by the Rosemary Partnership (based on the current debt structure). NNW is disputing this position and asserts that, upon the restructuring, it became entitled to 4.33% of PEC's distributions from the Rosemary Partnership. The declaratory judgment petition seeks a determination that the NNW Cash Flow Participation is equal to 0.433%. NNW, Inc. has filed a motion for summary judgment, to which PEC has responded. The court has not ruled on the motion. The Issuer and the Company believe that a resolution of this dispute and the declaratory judgment proceeding adverse to PEC would not have a material adverse effect on the business or operations of the Issuer or the Company. See "Description of the Projects--The Rosemary Facility--Cash Flow Participation."

Heard Proceedings

     PEC  is a party to a lawsuit captioned Panda Energy Corporation, Plaintiff
v. Heard Energy Corporation, CLF Energia Y Electricidad, S.A., Robert A. Wolf, Armin Alexander Budzinsky, Edward R. Gwynn, Donald L. Kinney, Morgan Stanley & Co., Inc., Allstate Insurance Company, Allstate Life Insurance Company, Entergy Corporation, Entergy Enterprises, Inc., Entergy Power, Inc., Entergy Power
Development Corporation, Anil Desai, Drs. IR. Poerwanto P., and PT Panca Serodja Pradhana, Defendants, (No. 94--0672-J), District Court of Dallas County, Texas (191st Judicial District). PEC initiated this litigation in April 1994 and alleges that defendants Wolf, Gwynn and Kinney, former PEC employees, formed a competing company (Heard Energy Corporation) and misappropriated certain of PEC's international power project opportunities. PEC alleges that the other defendants knowingly participated, collaborated and/or conspired in the misappropriation. PEC alleges causes of action for misappropriation, conspiracy, fraud, breach of contract, breach of fiduciary duty and legal malpractice against one or more of the defendants and alleges damages in an unspecified amount.

     Defendant Morgan Stanley filed a counterclaim on September 14, 1995 against PEC, alleging that it had performed services for PEC pursuant to an engagement agreement relating to the Brandywine Project. PEC terminated the engagement agreement on May 4, 1993. Morgan Stanley alleges that the services it performed prior to such termination included assisting PEC in obtaining certain regulatory approvals, preparing a draft solicitation booklet and identifying potential project financing sources, including GE Capital. Morgan Stanley further alleges that PEC obtained financing from GE Capital after Morgan Stanley was terminated, and that Morgan Stanley is entitled to a "transaction fee," either pursuant to the engagement agreement or based on the value of the services it allegedly performed, in an amount of not less than $4.3 million, plus attorneys' fees and interest.

     Defendants Heard Energy Corporation, Wolf, Gwynn, Kinney and Budzinsky (the "Heard Defendants") also filed a counterclaim during November 1994 against PEC and a third-party claim against Robert Carter and Janice Carter, alleging that PEC, Robert Carter and Janice Carter negligently made misrepresentations of PEC's lack of a continued interest in developing international power projects. The Heard Defendants allege that they would not have engaged in allegedly competing international power project transactions but for these misrepresentations and that they incurred damages in the amount of approximately $5.0 million as a result of these misrepresentations, such damages allegedly consisting of expenses incurred by Heard Energy Corporation, certain portions of which allegedly are guaranteed by the individual Heard
Defendants. In both the counterclaim and the third-party claim, the Heard Defendants further allege that PEC, Robert Carter and Janice Carter violated a confidentiality order relating to certain documents produced by the Heard Defendants during the discovery phase of this action by misappropriating confidential information in these documents for the purpose of gaining a competitive advantage over Heard Energy Corporation. The Heard Defendants seek $5.0 million in damages as well as unspecified "exemplary" damages based on this alleged violation. PEC believes that the Heard Defendants' discovery order claim is not actionable as a claim for damages.

     On March 15, 1996, all of the defendants filed motions for summary judgment, and PEC filed motions for summary judgment with respect to Morgan Stanley's counterclaim and the Heard Defendants' counterclaim and third-party claim. By letter dated April 30, 1996, the court advised all counsel that it intended to grant the defendants' motions for summary judgment, indicating that PEC could not show legally sufficient evidence of damages to sustain its claims. This order was entered on June 19, 1996.

     PEC has appealed the court's ruling. In light of the court's ruling and pending the appeal, Morgan Stanley and the Heard Defendants have dismissed without prejudice their counterclaims and third-party claims, and PEC has agreed that any applicable statutes of limitations or other time-based defenses will be tolled during the pendency of the appeal.

     The Issuer and the Company have been informed by PEC that PEC does not believe that either the Morgan Stanley counterclaim or the Heard Defendants' counterclaims and third-party claims will be refiled unless and until the judgment dismissing PEC's claims against those parties is reversed and remanded to the trial court by the appellate court. In any event, PEC does not believe that these counterclaims or third-party claims, if reasserted, have any merit, nor does PEC believe that these claims, if eventually decided adversely to PEC, would have a material adverse effect on the business or operations of PEC, the Issuer or the Company.

Brandywine Proceeding

     On June 26, 1996, certain plaintiffs commenced a proceeding against the Brandywine Partnership and one of its contractors (as well as other subcontractors) captioned Jeannine McConnell, McConnell Pool Service, Inc. and McConnell Fuel Oil, Inc. v. Panda-Brandywine, L.P. and Flippo Construction (Case No. CV 96--1344) in the Circuit Court for Charles County, Maryland. In this proceeding, plaintiffs allege that in connection with the construction of an effluent water pipeline, a contractor for the Brandywine Partnership, Flippo Construction ("Flippo") (and its subcontractors) and the Brandywine Partnership left their easement and inadvertently trespassed on to plaintiffs' property. While on plaintiffs' property, Flippo (and its subcontractors) and the Brandywine Partnership allegedly dug a deep and wide hole which extended onto the plaintiff's property to locate a buried pipe. Plaintiffs allege that this trespass damaged the property, decreased its fair market value and resulted in loss of use thereof. Plaintiffs claim damages in numerous counts that aggregate to $3.25 million in actual damages against each defendant plus punitive damages aggregating $3.0 million against all defendants.

     The Brandywine Partnership intends to vigorously contest this proceeding. Panda International, the Issuer and the Company do not believe that the outcome of this proceeding will have any material adverse effect on the financial position, results of operations and liquidity of the Issuer, the Company or the Brandywine Partnership. In the opinion of Panda International, the Issuer and the Company, the contract between the Brandywine Partnership and Flippo requires Flippo to hold the Brandywine Partnership harmless for any activities relating to the plaintiffs' property.

Florida Power Proceedings

     In January 1995, Florida Power commenced a proceeding before the Florida PSC against the Kathleen Partnership captioned In re: Petition for Declaratory Statement Regarding Eligibility for Standard Offer Contract and Payment Thereunder by Florida Power Corporation, Case No. 950110-EI. Florida Power's petition sought a declaratory statement that the Kathleen Power Purchase Agreement is not "available" to the Kathleen Partnership because the Kathleen Partnership's proposed cogeneration facility allegedly is not in compliance with the Florida PSC's rules (because it may be capable of exceeding 75 MW in electric generating capacity). Additionally, if the contract is "available" to the Kathleen Partnership, Florida Power sought a declaratory statement that it is only obligated to pay capacity payments under the power purchase agreement relating to the Kathleen Facility for a term of 20 years rather than for the entire 30-year term of the power purchase agreement. The Kathleen Partnership filed a cross-petition seeking a declaratory statement that the milestone dates in the power purchase agreement must be extended due to Florida Power's improper actions and as a result of the delays in developing the Kathleen Facility caused by Florida Power's petition and the ensuing proceeding before the Florida PSC. The Kathleen Partnership filed a motion to dismiss the proceeding based on lack of jurisdiction, but that motion was denied by the Florida PSC. In February of 1996, the Florida PSC held a one-day hearing.

     On  May  20,  1996,  the  Florida PSC issued a decision  granting  Florida
Power's petition, and holding that the power purchase agreement is not available to the Kathleen Facility as proposed because it has an electric generating capacity in excess of 75 MW and that Florida Power is only obligated to make capacity payments under the power purchase agreement for 20 years. The Florida PSC's decision also granted the Kathleen Partnership's cross-petition insofar as it grants the Kathleen Partnership an 18-month extension to meet the construction commencement milestone date and an 18-month extension to meet the commercial operation milestone date. The Kathleen Partnership has appealed the Florida PSC's order to the Florida Supreme Court. The parties' briefs have been filed and oral argument in the case took place in February 1997. The parties are presently awaiting the decision of the Florida Supreme Court.

     There are two actions related to this matter pending before the Florida Supreme Court and the United States District Court for the Middle District of Florida.

                       DESCRIPTION OF OTHER INDEBTEDNESS

Series A Bonds

     On July 31, 1996, Panda Funding Corporation, a Delaware corporation ("PFC"), which is an indirect wholly-owned subsidiary of the Company and a direct wholly-owned subsidiary of PIC, consummated the offering and sale of a series of Pooled Project Bonds (the "Series A Bonds") in the aggregate principal amount of $105.5 million. The Series A Bonds were issued pursuant to an indenture (the "PFC Indenture") among PFC, PIC and Bankers Trust Company, as trustee. The proceeds of the sale of the Series A Bonds were used (a) to fund deposits into certain reserve funds, (b) to redeem a limited partner interest in the Rosemary Partnership formerly held by a third party, (c) to pay transaction fees and expenses in connection with the offering of the Series A Bonds and (d) to distribute approximately $61.2 million to Panda International, of which approximately $26.4 million was used to prepay certain indebtedness and the balance of which Panda International has used and intends to use for the development of Projects and general corporate purposes. The following description of the Series A Bonds and certain provisions of the PFC Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the PFC Indenture, a copy of which is included as an exhibit to this Registration Statement.

     PFC may issue additional series of Pooled Project Bonds pursuant to the PFC Indenture, as supplemented by a supplemental indenture specific to such new series of Pooled Project Bonds. Except for matters specific to each series of Pooled Project Bonds, including principal amount, interest rate, permitted uses of proceeds, payment frequency and amortization, each series of Pooled Project Bonds will be governed by the same indenture provisions, and is secured by the same collateral, as each other series of Pooled Project Bonds. In particular,
(i) each new series of Pooled Project Bonds will be subject to mandatory redemption provisions comparable to the provisions applicable to the Series A Bonds, (ii) each series of Pooled Project Bonds will rank on a parity with the Series A Bonds, (iii) the payment of each series of Pooled Project Bonds will be guaranteed by PIC pursuant to the PIC Guaranty, (iv) the security for each new series of Pooled Project Bonds will consist of the same collateral that secures the Series A Bonds and the rights of the holders of each series of Pooled Project Bonds, as well as any other secured party, with respect to the collateral are shared equally, and (v) each series of Pooled Project Bonds is entitled to all of the benefits of the PFC Indenture, including the protection afforded by the covenants contained therein.

     Subject to certain conditions, including those set forth below, Panda International and its affiliates (including the Issuer) are required by the PIC Additional Projects Contract to transfer to PIC, or to certain wholly-owned direct subsidiaries thereof, their interests in each Project for which a power purchase agreement is entered into prior to July 31, 2001, and which has reached Financial Closing or achieved Commercial Operations prior to July 31, 2006. Such additional transferred Projects will become part of the PIC Project Portfolio and will serve as additional collateral security for the Pooled Project Bonds. Panda International and its affiliates are required to transfer their interests in a Project to the PIC Project Portfolio only if the principal amount of additional series of Pooled Project Bonds that can be issued after giving effect to the inclusion of the Project in the PIC Project Portfolio equals or exceeds the amount of "Anticipated Additional Debt." Interests in a Project will not be transferred if the Project has not reached Financial Closing or achieved Commercial Operations. Additionally, except for the Kathleen Project, which must be transferred to the PIC Project Portfolio if it reaches Financial Closing, interests in a Project will not be transferred if:
(i)  Panda  International does not own a controlling interest in  the  Project;
(ii) the transfer would be prohibited under any Project-level financing, power purchase or related agreement; or (iii) after giving effect to the issuance of the additional series of Pooled Project Bonds in connection with the inclusion of the Project in the PIC Project Portfolio (a) the rating of previously issued Pooled Project Bonds is not reaffirmed by at least two rating agencies at a rating equal to or higher than that in effect immediately prior to the issuance of such additional series or (b) the projected PIC Debt Service Coverage Ratio or the projected PIC Consolidated Debt Service Coverage Ratio (if then applicable) would be less than 1.7:1 or 1.25:1, respectively, for (1) the period beginning with the date of determination through December 31 of that calendar year, (2) each period consisting of a calendar year thereafter through the calendar year immediately prior to the calendar year in which the Final Stated Maturity occurs and (3) the period thereafter beginning with January 1 and ending with such Final Stated Maturity (each such period, a "Future Ratio Determination Period"). The PIC Additional Projects Contract requires Panda International to use commercially reasonable efforts to cause each Project to meet the conditions for transfer to the PIC Project Portfolio as of the date a Project reaches Financial Closing or achieves Commercial Operations, whichever occurs first, or within a 90-day period thereafter. If, however, the conditions for such a transfer cannot be satisfied using commercially reasonable efforts, Panda International will have no further obligation to PIC in respect of such Project and may retain its interest in such Project or sell it to third parties. The Luannan Facility is not currently eligible for transfer to the PIC Project Portfolio.

     "Anticipated Additional Debt," as that term is used in the PIC Additional Projects Contract, means the original principal amount of an additional series of Pooled Project Bonds proposed to be issued which is equal to the largest principal amount of such series that will provide a projected PIC Debt Service Coverage Ratio and a projected PIC Consolidated Debt Service Coverage Ratio (if then applicable) of at least 1.7:1 and 1.25:1, respectively, for each PIC Future Ratio Determination Period, as confirmed by the "Consolidating Engineer" (as such term is used in the PIC Additional Projects Contract), assuming, in respect of the additional series of Pooled Project Bonds proposed to be issued,
(i) a maximum maturity and average life generally available in the marketplace for debt of a similar nature and (ii) a coupon rate then prevailing in the market for debt of a similar nature, and taking into account (a) in the case of the PIC Debt Service Coverage Ratio, PIC Cash Available for Distribution from the PIC Project Portfolio and (b) in the case of the PIC Consolidated Debt Service Coverage Ratio, PIC Cash Available from Operations (net of any reserve requirements at both the Project and PIC debt levels) from the PIC Project
Portfolio (giving effect, in each case, to the transfer to the PIC Project Portfolio of any Project in respect of which such additional series of Pooled Project Bonds is proposed to be issued).

     Other than through the issuance of additional series of Pooled Project Bonds upon the addition of a Project to the PIC Project Portfolio, the PFC Indenture prohibits PFC from incurring additional debt or becoming liable in connection with a guaranty. PIC and its direct subsidiaries are prohibited from incurring debt and becoming liable in connection with guaranties other than (i) in the case of PIC, its guaranty and notes issued in connection with the Pooled Project Bonds, (ii) in the case of PIC's direct subsidiaries, their guaranties and notes issued in connection with the Pooled Project Bonds and certain subordinated debt payable to PIC or another direct subsidiary of PIC, and (iii) in the case of Project Entities, Project debt and certain guaranties.

     In accordance with a registration rights agreement that was entered into in connection with the Series A Offering, PFC, PIC and Interholding filed a registration statement with the Securities and Exchange Commission with respect to the exchange of Series A--1 Bonds for the Series A Bonds. The terms of the Series A Bonds and the Series A-1 Bonds are substantially identical, except that (i) the Series A-1 Bonds have been registered under the Securities Act and
(ii) holders of the Series A-1 Bonds are not entitled to certain rights of holders of the Series A Bonds under the registration rights agreement, which rights terminated upon the consummation of the exchange offer. Such rights also terminated as to holders of Series A Bonds who are eligible to tender their Series A Bonds for exchange in the exchange offer and failed to do so. The registration statement became effective on February 14, 1997, and an offer to exchange the Series A-1 Bonds for the Series A Bonds commenced thereafter. Pursuant to such offer, Series A-1 Bonds were exchanged for Series A Bonds that were validly tendered through March 20, 1997. All outstanding Series A Bonds were tendered for exchange. All references in this Prospectus to the Series A Bonds shall include the Series A--1 Bonds issued in exchange for Series A Bonds in such exchange offer.



  Interest and Principal Payments

     The Series A Bonds bear interest at the rate of 11 5/8% per year from July 31, 1996, or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually on February 20 and August 20 of each year, commencing February 20, 1997. Principal of the Series A Bonds is payable in semiannual installments as follows:
                  Percentage of                   Percentage of
  Payment Date      Original        Payment Date    Original
                    Principal                       Principal
                 Amount Payable                  Amount Payable
  February 20,        0.2045%      February 20,       3.4687%
  1997                             2005
  August 20,          0.0000%      August 20,         3.5977%
  1997                             2005
  February 20,        0.0000%      February 20,       3.7820%
  1998                             2006
  August 20,          0.0000%      August 20,         2.8098%
  1998                             2006
  February 20,        0.0000%      February 20,       3.0076%
  1999                             2007
  August 20,          0.5933%      August 20,         4.8415%
  1999                             2007
  February 20,        0.6129%      February 20,       5.1145%
  2000                             2008
  August 20,          0.0000%      August 20,         5.0057%
  2000                             2008
  February 20,        0.0000%      February 20,       5.2949%
  2001                             2009
  August 20,          1.3753%      August 20,         5.5185%
  2001                             2009
  February 20,        1.4691%      February 20,       5.8300%
  2002                             2010
  August 20,          2.2184%      August 20,         5.7248%
  2002                             2010
  February 20,        2.3565%      February 20,       6.0590%
  2003                             2011
  August 20,          2.9328%      August 20,         6.4800%
  2003                             2011
  February 20,        3.1031%      February 20,       6.8808%
  2004                             2012
  August 20,          3.2796%      August 20,         8.4390%
  2004                             2012

  PIC Guaranty; Collateral

     All obligations of PFC with respect to the Series A Bonds and any future additional series of Pooled Project Bonds are fully and unconditionally guaranteed by PIC pursuant to the PIC Guaranty and guaranteed in a limited amount by the PIC U.S. Entity. The obligations of PFC pursuant to the Pooled Project Bonds, the obligations of PIC under the PIC Guaranty, and the obligations of the PIC U.S. Entity under its guaranty are secured by (i) liens on and security interests in substantially all of the assets of PIC and PFC,
(ii) pledges of all of the capital stock of PIC, PFC, the U.S. PIC Entity and any future U.S. PIC Entity and (iii) a pledge of 60% of the capital stock of the Non-U.S. PIC Entity and any future Non-U.S. PIC Entity. The rights of the holders of the Series A Bonds and the rights of any holders of any future additional series of Pooled Project Bonds with respect to the Pooled Project Bond Collateral will be shared equally.

     The source of payment for the Series A Bonds and all additional series of Pooled Project Bonds, if any, will be the payments by PIC to PFC of principal, premium, if any, and interest due under PIC Notes and payments, if any, by PIC under the PIC Guaranty and by the PIC U.S. Entity under its guaranty. The principal source of payments under PIC Notes is distributions to PIC through the PIC Entities from the Project Entities that own Projects that are part of the PIC Project Portfolio. Thus, the ability of PFC to make such payments depends primarily upon the performance of the Projects in the PIC Project Portfolio and the ability of the Project Entities to make distributions to the PIC Entities and, ultimately, to PIC.

  Ranking

     The indebtedness evidenced by the Series A Bonds and any additional series of Pooled Project Bonds constitute senior secured indebtedness of PFC. In order for PFC to receive payments from PIC on the PIC Notes, the Projects in the PIC Project Portfolio must generate sufficient operating cash flow to pay all operating expenses, debt service and other reserve requirements and other payment obligations to lenders and other Project creditors. Therefore, although PFC and PIC have no secured indebtedness other than the Pooled Project Bonds, the Exchange Notes are effectively subordinated to all liabilities of the Project Entities incurred in respect of the Projects as well as to the liabilities of PFC and PIC in respect of the Pooled Project Bonds. See "Risk Factors--Financial Risks--Substantial Leverage of the Issuer, the Company and Their Subsidiaries," "risk Factors--Financial Risks--Risk in Case of Foreclosure on Assets of Underlying Projects of the Company or Equity Interest in Entities That Own or Lease Such Projects," "Risk Factors--Financial Risks--Risk of Possible Inability of a Project Entity to Obtain Additional Financing" and
"Risk Factors--Financial Risks--Effective Subordination of Exchange Notes and Exchange Notes Guarantee to Obligations of Project Entities and Joint Ventures" and "Description of the Exchange Notes, the Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents."

  Certain Covenants

     Limitations on Distributions. Subject to certain limited exceptions, distributions may be made by PFC through to the guarantor only from, and to the extent of, amounts then on deposit in the distribution funds established pursuant to the PFC Indenture (the "PFC Distribution Funds"). Amounts may only be deposited into the PFC Distribution Funds upon the satisfaction of the following conditions: (i) amounts deposited in certain funds established pursuant to the PFC Indenture shall be equal to or greater than the amount then required to be deposited therein, including the debt service and debt service reserve funds and (ii) no event or condition has occurred and is continuing that constitutes a default of an event of default under the PFC Indenture,
(iii) PIC's debt service coverage ratio is equal to or greater than 1.4:1 for the 12 months immediately preceding the month in which such distribution is to occur and (iv) PIC's projected debt service coverage ratio is equal to or greater than 1.4:1 for the 12 months immediately succeeding the month in which such distribution is to occur.

     Certain Other Covenants. The PFC Indenture contains numerous other affirmative and negative covenants which restrict the activities of PFC and PIC, including, but not limited to, the following:

     (i)   a  prohibition against incurring debt (including guaranties of debt)
           except   as  described  above,  and  a  prohibition  against   other
           guaranties except certain permitted guaranties;

     (ii) a prohibition against creating or suffering to exist liens on any of their respective properties other than certain permitted liens;

     (iii) a limitation on the permitted activities of PFC and PIC, including a restriction against conducting any business other than business conducted in connection with the issuance of Pooled Project Bonds, a restriction against the creation, acquisition or purchase of any subsidiary other than PIC Entities or any indirect subsidiary other than the Project Entities and a restriction against merging or consolidating with or into any person;

     (iv) subject to certain exceptions, a covenant to maintain certain minimum levels of ownership of the Projects in the PIC Project Portfolio;

     (v) a limitation on the ability of PIC and any PIC Entity to incur or refinance Project-level debt, to enter into new project agreements or to terminate, amend or modify certain project agreements unless certain tests are satisfied;

     (vi) a covenant to cause the Project Entities to distribute to the PIC Entities and, ultimately, to PIC, all amounts that can be legally distributed without contravention of any Project agreement;

     (vii) a prohibition against selling, leasing or otherwise disposing of any direct or indirect interests in Projects with a fair-market value in excess of $2.0 million in the aggregate in any one year subject to certain exceptions; and

     (viii)covenants regarding compliance with laws, governmental regulations and organizational documents, maintenance of existence and of governmental approvals, pursuing rights to compensation upon the occurrence of a casualty or condemnation, employee benefit plans, affiliate transactions, payment of taxes, the preparation of various reports and other matters.

  Events of Default

     Events of Default under the PFC Indenture include (i) the failure to pay or cause to be paid principal of, premium, if any, or interest on any Pooled Project Bond, (ii) any misrepresentation made by PFC or PIC under the PFC Indenture that has resulted in a material adverse change, (iii) the breach by Panda International, PIC, PFC or the PIC Entities of any covenant under the PFC Indenture, (iv) certain events involving the bankruptcy, insolvency, dissolution, receivership or reorganization of PIC, PFC or any PIC Entity; (v) a final judgment or judgments for the payment of money in excess of $2.0 million against any of PIC, PFC or any PIC Entity; (vi) a default on certain other debt of PIC, PFC or any PIC Entity and (vii) the cessation of liens on certain collateral. Upon the occurrence of an event of default and after the lapse of certain applicable cure periods, the trustee under the PFC Indenture has the right, among other things, to accelerate the maturity of the Pooled Project Bonds and to direct a collateral agent to realize upon the collateral securing the payment of the Pooled Project Bonds and other secured obligations, including the capital stock of PIC, PFC and the PIC Entities.

  The Funds

     The PFC Indenture established the following U.S. funds: (a) a debt service fund, (b) a capitalized interest fund, (c) a debt service reserve fund, (d) a company expense fund, (e) a distribution suspense fund, (f) a distribution fund, (g) a mandatory redemption account, and (h) an extraordinary distribution account. The PFC Indenture also established the following international funds:
(a) an international distribution suspense fund, (b) an international mandatory redemption account, and (c) an international extraordinary distribution account. All distributions or other amounts received by PIC, any PIC entity or any person on behalf of PIC or any PIC Entity from or in connection with the Projects that are in the PIC Project Portfolio, subject to certain exceptions, are deposited in a locked account with the trustee (or, in the case of distributions received from a PIC International Entity, in a separate locked account with the International Collateral Agent) under the PFC Indenture. Amounts in the locked account controlled by the trustee are distributed monthly to the U.S. funds in the order listed above. Amounts in the locked account controlled by the International Collateral Agent are distributed monthly to the international funds in the order listed above.

     Upon the issuance of the Series A Bonds, PFC deposited approximately $6.4 million into the U.S. debt service reserve fund, $0.3 million into the company expense fund and $9.8 million into the capitalized interest fund established under the PFC Indenture. The balances in those funds as of March 31, 1997, were $7.1 million, $0.3 million and $9.2 million, respectively.

     The U.S. debt service reserve fund may be drawn upon to pay principal of, premium, if any, and interest on the Series A Bonds if funds otherwise available for such payments are insufficient.

  Rating

     The Series A Bonds were rated Ba3 by Moody's. and BB- by Duff & Phelps. There is no assurance that such ratings will be maintained.

The Rosemary Bonds

     Concurrently with the closing of the offering of the Series A Bonds, Panda-Rosemary Funding Corporation (the "Rosemary Issuer"), a wholly-owned subsidiary of the Rosemary Partnership, consummated the offering and sale (the "Rosemary Offering") of $111.4 million in aggregate principal amount of its 8 5/8% First Mortgage Pooled Project Bonds due 2016 (the "Rosemary Bonds"). The Rosemary Bonds were issued pursuant to an indenture (the "Rosemary Indenture") among the Rosemary Partnership, the Rosemary Issuer and Fleet National Bank, as trustee. The following description of the Rosemary Bonds and certain provisions of the Rosemary Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rosemary Indenture.

  Interest and Principal Payments

     The Rosemary Bonds bear interest at the rate of 8 5/8% per year from July 31, 1996, the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly on February 15, May 15, August 15 and November 15, commencing November 15, 1996. Principal of the Rosemary Bonds is payable in quarterly installments as follows:
                      Percentage                                Percentage
                      of Original                              of Original
                       Principal                                Principal
   Payment Date     Amount Payable        Payment Date        Amount Payable
November 15, 1996   1.2356%            August 15, 2006      0.9632%
February 15, 1997   1.2356%            November 15, 2006    0.9632%
May 15, 1997        1.2344%            February 15, 2007    0.9632%
August 15, 1997     1.2344%            May 15, 2007         1.0081%
November 15, 1997   1.2344%            August 15, 2007      1.0081%
February 15, 1998   1.2344%            November 15, 2007    1.0081%
May 15, 1998        1.3291%            February 15, 2008    1.0081%
August 15, 1998     1.3291%            May 15, 2008         1.0558%
November 15, 1998   1.3291%            August 15, 2008      1.0558%
February 15, 1999   1.3291%            November 15, 2008    1.0558%
May 15, 1999        1.1429%            February 15, 2009    1.0558%
August 15, 1999     1.1429%            May 15, 2009         1.1039%
November 15, 1999   1.1429%            August 15, 2009      1.1039%
February 15, 2000   1.1429%            November 15, 2009    1.1039%
May 15, 2000         1.2282%           February 15, 2010    1.1039%
August 15, 2000     1.2282%            May 15, 2010         1.1541%
November 15, 2000   1.2282%            August 15, 2010      1.1541%
February 15, 2001    1.2282%           November 15, 2010    1.1541%
May 15, 2001        1.3196%            February 15, 2011    1.1541%
August 15, 2001      1.3196%           May 15, 2011         1.2168%
November 15, 2001    1.3196%           August 15, 2011      1.2168%
February 15, 2002    1.3196%           November 15, 2011    1.2168%
May 15, 2002        1.4124%            February 15, 2012    1.2168%
August 15, 2002     1.4124%            May 15, 2012         1.2772%
November 15, 2002   1.4124%            August 15, 2012      1.2772%
February 15, 2003   1.4124%            November 15, 2012    1.2772%
May 15, 2003        1.5119%            February 15, 2013    1.2772%
August 15, 2003     1.5119%            May 15, 2013         1.3359%
November 15, 2003   1.5119%            August 15, 2013      1.3359%
February 15, 2004   1.5119%            November 15, 2013    1.3359%
May 15, 2004        1.6192%            February 15, 2014    1.3359%
August 15, 2004     1.6192%            May 15, 2014         1.3888%
November 15, 2004   1.6192%            August 15, 2014      1.3888%
February 15, 2005   1.6192%            November 15, 2014    1.3888%
May 15, 2005        1.7273%            February 15, 2015    1.3888%
August 15, 2005     1.7273%            May 15, 2015         1.3534%
November 15, 2005   1.7273%            August 15, 2015      1.3534%
February 15, 2006   1.7273%            November 15, 2015    1.3534%
May 15, 2006        0.9632%            February 15, 2016    1.3534%

  Collateral

     All obligations of the Rosemary Issuer with respect to the Rosemary Bonds are fully and unconditionally guaranteed by the Rosemary Partnership. The obligations of the Rosemary Partnership under the guaranty, as well as certain other obligations, are secured by (i) liens on, and security interests in, substantially all of the assets of the Rosemary Partnership, including the Rosemary Facility, (ii) pledges by each of PR Corp. and PRC II, which are wholly-owned indirect subsidiaries of the Company, of their respective interests in the Rosemary Partnership and (iii) pledges of all of the capital stock of the Rosemary Issuer and each of PR Corp. and PRC II.

  Partnership Distributions

     Subject to certain limited exceptions, distributions may be made by the Rosemary Partnership to its partners only from, and to the extent of, amounts then on deposit in the Rosemary Partnership distribution fund established pursuant to the Rosemary Indenture. Such distributions may only be made upon the satisfaction of the following conditions: (i) amounts deposited in certain funds established pursuant to the Rosemary Indenture shall be equal to or greater than the amount then required to be deposited therein, including the debt service and debt service reserve funds; (ii) no event or condition has occurred and is continuing that constitutes a default or an event of default under the Rosemary Indenture; and (iii) if there has been a loss of QF status, the Rosemary Facility has achieved a permitted alternative utility status. In addition, except for certain limited exceptions, the Rosemary Partnership may not make distributions unless (i) the average of the debt service coverage ratios for the four quarterly payment periods on the Rosemary Bonds immediately preceding the distribution date is at least 1.2:1 and (ii) after giving effect to such distributions, the average of the projected debt service coverage ratios for the current quarterly payment period and the next succeeding three quarterly payment periods on the Rosemary Bonds is at least 1.2:1. Notwithstanding the requirements of the immediately preceding sentence, the Rosemary Partnership may make distributions to its partners solely for the purpose of enabling the partners to pay their income tax liabilities if a lower debt service coverage ratio (1.1:1) and projected debt service coverage ratio (1.1:1) for certain periods exist. Except for certain limited exceptions set forth in the Rosemary Indenture, the Rosemary Partnership will not be permitted to make any distributions to its partners after November 30, 2005 unless (i) the Rosemary Gas Supply Agreement and the Firm Gas Transportation Agreements have been extended on substantially the same terms to have a termination date no earlier than the longest stated maturity of the Rosemary Bonds, (ii) the Rosemary Gas Supply Agreement and the Firm Gas Transportation Agreements, if not so extended on substantially the same terms, have been otherwise extended to have a termination date no earlier than the longest stated maturity of the Rosemary Bonds and the rating agencies confirm that the then current rating of the Rosemary Bonds will not be reduced as a result of such extension or (iii) the Rosemary Gas Supply Agreement and the Firm Gas Transportation Agreements, if not extended as described in clause (i) or (ii), are replaced with a new gas supply agreement or gas transportation agreement (or with respect to a transportation agreement, a gas transportation plan), provided that the effect of the replacement agreement or plan would not reduce the average of the annual projected debt service coverage ratios for the remaining term of the Rosemary Bonds below 1.2:1 and the rating agencies confirm that the then current ratings of the Rosemary Bonds will not be reduced as a result of such replacement.

  Certain Other Covenants

     The Rosemary Indenture contains numerous other affirmative and negative covenants which restrict the activities of the Rosemary Issuer and the Rosemary Partnership, including, but not limited to, the following:

     (i)   prohibition  against incurring debt (including guaranties  of  debt)
           except   as  described  below,  and  a  prohibition  against   other
           guaranties except certain permitted guaranties;

     (ii) a prohibition against creating or suffering to exist liens on any of their respective properties other than certain permitted liens;

     (iii) a prohibition against selling, leasing or otherwise disposing of any property or assets except worn-out equipment and certain property with a fair market value not in excess of $3.0 million in the aggregate in any one year and, with respect to any single item of property, a fair market value in excess of $1.0 million, and certain other exceptions;

     (iv) a limitation on the Rosemary Partnership's ability to enter into new project agreements or to terminate, amend or modify certain project agreements unless certain tests are satisfied;

     (v) a limitation on the ability of the Rosemary Partnership and the Rosemary Issuer to merge or consolidate with or into any person, or acquire all or any substantial part of the assets or business of any person, or form subsidiaries; and

     (vi) covenants regarding compliance with laws and governmental regulations, maintenance of government approvals, affiliate transactions, payment of taxes, the preparation of various budgets and reports, the maintenance of specified insurance coverages and other matters.

     The debt that the Rosemary Issuer is permitted to incur is limited to the Rosemary Bonds and certain other indebtedness ranking pari passu or subordinate to the Rosemary Bonds, the proceeds of which are loaned to the Rosemary Partnership. The debt permitted by the Rosemary Indenture to be incurred by the Rosemary Issuer or the Rosemary Partnership includes: (i) purchase money or capitalized lease obligations not exceeding $1.0 million in the aggregate outstanding at any time; (ii) trade accounts payable; (iii) working capital loans or letter of credit reimbursement obligations if the minimum annual projected debt service coverage ratios for the remaining term of the Rosemary Bonds and the average of the annual projected debt service coverage ratios for the remaining term of the Rosemary Bonds equal or exceed 1.5:1 and 1.75:1, respectively; (iv) debt incurred to finance enhancements to or modifications of the Rosemary Facility if, after giving effect to such debt, the same minimum and average annual projected debt service coverage ratios are satisfied (or, if the enhancement is required to maintain QF status, each of such debt service coverage ratios described above is at least 1.2:1); (v) certain interest rate protection agreements; (vi) guaranties arising in the ordinary course of business not exceeding $1.0 million in the aggregate; and (vii) various indemnities with respect to mechanics and other liens, obligations to governmental authorities, surety bonds and guaranties, indemnities or similar obligations provided under or required by a Rosemary Project agreement.

  Events of Default

     Events of default under the Rosemary Indenture include: (i) a default in the payment of principal of, interest on or premium, if any, on any Rosemary Bonds; (ii) any misrepresentation made by the Rosemary Partnership or the Rosemary Issuer under the Rosemary Indenture which has resulted in a material adverse change; (iii) the breach by the Rosemary Partnership or the Rosemary Issuer of any covenant under the Rosemary Indenture or related collateral documents; (iv) the bankruptcy or insolvency of the Rosemary Partnership or the Rosemary Issuer; (v) a final judgment or judgments for the payment of money in excess of $1.0 million rendered against either of the Rosemary Partnership or the Rosemary Issuer unless covered by indemnity or insurance; (vi) a default on certain other debt of the Rosemary Partnership or the Rosemary Issuer; (vii) the termination or expiration of certain Project agreements to which the Rosemary Partnership is a party (some of which are currently scheduled to expire prior to the maturity date of the Rosemary Bonds; see "Partnership Distributions" above); (viii) the cessation of liens or certain collateral;
(ix) a modification of certain Project agreements which results in a material adverse change; (x) Panda International shall cease to own directly or indirectly 51% of the capital stock of PR Corp. or PRC II; and (xi) PR Corp. shall withdraw or be removed as general partner of the Rosemary Partnership. Upon the occurrence of an event of default and after the lapse of certain applicable cure periods, the trustee under the Rosemary Indenture has the right, among other things, to accelerate the maturity of the Rosemary Bonds and to direct a collateral agent to foreclose the mortgage on the Rosemary Facility and otherwise realize upon the collateral securing the repayment of the Rosemary Bonds and other secured obligations, including the capital stock of PR Corp. and PRC II (through which the Company holds an indirect equity interest in the Rosemary Partnership).

  The Funds

     The deposit and disbursement agreement entered into simultaneously with the Rosemary Indenture establishes the following funds: (a) a project revenue fund, (b) an operating fund, (c) a debt service fund, (d) a property tax fund,
(e) a debt service reserve fund, (f) an overhaul fund, (g) a pollution control finance fund, (h) a restoration fund, (i) a partnership distribution fund, and
(j) an additional permitted debt fund. All project revenues received by the Rosemary Partnership and all revenue received by the Rosemary Issuer are to be deposited into the project revenue fund. Amounts in the project revenue fund are used to pay operating expenses related to the Rosemary Facility and then are distributed to the other funds established pursuant to the Rosemary Indenture in the priority listed above.

     Upon the issuance of the Rosemary Bonds, the Rosemary Partnership deposited approximately $8.1 million into the debt service reserve fund established under the Rosemary Indenture. The balances that must be maintained in the debt service reserve fund generally decline over the life of the Rosemary Bonds. In addition, the Rosemary Partnership is required to maintain in the debt service reserve fund an amount equal to the maximum amount of debt service due in respect of certain other debt permitted under the Rosemary Indenture for any six-month period during the succeeding three-year period. The debt service reserve fund may be drawn upon to pay principal of, premium, if any, and interest on the Rosemary Bonds and certain debt permitted under the Rosemary Indenture, to the extent of funds allocated within the debt service reserve fund to such obligations, if funds otherwise available for such payments are insufficient.

  Rating

     The Rosemary Bonds were rated Baa3 by Moody's Investors Service, Inc. and BBB- by Duff & Phelps Rating Co. Inc. There is no assurance that such ratings will be maintained.

The Brandywine Financing

     The Brandywine Partnership, Panda Brandywine Corporation, the general partner of the Brandywine Partnership ("PBC"), and GE Capital entered into the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 (the "Brandywine Loan Agreement"), pursuant to which GE Capital agreed, either directly or indirectly through an owner trustee, to (i) provide construction financing for the Brandywine Facility, (ii) issue letters of credit as security for certain obligations of the Brandywine Partnership under the Brandywine Power Purchase Agreement, (iii) lease the Brandywine Facility site from, and immediately thereafter sublease the site to, the Brandywine Partnership, (iv) upon substantial completion of the construction of the Brandywine Facility, purchase the Brandywine Facility from the Brandywine Partnership and lease the Brandywine Facility back to the Brandywine Partnership and (v) upon completion of the construction of the Brandywine Facility, make certain equity loans to the Brandywine Partnership or its partners. The following description of the Brandywine Loan Agreement and the other Brandywine Financing Documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Brandywine Financing Documents, including definitions therein not contained in this Prospectus.

  Construction Loans

     Construction of the Brandywine Facility is substantially complete. On December 30, 1996, the Brandywine construction loan was converted to long-term financing in the form of a leveraged lease (the "Brandywine Financing Conversion"). In connection therewith, all amounts outstanding under the Brandywine construction loan were repaid in full and the Brandywine Partnership funded the completion account described below with funds that will be used to complete construction of the Brandywine Facility.

  Long-Term Financing

     As to the Brandywine Financing Conversion, the Brandywine Partnership sold the Brandywine Facility and leased the facility site to Fleet National Bank, as owner trustee (the "Brandywine Owner Trustee"), for approximately $217.5 million. The Brandywine Owner Trustee financed the purchase of the Brandywine Facility through an equity investment of $45.5 million from GE Capital and loans aggregating $172.0 million from loan participants. The Brandywine Owner Trustee then leased the Brandywine Facility and sub-leased the facility site back to the Brandywine Partnership.

     GE Capital has committed to provide certain letters of credit for the account of the Brandywine Partnership and to make equity loans to the partners of the Brandywine Partnership, as more fully described below. All of the assets of the Brandywine Partnership and all of the ownership interests in the Brandywine Partnership, as well as certain other collateral, are pledged to secure the obligations of the Brandywine Partnership under the Brandywine Financing Documents.

  Brandywine Facility Lease

     The Brandywine Partnership is a party to a Facility Lease with the Brandywine Owner Trustee (the "Brandywine Facility Lease") pursuant to which it leases the Brandywine Facility from the Brandywine Owner Trustee. The Brandywine Facility Lease is a net lease and its initial term ends on December 30, 2016. Basic rent is payable quarterly on January 31, April 30, July 31 and October 31, commencing January 31, 1997, as follows:


       Quarterly
  Basic Rent Payment      Basic Rent ($)
         1                             0
              2-5              2,610,509
              6-9              2,602,976
             10-13             4,993,980
             14-17             5,165,114
             18-21             6,816,268
             22-25             6,984,563
             26-29             6,976,747
             30-33             6,864,048
             34-37             6,900,548
             38-41             7,047,103
             42-45             7,517,816
             46-49             7,632,159
             50-53             7,821,232
             54-57             8,303,090
             58-61             8,980,537
             62-65            10,109,363
             66-69            10,463,802
             70-73            10,684,854
             74-77            10,292,055
             78-80             9,429,196


     In addition, and from time to time, the Brandywine Owner Trustee may require the Brandywine Partnership to pay, as supplemental rent, (i) certain agreed-upon amounts required to be paid to the Brandywine Owner Trustee following a specified event of loss or event of regulation, after payment of which the Brandywine Facility Lease would terminate and the Brandywine Partnership would receive title to the Brandywine Facility; (ii) amounts owed pursuant to certain tax change indemnity obligations; (iii) certain lender swap breakage costs arising as a result of an event of default, loss or regulation;
(iv) interest on overdue rent payments; and (v) amounts owed as a result of certain other obligations arising pursuant to the Brandywine Financing Documents. Basic rent may also be reduced if GE Capital elects to consummate a refinancing.

  Reserve Accounts

     In connection with the obligations of the Brandywine Partnership under the Brandywine Financing Documents, various accounts were established for the benefit of the Brandywine Owner Trustee, GE Capital and others.

     The Brandywine Partnership funded the operation and maintenance reserve account in the amount of $1.0 million. Until the balance of such reserve account reaches $5.0 million (which amount is adjusted upward annually for inflation after December 30, 2001), quarterly contributions of $125,000 in each of the first eight calendar quarters and $375,000 for each of the next eight calendar quarters are made to this reserve account out of funds available from the project revenue account. Thereafter, contributions will be made out of funds available in the project revenue account as necessary to maintain the required balance. Subject to specified conditions, funds held in this reserve account will be used to replenish a drawing under an operations and maintenance letter of credit to be issued.

     The Brandywine Partnership funded the rent reserve account in the amount of $2.4 million. The balance in the rent reserve account must be maintained at the greater of (i) $2.4 million and (ii) the sum of the next two payments of basic rent.

     The Brandywine Partnership funded the warranty maintenance reserve account in the amount of $750,000. Subject to specified conditions, funds in this
reserve  account  will  be  used  to  satisfy  warranty  obligations   to   the
manufacturer  of  the  Brandywine  Facility's  combustion  and  steam   turbine
generators.

     The Brandywine Partnership funded the completion account upon the closing of the Brandywine Financing Conversion in the amount of $5.3 million. The balance in the account as of March 31, 1997 is $3.6 million. Subject to specified conditions, funds held in the completion account will be used to pay costs and expenses incurred in connection with the construction and completion of the Brandywine Facility.

     If the Brandywine Partnership receives a notice from PEPCO that PEPCO has determined that the Brandywine Partnership has failed to comply with its obligation under the Brandywine Power Purchase Agreement to have a reliable supply of fuel for the Brandywine Facility, then the Brandywine Partnership is required to establish and fund a special payment account with 100% of the excess, if any, of Brandywine distributable cash flow over required contributions to the rent reserve account until such notice is rescinded or the fuel default is cured. Subject to specified conditions, funds held in the special payment account will be used to cure the fuel default.

     In the event that funds in the project revenue account are insufficient to pay letter of credit fees and rent, and to make the required contributions to the reserve accounts, such payments and transfers may be made out of the partnership security account and distribution reserve account. Subject to specified conditions, funds held in the partnership security account may from time to time be distributed to the partners of the Brandywine Partnership and funds held in the distribution reserve account may from time to time be transferred to the project revenue account.

  Letters of Credit

     GE Capital has issued and agreed to maintain certain outstanding stand-by letters of credit and issue and maintain an additional letter of credit as required for the account of the Brandywine Partnership in favor of PEPCO to secure certain obligations of the Brandywine Partnership under the Brandywine Power Purchase Agreement. The aggregate stated amount of all letters of credit outstanding at any one time in connection with the Brandywine Facility Lease cannot exceed a specified aggregate amount, currently $7.33 million. The Brandywine Partnership is required to reimburse GE Capital for any disbursement under any letter of credit on the day that GE Capital makes any payment to a beneficiary thereof. If the Brandywine Partnership does not reimburse GE Capital on such day, it must pay interest on the amount not reimbursed at a rate per annum equal to 2.5% plus a base rate of the higher of (i) the base commercial lending rate of Credit Suisse, New York or (ii) the overnight federal funds rate plus 0.5%. The Brandywine Partnership is obligated to pay to GE Capital an issuance fee of 1.75% of the stated amount of each letter of credit upon initial issuance, a letter of credit fee of 1.5% per annum on the aggregate stated amounts of all outstanding letters of credit and a commitment fee of 1.25% per annum on the unused balance of the letter of credit commitment.

  Partnership Distributions

     The Brandywine Participation Agreement places limitations on the ability of the Brandywine Partnership to make distributions to its partners. Subject to certain other conditions, the Brandywine Partnership may make distributions to its partners only if: (i) all amounts then required to be deposited in certain reserve accounts, including the reserve accounts described above, have been deposited; (ii) all rent payments then due to the Brandywine Owner Trustee under the Brandywine Facility Lease have been paid; (iii) the Brandywine Facility meets an operating cash flow to basic rent ratio of 1.2:1; and (iv) at the time of such distribution, and after giving effect thereto, no default or event of default has occurred and is continuing under the Brandywine Financing Documents.

  Certain Other Covenants

     The Brandywine Financing Documents also contain certain affirmative and negative covenants which restrict the ability of the Brandywine Partnership and PBC to take certain actions including, but not limited to, the following:

     (i) a requirement that the Brandywine Partnership pay all of its indebtedness and obligations under the Brandywine Financing Documents and perform its obligations under the related project documents;

     (ii) a requirement that the Brandywine Partnership and PBC maintain their current respective form of organization, that PBC remain the general partner of the Brandywine Partnership and that the Brandywine Facility be maintained as a QF;

     (iii) a prohibition against mergers, sales of assets other than electric power and steam, and certain acquisitions;

     (iv) a prohibition against indebtedness other than under the Brandywine Financing Documents;

     (v) a prohibition against amending certain contracts without the consent of a majority of the Brandywine Loan Participants and GE Capital;

     (vi)  a   prohibition  against  entering  into  leases  other  than  those specifically contemplated by the Brandywine Financing Documents; and

     (vii) a requirement (set forth in a stock pledge agreement entered into by Panda Interholding) that all subsidiaries of Panda Interholding (either existing or subsequently acquired or formed) which are engaged in the financing, development, construction or operation of independent power projects or energy transmission projects located in the United States (other than the Kathleen Partnership and the partners of that partnership) remain as subsidiaries of Panda Interholding; provided, that the Kathleen Partnership and the partners thereof shall continue to be subsidiaries of PEC and shall be transferred to Panda Interholding within 180 days after the earlier of financial closing or the date of commercial operations with respect to such Project, and provided, further, that, subject to certain restrictions in the Brandywine Participation Agreement, Panda Interholding may sell all or any of the stock of any subsidiary that is subject to this requirement to any person who is not an affiliate of Panda Interholding.

  Events of Default

     The Brandywine Facility Lease contains certain events of default, including but not limited to: (i) default in the payment of any rental amount payable under the Brandywine Facility Lease; (ii) a misrepresentation contained in any document furnished by or on behalf of the Brandywine Partnership or any partner; (iii) a failure of the Brandywine Partnership or any affiliate to perform or observe any covenants or obligations contained in the Brandywine Financing Documents to which it is a party; (iv) a default in payment under any indebtedness of the Brandywine Partnership or PBC or certain affiliates or in the observance or performance of any covenant relating to such indebtedness;
(v) bankruptcy or insolvency of any party to or participant under any of the Brandywine Financing Documents or other project agreements related to the operation of the Brandywine Facility; (vi) a judgment or judgments in excess of $150,000 being rendered against the Brandywine Partnership, Brandywine Water Company or PBC and remaining in effect and unstayed for more than 30 days;
(vii) if PEC and Panda Interholding shall cease to own, directly or indirectly, 51% of PBC and Panda Energy Delaware; and (viii) the Brandywine Facility ceases to be a QF. Upon an event of default under the Brandywine Financing Documents, the Brandywine Owner Trustee may, in addition to other remedies, foreclose upon or terminate the Brandywine Facility Lease.

  Collateral

     All obligations of the Brandywine Partnership under the Brandywine Financing Documents to GE Capital and the Brandywine Owner Trustee, and in turn, all obligations of the Brandywine Owner Trustee to the Brandywine Loan Participants under the Brandywine Participation Agreement, are secured by (i) a pledge of, and a security interest in, substantially all of the assets of the Brandywine Partnership, (ii) pledges by PBC and Panda Energy Delaware, which are indirect wholly-owned subsidiaries of the Company, of their respective interests in the Brandywine Partnership and (iii) pledges of all the capital stock of PBC and Panda Energy Delaware, and all of the stock and all of the assets of Brandywine Water Company, which is an indirect wholly-owned subsidiary of the Company that operates the distilled water facility serving as the steam host for the Brandywine Facility. In addition, the Brandywine
Partnership has assigned its interest in the Brandywine Power Purchase Agreement to the Brandywine Owner Trustee, to take effect if the Brandywine Facility Lease terminates.

                      DESCRIPTION OF THE EXCHANGE NOTES,
                         THE EXCHANGE NOTES GUARANTEE,
                  THE ISSUER LOAN, THE SHAREHOLDER LOANS AND
                           THE COLLATERAL DOCUMENTS

     The Exchange Notes will be issued under an indenture (the "Exchange Notes Indenture") between Panda Global Energy Company (the "Issuer") and Bankers
Trust  Company,  as  trustee  (the  "Exchange  Notes  Trustee")  and  will   be
unconditionally guaranteed by Panda Global Holdings, Inc. (the "Company") as to payment of principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any), by a guarantee (the "Exchange Notes Guarantee") issued under an indenture (the "Company Indenture") between the
Company   and  Bankers  Trust  Company,  as  trustee  (the  "Company  Indenture
Trustee"). The Exchange Notes Indenture and the Company Indenture are referred to together herein as the "Indentures." The Exchange Notes Trustee and the Company Indenture Trustee are referred to together herein as the "Trustees." The following summaries of the material provisions of the Indentures, the Issuer
Loan   Agreement,  the  Shareholder Loan Agreements and the material collateral documents do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions thereof, including the definitions therein of certain terms.

General

     The  Exchange  Notes  will  be  issued only in  registered  form,  without coupons, in denominations of $1,000 and integral multiples of $1,000. Principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) on the Exchange Notes will be payable, and the Exchange Notes will be transferable, at the corporate trust office or agency of the Exchange Notes Trustee. In addition, interest may be paid by wire transfer or check mailed to the Person entitled thereto as shown on the register for the Exchange Notes, provided that all payments with respect to Global Notes (as defined) and Certificated Securities (as defined), the Holders of which have given wire transfer instructions to the Issuer, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Exchange Notes will initially be represented by a Global Note (the "Global Note") and will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of a nominee of the Depository. Except as set forth in "--Book-Entry, Delivery and Form," owners of beneficial interests in such Global Note will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or Holders thereof under the Exchange Indenture. See "--Book-Entry, Delivery and Form." No service charge will be made for any registration of transfer or exchange of the Exchange Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

     Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Registered Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Exchange Notes Indenture.

Ranking, Maturity, Interest and Principal of the Exchange Notes

     The Exchange Notes, as well as the Old Notes (i.e., the Existing Notes) will be senior obligations of the Issuer ranking senior in right of payment to all subordinated Indebtedness of the Issuer and pari passu with all other Senior Indebtedness of the Issuer. The Existing Notes will be secured by the Exchange Notes Collateral. The aggregate principal amount of Existing Notes will total $155,200,000. Subject to the satisfaction of the applicable covenants by the Issuer and by the Company pursuant to the Company Indenture, additional Senior Indebtedness may be issued by the Issuer from time to time (whether pursuant to the Exchange Notes Indenture or pursuant to another indenture), which additional Senior Indebtedness will share equally and ratably in certain of the Exchange Notes Collateral. The Existing Notes will mature on April 15, 2004. Notwithstanding the foregoing, the Issuer shall be obligated to repay the Existing Notes by redeeming semi-annually on the dates and in the amounts indicated in the following table, together with accrued and unpaid interest (including Liquidated Damages and Additional Amounts, if any):

              Semi-annual                               Principal
              Payment Date                           Amount Repaid
          October 15, 2000                             $1,650,000
          April 15, 2001                               $2,200,000
          October 15, 2001                             $2,200,000
          April 15, 2002                               $4,000,000
          October 15, 2002                             $4,000,000
          April 15, 2003                               $4,950,000
          October 15, 2003                             $4,950,000


In accordance with the terms of the Exchange Notes Indenture, the Issuer shall not be allowed to fulfill its obligation to repay such principal amounts through the purchase of Existing Notes and the deposit thereof with the Exchange Notes Trustee.

     Cash interest on the Existing Notes will accrue at a rate of 12-1/2% per annum and will be payable semi-annually in arrears on each April 15 and October 15, commencing October 15, 1997 to the Holders of record of Existing Notes at the close of business on April 1 and October 1, respectively, immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from April 22, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and on overdue installments of interest will accrue at the rate of interest borne by the Existing Notes.

     The Existing Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments of all Subsidiaries of the Issuer, including, without limitation, the Indebtedness of Pan-Western and the Joint Ventures. Any right of the Issuer to receive assets of its Subsidiaries, including, without limitation, assets of Pan-Western or any Joint Venture pursuant to the terms of the Exchange Notes Collateral upon liquidation or reorganization of any such entity (and the consequent right of the Holders of the Existing Notes to participate in those assets) will be effectively subordinated to the claims of that entity's creditors, except to the extent that the Issuer is itself recognized as a creditor of such entity, in which case the claims of the Issuer would still be subordinate to any security in the assets of its Subsidiaries, including, without limitation, assets of Pan-Western or any Joint Venture and any Indebtedness thereof senior to that held by the Issuer. See "Risk Factors--Issuance of Additional Indebtedness by Issuer, Company or Their Subsidiaries Could Reduce Cash Available to Make Payments on Exchange Notes--Effective Subordination of Exchange Notes and Exchange Notes Guarantee to Obligations of Project Entities and Joint Ventures."

Exchange Notes Guarantee

     The Company, under the terms of the Company Indenture, as primary obligor and not merely as surety, will irrevocably, fully and unconditionally guarantee on a senior secured basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Issuer under the Exchange Notes Indenture and the Existing Notes, whether for principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any), on the Existing Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Company referred to herein as the "Exchange Notes Guarantee"). The Company has no material assets other than the Capital Stock of PEC and the Issuer, and, accordingly, its ability to perform under the Existing Notes Guarantee will be dependent on the financial condition and results of operation of PEC and the Issuer. Subject to the satisfaction of the applicable conditions, Indebtedness and additional guarantees pari passu with the Exchange Notes Guarantee may be issued by the Company from time to time (whether pursuant to the Company Indenture or pursuant to another indenture), which additional Senior Indebtedness and guarantees may share equally and ratably in certain of the Exchange Notes Guarantee Collateral.

     The Exchange Notes Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Existing Notes, (b) be binding upon the Company and its successors, transferees and assigns and (c) inure to the benefit of and be enforceable by the Exchange Notes Trustee, the Holders and their successors, transferees and assigns.

     The  Exchange  Notes  Guarantee will be effectively  subordinated  to  all
Indebtedness and other liabilities and commitments of all Subsidiaries of the Company, including, without limitation, the Indebtedness of PIC, PFC, the Domestic Projects, the Joint Ventures and any Permitted Project. Any right of the Company to receive assets of its Subsidiaries, including, without limitation, assets of PIC, PFC, the Domestic Projects, the Joint Ventures or any Permitted Project pursuant to the terms of the Exchange Notes Guarantee Collateral upon liquidation or reorganization of any such entity (and the consequent right of the holders of the Exchange Notes Guarantee to participate in those assets) will be effectively subordinated to the claims of that entity's creditors, except to the extent that the Company is itself recognized as a creditor of such entity, in which case the claims of the Company would still be subordinate to any security in the assets of its Subsidiaries, including, without limitation, assets of PIC, PFC, the Domestic Projects, the Joint Ventures or any Permitted Project and any Indebtedness thereof senior to that held by the Company.

Redemption

     Optional Redemption of Exchange Notes. The Exchange Notes will be redeemable at the option of the Issuer (an "Exchange Notes Optional Redemption"), in whole or in part, at any time on or after April 15, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12 month period beginning on April 15 of the years indicated below:

                       Redemption
           Year          Price
           2002         107.00%
           2003         103.50%
           2004         100.00%


     In addition, prior to April 15, 2000, the Issuer may redeem up to $51,733,000 of the aggregate outstanding issued principal amount of Existing Notes at a redemption price equal to 113.0% of the principal amount of the Existing Notes so redeemed, plus accrued and unpaid interest, if any, to the redemption date with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, Panda International or any direct or indirect parent of the Company; provided that (i) the proceeds of such offering used for the purposes of the optional redemption are contributed as equity to the Issuer and
(ii) at least $103,467,000 of the originally issued principal amount of Existing Notes would remain outstanding immediately after giving effect to such redemption (any such redemption, an "Existing Notes Public Equity Offering Redemption").

     Mandatory Redemption. Upon the occurrence of certain events described below, the outstanding Existing Notes (together with, as provided in paragraph
(vi) below, any additional Senior Indebtedness of the Issuer outstanding at the time of such Mandatory Redemption) will be redeemed pro rata (a "Mandatory Redemption"), at a redemption price equal to 100% of the principal amount of the Existing Notes, together with accrued and unpaid interest, if any, to the redemption date:

     (i) Upon the occurrence of a Luannan Event of Loss or Luannan Expropriation Event that is determined by the Issuer to render the Luannan Facility incapable of being rebuilt, repaired or restored so as to permit operation of the entire Luannan Facility on a commercially feasible basis, all Luannan Casualty Proceeds and all Luannan Expropriation Proceeds and repayments of the Issuer Loan and the Shareholder Loans (resulting from such Luannan Event of Loss or Luannan Expropriation Event or otherwise) will be applied pro rata to the redemption of the Existing Notes. The redemption date for such a Mandatory Redemption may be any date during the 90-day period following the date of the Issuer's determination that the Luannan Facility is incapable of being rebuilt, repaired or restored (taking into account the notice requirements set forth in the Indentures).

     (ii) Upon the occurrence of a Luannan Event of Loss or Luannan Expropriation Event that is determined by the Issuer to render a portion of the Luannan Facility incapable of being rebuilt, repaired or restored, but permits the remaining portion of the Luannan Facility to be rebuilt, repaired or restored so as to permit operation of the remaining portion of the Luannan Facility on a commercially feasible basis (as confirmed by the Luannan Facility Engineer pursuant to the Company Indentures), and if the amount of the Luannan Casualty Proceeds or Luannan Expropriation Proceeds and repayments of the Issuer Loan and the Shareholder Loans resulting from such Luannan Event of Loss or Luannan Expropriation Event exceeds $500,000 (after reduction for the total cost of rebuilding, repairing or restoring the Luannan Facility in accordance with the Indentures), the total amount of such excess proceeds will be applied pro rata to the redemption of the Existing Notes. The redemption date may be any date during the 90-day period following the date of the Issuer's certification to the Trustees of completion of the rebuilding, repairing or restoration of the Luannan Facility (taking into account the notice requirements set forth in the Indentures).

     (iii) Upon the occurrence of a Luannan Event of Loss or a Luannan Expropriation Event for which the Luannan Casualty Proceeds or Luannan Expropriation Proceeds and repayments of the Issuer Loan and the Shareholder Loans exceed the aggregate principal amount of the outstanding Existing Notes, and any applicable interest thereon, the Issuer may, at its option, determine not to rebuild, repair or restore the Luannan Facility. Upon such a determination by the Issuer, the outstanding Existing Notes will be redeemed, in whole, but not in part. The amount of the Luannan Casualty Proceeds or Luannan Expropriation Proceeds and repayments of the Issuer Loan and the Shareholder Loans resulting from such Luannan Event of Loss or Luannan Expropriation Event will be applied to the redemption of the Existing Notes. The redemption date may be any date during the 90-day period following the date of the Issuer's determination not to rebuild, repair or restore the Luannan Facility (taking into account the notice requirements set forth in the Indentures).

     (iv) Upon the payment of performance liquidated damage payments under the Luannan EPC Contract, the amount of performance liquidated damages paid, which are required to be applied to payment of the Issuer Loan and the Shareholder Loans, will be applied pro rata to the redemption of the Existing Notes. The redemption date may be any date during the 90-day period following the date of receipt by the Issuer of any such repayment of the Issuer Loan (taking into account the notice requirements set forth in the Indentures).

     (v) Upon the occurrence of a Domestic Project Event that results in Domestic Project Event Proceeds, after the amounts of such proceeds have been used to fulfill any and all mandatory redemption or mandatory repayment obligations pursuant to (a) the PFC Indenture and (b) the debt instrument or instruments governing the project level financing of such Domestic Project, any and all excess proceeds shall be applied pro rata to the redemption of the Existing Notes. The redemption date may be any date during the 90-day period following the date of the Issuer's receipt of such proceeds from the Company (taking into account the notice requirements set forth in the Indentures).

     (vi) Upon the occurrence of a Permitted Project Event that results in Permitted Project Event Proceeds, after the amounts of such proceeds have been used to fulfill any and all mandatory redemption or mandatory repayment obligations pursuant to, as the case may be, the PFC Indenture or the debt instrument or instruments governing the project level financing (or additional Senior Indebtedness issued solely to finance such Permitted Project) of such Permitted Project, any and all excess proceeds shall be applied pro rata to the redemption of the Existing Notes and, to the extent that the instrument governing any additional Senior Indebtedness of the Company and the Issuer outstanding at the date of the Mandatory Redemption so requires, to the redemption of such additional Senior Indebtedness. The redemption date may be any date during the 90-day period following the date of the Company's or the Issuer's receipt of such proceeds from such Permitted Project (taking into account the notice requirements set forth in the Indentures).

     Redemption at Option of Holders. Upon the occurrence of certain events described below, the Issuer will be obligated to make an offer to redeem pro rata the outstanding Existing Notes (a "Mandatory Redemption Offer") at a redemption price equal to 100% of the principal amount of the Existing Notes, together with accrued and unpaid interest, if any, to the redemption date:

     (i) Upon the occurrence of an Approval Event of Default or a County Partners Event of Default that has had or is reasonably likely to have a Material Adverse Effect, the Issuer shall be obligated to make a Mandatory Redemption Offer using any and all available monies to effect such Mandatory Redemption Offer (such amounts to include, but not be limited to, (a) all amounts in the Company
           Funds, (b) all amounts in the Issuer Funds and (c) all amounts available to the Issuer or the Company through the enforcement of the Collateral). The redemption date for such a redemption may be any date during the 90-day period following the date of the Approval Event of Default or the County Partners Event of Default (taking into account the notice requirements set forth in the Indentures).

     (ii) If the Luannan Facility Construction Cost is less than the Projected Luannan Facility Construction Cost, after using such excess funds to fund any deficits in the Issuer Funds, if any excess funds are remaining and the amount of such excess funds equals or exceeds $1.0 million, the Issuer shall be obligated to use such excess funds to make a Mandatory Redemption Offer to the Holders of the Existing Notes. The redemption date for such a redemption may be any date during the 90-day period following the date of the Issuer's final calculation of the Luannan Facility Construction Cost (taking into account the notice requirements set forth in the Exchange Notes Indenture).

     Redemption for Taxation Reasons. The Existing Notes may be redeemed, at the option of the Issuer or the Company, as the case may be, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and premium, if any, to the date fixed by the Issuer or the Company, as the case may be, for redemption (a "Tax Redemption Date") and all Additional Amounts (see "--Withholding Taxes " below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer or the Company, as the case may be, determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of the Cayman Islands or the United States (or any political subdivision or taxing authority thereof) which change or amendment becomes effective on or after the Closing Date, (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in application, administration or interpretation becomes effective on or after the Closing Date, the Issuer or the Company, as the case may be, is, or on the next interest payment date would be, required to pay Additional Amounts, and the Issuer or the Company, as the case may be, determines that such payment obligation cannot be avoided by the Issuer or the Company, as the case may be, taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Company, as the case may be, would be obligated to make such payment or withholding if a payment in respect of the Existing Notes or the Exchange Notes Guarantee, as the case may be, were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Existing Notes pursuant to the foregoing, the Issuer or the Company, as the case may be, will deliver to the Trustees an opinion of a tax counsel reasonably satisfactory to the Trustees to the effect that the circumstances referred to above exist. The Trustees shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

     Selection and Notice. In the event that less than all of the Existing Notes are to be redeemed at any time pursuant to an Optional Redemption or a Public Equity Offering Redemption, selection of the Existing Notes for redemption will be made by the Exchange Notes Trustee (i) in compliance with the provisions of the Exchange Notes Indenture described herein under "-- Redemption" and (ii) in accordance with the requirements of the principal national securities exchange, if any, on which any of the Existing Notes are listed or, if none of the Existing Notes are then listed on a national securities exchange, on a pro rata basis; provided that no Existing Notes of a principal amount or principal amount at maturity, as the case may be, of $1,000 or less shall be redeemed in part and the Exchange Notes Trustee shall have authority to give full effect to this proviso. Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Existing Notes to be redeemed at its registered address. If any Existing Note is to be redeemed in part only, the notice of redemption that relates to such Existing Note shall state the portion of the principal amount thereof to be redeemed. A new Existing Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Existing Note. On and after the redemption date, interest will cease to accrue on Existing Notes or portions thereof called for redemption as long as the Issuer has deposited with the applicable paying agent for the Existing Notes on or prior to the relevant redemption date funds in satisfaction of the applicable redemption price pursuant to the Exchange Notes Indenture.

Limitation on Liability

     The Indentures provide that no stockholder, officer or director of the Company or any of its Subsidiaries will be personally liable for the payment of principal, premium, if any, or interest (including Liquidated Damages and Additional Amounts, if any) on the Existing Notes and the Exchange Notes Guarantee.

Change of Control

     In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuer shall notify the Holders of the Existing Notes in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Existing Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Amounts, if any), to the Change of Control Payment Date (the "Change of Control Purchase Price"). Notice of a Change of
Control Offer shall be mailed by the Issuer to the Holders not less than 30 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days.

     There can be no assurance that the Issuer will have available funds sufficient to fund the purchase of the Existing Notes, or, in the event that the Issuer does not have available funds sufficient to fund the purchase of the Existing Notes, that the Company will have available sufficient funds to perform on the Existing Notes Guarantee, upon a Change of Control. For example, the Series A-1 bonds, issued by Panda Funding Corporation, an indirect subsidiary of the Company, in the aggregate principal amount of $105,525,000, contain similar Change of Control provisions. In the event of an occurrence which triggers the Change of Control provisions in both the Series A-1 Bonds and the Exchange Notes, there is a substantial likelihood that the mandatory offer to repurchase obligations under each series of indebtedness could not be fulfilled simultaneously. In the event that a Change of Control occurs at a time when the Issuer does not have available funds sufficient to pay the Change of Control Purchase Price for all of the Existing Notes delivered by the Noteholders (or the Company does not have available sufficient funds to perform the Existing Notes Guarantee in connection with the payment of the Change of Control Purchase Price by the Issuer) seeking to accept the Change of Control Offer, an Indentures Event of Default will occur.
The definition of Change of Control includes an event by which the Company, Panda International, the Issuer or any direct of indirect parent of the Company sells, conveys, transfers or leases or otherwise disposes of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, subject to certain exceptions. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, there may be uncertainty as to whether a Change of Control has occurred as a result of any particular sale, conveyance, transfer, lease or other disposition of assets of the Company and its Subsidiaries. Any such uncertainty may adversely affect the enforceability of the Change of Control provisions of the Exchange Note Indenture. Further, a Change of Control by definition, does not include any transactions with a Related Party, and therefore the Change of Control provision will not provide any protection to Holders of Existing Notes in any circumstances.

Description of the Exchange Notes Collateral

     The Issuer's obligations under the Existing Notes (and, unless otherwise specifically stated, any additional Senior Indebtedness of the Issuer hereafter outstanding) are secured by the following, all of which, collectively, constitutes the Exchange Notes Collateral:

  The Pledge Agreements

     The Issuer has executed a pledge agreement (the "Issuer Pledge Agreement") in favor of the Exchange Notes Trustee providing for the pledge, to the Exchange Notes Trustee, of (i) at least 90% of the Capital Stock of Pan-Sino and (ii) the Issuer Note issued by Pan-Western. The Issuer Pledge Agreement also provides that, (A) in the event that Pan-Sino is merged into Pan-Western, the Issuer will pledge at least 99% of the Capital Stock of Pan-Western to the Exchange Notes Trustee and (B) in the event that Pan-Sino is merged into the Issuer, the Issuer will assume Pan-Sino's obligations under the Pan-Sino Pledge Agreement.

     Pan-Sino has executed a pledge agreement (the "Pan-Sino Pledge Agreement") in favor of the Exchange Notes Trustee providing for the pledge, to the Exchange Notes Trustee, of at least 99% of the Capital Stock of Pan-Western.

     Pan-Western has executed a pledge agreement (the "Pan-Western Pledge Agreement") in favor of the Exchange Notes Trustee providing for the pledge, to the Exchange Notes Trustee, of the Luannan Facility Notes (such notes in the aggregate amount of $71.253 million) issued by the Joint Ventures. The Pan-Western Pledge Agreement will provide that Pan-Western will ensure that no Person other than the Exchange Notes Trustee shall effect a security interest in its assets or the assets of the Joint Ventures. Furthermore, so long as the Existing Notes are outstanding, Pan-Western has agreed not to permit the Joint Ventures to pledge their assets and Pan-Western will not pledge its equity interests in the Joint Ventures, except in favor of the Exchange Notes Trustee. Notwithstanding the foregoing, neither Pan-Western nor the Joint Ventures shall be required to take any action that might jeopardize the characterization of the Shareholder Loans as shareholder financing under PRC law or regulations.

     The   Company  has  executed  a  pledge  agreement  (the  "Company  Pledge
Agreement") in favor of the Exchange Notes Trustee providing for the pledge, to the Exchange Notes Trustee, of 100% of the Capital Stock of the Issuer.

     Individually, and in the aggregate, the pledges of the Capital Stock of Pan-Western, Pan-Sino and the Issuer do not constitute a "substantial portion" (as defined in Rule 3-10 of Registration S-X promulgated under the Securities
Act) of the collateral securing the Existing Notes.

  The Security Agreements

     The Issuer has entered into a security agreement (the "Issuer Security Agreement") with the Exchange Notes Trustee granting to it, for the benefit of only the Holders of the Existing Notes, (i) a security interest in (a) the Capitalized Interest Fund, (b) the Luannan Facility Construction Fund, (c) the Debt Service Fund, (d) the Debt Service Reserve Fund and (e) Luannan Facility Restoration Fund established pursuant to the Exchange Notes Indenture, including all proceeds thereon and all documents evidencing all funds and investments held therein and (ii) an assignment and security interest in all of the Issuer's rights under the Issuer Loan Agreement.

     The Issuer Security Agreement also provides for the granting to the Exchange Notes Trustee, for the benefit of the Holders of the Existing Notes (and any additional Senior Indebtedness of the Issuer) an equal and ratable security interest in (i) the Issuer Revenue Fund, (ii) the Issuer Operating Fund and (iii) the Issuer Equity Distribution Fund established pursuant to the Exchange Notes Indenture, including all proceeds thereon and all documents evidencing all funds and investments held therein.

     Pan-Western has entered into a security agreement (the "Pan-Western Security Agreement") with the Exchange Notes Trustee granting and assigning to it a security interest in all (i) of the Pan-Western Funds established pursuant to the Exchange Notes Indenture, including all proceeds thereon and all documents evidencing all funds and investments held therein and (ii) of Pan-Western's rights under the Shareholder Loan Agreements and the Joint Venture Guarantees.

     Pan-Sino has entered into a security agreement (the "Pan-Sino Security Agreement") with the Exchange Notes Trustee granting and assigning to it a security interest in the Pan-Sino Fund established pursuant to the Exchange Notes Indenture, including all proceeds thereon and all documents evidencing such fund and investments held therein.

     The Issuer Pledge Agreement, the Pan-Sino Pledge Agreement, the Pan-Western Pledge Agreement, certain sections of the Company Pledge Agreement, the Issuer Security Agreement, the Pan-Western Security Agreement and the Pan-Sino Security Agreement, collectively, constitute the Exchange Notes Collateral Documents.

Description of the Exchange Notes Guarantee Collateral

     The Company's obligations under the Exchange Notes Guarantee (and, unless otherwise specifically stated, any additional Senior Indebtedness of the Company hereafter outstanding) will be secured by the following, all of which, collectively, constitutes the Exchange Notes Guarantee Collateral:

  The Pledge Agreements and the Security Agreement

     Panda International has executed a pledge agreement (the "Panda International Pledge Agreement") in favor of the Company Indenture Trustee providing for the pledge, to the Company Indenture Trustee, of 100% of the Capital Stock of the Company.

     Pursuant to the Company Pledge Agreement, the Company has pledged to the Company Indenture Trustee 100% of the Capital Stock of PEC.

     Individually, and in the aggregate, the pledges of the Capital Stock of the Company and PEC do not constitute a "substantial portion" (as defined in Rule 3-10 of Registration S-X promulgated under the Securities Act) of the collateral securing the Exchange Notes Guarantee.

     The Company has entered into a security agreement (the "Company Security Agreement") with the Company Indenture Trustee granting to it, for the benefit of only the holders of the Exchange Notes Guarantee, (i) a security interest in the Notes Guarantee Service Fund and the Notes Guarantee Service Reserve Fund established pursuant to the Company Indenture, including all proceeds thereon and all documents evidencing all funds and investments held therein and (ii) an assignment and security interest in all of the Company's right, title and interest in the U.S. Distribution Fund.

     The Company Security Agreement also provides for the granting to the Company Indenture Trustee, for the benefit of the holders of the Exchange Notes Guarantee (and any additional Senior Indebtedness of the Company) an equal and ratable security interest in (i) the Company Revenue Fund, (ii) the Company Operating Fund and (iii) the Company Equity Distribution Fund established pursuant to the Company Indenture, including all proceeds thereon and all documents evidencing all funds and investments held therein.

     Pursuant to an agreement among PIC, PEC and the Company, dated as of the Closing Date (the "PEC Assignment and Pledge Agreement"), PIC has agreed that any and all amounts that are deposited into the U.S. Distribution Fund (as defined in the PFC Indenture) shall be transferred in same day funds to a revenue account designated by PEC (the "PEC Revenue Account"). PEC and the
Company have assigned to the Company Indenture Trustee all of their right, title and interest in and to the following: (i) PEC Revenue Account and all amounts on deposit therein and (ii) to the extent available after the fulfillment of any and all mandatory redemption and mandatory repayment obligations, any and all excess Domestic Project Event Proceeds.

     The Panda International Pledge Agreement, certain sections of the Company Pledge Agreement, the Company Security Agreement and the PEC Assignment and Pledge Agreement, collectively, constitute the Exchange Notes Guarantee Collateral Documents (the Exchange Notes Collateral Documents and the Exchange Notes Guarantee Collateral Documents, collectively, the "Collateral Documents").

Description of Additional Collateral

     Permitted Projects may be financed pursuant to the PFC Indenture, the Company Indenture and the Exchange Notes Indenture. U.S. Permitted Projects may be constructed, owned or operated pursuant to the PFC Indenture and U.S. Permitted Projects may be developed, constructed, owned or operated pursuant to the Company Indenture. Non-U.S. Permitted Projects may be constructed, owned or operated pursuant to the PFC Indenture and may be developed, constructed, owned or operated pursuant to the Exchange Notes Indenture. In practice, Non-U.S. Permitted Projects are likely to be financed pursuant to the PFC Indenture or the Exchange Notes Indenture if owning, constructing or operating a Permitted Project pursuant to the terms of the Company Indenture would have adverse tax consequences to the Company and its Subsidiaries. The Indentures and the PFC Indenture provide for the pledging of or granting of a security interest in the assets of Permitted Projects for the benefit of the Holders of the Existing Notes or of holders of Indebtedness of the Company or its Subsidiaries. Security interests in the assets of the Permitted Projects will be granted by the Company or its relevant Subsidiary in the following manner:

     The Issuer Pledge Agreement provides that, in the event that a Non-U.S. Permitted Project is developed, constructed or owned pursuant to the provisions of the Exchange Notes Indenture, at the point that the Issuer has expended in excess of $2.5 million in the furtherance of the development of such Non-U.S. Permitted Project, 100% of the Capital Stock of the Person that owns such Non-U.S. Permitted Project will be pledged to the Exchange Notes Trustee (or, to the extent that a Non-U.S. Permitted Project is not Wholly Owned by the Issuer or its Subsidiary, the entire ownership interest in such Non-U.S. Permitted Project held by the Issuer or such Subsidiary or group of Subsidiaries). Notwithstanding the requirement of the preceding sentence, the Issuer Pledge Agreement provides that, (i) in the event that the financing arrangements with respect to a Non-U.S. Permitted Project requires the pledge of a Non-U.S. Permitted Project's Capital Stock to secure Non-Recourse Debt, upon financial closing, the Exchange Notes Trustee shall release such stock and allow for such a pledge and (ii) the Issuer shall not be required to pledge the Capital Stock of a Subsidiary if (A) such a pledge is contrary to the law of the jurisdiction of domicile of the relevant Subsidiary or (B) such a pledge is not permitted under the Project Documents of such Non-U.S. Permitted Project. In the event that the Capital Stock of a Subsidiary that was not available for a pledge to the Exchange Notes Trustee pursuant to clauses (i) and (ii) of the preceding sentence becomes available at a subsequent date, the Issuer shall be required to pledge promptly the Capital Stock of such Subsidiary to the Exchange Notes Trustee. The Issuer Pledge Agreement also provides for the grant by the Issuer of any and all right, title and interest of, to the extent available after the fulfillment of any and all mandatory redemption and mandatory repayment obligations, any and all excess Non-U.S. Permitted Project Event Proceeds to the Exchange Notes Trustee.

     The Company Pledge Agreement provides that, in the event that a U.S. Permitted Project is developed, constructed or owned pursuant to the provisions of the Company Indenture, at the point that the Company has expended in excess of $2.5 million in the furtherance of the development of such U.S. Permitted
Project, 100% of the Capital Stock of the Person that owns such Permitted Project will be pledged to the Company Indenture Trustee (or, to the extent that a Permitted Project is not Wholly Owned by the Company or its Subsidiary, the entire ownership interest in such U.S. Permitted Project held by the Company or such Subsidiary). Notwithstanding the requirement of the preceding sentence, the Company Pledge Agreement provides that (i) in the event that the financing arrangements with respect to a U.S. Permitted Project require the pledge of a U.S. Permitted Project's Capital Stock to secure Non-Recourse Debt, upon financial closing, the Company Indenture Trustee shall release such stock and allow for such a pledge and (ii) the Company shall not be required to pledge the Capital Stock of a Subsidiary if such a pledge is not permitted under the Project Documents of such U.S. Permitted Project. In the event that the Capital Stock of a Subsidiary that was not available for a pledge to the Company Indenture Trustee pursuant to clauses (i) and (ii) of the preceding sentence becomes available at a subsequent date, the Company shall be required to promptly pledge the Capital Stock of such Subsidiary to the Company Indenture Trustee. The Company Pledge Agreement also provides for the grant by the Company of any and all right, title and interest of, to the extent available after the fulfillment of any and all mandatory redemption and mandatory repayment obligations, any and all excess U.S. Permitted Project Event Proceeds to the Company Indenture Trustee.

     The PEC Assignment and Pledge Agreement provides that, (i) in the event that a U.S. Permitted Project is constructed, owned or operated pursuant to the provisions of the PFC Indenture, to the extent available after the fulfillment of any and all mandatory redemption and mandatory repayment obligations, any and all excess U.S. Permitted Project Event Proceeds shall be paid to PEC for payment to the Company Indenture Trustee and (ii) in the event that a Non-U.S. Permitted Project is constructed, owned or operated pursuant to the provisions of the PFC Indenture, to the extent available after the fulfillment of any and all mandatory redemption and mandatory repayment obligations, that any and all excess Non-U.S. Permitted Project Event Proceeds will be deposited in the International Distribution Fund and will be subject to certain restrictions on distribution from such fund.

     Funds that are created in connection with the issuance of future Indebtedness by any of PFC, PIC, the Company or the Issuer shall not be pledged as security for the Existing Notes or the Exchange Notes Guarantee but may be pledged as security for such future Indebtedness.

The Funds

  The Issuer Funds

     In accordance with the terms and conditions of the Exchange Notes Indenture, the Exchange Notes Trustee will establish and maintain the following funds: (i) the Issuer Revenue Fund, (ii) the Capitalized Interest Fund, (iii) the Luannan Facility Construction Fund, (iv) the Debt Service Fund, (v) the Debt Service Reserve Fund, (vi) the Issuer Operating Fund, (vii) the Luannan Facility Restoration Fund and (viii) the Issuer Equity Distribution Fund (the "Issuer Funds"). The Issuer will have limited rights of withdrawal under the Issuer Funds in accordance with the terms and conditions set forth in the Exchange Notes Indenture. The Issuer Revenue Fund, the Issuer Operating Fund and the Issuer Equity Distribution Fund will be for the use and benefit of the holders of any and all securities or guarantees issued pursuant to the Exchange Notes Indenture. The Capitalized Interest Fund, the Luannan Facility Construction Fund, the Debt Service Fund, the Debt Service Reserve Fund and the Luannan Facility Restoration Fund shall be for the exclusive use and benefit of the Holders of the Existing Notes.

     Issuer Revenue Fund. In accordance with the terms and conditions of the Exchange Notes Indenture, the Issuer will be required to deposit all of the following in the Issuer revenue fund (the "Issuer Revenue Fund"): (i) any and all revenues received by the Issuer from any source, (ii) any and all income from the investment of monies in any of the Issuer Funds, (iii) any and all proceeds from the payment by Pan-Western of amounts due under the Issuer Loan and any and all other payments by Pan-Western to the Issuer and (iv) in the event that a Non-U.S. Permitted Project is developed, constructed or owned pursuant to the provisions of the Exchange Notes Indenture, (A) any and all revenues received by the Issuer from such Non-U.S. Permitted Project and (B) to the extent available, any and all Non-U.S. Permitted Project Event Proceeds. Additionally, unless transferred to the Luannan Facility Restoration Fund for the rebuilding, repair or restoration of the Luannan Facility, all Luannan Casualty Proceeds and Luannan Expropriation Proceeds will be deposited directly into the Pan-Western Revenue Fund as a repayment of all or a portion of the Shareholder Loans and then transferred to the Issuer Revenue Fund whereupon the Issuer will segregate such amounts from all other amounts held in the Issuer Revenue Fund.

     Capitalized Interest Fund. Upon the closing of the Prior Offering and payment by the Issuer of the fees and expenses incurred in connection with the issuance of the Old Notes and the Exchange Notes Guarantee, the Issuer deposited approximately $48.1 million into the capitalized interest fund (the "Capitalized Interest Fund") to be invested in Dollar Permitted Investments. Through the Capitalized Interest Expiration Date, interest payments on the Existing Notes shall be made from the Capitalized Interest Fund.

     Luannan Facility Construction Fund. After (i) the payment by the Issuer of the fees and expenses incurred in connection with the issuance of the Old Notes and the Exchange Notes Guarantee, (ii) the deposit by the Issuer of the required funds into the Capitalized Interest Fund and (iii) the deposit by the Issuer of the required funds into the Debt Service Reserve Fund (as defined below), the balance of funds remaining from the proceeds of the Prior Offering (estimated to be approximately $80.4 million) was deposited by the Issuer into the Luannan Facility construction fund (the "Luannan Facility Construction Fund") and such amount (including interest income received from Pan-Western under the Issuer Loan and other amounts received from Pan-Western prior to the Luannan Commercial Operation Date) was used to make the Issuer Loan.

     Pursuant to the terms of the Exchange Notes Indenture and the Issuer Loan Agreement, the principal amount of the Issuer Loan (and any and all interest income thereon (and on any of the Issuer Funds) prior to the Luannan Commercial Operation Date) will be advanced to Pan-Western in installments starting on the Closing Date and ending on the date on which the last Joint Venture has a payment obligation relating to the construction of the Luannan Facility (the "Funding Period"). It is expected that during the Funding Period, Pan-Western will, in the aggregate, advance from the proceeds of the Issuer Loan (i) in accordance with the terms of the Shareholder Loan Agreements, $71,253,000 to make the installment payments of the Shareholder Loans to the Joint Ventures (during the Funding Period, in the aggregate, Tangshan Panda will receive $17,880,000, Tangshan Pan-Western will receive $17,880,000, Tangshan Cayman will receive $17,664,000 and Tangshan Pan-Sino will receive $17,829,000) and
(ii) in accordance with the Joint Venture Agreements, $41,763,000 to make installment payments of its equity contributions (the "JV Equity Contributions") to each of the Joint Ventures (during the Funding Period, in the aggregate, Tangshan Panda will receive $10,480,000, Tangshan Pan-Western will receive $10,480,000, Tangshan Cayman will receive $10,353,000 and Tangshan Pan-Sino will receive $10,450,000).

     Upon receipt of the JV Equity Contributions, each Joint Venture will, prior to the disbursement of such monies to meet a Joint Venture contractual obligation, effect the registration in the PRC of such monies as registered capital of the Joint Ventures.

     Monies will be disbursed from the Luannan Facility Construction Fund (initially in the form of an installment of the Issuer Loan and upon receipt by Pan-Western, either in the form of an installment of the Shareholder Loans or as an installment of the JV Equity Contributions) to meet each of the Joint Venture's payment obligations under the Luannan EPC Contract and to meet other contractual obligations of the Joint Ventures under any of the Luannan Project Documents or other Luannan Facility financing, construction and development costs, including interest on the Shareholder Loans during construction. In addition, upon the issuance of the Old Notes, Pan-Western provided as Shareholder Loans approximately $5.74 million from the Luannan Facility Construction Fund to Tangshan Pan-Sino and Tangshan Cayman which utilized a portion of such funds for the purchase of water and land use rights, certain water wells and pipelines, respectively, from the County Partners. Amounts also have been disbursed from the Luannan Facility Construction Fund as a
Shareholder Loan to Tangshan Pan-Sino to finance the construction of the Transmission Facilities.

     Amounts will be disbursed periodically from the Luannan Facility Construction Fund only upon the satisfaction of certain conditions that will include, but not be limited to, the receipt by the Exchange Notes Trustee of the following documents:

     (i) a certificate from the Issuer, Pan-Western and the Luannan Facility Engineer (delivered at least once a month whether or not there is a disbursement pursuant to the Shareholder Loans) to the effect that: (a) undisbursed funds in the Luannan Facility Construction Fund (or other monies available to the Issuer, to the extent that such monies have been segregated in a dedicated account and a security interest in such account has been granted to the Exchange Notes Trustee) together with any and all interest earned on the Issuer Funds and the Pan-Western Funds are reasonably expected to equal or exceed the amount necessary to pay all project costs in connection with final completion of the Luannan Facility; and (b) the Luannan Facility is being constructed in accordance with the Approved Construction Budget and Schedule or, if applicable, an Approved Completion Plan (each such certificate, a "Luannan Facility Construction Schedule Certificate");

     (ii) prior to disbursing more than $15.0 million in the aggregate, receipt by the Exchange Notes Trustee of a certificate from the Issuer and Pan-Western certifying that the transfer of land from the County Partners to the relevant Joint Venture has taken place and has been legally recognized and recorded in accordance with PRC law;

     (iii) a current construction progress report and requisition certificate from the Issuer and Pan-Western specifying project costs that are due and payable or that are reasonably expected to be due and payable within the next 30 days; and

     (iv) an officer's certificate from the Issuer and Pan-Western to the effect that: (a) no Issuer Loan Agreement Event of Default has occurred and is continuing; (b) no Shareholder Loan Agreement Event of Default has occurred and is continuing; and (c) the representations and warranties in the Shareholder Loan Agreements are true and correct in all material respects on the date thereof as if made on such date, except as affected by the consummation of the transactions contemplated thereby or to the extent relating solely to an earlier date.

     At any time, if (i) the Issuer and Pan-Western shall deliver an officer's certificate certifying that (a) there does not exist as of the date of such certificate a Shareholder Loan Agreement Event of Default, (b) all amounts required to be paid as of such date under the Luannan Project Documents have been paid and (c) the amount in the Luannan Facility Construction Fund and estimated income on all Issuer Funds and the Pan-Western Funds through the anticipated Luannan Commercial Operation Date exceed by an amount specified in such certificate all reasonably foreseeable expenses (including an appropriate contingency) in connection with final completion of the Luannan Project other than the unreimbursed development costs paid to third parties incurred by Affiliates of the Issuer in connection with the Luannan Facility and (ii) the Luannan Facility Engineer shall deliver a certificate to the same effect as clause (c) above, the Exchange Notes Trustee shall transfer to the Issuer
Equity Distribution Fund the lesser of (i) such excess and (ii) such unreimbursed third-party costs.

     Upon completion of the Luannan Facility, (i) the Issuer and Pan-Western shall deliver an officer's certificate certifying that (a) the Luannan Commercial Operation Date has occurred, (b) there does not exist as of the date of such certificate a Shareholder Loan Agreement Event of Default, (c) all amounts required to be paid as of such date under the Luannan Project Documents have been paid and (d) an amount has been set aside in the Completion Sub-Account sufficient to pay all reasonably foreseeable expenses in connection with final completion of the Luannan Facility, and (ii) the Luannan Facility Engineer shall deliver a certificate certifying that the Luannan Commercial Operation Date has occurred and that the amount available in the Completion Sub-Account is sufficient to complete the Luannan Facility. If, upon the occurrence of the events described in clauses (i) and (ii) in the immediately preceding sentence, excess funds remain in the Luannan Facility Construction Fund due to the Luannan Facility Construction Cost being less than the Projected Luannan Facility Construction Cost, the Issuer shall, first, fund any deficits in the Issuer Funds and second, if any excess funds are remaining and the amount of such excess funds equals or exceeds $1.0 million, be obligated to make a Mandatory Redemption Offer as described above under "--Redemption--Redemption at Option of Holders." In the event that there are excess funds following completion of such Mandatory Redemption Offer, such funds shall be transferred to the Issuer Revenue Fund.

     Debt Service Fund. Amounts deposited in the debt service fund (the "Debt Service Fund") shall be allocated among sub-funds of a Exchange Notes Principal Account and an Exchange Notes Interest Account, which shall be established for the Existing Notes based on the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable on the Existing Notes on the next principal or interest payment date falling on or within six months following the relevant Monthly Date. Amounts on deposit in such sub-funds shall be used to pay principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable (whether at the stated maturity, call for redemption, by acceleration or otherwise) on the Existing Notes. If monies in the Debt Service Fund exceed the amount of money required by the Exchange Notes Indenture to be deposited therein, such excess shall be transferred to the Issuer Revenue Fund.

     Debt Service Reserve Fund. On the Closing Date, the Issuer deposited $9.7 million in the debt service reserve fund (the "Debt Service Reserve Fund") as a reserve for payments on the Existing Notes.

     After the Luannan Commercial Operation Date, the Debt Service Reserve Requirement will increase to (A) the aggregate principal, premium, if any, of payments due on the Existing Notes on the next semi-annual payment date and (B) the aggregate cash interest payments (including Liquidated Damages and Additional Amounts, if any) due on the Existing Notes on the next semi-annual payment date. Amounts on deposit in the Debt Service Reserve Fund shall be used to pay the principal, premium, if any, or interest (including Liquidated Damages and Additional Amounts, if any) at any time due on the Existing Notes, and to the extent that amounts on deposit in the Issuer Revenue Fund and the Debt Service Fund are insufficient. In the event that the amount on deposit in the Debt Service Reserve Fund exceeds the Debt Service Reserve Requirement at any time, the excess shall be transferred to the Issuer Revenue Fund.

     Issuer Operating Fund. Amounts deposited in the Issuer operating fund (the "Issuer Operating Fund") shall be used by the Issuer for the payment of expenses in connection with the Administrative Services Agreement and certain other fees and expenses.

     Luannan Facility Restoration Fund. All Luannan Casualty Proceeds and Luannan Expropriation Proceeds, to the extent required by the Exchange Notes Indenture to be used for the payment of the costs of rebuilding, repair or restoration of any damaged Joint Venture Facility shall be transferred to the Luannan Facility restoration fund (the "Luannan Facility Restoration Fund") from the Issuer Revenue Fund. The Issuer may requisition amounts from the Luannan Facility Restoration Fund for rebuilding, repair and restoration costs in accordance with the requisition procedures set forth in the Exchange Notes Indenture. Following the completion of any rebuilding, repair or restoration and after giving effect to any retention in accordance with the Exchange Notes Indenture (after reimbursing the Issuer for any unreimbursed amounts it has expended in connection with the rebuilding, repair or restoration), if amounts remaining in the Luannan Facility Restoration Fund exceed $2.5 million, such amount will be applied, in certain instances, first, to the redemption of the Issuer Loan and then to the pro rata redemption of the Existing Notes.

     Issuer Equity Distribution Fund. All amounts on deposit in the Issuer Revenue Fund after the transfer of monies therein to each of the other funds in accordance with the Exchange Notes Indenture shall be transferred to the Issuer equity distribution fund (the "Issuer Equity Distribution Fund"); provided, however, that (i) withdrawals from the Issuer Equity Distribution Fund may only be made in connection with payments to be made by the Issuer pursuant to the Development Services Agreement and (ii) the Issuer may only make distributions to its shareholders if (A) the Company is in compliance with the requirements of the Limitation on Restricted Payments covenant of the Indentures and (B) the Luannan Commercial Operation Date has occurred.

     Issuer Flow of Funds. The Exchange Notes Trustee will, on the eighth day of each month after the Luannan Commercial Operation Date (or, if such date is not a business day, the next following business day) (a "Monthly Date"), transfer or segregate money, to the extent then available in the Issuer Revenue Fund and not segregated for any purpose, to the other funds as follows:

     (i) to the Issuer Operating Fund, the amount estimated by the Issuer to be needed for the payment of expenses of the Issuer including expenses in connection with the Administrative Services Agreement to be incurred during the next month;

     (ii) to the Exchange Notes Interest Account of the Debt Service Fund, an amount equal to the excess of (a) the sum of cash interest payments (including Liquidated Damages and Additional Amounts, if any) due and payable on all of the Existing Notes outstanding on the next succeeding interest payment date falling on or within six months following such Monthly Date over (b) the amount then on deposit in such Exchange Notes Interest Account;

     (iii) to the Exchange Notes Principal Account of the Debt Service Fund, an amount equal to the excess of (a) the principal and premium, if any, payments next due and payable on the Existing Notes outstanding at the next succeeding principal payment date falling on or within six months following such Monthly Date over (b) the amount then on deposit in such Exchange Notes Principal Account;

     (iv) to the Debt Service Reserve Fund, the excess of the Debt Service Reserve Requirement over the amount in the Debt Service Reserve Fund; and

     (v) to the Issuer Equity Distribution Fund, any remainder; provided, however, that (a) withdrawals from the Issuer Equity Distribution Fund may only be made in connection with payments to be made by the Issuer pursuant to the Development Services Agreement and (b) the Issuer may only make distributions to its shareholders if (1) the Company is in compliance with the requirements of the Limitation on Restricted Payments covenant of the Indentures and
           (2) the Luannan Commercial Operation Date has occurred.

  The Company Funds

     In accordance with the terms and conditions of the Company Indenture, the Company Indenture Trustee will establish and maintain the following funds (separately defined hereinbelow): (i) the Company Revenue Fund, (ii) the Notes Guarantee Service Fund, (iii) the Notes Guarantee Service Reserve Fund, (iv) the Company Operating Fund, (v) the Company Equity Distribution Fund and (vi) such other funds, from time to time, as may be required pursuant to the terms of the Company Indenture (the "Company Funds"). The Company will have limited rights of withdrawal under the Company Funds in accordance with the terms and conditions set forth in the Company Indenture. The Company Funds will, with the exception of the Notes Guarantee Service Fund and the Notes Guarantee Service Reserve Fund, be for the use and benefit of the holders of any and all securities or guarantees issued pursuant to the Company Indenture. The Notes Guarantee Service Fund and the Notes Guarantee Service Reserve Fund shall be for the exclusive use and benefit of the holders of the Exchange Notes Guarantee.

     Company Revenue Fund. All of the following will be deposited in the Company revenue fund (the "Company Revenue Fund"): (i) revenues received by the Company from any source, (ii) income from the investment of monies in any of the Company Funds, (iii) all amounts on deposit in the U.S. Distribution Fund and (iv) in the event that a U.S. Permitted Project is constructed, owned or operated pursuant to the provisions of the PFC Indenture or the Company Indenture, any and all available revenues from such U.S. Permitted Project (in the case of a U.S. Permitted Project pursuant to the PFC Indenture, such monies will be required to flow through the U.S. Distribution Fund) and, to the extent available, any and all Domestic Project Event Proceeds and U.S. Permitted Project Event Proceeds.

     Company Operating Fund. Amounts deposited in the Company operating fund (the "Company Operating Fund") shall be used by the Company for the payment of expenses in connection with the Administrative Services Agreement and certain other fees and expenses.

     Notes Guarantee Service Fund. To the extent that there are sufficient amounts available in the Debt Service Fund of the Issuer to make the payments equal to the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable on the Existing Notes on the next principal or interest payment date(s) falling on or within six months following the relevant Monthly Date, the Company shall have no obligation to deposit monies into the Existing Notes guarantee service fund (the "Notes Guarantee Service Fund"). However, to the extent that there are insufficient amounts available in the Debt Service Fund of the Issuer to make the payments equal to the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable on the Existing Notes on the next principal or interest payment date(s) falling on or within six months following the relevant Monthly Date, the Company shall be required to deposit monies into the Notes Guarantee Service Fund until such time as the amounts on deposit in the Debt Service Fund and the Notes Guarantee Service Fund, in the aggregate, are equal to the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable on the Existing Notes on the next principal or interest payment date(s) falling on or within six months following the relevant Monthly Date.

     Amounts deposited in the Notes Guarantee Service Fund shall be allocated among sub-funds of a Existing Notes Guarantee principal account (the "Exchange Notes Guarantee Principal Account") and Existing Notes Guarantee interest account (the "Exchange Notes Guarantee Interest Account") which shall be established for the Exchange Notes Guarantee based on the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable on the Existing Notes on the next principal or interest payment date(s) falling on or within six months following the relevant Monthly Date less the amount on deposit in the Debt Service Fund. In the event that amounts on deposit in the Debt Service Fund of the Issuer are insufficient, amounts on deposit in the sub-funds of the Notes Guarantee Service Fund shall be used to pay principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) due and payable (whether at the stated maturity, call for redemption, by acceleration or otherwise) on the Existing Notes. If at any time monies in the Notes Guarantee Service Fund exceed the amount of money required by the Indentures to be deposited therein, such excess shall be transferred to the Company Revenue Fund.

     Notes Guarantee Service Reserve Fund. After the Luannan Commercial Operation Date, in the event that the amounts on deposit in the Debt Service Reserve Fund of the Issuer are not equal to or greater than the Debt Service Reserve Requirement, the Company shall be obligated to deposit monies into the Exchange Notes guarantee service reserve fund (the "Notes Guarantee Service Reserve Fund"), until such time as the sum of (i) the monies in the Debt Service Reserve Fund of the Issuer and (ii) the monies on deposit in the Notes Guarantee Service Reserve Fund equal, in the aggregate, the Debt Service Reserve Requirement. Amounts on deposit in the Notes Guarantee Service Reserve Fund shall be used to pay the principal, premium, if any, or interest
(including Liquidated Damages and Additional Amounts, if any) due on the Existing Notes, to the extent that the sum of the amounts on deposit in the Issuer Revenue Fund, the Debt Service Fund, the Debt Service Reserve Fund and the Company Revenue Fund are insufficient. If at any time the amount on deposit in the Notes Guarantee Service Reserve Fund exceeds the Debt Service Reserve Requirement, the excess shall be transferred to the Company Revenue Fund.

     Company Equity Distribution Fund. All amounts on deposit in the Company Revenue Fund after the transfer of monies therein to each of the other funds in accordance with the Indentures shall be transferred to the Company equity distribution fund (the "Company Equity Distribution Fund"); provided, however, that (A) withdrawals from the Company Equity Distribution Fund may only be made in connection with payments to be made by the Company pursuant to the Development Services Agreement and (B) the Company may only make distributions to its shareholders if (1) the Company is in compliance with the requirements of the Limitation on Restricted Payments covenant of the Company Indenture and
(2) the Luannan Commercial Operation Date has occurred.

     Company Flow of Funds. The Company Indenture Trustee will, on each Monthly Date, transfer or segregate money, to the extent then available in the Company Revenue Fund and not segregated for any purpose, to the other funds as follows:

     (i) to the Company Operating Fund, the amount estimated by the Company to be needed for the payment of expenses of the Company including expenses in connection with the Administrative Services Agreement to be incurred during the next month;

     (ii) to the Exchange Notes Guarantee Interest Account of the Notes Guarantee Service Fund, an amount equal to the excess (if any) of
           (a) the sum of cash interest payments (including Liquidated Damages and Additional Amounts, if any) due and payable on all of the Existing Notes outstanding on the next succeeding interest payment date falling on or within six months following such Monthly Date over (b) the sum of (x) the amount then on deposit in such Exchange Notes Guarantee Interest Account and (y) the amounts on deposit in the Exchange Notes Interest Account of the Debt Service Fund;

     (iii) to the Exchange Notes Guarantee Principal Account of the Notes Guarantee Service Fund, an amount equal to the excess (if any) of
           (a) the principal and premium, if any, payments next due and payable on the Existing Notes outstanding at the next succeeding principal payment date falling on or within six months following such Monthly Date over (b) the sum of (x) the amount then on deposit in such Exchange Notes Guarantee Principal Account and
           (y) the amounts on deposit in the Exchange Notes Principal Account of the Debt Service Fund;

     (iv) to the Notes Guarantee Service Reserve Fund, the excess (if any) of the Debt Service Reserve Requirement over the amounts on deposit in the Debt Service Reserve Fund; and

     (v) to the Company Equity Distribution Fund, any remainder; provided, however, that (a) withdrawals from the Company Equity Distribution Fund may only be made in connection with payments to be made by the Company pursuant to the Development Services Agreement and (b) the Company may only make distributions to its shareholders if (1) the Company is in compliance with the requirements of the Limitation on Restricted Payments covenant of the Indentures and (2) the Luannan Commercial Operation Date has occurred.

  The Pan-Western Funds

     In accordance with the terms and conditions of the Exchange Notes Indenture, the Exchange Notes Trustee will establish and maintain outside the PRC the following funds: (i) the Pan-Western Revenue Fund, (ii) the Pan-Western Operating Fund and (iii) the Pan-Western Equity Distribution Fund (the "Pan-Western Funds"). Pan-Western will have limited rights of withdrawal under the Pan-Western Funds in accordance with terms and conditions set forth in the Exchange Notes Indenture.

     The Pan-Western Revenue Fund. All of the following will be deposited in the Pan-Western revenue fund (the "Pan-Western Revenue Fund"): (i) revenues received by Pan-Western from any source, (ii) income from the investment of monies in the Pan-Western Funds, (iii) proceeds from the payment by the Joint Ventures of amounts due under the Shareholder Loans, (iv) proceeds from payments received by Pan-Western on its business interruption insurance policies maintained by it with respect to the Joint Ventures and (v) distributions from the Joint Ventures to Pan-Western.

     Pan-Western Operating Fund. Amounts deposited in the Pan-Western operating fund (the "Pan-Western Operating Fund") shall be used by Pan-Western for the payment of expenses in connection with the Administrative Services Agreement and certain other fees and expenses.

     Pan-Western Equity Distribution Fund. Amounts deposited in the Pan-Western equity distribution fund (the "Pan-Western Equity Distribution Fund") shall be allocated among sub-funds consisting of a Pan-Sino distribution account (the
"Pan-Sino Distribution Account") and a Chinamac distribution account (the "Chinamac Distribution Account"). Pursuant to an agreement among Pan-Western, Pan-Sino and Chinamac (the "Pan-Western Shareholders' Agreement"), the shareholders of Pan-Western have agreed to cause Pan-Western to declare distributions from the sub-funds immediately upon the availability of funds for such purposes.

     Pan-Western Flow of Funds. The Exchange Notes Trustee will, on each Monthly Date after the Luannan Commercial Operation Date (or the next following business day), transfer or segregate money, to the extent then available in the Pan-Western Revenue Fund and not segregated for any purpose, to the other funds as follows:

     (i) to the Pan-Western Operating Fund, the amount estimated by Pan-Western to be needed for the payment of expenses of Pan-Western including those in connection with the Administrative Services Agreement to be incurred during the next month;

     (ii) to the payment of interest due and payable with respect to the Issuer Loan, to the extent then due or to become due during the next month;

     (iii) to the payment of principal and premium, if any, payable with respect to the Issuer Loan, to the extent then due or to become due during the next month;

     (iv) until such time as the Issuer Loan is repaid in full, to the prepayment of principal, premium, if any, and interest, with respect to the Issuer Loan, to the extent amounts are available to make such prepayments; and

     (v)   to the Pan-Western Equity Distribution Fund, any remainder.

  The Pan-Sino Fund and Flow of Funds

     In accordance with the terms and conditions in the Exchange Notes Indenture, the Exchange Notes Trustee will establish and maintain the Pan-Sino Fund (the "Pan-Sino Fund"). Pan-Sino will have limited rights of withdrawal under the Pan-Sino Fund in accordance with terms and conditions set forth in the Exchange Notes Indenture.

     The Pan-Sino Fund. All distributions to Pan-Sino from Pan-Western will be deposited in the Pan-Sino Fund. Amounts deposited in the Pan-Sino Fund shall be allocated among sub-funds of a NDR distribution account (the "NDR Distribution Account") and an Issuer distribution account (the "Issuer Distribution Account") in accordance with the equity interests of NDR and the Issuer in Pan-Sino. Pursuant to an agreement among Pan-Sino, the Issuer and NDR (the "Pan-Sino Shareholders' Agreement"), the shareholders of Pan-Sino have agreed (i) to cause Pan-Sino to declare distributions immediately upon the availability of funds for such purposes, (ii) that monies on deposit in the NDR Distribution Account shall be deemed distributed by Pan-Sino to NDR and (iii) NDR shall pledge all monies in the NDR Distribution Account to the Exchange Notes Trustee until such time as the Exchange Notes Trustee shall release such funds in accordance with the provisions described below.

     Pan-Sino Flow of Funds. The Exchange Notes Trustee will, on each Monthly Date after the Luannan Commercial Operation Date (or the next following business day), transfer or segregate money, to the extent then available in the Issuer Distribution Account and the NDR Distribution Account. Amounts on deposit in the Issuer Distribution Account shall be transferred to the Issuer Revenue Fund. Amounts on deposit in the NDR Distribution Account shall only be released to NDR when and if (i) the Company is in compliance with the requirements of the Limitation on Restricted Payments covenant of the Indentures and (ii) the Luannan Commercial Operation Date has occurred.

  Investment of Funds

     The Exchange Notes Trustee or the Company Indenture Trustee, as the case may be, shall invest, as directed by the Company or the Issuer, the monies on deposit in the Company Funds, the Issuer Funds, the Pan-Western Funds and the Pan-Sino Fund in Dollar Permitted Investments. The Exchange Notes Trustee and the Company Indenture Trustee shall not be liable for any loss incurred other than by reason of its respective willful misconduct or gross negligence. Any income or gain realized from Dollar Permitted Investments with respect to monies on deposit in any Company Fund, Pan-Sino Fund or Pan-Western Fund shall be deposited, first, into the fund from which the monies invested came, until the amount required to be held in such fund has been reached, and second, into either the Company Revenue Fund (in the case of income earned on monies on deposit in a Company Fund), the Issuer Revenue Fund (in the case of income earned on monies on deposit in an Issuer Fund), or the Pan-Western Revenue Fund (in the case of income earned on monies on deposit in a Pan-Western Fund). During the Funding Period, any and all interest income earned on amounts on deposits in the Issuer Funds shall be transferred to the Luannan Facility Construction Fund. Losses on Dollar Permitted Investments shall be charged to the applicable fund. Income or gain with respect to monies on deposit in the Issuer Funds (other than the Luannan Facility Construction Fund which shall remain in the Luannan Facility Construction Fund) shall be deposited into the Issuer Revenue Fund.

Joint Venture China Accounts

     The following seven accounts will be established within China for each Joint Venture: (i) Registered Capital Account (denominated in U.S. dollars),
(ii) Foreign Debt Account (denominated in U.S. dollars), (iii) Foreign Debt Repayment Account (denominated in U.S. dollars), (iv) Basic Settlement Account (denominated in U.S. dollars), (v) RMB Revenue Account (denominated in Renminbi), (vi) the Major Maintenance Reserve Account (denominated in Renminbi) and (vii) RMB Checking Account (denominated in Renminbi) (the "Joint Venture China Accounts"). During construction of the Luannan Facility, the Foreign Debt Accounts and Registered Capital Accounts will receive funds from the Luannan Facility Construction Fund. The funds will be registered with the SAFE as debt under the Shareholder Loans or equity pursuant to the JV Company Equity Contributions and will be used to pay the contractual obligations of the Joint Ventures under the Luannan EPC Contract and to pay other Luannan Facility financing, construction and development costs, including interest on the Shareholder Loans during construction through the Capitalized Interest
Expiration Date. Payments to be denominated in U.S. dollars will be paid directly from the Registered Capital Account or the Foreign Debt Account. Expenditures to be denominated in Renminbi will be converted into Renminbi as required and transferred to the RMB Checking Accounts for disbursement.

     After the Luannan Commercial Operation Date, all revenues received by the Joint Ventures from any source, including all proceeds from the sale of assets of the Joint Ventures, shall be deposited in the RMB Revenue Accounts. Transfers from a RMB Revenue Account will first be made to the RMB Checking Account, for payment of the Joint Venture's operating expenses and taxes, if any, and then, after conversion to U.S. dollars, to the Foreign Debt Repayment Account in an amount equal to the next payment of interest and principal then due under the Shareholder Loans and any additional reserves required pursuant to the Shareholder Loan Agreements. Each Joint Venture will also pay to Pan-Western from the Foreign Debt Repayment Account an administrative fee, for which Pan-Western will invoice the Joint Ventures based on its costs.

     Each Joint Venture will also establish a Major Maintenance Reserve Account, denominated in Renminbi, and each Joint Venture has covenanted in the applicable Shareholder Loan Agreement to deposit in its respective Major
Maintenance Reserve Account an amount determined by the Luannan Facility Engineer to constitute the Major Maintenance Reserve Requirement for such Joint Venture Facility for such month. The Major Maintenance Reserve Requirement for each Joint Venture will be established periodically by the Luannan Facility Engineer based on anticipated major maintenance requirements for the next five years for each Joint Venture Facility. Funds may only be withdrawn from the Major Maintenance Reserve Account by a Joint Venture to pay for the major maintenance costs of its respective Joint Venture Facility upon a certification of the Luannan Facility Engineer that after withdrawal of such funds for such purpose, the amounts remaining in the Major Maintenance Reserve Account (including anticipated future funding thereof) will be adequate to meet the anticipated needs of the applicable Joint Venture Facility for major maintenance for the next five years.

     The remaining amounts will be retained in the RMB Revenue Account until the Joint Ventures are able to pay a dividend to its shareholders which, under PRC law, may only be made from net income as determined in accordance with PRC generally accepted accounting principles. Pan-Western's share of any such distribution will be transferred from the RMB Revenue Account (after conversion to U.S. dollars) to the Basic Settlement Account, and then to the Pan-Western Revenue Fund under the Exchange Notes Indenture. A pro rata amount will be distributed from the RMB Revenue Accounts directly to the County Partners.

Certain Covenants

  The Exchange Notes Indenture

     Set forth below are certain covenants set forth in the Exchange Notes Indenture.

     Ranking. The Issuer will ensure that its obligations under each Existing Note will at all times constitute general, direct, unsubordinated and unconditional obligations of the Issuer ranking at all times at least pari passu in priority of payment, in right of security and in all other respects with the other Existing Notes and with all other unsubordinated Indebtedness of the Issuer now or hereafter outstanding.

     Use of Proceeds. The gross proceeds from the sale of the Old Notes were used by the Issuer: (i) to make a deposit in the Capitalized Interest Fund in the approximate amount of $48.1 million; (ii) to make a deposit in the Debt Service Reserve Fund in the amount of $9.7 million; (iii) to pay transaction fees, commissions and expenses incurred in connection with the Prior Offering, estimated to be approximately $6.8 million, which amount includes fees and expenses of the Initial Purchaser pursuant to the agreement between the Issuer and the Initial Purchaser (the "Purchase Agreement"); and (iv) to make a deposit in the Luannan Facility Construction Fund estimated to be in the amount of $80.4 million. This amount has been used, and interest thereon and other income expected to be received by the Issuer during construction will be used, by the Issuer to make the Issuer Loan to Pan-Western. Pan-Western has used and will use (in the case of interest and other income expected to be received during construction) the proceeds of the Issuer Loan to make the JV Equity Contributions and the Shareholder Loans to each of the four Joint Ventures. The Joint Ventures will use the proceeds of the JV Equity Contributions and Shareholder Loans, together with capital contributions from the County Partners in the amount of $5.7 million, to develop and construct the Luannan Facility.

  The Company Indenture

  Set forth below are certain covenants set forth in the Company Indenture.

     Ranking. The Company will ensure that its obligations under each Exchange Notes Guarantee will at all times constitute general, direct, unsubordinated and unconditional obligations of the Company ranking at all times at least pari passu in priority of payment, in right of security and in all other respects with the other Exchange Notes guarantees and with all other unsubordinated Indebtedness of the Company now or hereafter outstanding.

  The Indentures

     Set forth below are certain covenants set forth in the Indentures.

     Reporting. The Indentures provide that the Company and the Issuer will furnish to the Trustees after the end of each fiscal year, a certificate of a responsible officer of the Company, the Issuer, Pan-Western and Pan-Sino stating that a review of the activities of the Company, the Issuer, Pan-Western and Pan-Sino during the preceding fiscal year has been made under the supervision of such responsible officer and further stating that, to the best of such person's knowledge, the Company and the Issuer during the previous year has kept, observed, performed and fulfilled each and every covenant and condition contained in the Indentures, the Exchange Notes Guarantee and in the Existing Notes and that such person has no reason to believe that any Indentures Event of Default or any condition or event that with the giving of notice or lapse of time or both would, unless cured or waived, become an Indentures Event of Default, has occurred, or, if there has been a breach or default in the fulfillment of any such obligation, specifying each such breach or default known to such person and the remedies, if any, being taken to remedy such situation and the Trustees will be fully protected in relying upon such certificate.

     Insurance. The Indentures provide that the Company shall maintain, and shall cause each of its Subsidiaries to maintain, insurance of the types and in the amounts that are customary and usual for a company in its respective line of business. Prior to the Closing Date, the Company retained an Independent Insurance Consultant, who certified to the Trustees that such insurance met the standard of the preceding sentence. Thereafter, the Independent Insurance Consultant shall annually review the insurance coverages of the Company and its Subsidiaries and certify that such coverages remain customary and usual.

     Limitation on Investments. The Indentures provide that the Company shall not make and shall not permit any of its Subsidiaries to make, directly or indirectly, any Investments, except: (i) Investments by the Company or any Wholly Owned Subsidiary in or to any Wholly Owned Subsidiary and Investments or loans in or to the Company or a Wholly Owned Subsidiary by any Subsidiary; (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business; (iii) advances to employees in the ordinary course of business; (iv) Investments under or pursuant to interest rate protection agreements; (v) Investments, not exceeding $5.0 million in the aggregate, in joint ventures, partnerships or Persons that are not Wholly Owned Subsidiaries, provided that such Investments are made solely for the purpose of acquiring businesses related to the Company's business; (vi) Restricted Payments permitted by the covenant "Limitation on Restricted Payments"; (vii) Investments in connection with any Permitted Project (including, without limitation, Investments in Permitted Projects which are not Wholly Owned by the Company or one of its Subsidiaries); (viii) any loan from a Subsidiary of the Company to a Subsidiary of Panda International in an amount not in excess of the amount of Restricted Payments which the Company would be permitted to make at the time of such loan; and (ix) Dollar Permitted Investments.

     Limitation  on  Restricted  Payments.  The  Indentures  provide  that  the
Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

          (a) no Indentures Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (b) the Luannan Facility Engineer has certified that the Luannan Facility Commercial Operation Date has occurred;

          (c) the Debt Service Coverage Ratio of the Company for the immediately preceding four fiscal quarters (or, if date of determination is within the preceding four fiscal quarters following the Luannan Commercial Operation Date, for such shorter period) is greater than 1.4 to 1, as certified by the Chief Financial Officer of the Company;

          (d) the projected Debt Service Coverage Ratio of the Company for the immediately succeeding four fiscal quarters is greater than 1.4 to 1, as certified by the Chief Financial Officer of the Company;

          (e) the amount in the Debt Service Reserve Fund plus the amount in the Notes Guarantee Service Reserve Fund equals or exceeds the Debt Service Reserve Requirement; and

          (f)  immediately  after  giving effect to such Restricted  Payment, the aggregate of all Restricted Payments declared or made after the date on which the Existing Notes are originally issued does not exceed the sum of (1) 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit if after the 28th month following the Closing Date or 50% of such deficit prior to such date) from the next fiscal quarter after the Closing Date, plus (2) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities received by the Company from the issue or sale, after the date on which the Existing Notes are originally issued, of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be. For purposes of determining under clause (2) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

     The provisions of this covenant shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Company Indentures, (ii) the retirement of any shares of Capital Stock of the Company in exchange for, or out of, the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock), (iii) the redemption or retirement of Subordinated Indebtedness of the Issuer or the Company in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent (x) sale or issuance of Capital Stock of the Company or (y) incurrence of Subordinated Indebtedness of the Issuer that is contractually subordinated in right of payment to the Existing Notes, that is permitted to be incurred in accordance with the covenant described under "Limitation on Indebtedness" below and that has the same or greater Weighted Average Life to Maturity as the Indebtedness being redeemed or retired, (iv) any payment made by the Company or a Subsidiary, directly or indirectly, to the Issuer in order to enable the Issuer to pay principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) on the Existing Notes, (v) any payment made by the Company or a Subsidiary, directly or indirectly, to enable the issuer of any Permitted Indebtedness to pay principal, premium, if any, and interest thereon, (vi) any dividend made by a Subsidiary of the Company to its parent and (vii) payments made pursuant to the Administrative Services Agreement and the Development Services Agreement. In determining the amount of Restricted Payments permissible under clause (f) above, amounts expended pursuant to clause (i) of this paragraph and loans pursuant to clause (viii) of the covenant on "Limitation on Investments" shall be included as Restricted Payments.

     Limitation on Transactions with Affiliates. The Indentures provide that the Company shall not, and shall not permit any Subsidiary, to conduct any business or enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $500,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Company Indenture Trustee. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between the Company and any of its Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries of the Company, (ii) Restricted Payments permitted by the Indentures, (iii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries and bonuses or legal fees,
(iv) payments made pursuant to the Administrative Services Agreement or the Development Services Agreement, (v) transactions between the Company or any of its Wholly Owned Subsidiaries and a Permitted Project and (vi) any transaction which would otherwise constitute an Affiliate Transaction but which has been entered into prior to the Closing Date.

     Limitation on Indebtedness. The Indentures provide that the Company and its Subsidiaries will not create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability, except for (i) Indebtedness evidenced by the Existing Notes, (ii) Indebtedness evidenced by the Exchange Notes Guarantee, (iii) Permitted Indebtedness, (iv) Joint Venture Permitted Indebtedness, (v) liabilities of the Company and the Issuer representing fees, expenses and indemnities payable to the Trustees pursuant to the Indentures, (vi) Domestic Project Permitted Indebtedness and (vii) liabilities of the Issuer representing fees, expenses and indemnities payable in connection with the issuance of Existing Notes and the Exchange Notes Guarantee including, without limitation, such amounts payable to the Initial Purchaser under the Purchase Agreement.

     "Permitted Indebtedness" means:

     (i) any and all Indebtedness of the Company and its Subsidiaries outstanding as of the Closing Date;

     (ii) Indebtedness of the Company which is owed to and held by a Wholly Owned Subsidiary and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Wholly Owned Subsidiary, as the case may be;

     (iii) Non-Recourse Debt of a Subsidiary or group of Subsidiaries, the proceeds of which are used to acquire, develop or construct a Permitted Project by such Subsidiary or group of Subsidiaries;

     (iv) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, or refund, Indebtedness that was permitted by the Indentures to be incurred or was outstanding as of the Closing Date;

     (v) any additional Indebtedness incurred by the Company or its Subsidiaries provided that the Chief Financial Officer of the Company certifies at the time of incurrence of such Indebtedness that the following conditions have been met:

           (a) no Indentures Event of Default will occur and be continuing after giving effect to the incurrence of such additional Indebtedness;

           (b)  the   minimum  (or  lowest)  annual  projected  Debt  Service
                Coverage Ratio of the Company for the remaining term of the Exchange Notes will not be less than 1.4 to 1;

           (c) the minimum (or lowest) annual projected Consolidated Debt Service Coverage Ratio of the Company for the remaining term of the Exchange Notes will not be less than 1.15 to 1;

           (d) the Rating Agencies shall have confirmed that there will be no rating downgrade with respect to the Exchange Notes after giving effect to the incurrence of such additional Indebtedness;

           (e) the Debt Service Coverage Ratio of the Company shall be, for the immediately preceding four fiscal quarters, greater than
                1.4 to 1;

           (f) the amount in the Debt Service Reserve Fund plus the amount in the Note Guarantee Service Reserve Fund equals or exceeds the Debt Service Reserve Requirement;

     (vi) any additional Indebtedness issued pursuant to one or more PFC Indenture supplements, provided that, at the time of the creation of such Indebtedness (other than the initial Series A Bonds and any series of bonds issued solely in exchange for an equivalent aggregate principal amount of outstanding bonds of another series) the following conditions have been met:

           (a)  PIC  provides  an  officer's  certificate  at  the  time   of
                incurrence of such Indebtedness to the Company Indenture Trustee (supported by a certificate to the Company Indenture Trustee from the Consolidating Financial Analyst) stating that, after giving effect to the issuance of such Indebtedness and the application of the proceeds therefrom, the projected PIC Debt Service Coverage Ratio and the projected PIC Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively, in each case for each PIC Future Ratio Determination Period; and

           (b) the rating of the outstanding Indebtedness in effect immediately prior to the issuance of such additional Indebtedness is reaffirmed by the Rating Agencies after giving effect to the issuance of such additional Indebtedness, provided, further, that a reaffirmation of the rating of the outstanding Indebtedness shall not be required if (1) neither PIC nor any or Subsidiary of the Company has acquired (or is acquiring in connection with the issuance of such additional Indebtedness), sold or otherwise disposed of, since the last date upon which the Indebtedness of any series were rated or a reaffirmation of rating was given in respect thereof, any amount of direct or indirect interests in one or more Permitted Projects with respect to which the sum of (w) the aggregate purchase prices of all such acquisitions and (x) the aggregate sales prices and proceeds received in connection with any such disposition of all such sales or other dispositions, exceeds the greater of (y) $50.0 million and (z) 25% of the aggregate principal amount of the Indebtedness then outstanding and (2) the aggregate principal amount of additional Indebtedness to be issued is less than the lesser of (x) $50.0 million and (y) 25% of the aggregate principal amount of the Indebtedness then outstanding; and

     (vii) in addition to the Indebtedness referred to in clauses (i) through (vi), any other Indebtedness of the Company and its Subsidiaries that, in the aggregate, does not exceed $10.0 million.

     Limitation on Liens. The Indentures will provide that the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it, except for:

           (a) Liens existing as of the Closing Date and disclosed in the Collateral Documents on the Closing Date and Liens created by the Existing Notes, the Exchange Notes Indenture, the Exchange Notes Guarantee, the Company Indenture and the Collateral Documents;

           (b) Permitted  Liens  on  property  and  assets  not  constituting
                Collateral;

           (c) Liens to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Existing Notes are originally issued, provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the Fair Market Value of the assets or property so acquired or constructed, shall be limited to the asset or property at issue and shall not, in any event, exceed $2.5 million, (ii) the Indebtedness secured by such Liens shall have otherwise been permitted to be incurred under the Indentures and (iii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 60 days of the construction or acquisition of such assets or property;

           (d) Liens on the assets or property of a Subsidiary of the Company at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company, provided such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets so acquired);

           (e) leases and subleases of real property of (i) any Material Subsidiary (which leases and subleases are Non-Recourse Debt other than to the Material Subsidiary which leases and uses such asset), which do not interfere with the ordinary conduct of the business of the Company or any of its Material Subsidiaries, and which are made on customary and usual terms applicable to similar properties or (ii) any Subsidiary (which leases and subleases are Non-Recourse Debt other than to the Subsidiary which leases and uses such asset) that is not a Material Subsidiary;

           (f) Liens incurred by a Subsidiary or group of Subsidiaries on its or their assets to secure Non-Recourse Debt incurred in conformity with the covenant "Limitation on Indebtedness", provided that the Lien is created, provided for or contemplated at the time of the initial incurrence of such Indebtedness and does not extend to any assets or property of the Company or any other Subsidiary (other than assets or property directly related to the development, construction, financing, ownership or operation by a Subsidiary or group of Subsidiaries of a Permitted Project);

           (g) Liens, not existing as of the Closing Date, but required or permitted to be created at a later date pursuant to the terms of the PFC Indenture, the Rosemary Indenture or the Brandywine Facility Lease; and

           (h) in addition to Liens permitted under clauses (a)-(g) above, Liens securing an aggregate of $5.0 million of Indebtedness or other obligations.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indentures provide that the Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (i) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (ii) make any loans or advances to the Company or any Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (a) restrictions imposed by applicable law, (b) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary thereof,
(c) the Existing Notes, the Exchange Notes Guarantee, the Indentures and the Collateral Documents, (d) any restrictions existing under agreements in effect on the Closing Date, including, without limitation, restrictions under the PFC Indenture, the Rosemary Indenture and the Brandywine Facility Lease, as such are in effect on the Closing Date, (e) any restrictions, with respect to a Subsidiary of the Company (and only to such Subsidiary) that is not a Subsidiary of the Company on the Closing Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary), (f) any encumbrance imposed pursuant to the terms of Non-Recourse Debt incurred in conformity with the covenant "Limitation on Indebtedness" provided that such encumbrance in the written opinion of the Chief Financial Officer of the Company (1) is required in order to obtain such financing, (2) is customary for such financings and (3) applies only to the assets of or revenues of the applicable Permitted Project and any Subsidiary whose Capital Stock is pledged in connection with such financing or which is established for the sole purpose of developing, owning, constructing, financing or operating such Permitted Project and (g) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (a) through (f), above; provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Existing Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced. Nothing contained in this covenant shall prevent the Company or any of its Subsidiaries from entering into any encumbrance permitted under the covenant described under "Limitation on Liens" above or restricting the sale or other disposition of assets or property securing Indebtedness evidenced by such agreement so long as the Company complies with the covenant described under "Disposition of Proceeds of Asset Sales" below.

     Capital Expenditures. The Indentures provide that the Company will not make, or permit any Subsidiary to make, any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty) except for expenditures (i) contemplated by the Indentures (including, without limitation, expenditures with respect to the Luannan Facility), (ii) required or permitted by the PFC Indenture, the Rosemary Indenture or the Brandywine Facility Lease, or (iii) subject to compliance with the provisions of "Limitation on Investments," "Limitation on Indebtedness" and "Limitation on Restricted Payments," expenditures in connection with the development, construction or ownership of a Permitted Project.

     Permitted Projects. The Indentures provide that to the extent that a project fulfills the requirements of the PIC Additional Projects Contract, the Company and its Subsidiaries may develop, construct, own, operate and finance such project pursuant to the requirements of the PFC Indenture subject to compliance with the terms of the Indentures. To the extent that a project does not fulfill the requirements of the PIC Additional Projects Contract, the Company and its Subsidiaries agree that such project may only be developed, constructed, financed, owned and operated by the Company or one of its Subsidiaries pursuant to the requirements of the Indentures and the Company shall (i) maintain at least a 50% (direct or indirect) ownership or equivalent interest in each project or (ii)(a) at least a 25% (direct or indirect) ownership or equivalent interest in each project not meeting the requirements of clause (i) above and (b) a controlling influence over the management and policies with respect to each project, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that no other entity has greater control than the Company over the management and policies of such project (notwithstanding the foregoing, this covenant shall not prohibit the sale, lease, transfer or other disposition of all interests in a project, or a reduction in the ownership or equivalent interest of, or control over, a project occurring (1) pursuant to the terms of a build-operate-transfer arrangement at least ten years after the entering into of such arrangement or (2) allowed pursuant to the other terms of the Indentures).

     Limitation of Line of Business. The Indentures provide that the Company shall not and shall not permit any Subsidiary to engage in any business, enterprise or activity or enter into any material transaction other than the development, construction, financing, ownership or operation of power generating facilities and any and all activities related thereto.

     Amendment of Articles of Association. The Indentures provide that the Company shall not and shall not permit any Subsidiary to amend its respective articles of association in any manner that is reasonably likely to have a Material Adverse Effect.

     Amendment of Project Documents. The Indentures provide that the Company shall not and shall not permit any Subsidiary to amend or terminate any Project Document if such amendment or termination is reasonably likely to have a Material Adverse Effect.

     Protection of Collateral by Company and its Subsidiaries. The Indentures provide that the Company and its Subsidiaries will, from time to time, take all action necessary or advisable (including, without limitation, executing and delivering all such supplements and amendments, financing statements, continuation statements, instruments of further assurance and other instruments), to preserve and defend its title to the Collateral against the claims of all persons and parties.

     Performance of Obligations by Company, Subsidiaries and Trustees. The Indentures provide that the Company and its Subsidiaries will, respectively, punctually perform and observe all of its respective obligations and agreements contained in the Collateral Documents, and will, in accordance with the Indentures, the Issuer Loan Agreement and the Shareholder Loan Agreements, diligently pursue its respective rights and remedies and cooperate with the Trustees and the Noteholders in pursuing the same to the extent such rights have been assigned by such Person to the Trustees, in each case for the benefit of the Noteholders.

     Taxes. The Indentures provide that the Company will cause the Issuer to promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Existing Note or any other document or instrument referred to in the Indentures, excluding (i) taxes imposed on or measured by the net income or capital of any Noteholder by any jurisdiction or any political subdivision or taxing authority thereof and (ii) any such taxes, charges or similar levies imposed by any jurisdiction outside of the United States except those resulting from, or required to be paid in connection with, the enforcement of such Existing Note or any other such document or instrument following the occurrence of any Indentures Event of Default.

     The Company will, and will cause each of its Subsidiaries to, pay prior to delinquency, all material taxes, assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment will not have a Material Adverse Effect.

     Financial Statements. The Indentures provide that so long as any Existing Notes are outstanding, the Company will furnish to the Trustees (i) unaudited quarterly reports containing consolidated financial statements of the Company and its Subsidiaries for each of the first three quarters of its fiscal year and (ii) audited annual reports containing consolidated financial statements of the Company and its Subsidiaries. Whether or not required by the Exchange Act or the rules and regulations of the Commission thereunder, so long as any Existing Notes are outstanding, the Company will furnish to the Holders of the Existing Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q, 10-K and 8-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants. In addition, whether or not required by the Exchange Act or the rules and regulations of the Commission thereunder, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. In addition, the Company will agree, that, for so long as any Existing Notes remain outstanding, the Company and the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Sale and Leaseback Transactions. The Indentures provide that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant "Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant "Limitation on Liens," (ii) the Net Cash Proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Company Indenture Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant "Disposition of Proceeds of Asset Sales."

     Delivery of Information and Reports under the Shareholder Loan Agreements. The Indentures provide that the Issuer will deliver to the Exchange Notes Trustee, at the expense of the Issuer, promptly upon receipt thereof, all financial statements, reports, notices and certificates of the Joint Ventures.

     Disposition  of Proceeds of Asset Sales. The Indentures provide  that  the
Company  shall not, and shall not permit any of its Subsidiaries to,  make  any
Asset Sale unless (i) such Asset Sale is for Fair Market Value and (ii) the proceeds therefrom consist of at least 85% cash and/or Cash Equivalents (100% in the case of lease payments). Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company, or its Subsidiary, as the case may be, may apply such Net Cash Proceeds to an Investment, the making of a capital expenditure or the acquisition of other tangible assets. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute Excess Proceeds and the Company, or its Subsidiary, as the case may be, will be required to make an Asset Sale Redemption Offer.

     Merger, Consolidation, or Sale of Assets. The Indentures provide that the Company and the Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company or the Issuer is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or the Issuer's properties or assets determined on a consolidated basis for the Company and its Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) the Company or the Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company or the Issuer, under the Existing Notes, the Exchange Notes Guarantee and the Indentures pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustees; (iii) immediately after such transaction no Indentures Event of Default exists; (iv) the Company or the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness; and (v) the Company delivers to the Trustees an Officers' Certificate and an Opinion of Counsel addressed to the Trustees with respect to the foregoing matters; provided, however, that the requirement set forth in clause (iv) above shall not apply to a merger between the Company or the Issuer and any Wholly Owned Subsidiary or to any merger between Wholly Owned Subsidiaries.

  Indentures Events of Default

     The following events constitute Indentures Events of Default:

     (i) failure by the Issuer to pay the principal and premium, if any, on any Existing Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

     (ii) failure by the Issuer to pay the interest (including Liquidated Damages and Additional Amounts, if any) on any Existing Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, for 15 or more days;

     (iii) non-payment of any interest on, or any principal of, the Issuer Loan by Pan-Western when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, for 30 or more days;

     (iv) failure by the Company to pay any amount it is obligated to pay to the Noteholders pursuant to the terms of the Exchange Notes Guarantee, when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

     (v) any representation or warranty made by the Company or any of its Subsidiaries in, respectively, the Indentures, the Issuer Loan Agreement or the Shareholder Loan Agreements or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustees by or on behalf of the Company or any of its Subsidiaries under the Indentures, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or is reasonably likely to have a Material Adverse Effect and the fact, event or circumstance shall continue to be uncured for 30 or more days after the Company or any of its Subsidiaries acquires notice of such inaccuracy; provided that if the Company or any such Subsidiary commences efforts to cure such fact, event or circumstance within such 30-day period, the Company or any such Subsidiary may continue to effect such cure of such fact, event or circumstance and such misrepresentation shall not be deemed an Indentures Event of Default for an additional 60 days so long as the Company or such Subsidiary, as the case may be, is diligently pursuing such cure;

     (vi) failure by the Company or any of its Material Subsidiaries to perform or observe its covenants contained in the Indentures relating to maintenance of existence, prohibition on fundamental changes, disposition of assets, limitations on Indebtedness, limitations on Liens or distributions;

     (vii) failure by the Company or any of its Material Subsidiaries to perform or observe any of the other covenants contained in the Indentures or in the Collateral Documents (other than failures described in paragraph (v) above) and such failure shall continue uncured for 30 or more days (including, without limitation, covenants with respect to insurance and amendments to Luannan Project Documents or nature of business); provided that if the Company or such Material Subsidiary commences efforts to cure such default within such 30-day period, the Company or such Material Subsidiary may continue to effect such cure of the default and such default shall not be deemed an Indentures Event of Default for an additional 60 days so long as the Company or such Subsidiary is diligently pursuing the cure;

     (viii)occurrence   of   certain   events   involving   the   bankruptcy,
           insolvency, receivership or reorganization of the Company or any of its Material Subsidiaries;

     (ix) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $1.0 million
           (exclusive of judgment amounts fully covered by insurance or indemnity) against the Company or any of its Material Subsidiaries, which remains unpaid or unstayed for a period of 90 or more consecutive days;

     (x) any Project Document (except as otherwise permitted under the Indentures) shall terminate or cease to be valid and binding and in full force and effect, or any third party thereto denies that it has any liability or obligation under any such Project Document and such third party ceases performance thereunder, or any third party is in default under such Project Document (subject to any applicable grace period), and in each case such cessation or default has had or is reasonably likely to have a Material Adverse Effect;

     (xi) any Luannan Financing Agreement shall terminate or cease to be valid and binding and in full force and effect;

     (xii) with respect to a Domestic Project, or to the extent applicable, any Permitted Project, the loss of QF Status, to the extent that such loss of QF Status has had or is reasonably likely to have a Material Adverse Effect;

     (xiii)failure of any Joint Venture to perform or observe any of its material covenants or obligations contained in any of the Luannan Project Documents if such failure has had or is reasonably likely to have a Material Adverse Effect;

     (xiv) the occurrence of any event resulting in the payment of Domestic Project Event Proceeds or Permitted Project Event Proceeds that will result, in the opinion of the Consolidating Financial Analyst, in the Company's failure to meet the following Debt Service Coverage Ratios (after the application of such amounts as are required to be applied pursuant to any and all mandatory redemption or repayment obligations): (1) the minimum (or lowest) annual projected Company Debt Service Coverage Ratio for the remaining term of the Existing Notes will not be less than 1.4 to 1 and (2) the minimum (or lowest) annual projected Consolidated Debt Service Coverage Ratio for the remaining term of the Existing Notes will not be less than 1.15 to 1;

     (xv) the Luannan Facility Construction Schedule Certificate shall at any time contain a conclusion that the Luannan Facility is not being constructed in accordance with the Approved Construction Budget and Schedule or, if applicable, an Approved Completion Plan;

     (xvi) any  of  the  Collateral Documents ceases to be effective  or  any lien granted therein ceases to be a perfected lien to the Trustees on the collateral described therein with the priority purported to be created thereby; provided that the Company or the Issuer, as the case may be, shall have 15 days to cure such cessation or to furnish to the Trustees all documents or instruments required to cure such cessation; or

     (xvii)any default under the Issuer Loan Agreement and the Shareholder Loan Agreements that has had or is reasonably likely to have a Material Adverse Effect and any default under the PFC Indenture, the Rosemary Indenture, the Brandywine Facility Lease and any other default under any other agreement or instrument containing Indebtedness of at least $2.5 million of a Domestic Project or a Permitted Project, to the extent that any of the preceding defaults is not waived.

     The Indentures provide that upon the occurrence of an Indentures Event of Default as specified in paragraph (viii) above, all interest, principal and premium, if any (including Liquidated Damages and Additional Amounts, if any), on the outstanding Existing Notes and Exchange Notes Guarantee shall become automatically due and payable. In the case of other Indentures Events of Default, each of the Trustees shall declare all interest, principal and premium, if any (including Liquidated Damages and Additional Amounts, if any), on the outstanding Existing Notes to be immediately due and payable if Holders of at least 25% in aggregate principal amount of the Existing Notes then outstanding have notified the Issuer and the Exchange Notes Trustee in writing of the occurrence of an Indentures Event of Default. The rights of any Holder of Existing Notes to individually institute a suit for enforcement of payment of principal or interest is not imparied by the Indentures Event of Default provisions.

Defeasance

     The Company and the Issuer may at any time terminate all of their obligations with respect to the Existing Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Existing Notes, to replace mutilated, destroyed, lost or stolen Existing Notes and to maintain agencies in respect of Existing Notes. The Company and the Issuer may at any time terminate their obligations under certain covenants set forth in the Indentures, some of which are described under "--Certain Covenants" above, and any omission to comply with such obligations shall not constitute an Indentures Event of Default with respect to the Existing Notes issued under the Indentures ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the Holders of the Existing Notes, with the Exchange Notes Trustee money or U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) on the Existing Notes to redemption or maturity and comply with certain other conditions, including the delivery of an opinion as to certain tax matters.

Satisfaction and Discharge

     The Indentures will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Existing Notes) as to all outstanding Existing Notes when either (a) all such Existing Notes theretofore authenticated and delivered (except lost, stolen or destroyed Existing Notes which have been replaced or paid and Existing Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Exchange Notes Trustee for cancellation; or (b)(i) all such Existing Notes not theretofore delivered to the Exchange Notes Trustee for cancellation have or will (upon the mailing of a notice or notices deposited with such trustees together with irrevocable instructions to mail such notice or notices to Holders of the Existing Notes) become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Exchange Notes Trustee as trust funds in the trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Existing Notes not theretofore delivered to the such trustees for cancellation, for principal, premium, if any, and accrued interest (including Liquidated Damages and Additional Amounts, if any) to the date of such deposit; (ii) the Company and the Issuer have paid all sums payable by them under the Indentures; and (iii) the Issuer has delivered irrevocable instructions to the Exchange Notes Trustee to apply the deposited money toward the payment of the Existing Notes at maturity or the redemption date, as the case may be. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Withholding Taxes

     All payments made by the Issuer on the Existing Notes (whether or not in the form of definitive Existing Notes) or payments made by the Company with respect to the Exchange Notes Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the Cayman Islands, the United States or any political subdivision thereof or any authority having power to tax therein (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority, shall at any time be required on any payments for, or on account of, any payments made by the Issuer with respect to the Existing Notes, including payments of principal, redemption price, interest or premium, or payments made by the Company with respect to the Exchange Notes Guarantee, the Issuer or the Company, as the case may be, will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Existing Notes or the Trustees, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

     (i) any payments on an Existing Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Existing Note by reason of the Holder or beneficial owner having some connection with the Cayman Islands or the United States (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Cayman Islands or the United States) other than by the mere holding of such Existing Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (ii) any Taxes that are imposed or withheld where such withholding or imposition is by reason of the failure of the Holder or beneficial owner to comply with a request by the Issuer or the Company, as the case may be, to satisfy any certification, identification or other reporting requirement which the Holder or beneficial owner is legally able to satisfy and which is required or imposed by statute, treaty, regulation, or administrative practices of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes; or

     (iii) any Existing Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Existing Note for payment on the last day of such period of 30 days.

     Such Additional Amounts will also not be payable where, had the beneficial owner of the Existing Note been the Holder of the Existing Note, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (iii) inclusive above.

     Upon request, the Issuer or the Company, as the case may be, will provide the Trustees with documentation satisfactory to the Trustees evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

     The Issuer will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Existing Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Existing Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Existing Notes or any other such document or instrument following the occurrence of any Indentures Event of Default with respect to the Existing Notes.

Amendments, Supplements and Waivers

     Supplemental Indentures Without Consent. The Company, the Issuer and the Trustees may from time to time and at any time enter into an indenture or indentures supplemental to the Indentures for one or more of the following purposes:

     (i)   to   convey,  transfer,  assign,  mortgage  or  pledge  to  the
           Trustees as security for the Existing Notes or the Exchange Notes Guarantee for any property or assets;

     (ii) to evidence the succession of another corporation to the Company or the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company and the Issuer pursuant to the Indentures;

     (iii) to add to the covenants of the Company and the Issuer such further covenants, restrictions, conditions or provisions as the Company or the Issuer may, in the written opinion of independent legal counsel, consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenant, restriction, condition or provision an Indentures Event of Default permitting the enforcement of all or any of the several remedies provided in the Indentures, the Existing Notes or in the Exchange Notes Guarantee as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indentures Event of Default or may limit the remedies available to the Trustees upon such an Indentures Event of Default or may limit the right of the Noteholders of a majority in aggregate principal amount of the Existing Notes at the time outstanding to waive such an Indentures Event of Default;

     (iv) to cure any ambiguity or to cure, correct or supplement any provision contained in the Indentures, the Exchange Notes Guarantee or in the Existing Notes or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the Indentures, the Exchange Notes Guarantee or in the Existing Notes or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Indentures, the
           Exchange Notes Guarantee, the Existing Notes or under any supplemental indenture as the Company or the Issuer may, in its written opinion, deem necessary or desirable and which, any of the foregoing cases, shall not adversely affect the interests of the Holders of Existing Notes and Exchange Notes Guarantee in any material respect; and

     (v) to evidence and provide for the acceptance of appointment of a successor Trustee or Trustees with respect to the Existing Notes or the Exchange Notes Guarantee.

     The Trustees are authorized to join with the Company or the Issuer in the execution of any such supplemental indenture or indentures, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustees shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustees' own rights, duties or immunities under the Indentures or otherwise.

     Any supplemental indenture authorized by the provisions outlined above may be executed without the consent of the Holders of any of the Existing Notes, or the holders of the Exchange Notes Guarantee, as the case may be, at the time outstanding.

     Supplemental Indentures With Consent. With the consent of the Holders of not less than 51% in the aggregate principal amount of each of the Existing Notes or the holders of the Exchange Notes Guarantee, as the case may be, the Company, the Issuer and the Trustees may from time to time and at any time, enter into an indenture or indentures supplemental to the Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of, respectively, the Exchange Notes Indenture, the
Company Indenture or the Existing Notes, as the case may be, or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Existing Notes (including, without limitation, a supplemental indenture changing the provisions of the Indentures with respect to Change of Control), as the case may be; provided, that no such supplemental indenture will, without the unanimous consent of the relevant Holders of all of the affected Existing Notes or holders of the affected Exchange Notes Guarantee, as the case may be, make certain "fundamental" changes to the terms, including: (i) modify certain of the provisions of the Indentures or any Collateral Documents or the provisions relating to the waiver of defaults or the making of modifications;
(ii) a change in the stated maturity of the principal (or, if the principal thereof is payable in installments, the stated maturity of any such installment) of or the dates on which interest is payable in respect of the Existing Notes; (iii) a reduction in or cancellation of the principal amount of or interest on the Existing Notes or a change in the obligation of the Issuer to pay Liquidated Damages or Additional Amounts; (iv) a change in the currency of payment of principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) on the Existing Notes; (v) a reduction in the above-stated percentage of aggregate principal amount of Existing Notes necessary to modify or amend the Indentures or the Existing Notes or reduce the quorum requirements or the percentages of votes required for the adoption of any action at a meeting of Noteholders; (vi) any impairment of the right to institute any proceedings for the enforcement of any payment on or with respect to any Exchange Note; (vii) the release of all or any substantial portion of the Collateral; (viii) except to the extent expressly permitted by the Indentures or any of the Collateral Documents, permit the creation of any lien prior to the lien of the Collateral Documents with respect to any of the property pledged under the Collateral Documents or terminate the lien of the Collateral Documents on any property pledged thereunder or deprive any Holder of the security afforded by the lien of the Collateral Documents; or (ix) alter or modify the Exchange Notes Guarantee.

     Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, the Indentures, the Exchange Notes Guarantee and the Existing Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, duties and immunities under the Indentures of the Trustees, the Company, the Issuer and the Holders of Existing Notes shall thereafter be determined, exercised and enforced under the Indentures subject in all respects to such modifications and amendments.

Regarding the Trustees

     Bankers Trust Company will serve as the Exchange Notes Trustee under the Exchange Notes Indenture and will act as collateral agent with respect to the Exchange Notes Collateral.

     Bankers Trust Company will serve as the Company Indenture Trustee under the Company Indenture and will act as collateral agent with respect to the Exchange Notes Guarantee Collateral.

     Except during the continuance of an Indentures Event of Default, the Trustees will perform only such duties as are specifically set forth in the Indentures. During the existence of an Indentures Event of Default, the Trustees are required to exercise such of the rights and powers vested in them by the Indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the Trustees will be under no obligation to exercise any of their rights or powers under the Indentures at the request of any Holder of the Existing Notes or holder of the Exchange Notes Guarantee, unless such Holder or holder shall have offered to the Trustees security and indemnity satisfactory to them against any loss, liability or expense.

     The Company and its Subsidiaries may from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, the Trustees in the ordinary course of their business.

Old Notes Registration Rights

     The holders of Old Notes have certain rights under the Registration Rights Agreement, dated April 22, 1997, by and among the Issuer, the Company and the Initial Purchaser, certain provisions of which are discussed below. The following summary does not purport to be complete or definitive and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

     The Registration Rights Agreement provides that the Issuer and the Company
(i) will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Closing Date, (ii) will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer and the Company will commence the Exchange Offer on or prior to ten business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, and use their best efforts to issue Registered Exchange Notes in exchange for all Old Notes validly tendered and not properly withdrawn in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, the Issuer and the Company will file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and use their respective best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 150 days after such obligation arises; provided that if the Issuer and the Company have not consummated the Exchange Offer within 180 days of the Closing Date, then the Issuer and the Company will file the Shelf Registration Statement with the Commission on or prior to the 181st day after the Closing Date. The Issuer and the Company shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date or such shorter period that will terminate when all the Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are eligible for sale pursuant to Rule 144(k) under the Securities Act. If (a) the Issuer and the Company fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements are not declared effective by the Commission on or prior to the date specified above for such effectiveness (the "Effectiveness Target Date"), (c) the Issuer and the Company fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective for a period of five Business Days during periods when it is required to be effective or (e) at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of Old Notes, the Issuer and the Company shall conclude, or the Holders of a majority in principal amount of the affected Old Notes shall reasonably conclude, based on advice of their counsel, and shall give notice to the Issuer and the Company, that either (A) any event shall occur or fact exist as a result of which it is necessary to amend or supplement the Prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (B) it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the rules of the Commission thereunder, and in the case of clause (A) or (B), the Registration Statement is not appropriately amended by an effective post-effective amendment, or the Prospectus is not amended or supplemented, in a manner reasonably satisfactory to the Holders of Old Notes within five Business Days after the Issuer and the Company shall so conclude or shall receive the above-mentioned notice from Holders of Old Notes (each such event referred to in clauses (a) through (e) above a "Registration Default"), then the Issuer (or the Company pursuant to the Exchange Notes Guarantee) will pay liquidated damages ("Liquidated Damages") to each Holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Noteholder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Issuer and the Company to Global Note Noteholders by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by mailing checks to their registered addresses. Following the cure of all Registration Defaults applicable to any particular Old Notes, the accrual of Liquidated Damages will cease. Any time period for the taking of an action referred to in this paragraph will be tolled for such period if the Issuer or the Company is prohibited by law from taking the action in question during such period.

     Noteholders will be required to make certain representations to the Issuer and the Company (as described in the Exchange Offer Registration Statement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement, in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     The foregoing description of the Registration Rights Agreement is a summary only and does not purport to be complete. This summary is qualified in its entirety by reference to all provisions of the Registration Rights Agreement.

     A Noteholder who sells Old Notes pursuant to the Shelf Registration Statement will generally be required to be named as a selling security holder in the related prospectuses and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Noteholder (including certain indemnification obligations).

Certain Definitions

     Set forth below is a summary of certain defined terms used in the Indentures. Certain additional defined terms are contained in Appendix A, "Defined Terms." Reference is made to the Indentures for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Affiliate" means with respect to any specified Person (other than the County Partners which shall be deemed not to be an Affiliate), any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing or (ii) beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided, however, that an otherwise unaffiliated Person that holds a beneficial ownership of 10% or more of a project level entity or entities in which the Company or a Subsidiary holds a greater beneficial ownership interest shall not be considered an Affiliate of the Company solely by reason of holding such interest in such project level entity or entities.

     "Approval Event of Default" means, pursuant to the Shareholder Loan Agreements, any governmental approvals or permits (whether central, provincial, municipal, local or otherwise) necessary for (a) the establishment of each of the Joint Ventures, (b) the ownership, construction, maintenance, financing or operation of each of the Joint Venture Facilities, (c) the setting or adjustment of the electricity price for the Luannan Facility in accordance with the method of calculation set forth in the attachments to the Pricing Document or (d) the conversion or transfer of any foreign currency shall not be obtained if and when required, or shall be modified, revoked or canceled, or a notice of violations is issued under any governmental authorization on grounds of, or illegality of, the absence of any required authorization, or any proceeding is commenced by any governmental instrumentality for the purpose of modifying, revoking or canceling any governmental authorization.

     "Approved  Completion Plan" means a plan (including budget  and  schedule)
prior to the Luannan Facility Commercial Operation Date to construct and complete the Luannan Facility following a determination by the Luannan Facility Engineer that the Luannan Facility will not achieve the Luannan Commercial Operation Date within 28 months from the notice to proceed, using funds available to the Issuer (from funds then remaining in the Luannan Facility Construction Fund, the Completion Sub-Account, Luannan EPC Contract Liquidated Damages (as defined in the Luannan EPC Contract), Luannan Event of Loss Proceeds or Luannan Expropriation Proceeds or otherwise), which plan includes a certificate by the Issuer (containing customary assumptions and qualifications) together with a confirmation by the Luannan Facility Engineer (containing customary assumptions and qualifications) that (i) funds available to the Issuer are reasonably expected to be sufficient to fund the costs of reaching the Luannan Commercial Operation Date and (ii) after reaching the Luannan Commercial Operation Date, the Company's Debt Service Coverage Ratio will be, for the immediately preceding four fiscal quarters, (1) prior to the six month anniversary of the Luannan Commercial Operation Date, greater than 1 to 1, (2) between the six month anniversary of the Luannan Commercial Operation Date and the one year anniversary thereof, greater than 1.2 to 1 and (3) thereafter, greater than 1.4 to 1.

     "Approved Construction Budget and Schedule" means the construction budget and schedule prepared by the Issuer (containing customary assumptions and qualifications) approved as reasonable by the Luannan Facility Engineer prior to the Closing Date, and as it thereafter may be amended by the Issuer if (i) such amendment reflects a change order permitted under the Indentures or (ii) such amendment reflects events of force majeure under the Luannan EPC Contract (or Approved Completion Plan, if applicable), and the Issuer certifies (with customary assumptions and qualifications), with the Luannan Facility Engineer's concurrence, that such amendment is not reasonably likely to have a Material Adverse Effect, or (iii) such amendment reflects change orders not covered in the preceding clause (i); provided that the Luannan Facility Engineer certifies (with customary assumptions and qualifications) that funds available to the Issuer (from funds then remaining in the Luannan Facility Construction Fund, the Completion Sub-Account, Luannan EPC Contract Liquidated Damages (as defined in the Luannan EPC Contract), Luannan Event of Loss Proceeds or Luannan Expropriation Proceeds or otherwise) are reasonably expected to be sufficient to fund the costs of reaching the Luannan Commercial Operation Date.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person other than the Company or a Wholly Owned Subsidiary of the Company, in one transaction or a series of related transactions, of any other property or asset (including, without limitation, any contractual or other right) of the Company or any Subsidiary of the Company, in each case, other than inventory in the ordinary course of business (which shall include the sale of fuel, steam, energy and/or chilled and distilled water) and other than such isolated transactions which do not exceed $250,000 individually.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital  Stock" means (i) in the case of a corporation, corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Interest Expiration Date" means October 15, 1999.

     "Capitalized Interest Fund" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsThe FundsThe Issuer FundsCapitalized Interest Funds."

     "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

     "Cash Available for Company Debt Service" means, for any period, the sum of (i) all cash distributions received by the Company (excluding any non-recurring receipts) plus (ii) all cash distributions received by the Issuer (excluding any non-recurring receipts) plus (iii) any and all other revenues received by the Company and the Issuer (including all interest and fee income but excluding any non-recurring receipts) plus (iv) all other cash payments received by the Company and the Issuer in the ordinary course of business including principal payments but excluding items which are non-recurring receipts less (v) all cash operating costs of the Issuer and the Company including trustee fees, Operating Lease Obligations and cash taxes, each of
(i), (ii), (iii), (iv) and (v) determined on a cash basis in accordance with GAAP.

     "Cash Available for Consolidated Debt Service" means, for any period, the sum of (i) all consolidated revenue (including all interest and fee income but excluding any insurance proceeds, other than business interruption proceeds, and other similar non-recurring receipts) less (ii) all consolidated cash operating expenses including trustee fees, Operating Lease Obligations of the Company and its consolidated Subsidiaries and cash taxes (including withholding taxes) plus (iii) all other cash proceeds received by the Company on a consolidated basis in the normal course of business (excluding non-recurring receipts but including principal on the Luannan Transmission Loan) plus
(iv) withdrawals of cash from any and all Subsidiary debt service reserves, maintenance reserve funds and any and all other funds which restrict the payment of money from a Subsidiary to its parent (excluding the PFC Debt Service Reserve, the U.S. Distribution Fund, the International Distribution Fund, and amounts distributable from the RMB Revenue Fund which were previously not distributable) less (v) all additions of cash to any and all Subsidiary debt service reserves, maintenance reserve funds and any and all other funds which restrict the payment of money from a Subsidiary to its parent (excluding the PFC Debt Service Reserve, the U.S. Distribution Fund, the International Distribution Fund, and amounts which are not distributable from the RMB Revenue
Fund) less (vi) additional consolidated cash expenditures excluding payment of Net Debt Service, each of (i), (ii), (iii), (iv), (v) and (vi) determined on a cash basis in accordance with GAAP.

     "Cash Available for Project Debt Service" means (i) the sum of all revenues (including interest and fee income but excluding any insurance proceeds, other than business interruption insurance proceeds, and other similar non-recurring receipts) of such Domestic Project, Permitted Project or Joint Venture for such period minus (ii) the aggregate amount of Operating and Maintenance Costs of such Domestic Project, Permitted Project or Joint Venture for such period plus (iii), in the case of the Luannan Facility, the principal payments on the Luannan Transmission Loan for such period (each of (i), (ii) and (iii) as determined on a cash basis in accordance with GAAP).

     "Cash Equivalents" means, at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, whose rating is AA or higher from Standard & Poor's Ratings Service or Aa2 or higher from Moody's Investors Service, Inc., having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Standard & Poor's Ratings Service or Moody's Investors Service, Inc.; and (iv) repurchase obligations for a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above.

     "Certificated Notes" shall have the meaning set forth in "Description, of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsBook-Entry, Delivery and FormDepository Procedures."

     "Change of Control" means (i) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, Panda International, the Issuer or any direct or indirect parent of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Related Party, (ii) the replacement of a majority of the Board of Directors of the Company, Panda International, the Issuer or any direct or indirect parent of the Company, over a two-year period, from the directors who constituted the Board of Directors of such Person at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of such Person as constituted at the beginning of such period or by the Board of Directors of Panda International as constituted at the beginning of such period, (iii) a Person or Group of Persons (other than Panda International or any Related Party) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company, Panda International, the Issuer or any direct or indirect parent of the Company representing a percentage interest in the combined voting power of the then outstanding securities of the Company, Panda International, the Issuer or any direct or indirect parent of the Company greater than that held by such entities' shareholders as of the Closing Date and greater than 20% having the right to vote in the election of directors,
(iv) the Company, directly or indirectly ceases to hold (a) a 100% equity interest in the Domestic Projects, (b) a 100% equity interest in the Issuer,
(c) a 90% equity interest in Pan-Sino or (d) the minimum required interest in a Permitted Project, (v) Pan-Sino ceases to hold a 99% equity interest in Pan-Western and (vi) Pan-Western ceases to hold a 85% equity interest in each of the Joint Ventures.

     "Company Indenture" means the trust indenture governing the terms of the issuance of, from time to time, bonds, notes, indentures, guarantees and, as of the Closing Date, the Exchange Notes Guarantee by the Company, dated as of the Closing Date, between the Company and the Company Indenture Trustee.

     "Company Indenture Trustee" means Bankers Trust Company in its capacity as trustee under the Company Indenture, and any successor thereto under the terms of the Company Indenture.

     "Company Net Debt Service" means Net Debt Service of the Company plus Net Debt Service of the Issuer.

     "Consolidated Debt Service Coverage Ratio" means, as of the date of determination, and, if the transaction giving rise to the need to calculate a Consolidated Debt Service Coverage Ratio is an incurrence of Indebtedness or the making of a Restricted Payment, calculated after giving effect on a pro forma basis to such Indebtedness or Restricted Payment as if such Indebtedness or Restricted Payment had been incurred or made as of the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, the ratio of
(i)  Cash  Available for Consolidated Debt Service divided by (ii) Consolidated
Net Debt Service; provided, however, with respect to the calculation of projected Consolidated Debt Service Coverage Ratio, the remaining unpaid balance of principal due on the Existing Notes at the Stated Maturity of the Existing Notes ($131,250,000) shall be assumed to be repaid in semi-annual repayments as per the following schedule:


                  Semi-annual                 Principal
                  Payment Date              Amount Repaid
          April 15, 2004                     $ 6,000,000
          October 15, 2004                   $ 6,000,000
          April 15, 2005                     $ 7,250,000
          October 15, 2005                   $ 7,250,000
          April 15, 2006                     $ 5,350,000
          October 15, 2006                   $ 5,350,000
          April 15, 2007                     $ 4,600,000
          October 15, 2007                   $ 4,600,000
          April 15, 2008                     $ 7,450,000
          October 15, 2008                   $ 7,450,000
          April 15, 2009                     $ 7,250,000
          October 15, 2009                   $ 7,250,000
          April 15, 2010                     $ 5,650,000
          October 15, 2010                   $ 5,650,000
          April 15, 2011                     $ 5,350,000
          October 15, 2011                   $ 5,350,000
          April 15, 2012                     $16,750,000
          October 15, 2012                   $16,700,000;


provided further that the coupon rate on the Existing Notes repaid as per the schedule above shall be the same coupon rate as that payable on the Closing Date on the Existing Notes with interest expense due and payable on a semi-annual basis. In the event that the remaining unpaid balance of principal due on the Existing Notes at the Stated Maturity is less than $131,250,000, then the amount of each semi-annual repayment shown above shall be deemed to equal the amount of the semi-annual repayment shown above multiplied by a fraction the numerator of which is the actual remaining unpaid balance of principal due on the Existing Notes at the Stated Maturity and the denominator of which is $131,250,000.

     "Consolidated Income Tax Expense" means, for any period, as applied to the Company, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the sum of (a) the total interest expense of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of debt issuance costs and of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, (ii) accrued interest, (iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs associated with interest rate agreements (including amortization of discounts) and currency agreements, plus
(b) all capitalized interest plus (c) dividends paid in respect of preferred stock of the Company or any Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary.

     "Consolidated Net Debt Service" means the sum of (i)(a) Consolidated Interest Expense less (b) non-cash Consolidated Interest Expense less (c) scheduled withdrawals from the Capitalized Interest Fund (if applicable) less
(d) scheduled withdrawals from the PFC Capitalized Interest Fund (if applicable) plus (ii) all payments of scheduled and overdue principal of, and premium, if any, on Indebtedness on a consolidated basis plus (iii) without duplication, all rental payments in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by the Company and its consolidated Subsidiaries.

     "Consolidated Net Income" means, for any period, as applied to the Company, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) all extraordinary gains or losses shall be excluded; (ii) the Net Income of any Person in which the Company or any of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid, in cash, to the Company or the Subsidiary, (iii) the net income of any Subsidiary of the Company that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (iv) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) any net gain or loss resulting from an Asset Sale by the Company or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (vi) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indentures in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Investments allowed pursuant to the covenant "Limitation on Investments"), and
(z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "County Partners Event of Default" means a failure by the County Partners to make their required equity contributions to the Joint Ventures.

     "Debt Service Coverage Ratio" as of the date of determination, and, if the transaction giving rise to the need to calculate Debt Service Coverage Ratio is an incurrence of Indebtedness or the making of a Restricted Payment, calculated after giving effect on a pro forma basis to such Indebtedness or Restricted Payment as if such Indebtedness or Restricted Payment had been incurred or made on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, means:

     (i) with respect to the Company, the ratio of (A) Cash Available for Company Debt Service divided by (B) Company Net Debt Service;

     (ii) with respect to PIC and the issuance of Indebtedness pursuant to the PFC Indenture, the ratio of (A) PIC Cash Available for Distribution during the relevant period to (B) PIC Debt Service for such period; and

     (iii) with respect to a Domestic Project, a Permitted Project or a Joint Venture, the ratio of (A) Cash Available for Project Debt Service to (B) Net Debt Service of such Domestic Project, Permitted Project or Joint Venture;

provided, however, with respect to the calculation of projected Debt Service Coverage Ratio, the remaining unpaid balance of principal due on the Existing Notes after the Stated Maturity of the Existing Notes shall be assumed to be repaid pursuant to the schedule and the proviso thereto as set forth in the definition of Consolidated Debt Service Coverage Ratio.

      "Debt Service Reserve Fund" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsThe FundsThe Issuer FundsDebt Service Reserve Fund."

     "Debt Service Reserve Requirement" means (i) the aggregate principal, premium, if any, of payments due on the Existing Notes on the next semi-annual payment date and (ii) the aggregate cash interest payments (including Liquidated Damages and Additional Amounts, if any) due on the Existing Notes on the next semi-annual payment date.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Existing Notes.

     "Dollar Permitted Investments" means any of the following securities: (i) direct obligations of the Department of the Treasury of the United States of America; (ii) obligations of any of the following federal agencies which obligations represent full faith and credit of the United States of America, including: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Associate (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration; (iii) bonds, notes or other evidences of indebtedness rated "AAA" by Standard & Poor's and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; (iv) commercial paper rated in any one of the two highest rating categories by Moody's or Standard & Poor's; (v) investment agreements with banks (foreign & domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and Standard & Poor's; (vi) repurchase agreements with banks (foreign & domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and Standard & Poor's, provided: (1) collateral is limited to (i), (ii) and (iii) above, (2) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (3) the Trustees shall have a first perfected security interest in the collateral, (4) the collateral will be delivered to a third party custodian, designated by the Company, acting for the benefit of the Trustees and all fees and expenses related to collateral custody will be the responsibility of the Company, (5) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (6) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Company; (vii) forward purchase agreements delivering securities outlined in (i) and (iv) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both Standard & Poor's and Moody's (such rating may be at either the parent or subsidiary level).

     "Domestic Project" means either the Rosemary Facility or the Brandywine Facility.

     "Domestic Project Event" means the occurrence of any of the following: a Rosemary Event of Eminent Domain, a Brandywine Event of Loss, a Rosemary Event of Loss or a Rosemary Title Event.

     "Domestic Project Event Proceeds" means the sum of any and all of the following: Rosemary Eminent Domain Proceeds, Brandywine Event of Loss Proceeds, Rosemary Casualty Proceeds and Rosemary Title Insurance Proceeds.

     "Domestic Project Permitted Indebtedness" means, in addition to any Indebtedness outstanding as of the Closing Date, (i) working capital debt and letter of credit reimbursement obligations, provided that after giving effect to such additional debt and obligations, (a) the minimum (or lowest) projected Debt Service Coverage Ratio of the Domestic Project for any calendar year will not be less than 1.5 to 1 and (b) the average projected Debt Service Coverage Ratio of the Domestic Project for any calendar year will not be less than 1.7 to 1, (ii) purchase money or capital lease obligations incurred to finance assets of the Domestic Project that are readily replaceable personal property with a principal amount or capitalized portion not exceeding $1.0 million in the aggregate outstanding at any time, (iii) trade accounts payable (other than for borrowed money) due within 90 days arising, and accrued expenses incurred, in the ordinary course of business of operating or maintaining the Domestic Project.

     "Domestic  Projects"  means  the  Rosemary  Facility  and  the  Brandywine
Facility.

     "Excess Proceeds" means any Net Cash Proceeds from Asset Sales that are not applied or invested to an investment, the making of a capital expenditure or the acquisition of other tangible assets. On the earlier of (i) the 366th day after an Asset Sale or (ii) such date as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale in the manner set forth above (or the Company determines not to cause its Subsidiary to apply the Net Cash Proceeds in such a manner), if the aggregate amount of Excess Proceeds exceeds $1.0 million, the Company or its Subsidiary, as the case may be, shall be subject to the following requirements:

    (1) in the event that the Company cannot then incur $1.00 of additional Permitted Indebtedness pursuant to clause (v) of the definition of "Permitted Indebtedness," the Company or its Subsidiary will be required to make an offer to purchase (the "Asset Sale Redemption Offer") from all Holders of Existing Notes and holders of additional Senior Indebtedness, up to a maximum principal amount (expressed as a multiple of $1,000) of Existing Notes and holders of additional Senior Indebtedness equal to the Excess Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Liquidated Damages and Additional Amounts, if any) thereon, if any, to the date of purchase; in the event that there is additional Senior Indebtedness outstanding at the time of the Asset Sale Redemption Offer, Excess Proceeds shall be allocated to each issuance of Senior Indebtedness in accordance with the following formula: Excess Proceeds times a fraction, the numerator of which is the principal amount of the Existing and the denominator of which is the sum of the principal amounts of all Senior Indebtedness which is subject to this requirement or a similar requirement under such Senior Indebtedness's governing instrument; and

     (2) in the event that the Company can incur $1.00 of additional Permitted Indebtedness pursuant to clause (v) of the definition of "Permitted Indebtedness," the Company or its Subsidiary will be required to make an Asset Sale Redemption Offer from all Holders of Existing Notes and holders of additional Senior Indebtedness, up to a maximum principal amount (expressed as a multiple of $1,000) of Existing Notes and holders of additional Senior Indebtedness equal to the Excess Proceeds (Excess Proceeds for purposes of this clause
          (2) is limited to that amount of the Net Cash Proceeds that equals the principal amount of Indebtedness incurred by the Issuer or the Company to acquire, develop, construct or finance the asset being sold) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Liquidated Damages and Additional Amounts, if any) thereon, if any, to the date of purchase; in the event that there is additional Senior Indebtedness outstanding at the time of the Asset Sale Redemption Offer, Excess Proceeds shall be allocated to each issuance of Senior Indebtedness in accordance with the following formula:
          Excess Proceeds times a fraction, the numerator of which is the principal amount of the Existing Notes and the denominator of which is the sum of the principal amounts of all Senior Indebtedness which is subject to this requirement or a similar requirement under such Senior Indebtedness's governing instrument.

     Upon completion of such Asset Sale Redemption Offer(s), the amount of Excess Proceeds shall be reset at zero. Whenever Net Cash Proceeds in excess of $1.0 million from any Asset Sale are received by the Issuer or the Company, as the case may be, and such Net Cash Proceeds may, through the passage of time or otherwise, be required to be applied to the purchase of Existing Notes pursuant to this covenant, the Issuer or the Company, as the case may be, shall deposit such Net Cash Proceeds with, respectively, the Exchange Notes Trustee or the Company Indenture Trustee, as trust monies subject to disposition as provided in this covenant and such Net Cash Proceeds shall be set aside by the Exchange Notes Trustee or the Company Indenture Trustee pending application to the purchase of Existing Notes. At the direction of the Company, such Net Cash Proceeds shall be required to be invested by the Existing Notes Trustee or the Company Indenture Trustee in Dollar Permitted Investments. The Company or its relevant Subsidiary, as applicable, shall be entitled to any interest or dividends accrued, earned or paid on such investments.

     "Exchange Notes" shall mean the 12-1/2% Registered Senior Secured Notes due 2004 of the Issuer.

     "Exchange  Notes  Collateral"  shall  have  the  meaning  set   forth   in
"Prospectus SummaryThe OfferingExchange Notes Collateral."

     "Exchange Notes Collateral Documents" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsDescription of the Exchange Notes CollateralThe Security Agreements."

     "Exchange Notes Guarantee" means the Exchange Notes Guarantee issued by the Company under the terms of the Company Indenture.

     "Exchange Notes Guarantee Collateral" shall have the meaning set forth in "Prospectus SummaryThe Exchange OfferExchange Notes Guarantee Collateral."

     "Exchange Notes Guarantee Collateral Documents" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsDescription of the Exchange Notes Guarantee CollateralThe Pledge Agreements and the Security Agreement."

     "Exchange Notes Indenture" means the trust indenture governing the terms of issuance of the Exchange Notes, dated as of the Closing Date, by and between the Issuer and the Exchange Notes Trustee.

     "Exchange Notes Interest Account" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsThe FundsThe Issuer FundsDebt Service Fund."

     "Exchange Notes Optional Redemption" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsRedemptionOptional Redemption of Exchange Notes."

     "Exchange Notes Trustee" means the trustee under the Exchange Notes Indenture.

     "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustees except that any determination of Fair Market Value made with respect to any parcel of real property shall be made by an independent appraiser.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of the Indentures.

     "Income Tax Expense" means, for any period, as applied to the Person in question, the provision for local, state, federal or foreign income taxes for such period determined in accordance with GAAP.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a capitalized lease obligation or other obligation relating to the deferred purchase price of property; (ii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;
(iii) the maximum fixed repurchase price of any redeemable or putable Disqualified Stock; (iv) contractual obligations to repurchase goods sold or distributed; (v) obligations of a Person in respect of interest rate or currency exchange agreements to the extent they appear on the balance sheet;
(vi) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) - (v); and (vii) any liability of others of the kind described in clauses (i) - (vi) which the Person has guaranteed or which is otherwise directly or indirectly its legal liability

     "Indentures" means the Company Indenture and the Exchange Notes Indenture.

     "Indentures Events of Default" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral DocumentsCertain CovenantsIndentures Events of Default."

     "Independent Financial Advisor" means an independent and internationally recognized investment bank, accounting firm or engineering firm, as the case may be, whose business regularly includes the rendering of valuation opinions with respect to the assets at issue, chosen by the Company and reasonably acceptable to the Company Indenture Trustee.

     "Interest Expense" means, for any period, the sum of (a) the total interest expense of the Person in question for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of debt issuance costs or of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, (ii) accrued interest,
(iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Person in question under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs associated with interest rate agreements (including amortization of discounts) and currency agreements, plus (b) capitalized interest plus
(c) dividends paid in respect of preferred stock of the Person in question, held by Persons other than the Person in question.

     "International Distribution Fund" means the fund described in Article IV of the PFC Indenture and maintained in the name of PIC pursuant to such Article, which such fund is entitled to distributions of monies from a Non-U.S. Permitted Project to the extent that all obligations have been met by PFC, PIC and the PIC International Entity (and any other PIC international entities) under the PFC Indenture.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such person) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" shall mean April 22, 1997.

     "Issuer Loan" means the outstanding indebtedness of Pan-Western to the Issuer incurred by Pan-Western to enable it to make the Shareholder Loans and to make the JV Equity Contributions and funded by the Issuer with the proceeds of the Old Notes.

     "Issuer Loan Agreement" means the Issuer Loan Agreement by and between the Issuer and Pan-Western.

     "Issuer Note" means one or more promissory notes issued by Pan-Western to the Issuer evidencing its indebtedness to the Issuer.

     "Joint Venture Facility" means the portion of the Luannan Facility to be constructed or acquired by each Joint Venture (collectively, the "Joint Venture Facilities").

     "Joint Venture Guarantees" means collectively, the undertakings by Tangshan Panda, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western prompt payment and performance by each of Tangshan Pan-Western, Tangshan Cayman and Tangshan Pan-Sino of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western; the undertakings by Tangshan Pan-Western, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of Tangshan Panda, Tangshan Cayman and Tangshan Pan-Sino of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western; the undertakings by Tangshan Cayman, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of Tangshan Panda, Tangshan Pan-Western and Tangshan Pan-Sino of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western; and the undertakings by Tangshan Pan-Sino, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of Tangshan Panda, Tangshan Pan-Western and Tangshan Cayman of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western.

     "Joint Venture Permitted Indebtedness" means (i) the Shareholder Loans and any additional loans from Pan-Western to the Joint Ventures, (ii) working capital debt, provided that after giving effect to such additional debt, (a) the minimum (or lowest) projected Debt Service Coverage Ratio for any calendar year will not be less than 1.5 to 1 and (b) the average projected Debt Service Coverage Ratio for any calendar year will not be less than 1.7 to 1 (provided that working capital debt shall at no time exceed $1.0 million), (iii) purchase money or capital lease obligations incurred to finance assets of the Joint Ventures that are readily replaceable personal property with a principal amount or capitalized portion not exceeding $1.0 million in the aggregate outstanding at any time, (iv) trade accounts payable (other than for borrowed money) due within 90 days arising, and accrued expenses incurred, in the ordinary course of business of constructing, operating or maintaining the Joint Venture Facility on customary terms, (v) interest or currency exchange rate protection agreements, (vi) debt under the Joint Venture Guarantees of each Joint Venture and any other guarantees of the obligations of the Joint Venture and (vii) any debt to any other Joint Venture.

     "JV Dollar Permitted Investments" means investments which are denominated and payable in U.S. Dollars (a) with respect to funds in the China Accounts, deposits denominated in U.S. Dollars maintained at, or certificates of deposit insured, or obligations insured or guaranteed by, the Bank of China, The China Construction Bank, the Communication Bank, the China Farmers Bank or China International Trust and Investment Corporation, or any branch of a commercial bank organized under the laws of the United States or any political subdivision thereof having a combined capital and surplus of at least $500 million and having long-term unsecured debt securities having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to long-term unsecured debt securities; and (b) with respect to any funds which the Joint Venture may from time to time be allowed to invest outside of the PRC in accordance with PRC laws and regulations, in Dollar Permitted Investments.

     "JV Equity Contributions" shall mean the monies disbursed from the Luannan Facility Construction Fund pursuant to the terms of the Issuer Loan and contributed by Pan-Western, pursuant to the terms of the Joint Venture Agreements, to each of the Joint Ventures as Pan-Western's equity contribution to such Joint Venture.

     "JV RMB Permitted Investments" means deposit accounts denominated and payable in Renminbi to be maintained at, certificates of deposit issued, or obligations issued or guaranteed by, one of the following policy or commercial banks in the PRC: (i) the Bank of China, (ii) the China Construction Bank,
(iii) the Communication Bank, (iv) the China Farmers Bank, (v) the China International Trust and Investment Corporation, (vi) any foreign bank or branch of any foreign bank authorized and licensed to conduct business in the PRC, including without limitation, the establishment and maintenance of Renminbi and foreign currency accounts and exchange functions having a combined capital and surplus of at least $500 million and having at least an investment grade rating assigned to its long-term unsecured debt securities by each of Standard & Poor's and Moody's.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indentures, a Person shall be deemed to own subject to a lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

     "Luannan Casualty Proceeds" means all Insurance Proceeds or other amounts received by Pan-Western on account of any Luannan Event of Loss ("Insurance Proceeds" means all amounts and proceeds (including instruments) in respect of the proceeds of any casualty insurance policy covering any portion of the Luannan Facility (except proceeds of business interruption insurance)).

     "Luannan Commercial Operation Date" means that date by which both of the following have occurred: (i) the Luannan Facility Engineer has certified that the Luannan Facility has achieved commercial operations and (ii) the Commercial Operation Date, as such term is used in the Interconnection Agreement, has occurred.

     "Luannan Event of Loss" means an event which causes all or a portion of the Luannan Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than a Luannan Expropriation Event.

     "Luannan Expropriation Event" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Luannan Facility or any ownership interest or other rights in the Joint Venture Companies by any governmental authority.

     "Luannan Expropriation Proceeds" means any proceeds received by Pan-Western as a result of the occurrence of a Luannan Expropriation Event.

     "Luannan Facility Construction Cost" means the actual cost to complete the construction of the Luannan Facility as certified by the Luannan Facility Engineer following the Luannan Commercial Operation Date (and which total includes amounts on deposit in the Completion Sub-Account).

     "Luannan Facility Engineer" means Parsons Brinckerhoff, which previously served as the Joint Ventures' project engineer, and any successor thereto under the terms of the Indentures.

     "Luannan Facility Notes" means shall mean the promissory notes issued by the Joint Venture Companies to Pan-Western evidencing their indebtedness to Pan-Western.

     "Luannan Financing Agreements" means, collectively, the Shareholder Loan Agreements, the Joint Venture Guarantees, the Issuer Loan Agreement, the Issuer Note and the Luannan Facility Notes.

     "Luannan Project Documents" means, collectively, the Luannan Power Purchase Agreement, the Luannan EPC Contract, the Luannan Transmission Facilities Construction Agreement, the Luannan Operations and Maintenance Agreement, the Luannan Coal Supply Agreements, the Luannan Coal Transportation Agreement, the Engineering and Design Contract and all other instruments, agreements or other documents arising from or related to the Luannan Facility, but shall not include any Luannan Financing Agreement.

     "Major Maintenance Reserve Account" means the Major Maintenance Reserve Account established by each Joint Venture on the Closing Date pursuant to the Shareholder Loan Agreements.

     "Major Maintenance Reserve Requirement" means the amount required to be transferred to the Major Maintenance Reserve Account from the RMB Revenue Account pursuant to the Shareholder Loan Agreements.

     "Mandatory Redemption" shall have the meaning set forth in "Description of the Exchange Notes, the Exchange Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents Redemption Mandatory Redemption."

     "Material Adverse Effect" means a material adverse change in the financial condition with respect to the party or entity in question or any event or occurrence which could reasonably be expected to materially and adversely affect: (a) the operation of a Domestic Project; (b) the development, construction or operation of a Material Permitted Project; (c) the development, construction or operation of the Luannan Facility; (d) the ability of, respectively, a Domestic Project, a Material Permitted Project or the Luannan Facility to perform any of their material obligations under a Project Document;
(e) the ability of the Issuer to make payments of principal, premium, if any, or interest (including Liquidated Damages and Additional Amounts, if any) on the Existing Notes when due or (f) the ability of the Company to make payments pursuant to the provisions of the Exchange Notes Guarantee.

     "Material  Subsidiary"  means  any  Subsidiary  which,  at  any  date   of
determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X, as in effect on the Closing Date, issued under the Securities
Act).

     "Net Cash Proceeds" means (a) in the case of any sale of Capital Stock by the Company, Panda International or any direct or indirect parent of the Company, the aggregate net cash proceeds received by the Company, Panda International or any direct or indirect parent of the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt); (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company, Panda International or any direct or indirect parent of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company, Panda International or any direct or indirect parent of the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company, Panda International or any direct or indirect parent of the Company in connection therewith).

     "Net Debt Service" means the sum of (i) (a) Interest Expense less (b) non-cash Interest Expense less (c) scheduled withdrawals from the Capitalized Interest Fund (if applicable) less (d) scheduled withdrawals from the PFC Capitalized Interest Fund (if applicable) plus (ii) all payments of scheduled and overdue principal of, and premium, if any, on Indebtedness plus
(iii) without duplication, all rental payments in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Non-PRC Holders" means beneficial owners of the Existing Notes who, or which, are not residents of the PRC for PRC tax purposes and do not conduct business activities in the PRC.

     "Non-Recourse Debt" means Indebtedness of any Subsidiary or group of Subsidiaries that is incurred to acquire, construct or develop a Permitted Project or group of Permitted Projects provided that such Indebtedness is without recourse to the Company or any Material Subsidiary or to any assets of the Company or any such Material Subsidiary other than such Permitted Project and the direct or indirect parent or parents that own such Permitted Project or group of Permitted Projects and the income from and proceeds of such Permitted Project or group of Permitted Projects.

     "Non-U.S. Permitted Project" means a Permitted Project located outside the United States.

     "Operating and Maintenance Costs" means all amounts disbursed by or on behalf of the Domestic Project, Permitted Project or Joint Ventures for operation, maintenance, repair, or improvement of the Domestic Project, Permitted Project or Joint Ventures, including, without limitation, premiums on insurance policies, property, income and all other taxes to the extent paid, and payments under the relevant operating and maintenance agreements, leases (including Operating Lease Obligations), royalty and other land use agreements, and any other payments required under the Project Documents, each as determined on a cash basis in accordance with GAAP.

     "Operating Lease Obligations" means any obligation of the Person in question incurred or assumed under or in connection with any lease of real or personal property which, in accordance with GAAP, is not required to be classified and accounted for as a capital lease.

     "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases; (e) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) Liens imposed by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (g) security for surety or appeal bonds; and (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

     "Permitted Project" means (i) any Project or group of Projects that fulfills the requirements of the PIC Additional Projects Contract and which may be developed, constructed or owned pursuant to the requirements of the PFC Indenture and subject to compliance with the terms of the Company Indentures and (ii) to the extent that a project does not fulfill the requirements of the PIC Additional Projects Contract, any project or group of projects that may be developed, owned and operated by the Company or one of its Subsidiaries pursuant to the requirements of the Indentures and the Company shall (a) maintain at least a 50% (direct or indirect) ownership or equivalent interest in each project or (b)(x) at least a 25% (direct or indirect) ownership or equivalent interest in each project not meeting the requirements of clause (i) above and (y) a controlling influence over the management and policies with respect to each project, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that no other entity has greater control than the Company over the management and policies of such project (notwithstanding the foregoing, this covenant shall not prohibit the sale, lease, transfer or other disposition of all interests in a Project, or a reduction in the ownership or equivalent interest of, or control over, a Project occurring pursuant to the terms of a build-operate-transfer arrangement at least ten years after the entering into of such arrangement).

     "Permitted Project Document" means any and all documents executed in connection with the development, construction, ownership and operation of a Permitted Project.

     "Permitted  Project  Event" means, with respect to any Permitted  Project,
(i) an event which causes all or a portion of the facilities of a Permitted Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, (ii) any event involving the compulsory transfer or taking or transfer under threat of compulsory taking of any material part of such Permitted Project's assets or (iii) the existence of any defect of title or lien or encumbrance on the any material part of the property of a Permitted Project (provided that liens or covenants permitted by the covenant Limitation on Liens shall be excluded from consideration) that entitles a Person to make a claim under any title insurance policy in existence with respect to such property.

     "Permitted Project Event Proceeds" means the sum of any and all proceeds payable upon occurrence of a Permitted Project Event.

     "Permitted Project Power Purchase Agreement" means the power purchase agreement of any Permitted Project.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Existing Notes such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Existing Notes on terms at least as favorable to the Holders of Existing Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being refinanced is Non-Recourse Debt, such Permitted Refinancing Indebtedness shall also be Non-Recourse Debt; and (v) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "PFC Capitalized Interest Fund" means the capitalized interest fund maintained pursuant to the PFC Indenture.

     "PIC Cash Available for Distribution" means Total Cash Flow from all Domestic Projects and Permitted Projects (owned, constructed or developed pursuant to the PFC Indenture) on a consolidated basis less (i) regularly scheduled payments of principal and interest on Domestic Project and Permitted Projects (owned, constructed or developed pursuant to the PFC Indenture) project level Indebtedness, (ii) additions to reserves required by the instruments providing for project level Indebtedness, (iii) trustee's fees under the PFC Indenture and (iv) the NNW Cash Flow Participation (as defined in the PFC Indenture) plus interest earned on reserves required by the PFC Indenture entered into by PIC, excluding, however, extraordinary financial distributions and proceeds received as a result of mandatory redemption events (pursuant to the PFC Indenture), that at the time of determination is available to be legally distributed from the Domestic Projects and Permitted Projects (owned, constructed or developed pursuant to the PFC Indenture) to PIC without contravention of any agreement.

     "PIC Cash Available from Operations" means, for any period, Total Cash Flow from all Project Entities on a consolidated basis prior to all Consolidated Debt Service, less (i) additions to reserves required by project agreements, (ii) trustee's fees under the PFC Indenture plus interest earned on reserves required by the documents relating to the Pooled Project Bonds entered into by PIC, and (iii) the NNW Cash Flow Participation, excluding, however, "Extraordinary Financial Distributions" (as defined in the PFC Indenture) and proceeds received as a result of "Mandatory Redemption Events" (as defined in the PFC Indenture).

     "PIC Consolidated Debt Service" means for purposes of the PFC Indenture, for any period, PIC Debt Service plus scheduled principal and interest payments on all Project Debt.

     "PIC Consolidated Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (i) PIC Cash Available from Operations during the relevant period to (ii) Consolidated Debt Service for such period; provided, however, that at any time that PIC holds interests in more than four Projects, then the PIC Consolidated Debt Service Coverage Ratio shall not be applied in respect of any event or requirement.

     "PIC Debt Service" means, for any period, scheduled principal, premium, if any, and interest (including liquidated damages and additional amounts, if any) payments on any and all Indebtedness issued pursuant to the PFC Indenture.

     "PIC Debt Service Coverage Ratio" means for purposes of the PFC Indenture, as of any date of determination, the ratio of (i) PIC Cash Available for Distribution during the relevant period to (ii) PIC Debt Service for such period.

     "PIC Future Ratio Determination Period" means, as of the date of determination, each of the following: (i) the period beginning with the date of determination through December 31 of that calendar year; (ii) each period consisting of a calendar year thereafter through the calendar year immediately prior to the calendar year in which the Final Stated Maturity occurs and (iii) the period beginning with January 1 and ending with the Final Stated Maturity. For purposes of this definition, "Final Stated Maturity" means the last stated maturity date of any Indebtedness outstanding under the PFC Indenture.

     "Power Purchase Agreements" means the Luannan Power Purchase Agreement, the Brandywine Power Purchase Agreement, the Rosemary Power Purchase Agreement and any Permitted Project Power Purchase Agreement.

     "Project Document" means, collectively, the Luannan Project Documents, the Luannan Financing Agreements, the Brandywine Project Documents, the Rosemary Project Documents, the Administrative Services Agreement, the Development Services Agreement, and any and all Permitted Project Documents.

     "Projected Luannan Facility Construction Cost" means $118.8 million.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, Panda International or any direct or indirect parent of the Company made on a primary basis by the Company, Panda International or any direct or indirect parent of the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or an underwritten offering of Capital Stock (other than Disqualified Stock) of the Company, Panda International or any direct or indirect parent of the Company made on a primary basis by the Company, Panda International or any direct or indirect parent of the Company pursuant to Rule 144A under the Securities Act.

     "Related Party" means any Affiliate of the Company of which the Company, Panda International or any direct or indirect parent of the Company holds 51% or a more of the voting securities of such Person.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries or (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Existing Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

     "Senior Indebtedness" means, under the Indentures and with respect to either the Company or the Issuer, the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding and including Liquidated Damages and Additional Amounts, if any) and all other monetary obligations on any Indebtedness (other than as otherwise provided in this definition), whether outstanding on the Closing Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such
Indebtedness shall be subordinated or junior in right of payment to other Indebtedness of such entity. Without limiting the generality of the foregoing, with respect to the Issuer, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceedings under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding and including Liquidated Damages and Additional Amounts, if any), and all other monetary obligations of every kind and nature of the Issuer from time to time owed to the Existing Noteholders under the Exchange Notes Indenture. Notwithstanding the foregoing with respect to the Issuer, "Senior Indebtedness" shall not include (i) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Issuer, (ii) Indebtedness which, when incurred, is without recourse to the Issuer, (iii) any liability for foreign, federal, state, local or other tax owed or owing by the Issuer to the extent such liability constitutes Indebtedness, (iv) Indebtedness of the Issuer to a Wholly Owned Subsidiary and (vi) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indentures.

     "Shareholder Loan Agreement Permitted Liens" means (a) liens for any tax, assessment or other governmental charge not yet due, due but payable without penalty or being contested in good faith and by appropriate proceedings, (b) retentions of title in favor of materialmen, workers or repairmen, or other like liens arising in the ordinary course of business or in connection with the construction of the Luannan Facility, (c) liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith, (d) mineral rights the use and enjoyment of which do not materially interfere with the use and enjoyment of the Joint Venture Facility, (e) liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of the Joint Venture's business and affecting property with a value not exceeding the equivalent of $250,000 at any one time, (f) involuntary liens (including a lien of an attachment, judgment or execution) securing a charge or obligation, on any of the Joint Venture's property, real or personal, whether now or hereafter owned with a value not exceeding the equivalent of $250,000 at any one time,
(g) rights of any party pursuant to any Luannan Project Document, (h) liens securing workers' compensation, unemployment insurance or other social security or pension obligations, (i) liens securing Indebtedness permitted pursuant to the Shareholder Loan Agreement, (j) liens securing the purchase price of property having an aggregate value not exceeding the equivalent of $1.0 million at any one time and (k) liens securing other obligations not constituting debt none of which could reasonably be expected to have a Material Adverse Effect.

     "Shareholder Loan Agreements" means, collectively, the Shareholder Loan Agreement by and among each Joint Venture and Pan-Western.

     "Shareholder Loans" means the outstanding indebtedness of the Joint Ventures to Pan-Western incurred to finance the development and construction of the Luannan Facility and funded by Pan-Western with the proceeds of the Issuer Loan.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) and (iii) any Person that either is a Permitted Project or owns an interest in a Permitted Project (to the extent described in the second clauses (i) or (ii) of the definition of Permitted Project).

     "Total Cash Flow" means, as to any Person, the sum of the net income of such Person for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of intangibles and deferred taxes, in each case for such period and determined as to such Person minus to the extent included in net income, all non-cash income, calculated in accordance with GAAP.

     "Trustees" shall mean the trustees under the Company Indenture and the Exchange Notes Indenture.

     "U.S. Distribution Fund" means the fund described in Article IV of the PFC Indenture and maintained in the name of PIC pursuant to such Article, which such fund is entitled to distributions of monies from the Domestic Projects and any Permitted Project located in the United States to the extent that all obligations have been met by PFC and PIC under the PFC Indenture.

     "U.S. Permitted Project" means a Permitted Project located within the United States.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned" by any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Book-Entry, Delivery and Form

     The Exchange Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only as set forth in the Exchange Note Indenture.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Existing Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes." In addition, transfer of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), which may change from time to time. The Existing Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  Depository Procedures

     DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Issuer that pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of designated Participants with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes, see "-- Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes."

     Except as described below, owners of interests in the Global Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form (the "Certificated Notes") and will not be considered the registered owners or Holders thereof under the Indentures for any purpose.

     Exchange Notes originally purchased by or transferred to any purchasers who elect to take physical delivery of their certificates instead of holding their interest through the Global Note (collectively referred to herein as the "Non-Global Purchasers") will be issued in the form of Certificated Notes. Upon the transfer of any Certificated Note, such Certificated Note will, unless the transferee requests Certificated Notes or the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Global Note. Upon the transfer of an interest in the Global Note, such interest will, unless the transferee requests Certificated Notes, be represented by an interest in the Global Note.

     Payments in respect of the principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) on the Global Note registered in the name of DTC or its nominee will be payable by the Trustees to DTC or its nominee in its capacity as the registered Holder under the Indentures. Under the terms of the Indentures, the Issuer and the Trustees will treat the persons in whose names the Exchange Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer, the Trustees nor any agent of the Issuer or the Trustees has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustees or the Issuer. Neither the Issuer nor the Trustees will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Issuer and the Trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

     Except for trades involving only Euroclear and CEDEL participants, it is expected that interests in the Global Note will trade in DTC's Same--Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same--day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Exchange Notes described herein, cross--market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross--market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same--day fund settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in the Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in the Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more
Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Indentures Event of Default, with respect to the Exchange Notes, DTC reserves the right to exchange the Global Note for Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Company, the Initial Purchaser or the Trustees will have any responsibility for the performance by DTC, Euroclear and CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes

     The  Global  Note  is  exchangeable  for  definitive  Exchange  Notes   in
registered certificated form if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Note and the Issuer thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustees in writing that it elects to cause the issuance of the Exchange Notes in certificated form or (iii) there shall have occurred and be continuing an Indentures Event of Default with respect to the Exchange. In addition, beneficial interests in the Global Note may be exchanged for Certificated Notes upon request but only upon at least 20 days prior written notice given to the Trustees by or on behalf of DTC in accordance with its customary procedures. In all cases, Certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                        The Shareholder Loan Agreements

     Each Joint Venture entered into a Shareholder Loan Agreement with Pan-Western on September 24, 1996 and as amended on April 8, 1997 and April 11, 1997, pursuant to which the Shareholder Loans will be made. The Issuer may cause Pan-Western and the Joint Ventures to further amend the Shareholder Loan Agreements after the Closing Date in order to adjust the amortization of the Shareholder Loans to reflect the terms of the Exchange Notes. The Shareholder Loan Agreements provide, among other things, the rights and obligations of Pan-Western and the Joint Ventures, as lender and borrowers, respectively, including, without limitation, principal and interest payments, conditions precedent, covenants, representations and warranties, events of default, breach of contract and remedies. The summary description below is equally applicable to each Shareholder Loan Agreement.

Payment of Principal and Interest

     The Joint Venture will pay accrued interest until the first interest payment date following the Commercial Operation Date semiannually at a rate of 13.75% per annum and thereafter monthly at a rate of 12.75% per annum.

Prepayments

     Voluntary Prepayments. The Shareholder Loans will not be prepayable by the Joint Venture without the consent of Pan-Western.

     Mandatory Prepayments. If a Luannan Expropriation Event or a Luannan Event of Loss shall occur, as soon as reasonably practicable, but no later than fifteen (15) days after the date of receipt by the Joint Venture of any proceeds in respect thereof, such Joint Venture shall make a reasonable good faith determination as to whether (i) the Joint Venture Facility can be rebuilt, repaired or restored to permit operation of the entire Luannan Facility on a commercially feasible basis, and (ii) the proceeds thereof, together with any other amounts that are available to commit to such rebuilding, repair or restoration, are sufficient to pay for such rebuilding, repair or restoration of the Joint Venture Facility. The determination of such Joint Venture shall be evidenced by a certificate filed with Pan-Western which, in the event such Joint Venture determines that the Joint Venture Facility can be rebuilt, repaired or restored to permit operation of the entire Luannan Facility or a portion thereof on a commercially feasible basis, shall also certify that such proceeds, together with any other amounts that such Joint Venture has available to commit to such rebuilding, repair or restoration, are sufficient to pay the costs thereof, and shall also set forth a reasonable good faith estimate by such Joint Venture of such costs. If the amount of such costs exceeds $500,000, such certificate shall be accompanied by a Luannan Facility Engineer's certificate, dated within five (5) days of the date of the Joint Venture's certificate, stating that, based upon reasonable investigation and a review of the determination made by the Joint Venture, the Luannan Facility Engineer believes that the determination and the estimate of the total cost, if any, set forth in the Joint Venture's certificate to be reasonable.

     In the event that the Joint Venture determines not to rebuild, repair or restore the Joint Venture Facility, all of the proceeds of such Luannan Expropriation Event or Luannan Event of Loss shall be applied promptly to the prepayment of the Shareholder Loan by the Joint Venture.

     In the event that the determination is made to rebuild, repair or restore the Joint Venture Facility, all of the proceeds of such Luannan Expropriation Event or Luannan Event of Loss on deposit in the RMB Revenue Account shall be transferred to the RMB Checking Account and, together with the amounts (if any) on deposit in the Luannan Facility Construction Fund and such other amounts as the Joint Venture has available for such rebuilding, repair or restoration (which also shall be deposited in the Luannan Facility Construction Fund prior to any disbursement for rebuilding, repair or restorations), used to pay the costs of such rebuilding, repair or restoration, and any excess shall, upon completion of such rebuilding, repair or restoration, be applied promptly to the prepayment of the Shareholder Loan by the Joint Venture.

     In addition to other amounts which shall be applied to the prepayment of the Shareholder Loan as provided in the Shareholder Loan Agreement, the Joint Venture shall apply promptly following receipt, (i) all Net Cash Proceeds from the sale or other disposition of all or any part of the assets or other rights of such Joint Venture, other than in the ordinary course of business (and permitted pursuant to the terms of the Luannan Financing Agreements) having a value, individually in excess of $100,000 and in the aggregate in any year, in excess of $250,000, and (ii) performance liquidated damage payments which shall have been made by the Luannan EPC Contractor to such Joint Venture under the Luannan EPC Contract.

Certain Covenants of the Joint Venture

     Repayment of Indebtedness. The Joint Venture shall repay all debt, including without limitation, all sums due under the Shareholder Loan Agreement and the other Luannan Financing Agreements, subject to any limitations contained in the Luannan Financing Agreements.

     Existence; Conduct of Business. Except as otherwise permitted by the Shareholder Loan Agreement, the Joint Venture shall maintain and preserve its existence as a Sino-foreign joint venture with limited liability and all rights, privileges and franchises necessary or desirable in the normal conduct of its business, and engage only in the business contemplated by the Luannan Financing Agreements and the Luannan Project Documents.

     Use of Funds. The Joint Venture will use the proceeds of the Shareholder Loan only for deposit in the accounts that such Joint Venture has established pursuant to the Shareholder Loan Agreement pending disbursement for payment of costs in connection with the Joint Venture Facility.

     Compliance with Legal Requirements. The Joint Venture shall promptly and diligently own, construct, maintain and operate its respective Joint Venture Facility in compliance with all applicable legal requirements, and procure, maintain and comply with or cause to be procured, maintained or complied with all governmental approvals required for the ownership, construction, financing, maintenance or operation of its respective Joint Venture Facility or any part thereof at or before the time such governmental approvals become necessary for the ownership, construction, financing, maintenance or operation of such Joint Venture Facility as contemplated by the Luannan Project Documents, and except that the Joint Venture may, at its expense and subject to certain conditions, contest by appropriate proceedings conducted in good faith the validity or application of any such legal requirements.

     Operating Budget. The Joint Venture shall, on or before the anticipated Luannan Commercial Operation Date, deliver to Pan-Western an annual operating budget, certified by the Luannan Facility Engineer and in advance of each calendar year thereafter, the Joint Venture shall adopt and deliver to Pan-Western an annual operating budget, certified by the Luannan Facility Engineer.

     Records and Financial Statements. The Joint Venture shall maintain adequate books, accounts and records with respect to itself and its respective Joint Venture Facility in compliance with the regulations of any governmental authority having jurisdiction thereof, and provide Pan-Western with, among other things, (a) as soon as available and in any event within 135 days after the close of each fiscal year, audited financial statements of the Joint Venture prepared in accordance with the PRC's generally accepted accounting principles and certified by Arthur Andersen & Co. or such other comparable independent accounting firm selected by Pan-Western and (b) as soon as available and in any event within 90 days after the end of each quarterly accounting period of its fiscal year, unaudited financial statements of the Joint Venture.

     Insurance. The Joint Venture shall maintain adequate insurance with respect to its Joint Venture Facility based upon the advice of the Independent Insurance Consultant.

     Progress Report, Project Report and Project Budget. The Joint Venture shall deliver to Pan-Western (i) within 30 days following the end of each calendar quarter a quarterly status report describing in reasonable detail the progress of the construction of its Joint Venture Facility, including without limitation, the cost incurred to the end of such quarter and an estimate of the time and cost required for completion of its Joint Venture Facility; (ii) prior to the Luannan Commercial Operation Date, within 30 days following the end of each calendar quarter, an update of the budget for the construction of its Joint Venture Facility, including but not limited to an explanation or other reconciliation of differences between such report and previous reports; (iii) from and after the Luannan Commercial Operation Date, within 90 days following the end of each calendar year an annual summary operating report, which shall include, unless otherwise agreed to by Pan-Western, a numerical and narrative assessment of (a) compliance with the annual operating budget, (b) statistical data relating to the Joint Venture Facility, including heat rate, net electrical and scheduled and unscheduled outages, (c) fuel deliveries and use,
(d) major maintenance activity, (e) casualty losses of value in excess of $250,000 or the equivalent thereof in other currencies (whether or not covered by insurance), (f) disputes with any other major project participant, materialman, supplier or other person and any related claims against such Joint Venture, (g) pricing information disclosed or made available pertaining to the supply of coal and (h) compliance with governmental approvals; and (iv) all progress reports provided by the Luannan EPC Contractor pursuant to the Luannan EPC Contract and all progress reports prepared under the Luannan Power Purchase Agreement.

     Taxes; Increased Costs. The Joint Venture shall pay and discharge all taxes and governmental charges or levies imposed on such Joint Venture or its Joint Venture Facility. If any change of law subjects Pan-Western to any tax, duty or other charge with respect to the Shareholder Loan or changes the basis of taxation of payments by the Joint Venture to Pan-Western on the Shareholder Loan (except for certain taxes or changes in the rate of taxation as set forth in the Issuer Loan Agreement) or imposes on Pan-Western any other condition directly related to the Shareholder Loan thereby increasing the cost to Pan-Western of making, issuing, creating, renewing, participating in or maintaining the Shareholder Loan or to reduce any amount receivable by Pan-Western under the Shareholder Loan Agreement, then the Joint Venture will reimburse Pan-Western for such increased costs or compensate Pan-Western for such reduced amounts.

     All payments made by the Joint Venture shall be made free and clear of, and without deduction or withholding for any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed or otherwise (or in the alternative, the initial interest rate established shall include such charges in addition to the interest rate on the Issuer Loan) levied by any governmental instrumentality, subject to certain limited exceptions.

     Registration of Shareholder Loans; Other Foreign Exchange Matters. The Joint Venture will register each Shareholder Loan and maintain such registration with the Tangshan Municipal Bureau for Exchange Control or any successor entity.

     Loan Payment Reserve. The final drawing under the Shareholder Loan by the Joint Venture will be in an amount of $1.0 million which it will deposit in an account, to be designated by Pan-Western, to be used as a reserve for the payment of any amounts owing pursuant to the Shareholder Loan or the Luannan Facility Note not paid when due; provided, however, to the extent that the Joint Venture is obligated to make a performance bonus payment under the Luannan EPC Contract, then the amount on deposit in the preceding debt service reserve account shall be reduced by the amount of such performance bonus payment.

     Notices. The Joint Venture shall promptly provide to Pan-Western written notice of (i) any Shareholder Loan Agreement Event of Default of which it has knowledge, describing any action being taken or proposed to be taken with respect to its Joint Venture Facility and (ii) any termination or event of default or notice thereof under the Luannan Power Purchase Agreement.

     Luannan Expropriation Event. The Joint Venture shall (i) promptly provide Pan-Western with written notice of any Luannan Expropriation Event with respect to its Joint Venture Facility, (ii) diligently pursue all its rights to compensation, (iii) hold any Luannan Expropriation Proceeds received in respect of such event (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims) in trust for the benefit of Pan-Western and (iv) promptly deposit all Luannan Expropriation Proceeds in the RMB Revenue Account. In addition, the Joint Venture consents to the participation of Pan-Western in any proceedings regarding a Luannan Expropriation Event.

     Limitation on Indebtedness. The Joint Venture shall not create, or be liable for any debt, except:

     (i)   the Shareholder Loan and additional loans from Pan-Western;

     (ii) working capital debt; provided that after giving effect to such additional debt, (a) the minimum (or lowest) projected Debt
           Service Coverage Ratio for any calendar year will not be less than 1.5 to 1 and (b) the average projected Debt Service Coverage Ratio for any calendar year will not be less than 1.7 to 1; provided, however, that working capital debt shall not at any time exceed $1.0 million;

     (iii) purchase money or capital lease obligations incurred to finance assets of the Joint Venture that are readily replaceable personal property with a principal amount or capitalized portion not exceeding $1.0 million in the aggregate outstanding at any time;

     (iv) trade accounts payable (other than for borrowed money) due within 90 days arising, and accrued expenses incurred, in the ordinary course of business of constructing, operating or maintaining its Joint Venture Facility on customary terms;

     (v)   interest or currency exchange rate protection agreements;

     (vi) debt under the Joint Venture Guarantees and any other guarantees of the obligations of the Joint Ventures; and

     (vii) any   debt  to  any  other  Joint  Venture  ((i)  through   (vii),
           collectively "Joint Venture Permitted Indebtedness").

     Limitation on Liens. The Joint Venture shall not create or permit to exist any Lien other than Shareholder Loan Agreement Permitted Liens upon any assets or properties of the Joint Venture, including, without limitation, the Joint Venture Facility.

     Nature of Business. The Joint Venture shall not amend or modify its Articles of Association without the prior written consent of Pan-Western and shall not engage in any business other than the ownership and operation of its Joint Venture Facility.

     Limitation on Sale or Lease of Facility Assets. The Joint Venture shall not sell, lease, assign, transfer or otherwise dispose of the Joint Venture Facility or other assets except (i) in the ordinary course of business to the extent that such property is worn out or no longer useful or usable in connection with the operation of the Joint Venture Facility and such property is replaced by property having a fair market value equal to or greater than the fair market value of the property being leased or transferred or such lease or transfer is required to comply with law or to obtain or maintain any governmental approval, (ii) property with a fair market value of less than $250,000 in any given year or $1.0 million in the aggregate since the date of the Shareholder Loan Agreement, and (iii) the sale of electricity and steam in accordance with the Luannan Project Documents.

     Limitation on Merger, Consolidation, Liquidation, Dissolution. The Joint Venture shall not merge or consolidate with or into any other Person, other than any of the other Joint Ventures or other Sino-foreign joint ventures with no material liabilities and no material activities unrelated to the Luannan Facility, or liquidate, wind up, dissolve, or otherwise transfer or dispose of all or any substantial part of its property, assets or business, or change its legal form, or purchase or otherwise acquire any assets of any Person unless such purchase or acquisition of assets is reasonably necessary for the operation of the Joint Venture Facility or in the ordinary course of business.

     Limitation on Contingent Liabilities. The Joint Venture shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that the Joint Venture may guarantee or otherwise become liable in respect of any debt incurred by any other Person (on its behalf) in connection with or relating to incurrence of debt expressly permitted as described above in the section entitled "Limitation on Indebtedness"; and provided, further, however, that this shall not be deemed to prohibit (i) the acquisition of goods, supplies or merchandise in the normal course of business on normal trade credit, or (ii) the endorsement of negotiable instruments received in the normal course of business; or (iii) the obligations under the Shareholder Loan Agreement and the Joint Venture Guarantee to which the Joint Venture is a party, or any other guarantee of any obligation of any other Joint Venture if such guarantee is required for the development and construction of the Luannan Facility and is not contrary to any legal requirement.

     Limitation on Loans, Advances or Investments. The Joint Venture shall not make or permit to remain outstanding any loans, extensions of credit or advances to or investments in (whether by acquisition of any stocks, notes or other securities or obligations) any Person except RMB Permitted Investments or JV Dollar Permitted Investments or as expressly provided in the Luannan Project Documents.

     Immunity. In any proceedings in China or elsewhere in connection with any of the Luannan Financing Agreements to which the Joint Venture is a party, the Joint Venture shall not claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

     Limitations on Distributions. The Joint Venture shall not agree to any restriction on its ability to pay dividends (excluding restrictions imposed by law).

     Limitation on Transactions With Affiliates. Except for the Luannan Project Documents, the Joint Venture shall not directly or indirectly: (i) enter into any transaction with any Person (including any affiliate) other than in the ordinary course of business and on terms not less favorable to those available from independent third parties or (ii) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Joint Venture might receive less than the full commercial price (subject to normal trade discounts) for electricity or pay more than the commercial price for products of others.

     Limitation on Partnerships; Subsidiaries. Except as contemplated by the Luannan Project Documents, the Joint Venture shall not become a general or limited partner in any partnership or a joint venturer in any joint venture, acquire any ownership interest in any other Person or enter into any profit-sharing or royalty agreement or other similar arrangement whereby the Joint Venture's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person (other than any agreement under which the Joint Venture may provide operation and management, consulting or other similar services) or form any subsidiary.

     Limitation on Amendments. The Joint Venture shall not amend any of the Luannan Project Documents without the prior written consent of Pan-Western.

     Limitation on Assignment. Without the prior written consent of Pan-Western, the Joint Venture shall not assign or otherwise transfer its rights under any of the Luannan Project Documents to which it is a party or governmental approvals to which it is a party to any Person.

     Abandonment of Luannan Facility; Improper Use. The Joint Venture shall not voluntarily cease or abandon the development, construction or operation of the Joint Venture Facility or use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the site of the Luannan Facility or facility for certain prohibited purposes.

Shareholder Loan Agreement Events of Default

     The occurrence of any of the following events shall constitute a Shareholder Loan Agreement Event of Default pursuant to the Shareholder Loan
Agreement:

     (i) default in the payment of principal of or any interest on the Shareholder Loan or other amount owed by the Joint Venture to Pan-Western within 15 banking days after such amounts are due;

     (ii) any representation or warranty confirmed or made in any Luannan Project Documents by the Joint Venture or in any writing provided by the Joint Venture in connection with the transactions contemplated by the Shareholder Loan Agreement shall be found to have been incorrect when made or deemed to be made; provided, however, that no Shareholder Loan Agreement Event of Default shall occur if within sixty (60) days after the date on which the general manager of the Joint Venture has actual notice that such incorrect statement has occurred, the Joint Venture shall deliver in good faith, to Pan-Western an officer's certificate stating in reasonable detail that either (a) the Joint Venture has eliminated any adverse effect relating to such incorrect statement or (b) the Joint Venture has taken action that it reasonably believes will eliminate the adverse effect relating to such incorrect statement within a reasonable specified time;

     (iii) failure  of  the  Joint  Venture to  perform  or  observe  certain affirmative covenants under the Shareholder Loan Agreement (including but not limited to, repayment of indebtedness and use of funds) and such defaults have not been remedied after the expiration of the applicable grace period, if any;

     (iv)  failure  of  the  Joint Venture to observe  any  of  the  negative covenants under the Shareholder Loan Agreement (other than limitation on liens) and such defaults have not been remedied prior to the expiration of any applicable cure or grace period;

     (v) default by the Joint Venture or any other party under any of the Luannan EPC Contract, the Luannan EPC Guarantee, the Transmission Facilities Construction Agreement, the Luannan Power Purchase Agreement and the Financing Agreements to which the Joint Venture is a party and such default shall continue unremedied after the expiration of the applicable grace period, if any;

     (vi) voluntary and involuntary bankruptcy or insolvency events of any Joint Venture, North China Power Company, the Luannan EPC Contractor or Harbin Power (if such involuntary bankruptcy has not been dismissed within 60 days from the bringing of involuntary bankruptcy);

     (vii) entry of a final judgment or judgments against the Joint Venture in the aggregate amount of $1.0 million (exclusive of judgment amounts fully covered by insurance where the insured has admitted liability) subject to customary payment, dismissal or stay rights; or entry of a judgment in the form of an injunction or similar form of relief requiring suspension or abandonment of construction or operation of the Joint Venture Facility of such Joint Venture on grounds of violation of a legal requirement and failure of the Joint Venture to have such injunction stayed or discharged within 90 days;

     (viii)the Joint Venture shall default for a period beyond any applicable grace period in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit and the outstanding amount payable under all such agreements in the aggregate equals or exceeds $250,000 in the aggregate;

     (ix)  any  of  the  Luannan  Project Documents,  the  Luannan  Financing
           Agreements  or  the  Luannan  EPC  Guarantee  shall  have   become
           invalid, illegal, or unenforceable;

     (x) the Joint Venture ceases to have the right to use the site of the Luannan Facility in the manner contemplated by the Luannan Project Documents (or to obtain sufficient water for its operations);

     (xi) the Joint Venture abandons the Joint Venture Facility or otherwise ceases to pursue the operations of the Joint Venture Facility in accordance with standard industry practice, or, except as otherwise permitted by the terms of the Shareholder Loan Agreement, the Joint Venture shall sell or otherwise dispose of its interests in the Joint Venture Facility;

     (xii) the Luannan Commercial Operation Date shall not have occurred by December 31, 1999;

     (xiii)any governmental approvals or permits (whether central, provincial, municipal, local or otherwise) necessary for (a) the establishment of the Joint Venture, (b) the ownership, construction, maintenance, financing or operation of the Luannan Facility, (c) the setting or adjustment of the electricity price for the Luannan Facility in accordance with the method of calculation set forth in the attachments to the Pricing Document or (d) the conversion or transfer of any foreign currency shall not be obtained if and when required, or shall be modified, revoked or canceled, or a notice of violations is issued under any governmental authorization on grounds of, or illegality of the absence of any required authorization, or any proceeding is commenced by any governmental instrumentality for the purpose of modifying, revoking or canceling any governmental authorization (an "Approval Event of Default");

     (xiv) any adverse change in PRC law; and

     (xv) the Joint Venture Facility is destroyed, or suffers an actual or constructive total loss.

Description of Joint Venture Guarantees

     Each of the Joint Ventures entered into Joint Venture Guarantees on September 24, 1996 to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of the other three Joint Ventures of such Joint Venture's obligations to Pan-Western pursuant to its respective Shareholder Loan Agreement.

                           The Issuer Loan Agreement

     The Issuer has entered into the Issuer Loan Agreement with Pan-Western, dated as of the Closing Date, pursuant to which the Issuer Loan will be made. The Issuer Loan Agreement provides, among other things, the rights and obligations of the Issuer and Pan-Western, as lender and borrower, respectively, including, without limitation, principal and interest payments, conditions precedent, covenants, representations and warranties, events of default, breach of contract and remedies.

Payment of Principal and Interest

     Pan-Western will pay to the Issuer accrued interest and principal on a monthly basis according to a schedule that will be designed, ultimately, to provide the Issuer sufficient funds for it to pay principal, premium, if any, and interest when due on the Exchange Notes. The interest to be charged on the Issuer Loan will be established based on the interest rate applicable to the Exchange Notes.

Prepayments

     Voluntary Prepayments. The Issuer Loan will not be repayable by Pan-Western without the consent of the Issuer.

     Mandatory Prepayments. After payment of principal and interest and certain operating expenses, the Issuer Loan will require that Pan-Western use all available funds to prepay the Issuer Loan.

Certain Covenants of Pan-Western

     Repayment of Indebtedness. Pan-Western shall repay all debt, including without limitation, all sums due under the Issuer Loan Agreement.

     Existence; Conduct of Business. Except as otherwise permitted by the Indentures, Pan-Western shall maintain and preserve its existence as a Cayman Islands exempted company with limited liability and all rights, privileges and franchises necessary or desirable in the normal conduct of its business, and engage only in the business contemplated by the Indentures, the Luannan Financing Agreements and the Luannan Project Documents.

     Use of Funds. Pan-Western will use the proceeds of the Issuer Loan only to make (i) the Shareholder Loans and (ii) the JV Equity Contributions. Pan-Western will advance monies to the Joint Ventures (whether in the form of installments of the Shareholder Loans or installments of the JV Company Equity Contributions) only in the manner contemplated by the Indentures and described above under "--The Funds--The Issuer Funds."

     Compliance with Legal Requirements. Pan-Western shall promptly and diligently procure, maintain and comply with or cause to be procured, maintained or complied with all governmental approvals required for financing of the Joint Ventures and the transactions contemplated by the Luannan Financing Documents, and except that Pan-Western may, at its expense and subject to certain conditions, contest by appropriate proceedings conducted in good faith the validity or application of any such legal requirements.

     Operating Budget. Pan-Western shall deliver to the Issuer an annual operating budget in advance of each calendar year.

     Records and Financial Statements. Provisions with respect to records and financial statements substantially mirror those of the comparable provision within the Shareholder Loan Agreements. See above "--The Shareholder Loan Agreements--Records and Financial Statements."

     Progress Report, Project Report and Project Budget. Pan-Western, as soon as practicable upon the receipt thereof, shall forward to the Issuer any and all progress reports, project reports and project budgets that it receives from the Joint Ventures.

     Taxes; Increased Costs. Pan-Western shall pay and discharge all taxes and governmental charges or levies imposed on it. If any change of law subjects the Issuer to any tax, duty or other charge with respect to the Issuer Loan or changes the basis of taxation of payments by Pan-Western to the Issuer on the Issuer Loan (except for certain taxes or changes in the rate of taxation as set forth in the Indentures) or imposes on the Issuer any other condition directly related to the Issuer Loan thereby increasing the cost to the Issuer of making, issuing, creating, renewing, participating in or maintaining the Issuer Loan or to reduce any amount receivable by the Issuer under the Issuer Loan Agreement, then Pan-Western will reimburse the Issuer for such increased costs or compensate the Issuer for such reduced amounts.

     All payments made by Pan-Western shall be made free and clear of, and without deduction or withholding for any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed or otherwise (or in the alternative, the initial interest rate established shall include such charges in addition to the interest rate on the Exchange Notes) levied by any governmental instrumentality, subject to certain limited exceptions.

     Notices. Provisions with respect to notices substantially mirror those of the comparable provision within the Shareholder Loan Agreements. See above "-- The Shareholder Loan Agreements--Notices."

     Luannan Expropriation Event. Upon notice from a Joint Venture of a Luannan Expropriation Event, Pan-Western shall endeavor to participate in any proceedings regarding such an event. In the event that Pan-Western receives payments from a Joint Venture with respect to a Luannan Expropriation Event, such proceeds shall be used to prepay the Issuer Loan.

     Limitation on Indebtedness. Pan-Western shall not create, or be liable for any Indebtedness, except the Issuer Loan and additional loans required by law from the Issuer.

     Limitation on Liens. Pan-Western shall not create or permit to exist any lien other than as contemplated by the Indentures.

     Nature of Business. Pan-Western shall not amend or modify its Articles of Association without the consent of the Issuer and shall not engage in any business other than owning its interest in the Joint Ventures.

     Limitation on Sale or Lease of Assets. Pan-Western shall not sell, lease, assign, transfer or otherwise dispose of its interests, equity or debt, in the Joint Ventures other than as contemplated by the Indentures.

     Limitation on Merger, Consolidation, Liquidation, Dissolution. Pan-Western shall not merge or consolidate with or into any other Person, other than the Issuer or Pan-Sino.

     Limitation on Contingent Liabilities. Pan-Western shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person.

     Limitation on Loans, Advances or Investments. Pan-Western shall not make or permit to remain outstanding any loans, extensions of credit or advances to or investments in (whether by acquisition of any stock, notes or other securities or obligations) any Person except as expressly provided in the Luannan Financing Documents, the Luannan Project Documents, or the Indentures.

     Limitations   on  Distributions.  Other  than  as  contemplated   by   the
Indentures, Pan-Western shall not agree to any restriction on its ability to pay dividends (excluding restrictions imposed by law).

     Limitations on Transactions With Affiliates. Except for the Luannan Financing Documents and the Luannan Project Documents, Pan-Western shall not directly or indirectly enter into any transaction with any Person (including any affiliate) other than in the ordinary course of business and on terms not less favorable to those available from independent third parties.

     Limitation on Partnerships; Subsidiaries. Except as contemplated by the Luannan Financing Documents, the Luannan Project Documents or the Indentures, Pan-Western shall not become a general or limited partner in any partnership or a joint venturer in any joint venture, acquire any ownership interest in any other Person or enter into any profit-sharing or royalty agreement or other similar arrangement whereby Pan-Western's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person.

     Limitation on Amendments. Pan-Western shall not amend any of the Luannan Financing Documents or the Luannan Project Documents without the consent of the Issuer.

     Limitation on Assignment. Without the prior written consent of the Issuer, Pan-Western shall not assign or otherwise transfer its rights under any of the Luannan Financing Documents or Luannan Project Documents to which it is a party or governmental approvals to which it is a party to any Person.

     Actions  with  Respect  to  the Joint Ventures.   All  matters  under  the
Shareholder Loan Agreements which require the consent or approval of Pan-Western shall also require the written consent or approval of the Issuer.

Issuer Loan Agreement Events of Default

     The occurrence of any of the following events shall constitute an Issuer Loan Agreement Event of Default:

     (i) default in the payment of principal of or any interest on the Issuer Loan or other amount owed by Pan-Western to the Issuer within 15 banking days after such amounts are due;

     (ii) any representation or warranty confirmed or made in any Luannan Financing Documents or the Luannan Project Documents by Pan-Western or in any writing provided by Pan-Western in connection with the transactions contemplated by the Issuer Loan Agreement shall be found to have been incorrect when made or deemed to be made; provided, however, that no Issuer Loan Agreement Event of Default shall occur if within sixty (60) days after the date on which Pan-Western has actual notice that such incorrect statement has occurred, Pan-Western shall deliver in good faith, to the Issuer an officer's certificate stating in reasonable detail that either (a) Pan-Western has eliminated any adverse effect relating to such incorrect statement or (b) Pan-Western has taken action that it reasonably believes will eliminate the adverse effect relating to such incorrect statement within a reasonable specified time;

     (iii) failure of Pan-Western to perform or observe certain affirmative covenants under the Issuer Loan Agreement (including but not limited to, repayment of indebtedness and use of funds) and such defaults have not been remedied after the expiration of the applicable grace period, if any;

     (iv) failure of Pan-Western to observe any of the negative covenants under the Issuer Loan Agreement and such defaults have not been remedied prior to the expiration of any applicable cure or grace period;

     (v) voluntary and involuntary bankruptcy or insolvency events of Pan-Western; subject to customary cure and replacement rights for involuntary bankruptcy;

     (vi) entry of a final judgment or judgments against Pan-Western in the aggregate amount of $1.0 million (exclusive of judgment amounts fully covered by insurance where the insured has admitted liability) subject to customary payment, dismissal or stay rights;

     (vii) Pan-Western shall default for a period beyond any applicable grace period in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit and the outstanding amount payable under all such agreements in the aggregate equals or exceeds $500,000; and

     (viii)any Default under the Shareholder Loan Agreements.

                             PLAN OF DISTRIBUTION

      Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a
prospectus in  connection  with  any resale  of  such  Exchange  Notes.   This
Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as result of market making activities or other trading activities. The Company and the Issuer have agreed to make available for a period of up to 270 days a prospectus meeting the requirements of the Securities Act to any Broker-Dealer for use in connection with any such resale so long as they notify the Issuer or the Company in writingwithin 30 business days after the consummation of the Exchange Offer that they have acquired Exchange Notes for their own account. A broker-dealer that delivers such a prospectus to a purchaser in connection with resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights
Agreement (including certain indemnification  provisions).   In addition, until
_____________, 1997 (90 days from the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. See "The Exchange Offer Procedures for Tendering."

      Each holder of Old Notes who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business (whether or not it is the registered holder of such Exchange Notes), (ii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) it is not an Affiliate of the Issuer or the Company, or if it is an Affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Neither the Issuer nor the Company will receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such
Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      The Company and the Issuer have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Exchange Notes (including any brokers or dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                  EXPERTS
Independent Accountants

      The consolidated financial statements of the Issuer as of December 31, 1995 and 1996 and for the period from inception (July 20, 1994) through December 31, 1994, for the years ended December 31, 1995 and 1996 and for the period  from  inception  (July 20, 1994) through December  31,  1996,  and  the consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent accounts, as stated in their reports appearing herein. Deloitte & Touche LLP has neither examined nor compiled the prospectie financial information appearing in the Prospectus and the Appendices hereto and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

Independent Engineers and Consultants

	Consolidated Pro Forma

     ICF Resources, Incorporated, a subsidiary of ICF Kaiser International, has prepared a report entitled "Summary of the Consolidated Pro Forma of Panda Global Holdings, Inc.," dated April 11, 1997, updated August 7, 1997 (the "Consolidated Pro Forma Report"), included as Appendix C to this Prospectus. The Consolidated Pro Forma Report is included herein in reliance upon such firm as experts in energy economics and financial analysis. The Consolidated Pro Forma Report should be read in its entirety by all prospective investors for an understanding of the reliance placed by ICF on pro forma projections prepared by Burns & McDonnell and of the methods of calculating the debt coverage ratios projected therein.

	Luannan Facility

     Parsons Brinckerhoff Energy Services, Inc. has prepared a report entitled "Engineer's Review and Report--2x50 MW Coal-Fired Power Plant at Luannan, China," dated April 11, 1997, and updated August 7, 1997 (as updated, the "Luannan Engineering Report"), included as Appendix D to this Prospectus. The Luannan Engineering Report is included herein in reliance on such firm as experts in preparing engineering reports for similar projects. The Luannan Engineering Report should be read in its entirety by all prospective investors for information with respect to the Luannan Facility and the related subjects discussed therein.

     Marston  &  Marston  has prepared a report entitled "Review  of  the  Coal
Supply   Arrangements   for  the  Luannan  Power  Project   of   Panda   Energy
International, Inc.," dated April 11, 1997, and updated August 7, 1997 (as updated, the "Luannan Coal Consultant's Report"), included as Appendix E to this Prospectus. The Luannan Coal Consultant's Report is included herein in reliance on such firm as experts in analyzing the coal industry, including coal supply and transportation arrangements for independent power projects. The Luannan Coal Consultant's Report should be read in its entirety by all prospective investors for information with respect to the Luannan Facility and the related subjects discussed therein.

	Rosemary Facility

     Burns   &   McDonnell  has  prepared  a  report  entitled  "Panda-Rosemary
Cogeneration Project Condition Assessment Report," dated April 11, 1997, and updated August 7, 1997 (as updated, the "Rosemary Engineering Report"). The Rosemary Engineering Report is summarized herein in reliance upon such firm as experts in preparing independent engineering reports for similar projects. The Rosemary Engineering Report is filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission, of which this Prospectus forms a part.

     Benjamin Schlesinger and Associates, Inc. has prepared a report entitled "Assessment of Fuel Price, Supply and Delivery Risks for the Panda-Rosemary Cogeneration Project," dated September 20, 1996, as updated on April 11, 1997 and as further updated August 7, 1997 (as updated, the "Rosemary Fuel Consultant's Report"). The Rosemary Fuel Consultant's Report is summarized herein in reliance upon such firm as experts in preparing fuel consultant's reports for similar projects. The Rosemary Fuel Consultant's Report is filed as an exhibit to the Registration Statement on Form S-1 filed with the Commission, of which this Prospectus forms a part.

	Brandywine Facility

     ICF Resources Incorporated, a subsidiary of ICF Kaiser International, has prepared a report entitled "Independent Panda-Brandywine Pro Forma Projections," dated April 11, 1997, and updated August 7, 1997 (as updated, the "Brandywine Pro Forma Report"). The Brandywine Pro Forma Report is summarized herein in reliance on such firm as experts in energy economics and financial analysis. The Brandywine Pro Forma Report is filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission, of which this Prospectus forms a part.

     Pacific Energy Systems, Inc. has prepared a report entitled "Independent Engineer's Report Panda-Brandywine Cogeneration Project," dated July 22, 1996, as updated on April 11, 1997, and as further updated August 7, 1997 (as updated, the "Brandywine Engineering Report"). The Brandywine Engineering Report is summarized herein in reliance on such firm as experts in preparing independent engineering reports for similar projects. The Brandywine Engineering Report is filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission, of which this Prospectus forms a part.

     C.C. Pace Resources, Inc. has prepared a report entitled "Panda-Brandywine, L.P. Generating Facility Fuel Consultant's Report," dated July 2, 1996, as updated on April 11, 1997, and as further updated August 7, 1997 (as updated, the "Brandywine Fuel Consultant's Report"). The Brandywine Fuel Consultant's Report is summarized herein in reliance upon such firm as experts in preparing fuel consultant's reports for similar projects. The Brandywine Fuel Consultant's Report is filed as an exhibit to the Registration Statement on Form S-1, filed with the Commission, of which this Prospectus forms a part.

                                 LEGAL MATTERS


     The validity of the issuance of the Exchange Notes is being passed upon for the Issuer, the Company and the Joint Ventures by Chadbourne & Parke LLP. Certain legal matters with respect to PRC law are being passed upon for the Issuer, the Company and the Joint Ventures by Cai, Zhang & Lan. Certain legal matters with respect to the Cayman Islands law are being passed upon for the Issuer and the Company by Maples & Calder.




                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF THE COMPANY:

Panda Global Holdings, Inc. and Subsidiaries Consolidated Financial Statements:

   Independent Accountants' Report .....................................    F-3

   Consolidated Balance Sheets as of December 31, 1995 and 1996 ........    F-4

   Consolidated Statements of Operations for the years ended
     December 31, 1994, 1995 and 1996 ..................................    F-5

   Consolidated Statements of Shareholder's Deficit for the years
     ended December 31, 1994, 1995 and 1996 ............................    F-6

   Consolidated Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and 1996 ..................................    F-7

   Notes to Consolidated Financial Statements for the years ended
     December 31, 1994, 1995 and 1996 ..................................    F-8

Panda Global Holdings, Inc. and Subsidiaries Unaudited Condensed
Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of December 31, 1996
     and March 31, 1997 ................................................    F-24

   Condensed Consolidated Statements of Operations for the three
     months ended March 31, 1996 and 1997 ..............................    F-25

   Condensed Consolidated Statements of Shareholder's Deficit for
     the three months ended March 31, 1997 .............................    F-26

   Condensed Consolidated Statements of Cash Flows for the three
     months ended March 31, 1996 and 1997 ..............................    F-27

   Notes to Condensed Consolidated Financial Statements for the
     three months ended March 31, 1996 and 1997 ........................    F-28

FINANCIAL STATEMENTS OF THE ISSUER:

Panda Global Energy Company and Subsidiaries Consolidated Financial Statements:

   Independent Accountants' Report ......................................   F-34

   Consolidated Balance Sheets as of December 31, 1995 and 1996  ........   F-35

   Consolidated Statements of Operations for the period from
     inception (July 20, 1994) through December 31, 1994, the
     years ended December 31, 1995 and 1996, and the period
     from inception through December 31, 1996 ...........................   F-36

   Consolidated Statements of Cash Flows for the period from
     inception (July 20, 1994) through December 31, 1994, the
     years ended December 31, 1995 and 1996, and the period
     from inception through December 31, 1996 ...........................   F-37

   Consolidated Statements of Shareholder's Deficit for the
     period from inception (July 20, 1994) through December
     31, 1994 and the years ended December 31, 1995 and 1996 ............   F-38

   Notes to Consolidated Financial Statements for the period
     from inception (July 20, 1994) through December 31, 1994,
     the years ended December 31, 1995 and 1996, and the
     period from inception through December 31, 1996 ....................   F-39

Panda Global Energy Company and Subsidiaries Unaudited
Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of December 31,
     1996 and March 31, 1997 ............................................   F-42

   Condensed Consolidated Statements of Operations and
     Deficit Accumulated During the Development Stage for
     the three months ended March 31, 1996 and 1997 and
     for the period from inception (July 20, 1994) through
     March 31, 1997 .....................................................   F-43

   Condensed Consolidated Statements of Cash Flows for the
     three months ended March 31, 1996 and 1997 and for the
     period from inception (July 20, 1994) through March 31, 1997 .......   F-44

  Condensed Consolidated Statements of Shareholder's Equity for
     the three months ended March 31, 1997...............................   F-45

   Notes to Condensed Consolidated Financial Statements for
     the three months ended March 31, 1996 and 1997 and for
     the period from inception (July 20, 1994) through March 31, 1997 ...   F-46

                         INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors
of Panda Energy International, Inc.

We have audited the accompanying consolidated balance sheets of Panda Global Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholder's deficit and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Dallas, Texas
April 9, 1997

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                     ASSETS
                                                     1995             1996
                                                 -------------    -------------
Current Assets:
   Cash and cash equivalents .................   $   1,166,385    $   1,335,086
   Restricted cash -- current ................       1,876,142       17,809,921
   Accounts receivable .......................       5,199,999        9,402,685
   Fuel oil, spare parts and supplies ........       3,084,168        7,913,777
   Other current assets ......................          12,664          164,905
                                                 -------------    -------------
      Total current assets ...................      11,339,358       36,626,374

Plant and equipment:
   Electric generating facilities ............     105,168,094      288,716,711
   Furniture and fixtures ....................          29,080          494,418
   Less accumulated depreciation .............     (21,008,036)     (26,539,539)
   Construction in progress ..................     132,604,494             --
   Development costs .........................       3,350,924        6,053,361
                                                 -------------    -------------
      Total plant and equipment, net .........     220,144,556      268,724,951

Restricted cash -- debt service
   reserves and escrow deposits ..............      10,947,948       32,548,366
Debt issuance costs, net of accumulated
   amortization of $3,169,285 and
   $165,015, respectively ....................       3,990,655        7,570,521
Partnership formation costs, net of
   accumulated amortization of $2,132,440
   and $2,665,540 respectively ...............         533,100             --
                                                 -------------    -------------
                                                 $ 246,955,617    $ 345,470,212
                                                 =============    =============

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
   Accounts payable and accrued expenses:
      Construction costs .....................   $   5,597,818    $     660,167
      Interest and letter of credit fees .....       2,540,347        6,297,558
      Operating expenses and other ...........       1,219,061        6,991,796
   Current portion of long-term debt .........       9,100,000        5,717,623
                                                 -------------    -------------
      Total current liabilities ..............      18,457,226       19,667,144

Long term debt, less current portion .........     234,608,361      209,830,918
Capital lease obligation .....................            --        217,488,645
Minority interest ............................      36,835,666             --
Commitments and contingencies
   (Notes 2, 5 and 8) ........................            --               --
Shareholder's deficit:
   Common stock, par value $.01; 1,000
      shares authorized, issued and
      outstanding ............................              10               10
   Advances to parent ........................     (26,869,548)     (52,782,940)
   Accumulated deficit .......................     (16,076,098)     (48,733,565)
                                                 -------------    -------------
      Total shareholder's deficit ............     (42,945,636)    (101,516,495)
                                                 -------------    -------------
                                                 $ 246,955,617    $ 345,470,212
                                                 =============    =============

          See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                       1994           1995           1996
                                                   ------------   ------------   ------------
Revenue:
   Electric capacity and energy sales ...........  $ 30,664,096   $ 29,858,475   $ 32,273,736
   Steam and chilled water sales ................       650,575        473,040        502,757
   Interest income ..............................       602,783        895,268      1,518,006
                                                   ------------   ------------   ------------
                                                     31,917,454     31,226,783     34,294,499
                                                   ------------   ------------   ------------

Expenses:
   Plant operating expenses .....................     8,940,146      9,347,707     12,050,495
   Project development and administrative .......     1,779,349      2,550,376      5,187,348
   Interest expense and letter of credit fees ...    11,017,418     11,715,929     19,414,012
   Depreciation .................................     4,208,314      4,209,453      5,531,502
   Amortization of debt issuance costs ..........       600,382        554,311        493,799
   Amortization of partnership formation costs ..       533,116        533,116        533,100
                                                   ------------   ------------   ------------
                                                     27,078,725     28,910,892     43,210,256
                                                   ------------   ------------   ------------

Income (loss) before minority interest
  and extraordinary item ........................     4,838,729      2,315,891     (8,915,757)
Minority interest ...............................    (5,699,994)    (5,047,580)    (2,405,160)
                                                   ------------   ------------   ------------
Loss before extraordinary item ..................      (861,265)    (2,731,689)   (11,320,917)
Extraordinary item - loss on
  early extinguishment of debt ..................          --             --      (21,336,550)
                                                   ------------   ------------   ------------

Net loss ........................................  $   (861,265)  $ (2,731,689)  $(32,657,467)
                                                   ============   ============   ============

          See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                       Total
                             Common     Advances     Accumulated    Shareholder's
                              Stock    to Parent       Deficit        Deficit
                            --------  ------------   ------------   -------------
Balance, January 1, 1994 .  $     10  $ (8,152,454)  $(12,483,144)  $ (20,635,588)
Advances to parent .......      --      (5,712,475)          --        (5,712,475)
Net loss .................      --            --         (861,265)       (861,265)
                            --------  ------------   ------------   -------------
Balance, December 31, 1994        10   (13,864,929)   (13,344,409)    (27,209,328)
Advances to parent .......      --     (13,004,619)          --       (13,004,619)
Net loss .................      --            --       (2,731,689)     (2,731,689)
                            --------  ------------   ------------   -------------
Balance, December 31, 1995        10   (26,869,548)   (16,076,098)    (42,945,636)
Advances to parent .......      --     (25,913,392)          --       (25,913,392)
Net loss .................      --            --      (32,657,467)    (32,657,467)
                            --------  ------------   ------------   -------------
Balance, December 31, 1996  $     10  $(52,782,940)  $(48,733,565)  $(101,516,495)
                            ========  ============   ============   =============

          See accompanying notes to consolidated financial statements.

                PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                           1994            1995            1996
                                                       ------------   -------------   -------------
OPERATING ACTIVITIES:
   Net loss .........................................  $   (861,265)  $  (2,731,689)  $ (32,657,467)
   Adjustments to reconcile net loss to net cash
   provided by  operating activities:
      Loss on early extinguishment of debt ..........          --              --        21,336,550
      Minority interest .............................     5,699,994       5,047,580       2,405,160
      Depreciation ..................................     4,208,314       4,209,453       5,531,502
      Amortization of debt issuance costs ...........       600,382         554,311         493,799
      Amortization of partnership formation costs ...       533,116         533,116         533,100
      Amortization of loan discount and deferred
       interest .....................................          --           124,176         391,491
   Changes in assets and liabilities:
      Accounts receivable ...........................    (2,454,524)        460,319      (4,202,686)
      Fuel oil, spare parts and supplies ............       (33,698)        261,516      (4,829,609)
      Other current assets ..........................         6,646          26,484        (152,241)
      Accounts payable and accrued expenses .........      (114,382)        (81,728)      9,529,946
                                                       ------------   -------------   -------------
            Net cash provided by operating activities     7,584,583       8,403,538      (1,620,455)
                                                       ------------   -------------   -------------
INVESTING ACTIVITIES:
   Restricted cash-current ..........................     2,847,429         695,684     (15,933,779)
   Additions to plant and equipment .................    (5,045,085)   (124,109,566)    (62,881,838)
   Acquisition of minority interest .................          --              --       (34,256,423)
   Increase in restricted cash -- debt service
       reserves and escrow deposits .................      (457,538)       (747,655)    (21,600,418)
                                                       ------------   -------------   -------------
         Net cash used in investing activities ......    (2,655,194)   (124,161,537)   (134,672,458)
                                                       ------------   -------------   -------------
FINANCING ACTIVITIES:
   Distributions to minority interest owner .........    (4,590,354)     (3,800,279)     (1,152,113)
   Advances to parent ...............................    (6,954,287)    (13,004,619)    (25,913,392)
   Proceeds from long-term debt .....................    16,534,706     147,541,291     299,677,926
   Repayment of long-term debt ......................    (7,500,000)    (17,500,000)   (128,415,271)
   Debt issuance costs ..............................      (498,281)       (334,391)     (7,735,536)
                                                       ------------   -------------   -------------
         Net cash provided by (used in)
          financing activities ......................    (3,008,216)    112,902,002     136,461,614
                                                       ------------   -------------   -------------

Increase (decrease) in cash and cash equivalents ....     1,921,173      (2,855,997)        168,701

Cash and cash equivalents, beginning of period ......     2,101,209       4,022,382       1,166,385
                                                       ------------   -------------   -------------

Cash and cash equivalents, end of period ............  $  4,022,382   $   1,166,385   $   1,335,086
                                                       ============   =============   =============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid, net of amounts capitalized ........  $ 10,855,819   $  11,799,297   $  15,656,801

NON CASH INVESTING AND FINANCING ACTIVITIES:
   Accrued construction costs .......................  $  1,489,412   $   5,597,818   $     660,167
   Interest cost ....................................          --           153,861         172,924
   Debt discount ....................................     1,241,812            --              --

          See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

1. ORGANIZATION AND BASIS OF PRESENTATION

      Panda Global Holdings, Inc. ("Panda Global", or collectively with its subsidiaries the "Company"), a wholly owned subsidiary of Panda Energy International, Inc. ("PEII"), was formed in March 1997 to hold the ownership interests in four independent power projects which were formerly owned by other wholly owned subsidiaries of PEII. The ownership interests were transferred to the Company at PEII's historical cost. Because the transfers occurred between entities under common control, the transactions have been accounted for in a manner similar to a pooling of interests. Panda Global has two direct wholly owned subsidiaries: Panda Energy Corporation ("PEC")( a Texas corporation) which indirectly holds the Company's ownership interests in domestic projects, and Panda Global Energy Company ("Global Cayman")(a Cayman Islands company), which indirectly holds the Company's ownership interest in an international project located in China.

      PEC, through its wholly owned subsidiary Panda Interfunding Corporation ("PIC") and PIC's wholly owned subsidiary Panda Interholding Corporation ("Interholding"), holds the Company's ownership interests in the Rosemary project and the Brandywine project (see Note 5). The entities holding such ownership interests include the following: Panda Rosemary Corporation ("PRC"), a 91% general partner in Panda-Rosemary, L.P. ("Panda-Rosemary"); PRC II Corporation ("PRC II"), a 9% limited partner in Panda- Rosemary; Panda Brandywine Corporation, a 50% general partner in Panda-Brandywine, L.P. ("Panda-Brandywine"); Panda Energy Corporation (a Delaware corporation), a 50% limited partner in Panda-Brandywine; and Brandywine Water Company. The Company, through its general and limited partnership interests, owns 100% of Panda-Brandywine and, as of July 31, 1996, owns 100% of Panda-Rosemary. Prior to July 31, 1996, the Company owned 10% of Panda-Rosemary (see Note 5). The Rosemary and Brandywine projects are located in the United States. Other direct or indirect wholly owned subsidiaries of PIC include Panda Funding Corporation ("PFC"), Panda-Rosemary Funding Corporation ("PRFC") and Panda Cayman Interfunding Corporation ("PIC Cayman"), which have been formed to facilitate the financing of the development and acquisition of independent power projects.

      Additionally, PEC holds the Company's 100% ownership interest in the Kathleen project (see Note 5) through its wholly owned subsidiaries.

      Global Cayman (which collectively with its subsidiaries is a development stage enterprise having no operating revenues) holds a 95.5% ownership interest in Pan-Sino Energy Development Company LLC ("Pan-Sino")(a Cayman Islands company), which in turn holds a 99% ownership interest in Pan-Western Energy Corporation LLC ("Pan-Western")(a Cayman Islands company), which in turn owns an approximately 88% interest in four joint venture companies (the "Joint Venture Companies") organized under the laws of the People's Republic of China ("China") to develop and construct an independent power project to be located in China (see Note 5). The Joint Venture Companies are: Tangshan Panda Heat and Power Company, Ltd. ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Company, Ltd. ("Tangshan Pan-Western"), Tangshan Cayman Heat and Power Company, Ltd. ("Tangshan Cayman") and Tangshan Pan-Sino Heat Company, Ltd. ("Tangshan Pan-Sino").

	Collectively, PEC, Pan-Sino and Pan-Western are the predecessors of the Company.

      All material intercompany accounts and transactions have been eliminated in consolidation.

2. SIGNIFICANT ACCOUNTING POLICIES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH -- Included in cash and cash equivalents are highly liquid investments with original maturities of three months or less.

      RESTRICTED CASH - CURRENT -- Restricted cash-current represents escrowed cash which may be used to pay operating expenses and make debt payments and distributions to partners pursuant to the trust indenture agreements.

      RESTRICTED CASH - DEBT SERVICE RESERVES AND ESCROW DEPOSITS -- Debt service reserves and escrow deposits include cash held by the bank to pay debt service and capital improvements pursuant to the trust indenture agreements, or as collateral for performance guarantees for projects under development or construction.

      FUEL OIL, SPARE PARTS AND SUPPLIES -- These items include fuel oil stored on-site and various spare parts and supplies necessary for plant maintenance. The items are valued at cost using the weighted average method, and are expensed, as plant operating expenses, when used.

      PLANT AND EQUIPMENT -- Electric generating facility assets are recorded at cost and depreciated using the straight-line method over the term of the related power purchase agreement, generally twenty or twenty-five years (see
Note 5). Depreciation of office furniture, equipment, and leasehold improvements is provided using the straight-line method over the estimated useful lives of the assets, generally three to five years. Costs, including interest on funds borrowed to finance the construction of facilities, related to projects under construction are capitalized as construction in progress. Construction in progress balances are transferred to electric generating facilities when the assets are ready for their intended use. Capitalized interest was $803,254, $5,793,296 and $11,055,172 during 1994, 1995 and 1996, respectively.
Maintenance and repair costs are charged to expense as incurred. Costs of developing new projects are capitalized when the projects reach an advanced stage of development where the execution of a power purchase agreement has occurred or is imminent. Such costs include direct incremental amounts incurred for professional services, permits, options, travel and other related costs.
The continued capitalization is subject to on-going risks related to successful completion, including legal, political, siting, financing, construction, permitting and contract compliance. Development costs are transferred to construction in progress when financing has been obtained and construction activity has commenced, or are expensed at the time the Company determines it is probable that a particular project will no longer be developed.
Other projects currently under development by PEII may be transferred to the Company at PEII's historical cost when construction financing has been obtained or when the completed projects have commenced commercial operations, subject to certain limitations in the Company's indentures (see Note 6).

      DEBT ISSUANCE COSTS -- The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the term of the related debt.

      PARTNERSHIP FORMATION COSTS -- The costs related to the formation of Panda-Rosemary are capitalized and amortized over five years.

      ENVIRONMENTAL MATTERS -- The operations of the Company are subject to federal, state and local laws and regulations relating to protection of the environment. Although the Company believes that its operations are in compliance with applicable environmental regulation, risks of additional costs and liabilities are inherent in cogeneration operations, and there can be no assurance that significant costs and liabilities will not be incurred by the Company. Management is not aware of any contingent liabilities that currently exist with respect to environmental matters.

      Environmental expenditures are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded if environmental assessments and/or remedial efforts become probable, and the costs reasonably estimable.

	MINORITY INTEREST -- Minority interest reflects the capital of the outside investor in Panda-Rosemary's net income allocated to the outside investor (see
Note 5). There is no minority interest related to Pan-Sino, Pan-Western and the Joint Venture Companies (see Note 1) because the minority interest owners had not contributed any capital to those entities as of December 31, 1996.

      REVENUE RECOGNITION -- Revenue generated from the sale of electric capacity and energy from the Rosemary and Brandywine projects is recognized based on the amount billed under the power purchase agreements which were entered into prior to May 21, 1992. The revenue generated from the sale of electric capacity and energy from other projects will be recognized based on the lesser of the amount billable under the power purchase agreement or an amount determined by the annual kilowatts made available multiplied by the estimated average revenue per kilowatt over the term of the power purchase agreement. Revenue from the sale of steam and chilled water is recognized based on the output delivered at rates specified under contract terms.


      INCOME TAXES -- The Company records income taxes according to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109) which requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and the tax bases of assets and liabilities. SFAS 109 also requires a valuation allowance for deferred tax assets in certain circumstances.

      The Company is included in the consolidated federal income tax return of PEII. PEII's policy is to allocate income tax expense or benefits to the Company as if it filed a separate tax return.

      ALLOCATION OF ADMINISTRATIVE COSTS -- PEII performs certain accounting, legal, insurance, and consulting services for the Company. These general and administrative costs are generally allocated to the Company using the percentage of time PEII personnel spent performing these services. The expenses allocated were $1,003,353, $1,599,200 and $3,308,000 in 1994, 1995 and 1996, respectively, and are included in project development and administrative expenses in the statement of operations. Management believes the method used to allocate these costs is reasonable.

      NEW ACCOUNTING PRONOUNCEMENTS -- In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). SFAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995 and requires the write-down of certain long-lived assets if circumstances indicate that the carrying value of those assets may not be recoverable. The Company adopted SFAS 121 in 1996 and such adoption did not have a material impact on its financial position or results of operations.

      INTEREST COST -- Total interest cost incurred, including capitalized interest, was $11,820,672, $17,509,225 and $30,469,184 in 1994, 1995 and 1996,
respectively.

3.  ADVANCES TO PARENT

      Advances to parent represent cash advances to the parent, allocations of general and administrative expenses from the parent, and the excess of liabilities assumed over the assets contributed on projects owned by the parent and contributed in connection with the formation of the Company.

      The advances to parent for the years ended December 31, 1994, 1995 and 1996 consist of the following:


       Balance, January 1, 1994 .........................  $  8,152,454
       Cash advanced to parent, net .....................     7,957,640
       Administrative  costs allocated from parent ......    (1,003,353)
       Debt discount allocated from parent ..............    (1,241,812)
                                                           ------------

       Balance, December 31, 1994 .......................    13,864,929
       Cash advanced to parent, net .....................    14,603,819
       Administrative  costs allocated from parent ......    (1,599,200)
                                                           ------------

       Balance, December 31, 1995 .......................    26,869,548
       Cash advanced to parent, net .....................    29,221,392
       Administrative costs allocated from parent .......    (3,308,000)
                                                           ------------

       Balance, December 31, 1996 .......................  $ 52,782,940
                                                           ============

      The average balance of advances to parent was $11,009,000, $20,367,000 and $39,826,000 during 1994, 1995 and 1996, respectively.

4. FUEL OIL, SPARE PARTS AND SUPPLIES

      Fuel oil, spare parts and supplies are comprised of the following amounts:

                                                1995        1996
                                             ----------  ----------
             Fuel oil .....................  $1,182,310  $3,496,269
             Spare parts and supplies .....   1,901,858   4,417,508
                                             ----------  ----------
                       Total ..............  $3,084,168  $7,913,777
                                             ==========  ==========

5. POWER PROJECTS

      ROSEMARY PROJECT -- Effective May 5, 1989, PEII formed a wholly-owned subsidiary, now a wholly-owned subsidiary of the Company, to develop, construct, and operate the 180 megawatt gas-fired Rosemary cogeneration facility in Roanoke Rapids, North Carolina ("Rosemary Project"). Construction on the Rosemary Project began in September 1989, and commercial operation of the facility began on December 27, 1990.

      The Rosemary Project produces both electricity and useful thermal energy in the form of steam. Electric capacity and energy sales are based on the terms of the power purchase agreement between Panda-Rosemary and Virginia Electric Power Company ("VEPCO") dated January 24, 1989. The agreement requires Panda-Rosemary to provide VEPCO with all the available capacity of the Rosemary Project on an as-needed basis with VEPCO obligated to pay for the power delivered and dependable capacity of the facility at a rate per kilowatt which decreases in certain periods as defined by the agreement. The term of the agreement is 25 years and it expires December 2015. A financial institution has provided a letter of credit for approximately $5 million guaranteeing Panda-Rosemary's performance under the power purchase agreement. Steam and chilled water are sold to a third party under a separate agreement which also has a term of 25 years and expires December 2015. The Rosemary Project is managed by PRC, the general partner, and is operated by an unrelated third party through 1996. Effective January 1, 1997 the Rosemary Project will be operated by a subsidiary of PEII. This change will not have a material impact on the Company's consolidated financial statements.

      On January 6, 1992, PRC contributed substantially all project assets and liabilities and $216,553 in cash to Panda-Rosemary, in exchange for a 10% combined general partnership and limited partnership interest. The assets and liabilities were recorded at historical cost, resulting in $19,874,216 in partners' deficit being contributed by PRC. An institutional investor ("Investor") contributed $30,948,987 in cash in exchange for a 90% limited partnership interest. On July 31, 1996, the Company acquired the Investor's limited partnership interest in Panda-Rosemary for a purchase price of approximately $34.3 million. As a result of this acquisition, the Company owns 100% of Panda-Rosemary. The acquisition was accounted for using the purchase method of accounting. The excess of minority interest over the purchase price (approximately $3.8 million) was allocated to plant and equipment.

      Prior to July 31, 1996, the Investor received percentage allocations of income, expense, and cash flow which would decline over time if certain rate of return requirements were achieved. For the duration of the Investor's participation in Panda-Rosemary, the allocation to the Investor remained at 90%.

      Prior to acquiring the Investor's 90% limited partnership interest on July 31, 1996, the Company controlled Panda-Rosemary through its one percent general partner interest. As general partner, the Company has exclusive management authority over the operations of Panda-Rosemary. Accordingly, Panda-Rosemary's balance sheet as of December 31, 1995, and statements of operations and of cash flows for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 through July 31, 1996 (in addition to the post-acquisition period) have been consolidated in the accompanying financial statements. The capital of the Investor and Panda-Rosemary's net income allocated to the Investor are presented as minority interest in the accompanying financial statements.

      BRANDYWINE PROJECT -- On August 9, 1991, Panda-Brandywine entered into a power purchase agreement with Potomac Electric Power Company ("PEPCO") to build a 230 megawatt gas-fired facility ("Brandywine Project"). The agreement requires Panda-Brandywine to supply PEPCO with all available capacity from the facility for the 25-year term of the agreement with a guaranteed dispatch level of at least 60 hours per week for the first 15 years. The Brandywine Project, in Brandywine, Maryland, constructed by Raytheon Engineers and Constructors, Inc. under a fixed fee, turn-key contract was substantially completed and commenced commercial operations in October, 1996. A construction loan commitment in the amount of $215 million was provided by General Electric Capital Corporation ("GECC") in April, 1995. On December 30, 1996 the loan converted to a capital lease with GECC in the amount of $217.5 million with a twenty year term and two five year renewal options (see Note 6). GECC has provided letters of credit for approximately $2.3 million guaranteeing Panda-Brandywine's performance under the agreement. GECC has committed to increase the amount available under letters of credit to a maximum of approximately $7.3 million under certain circumstances.

      KATHLEEN PROJECT -- In 1991, through a wholly-owned subsidiary, the Company entered into a 30-year power purchase agreement with Florida Power Corporation ("Florida Power") to build a 75 megawatt gas-fired facility near Lakeland, Florida ("Kathleen Project"). The Company and Florida Power are engaged in litigation before various state and federal forums in Florida over the interpretation of the Kathleen power purchase agreement (see Note 8). The litigation has not yet progressed to a stage at which management can predict the outcome. Actual construction of the Kathleen Project has not yet commenced and is subject to the outcome of the related litigation and the successful completion of financing.

The Company has incurred development costs for the Kathleen Project of $2.8 million as of December 31, 1996, which are included in plant and equipment under development costs in the accompanying balance sheet. The development costs will be expensed if management determines that it is probable that the Kathleen Project will no longer be developed.

      LUANNAN PROJECT -- In 1994, PEII entered into a preliminary letter of intent with a subsidiary of the North China Power Group Company ("NCPGC") for the purchase and sale of electric energy from two 50 megawatt coal-fired cogeneration plants to be located in Luannan County, Tangshan Municipality, Hebei Province, China ("Luannan Project"). On September 22, 1995, Tangshan Panda and Tangshan Pan-Western (see Note 1) entered into a Power Purchase Agreement with NCPGC for the purchase and sale of electric energy from the Luannan Project. Under the terms of the 20-year agreement, all electrical output of the project will be sold to NCPGC. The steam and hot water generated by Tangshan-Cayman's facility within the project will be sold to the domestic Chinese industrial and commercial markets by Tangshan Pan-Sino. The Luannan Project will be constructed pursuant to a fixed-price, turnkey contract with Harbin Power Engineering Company Limited, subject to escalation under certain circumstances. Preliminary construction activity commenced in December 1996. Full construction activity commenced after the successful completion of financing in April 1997 (see Note 11). The Company has incurred development costs for the Luannan Project of $3.3 million as of December 31, 1996, which are included in plant and equipment under development costs in the accompanying balance sheet.

      The Luannan Project is subject to political, regulatory and economic uncertainties, risks of expropriation of property and cancellation or modification of contract rights, foreign exchange restrictions, construction risk, dependence on limited number of customers and other risks arising from foreign governmental sovereignty.


6. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION

      Long-term debt and capital lease obligation of the Company as of December 31, 1995 and 1996 are summarized as follows:

                                                      1995             1996
                                                  -------------   -------------

Taxable Revenue Bonds for Rosemary Project .....  $  90,000,000   $        --
Construction Loan for Brandywine Project .......    134,735,719            --
Term Loan with TCW, net of discount ............     18,972,642            --
First Mortgage Bonds for Rosemary Project ......           --       110,023,541
Series A Bonds .................................           --       105,525,000
                                                  -------------   -------------
Total long-term debt ...........................    243,708,361     215,548,541
Less current portion ...........................     (9,100,000)     (5,717,623)
                                                  -------------   -------------
                                                  $ 234,608,361   $ 209,830,918
                                                  =============   =============

Capital lease obligation for Brandywine Project   $        --     $ 217,488,645

      TAXABLE REVENUE BONDS -- In October 1989, PRC obtained long-term financing for the Rosemary Project in the form of $116 million of taxable revenue bonds ("Tax Bonds") issued by the Halifax Regional Economic Development Corporation ("Halifax"), a nonprofit corporation organized in North Carolina. In connection with the issuance of first mortgage bonds for the Rosemary Project in July 1996 as discussed below, the Company refinanced the Tax Bonds and incurred a loss of $13.3 million on the early extinguishment of that obligation. The Tax Bonds bore interest at a fixed rate of 9.25% payable semiannually. Scheduled principal payments began on October 1, 1991. Such principal and interest payments paid by Panda-Rosemary to Halifax were used to make required payments on the Tax Bonds.

      The Tax Bonds were fully guaranteed by an irrevocable, direct-pay letter of credit issued by The Fuji Bank, Limited, Houston Agency ("Fuji"). The letter of credit had a term equal to the term of the Tax Bonds and included annual fees of .9375% for years 1-5, 1.3125% for years 6-10, and 1.6875% thereafter.

      FIRST MORTGAGE BONDS -- In July 1996, Panda-Rosemary Funding Corporation ("PRFC"), a wholly-owned subsidiary of Panda-Rosemary, issued $111,400,000 of first mortgage bonds ("Rosemary Bonds"). The Rosemary Bonds bear interest at a fixed rate of 8-5/8% payable quarterly commencing November 15, 1996. Scheduled principal payments are required quarterly commencing November 15, 1996, and will continue through maturity on February 15, 2016. The Rosemary Bonds are subject to mandatory redemption prior to maturity under certain conditions. The Rosemary Bonds are unconditionally guaranteed by Panda-Rosemary but are non-recourse to the Company, and are secured by substantially all of the assets of Panda-Rosemary as well as all of the outstanding capital stock of PRC, PRC II and PRFC. The indenture contains certain covenants, including limitations on distributions, additional debt and certain other transactions.

      While amounts are outstanding under the Rosemary Bonds, all revenues of Panda-Rosemary are paid to a collateral agent. Funds held by the collateral agent are included in the accompanying consolidated balance sheets as restricted cash-current. On a monthly basis, the collateral agent remits to Panda-Rosemary remaining funds available after payment of all expenditures relating to the Rosemary project, including debt service, provided that Panda-Rosemary is in compliance with the debt covenants. Additionally, the collateral agent withholds funds to meet future debt service, maintenance and pollution control requirements, if required under the indenture. These amounts are included in the accompanying consolidated balance sheets as restricted cash-current and restricted cash-debt service reserves and escrow deposits.

      TERM LOAN -- On October 27, 1995, PEII obtained a term loan in the amount of $20 million from Trust Company of the West ("TCW"). This loan amended and restated the loan agreement dated November 8, 1994. In July 1996, in connection with the offering of Series A Bonds as discussed below, a portion of the proceeds was used to retire all of the term loan debt. The Company incurred a loss of $8 million on the early extinguishment of this obligation. The loan bore interest at a rate of 13.5%, payable at a rate of 11.0%. The 2.5% interest not payable currently was added to the principal balance of the loan.

      Under the loan agreement, TCW also received 1,004,000 warrants to purchase shares of PEII stock. A loan discount of $1,241,812 was created as a result of allocating value to the warrants. The carrying value of the warrants is adjusted annually to the redemption price. Such adjustment, which was allocated to the Company from PEII until the debt was retired in July 1996, was $153,861 and $172,924 in 1995 and 1996, respectively, and was recorded as interest expense in the accompanying statement of operations.

      SERIES A BONDS -- In July 1996, Panda Funding Corporation ("PFC"), a wholly-owned subsidiary of the Company, issued $105,525,000 of pooled project bonds ("Series A Bonds"). The Series A Bonds bear interest at a fixed rate of 11-5/8% payable semiannually commencing February 20, 1997. Scheduled principal payments are required semiannually commencing February 20, 1997 and will continue through maturity on August 20, 2012. The Series A Bonds are subject to mandatory redemption prior to maturity under certain conditions. The Series A Bonds are fully and unconditionally guaranteed by PIC and are guaranteed on a limited basis by Interholding up to a maximum amount specified by the guarantee agreement which approximates $25.1 million at December 31, 1996. Additionally, the Series A Bonds are secured by (i) all of the capital stock of PFC, PIC and Interholding, (ii) 60% of the capital stock of PIC Cayman, (iii) PIC's interest in distributions from Interholding, and (iv) certain other collateral. The Series A Bonds are effectively subordinated to the obligations of PIC's subsidiaries under project-level financing arrangements. The indenture contains certain covenants, including limitations on distributions, additional debt and certain other transactions.

      While amounts are outstanding under the Series A Bonds, all distributions to PIC from Interholding and certain proceeds received from PIC Cayman will be paid to a collateral agent. On a monthly basis, the collateral agent will remit to PIC remaining funds available after satisfaction of PIC's debt service obligations (including amounts withheld, if necessary, to meet future debt service and reserve fund requirements as required by the indenture) provided that PIC is in compliance with the debt covenants.

      In connection with the issuance of the Series A Bonds, the Company advanced approximately $34.8 million to PEII for project development and general corporate purposes.

      CONSTRUCTION LOAN AND CAPITAL LEASE -- On April 10, 1995, Panda-Brandywine closed the initial funding of a $215 million construction loan commitment with GECC. The construction loan bears an interest rate of the Eurodollar rate plus 2.5%. The construction loan provides for commitments under letters of credit aggregating approximately $12.4 million of which approximately $5.4 million was outstanding as of December 31, 1995. The letters of credit have terms up to the terms of the lease, an annual fee of 1.50% on any amounts outstanding and 1.25% on the unused commitment and are collateralized by the Brandywine Project.

      The Brandywine Project commenced commercial operations on October 31, 1996. The construction loan was converted to long-term non-recourse financing of $217.5 million in the form of a capital lease on December 30, 1996. To effect the lease financing, title to the Brandywine Project was transferred to a third party trustee and leased back to Panda-Brandywine. The Brandywine facility lease is a net lease with an initial term of 20 years and two five-year renewal options. The documents governing the lease financing contain various affirmative and negative covenants, including limitations on the ability of Panda-Brandywine to make distributions to its partners. In connection with the capital lease financing, GECC has provided letters of credit of approximately $2.3 million, which may be increased to approximately $7.3 million under certain circumstances. The letters of credit have an annual fee of 1.50% on any amounts outstanding.

      The future minimum lease commitments under the capital lease for the Brandywine Project are as follows:

            1997 ...................................  $   7,831,527
            1998 ...................................     10,419,439
            1999 ...................................     17,584,915
            2000 ...................................     20,489,320
            2001 ...................................     25,613,918
            Thereafter .............................    501,415,526
                                                      -------------
            Total minimum lease payments ...........    583,354,645
            Amounts representing interest ..........   (365,866,000)
                                                      -------------
            Present value of net minimum payments ..  $ 217,488,645
                                                      =============

      LONG-TERM DEBT MATURITIES -- The principal maturities of long-term obligations, excluding the capital lease relating to the Brandywine Project, for each of the five years succeeding December 31, 1996 and thereafter are as follows:

                  1997 .........................  $  5,717,623
                  1998 .........................     5,816,974
                  1999 .........................     5,926,269
                  2000 .........................     6,024,598
                  2001 .........................     7,229,603
                  Thereafter ...................   184,833,474
                                                  ------------
                                                  $215,548,541
                                                  ============

7. INCOME TAXES

      A provision for income taxes for 1994, 1995 and 1996 has not been recorded since operating losses were incurred for each year.

      The Company has approximately $45 million of net operating loss carryforwards at December 31, 1996, the benefits of which will be available to the Company when realized by PEII. The net operating loss carryforwards will expire during the years 2007 to 2011. PEII may become subject to a limitation on the amount of net operating loss carryforwards which may be used annually to offset income should certain changes in its ownership occur in the future. Should PEII become subject to such a limitation, the amount of tax benefits available to the Company could be reduced.

      Deferred tax assets of approximately $4 million and $14 million as of December 31, 1995 and 1996, respectively, consist primarily of interest in partnerships and net operating losses and are offset by a valuation allowance. The deferred tax asset for interest in partnerships relates to the difference between the tax basis of the assets contributed to the partnership upon its formation and the Company's financial reporting basis in those assets.

      SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. The Company's carryforwards expire at specific future dates and utilization of certain carryforwards is limited to specific amounts each year. However, due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits and will recognize the benefits only when reassessment demonstrates that it is more likely than not that such benefits will be realized. Realization is entirely dependent upon future earnings in specific tax jurisdictions. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense.

8. COMMITMENTS AND CONTINGENCIES

      In connection with a previous borrowing from Nova Northwest Inc. ("Nova"), Nova received a cash flow participation interest in the distributions from the Rosemary Project for the term of the Panda-Rosemary L.P. partnership agreement. Such participation interest amounted to 4.33% of the Company's own participation interest, which was 10% at the time the agreement was entered into. The Company has filed an action with the District Court of Dallas County, Texas seeking a declaratory judgment that Nova's cash flow participation is 0.433% of the Company's 100% interest after the acquisition of the institutional investor's 90% limited partnership interest. Management believes that the resolution of this dispute will not have a material effect on the financial position, results of operations or cash flows of the Company. PEII and Nova each have the option to convert the present value of cash flow participation, as defined by the agreement, to PEII common stock at $6 a share.

      In 1995, Florida Power filed an action with the Florida Public Service Commission ("Florida PSC") relating to the term of the power purchase agreement for the Kathleen Project (see Note 5) and whether the Kathleen Project, as designed, is eligible to execute the power purchase agreement pursuant to Florida Power's bid solicitation and the Florida PSC's regulations. On May 20, 1996, the Florida PSC issued an order finding that: (1) the Kathleen Project, as designed, did not comply with the power purchase agreement and the Florida PSC's regulations; (2) the capacity payments under the power purchase agreement should only extend for 20 years (as opposed to the 30 year stated term of the agreement); and (3) the construction and commercial operation milestones should be extended for an additional 18 months. The Company has appealed this ruling to the Florida Supreme Court and will vigorously defend this action. Management believes that the outcome of this litigation will not have a material effect on the accompanying consolidated financial statements.

      In August 1996, Panda-Brandywine and PEPCO commenced discussions concerning commercial operational requirements of the Brandywine Project and conversion of the construction loan to long-term financing in the form of a lease. During these discussions, disagreements arose between Panda-Brandywine and PEPCO with respect to certain provisions of the Brandywine Power Purchase Agreement, one of which relates to the determination of the interest rate that is the basis for reduction in capacity payments thereunder (the "PEPCO Interest Rate Dispute"). PEPCO and Panda-Brandywine are presently attempting to resolve these disagreements but there are no assurances that such efforts will be successful. If the PEPCO Interest Rate Dispute is determined adversely to Panda-Brandywine, the capacity payments paid by PEPCO under the Brandywine Power Purchase Agreement (which commence in January 1997) will be less than originally anticipated, thereby adversely affecting the revenues realized by Panda-Brandywine, and consequently, reducing the amount of funds that would be available for distribution to the Company.

      Raytheon Engineers and Constructors, Inc. ("Raytheon") constructed the Brandywine Project pursuant to a fixed-price, turnkey engineering, procurement and construction contract (the "Brandywine EPC Agreement") with Panda-Brandywine. Raytheon completed the construction and start-up of the Brandywine Project and has met the requirements for commercial operations and substantial completion under the Brandywine EPC Agreement, although the date on which commercial operations were achieved and the entitlement of Raytheon to certain early completion bonuses under the Brandywine EPC Agreement are the subject of a dispute between Panda-Brandywine and Raytheon. The Company estimates that the amount in dispute is less than $1 million and believes that the resolution of this dispute will not have a material adverse effect upon the financial position, results of operations or liquidity of the Company.

      The Company has entered into various long-term contracts for the purchase and transportation of fuel subject to termination only in certain limited circumstances. These contracts have remaining terms of 10 to 25 years. The Company's minimum purchase commitment under these contracts is 2.3 million British thermal units of gas annually from October 31, 1996 through October 31, 2011. In the aggregate, such commitments are not at prices in excess of the current market.

      PEC is also involved in other legal and administrative proceedings in the ordinary course of business. Management believes, based on the advice of counsel, the amount of ultimate liability with respect to these matters will not have a material affect on the financial position, results of operations or cash flows of the Company.

9. RELATED PARTY TRANSACTIONS

      The Company purchases insurance coverage through an agency owned by a major shareholder of PEII who is also a member of the board of directors of PEII and a relative of PEII's chairman. The Company believes such coverage is on terms that are no less favorable than reasonably available from unaffiliated third parties. Total insurance purchases through this agency were $291,142, $298,728 and $754,388 for the years ended December 31, 1994, 1995 and 1996, respectively.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

      The estimated fair values of the Company's financial instruments as of December 31, 1996 are as follows:

                                                 Carrying Value  Fair Value
                                                  ------------  ------------
   Long-term debt, including current portion ...  $215,548,541  $220,824,791
   Capital lease obligation ....................  $217,488,645  $217,488,645

       The Rosemary Bonds and the Series A Bonds have limited trading. The fair value of these bonds is estimated based on an April 1997 third party quotation, adjusted to reflect changes in the yield of government securities with similar maturities since December 31, 1996. The fair value of the capital lease obligation equals the carrying value of the obligation because the lease financing transaction, which closed on December 30, 1996, reflects the Company's incremental borrowing rate at year end.

      The Company is also a party to letters of credit. Historically, no claims have been made against these financial instruments and management does not expect any material losses to result from these off-balance-sheet instruments because performance is not usually expected to be required. Therefore, management is of the opinion that the fair value of these instruments is zero.

      The Company has various purchase commitments for gas supply and delivery incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of the current market.

      The Company's electric capacity and energy sales are currently under two power sales contracts with two customers. The failure of these customers to fulfill their contractual obligations could have a substantial negative impact on the Company's revenue. However, the Company does not anticipate non-performance by the customers under these contracts.

11.  SUBSEQUENT EVENT

      In April 1997, Global Cayman issued $155.2 million original principal amount of senior secured notes ("Senior Secured Notes") to finance the development and construction of the Luannan Project. The Senior Secured Notes, which were issued at a discount for gross proceeds of $145.0 million, bear interest at a fixed rate of 12 1/2% payable semiannually commencing October 15, 1997. Scheduled principal payments are required semiannually commencing October 15, 2000 and will continue through maturity on April 15, 2004. The Senior Secured Notes are subject to mandatory redemption prior to maturity under certain conditions. The Senior Secured Notes are secured by (i) a pledge of 100% of the capital stock of Global Cayman, 99% of the capital stock of Pan-Western and at least 90% of the capital stock of Pan-Sino, and (ii) a security interest in certain funds of Global Cayman and its subsidiaries established under the indenture. Additionally, the Senior Secured Notes are fully and unconditionally guaranteed by Panda Global, whose guarantee (the "Senior Secured Notes Guarantee") is secured by (i) a pledge of 100% of the capital stock of Panda Global and PEC and (ii) a security interest in certain funds of Panda Global established under the indenture. The Senior Secured Notes Guarantee is effectively subordinated to the obligations of PIC and its subsidiaries under the Series A Bonds and project-level financing arrangements. The indenture contains certain covenants, including limitations on distributions, additional debt and certain other transactions. Individually, and in the aggregate, the pledges of the capital stock of PEC, Pan-Western and Pan-Sino do not constitute a "substantial portion" (as defined in Rule 3-10 of Regulation S-X promulgated under the Securities Act of 1933) of collateral for the Senior Secured Notes or the Senior Secured Notes Guarantee. Separate financial statements of such entities are not presented, as management has determined that such information is not material to holders of the Senior Secured Notes. See Note 12 for condensed consolidating financial information for the Company.

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

      As discussed in Note 11, the Senior Secured Notes issued in April 1997 by Global Cayman are fully and unconditionally guaranteed by Panda Global. Condensed consolidating financial information for the Company as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 is as follows:

                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATING BALANCE SHEET
                                   DECEMBER 31, 1995

                                     ASSETS
                                                                             Non-
                                              Panda          Panda          Guar-                            Panda
                                              Global         Global         antor                            Global
                                            Energy Co.    Holdings, Inc.    Subsid-           Elimi-      Holdings, Inc.
                                             (Issuer)      (Guarantor)      iaries           nations      Consolidated
                                            -----------   -------------   -------------   -------------   -------------
Current Assets:
   Cash and cash equivalents .............  $      --     $        --     $   1,166,385   $        --     $   1,166,385
   Restricted cash -- current ............         --              --         1,876,142            --         1,876,142
   Accounts receivable ...................         --              --         5,199,999            --         5,199,999
   Fuel oil, spare parts and supplies ....         --              --         3,084,168            --         3,084,168
   Other current assets ..................         --              --            12,664            --            12,664
                                            -----------   -------------   -------------   -------------   -------------
      Total current assets ...............         --              --        11,339,358            --        11,339,358

Plant and equipment:
   Electric generating facility ..........         --              --       105,168,094            --       105,168,094
   Furniture and fixtures ................         --              --            29,080            --            29,080
   Less accumulated depreciation .........         --              --       (21,008,036)           --       (21,008,036)
   Construction in progress ..............         --              --       132,604,494            --       132,604,494
   Development costs .....................         --              --         3,350,924            --         3,350,924
                                            -----------   -------------   -------------   -------------   -------------
      Total plant and equipment, net .....         --              --       220,144,556            --       220,144,556
Investment in and advances to subsidiaries    1,065,063            --              --        (1,065,063)           --
Restricted cash -- debt service reserves
   and escrow deposits ...................         --              --        10,947,948            --        10,947,948
Debt issuance costs ......................         --              --         3,990,655            --         3,990,655
Partnership formation costs, net .........         --              --           533,100            --           533,100
                                            -----------   -------------   -------------   -------------   -------------
                                            $ 1,065,063   $        --     $ 246,955,617   $  (1,065,063)  $ 246,955,617
                                            ===========   =============   =============   =============   =============

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
   Accounts payable and accrued expenses:
      Construction costs .................  $      --     $        --     $   5,597,818   $        --     $   5,597,818
      Interest and letter of credit fees .         --              --         2,540,347            --         2,540,347
      Operating expenses and other .......         --              --         1,219,061            --         1,219,061
   Current portion of long-term debt .....         --              --         9,100,000            --         9,100,000
                                            -----------   -------------   -------------   -------------   -------------
      Total current liabilities ..........         --              --        18,457,226            --        18,457,226

Long term debt, less current portion .....         --              --       234,608,361            --       234,608,361
Investment in and advances from affiliates         --        42,945,636            --       (42,945,636)           --
Minority interest ........................         --              --        36,835,666            --        36,835,666
Shareholder's equity (deficit):
   Common stock, par value
        $.01; 1,000 shares authorized,
      issued and outstanding .............            2              10              10             (12)             10
   Advances (to) from parent .............    1,712,061     (26,869,548     (26,869,548)     25,157,487     (26,869,548)
   Accumulated deficit ...................     (647,000)    (16,076,098)    (16,076,098)     16,723,098     (16,076,098)
      Total shareholder's equity (deficit)    1,065,063     (42,945,636)    (42,945,636)     41,880,573     (42,945,636)
                                            -----------   -------------   -------------   -------------   -------------
                                            $ 1,065,063   $        --     $ 246,955,617   $  (1,065,063)  $ 246,955,617
                                            ===========   =============   =============   =============   =============


                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATING BALANCE SHEET
                                   DECEMBER 31, 1996

                                     ASSETS
                                                                              Non-
                                              Panda          Panda            Guar-                           Panda
                                              Global         Global           antor                          Global
                                            Energy Co.    Holdings, Inc.     Subsid-         Elimi-       Holdings, Inc.
                                             (Issuer)      (Guarantor)       iaries          nations      Consolidated
                                            -----------   -------------   -------------   -------------   -------------
Current Assets:
   Cash and cash equivalents .............  $      --     $        --     $   1,335,086   $        --     $   1,335,086
   Restricted cash -- current ............         --              --        17,809,921            --        17,809,921
   Accounts and notes receivable .........         --              --         9,402,685            --         9,402,685
   Fuel oil, spare parts and supplies ....         --              --         7,913,777            --         7,913,777
   Other current assets ..................         --              --           164,905            --           164,905
                                            -----------   -------------   -------------   -------------   -------------
      Total current assets ...............         --              --        36,626,374            --        36,626,374
Plant and equipment:
   Electric generating facility ..........         --              --       288,716,711            --       288,716,711
   Furniture and fixtures ................         --              --           494,418            --           494,418
   Less accumulated depreciation .........         --              --       (26,539,539)           --       (26,539,539)
   Construction in progress ..............         --              --              --              --              --
   Development costs .....................         --              --         6,053,361            --         6,053,361
                                            -----------   -------------   -------------   -------------   -------------
      Total plant and equipment, net .....         --              --       268,724,951            --       268,724,951

Investment in and advances to subsidiaries    3,798,781            --              --        (3,798,781)           --
Restricted cash -- debt service reserves
   and escrow deposits ...................         --              --        32,548,366            --        32,548,366
Debt issuance costs ......................         --              --         7,570,521            --         7,570,521
Partnership formation costs, net .........         --              --              --              --              --
                                            -----------   -------------   -------------   -------------   -------------
                                            $ 3,798,781   $        --     $ 345,470,212   $  (3,798,781)  $ 345,470,212
                                            ===========   =============   =============   =============   =============

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
   Accounts payable and accrued expenses:
      Construction costs .................  $      --     $        --     $     660,167   $        --     $     660,167
      Interest and letter of credit fees .         --              --         6,297,558            --         6,297,558
      Operating expenses and other .......         --              --         6,991,796            --         6,991,796
   Current portion of long-term debt .....         --              --         5,717,623            --         5,717,623
                                            -----------   -------------   -------------   -------------   -------------
      Total current liabilities ..........         --              --        19,667,144            --        19,667,144

Long term debt, less current portion .....         --              --       209,830,918            --       209,830,918
Capital lease obligation .................         --              --       217,488,645            --       217,488,645
Investment in and advances from affiliates  101,516,495            --      (101,516,495)           --
Minority interest ........................         --              --              --              --              --
Shareholder's equity (deficit):
   Common stock, par value
        $.01; 1,000 shares authorized,
        issued and outstanding ...........            2              10              10             (12)             10
   Advances (to) from parent .............    6,099,779     (52,782,940)    (52,782,940)     46,683,161     (52,782,940)
   Accumulated deficit ...................   (2,301,000)    (48,733,565)    (48,733,565)     51,034,565     (48,733,565)
      Total shareholder's equity(deficit)     3,398,781    (101,516,495)   (101,516,495)     97,717,714    (101,516,495)
                                            -----------   -------------   -------------   -------------   -------------
                                            $ 3,798,781   $        --     $ 345,470,212   $  (3,798,781)  $ 345,470,212
                                            ===========   =============   =============   =============   =============

                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                         FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                  Non-
                                                  Panda          Panda            Guar-                       Panda
                                                  Global         Global           antor                       Global
                                                 Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                  (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                ------------   ------------   ------------   ------------  ------------
Revenue:
   Electric capacity .........................  $       --     $       --     $ 30,664,096   $       --    $ 30,664,096
   Steam and chilled water sales .............          --             --          650,575           --         650,575
   Interest income ...........................          --             --          602,783           --         602,783
   Equity in loss of subsidiary ..............      (203,000)      (861,265)          --        1,064,265          --
                                                ------------   ------------   ------------   ------------  ------------
      Total revenue ..........................      (203,000)      (861,265)    31,917,454      1,064,265    31,917,454
Expenses:
   Plant operating expenses ..................          --             --        8,940,146           --       8,940,146
   Project development and administrative ....          --             --        1,779,349           --       1,779,349
   Interest expense and letter of credit fees           --             --       11,017,418           --      11,017,418
   Depreciation ..............................          --             --        4,208,314           --       4,208,314
   Amortization of debt issuance costs .......          --             --          600,382           --         600,382
   Amortization of partnership formation costs          --             --          533,116           --         533,116
                                                ------------   ------------   ------------   ------------  ------------
      Total expenses .........................          --             --       27,078,725           --      27,078,725
                                                ------------   ------------   ------------   ------------  ------------
Income (loss) before minority interest .......      (203,000)      (861,265)     4,838,729      1,064,265     4,838,729
Minority interest ............................          --             --       (5,699,994)          --      (5,699,994)
                                                ------------   ------------   ------------   ------------  ------------
   Net loss ..................................  $   (203,000)  $   (861,265)  $   (861,265)  $  1,064,265  $   (861,265)
                                                ============   ============   ============   ============  ============

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                  Non-
                                                  Panda          Panda            Guar-                       Panda
                                                  Global         Global           antor                       Global
                                                 Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                  (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                ------------   ------------   ------------   ------------  ------------
Revenue:
   Electric capacity .........................  $       --     $       --     $ 29,858,475   $       --    $ 29,858,475
   Steam and chilled water sales .............          --             --          473,040           --         473,040
   Interest income ...........................          --             --          895,268           --         895,268
   Equity in loss of  subsidiary .............      (444,000)    (2,731,689)          --        3,175,689          --
                                                ------------   ------------   ------------   ------------  ------------
      Total revenue ..........................      (444,000)    (2,731,689)    31,226,783      3,175,689    31,226,783
                                                ------------   ------------   ------------   ------------  ------------
Expenses:
   Plant operating expenses ..................          --             --        9,347,707           --       9,347,707
   Project development and administrative ....          --             --        2,550,376           --       2,550,376
   Interest expense and letter of credit fees           --             --       11,715,929           --      11,715,929
   Depreciation ..............................          --             --        4,209,453           --       4,209,453
   Amortization of debt issuance costs .......          --             --          554,311           --         554,311
   Amortization of partnership formation costs          --             --          533,116           --         533,116
                                                ------------   ------------   ------------   ------------  ------------
      Total expenses .........................          --             --       28,910,892           --      28,910,892
                                                ------------   ------------   ------------   ------------  ------------
Income (loss) before minority interest .......      (444,000)    (2,731,689)     2,315,891      3,175,689     2,315,891
Minority interest ............................          --             --       (5,047,580)          --      (5,047,580)
                                                ------------   ------------   ------------   ------------  ------------
Net loss .....................................  $   (444,000)  $ (2,731,689)  $ (2,731,689)  $  3,175,689  $ (2,731,689)
                                                ============   ============   ============   ============  ============

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                    Non-
                                                    Panda          Panda            Guar-                       Panda
                                                    Global         Global           antor                       Global
                                                   Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                    (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                  ------------   ------------   ------------   ------------  ------------
Revenue:
   Electric capacity ...........................  $       --    $       --     $ 32,273,736   $       --   $ 32,273,736
   Steam and chilled water sales ...............          --            --          502,757           --        502,757
   Interest income .............................          --            --        1,518,006           --      1,518,006
   Equity in loss of subsidiaries ..............    (1,654,000)  (32,657,467)          --       34,311,467         --
                                                  ------------  ------------   ------------   ------------ ------------
      Total revenue ............................    (1,654,000)  (32,657,467)    34,294,499     34,311,467   34,294,499

Expenses:
   Plant operating expenses ....................          --            --       12,050,495           --     12,050,495
   Project development and administrative ......          --            --        5,187,348           --      5,187,348
   Interest expense and letter of credit fees ..          --            --       19,414,012           --     19,414,012
   Depreciation ................................          --            --        5,531,502           --      5,531,502
   Amortization of debt issuance costs .........          --            --          493,799           --        493,799
   Amortization of partnership formation costs .          --            --          533,100           --        533,100
                                                  ------------  ------------   ------------   ------------ ------------
      Total expenses ...........................          --            --       43,210,256           --     43,210,256
                                                  ------------  ------------   ------------   ------------ ------------

Income (loss) before minority interest and
     extraordinary item ........................    (1,654,000)  (32,657,467)    (8,915,757)    34,311,467   (8,915,757)
Minority interest ..............................          --            --       (2,405,160)          --     (2,405,160)
                                                  ------------  ------------   ------------   ------------ ------------
Income (loss) before extraordinary item ........    (1,654,000)  (32,657,467)   (11,320,917)    34,311,467  (11,320,917)
Extraordinary item - loss on debt extinguishment          --            --      (21,336,550)          --    (21,336,550)
                                                  ------------  ------------   ------------   ------------ ------------
Net loss .......................................  $ (1,654,000) $(32,657,467)  $(32,657,467)  $ 34,311,467 $(32,657,467)
                                                  ============  ============   ============   ============ ============

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      For the Year Ended December 31, 1994

                                                                                    Non-
                                                    Panda          Panda            Guar-                       Panda
                                                    Global         Global           antor                       Global
                                                   Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                    (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                  ------------   ------------   ------------   ------------  ------------

Net cash provided by operating
  activities                                      $        --     $       --    $ 7,584,583    $        --   $ 7,584,583

Investing activities:
  Restricted cash - current                                --             --      2,847,429             --     2,847,429
  Additions to plant and equipment                         --             --    (5,045,085)             --   (5,045,085)
  Acquisition of minority interest                         --             --             --             --            --
  Restricted cash - debt service
     reserves and escrow deposits                          --             --      (457,538)             --     (457,538)
								  -----------	----------    ----------     -----------   ----------
         Net cash used in investing
           activities                                      --             --    (2,655,194)             --   (2,655,194)
								  -----------     ----------    ----------     -----------   ----------

Financing activities:
  Distributions to minority
    interest owner                                         --             --    (4,590,354)             --   (4,590,354)
  Advances (to) from parent                           732,773    (6,954,287)    (6,954,287)      6,221,514   (6,954,287)
  Advances (to) from subsidiaries                   (732,773)      6,954,287            --    (6,221,514)            --
  Proceeds from long-term debt                             --             --     16,534,706             --    16,534,706
  Repayment of long-term debt                              --             --    (7,500,000)             --   (7,500,000)
  Debt issuance costs                                      --             --      (498,281)             --     (498,281)
								  -----------    -----------	  ----------    ------------   ----------
     Net cash provided by
       financing activities                                --             --    (3,008,216)             --   (3,008,216)
 								  -----------    -----------    ----------    ------------   ----------
Increase (decrease) in cash
   and cash equivalents                                    --             --      1,921,173             --     1,921,173

Cash and cash equivalents,
   beginning of period                                     --             --      2,101,209             --     2,101,209
 								  -----------    -----------    -----------   ------------   -----------
Cash and cash equivalents,
   end of period                                   $       --      $      --    $ 4,022,382     $       --   $ 4,022,382
                                                  ============  ============   ============   ============  ============

								F-21


                     For the Year Ended December 31, 1995

                                                                                    Non-
                                                    Panda          Panda            Guar-                       Panda
                                                    Global         Global           antor                       Global
                                                   Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                    (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                  ------------   ------------   ------------   ------------  ------------

Net cash provided by
   operating activities                           $        --     $       --     $ 8,403,538    $        --    $ 8,403,538

Investing activities:
  Restricted cash - current                                --             --         695,684             --        695,684
  Additions to plant and equipment                         --             --   (124,109,566)             --  (124,109,566)
  Acquisition of minority interest                         --             --              --             --             --
  Restricted cash - debt service
     reserves and escrow deposits                          --             --       (747,655)             --      (747,655)
 								  -----------    -----------    -----------    ------------   -----------
         Net cash used in investing
            activities                                     --             --   (124,161,537)             --  (124,161,537)
 								  -----------    -----------    -----------    ------------   -----------
Financing activities:
  Distributions to minority
     interest owner                                        --             --     (3,800,279)             --    (3,800,279)
  Advances (to) from parent                           979,288   (13,004,619)    (13,004,619)     12,025,331   (13,004,619)
  Advances (to) from subsidiaries                   (979,288)     13,004,619              --   (12,025,331)             --
  Proceeds from long-term debt                             --             --     147,541,291             --    147,541,291
  Repayment of long-term debt                              --             --    (17,500,000)             --   (17,500,000)
  Debt issuance costs                                      --             --       (334,391)             --      (334,391)
  								  -----------    -----------    ------------    -----------   -----------
    Net cash provided by
       financing activities                                --             --     112,902,002             --    112,902,002
 								  -----------    -----------    ------------    -----------   ------------
Increase (decrease) in cash
   and cash equivalents                                    --             --     (2,855,997)             --    (2,855,997)

Cash and cash equivalents,
   beginning of period                                     --             --       4,022,382             --      4,022,382
 								  -----------    -----------    ------------    -----------   ------------
Cash and cash equivalents,
   end of period                                      $    --       $     --     $ 1,166,385    $        --    $ 1,166,385
                                                  ============   ===========    ============   ============   ============


                      For the Year Ended December 31, 1996

                                                                                    Non-
                                                    Panda          Panda            Guar-                       Panda
                                                    Global         Global           antor                       Global
                                                   Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                    (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                  ------------   ------------   ------------   ------------  ------------

Net cash provided by
   operating activities                            $        --   $         --   $ (1,620,455)  $         --   $  (1,620,455)

Investing activities:
  Restricted cash - current                                 --             --    (15,933,779)            --     (15,933,779)
  Additions to plant and equipment                          --             --    (62,881,838)            --     (62,881,838)
  Acquisition of minority interest                          --             --    (34,256,423)            --     (34,256,423)
  Restricted cash - debt service
     reserves and escrow deposits                           --             --    (21,600,418)            --     (21,600,418)
                                                   ------------   -----------   ------------   ------------    ------------
        Net cash used in
           investing activities                             --             --   (134,672,458)            --    (134,672,458)
                                                   ------------   -----------   ------------   ------------    ------------
Financing activities:
  Distributions to minority
      interest owner                                        --             --     (1,152,113)            --      (1,152,113)
  Advances (to) from parent                          4,387,718   (25,913,392)    (25,913,392)    21,525,674     (25,913,392)
  Advances (to) from subsidiaries                  (4,387,718)     25,913,392              --  (21,525,674)            --
  Proceeds from long-term debt                              --             --     299,677,926            --      299,677,926
  Repayment of long-term debt                               --             --   (128,415,271)            --    (128,415,271)
  Debt issuance costs                                       --             --     (7,735,536)            --      (7,735,536)
                                                   ------------   -----------   ------------   ------------    ------------
     Net cash provided by
        financing activities                                --             --    136,461,614             --     136,461,614
                                                   ------------   -----------   ------------   ------------    ------------
Increase (decrease) in cash
   and cash equivalents                                     --             --        168,701            --          168,701

Cash and cash equivalents,
   beginning of period                                      --             --      1,166,385            --        1,166,385
                                                  ------------    -----------   ------------   -----------     ------------

Cash and cash equivalents,
   end of period                                    $       --      $      --   $  1,335,086   $        --      $ 1,335,086
                                                  ============   ============   ============   ===========     ============


                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                   (UNAUDITED)
                                                   DECEMBER 31      MARCH 31
                                                      1996            1997
                                                  -------------   -------------
Current assets:
   Cash and cash equivalents ...................  $   1,335,086   $   1,198,071
   Restricted cash -- current ..................     17,809,921      15,115,215
   Accounts receivable .........................      9,402,685       9,219,619
   Fuel oil, spare parts and supplies ..........      7,913,777       6,897,908
   Other current assets ........................        164,905         234,585
                                                  -------------   -------------
      Total current assets .....................     36,626,374      32,665,398

Plant and equipment:
   Electric generating facilities ..............    288,716,711     289,097,164
   Furniture and fixtures ......................        494,418         496,202
   Less: accumulated depreciation ..............    (26,539,539)    (29,488,416)
   Development costs ...........................      6,053,361       9,426,582
                                                  -------------   -------------
      Total plant and equipment, net ...........    268,724,951     269,531,532

Restricted cash - debt service reserves
  and escrow deposits ..........................     32,548,366      32,548,366
Debt issuance costs, net of accumulated
  amortization of $165,015 and $338,822,
  respectively .................................      7,570,521       7,530,770
                                                  -------------   -------------
                                                  $ 345,470,212   $ 342,276,066
                                                  =============   =============

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
   Accounts payable and accrued expenses:
      Construction costs .......................  $     660,167   $        --
      Interest and letter of credit fees .......      6,297,558       2,505,216
      Operating expenses and other .............      6,991,796       5,931,986
   Current portion of long-term debt ...........      5,717,623       5,501,823
                                                  -------------   -------------
         Total current liabilities .............     19,667,144      13,939,025

Long-term debt, less current portion ...........    209,830,918     208,454,461
Capital lease obligation .......................    217,488,645     222,868,697
Commitments and contingencies  (Note 4)
Shareholder's deficit:
   Common stock, par value $.01; 1,000 shares
         authorized, issued and outstanding ....             10              10
   Advances to parent ..........................    (52,782,940)    (47,562,041)
   Accumulated deficit .........................    (48,733,565)    (55,424,086)
                                                  -------------   -------------
      Total shareholder's deficit ..............   (101,516,495)   (102,986,117)
                                                  -------------   -------------
                                                  $ 345,470,212   $ 342,276,066
                                                  =============   =============

        See accompanying notes to condensed consolidated financial statements

                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                      (UNAUDITED)

                                                        1996           1997
                                                    ------------   ------------
Revenue:
   Electric capacity and energy sales ............  $  8,015,442   $ 17,329,693
   Steam and chilled water sales .................       121,548        130,582
   Interest income ...............................       185,672        429,727
                                                    ------------   ------------
                                                       8,322,662     17,890,002
                                                    ------------   ------------
Expenses:
   Plant operating expenses ......................     2,441,532      8,261,187
   Project development and administrative ........       803,433      2,395,022
   Interest expense and letter of credit fees ....     3,184,745     10,801,629
   Depreciation ..................................     1,053,220      2,948,878
   Amortization of debt issuance costs ...........       140,907        173,807
   Amortization of partnership formation costs ...       133,275           --
                                                    ------------   ------------
                                                       7,757,112     24,580,523
                                                    ------------   ------------
Income (loss) before minority interest ...........       565,550     (6,690,521)
Minority interest ................................    (1,718,948)          --
                                                    ------------   ------------
Net loss .........................................  $ (1,153,398)  $ (6,690,521)
                                                    ============   ============

     See accompanying notes to condensed consolidated financial statements.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

        CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT FOR THE
                        THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)

                                                                      TOTAL
                           COMMON   ADVANCES      ACCUMULATED     SHAREHOLDER'S
                           STOCK    TO PARENT       DEFICIT           DEFICIT
                            ---   ------------    ------------    -------------
Balance, January 1, 1997    $10   $(52,782,940)   $(48,733,565)   $(101,516,495)
Advances from parent ....    --      5,220,899            --          5,220,899
Net loss ................    --           --        (6,690,521)      (6,690,521)
                            ---   ------------    ------------    -------------
Balance, March 31, 1997 .   $10   $(47,562,041)   $(55,424,086)   $(102,986,117)
                            ===   ============    ============    =============

     See accompanying notes to condensed consolidated financial statements.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                   (UNAUDITED)

                                                                      1996         1997
                                                                 ------------    -----------
Operating activities:
   Net loss ..................................................   $ (1,153,398)   $(6,690,521)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
      Minority interest ......................................      1,718,948           --
      Depreciation ...........................................      1,053,220      2,948,878
      Amortization of debt issuance costs ....................        140,907        173,807
      Amortization of partnership formation costs ............        133,275           --
      Amortization of loan discount and deferred interest ....         47,953      5,380,052
   Changes in assets and liabilities:
      Accounts receivable ....................................       (660,500)       183,066
      Fuel oil, spare parts and supplies .....................        281,634      1,015,869
      Other current assets ...................................        (47,151)       (69,680)
      Accounts payable and accrued expenses ..................      2,623,451     (4,852,153)
                                                                 ------------    -----------
      Net cash provided (used) by operating activities .......      4,138,339     (1,910,682)
                                                                 ------------    -----------
Investing activities:
   Restricted cash - current .................................     (4,843,722)     2,694,706
   Additions to property, plant and equipment ................    (21,631,804)    (4,415,625)
   Restricted cash - debt service reserves and escrow deposits         76,776           --
                                                                 ------------    -----------
      Net cash provided (used) by investing activities .......    (26,398,750)    (1,720,919)
                                                                 ------------    -----------
Financing activities:
   Distributions to minority interest owner ..................       (321,124)          --
   Advances from parent ......................................      1,490,607      5,220,899
   Proceeds from long-term debt ..............................     21,488,220           --
   Repayment of long-term debt ...............................           --       (1,592,257)
   Debt issuance costs .......................................       (199,498)      (134,056)
                                                                 ------------    -----------
      Net cash provided by financing activities ..............     22,458,205      3,494,586
                                                                 ------------    -----------

Increase (decrease) in cash and cash equivalents .............        197,794       (137,015)
Cash and cash equivalents, beginning of period ...............      1,166,385      1,335,086
                                                                 ------------    -----------
Cash and cash equivalents, end of period .....................   $  1,364,179    $ 1,198,071
                                                                 ============    ===========

NON-CASH OPERATING AND FINANCING ACTIVITIES:

Interest expense on capital lease obligation .................   $       --      $ 5,380,052

        See accompanying notes to condensed consolidated financial statements.

                  PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

      Panda Global Holdings, Inc. ("Panda Global", or collectively with its subsidiaries the "Company"), a wholly owned subsidiary of Panda Energy International, Inc. ("PEII"), was formed in March 1997 to hold the ownership interests in four independent power projects which were formerly owned by other wholly owned subsidiaries of PEII. The ownership interests were transferred to the Company at PEII's historical cost. Because the transfers occurred between entities under common control, the transactions have been accounted for in a manner similar to a pooling of interests. The Company has two direct wholly owned subsidiaries: Panda Energy Corporation ("PEC")( a Texas corporation) which indirectly holds the Company's ownership interests in domestic projects, and Panda Global Energy Company ("Global Cayman")(a Cayman Islands company) which indirectly holds the Company's ownership interest in an international project located in China.

      PEC, through its wholly owned subsidiary Panda Interfunding Corporation ("PIC") and PIC's wholly owned subsidiary Panda Interholding Corporation ("Interholding"), holds the Company's ownership interests in the Rosemary project and the Brandywine project. The entities holding such ownership interests include the following: Panda Rosemary Corporation ("PRC"), a 91% general partner in Panda-Rosemary, L.P. ("Panda-Rosemary"); PRC II Corporation ("PRC II"), a 9% limited partner in Panda-Rosemary; Panda Brandywine Corporation, a 50% general partner in Panda-Brandywine, L.P. ("Panda-Brandywine"); Panda Energy Corporation (a Delaware corporation), a 50% limited partner in Panda-Brandywine; and Brandywine Water Company. The Company, through its general and limited partnership interests, owns 100% of Panda-Brandywine and, as of July 31, 1996, owns 100% of Panda-Rosemary. Prior to July 31, 1996, the Company owned 10% of Panda-Rosemary. The Rosemary and Brandywine projects are located in the United States. Other direct or indirect wholly owned subsidiaries of PIC include Panda Funding Corporation ("PFC"), Panda-Rosemary Funding Corporation ("PRFC") and Panda Cayman Interfunding Corporation ("PIC Cayman"), which have been formed to facilitate the financing of the development and acquisition of independent power projects.

      Additionally, PEC holds the Company's 100% ownership interest in the Kathleen project through its wholly owned subsidiaries.

      Global Cayman (which collectively with its subsidiaries is a development stage enterprise having no operating revenues) holds a 95.5% ownership interest in Pan-Sino Energy Development Company LLC ("Pan-Sino")(a Cayman Islands company), which in turn holds a 99% ownership interest in Pan-Western Energy Corporation LLC ("Pan-Western")(a Cayman Islands company), which in turn owns an approximately 88% interest in four joint venture companies (the "Joint Venture Companies") organized under the laws of the People's Republic of China ("China") to develop and construct an independent power project located in China. The Joint Venture Companies, which currently have no material assets or operations, are: Tangshan Panda Heat and Power Company, Ltd. ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Company, Ltd. ("Tangshan Pan-Western"), Tangshan Cayman Heat and Power Company, Ltd. ("Tangshan Cayman") and Tangshan Pan-Sino Heat Company, Ltd. ("Tangshan Pan-Sino").

	Collectively, PEC, Pan-Sino and Pan-Western are the predecessors of the Company.

      All material intercompany accounts and transactions have been eliminated in consolidation.

2. SIGNIFICANT ACCOUNTING POLICIES

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and should be read in conjunction with the audited financial statements for the year ended December 31, 1996. The accompanying unaudited condensed consolidated financial statements for the three months ended March 31, 1996 and 1997 include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the results for the interim periods. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The amounts presented in the balance sheet as of December 31, 1996 were derived from the Company's audited consolidated financial statements.

      ALLOCATION OF ADMINISTRATIVE COSTS -- PEII performs certain accounting, legal, insurance, and consulting services for the

Company. These general and administrative costs are generally allocated to the Company using the percentage of time PEII personnel spent performing these services. The expenses allocated were $532,000 and $1,110,000 for the three months ended March 31, 1996 and 1997, respectively, and are included in project development and administrative expenses in the statement of operations. Management believes the method used to allocate these costs is reasonable.

3. POWER PROJECTS AND LONG-TERM DEBT

      The Company has incurred development costs on the Kathleen Project of $2.8 million as of December 31, 1996 and March 31, 1997. The Company has incurred development costs on the Luannan Project of $3.3 million and $6.6 million as of December 31, 1996 and March 31, 1997, respectively. Such costs are included in plant and equipment under development costs in the accompanying balance sheets.

4. COMMITMENTS AND CONTINGENCIES

      In 1995, Florida Power filed an action with the Florida Public Service Commission ("Florida PSC") relating to the term of the power purchase agreement for the Kathleen Project and whether the Kathleen Project, as designed, is eligible to execute the power purchase agreement pursuant to Florida Power's bid solicitation and the Florida PSC's regulations. On May 20, 1996, the Florida PSC issued an order finding that: (1) the Kathleen Project, as designed, did not comply with the power purchase agreement and the Florida PSC's regulations; (2) the capacity payments under the power purchase agreement should only extend for 20 years (as opposed to the 30 year stated term of the agreement); and (3) the construction and commercial operation milestones should be extended for an additional 18 months. The Company has appealed this ruling to the Florida Supreme Court and will vigorously defend this action. Management believes that the outcome of this litigation will not have a material effect on the accompanying condensed consolidated financial statements.

      In August 1996, Panda-Brandywine and PEPCO commenced discussions concerning commercial operational requirements of the Brandywine Project and conversion of the construction loan to long-term financing in the form of a lease. During these discussions, disagreements arose between Panda-Brandywine and PEPCO with respect to certain provisions of the Brandywine Power Purchase Agreement which relate to the determination of the interest rate that is the basis for reduction in capacity payments thereunder (the "PEPCO Interest Rate Dispute"). PEPCO and Panda-Brandywine are presently attempting to resolve these disagreements but there are no assurances that such efforts will be successful. If the PEPCO Interest Rate Dispute is determined adversely to Panda-Brandywine, the capacity payments paid by PEPCO under the Brandywine Power Purchase Agreement will be less than originally anticipated, thereby adversely affecting the revenues realized by Panda-Brandywine, and consequently, reducing the amount of funds that would be available for distribution to the Company.

      Raytheon Engineers and Constructors, Inc. ("Raytheon") constructed the Brandywine Project pursuant to a fixed-price, turnkey engineering, procurement and construction contract (the "Brandywine EPC Agreement") with Panda-Brandywine. Raytheon completed the construction and start-up of the Brandywine Project and has met the requirements for commercial operations and substantial completion under the Brandywine EPC Agreement, although the date on which commercial operations were achieved and the entitlement of Raytheon to certain early completion bonuses under the Brandywine EPC Agreement are the subject of a dispute between Panda-Brandywine and Raytheon. The Company estimates that the amount in dispute is less than $1 million and believes that the resolution of this dispute will not have a material adverse effect upon the financial position, results of operations or liquidity of the Company.

5. SUBSEQUENT EVENT

      In April 1997, Global Cayman issued $155.2 million original principal amount of senior secured notes ("Senior Secured Notes") to finance the development and construction of the Luannan Project. The Senior Secured Notes, which were issued at a discount for gross proceeds of $145.0 million, bear interest at a fixed rate of 12 1/2% payable semiannually commencing October 15, 1997. Scheduled principal payments are required semiannually commencing October 15, 2000 and will continue through maturity on April 15, 2004. The Senior Secured Notes are subject to mandatory redemption prior to maturity under certain conditions. The Senior Secured Notes are secured by (i) a pledge of 100% of the capital stock of Global Cayman, 99% of the capital stock of Pan-Western and at least 90% of the capital stock of Pan-Sino, and (ii) a security interest in certain funds of Global Cayman and its subsidiaries established under the indenture. Additionally, the Senior Secured Notes are fully and unconditionally guaranteed by Panda Global, whose guarantee (the "Senior Secured Notes Guarantee") is secured by (i) a pledge of 100% of the capital stock of Panda Global and PEC and (ii) a security interest in certain funds of Panda Global established under the indenture. The Senior Secured Notes Guarantee is effectively subordinated to the obligations of PIC and its subsidiaries under the Series A Bonds and project-level financing arrangements. The indenture contains certain covenants, including limitations on distributions, additional debt and certain other transactions. Individually, and in the aggregate, the pledges of capital stock of PEC, Pan-Western and Pan-Sino do not constitute a "substantial portion" (as defined in Rule 3-10 of Regulation S-X promulgated under the Securities Act of 1933) of collateral for the Senior Secured Notes or the Senior Secured Notes Guarantee. Separate financial statements of such entities are not presented, as management has determined that such information is not material to holders of the Senior Secured Notes. See Note 6 for condensed consolidating financial information for the Company.

6.    CONDENSED CONSOLIDATING FINANCIAL INFORMATION

	As discussed in Note 5, the Senior Secured Notes issued in April 1997 by Global Cayman are fully and unconditionally guaranteed by Panda Global. Condensed consolidating financial information for the Company as of March 31, 1997 and for the three mont periods ended March 31, 1996 and 1997 is as follows:

                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATING BALANCE SHEET
                                     March 31, 1997

                                     ASSETS
                                                                             Non-
                                              Panda          Panda          Guar-                            Panda
                                              Global         Global         antor                            Global
                                            Energy Co.    Holdings, Inc.    Subsid-           Elimi-      Holdings, Inc.
                                             (Issuer)      (Guarantor)      iaries           nations      Consolidated
                                            -----------   -------------   -------------   -------------   -------------
Current Assets:
   Cash and cash equivalents .............  $      --     $        --     $   1,198,071   $        --     $   1,198,071
   Restricted cash -- current ............         --              --        15,115,215            --        15,115,215
   Accounts receivable ...................         --              --         9,219,619            --         9,219,619
   Fuel oil, spare parts and supplies ....         --              --         6,897,908                       6,897,908
   Other current assets ..................         --              --           234,585                         234,585
                                            -----------   -------------   -------------   -------------   -------------
      Total current assets ...............         --              --        32,665,398            --        32,665,398

Plant and equipment:
   Electric generating facility ..........         --              --       289,097,164            --       289,097,164
   Furniture and fixtures ................         --              --           496,202            --           496,202
   Less accumulated depreciation .........         --              --       (29,488,416)           --       (29,488,416)
   Construction in progress ..............         --              --              --              --              --
   Development costs .....................         --              --         9,426,582            --         9,426,582
                                            -----------   -------------   -------------   -------------   -------------
      Total plant and equipment, net .....         --              --       269,531,532            --       269,531,532
Investment in and advances to subsidiaries    6,620,212            --              --        (6,620,212)           --
Restricted cash -- debt service reserves
   and escrow deposits ...................         --              --        32,548,366            --        32,548,366
Debt issuance costs ......................         --              --         7,530,770            --         7,530,770
Partnership formation costs, net .........         --              --              --              --              --
                                            -----------   -------------   -------------   -------------   -------------
                                            $ 6,620,212   $        --     $ 342,276,066   $  (6,620,212)  $ 342,276,066
                                            ===========   =============   =============   =============   =============

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
   Accounts payable and accrued expenses:
      Construction costs .................  $      --     $        --     $        --     $        --     $        --
      Interest and letter of credit fees .         --              --         2,505,216            --         2,505,216
      Operating expenses and other .......         --              --         5,931,986            --         5,931,986
   Current portion of long-term debt .....         --              --         5,501,823            --         5,501,823
                                            -----------   -------------   -------------   -------------   -------------
      Total current liabilities ..........         --              --        13,939,025            --        13,939,025

Long term debt, less current portion .....         --              --       208,454,461            --       208,454,461
Capital lease obligation .................         --              --       222,868,697            --       222,868,697
Investment in and advances from affiliates         --      102,986,117             --      (102,986,117)           --
Minority interest ........................         --              --              --              --              --
Shareholder's equity (deficit):
   Common stock, par value
        $.01; 1,000 shares authorized,
      issued and outstanding .............            2              10              10             (12)             10
   Advances (to) from parent .............    9,476,210     (47,562,041)    (47,562,041)     38,085,831     (47,562,041)
   Accumulated deficit ...................   (2,856,000)    (55,424,086)    (55,424,086)     58,280,086     (55,424,086)
                                            -----------   -------------   -------------   -------------   -------------
     Total shareholder's equity (deficit)     6,620,212    (102,986,117)   (102,986,117)     96,365,905    (102,986,117)
                                            -----------   -------------   -------------   -------------   -------------
                                            $ 6,620,212   $        --     $ 342,276,066   $  (6,620,212)  $ 342,276,066
                                            ===========   =============   =============   =============   =============

                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      For the Three Months Ended March 31, 1996

                                                                                  Non-
                                                  Panda          Panda            Guar-                       Panda
                                                  Global         Global           antor                       Global
                                                 Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                  (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                ------------   ------------   ------------   ------------  ------------
Revenue:
   Electric capacity .........................  $       --     $       --     $  8,015,442   $       --    $  8,015,442
   Steam and chilled water sales .............          --             --          121,548           --         121,548
   Interest income ...........................          --             --          185,672           --         185,672
   Equity in loss of subsidiary ..............      (266,000)    (1,153,398)          --        1,419,398          --
                                                ------------   ------------   ------------   ------------  ------------
      Total revenue ..........................      (266,000)    (1,153,398)     8,322,662      1,419,398     8,322,662
Expenses:
   Plant operating expenses ..................          --             --        2,441,532           --       2,441,532
   Project development and administrative ....          --             --          803,433           --         803,433
   Interest expense and letter of credit fees           --             --        3,184,745           --       3,184,745
   Depreciation ..............................          --             --        1,053,220           --       1,053,220
   Amortization of debt issuance costs .......          --             --          140,907           --         140,907
   Amortization of partnership formation costs          --             --          133,275           --         133,275
                                                ------------   ------------   ------------   ------------  ------------
      Total expenses .........................          --             --        7,757,112           --       7,757,112
                                                ------------   ------------   ------------   ------------  ------------
Income (loss) before minority interest .......      (266,000)    (1,153,398)       565,550      1,419,398       565,550
Minority interest ............................          --             --       (1,718,948)          --      (1,718,948)
                                                ------------   ------------   ------------   ------------  ------------
   Net loss ..................................  $   (266,000)  $ (1,153,398)  $ (1,153,398)  $  1,419,398  $ (1,153,398)
                                                ============   ============   ============   ============  ============

                      For the Three Months Ended March 31, 1997

                                                                                  Non-
                                                  Panda          Panda            Guar-                       Panda
                                                  Global         Global           antor                       Global
                                                 Energy Co.   Holdings, Inc.     Subsid-        Elimi-    Holdings, Inc.
                                                  (Issuer)     (Guarantor)       iaries        nations     Consolidated
                                                ------------   ------------   ------------   ------------  ------------
Revenue:
   Electric capacity .........................  $       --     $       --     $ 17,329,693   $       --    $ 17,329,693
   Steam and chilled water sales .............          --             --          130,582           --         130,582
   Interest income ...........................          --             --          429,727           --         429,727
   Equity in loss of  subsidiary .............     (555,000)    (6,690,521)          --        7,245,521          --
                                                ------------   ------------   ------------   ------------  ------------
      Total revenue ..........................     (555,000)    (6,690,521)    17,890,002      7,245,521     17,890,002
                                                ------------   ------------   ------------   ------------  ------------
Expenses:
   Plant operating expenses ..................          --             --        8,261,187           --       8,261,187
   Project development and administrative ....          --             --        2,395,002           --       2,395,022
   Interest expense and letter of credit fees           --             --       10,801,629           --      10,801,629
   Depreciation ..............................          --             --        2,948,878           --       2,948,878
   Amortization of debt issuance costs .......          --             --          173,807           --         173,807
   Amortization of partnership formation costs          --             --            --              --           --
                                                ------------   ------------   ------------   ------------  ------------
      Total expenses .........................          --             --       24,580,523           --      24,580,523
                                                ------------   ------------   ------------   ------------  ------------
Income (loss) before minority interest .......      (555,000)    (6,690,521)    (6,690,521)     7,245,521    (6,690,521)
Minority interest ............................          --             --            --              --           --
                                                ------------   ------------   ------------   ------------  ------------
Net loss .....................................  $   (555,000)  $ (6,690,521)  $ (6,690,521)  $  7,245,521  $ (6,690,521)
                                                ============   ============   ============   ============  ============

                     PANDA GLOBAL HOLDINGS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                    For the three months ended March 31, 1996

                                                                    Non-
                                        Panda         Panda        Guar-                    Panda
                                        Global        Global       antor                    Global
                                      Energy Co.  Holdings, Inc.  Subsid-      Elimi-   Holdings, Inc.
                                       (Issuer)    (Guarantor)     iaries     nations    Consolidated

Net cash provided by
   operating activities              $       --   $       --   $4,138,339    $      --   $  4,138,339

Investing activities:
  Restricted cash - current                  --           --   (4,843,722)           --     (4,843,722)
  Additions to plant and equipment           --           --  (21,631,804)           --    (21,631,804)
  Acquisition of minority interest           --           --           --            --           --
  Restricted cash - debt service
     reserves and escrow deposits            --           --       76,776            --         76,776
                                     ----------   ----------   ----------    ----------   ------------
         Net cash used in investing
           activities                        --           --  (26,398,750)           --    (26,398,750)
                                     ----------   ----------   ----------    ----------   ------------

Financing activities:
  Distributions to minority
      interest owner                         --           --    (321,124)           --       (321,124)
  Advances (to) from parent             756,701    1,490,607    1,490,607  (2,247,308)      1,490,607
  Advances (to) from subsidiaries     (756,701)  (1,490,607)           --    2,247,308           --
  Proceeds from long-term debt               --           --   21,488,220           --     21,488,220
  Repayment of long-term debt                --           --           --           --           --
  Debt issuance costs                        --           --    (199,498)           --       (199,498)
                                     ----------   ----------   ----------    ----------   ------------
    Net cash provided by
       financing activities                  --           --   22,458,205           --     22,458,205
                                     ----------   ----------   ----------    ----------   ------------
Increase (decrease) in cash
   and cash equivalents                      --           --      197,794           --        197,794

Cash and cash equivalents,
   beginning of period                       --           --    1,166,385           --      1,166,385
                                     ----------   ----------   ----------    ----------   ------------
Cash and cash equivalents,
   end of period                     $       --    $      --  $ 1,364,179    $      --     $1,364,179
						 ==========	  ==========  ===========    ==========   ============

								F-32

                   For the three months ended March  31, 1997

                                                                    Non-
                                        Panda         Panda        Guar-                    Panda
                                        Global        Global       antor                    Global
                                      Energy Co.  Holdings, Inc.  Subsid-      Elimi-   Holdings, Inc.
                                       (Issuer)    (Guarantor)     iaries     nations    Consolidated

Net cash provided by operating
 activities                           $      --     $     --  $(1,910,682)    $     --    $(1,910,682)

Investing activities:
  Restricted cash - current                  --           --    2,694,706           --      2,694,706
  Additions to plant and equipment           --           --  (4,415,625)           --     (4,415,625)
  Acquisition of minority interest           --           --           --           --           --
  Restricted cash - debt service
     reserves and escrow deposits            --           --           --           --           --
                                     ----------   ----------   ----------    ----------   ------------
       Net cash used in investing
             activities                      --           --  (1,720,919)           --     (1,720,919)
                                     ----------   ----------   ----------    ----------   ------------

Financing activities:
  Distributions to minority
     interest owner                          --           --           --           --           --
  Advances (to) from parent           3,376,431    5,220,899    5,220,899  (8,597,330)      5,220,899
  Advances (to) from subsidiaries   (3,376,431)  (5,220,899)           --    8,597,330           --
  Proceeds from long-term debt               --           --           --           --           --
  Repayment of long-term debt                --           --  (1,592,257)           --     (1,592,257)
  Debt issuance costs                        --           --    (134,056)           --       (134,056)
                                     ----------   ----------   ----------    ----------   ------------
     Net cash provided by
        financing activities                 --           --    3,494,586           --      3,494,586
                                     ----------   ----------   ----------    ----------   ------------
Increase (decrease) in cash
   and cash equivalents                      --           --    (137,015)           --       (137,015)

Cash and cash equivalents,
   beginning of period                       --           --    1,335,086           --      1,335,086
                                     ----------   ----------   ----------    ----------   ------------
Cash and cash equivalents,
   end of period                      $      --    $      --  $ 1,198,071   $       --     $1,198,071
						 ==========	  ==========  ===========    ==========   ============


								F-33

                         INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
of Panda Energy International, Inc.

We have audited the accompanying consolidated balance sheets of Panda Global Energy Company and subsidiaries (the "Company"), a development stage enterprise, as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and shareholder's equity for the period from July 20, 1994 (date of inception) through December 31, 1994, the years ended December 31, 1995 and 1996 and the period from July 20, 1994 (date of inception) through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1996, and the results of their operations and their cash flows for the period from July 20, 1994 (date of inception) through December 31, 1994, the years ended December 31, 1995 and 1996, and the period from July 20, 1994 (date of inception) through December 31, 1996, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Dallas, Texas
April 9, 1997

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1996

                                                         1995           1996
                                                    -----------    -----------
 ASSETS

 Cash and cash equivalents ......................   $     6,289    $   506,289

 Development costs ..............................     1,058,774      3,292,492
                                                    -----------    -----------
 Total assets ...................................   $ 1,065,063    $ 3,798,781
                                                    ===========    ===========
 LIABILITIES AND SHAREHOLDER'S DEFICIT

 Liabilities:
 Commitments and contingencies (Note 3)

 Shareholder's equity:
 Common stock, par value $1: 50,000 shares
   authorized; 2 shares issued and outstanding      $         2    $         2
 Advances from parent ...........................   $ 1,712,061    $ 6,099,779
 Deficit accumulated during the development
   stage.........................................      (647,000)    (2,301,000)
								    -----------    -----------
    Total shareholder's equity...................   $ 1,065,063    $ 3,798,781
 								    -----------    -----------
Total liabilities and shareholder's equity .....   $ 1,065,063    $ 3,798,781
                                                    ===========    ===========

          See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
    For the Period from Inception (July 20, 1994) Through December 31, 1994, the Years Ended December 31, 1995 and 1996,
             and the Period from Inception Through December 31, 1996

                                      Inception                                 Inception
                                      Through     Year Ended    Year Ended       Through
                                     December 31  December 31   December 31    December 31
                                        1994         1995           1996           1996
                                      ---------    ---------    -----------    -----------
General and administrative expenses   $ 203,000    $ 444,000    $ 1,654,000    $ 2,301,000
                                      ---------    ---------    -----------    -----------
Net loss ..........................   $(203,000)   $(444,000)   $(1,654,000)   $(2,301,000)
                                      =========    =========    ===========    ===========

See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Period from Inception (July 20, 1994) Through December 31, 1994, the Years Ended December 31, 1995 and 1996,
             and the Period from Inception Through December 31, 1996

                                        Inception                                Inception
                                         Through    Year Ended    Year Ended      Through
                                        December 31 December 31   December 31    December 31
                                          1994         1995          1996           1996
                                        ---------    ---------    -----------    -----------
 OPERATING ACTIVITIES:
 Net loss ...........................   $(203,000)   $(444,000)   $(1,654,000)   $(2,301,000)

 INVESTING ACTIVITIES:
 Development costs ..................    (428,486)    (630,288)    (2,233,718)    (3,292,492)

 FINANCING ACTIVITIES:
 Capital contribution from parent ...           2         --             --                2
 Advances from parent ...............     732,773      979,288      4,387,718      6,099,779
                                        ---------    ---------    -----------    -----------
 Cash provided by financing activities    732,775      979,288      4,387,718      6,099,781
                                        ---------    ---------    -----------    -----------
 Increase (decrease) in cash ........     101,289      (95,000)       500,000        506,289

 Cash, beginning of period ..........        --        101,289          6,289           --
                                        ---------    ---------    -----------    -----------
 Cash, end of period ................   $ 101,289    $   6,289    $   506,289    $   506,289
                                        =========    =========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT
    For the Period from Inception (July 20, 1994) Through December 31, 1994 and the Years Ended December 31, 1995 and 1996

                                                                                            Deficit
                                                                                 Accumulated
                                                                    Advances     During the      Total
                                           Number       Common        from       Development  Shareholder's
                                         of Shares      Stock        Parent         Stage        Equity
                                         -----------  -----------  ------------  -----------  ------------
Issuance of common stock, July 20, 1994            2  $         2   $        -    $       --    $        2

Advances from parent...................                        --       732,773           --       732,773

Net loss ..............................                        --            --     (203,000)     (203,000)
                                         -----------  -----------   -----------  -----------  ------------
Balance, December 31, 1994 ............            2            2       732,773     (203,000)      529,775

Advances from parent...................                        --       979,288           --       979,288

Net loss ..............................                        --            --     (444,000)     (444,000)
                                         -----------  -----------   -----------  -----------  ------------
Balance, December 31, 1995 ............            2            2     1,712,061     (647,000)    1,065,063

Advances from parent...................                        --     4,387,718           --     4,387,718

Net loss ..............................                        --            --   (1,654,000)   (1,654,000)
                                         -----------  -----------   -----------  -----------  ------------
Balance, December 31, 1996 ............            2  $         2   $ 6,099,779  $(2,301,000)  $ 3,798,781
                                         ===========  ===========   ===========  ===========  ============

          See accompanying notes to consolidated financial statements.

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD
            FROM INCEPTION (JULY 20, 1994) THROUGH DECEMBER 31, 1994,
                   THE YEARS ENDED DECEMBER 31, 1995 AND 1996,
             AND THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1996

1.    ORGANIZATION AND BASIS OF PRESENTATION

      Panda Global Energy Company ("Global Cayman", or collectively with its subsidiaries the "Company")(a Cayman Islands company) is a wholly owned subsidiary of Panda Global Holdings, Inc. ("Panda Global"), which in turn is a wholly owned subsidiary of Panda Energy International, Inc. ("PEII"). PEII is engaged in the development, acquisition, ownership and operation of independent power generation facilities and other energy-related projects worldwide. Global Cayman was formed in March 1997 to hold PEII's indirect ownership interest in an independent power project located in the People's Republic of China ("China"). The ownership interest was transferred to Global Cayman at PEII's historical cost. Because the transfer occurred between entities under common control, the transaction has been accounted for in a manner similar to a pooling of interests.

      Global Cayman holds a 95.5% ownership interest in Pan-Sino Energy Development Company LLC ("Pan-Sino")(a Cayman Islands company), which in turn holds a 99% ownership interest in Pan-Western Energy Corporation LLC ("Pan-Western")(a Cayman Islands company), which in turn owns an approximately 88% interest in four joint venture companies (the "Joint Venture Companies") organized under the laws of China to develop and construct two 50 megawatt coal-fired cogeneration plants (the "Luannan Project") to be located in Luannan County, Tangshan Municipality, Hebei Province, China. Pan-Sino and Pan-Western were formed on July 20, 1994 and are the Company's predecessor. The Joint Venture Companies are: Tangshan Panda Heat and Power Company, Ltd. ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Company, Ltd. ("Tangshan Pan-Western"), Tangshan Cayman Heat and Power Company, Ltd. ("Tangshan Cayman") and Tangshan Pan-Sino Heat Company, Ltd. ("Tangshan Pan-Sino").

      All material intercompany accounts and transactions have been eliminated in consolidation.


2.    SIGNIFICANT ACCOUNTING POLICIES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      DEVELOPMENT STAGE ENTERPRISE -- The Company is in the development stage and has no operating revenues. PEII has committed to provide the Company with continued financial support until the Company obtains the financing necessary for the continued development and construction of the Luannan Project.
Such financing was obtained in April 1997 (see Note 5).

      CASH -- Included in cash and cash equivalents are highly liquid investments with original maturities of three months or less.

      DEVELOPMENT COSTS -- Costs of developing new projects, such as the Luannan Project, are capitalized when the projects reach an advanced stage of development where the execution of a power purchase agreement has occurred or is imminent. Such costs primarily consist of engineering, legal and other costs directly related to the project. Such costs will be depreciated using the straight-line method over the term of the power purchase agreement (twenty years for the Luannan Project - see Note 3). Depreciation will begin when the completed facility is ready for its intended use.

      ALLOCATION OF ADMINISTRATIVE COSTS -- PEII performs certain accounting, legal, insurance and consulting services for the Company. These general and administrative costs are generally allocated to the Company using the percentage of time PEII personnel spent performing these services. The expenses allocated were $203,000, $444,000 and $1,654,000 in 1994, 1995 and 1996, respectively, and are included in general and administrative expenses in the consolidated statements of operations. Management believes the method used to allocate these costs is reasonable.

      INCOME TAXES -- On the basis of the current legislation in the Cayman Islands, there is no income, corporation, profits, capital gains or other form of taxation that would be of application to Global Cayman or its subsidiaries and, accordingly, there is no withholding tax. In addition, Pan-Western, as an exempted company, has obtained from the Cayman Islands Government an undertaking that should the current legislation change, no taxation will be imposed upon the profits of Pan-Western or any shareholders in Pan-Western for a twenty year period commencing August, 1994.

3.    LUANNAN PROJECT

      In 1994, PEII entered into a preliminary letter of intent with a subsidiary of the North China Power Group Company ("NCPGC") for the purchase and sale of electric energy from the Luannan Project. On September 22, 1995, Tangshan Panda and Tangshan Pan-Western (see Note 1) entered into a Power Purchase Agreement with NCPGC for the purchase and sale of electric energy from the Luannan Project. Under the terms of the 20-year agreement, all electrical output of the project will be sold to NCPGC. The steam and hot water generated by Tangshan-Cayman's facility within the project will be sold to the domestic Chinese industrial and commercial markets by Tangshan Pan-Sino. The Luannan Project will be constructed pursuant to a fixed-price, turnkey contract with Harbin Power Engineering Company Limited, subject to escalation under certain circumstances. Preliminary construction activity commenced in December 1996. Commencement of full construction activity is subject to the successful completion of financing.

      The Luannan Project is subject to political, regulatory and economic uncertainties, risks of expropriation of property and cancellation or modification of contract rights, foreign exchange restrictions, construction risk, dependence on limited number of customers and other risks arising from foreign governmental sovereignty.

4.    ADVANCES FROM PARENT

      PEII has performed all project development and administrative activities for the Company. The advances from parent reflect the advances for such costs incurred by PEII on the Company's behalf. Such advances have no specific repayment terms, bear no interest and may be partially reimbursed during the construction period of the Luannan Project.

The advances from parent for the period from inception (July 20, 1994) through December 31, 1994 and the years ended December 31, 1995 and 1996 consist of the following:

	Balance, July 20, 1994	                        				$       --
	Development costs advanced from parent		              428,486
	Administrative costs allocated from parent	           203,000
	Cash advanced from parent				                         101,287
                                                    ----------
	Balance, December 31, 1994				                        732,773
	Development costs advanced from parent		              630,288
	Administrative costs allocated from parent	           444,000
	Cash repaid to parent                                 (95,000)
                                                    ----------
	Balance, December 31, 1995	  	                   		 1,712,061
	Development costs advanced from parent 		           2,233,718
	Administrative costs allocated from parent	         1,654,000
	Cash advanced from parent				                         500,000
                                                    ----------
	Balance, December 31, 1996		                     		$6,099,779
                   						                           ==========

	The average balance of advances from parent was $366,000, $1,22,000 and $3,906,000 during the 1994, 1995 and 1996 periods, respectively.



5. 	Subsequent Event

	In April 1997, Global Cayman issued $155.2 million original principal amount of senior secured notes ("Senior Secured Notes") to finance the development and construction of the Luannan Project. The Senior Secured Notes, which were issued at a discount for gross proceeds of $145.0 million, bear interest at a fixed rate of 12 1/2% payable semiannually commencing October 15, 1997. Scheduled principal payments are rquired semiannually commening October 15, 2000 and will continue through maturity on April 15, 2004. The Senior Secured Notes are secured by (i) a pledge of 100% of the capital stock of Global Cayman, 99% of the capital stock of Pan-Western and at least 90% of the capital stock of Pan-Sino, and (ii) a security interest in certain funds of Global Cayman and its subsidiaries established under the indenture. Additionally, the Senior Secured Notes are fully and unconditionally guaranteed by Panda Global, whose guarantee (the "Senior Secured Notes Guarantee") is secured by (i) a pledge of 100% of the capital stock of Panda Global and PEC and (ii) a security interest in certain funds of Panda Global established under the indenture. The Senior Secured Notes Guarantee is effectively subordinated to the obligations of PIC and its subsidiaries under the Series A Bonds and the project-level financing arrangements. The indenture contains certain covenants, including limitations on distributions, additional debt and certain other transactions.

              PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                    (A Development Stage Enterprise)

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                  December 31, 1996 and March 31, 1997

                                                                    (Unaudited)
                                                     December 31     March 31
                                                        1996           1997
                                                     -----------    -----------
ASSETS

Cash and cash equivalents ........................   $   506,289    $     6,289

Development costs ................................     3,292,492      6,613,923
                                                     -----------    -----------
Total assets .....................................   $ 3,798,781    $ 6,620,212
                                                     ===========    ===========

LIABILITIES AND SHAREHOLDER'S DEFICIT

Liabilities:

Advances from parent .............................   $ 6,099,779    $ 9,476,210

Commitments and contingencies (Note 3) ...........          --             --

Shareholder's deficit:
Common stock, par value $1:  50,000 shares
   authorized;  2 shares issued and outstanding ..             2              2
Deficit accumulated during the development stage .    (2,301,000)    (2,856,000)
                                                     -----------    -----------
   Total shareholder's deficit ...................    (2,300,998)    (2,855,998)
                                                     -----------    -----------
Total liabilities and shareholder's equity........   $ 3,798,781    $ 6,620,212
                                                     ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE

               For the Three Months Ended March 31, 1996 and 1997
              and Inception (July 20, 1994) Through March 31, 1997
                                   (Unaudited)

                                                                        Inception
                                           Three Months Ended March 31   Through
                                            ------------------------     March 31
                                               1996          1997           1997
                                            ---------    -----------    -----------
General and administrative expenses .....   $ 266,000    $   555,000    $ 2,856,000
                                            ---------    -----------    -----------
Net loss ................................    (266,000)      (555,000)    (2,856,000)
                                            =========    ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the Three Months Ended March 31, 1996 and 1997
              and Inception (July 20, 1994) Through March 31, 1997
                                   (Unaudited)

                                                       											  Inception
             								                                                Through
                                                       											   March 31
                                          1996           1997           1997
                                        ---------    -----------    -----------
OPERATING ACTIVITIES:

 Net loss ...........................   $(266,000)   $  (555,000)   $(2,856,000)

INVESTING ACTIVITIES:

 Development costs ..................    (490,701)    (3,321,431)    (6,613,923)

FINANCING ACTIVITIES:

 Capital contribution from parent ...        --             --                2
 Advances from parent ...............     756,701      3,376,431      9,476,210
                                        ---------    -----------    -----------
 Cash provided by financing activities    756,701      3,376,431      9,476,212
                                        ---------    -----------    -----------
 Increase (decrease) in cash ........        --         (500,000)         6,289

 Cash, beginning of period ..........       6,289        506,289           --
                                        ---------    -----------    -----------
 Cash, end of period ................   $   6,289    $     6,289    $     6,289
                                        =========    ===========    ===========

     See accompanying notes to condensed consolidated financial statements.
                                      F-44
                   PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                          (A Development Stage Enterprise)

              CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                       For the Three Months Ended March 31, 1997

                                                                                   Deficit
                                                                                 Accumulated
                                                                    Advances     During the      Total
                                           Number       Common        from       Development  Shareholder's
                                         of Shares      Stock        Parent         Stage        Equity
                                         -----------  -----------  ------------  -----------  ------------
Balance, January 1, 1997...............            2   $        2   $ 6,099,779  $(2,301,000) $ 3,798,781

Advances from parent...................                        --     3,376,431           --    3,376,431

Net loss ..............................                        --            --     (555,000)    (555,000)
                                         -----------  -----------   -----------  -----------  ------------
Balance, December 31, 1994 ............            2            2     9,476,210   (2,856,000)   6,620,212

                                                    F-45

                  PANDA GLOBAL ENERGY COMPANY AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 AND THE
          PERIOD FROM INCEPTION (JULY 20, 1994) THROUGH MARCH 31, 1997

1.    ORGANIZATION AND BASIS OF PRESENTATION

      Panda Global Energy Company ("Global Cayman", or collectively with its subsidiaries the "Company")(a Cayman Islands company) is a wholly owned subsidiary of Panda Global Holdings, Inc. ("Panda Global"), which in turn is a wholly owned subsidiary of Panda Energy International, Inc. ("PEII"). PEII is engaged in the development, acquisition, ownership and operation of independent power generation facilities and other energy-related projects worldwide. Global Cayman was formed in March 1997 to hold PEII's indirect ownership interest in an independent power project located in the People's Republic of China ("China"). The ownership interest was transferred to Global Cayman at PEII's historical cost. Because the transfer occurred between entities under common control, the transaction has been accounted for in a manner similar to a pooling of interests.

      Global Cayman holds a 95.5% ownership interest in Pan-Sino Energy Development Company LLC ("Pan-Sino")(a Cayman Islands company), which in turn holds a 99% ownership interest in Pan-Western Energy Corporation LLC ("Pan-Western")(a Cayman Islands company), which in turn owns an approximately 88% interest in four joint venture companies (the "Joint Venture Companies") organized under the laws of China to develop and construct two 50 megawatt coal-fired cogeneration plants (the "Luannan Project") located in Luannan County, Tangshan Municipality, Hebei Province, China. Pan-Sino and Pan-Western were formed on July 20,1994 and are the Company's predecessor. The Joint Venture Companies, which currently have no material assets or operations, are: Tangshan Panda Heat and Power Company, Ltd. ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Company, Ltd. ("Tangshan Pan-Western"), Tangshan Cayman Heat and Power Company, Ltd. ("Tangshan Cayman") and Tangshan Pan-Sino Heat Company, Ltd. ("Tangshan Pan-Sino").

      All material intercompany accounts and transactions have been eliminated in consolidation.

2.    SIGNIFICANT ACCOUNTING POLICIES

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 1996. The accompanying unaudited financial statements for the three months ended March 31, 1996 and 1997 include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the results of operations for the interim periods. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. The amounts presented in the balance sheet as of December 31, 1996 were derived from the Company's audited financial statements.

      DEVELOPMENT STAGE ENTERPRISE -- The Company is in the development stage and has no operating revenues. PEII has committed to provide the Company with continued financial support until the Company obtains the financing necessary for the continued development and construction of the Luannan Project. Such financing was obtained in April 1997 (see Note 5).

      CASH -- Included in cash and cash equivalents are highly liquid investments with original maturities of three months or less.

      DEVELOPMENT COSTS -- Costs of developing new projects, such as the Luannan Project, are capitalized when the projects reach an advanced stage of development where the execution of a power purchase agreement has occurred or is imminent. Such costs primarily consist of engineering, legal and other costs directly related to the project. Such costs will be depreciated using the straight-line method over the term of the power purchase agreement (twenty years for the Luannan Project - see Note 3). Depreciation will begin when the completed facility is ready for its intended use.

      ALLOCATION OF ADMINISTRATIVE COSTS -- PEII performs certain accounting, legal, insurance and consulting services for the Company. These general and administrative costs are generally allocated to the Company using the percentage of time PEII spent performing these services. The expenses allocated were $266,000 and $555,000 for the three months ended March 31, 1996 and 1997, respectively, and are included in general and administrative expenses in the consolidated statements of operations. Management believes the method used to allocate these costs is reasonable.

      INCOME TAXES -- On the basis of the current legislation in the Cayman Islands, there is no income, corporation, profits, capital gains or other form of taxation that would be of application to Global Cayman or its subsidiaries and, accordingly, there is no withholding tax. In addition, Pan-Western, as an exempted company, has obtained from the Cayman Islands Government an undertaking that should the current legislation change, no taxation will be imposed upon the profits of Pan-Western or any shareholders in Pan-Western for a twenty year period commencing August, 1994.

3.    LUANNAN PROJECT

      In 1994, PEII entered into a preliminary letter of intent with a subsidiary of the North China Power Group Company ("NCPGC") for the purchase and sale of electric energy from the Luannan Project. On September 22, 1995, Tangshan Panda and Tangshan Pan-Western (see Note 1) entered into a Power Purchase Agreement with NCPGC for the purchase and sale of electric energy from the Luannan Project. Under the terms of the 20-year agreement, all electrical output of the project will be sold to NCPGC. The steam and hot water generated by Tangshan-Cayman's facility within the project will be sold to the domestic Chinese industrial and commercial markets by Tangshan Pan-Sino. The Luannan Project will be constructed pursuant to a fixed-price, turnkey contract with Harbin Power Engineering Company Limited. Preliminary construction activity commenced in December 1996. Full construction activity commenced after the successful completion of financing in April 1997 (see Note 5).

      The Luannan Project is subject to political, regulatory and economic uncertainties, risks of expropriation of property and cancellation or modification of contract rights, foreign exchange restrictions, construction risk, dependence on limited number of customers and other risks arising from foreign governmental sovereignty.

4.    ADVANCES FROM PARENT

      PEII has performed all project development and administrative activities for the Company. The advances from parent reflect the advances for such costs incurred by PEII on the Company's behalf. Such advances have no specific repayment terms, bear no interest and may be partially reimbursed during the construction period of the Luannan Project.

5.    SUBSEQUENT EVENT

      In April 1997, Global Cayman issued $155.2 million original principal amount of senior secured notes ("Senior Secured Notes") to finance the development and construction of the Luannan Project. The Senior Secured Notes, which were issued at a discount for gross proceeds of $145.0 million, bear interest at a fixed rate of 12 1/2% payable semiannually commencing October 15, 1997. Scheduled principal payments are required semiannually commencing October 15, 2000 and will continue through maturity on April 15, 2004. The Senior Secured Notes are subject to mandatory redemption prior to maturity under certain conditions. The Senior Secured Notes are secured by (i) a pledge of 100% of the capital stock of Global Cayman, 99% of the capital stock of Pan-Western and at least 90% of the capital stock of Pan-Sino, and (ii) a security interest in certain funds of Global Cayman and its subsidiaries established under the indenture. Additionally, the Senior Secured Notes are fully and unconditionally guaranteed by Panda Global, whose guarantee (the "Senior Secured Notes Guarantee") is secured by (i) a pledge of 100% of the capital stock of Panda Global and PEC and (ii) a security interest in certain funds of Panda Global established under the indenture. The Senior Secured Notes Guarantee is effectively subordinated to the obligations of PIC and its subsidiaries under the Series A Bonds and project-level financing arrangements. The indenture contains certain covenants, including limitations on distributions, additional debt and certain other transactions.

                                      F-47





APPENDIX A

                 PART I - CERTAIN DEFINED TERMS

     Unless the context requires otherwise, any reference in this Prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date of this Offering Memorandum. All terms defined herein used in the singular shall have the same meanings when used in the plural and vice versa.

     Certain terms defined below are summaries of terms defined in, and are defined more specifically in, the Project Documents and the Indentures. Additional defined terms can be found in "Description of the Exchange Notes, the Exchange Note Guarantees, the Issuer Loan, the Shareholder Loans and the Collateral Documents." Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Project Documents and the Indentures.

     "1988 VEPCO Solicitation" means the solicitation of bids conducted by VEPCO in 1988 for electricity generation payment rates from several non-utility generation plants.

     "1990  Clean  Air Act Amendments" means Public Law  101-549, enacted  November 15, 1990, which amended the Clean Air  Act  (42
U.S.C.   7401  et seq.).  The 1990 Clean Air Act Amendments  have
been codified into the Clean Air Act.

     "Accredited Investors" has the meaning ascribed to such term under Rule 501(a)(1), (2), (3) or (7) of Regulation D of the
Securities Act.

     "Additional  Amounts"  means  the  additional   amounts   as
described in "Description of the Notes, the Guarantees, the Issuer Loan, the Shareholder Loans and the Collateral Documents-
Withholding Taxes."

     "Administrative Services Agreement" means the administrative services agreement between Panda International and the Company, dated as of the Closing Date.

     "AFR" means the applicable federal rate set periodically by the IRS.

     "Anticipated Additional Debt" means the original principal amount of an additional series of Pooled Project Bonds proposed to be issued by PFC which is equal to the largest principal amount of such series that will provide a projected PIC Debt Service Coverage Ratio and a projected PIC Consolidated Debt Service Coverage Ratio (if then applicable) of at least 1.7:1 and 1.25:1, respectively, for each PIC Future Ratio Determination
Period, as confirmed in each case by a certificate from the Consolidating Financial Analyst, assuming, in respect of the additional series of Pooled Project Bonds proposed to be issued:
(i) a maximum maturity and average life generally available in the marketplace for debt of a similar nature and (ii) a coupon rate then prevailing in the market for debt of a similar nature, and taking into account (a) in the case of the PIC Debt Service Coverage Ratio, PIC Cash Available for Distribution and (b) in the case of the PIC Consolidated Debt Service Coverage Ratio, PIC Cash Available from Operations (net of any reserve requirements under Project-level debt and PIC-level debt) from the PIC Project Portfolio (giving effect, in each case, to the transfer to the PIC Project Portfolio of any Project in respect of which such additional series of Pooled Project Bonds is proposed to be issued); in making this analysis, the Consolidating Financial Analyst is required to use generally accepted financial analysis methods and generally follow the methods used to calculate the amount of the offering of the Series A Bonds.

     "BG&E" means Baltimore Gas & Electric Company, a Maryland corporation.

     "Bibb" means The Bibb Company, a Delaware corporation.

     "BOT"   means   foreign  investment  through  build-operate-
transfer, a method that has been utilized in the PRC to finance the development of the PRC's electric power industry.

     "Brandywine Effluent Agreement" means the Treated Effluent Water Purchase Agreement dated as of September 13, 1994 between the Brandywine Partnership and the County Commissioners of Charles County, Maryland, together with the Water Easement Maintenance Agreement, in the form (including all amendments and clarification letters relating thereto) delivered to GE Capital and Credit Suisse, New York branch, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Brandywine Participation Agreement.

     "Brandywine Engineering Report" means the report entitled "Panda-Brandywine Cogeneration Project" Independent Engineer's Report prepared by PES, dated July 22, 1996, as updated on April 11, 1997, as further updated August 7, 1997, evaluating the design, construction and expected operation of the Brandywine Facility.

     "Brandywine  EPC Agreement" means the Amended  and  Restated
Turnkey  Cogeneration Facility Agreement, dated as of  March  30,
1995, between Raytheon and the Brandywine Partnership.

     "Brandywine Event of Loss Proceeds" means proceeds of casualty insurance or condemnation awards or the like, payable with respect to a Brandywine Event of Loss (net of costs of obtaining such proceeds or awards) to the extent not used to replace or repair the Brandywine Facility and for other required payments under the Brandywine Facility Lease.

     "Brandywine Event of Loss" means an Event of Loss as defined in the Brandywine Participation Agreement.

     "Brandywine Facility" means the Brandywine Partnership's 230
MW natural gas-fired, combined-cycle cogeneration facility in Brandywine, Prince George's County, Maryland.

     "Brandywine Facility Lease" means the Facility Lease,  dated
December 18, 1996, between Panda-Brandywine Partnership and Fleet
National  Bank,  as Owner Trustee, pursuant to which  the  Panda-
Brandywine Partnership leases the Brandywine Facility.

     "Brandywine Financing" means the transactions set out in the
Brandywine  Financing Documents and described  in  this  Offering
Memorandum  in  the  section  entitled  "Description   of   Other
Indebtedness-The Brandywine Financing."

     "Brandywine  Financing Conversion" means the conversion,  on
December 30, 1996, of the Brandywine construction loan to a long-
term   leveraged  lease  pursuant  to  the  Brandywine  Financing
Documents.

     "Brandywine   Financing  Documents"  means  the   Brandywine
Participation  Agreement,  the  Brandywine  Facility  Lease   and
certain other agreements relating to the Brandywine Financing.

     "Brandywine Fuel Consultant" means C.C. Pace.

     "Brandywine Fuel Consultant's Report" means the report entitled "Panda-Brandywine, L.P. Generating Facility Fuel Consultant's Report" prepared by the Brandywine Fuel Consultant, dated July 2, 1996, as updated on April 11, 1997, and as further updated August 7, 1997, analyzing the sufficiency of the fuel supply and transportation arrangements for the Brandywine Facility.

     "Brandywine Fuel Management Agreement" means the Fuel Supply
Management Agreement, dated March 30, 1995, between CDC  and  the
Brandywine Partnership.

     "Brandywine Gas Agreement" means the Gas Sales Agreement, dated as of March 30, 1995, between the Brandywine Partnership and CDC.

     "Brandywine  Loan  Agreement" means  the  Construction  Loan
Agreement and Lease Commitment, dated as of March 30, 1995, among
GE Capital, the Brandywine Partnership and PBC.

     "Brandywine   O&M   Agreement"  means   the   Operations   &
Maintenance  Agreement, dated November 21, 1994,  as  amended  on
December  7, 1994, between the Brandywine Partnership  and  Ogden
Brandywine.

     "Brandywine Owner Trustee" means Fleet National Bank, as owner trustee in connection with the lease of the Brandywine
Facility.

     "Brandywine Participation Agreement" means the Participation Agreement, dated as of December 18, 1996, among the Brandywine Partnership, PBC, GE Capital, Fleet National Bank, as owner trustee and security agent, First Security Bank, National Association, as indenture trustee, Credit Suisse, as administrative agent, and the loan participants party thereto.

     "Brandywine  Partnership"  means Panda-Brandywine,  L.P.,  a
Delaware limited partnership.

     "Brandywine  Partnership Agreement" means the  Agreement  of
Limited Partnership of Panda-Brandywine, L.P., dated as of  March
25, 1991, between PEC and PBC as amended, supplemented or otherwise modified from time to time.

     "Brandywine  Power  Purchase  Agreement"  means  the   Power
Purchase  Agreement, dated August 9, 1991, as  amended  September
16, 1994, between the Brandywine Partnership and PEPCO.

     "Brandywine  Pro  Forma"  means  the  pro  forma   financial
projections prepared by ICF which are contained in the Brandywine
Pro Forma Report.

     "Brandywine  Pro  Forma Report" means  the  report  entitled
"Independent Panda-Brandywine Pro Forma Projections" prepared  by
ICF, dated April 11, 1997, and updated June 6, 1997, presenting an independent assessment of the Brandywine Pro Forma.

     "Brandywine Project Documents" means, collectively, the Brandywine Power Purchase Agreement, the Brandywine EPC Agreement, the Brandywine O & M Agreement, the Brandywine Steam Agreement, the Brandywine Gas Agreement, the Raytheon Parent Guaranty, the Brandywine Effluent Agreement, the Brandywine Partnership Agreement and each Additional Project Document.

     "Brandywine   Steam  Agreement"  means   the   Steam   Sales
Agreement, dated March 30, 1995, between Brandywine Water Company and the Brandywine Partnership.

     "Brandywine Water Company" means Brandywine Water Company, a
Delaware corporation.

     "Burns  &  McDonnell"  means Burns &  McDonnell  Engineering
Company, Inc., a Missouri corporation.

     "Capitalized Interest Fund" shall have the meaning set forth under "Description of the Exchange Notes, the Exchange Notes
Guarantee,  the  Issuer  Loan,  the  Shareholder  Loans  and  the
Collateral DocumentsThe FundsCapitalized Interest Fund."

     "Carrier"  means  Luannan County State-Owned  Transportation
Company, a PRC company owned and operated by Luannan County.

     "Cautionary Statements" means the important factors that could cause actual results to differ materially from the Issuer's expectations reflected in this Offering Memorandum that are disclosed in "Risk Factors," in the assumptions made by the Independent Engineers and Consultants and contained in their reports and elsewhere in this Offering Memorandum.

     "C.C. Pace" means C.C. Pace Resources, Inc., a Virginia corporation.

     "CDC"   means   Cogen   Development  Company,   a   Michigan
corporation.
"Central Government" means the Central Government of the PRC.

     "CEOZ Notice" means the Notice to Expand the Scope of Coastal Economic Open Zone promulgated by the State Council of the PRC on March 18, 1988.

     "CERCLA" means the United States Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended.

     "CFETC" means the national interbank foreign exchange market in the PRC, also known as the China Foreign Exchange Trading
Center.

     "CHEXIM" means the Export-Import Bank of China, a company organized under the laws of the PRC.

     "CHEXIM Guarantee" means the Guarantee dated July 9, 1996 provided by CHEXIM as required pursuant to the Luannan EPC
Contract in respect of the payment of liquidated damages and termination payments up to a maximum amount of 35% of the Luannan EPC Contract Price.

     "China" means the People's Republic of China.

     "Chinamac" means Chinamac (Singapore) Pte Ltd, a Singapore corporation and a wholly-owned subsidiary of CMC.

     "Clean  Air Act" means the United States Federal  Clean  Air
Act, as amended.

     "Clean  Water  Act"  means the United States  Federal  Clean
Water Act, as amended.

     "Closing Date" means the April 22, 1997, the date on which the Old Notes were issued and sold to the Initial Purchaser.

     "CMC"   means  China  National  Machinery  Import  &  Export
Corporation, a PRC corporation.

     "CNG"   means  CNG  Transmission  Corporation,  a   Delaware
corporation.

     "CNG FT Agreement" means the Services Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT (X-74
Assignment), dated as of August 20, 1996, between CNG and the Rosemary Partnership.

     "CNPC" China National Power Corporation.
     "Code"  means  the United States Internal  Revenue  Code  of
1986, as amended.

     "COFTEC" means, with respect to a province or county of the PRC, the Commission of Foreign Trade and Economic Cooperation of such province or county.

     "Collateral  Documents" means the Exchange Notes  Collateral
Documents and the Exchange Notes Guarantee Collateral Documents.

     "Columbia Gas" means Columbia Gas Transmission Corporation, a Delaware corporation.

     "Columbia  Gas FT Agreement" means the Amended and  Restated
FTS   Service  Agreement,  dated  March  23,  1995,  between  the
Brandywine Partnership and Columbia Gas.

     "Columbia Gas IT Agreement" means the Service Agreement for Service Under ITS Rate Schedule, dated as of April 4, 1991, between Columbia Gas and PR Corp., which agreement was assigned by PR Corp. to, and assumed by, the Rosemary Partnership on January 6, 1992.

     "Columbia Gulf" means Columbia Gulf Transmission Company,  a
Delaware corporation.

     "Columbia  Gulf IT Agreement" means the ITS-1 Transportation
Service  Agreement, dated as of June 13, 1996,  between  Columbia
Gulf and the Rosemary Partnership.

     "Columbia   Precedent   Agreement"   means   the   Precedent
Agreement, dated as of February 25, 1994, as amended by the Amending Agreement, dated March 24, 1995, between the Brandywine
Partnership and Columbia Gas.

     "Commercial Operations" means, for purposes of the PIC Additional Projects Contract, with respect to a Project, (i) the completion of construction and testing and the functioning of such Project and (ii) the satisfaction and discharge of all completion requirements of, and commencement of regular capacity or reservation payments under, the purchase, transportation or other off-take or use contracts for such Project.

     "Commission" means the Securities and Exchange Commission of the United States.

     "Company" means Panda Global Holdings, Inc., a Delaware corporation and the owner of 100% of the Issuer, and its successors pursuant to the terms of the Company Indentures.

     "Consolidated Pro Forma" means the summary consolidation of the Rosemary Pro Forma, the Brandywine Pro Forma and the Luannan
Pro Forma.

     "Consolidated  Pro Forma Report" means the  report  entitled
"Summary  of the Consolidated Pro Forma of Panda Global Holdings,
Inc." prepared by ICF, dated April 11, 1997, and updated August 7, 1997, containing the Consolidated Pro Forma.

     "Consolidating Financial Analyst" means ICF, or its successor (any such successor shall be a firm of national reputation with expertise in engineering and financial analysis), which such party may rely, to the extent necessary for purposes of performing its duties under the Indentures, on the reports of the Luannan Facility Engineer, the Brandywine Facility independent engineer, the Rosemary Project independent engineer or other qualified consultants.

     "Constellation" means Constellation Energy Corporation.

     "Construction Schedule" means the construction schedule set forth in the Luannan EPC Contract.

     "Consultants"  means  the  Rosemary  Fuel  Consultant,   the
Brandywine  Fuel  Consultant, the Luannan  Coal  Consultant,  the
Consolidating  Financial  Analyst and the  Independent  Insurance
Consultant or their respective successors.

     "Consultants'  Reports"  means the  Consolidated  Pro  Forma
Report,  the  Rosemary Fuel Consultant's Report,  the  Brandywine
Fuel Consultant's Report, the Luannan Engineering Report and  the
Luannan Coal Consultant's Report.

     "County Partners" means Luannan Heat and Power, Luanhua  Co.
and Luannan Heat Company, all of which are business entities owned or related to the Luannan County Government or its subdivisions.

     "Cove  Point"  means Cove Point LNG Limited  Partnership,  a
Delaware limited partnership.

     "Cove  Point  FT Agreement" means that certain  FTS  Service
Agreement,   dated  March  30,  1995,  between   the   Brandywine
Partnership and Cove Point.

     "Debt Service Reserve Fund" shall have the meaning set forth under "Description of the Exchange Notes, the Exchange Notes
Guarantee,  the  Issuer  Loan,  the  Shareholder  Loans  and  the
Collateral DocumentsThe FundsDebt Service Reserve Fund."

     "Design  Institute" means Hebei Electric  Power  Survey  and
Design Institute.

     "Development  Services  Agreement"  means  the   development
services agreement between Panda International and the Company, dated as of the Closing Date.

     "Dispatch Centers" means, collectively, dispatch centers operated by the Power Bureaus.

     "Dispatch   Regulations"  means  the  Regulations   on   the
Administration of Electric Power Dispatch to Networks and Grids of the PRC.

     "Dth" is a measurement of natural gas, being an abbreviation of "kekatherm" and being the equivalent of an "Mcf" of natural gas.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co.

     "Energy  Policy Act" means the United States  Energy  Policy
Act of 1992.

     "Energy  Purchase  Agreement"  means  the  Electric   Energy
Purchase  and  Sales Agreement, dated September 22,  1995,  among
North  China  Power  Company, Tangshan Panda  and  Tangshan  Pan-
Western.

     "Engineering and Design Contract" means the Engineering and Design Contract, dated December 21, 1995, among the Design
Institute, Tangshan Panda and Tangshan Pan-Western.

     "Equity Joint Venture Law of the PRC" means the Law of the People's Republic of China on Joint Ventures Using Chinese and
Foreign  Investment,  adopted on July 1,  1979  by  the  National
People's Congress, as amended.

     "ERISA" means the Employee Retirement Income Security Act of
1974.

     "EWG"  means an Exempt Wholesale Generator under Section  32 of PUHCA.

     "Exchange  Act"  means  the  United  States  Securities  and
Exchange Act of 1934, as amended.

     "Exchange  Agent"  shall  mean  Bankers  Trust  Company   as
Exchange Agent for the Exchange Offer.

     "Exchange Offer Registration Statement" shall have the meaning set forth in "Prospectus Summary--Prior Offering."

       "FERC" means the Federal Energy Regulatory Commission of the United States.

     "FIEs" means foreign investment enterprises in the PRC.

     "Financial   Closing"   means   closing   of   the   initial
construction or long-term project financing of a Project.

     "Firm Gas Transportation Agreements" means (i) the Texas Gas FT Agreement, the CNG FT Agreement and the Transco FT Agreement, as they may exist at any time, (ii) any firm transportation agreement that replaces any such agreement pursuant to a specified  conversion  election by the Rosemary  Partnership  and
(iii) any other firm agreement having a term (including all renewal or extension periods) greater than one year entered into by the Rosemary Partnership to transport natural gas supplied under the Rosemary Gas Supply Agreement.

     "First Amendment" means the amendment dated September 16, 1994, to the Brandywine Power Purchase Agreement.

     "Flippo" means Flippo Construction, a District of Columbia corporation.

     "Florida Power" means Florida Power Corporation, a Florida corporation.

     "Florida PSC" means the Florida Public Service Commission.

     "Force Majeure Event" has the meaning ascribed to such term under the Luannan Operations and Maintenance Agreement.

     "Ford Credit" means Ford Motor Credit Company, a Delaware corporation.

     "Foreign   Debt   Registration   Certificate"   means    the
certificate issued to FIEs by SAFE which evidences proper filing of foreign debts in the PRC.

     "FPA" means the United States Federal Power Act, as amended.

     "Funding Period" means, with respect to the Issuer Loan Agreement, the period of time beginning with the Closing Date and ending on the date when the last Joint Venture has a payment obligation relating to the construction of the Luannan Facility.

     "GE  Capital" means General Electric Capital Corporation,  a
New York corporation.

     "GNPIPD"  means  the Gross National Product  Implicit  Price
Deflator.

     "Guaranteed Commercial Operation Date" means 28 months following the issuance of the Notice to Proceed pursuant to the Luannan EPC Contract.

     "Harbin Power" means Harbin Power Equipment Company, a company organized under the laws of the PRC.

     "Heard  Defendants"  means  the  Heard  Energy  Corporation,
collectively   with  certain  individual  former  PEC   officers,
employees and advisors who are involved in litigation with PEC.

     "Heat Network Construction Agreement" means the Construction
Agreement of the Heat and Steam Network, dated June 20, 1996, between Tangshan Pan-Sino and Tangshan Engineering.

     "HPPC" means the Hebei Provincial Planning Commission.

     "HRSG" means heat recovery steam generator.

     "ICC" means the International Chamber of Commerce.

     "ICF"   means  ICF  Resources,  Incorporated,   a   Delaware
corporation.

     "Independent Engineers" means Burns & McDonnell with respect to the Rosemary Facility and PES with respect to the Brandywine
Facility, or their respective successors.

     "Independent   Engineers'  Reports"   means   the   Rosemary
Engineering Report and the Brandywine Engineering Report.

     "Independent Insurance Consultant" means Sedgwick, PLC, a corporation incorporated in accordance with the laws of the United Kingdom, or its successor.

     "Initial Purchaser" shall mean Donaldson, Lufkin & Jenrette, the initial purchaser of the Old Notes.

     "Interconnection     Agreement"    means     the     General
Interconnection  Agreement,  dated September  22,  1995,  between
North  China  Power  Company, Tangshan Panda  and  Tangshan  Pan-
Western, as supplemented by the Supplemental Agreement.

     "Interholding"  means  Panda  Interholding  Corporation,   a
Delaware corporation.

     "International Collateral Agent" shall have the meaning set forth in "Description of other Indebtedness -- Series A Bonds--
The Funds."

     "IRS" means the United States Internal Revenue Service.

     "Issuer" means Panda Global Energy Company, a Cayman Islands exempted company.

     "Jing-Jin-Tang  Grid"  means North China  Power's  Beijing--
Tianjin--Tangshan   Regional  Power   Network,   to   which   the
electricity generated by the Luannan Facility will be transmitted for distribution.

     "Joint Venture Agreements" means, collectively, the joint venture contracts in respect of Tangshan Panda, Tangshan Pan-
Western, Tangshan Cayman and Tangshan Pan-Sino.

     "Joint   Ventures"  means,  collectively,  Tangshan   Panda,
Tangshan Pan-Western, Tangshan Cayman and Tangshan Pan-Sino.

     "Kathleen Facility" means the natural gas-fired, combined-cycle cogeneration facility to be located near Lakeland, Florida, that is being developed by PEC.

     "Kathleen   Partnership"  means  Panda-Kathleen,   L.P.,   a
Delaware limited partnership.

     "Kailuan Coal" means Kailuan Coal Mining Administration, one of the Luannan Coal Suppliers.

     "Liquidated Damages" means the amount payable as liquidated damages under the terms of the Registration Rights Agreements, as described in "Description of the Notes, the Guarantees, the Issuer Loan, the Shareholder Loans and the Collateral Documents."

     "Luanhua Co." means Tangshan Luanhua (Group) Co., a company organized under the laws of the PRC.

     "Luannan Coal Consultant" means Marston & Marston.

     "Luannan Coal Consultant's Report" means the report prepared by the Luannan Coal Consultant entitled "Review of the Coal Supply Arrangements for the Luannan Power Project of Panda Energy International, Inc." dated April 11, 1997, as updated August 7, 1997.

     "Luannan  Coal Suppliers" means, collectively, Kailuan  Coal
Mining Administration, Luannan County Coal Mine, Liu Guantun Coal
Mine,  Le  Ting County Coal Mine, Zunhua Coal Mine and  Chang  Li
County Coal Mine.

     "Luannan  Coal  Supply Agreements" means, collectively,  the
coal   supply  agreements  entered  into  among  Tangshan  Panda,
Tangshan Pan-Western and the Luannan Coal Suppliers.

     "Luannan Coal Transportation Agreement" means the coal transportation agreement, dated March 6, 1996, among the Carrier, Tangshan Panda and Tangshan Pan-Western.

     "Luannan County Government" means the government of  Luannan
County, Tangshan Municipality, Hebei Province, PRC.

     "Luannan Engineering Report" means the report entitled "Engineer's Review and Report Panda Energy International, Inc. 2x50 MW Coal-Fired Power Plant at Luannan, China" prepared by Parsons Brinckerhoff, dated April 11, 1997, and updated August 7, 1997 evaluating the design, construction and expected operational and financial performance of the Luannan Facility.

     "Luannan EPC Contract" means the Engineering, Procurement and Construction Contract, dated as of April 24, 1996 among the Luannan EPC Contractor, Tangshan Panda and Tangshan Pan-Western, as the same may from time to time be amended, supplemented or otherwise modified.

     "Luannan EPC Contract Price" means the price that the  Joint
Ventures have agreed to pay to the Luannan EPC Contractor under the Luannan EPC Contract.

     "Luannan  EPC  Contractor"  means Harbin  Power  Engineering
Company Limited, a company organized under the laws of the PRC, and a wholly-owned subsidiary of Harbin Power.

     "Luannan EPC Guarantee" means (i) the corporate guarantee provided by Harbin Power for the benefit of Tangshan Panda and Tangshan Pan-Western, guaranteeing the liabilities and obligations of the Luannan EPC Contractor under the Luannan EPC Contract and (ii) the Guarantee, dated July 9, 1996, provided by CHEXIM as required pursuant to the Luannan EPC Contract in respect of the payment of liquidated damages and termination payments up to a maximum amount of 35% of the Luannan EPC Contract Price.

     "Luannan   EPC   Work"   means  the   design,   engineering,
procurement, construction, startup, and performance testing of the Plant.

     "Luannan  Facility" means the Plant, the related  steam  and hot  water generation and distribution facility and other related
facilities   to   be   located   in  Luannan   County,   Tangshan
Municipality, Hebei Province, China.

     "Luannan Heat and Power" means Luannan County Heat and Power
Plant, a company organized under the laws of the PRC.

     "Luannan  Heat  Company" means Luannan County Heat  Company,
Ltd., a company organized under the laws of the PRC.

     "Luannan Heat Supply Contracts" means the contracts to supply steam and hot water to various PRC industrial and commercial users that have been assigned by Luannan Heat and Power to Tangshan Pan-Sino.

     "Luannan Interconnection Dispatch Agreement" means the agreement to be negotiated among Tangshan Power Supply Bureau of North China Power Company, Tangshan Panda and Tangshan Pan-Western shortly prior to the Luannan Commercial Operation Date concerning specific details as to the dispatch of the Luannan Facility.

     "Luannan    O&M   Contractor"   means   Duke/Fluor    Daniel
International  Services, a partnership whose  partners  are  Duke
Coal  Project  Services Pacific, Inc., a Nevada corporation,  and
Fluor Daniel Asia, Inc., a California corporation.

     "Luannan  Operations  and Maintenance Agreement"  means  the
Amended and Restated Operation and Maintenance Agreement, dated as of March 6, 1997, among the Joint Ventures and the Luannan O&M
Contractor.

     "Luannan Power Purchase Agreement" means, collectively,  the
Energy Purchase Agreement, the General Interconnection Agreement and the Supplemental Agreement (and, after execution thereof, the Interconnection Dispatch Agreement).

     "Luannan   Pro   Forma"  means  the  pro   forma   financial
projections prepared by Parsons Brinckerhoff and contained in the Luannan Engineering Report.

     "Luannan Transmission Facilities" means three new substations, the upgrades of both an existing substation and an existing switching station and approximately 43 km of 110 KV transmission lines to interconnect the Plant to the Jing-Jin-Tang Grid.

     "Luannan Transmission Facilities Construction Agreement" means the Transmission Facilities Construction Agreement among North China Power Company, Tangshan Panda and Tangshan Pan-Western, dated February 10, 1996, as assigned by Tangshan Panda and Tangshan Pan-Western to Tangshan Pan-Sino on July 11, 1996.

     "Luannan  Transmission  Facilities Contractor"  means  North
China  Power  Company as the contractor pursuant to  the  Luannan
Transmission Facilities Construction Agreement.

     "Luannan Transmission Facilities Loan" means the loan made by Tangshan Pan-Sino to the Transmission Facilities Contractor through a PRC financial intermediary for the construction cost of the Luannan Transmission Facilities, in the amount of RMB 78,218,000, to be adjusted for inflation from December 31, 1994 to the date of issuance of the notice to proceed with preliminary design and for accrued interest during the construction period.

     "Marston  &  Marston"  means  Marston  &  Marston,  Inc.,  a
Missouri corporation.

     "MCN" means MCN Corporation, a Michigan corporation.

     "MOEP" means the Ministry of Electric Power of the PRC.

     "MOFTEC"  means the Ministry of Foreign Trade  and  Economic
Cooperation of the PRC.

     "Moody's" means Moody's Investors Service, Inc.

     "NCNG"  means  North  Carolina Natural  Gas  Corporation,  a
Delaware corporation.

     "NCPA" means the North China Power Administration.

     "NCUC" means the North Carolina Utilities Commission.

     "NDR" means National Development and Research Corporation, a
Texas corporation.

     "NEA" means the Nepal Electricity Authority.

     "Network" means the heat and steam network of Luannan Heat and Power which will consist of 12.1 kilometers of hot water pipeline, 8.78 kilometers of steam pipeline, heat exchange stations, heat control equipment and civil construction.

     "NGC"   means   Natural   Gas  Clearinghouse,   a   Colorado
partnership.

     "NNW"  means  NNW, Inc., formerly known as  Nova  Northwest,
Inc., an Oregon corporation.

     "NNW   Cash  Flow  Participation"  means  NNW's  cash   flow
participation  interest  in  distributions  from   the   Rosemary
Partnership.

     "NNW  Credit  Agreement" means the  Credit,  Term  Loan  and
Security  Agreement,  dated August 31,  1993,  among  PEC,  Panda
Rosemary Corporation, a Delaware corporation, PRC II and NNW.

     "Non-Global Purchasers" means foreign purchasers, Accredited
Investors or QIBs who elect to take physical delivery of their certificates instead of holding their interest through a Global
Note.

     "Non-payment Default" means any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately.

     "Noon  Buying Rate" means the noon buying rate in  New  York
City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

     "North China Power" means North China Power Group, a regional grid administrative agency in northern China whose jurisdiction covers Beijing, Tianjin, Hebei Province, Shanxi
Province and western Inner Mongolia.

     "North  China Power Company" means North China  Power  Group
Company, a company organized under the laws of the PRC and the business arm of North China Power.

     "Noteholders" or "Holders" means the persons in whose  names
Existing Notes are registered on the Registrars' books.

     "NPC" means the National People's Congress, the highest legislative body of the PRC.

     "NPDES"  means the National Pollutant Discharge  Elimination
System.

     "O&M" means operations and maintenance services.

     "Offering" means the offering of the Old Notes pursuant to an offering memorandum dated April 11, 1997.

     "Ogden Brandywine" means Ogden Brandywine Operations, Inc., a subsidiary of Ogden Power Corporation.

     "OID" means Original Issue Discount.

     "Old Notes" means the 12-1/2% Senior Secured Notes due 2004 of the Issuer issued to the Initial Purchaser on April 22, 1997.

     "Pan-Sino" means Pan-Sino Energy Development Company LLC,  a
Cayman Islands exempted company.

     "Pan-Western"  means Pan-Western Energy Corporation  LLC,  a
Cayman Islands exempted company, an indirect subsidiary of the Issuer.

     "Panda  Global Rosemary O&M Agreement" means the  operations
and   maintenance  agreement  pursuant  to  which  the   Rosemary
Partnership purchases O&M services for the Rosemary Facility from Panda Global Services.

     "Panda Global Services" means Panda Global Services, Inc., a
Delaware corporation and an indirect wholly-owned subsidiary of Panda International.

     "Panda  International"  means  Panda  Energy  International,
Inc., a Texas corporation.

     "Parsons  Brinckerhoff"  means Parsons  Brinckerhoff  Energy
Services, Inc., a Delaware corporation.

     "PBC"   means  Panda  Brandywine  Corporation,  a   Delaware
corporation.

     "PBOC" means People's Bank of China.

     "PBOC Rate" means the official RMB-foreign currency exchange rate determined by the People's Bank of China.

     "Peak Hours" means one of the three eight-hour delivery periods designated by the Luannan Power Purchase Agreement.

     "PEC" means Panda Energy Corporation, a Texas corporation.

     "PEPCO" means Potomac Electric Power Company, a District  of
Columbia and Virginia corporation.

     "PES"   means  Pacific  Energy  Services,  Inc.,  an  Oregon
corporation.

     "PFC"   means   Panda   Funding  Corporation,   a   Delaware
corporation and an indirect wholly-owned subsidiary of the Company.

     "PFC  Bonds" means any series of bonds issued under the  PFC
Indenture.

     "PFC  Indenture" means the Trust Indenture, dated as of July
31, 1996, among PFC, PIC and Bankers Trust Company, as trustee, providing for the issuance from time to time of the Pooled
Project Bonds in one or more series.

     "PFC   Registration   Statement"  means   the   Registration
Statement on Form S-1, filed by PFC and certain of its affiliates with the Commission which became effective on February 14, 1997.

     "PIC" means Panda Interfunding Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company.

     "PIC  Additional  Projects Contract"  means  the  Additional
Projects  Contract,  dated  as of  July  31,  1996,  among  Panda
International, PEC and PIC.

     "PIC Capitalized Interest Fund" shall mean the respective capitalized interest fund established under the PFC Indenture.

     "PIC Company Expense Fund" shall mean the company expense fund established under the PFC Indenture.

     "PIC Debt Service Reserve Fund" shall mean the respective debt service reserve fund established under the PFC Indenture.


     "PIC Entity" or "PIC Entities" means one or more corporations, companies, partnerships, limited liability companies or other entities (i) that are not Project Entities,
(ii) 100% of the voting capital stock or other voting equity interests of which are owned directly by PIC, other than directors' qualifying shares mandated by applicable law and (iii) through which PIC owns indirect interests in Project Entities.

     "PIC Guaranty" means the unconditional guaranty of the Series A Bonds and each other series of Pooled Project Bonds by PIC.

     "PIC   International  Entities"  means  PIC  Entities  that,
through  Project  Entities,  own  Projects  that  are  not   U.S.
Projects.

     "PIC Notes" means any promissory note evidencing loans from PFC to PIC of the proceeds of the offering of the Series A Bonds and each other series of Pooled Project Bonds.

     "PIC Project Portfolio" means the portfolio of Projects owned directly or indirectly by PIC.

     "PIC U.S. Entities" means PIC Entities that, through Project
Entities, own U.S. Projects.

     "Pipeline  Operating Agreement" means the Pipeline Operating
Agreement, dated as of February 14, 1990, among PEC, PR Corp. and
NCNG, which agreement was assigned by PEC and PR Corp. to, and assumed by, the Rosemary Partnership.

     "Plant" means the 2x50 MW coal-fired cogeneration plant to be constructed by the Joint Ventures in Luannan County, Tangshan
Municipality, Hebei Province, China.

     "Pooled Project Bonds" means the Series A Bonds and certain additional series of bonds issued pursuant to the PFC Indenture.

     "PORTAL"  means  the Private Offerings, Resale  and  Trading
Through Automatic Linkages market.

     "Power Bureaus" means, collectively, all power bureaus of each level of the administration of the PRC.

     "Power Law" means the Law of Electric Power of the PRC, effective as of April 1, 1996.

     "PR Corp." means Panda-Rosemary Corporation, a Delaware corporation.

     "PRC" means the People's Republic of China.

     "PRC II" means PRC II Corporation, a Delaware corporation.

     "Pricing  Approval  Authority" means the Tangshan  Municipal
Price Bureau.

     "Pricing Document" means the document or documents (issued by the Pricing Approval Authority) determining the price for electric energy delivered, retail price and principles for adjustment.

     "Prior  Offering"   shall mean the  offering  of  Old  Notes
consummated on April 22, 1997.

     "Project" means a power generation facility or any activity relating thereto.

     "Project Debt" means any indebtedness created, incurred or assumed by a Project Entity or secured by the assets of a Project, including the Rosemary Bonds.

     "Project Design Criteria" means the Chinese codes and regulations, and the project design criteria detailed in the Engineering and Design Contract.

     "Project Entity" means any corporation, company, partnership, limited liability company or other entity that is
(i) directly or indirectly owned by a PIC Entity and (ii) (a) the direct or indirect owner of a Project or (b) obligated under or a guarantor of Project Debt or that has granted a security interest in any of its assets (including Project cash flows), other than the capital stock of any of its Subsidiaries (and any dividends or other distributions on such capital stock and proceeds therefrom), to secure the payment of Project Debt or the performance of any Project agreement.

     "Prospectus" shall mean the prospectus forming a part of the Registration Statement.

     "Provincial Power Bureaus" means, collectively, the eight independent provincial and two special administrative power bureaus of the PRC.

     "Prudent Utility Practices" means the practices generally followed by the electric utility industry, as changed from time to time, which generally include, but are not limited to, engineering and operating considerations.

     "PUCs"  means state public utility commissions in the United
States.

     "PUHCA"  means  the  United States  Public  Utility  Holding
Company Act of 1935, as amended.

     "Purchase Agreement" shall mean the purchase agreement dated
April 11, 1997, whereby the Initial Purchaser agreed to purchase the Old Notes.

     "PURPA"  means  the United States Public Utility  Regulatory
Policies Act of 1978, as amended.

     "QF" means Qualifying Facility.

     "QIB" means qualified institutional buyer, as such term is defined under Rule 144A of the Securities Act.

     "Qualifying Facility" or "QF Status" means either a small power production facility or a cogeneration facility that has satisfied the definition of "qualifying facility" as set forth in 18 C.F.R. 292.101(b)(1) of the regulations promulgated under PURPA.

     "Rating Agencies" means Standard & Poor's, Moody's, and Duff
& Phelps. "Reaffirmed by the Rating Agencies," or words to similar effect, means two or three of such agencies have reaffirmed the rating of the Indebtedness at issue.

     "Raytheon" means Raytheon Engineers and Constructors, Inc.

     "Raytheon Parent Guaranty" means the Parent Guaranty dated as of March 30, 1995 executed by Raytheon Company in favor of the Brandywine Partnership.

     "RCRA"  means  the  United States Resource Conservation  and
Recovery Act of 1976.

     "Regional  Power  Groups"  means,  collectively,  the   five
interprovincial power groups of China.

     "Registration Rights Agreement" shall have the meaning set forth in "Prospectus Summary--Prior Offering".

     "Registration Statement" shall have the meaning set forth in "Available Information."

     "Reimbursement Agreement" means the Second Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of January 6, 1992, among the Rosemary Partnership, The Fuji Bank, Limited, and certain other banks party thereto, which was terminated in July 1996.

     "Renminbi"  or  "RMB"  means  Renminbi,  the  legal   tender
currency of China.

     "Retainage" means the withholding by Tangshan Panda and Tangshan Pan-Western of 10% of the Luannan EPC Contract Price.

     "Rosemary  Bonds" means the 8 5/8% First Mortgage Bonds  due
2016 of Panda-Rosemary Funding Corporation.

     "Rosemary    Borrowers"    means   Panda-Rosemary    Funding
Corporation, PR Corp. and PRC II.

     "Rosemary Casualty Proceeds" means Casualty Proceeds as defined in the Rosemary Indenture.

     "Rosemary  Eminent  Domain Proceeds"  means  Eminent  Domain
Proceeds as defined in the Rosemary Indenture.

     "Rosemary Engineering Report" means the report entitled "Panda-Rosemary Cogeneration Project Condition Assessment Report prepared by Burns & McDonnell, dated April 11, 1997, and updated August 7, 1997, concerning certain technical, environmental and economic aspects of the Rosemary Facility.

     "Rosemary Event of Eminent Domain" means an Event of Eminent
Domain as defined in the Rosemary Indenture.

     "Rosemary Event of Loss" means an Event of Loss as defined in the Rosemary Indenture.

     "Rosemary Facility" means the 180 MW natural gas-fired, combined-cycle cogeneration facility of the Rosemary Partnership located in Roanoke Rapids, North Carolina.

     "Rosemary  Fuel  Consultant" means Benjamin Schlesinger  and
Associates, Inc.

     "Rosemary  Fuel  Consultant's   Report"  means  the   report
entitled "Assessment of Fuel Price, Supply and Delivery Risks for the Panda-Rosemary Cogeneration Project" prepared by the Rosemary Fuel Consultant, dated September 20, 1996, as updated on April 11, 1997, and August 7, 1997, analyzing the sufficiency of the fuel supply and transportation arrangements for the Rosemary Facility.

     "Rosemary  Fuel Management Agreement" means the Fuel  Supply
Management  Agreement,  dated  October  10,  1990,  between   the
Rosemary Partnership and NGC, as amended.

     "Rosemary  Gas  Supply  Agreement" means  the  Gas  Purchase
Contract, dated April 12, 1990, between the Rosemary Partnership and NGC, as amended.

     "Rosemary Indenture" means the trust indenture governing the terms of issuance from time to time of debt securities in one or more series, dated as of July 31, 1996, among Panda-Rosemary Funding Corporation, the Rosemary Partnership and Fleet National Bank, as trustee.

     "Rosemary Issuer" means Panda-Rosemary Funding Corporation, a Delaware corporation.

     "Rosemary  Offering"  means the  offering  of  the  Rosemary
Bonds.

     "Rosemary   Partnership"  means  Panda-Rosemary,   L.P.,   a
Delaware limited partnership.

     "Rosemary Pipeline" means the 10.26 mile gas pipeline owned by the Rosemary Partnership.

     "Rosemary Power Purchase Agreement" means the Power Purchase and Operating Agreement, dated January 24, 1989, as amended on October 24, 1989, and July 30, 1993, between VEPCO and the
Rosemary Partnership.

     "Rosemary   Pro   Forma"  means  the  pro  forma   financial
projections prepared by Burns & McDonnell that are contained in the Rosemary Engineering Report.

     "Rosemary Project Document" means, collectively, the Rosemary Power Purchase Agreement, the Rosemary EPC Agreement, the Rosemary O&M Agreement, the Rosemary Steam Agreement, the Rosemary Fuel Management Agreement, the Rosemary Gas Supply Agreement, the Rosemary Site Lease and (as each of the following is defined in the Rosemary Indenture) and each Additional Project Document.

     "Rosemary  Site  Lease" means the Real  Property  Lease  and
Easement Agreement, dated June 9, 1989, as amended on October  1,
1989, and as further amended on January 31, 1990, and March 15, 1996, between the Rosemary Partnership and Bibb.

     "Rosemary Steam Agreement" means the Cogeneration Energy Supply Agreement, dated January 12, 1989, by and between PEC and Bibb, which contract was assigned by PEC to, and assumed by, PR Corp., as such contract was amended October 1, 1989, and as the same was further assigned by PR Corp. to, and assumed by, the Rosemary Partnership on January 3, 1990.
     "Rosemary Title Event" means a Title Event as defined in the Rosemary Indenture.

     "Rosemary  Title  Insurance Proceeds" means Title  Insurance
Proceeds as defined in the Rosemary Indenture.

     "SAFE" means the State Administration of Foreign Exchange of the PRC.

     "SAIC" means the State Administration of Industry and Commerce of the PRC.

     "SCC"   means  the  State  Corporation  Commission  of   the
Commonwealth of Virginia, or any successor agency.

     "SEC" means the Securities and Exchange Commission of the United States.

     "Securities Act" means the United States Securities  Act  of
1933, as amended.

     "Series  A  Bonds" means the 11 5/8% Pooled  Project  Bonds,
Series A due 2012 of Panda Funding Corporation.

     "Series  A  Offering" means the offering  of  the  Series  A
Bonds.

     "Series A-1 Bonds" means they 11-5/8% Pooled Project Bond, series A-1 due 2012 of Panda Funding Corporation, exchanged for the Series A Bonds of Panda Funding Corporation.

     "Services" means the services to be performed by the  Design
Institute pursuant to the Engineering and Design Contract.

      "Shelf Registration Statement" shall have the meaning set forth in "Prospectus Summary--Prior Offering."

     "SFV" means Straight Fixed-Variable transportation rates.

     "SP" means the State Power Corporation of China.

     "SPC" means the State Planning Commission of the PRC.

     "Standard & Poor's" means Standard & Poor's Ratings Service.

     "Superfund"    means   the   United   States   Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Supplemental Agreement" means the Supplemental Agreement for General Interconnection Agreement and Electric Energy
Purchase and Sales Agreement, dated February 10, 1996, among North China Power Company, Tangshan Panda and Tangshan Pan-Western.

     "Swap Centers" means the official foreign exchange swap markets of the PRC.
     "Tangshan  Cayman" means Tangshan Cayman Heat &  Power  Co.,
Ltd., a Sino-foreign equity joint venture.

     "Tangshan  Engineering" means Tangshan Heat and  Engineering
Company, a company organized under the laws of the PRC.

     "Tangshan Pan-Sino" means Tangshan Pan-Sino Heat Co., Ltd., a Sino-foreign equity joint venture.

     "Tangshan Pan-Western" means Tangshan Pan-Western  Heat  and
Power Co., Ltd., a Sino-foreign equity joint venture.

     "Tangshan  Panda" means Tangshan Panda Heat and  Power  Co.,
Ltd., a Sino-foreign equity joint venture.

     "Taxes"   means   any  present  or  future  taxes,   duties,
assessments or governmental charges of whatever nature.

     "Texas Gas" means Texas Gas Transmission Corporation.

     "Texas  Gas  FT  Agreement"  means  the  Gas  Transportation
Agreement,  dated  August  1, 1996, between  Texas  Gas  and  the
Rosemary Partnership.

     "Total Transmission Facilities Construction Cost" means the U.S. dollar equivalent of RMB 78,218,000, to be adjusted for inflation from December 31, 1994, to the date of issuance of the notice to proceed with preliminary design in relation to the construction of the Luannan Transmission Facilities.

     "Transco" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

     "Transco  FT  Agreement" means the Service Agreement,  dated
July  26,  1996,  effective as of August 20,  1996,  between  the
Rosemary Partnership and Transco.

     "Treasury" means the United States Department of Treasury.

     "Treasury Regulations" means regulations issued by the United States Department of Treasury.

     "Trough Hours" means one of the three eight-hour delivery periods designated by the Luannan Power Purchase Agreement.

     "U.S. dollars," "dollars," or "$" means United States dollars, legal currency of the United States of America.

     "U.S.  Projects"  means  the  Projects  owned  by  PIC  U.S.
Entities and located in the United States and certain other international Projects in respect of which deferral of U.S.
federal income taxes is not being sought.

     "United  States"  or  "U.S."  means  the  United  States  of
America.

     "United States Holder" or "U.S. Holder" means a holder of a Note who is (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in
Section 7701(a)(30) of the Code.

     "VEPCO"  means  Virginia  Electric  and  Power  Company,   a
Virginia  public  service corporation (including  North  Carolina
Power).

     "WestPoint"  means  WestPoint  Stevens,  Inc.,  a   Delaware
corporation.

     "WGL"  means  Washington Gas Light Company,  a  District  of
Columbia corporation and a Virginia corporation.

     "WGL  Agreement"  means  the Gas Transportation  and  Supply
Agreement,  dated  November  10,  1994,  between  the  Brandywine
Partnership and WGL.

APPENDIX A

 PART II - CERTAIN TECHNICAL TERMS COMMONLY USED IN THE UTILITY
                            INDUSTRY

Defined below are certain technical terms commonly used in the electric and gas utility industries.

     "Available" means the status of a major piece of equipment which is capable of service, whether or not it is actually in service.

     "Btu"  means  British  Thermal  Unit,  the  amount  of  heat required  to  raise the temperature of 1 pound of  pure  water  1 degree F from 59 degrees F to 60 degrees F at a constant pressure of 14.73 pounds per square inch absolute.

     "Capability" means the maximum load which an electric generating unit can carry under specific conditions for a given period of time, without exceeding approved limits of temperature and stress.

     "Capacity" means the load for which an electric generating unit is rated either by the user or by the manufacturer.

     "Cogeneration" means the simultaneous production of electric energy and useful thermal energy for industrial, commercial, heating or cooling purposes.

     "Cogeneration Facility" means a facility that produces electric energy and useful thermal energy used for industrial, commercial, heating or cooling purposes.

     "Dispatch" means for purposes of this Offering Memorandum, dispatching a plant means directing such plant to produce power under the appropriate power sales agreement.

     "Dth" is a measurement of natural gas, being an abbgreviation of "dekatherm" and being the equivalent of an "Mcf" of natural gas.

     "GJ" means gigajoule; one billion Joules.

     "GWH" means gigawatt hour; one million kWh.

     "Installed Capacity" means the full-load continuous rating of a generator, prime mover or other electrical equipment under specified conditions as designated by the manufacturers.

     "kJ"  means  kilojoule; 1000 Joules and equals  .947817  Btu
(international).

     "kV" means kilovolt; 1,000 volts.

     "kW" means kilowatt; 1,000 watts.

     "kWh" means kilowatt-hour; the basic unit of electric energy equal to one kilowatt of power supplied to or taken from an electrical circuit steadily for one hour.

     "LHV" means lower heating value.

     "Load" means with respect to a power generating plant or a generator, the extent to which it is being used at a particular time.

     "Metric Ton" means 1,000 kilograms or 2204.6 pounds.

     "MM" means thousand.

     "MW" means megawatt; one million watts.

     "MWh" means megawatt hour; one thousand kWh.

     "Net Dependable Capacity" means the tested or demonstrated output of the facility in kilowatts, measured at the output (high voltage side) of the main transformers.

     "Outage"  means  an  interruption that  fully  or  partially
curtails   the   electric   generating   facility's   output   of
electricity.

     "Transmission Line" means an electrical connection between two points on a power system for the purpose of transferring high voltage electrical energy between the points. Generally, a transmission line consists of large wires or conductors held aloft by towers.

     "TW" means terawatt; one billion kW.

     "TWh"  means  terawatt-hour; one billion kWh.  One  thousand
GWh. TWh is typically used as a measure of the annual energy output of a region or country.

     "Watt" means the electric unit of real power or rate of doing work. The unit of power in the international system (SI), expressed as the Watt, is the power required to do work at the rate of one Joule per second.



           THE ELECTRIC POWER INDUSTRY AND REGULATION
                           IN THE PRC
                             AND THE
                          UNITED STATES

The information in this Section has been derived from various government and private publications and obtained in communications with various PRC governmental agencies and has not been prepared or independently verified by the Joint Ventures, the Issuer, the Company or the Initial Purchaser or any of their respective affiliates. Capitalized terms used in this Appendix B and not otherwise defined herein have the meanings assigned in the glossary included as Appendix A hereto.

General

Although most production assets in the PRC are still owned
ultimately by the government of the PRC, the level of direct control the government of the PRC exercises over the economy is being gradually relaxed. Since 1978, the PRC government has been implementing market-oriented economic reforms in an effort to revitalize the PRC's economy and improve its citizens' standard of living. In October 1992, the 14th Congress of the Communist Party of China declared that the PRC would adopt a "socialist market economy" in which a market-oriented economy would be allowed to develop while the PRC government would continue to set economic targets and guide growth through macro-regulations. The concept of a socialist market economy was incorporated in the PRC's Constitution in March 1993 and reaffirmed in the PRC's
Ninth Five-Year Economic and Social Development Plan adopted in early 1996. The reforms have marked a shift from a more rigid, centrally-planned economy to a more mixed economy in which market forces play an increased role and the government has a reduced role. State-owned enterprises still constitute the largest sector of the economy, but implementation of the economic reforms has led to, among other things, the delegation to managers of enterprises of more decision-making powers and responsibilities regarding matters such as production, marketing, use of funds and employment of staff. It has also led to the conversion of selected State-owned enterprises into joint stock limited companies which issue shares to  the public and private investors (including their employees); the  gradual reduction of PRC government control  over  producer prices;  and
the designation of certain coastal areas and  cities as   special
economic  development  zones  with  greater   local autonomy.  The
PRC government has also implemented policies designed to attract foreign investment and technology. The PRC government's reforms have resulted in significant economic growth. The gross domestic product of China increased significantly during the period 1980 to 1995 and inflation has moderated to 6.1% in 1996.

The China Power Market

At the end of 1995, China had an aggregate installed electric power generation capacity of approximately 217,220 MW, making China's electric power generation capacity the third largest in the world. In 1995, about 17,323 MW of installed capacity was added. China's electric power industry produced approximately 1,007 TWh of electricity in 1995. This represents an addition of nearly 80 TWh from 1994, making China's electricity industry one of the fastest growing in the world. Despite its size, China's electric power system is inadequate to meet current and expected demand, and the consequent shortage is one of the major obstacles to economic growth in the PRC. In addition, as of October 1994, approximately 120 million people did not yet have access to electricity.

Developments in the PRC's Power Industry

Under the PRC's Eighth Five-Year Plan (1991-1995), increasing demands for electricity resulted in the rapid increase in the PRC's total annual electricity generation. A total of 65,747 MW of electric power generating capacity was installed during the four-year period from 1992-1995, representing an average annual increase of more than 16,000 MW. Notwithstanding such increase, the PRC's average annual growth rate for installed electric generating capacity between 1992 and 1995 (approximately 10.4%) did not keep pace with the average annual growth rate of the PRC's GDP. The following table sets forth figures for installed capacity, increases in installed capacity, electricity generation and percentage increases in electric power generation in China for the years 1986 to 1995.

                        Increase in
            Installed    Installed   Electricity  Increase in
             Capacity     Capacity    Generation  Electricity
   Year        (MW)         (MW)        (TWh)         (%)
   1986      93,818.5      6,795.3      449.6        9.5
   1987     102,897.0      9,078.5      497.3       10.6
   1988     115,497.1     12,600.1      545.2        9.6
   1989     126,638.6     11,141.5      584.8        7.3
   1990     137,890.0     11,251.4      621.2        6.3
   1991     151,473.1     13,583.1      677.5        9.0
   1992     166,532.4     15,059.3      754.2       11.3
   1993     182,910.7     16,378.3      836.4       10.9
   1994     199,897.2     16,986.5      927.9       10.9
   1995     217,220.0     17,322.8    1,007.0        8.5

(estimated)
    (1)
__________________

Source:   Ministry of Electric Power, Electric Power Industry  in
China (1995).
(1)  Based on various published statements from MOEP officials.

     Based on statements by the Ministry of Electric Power (the "MOEP"), China will need an average of approximately 16,600 MW of new electric generating capacity annually through the year 2000 (or an aggregate of approximately 83,000 MW of new electric generating capacity in the Ninth Five-Year Plan period ending
2000). MOEP estimates that approximately $20 billion of overseas investment will be needed to reach the MOEP's target of increasing installed capacity to 290,000 MW by 2000.

Electric Power and Other Regulation

     The Joint Ventures, North China Power Company and North China Power are subject to governmental and electric power grid regulation in virtually all aspects of their operations, including the amount and timing of electricity generation and dispatch, the setting of power rates, the performance of scheduled maintenance and compliance with power grid control directives. Moreover, the conversion of the revenues of the Joint Ventures into U.S. dollars is subject to the foreign exchange regulations of the PRC, which are administered by State Administration of Foreign Exchange of the PRC (the "SAFE"). See "Risk Factors - Considerations Relating to the PRC-Government Control of Currency Conversion and Exchange Rate Risks."

Regulation of the Electric Power Industry; General

     The PRC's electric power industry is regulated primarily by the MOEP in conjunction with the SPC and other governmental agencies. For foreign investments in electric power projects in the PRC, such governmental agencies include the Ministry of Foreign Trade and Economic Cooperation of the PRC (the "MOFTEC"), the SPC, the SAFE, the State Administration of Industry and Commerce of the PRC (the "SAIC") and certain other agencies. Certain functions of the MOEP are expected to be transferred in the near future to the State Power Corporation of China ("SP") which was formally approved in January 1997. See "Central Governmental Authorities - Ministry of Electric Power" below. The regulatory and approval authorities of the Central Governmental agencies are delegated to local provincial or city governmental agencies performing similar functions if the total amount of such foreign-invested projects does not exceed certain thresholds (denominated in U.S. dollars). See "Risk Factors-Considerations Relating to the PRC-Legal and Regulatory Considerations."

Central Governmental Authorities

     The structure of the PRC political system is based on the PRC Constitution and is headed by the National People's Congress ("NPC"), which is the highest legislative body, and the State Council, which is the highest executive body charged with the implementation and administration of the laws and decisions made by the NPC. In addition, the SPC is in charge of formulating national long-term, medium-term and annual economic plans based on the industrial policy of the PRC.

State Council

     The State Council is responsible for the integration of all activities and policies of its component commissions and ministries, as well as provincial and local governments. Rules and regulations of the State Council and its commissions and ministries preempt all legislation, rules or regulations enacted by provincial and local governments. Thirty-eight ministries and commissions, the General Office of the State Council, the People's Bank of China (the "PBOC"), the State Auditing Administration and a number of other bureaus and administrations are currently under the direct authority of the State Council. The agencies described below are the primary Central Governmental agencies vested with authority to regulate foreign investment in the electric power industries in the PRC.

     In 1985, the State Council revised a number of its policies with the intention of fostering the rapid development of the electric power industry, including (i) allowing local governments to invest in the development of power plants in their areas,
(ii) loaning funds to the local and provincial Power Bureaus for the development of local and provincial power plants and
(iii) encouraging the utilization of foreign capital by permitting foreign participation in the development and management of power plants in China.

State Planning Commission

     The SPC is responsible for coordinating the foreign investment plans submitted by the provincial planning departments, and formulating national long-term, medium-term and annual foreign investment plans based on the industrial policy of the PRC. The SPC has authority to approve the project proposal and the feasibility study of foreign investment enterprises
("FIEs") with total investment of over $10 million, or $30 million in certain cases, except that FIEs with total investment of over $100 million must also obtain final approval from the State Council. The SPC is also responsible for coordinating the Renminbi and foreign exchange funds required for the construction, production and operation of FIEs.

Ministry of Electric Power

     As the ministry responsible for the electric power industry, the MOEP is responsible for formulating development strategies and policies for the electric power industry in the PRC, including investment, technical, and major production and consumption policies. In addition to formulating electric power industry planning in collaboration with the SPC and other governmental agencies, the MOEP (i) coordinates the development of the electric power industry, (ii) supervises the implementation of related national policies, decrees and plans and (iii) provides services to electric power enterprises. The MOEP shares certain of its administrative responsibilities with the China Nuclear Industry Corporation and the Ministry of Water Resources with respect to nuclear-powered and hydro-powered electricity generating facilities, respectively. In addition to these regulatory and administrative functions, the MOEP is also in charge of the overall financial management of the power industry, including consolidating the profits and taxes and approving the budgets of all the regional power entities annually. The MOEP owns China's State-owned power generating assets on behalf of the State, other than those owned by companies not directly managed by the MOEP and a few smaller units directly owned by local governments.

     In an attempt to separate the regulatory and commercial functions of the electric power industry, the PRC State Council formally approved the establishment of the SP in January 1997.
The SP is a state-owned legal entity with funds provided directly by the State Council. It will serve as the PRC's principal investor in and/or operator of wholly or partially state-owned facilities in China. It will also be responsible for the
operation  of  interregional  transmission  facilities  and   the
development of a national power grid. After the establishment of the SP, the MOEP will continue to exercise the regulatory function over the Chinese electricity industry, but the MOEP's enterprise management function and its function to operate state assets will be turned over to the SP. As part of the reform, provincial power bureaus will also need to transfer their regulatory functions to other departments of the local government and become subsidiaries of the SP. It has been reported that the MOEP itself will also be dissolved and its regulatory function will be transferred to the China Electricity Council. The organization and establishment work of the SP is expected to be completed before the end of June 1997. There can be no assurance as to what impact this reform will have on the Luannan Facility.
See "Risk Factors--Considerations Relating to the PRC--Risk Regarding Changes to PRC and Local Laws, Policies and Regulatory Authorities."

Ministry of Foreign Trade and Economic Cooperation

     The  MOFTEC  controls  all  affairs  pertaining  to  foreign economic relations and trade through the implementation of principles and policies of the medium and long-term foreign trade development plans. Its aim is to foster international multilateral and bilateral economic and technological cooperation by utilizing foreign funds, organizing import and export of technology, and generating construction projects abroad. On a national level, the main responsibility of the MOFTEC consists of controlling and coordinating foreign trade activities in the provinces, autonomous regions and municipalities, as well as in various departments under the State Council. The MOFTEC has the authority to approve organizational documents of FIEs with total investments exceeding the $10 million or $30 million threshold.

State Administration of Industry and Commerce

     The SAIC is in charge of the registration of, and issuance of business licenses to, FIEs. It has the authority to conduct annual inspections of FIEs to ensure that their business activities have been carried out in accordance with their approved business scope and the applicable laws and regulations.

State Administration of Foreign Exchange

     The SAFE is responsible for administration of foreign exchange in the PRC. It formulates and oversees the implementation of foreign exchange regulations applicable to FIEs. The relevant approval authorities consult the SAFE in respect of foreign exchange matters relating to FIEs. The SAFE is also responsible for administrating the Swap Centers and issuing permits to FIEs for access to the Swap Centers as well as for monitoring the interbank system.

Local Governments

     Administratively, the PRC is divided into 23 provinces, four municipalities with provincial level authority (Beijing, Shanghai, Tianjin and Chongqing) and five autonomous regions. At the local level, administrative entities derive their authority from, and are accountable to, the National People's Congresses at the provincial and municipal levels. Provincial and local congresses and governments are permitted to enact legislation, rules and regulations designed for local conditions, provided that such legislation does not contravene the Constitution or the laws or regulations adopted by the Central Government of the PRC.

     The local provincial and county equivalents of the Central Government approval authorities discussed above play a corresponding role in the approval process where the total investment and other conditions of proposed FIEs fall within the prescribed limits of delegated approval authority. In this regard, the provincial and county planning departments and economic departments have the authority to approve the project proposal and the feasibility study and the provincial and county Commissions of Foreign Trade and Economic Cooperation ("COFTECs") have the authority to approve the organizational documents of FIEs.

Regional, Provincial and Local Power Bureaus

     The MOEP directly oversees the five interprovincial power groups (the "Regional Power Groups") and the eight independent provincial and two special administrative region power bureaus ("Provincial Power Bureaus") in China. The Regional Power Groups
(i) manage their respective regional power grids, (ii) dispatch the power plants connected to such grids either directly or indirectly through lower level power bureaus, and (iii) supervise the power bureaus at lower administrative levels. The Regional Power Groups also act through power companies which develop, construct, own and operate certain power plants and transmission facilities within their respective territories. The key personnel of the Regional Power Groups are appointed by the MOEP and the key personnel of the Provincial Power Bureaus are appointed by the provincial governments in consultation with the MOEP.

     A similar structure exists for the Provincial Power Bureaus under the Regional Power Groups and the Provincial Power Bureaus directly managed by the MOEP. Each Provincial Power Bureau manages its provincial power grid and dispatches the power plants connected to such grid to meet local demand. Many Provincial Power Bureaus also act through power companies which operate certain power plants and certain transmission facilities within their respective provinces. Cities and counties directly under the administration of the provinces may have power bureaus (together with the Regional Power Groups and the Provincial Power
Bureaus,   the   "Power  Bureaus")  which  perform,   under   the
administration  of the Power Bureau at the next higher  level  of
government,    similar   functions   within   their    respective
jurisdictions. In case of the Luannan Facility, the Hebei Provincial Price Bureau has delegated its authority to the Tangshan Municipal Price Bureau (the "Pricing Approval Authority"). The delegation letter, however, makes clear that the Hebei Provincial Bureau can revoke such delegation at any time if it is necessary for the state's electric tariff policy. See "Risk Factors--Considerations Relating to the PRC--Risk Regarding Changes to PRC and Local Laws, Policies and Regulatory Authorities."



Investment in the Electric Power Industry

     The Ninth Five-Year Plan contemplates that power generating capacity in the PRC nationwide will be increased on average by 16,600 MW annually, representing an annual increase of about 7% in power generation. By the year 2000, the total power generating capacity nationwide is expected to reach 290,000 MW with an expected annual power generation of 1,400 billion kWh. In order to achieve these goals, it is estimated that 20% of the required investment in the expansion of the power sector will have to come from abroad. As stated above, prior to 1985 virtually all investment in China's electric power industry was financed by the Central Government. In 1985, the Central Government began to implement a policy of using a variety of ways and financing methods to develop the PRC's electric power industry, including foreign investment through independent power projects and build-operate-transfer ("BOT") approaches. To date, the primary means of foreign investment in the PRC's electric power industry has been debt financing of State-owned plants with a small amount of equity investment in independent or BOT projects.

     With appropriate Central Government approvals, Regional Power Groups and Provincial Power Bureaus may form directly managed power companies, which may develop, construct, own and operate power plants in their respective territories. North China Power Company was formed by North China Power in 1993 to serve as North China Power's business arm. At least two-thirds of the installed capacity in China at the end of 1995 was attributed to power plants managed by the MOEP directly or indirectly through such power companies. The remainder was attributed to power plants owned and operated by the China Huaneng Group, the State Energy Investment Corporation, the China Power Investment Corporation, local government investment institutions and, to a much lesser extent, foreign investors.

Rate Setting Mechanisms

     Rates for electricity produced by power plants that the MOEP directly or indirectly manages are generally set by the Central Government, thus most electricity has historically been purchased from power plants at such rates. For certain power plants with local government, China Huaneng Group or foreign investment, such as the Luannan Facility, rates are set on the basis of discussions between such power plants and the relevant provincial pricing bureau.

     In the case of power plants managed by the MOEP, customers purchase electricity from the Power Bureaus of each level of the administration of the PRC at rates determined by the Central Government, which vary according to the category and location of the user. The rates set by the Central Government have traditionally been maintained at a low level, requiring the subsidization of the electric power industry by the Central Government. One of the stated goals of the MOEP, which has also been restated in the Power Law (as described below), is to reform power pricing to be consistent with the development of the market economy. The MOEP has commenced the trial implementation in several cities of a time-sharing pricing policy which charges consumers higher rates for peak load periods and lower rates for off-peak load periods. North China Power has adopted a similar program in its service area. Allowing the market to influence the setting of power rates is intended to provide incentives for greater efficiency in energy production, reduction of energy use per unit of industrial output and promotion of conservation technologies. See "Risk Factors - Considerations Relating to the PRC-Governmental Regulation of Power Rates."

Transmission and Dispatch

     The main system for the dispatch, transmission and distribution of electric power in China consists of the five interprovincial power grids managed by their respective Regional Power Groups and the eight provincial and two autonomous region power grids managed by the Provincial Power Bureaus. The table below shows the aggregate installed capacity of the power plants connected to the grids managed by such Power Bureaus and the total electricity generated on those grids in 1994.


                                                          1994
                                           1994          Total
                                         Installed    Electricity
     Grid                                Capacity      Generation
                                           (MW)          (TWh)

East China Power Bureau                   31,673.2      164.358
Central China Power Bureau                27,602.2      132.041
North China Power Bureau                  27,146.4      140.087
Northeast Power Bureau                    26,534.4      124.531
Guangdong Provincial Bureau               19,009.7       73.916
Shandong Provincial Bureau                11,518.2       67.183
Northwest Power Bureau                    11,483.0       60.423
Sichuan Provincial Bureau                 10,095.3       47.328
Fujian Provincial Bureau                   4,960.3       21.605
Guangxi Provincial Bureau                  4,230.8       16.854
Yunnan Provincial Bureau                   4,082.9       16.939
Guizhou Provincial Bureau                  3,253.8       15.206
Xinjiang Autonomous Region Bureau          2,865.1       10.617
Hainan Provincial Bureau                   1,057.3       2.869
Tibet Autonomous Region Bureau               166.7       0.357
   (each a "Power Bureau")

Source:  Ministry of Electric Power, Electric Power  Industry  in
China (1995)

     China's energy sources, such as coal and potential hydroelectric resources, are principally located in the western, northern and central inland provinces, but its high electricity consumption regions are located in the eastern and southern coastal areas. As a result of plans to develop large power plants in areas with significant energy sources, the expansion of China's electricity transmission capabilities is of major importance. China plans to interconnect the North China Power Grid with the Northeast Power Grid around 2000. In 2003, with the expected completion of the first phase of the Three Gorges Project, the Central China Power Grid is expected to be interconnected on the east with the East China Power Grid and on the west with the Sichuan Power Grid. A unified national power grid is planned for completion sometime between 2010 and 2020.

     All electricity produced in China is dispatched by the Power Bureaus, except for that generated by units not connected to a grid. The grids and the electric power dispatch to each grid are administered by dispatch centers ("Dispatch Centers") operated by the Power Bureaus. Prior to November 1993, such electric power dispatch had been carried out pursuant to MOEP guidelines. In order to achieve more efficient and rational dispatch of electric power, the State Council issued, with effect from November 1, 1993, the Regulations on the Administration of Electric Power Dispatch to Networks and Grids (the "Dispatch Regulations"). The Dispatch Regulations are the first nationwide regulations in China governing the dispatch of electric power. Under the Dispatch Regulations, Dispatch Centers were established at each of five levels: the National Dispatch Center, the Dispatch Centers of the Regional Power Groups, the Dispatch Centers of the Provincial Power Bureaus, the Dispatch Centers of the Power Bureaus of municipalities under provinces and the Dispatch Centers of the county Power Bureaus. Dispatch Centers are charged with setting production levels for the various power plants connected to the grid. To effect this determination, each power plant receives on a daily basis from its local Dispatch Center an expected hour-by-hour output schedule for the following day, based on expected demand, the weather and other factors.

     The Dispatch Regulations provide that the Dispatch Centers must dispatch electric power according to, among other things,
(i) power supply agreements entered into between a Power Bureau and certain large or primary electricity customers, where such agreements take into account the electric power generation and consumption plans formulated annually by the Central Government and set forth in the State Plan, (ii) agreements entered into between a Dispatch Center and each power plant subject to its dispatch, (iii) interconnection agreements between Power Bureaus and (iv) actual conditions of the grid, including equipment capabilities and safety reserve margins.

Peak and Seasonal Demands

     The demand for electric power in China goes through fairly predictable daily and other periodic cycles. Peak periods of power use are during the day, from approximately 8:00 a.m. to 10:00 p.m., when industrial and commercial use is highest. Power demand moderates from approximately 10:00 p.m. to 8:00 a.m. for a number of reasons, including the fact that multiple shifts are not routine in Chinese factories and that the residential demand for electricity is relatively low. Because China has a significant shortage of electricity generating capacity, the Dispatch Centers restrict certain users' access to electricity during peak periods of demand. As a result, the peak load in China does not reflect the extent of the total demand for power. China does, however, have enough generating capacity to meet all demand during off-peak periods. While power plants operate at less than full capacity during off-peak periods, virtually all available power plants operate at full capacity during peak periods, subject to grid-wide safety reserve margins.

     Because the combustion of coal provides most of China's space-heating needs and because air conditioning is not yet prevalent in most regions of China, seasonal variations in the demand for electricity are less than in countries such as the United States.

Electricity Sources

     The table below sets forth for each of the years 1993 and 1994 the amount of electricity generated in the PRC by type of power plant in absolute terms, as well as a percentage of total gross production.

                             Actual
                             1993                1994
                              TWh        %        TWh        %
Thermal(1)                   685.9      83.0     747.0      80.5
Hydroelectric power
(including pumped            150.6      17.0     166.8      18.0
 storage) (2)
Nuclear                                        14.1       1.5
  Total gross production     836.5     100.0     927.9     100.0
production

Source:  Ministry of Electric Power, Electric Power  Industry  in
China (1995)
(1) Predominant fuel is coal; includes for 1993 an insignificant amount of electricity generated by nuclear power plants.
(2) Pumped storage facilities pump water into reservoirs using electricity generated during off-peak periods. The water is released to generate hydroelectric power during peak demand periods.

     China is the world's largest producer of coal. China depended on the consumption of coal for the supply of approximately 75% of its primary energy needs in 1994, a higher percentage than most developed countries. Coal is used in China not only for generation of electricity, coking and other industrial applications, but is also widely used for residential and commercial cooking and heating. Because of China's extensive domestic coal resources and its desire to minimize dependence on foreign sources for energy, it is expected that coal will remain the main energy source for electricity generation in China for the foreseeable future.

     A small portion of the coal and oil used in the generation of electricity is allocated to power plants by the Central Government in accordance with the State Plan. Pursuant to price reforms introduced in the beginning of 1994, allocated coal is generally sold at prices negotiated between the supplier and purchaser subject to certain limitations of price currently imposed by the Central Government.

     Much of the coal used in the electric power industry must be transported from relatively isolated inland coal mines by rail to the coast for forwarding to the population and industrial centers concentrated in China's coastal areas. Railway transportation capability is generally insufficient to satisfy China's industrial and commercial transportation needs. As a result, railway transportation is allocated by the Central Government at set prices.

PRC Electric Power Law

     Given the importance of the continued rapid expansion of China's power industry, the NPC adopted the Law of Electric Power on December 28, 1995 (the "Power Law"). The Power Law, which became effective on April 1, 1996, provides the legislative basis for the regulation of China's electric power sector. It contains guidelines in areas such as the generation, supply and use of electric power, pricing and tariffs and regulatory supervision.

     Under the Power Law, the appropriate administrative department of the State Council is authorized within the scope of its authority to supervise the electric power industry throughout the country, and relevant departments of the State Council are authorized within the scope of their respective authority to supervise the electric power enterprises. While electric power development planning will be carried out according to the needs of the national economy, the Power Law also provides that each administrative department of the local government at or above the county level will be responsible for the supervision and control of the electric power industry within its administrative region.

     The Power Law states that independent power companies shall be granted grid access upon their request, and provides that the on-grid price of electricity shall be implemented on the basis of "the same price for the same quality on the same grid." The Power Law lists the criteria to be applied in the determination of tariffs as including reasonable compensation for costs, reasonable profits, inclusion of taxes in accordance with law, firm adherence to the principle of equitable sharing of burdens, and promoting electric power construction. The law delineates the approval process for on-grid tariffs and makes a distinction between the approvals required for regional/provincial level and independent grids. Central Government approval is required for tariffs on regional/provincial grids but no such approval is specifically required for independent grids. The Power Law reiterates the Central Government's position that entities involved in the construction of power plants, power generation and grid operation are autonomous and assume sole responsibility for their own profits and losses. See "Risk
Factors-Considerations Relating to the PRC - Governmental Regulation of Power Rates."

     Because of its recent promulgation and in light of the fact that the related implementing regulations (including provisions concerning appropriate tariff setting authorities) have not yet been published, there can be no assurance as to the effect the Power Law and its implementation rules will have on the Luannan Facility.

Joint Venture Formation Approval

     The formation of the Joint Ventures and the construction and operation of the Luannan Facility are subject to various governmental approvals. Under PRC law and regulations, the formation of a Sino-foreign joint venture requires the approval of certain governmental authorities in the province in which the joint venture is located, and, if the total investment (including equity contributions to the joint venture and expected borrowings of the joint venture) exceeds certain thresholds (denominated in U.S. dollars), the approval of certain Central Government authorities is required. Such thresholds vary by province, municipality and special economic zone. In the case of Hebei Province, where the Joint Ventures are located, provincial governmental authorities have authority to approve the establishment of any Sino-foreign joint venture entity the total investment of which does not exceed $30 million in accordance with a guideline issued in 1988 by the Central Government which is currently in effect. The Hebei Provincial Planning Commission (the "HPPC") and Hebei COFTEC, the provincial approval authorities for the development of power plants and the formation of Sino-foreign joint ventures, respectively, have advised that the approval of the formation of the Joint Ventures is within their approval authority because the total investment (including equity contributions and borrowings) of each Joint Venture is less then $30 million.

     The Issuer has been advised by Cai, Zhang & Lan, Chinese counsel to the Issuer and the Joint Ventures, that, because each Joint Venture is technically viable and operational by itself, has its own clearly defined business scope and purpose, and has followed proper procedures for all required approvals, each Joint Venture will be treated as a separate company, each project in respect of which each Joint Venture has been established will be treated as a separate project for approval purposes and Central Government approval is not required. Based on the opinion of its counsel and advice from the HPPC, Hebei COFTEC and the County Partners, the Issuer believes that all required government approvals to form the Joint Ventures and all required governmental approvals that can be obtained to date to develop the Luannan Facility have been obtained. See "Risk Factors-Considerations Relating to the PRC - Legal and Regulatory Considerations."

               HEBEI PROVINCE, BEIJING AND TIANJIN

Economic Development

Hebei Province

     The Luannan Facility will be located in Luannan County, Tangshan City, Hebei Province, PRC. Luannan County is situated in the area that is frequently referred to as Beijing-Tianjin-Tangshan triangle, an important economic and political center in the PRC. Hebei Province is located on the North China seaboard and has an area of 187,700 square kilometers. Its population in 1995 was 64.3 million, representing approximately 3% of the total population of the PRC. Shijiazhuang, the provincial capital, is an industrial center and a rail-highway hub approximately 270 kilometers southwest of Beijing. Hebei Province is an important coal producing province and is also adjacent to China's largest coal producing and exporting province, Shanxi. The major rail and highway routes for transporting coal from Shanxi Province all pass through Hebei Province.

     Hebei Province borders Beijing on three sides. The industrial and economic growth of these two large urban centers has positively influenced the development of Hebei Province. Situated in northeastern Hebei Province, along its 487-kilometer coastline, is Qinhuangdao, China's largest and one of the world's largest coal ports.

     In 1996, foreign investment in Hebei rose 58.4% to reach $1.24 billion, making Hebei the fastest growing of China's 17 coastal provinces. Exports amounted to $3.46 billion, a 13% increase over 1995. By 2000, exports are expected to rise to $6.5 billion.

Beijing

     Beijing has an area of 16,808 square kilometers and at the end of 1996 had a population of 12.6 million, representing approximately 1% of the total population of the PRC. Beijing is composed of ten central districts and eight surrounding counties, which are bordered by Hebei Province and Tianjin Municipality. Beijing is one of three municipalities supervised directly by the Central Government of the PRC, occupying the same administrative level as a province, the others being Tianjin and Shanghai.

     Beijing is the capital of the PRC and the Central Government, the State Council and various ministries and commissions are located in the city. As the capital, Beijing enjoys a well-developed infrastructure with respect to transportation, finance, culture and education. Beijing's urban development is among the most advanced in China.

Beijing has developed a comprehensive industrial base, leading the country in the fields of electronics, organic chemistry, textiles, metallurgy, machinery and construction of educational and cultural facilities. The total GDP generated within Beijing in 1996 was approximately RMB 160.7 billion, representing an increase of 9.1% over 1995. In 1996, the total foreign investment amounted to $2.26 billion, representing an increase of 14.1% over 1995. The total value of exports was approximately $2.1 billion in 1996.

Tianjin

     Tianjin has an area of 11,305 square kilometers and at the end of 1995 had a population of 9.4 million, representing approximately 0.8% of the total population of the PRC. The municipality is bordered by Hebei Province, Beijing and the sea. Tianjin is one of three municipalities supervised directly by the Central Government, occupying the same administrative level as a province, the others being Beijing and Shanghai.

     Tianjin is an industrial and commercial gateway and transportation hub of Northern China. Benefiting from a 153-km long coastline, the municipality is rich in oil and natural gas resources. Tianjin's port, Xingang, is one of the largest man-made seaports in China and is a major trading port in Northern China. The city has been designated the state center for research into and production of microcomputers and it is among the national leaders in production of chemicals and textiles.

     In 1996, Tianjin's total GDP was RMB 110.2 billion, representing an increase of approximately 14.3% over the previous year. Gross industrial output was approximately RMB 211 billion, representing an increase of 22.7% over 1995, and total value of exports was $4.05 billion.

Power Supply and Demand

     By the end of 1995, the installed capacity of North China Power was 25,140 MW and the annual power generation was 126.7
TWh. The Beijing-Tianjin-Tangshan Power Network had installed capacity of 11,647 MW, of which 10, 964 MW was comprised of thermal power and 683 MW was hydropower. Demand for electricity in Beijing, Tianjin and northern China is expected to grow by 10% during the Ninth Five-Year Plan (1996-2000). In 1996, the HPPC indicated that Hebei needed to increase installed power generating capacity by more than 1,000 MW annually over the next five years.

Hebei Province

     Most of Hebei Province's electricity is generated by coal-fired power plants. Because of its proximity to major coal fields, Hebei Province's per unit cost of electricity generation is relatively low. The tables below show the major power plants in operation and under development in Hebei Province:

                     Facilities in Operation

                              Operational       Additional
     Plant                    Capacity (MW)     Planned
                                                Capacity (MW)
Douhe Power Plant             1,550             1,200
Zhangjiakou Power Plant       1,200             1,200
Xingtai Power Plant           1,290             1,255
Matou Power Plant             1,000
Shang'an Power Plant            700               700
Xibaipo Power Plant             600               600
Qinhuangdao Power Plant       1,000               300
Weishui Power Plant             106
   Total                      7,446             5,255


                  Facilities under Development

                              Projected         Projected
Plant                         Operational       Completion Date
                              Capacity (MW)
Zhanhewan Pumped Storage        1,000           2005
  Station
Sanhe Power Plant             600-700           2000
Hanfeng Power Plant               660           2001
   Total                      2,260 - 2,360

Beijing

     The fuel sources and per unit generating costs for power plants serving Beijing are similar to those for Hebei Province.
The table shows the major power plants in operation and under development in Beijing.
                     Facilities in Operation

                                 Operational      Additional
Plant                            Capacity (MW)    Planned
                                                  Capacity (MW)
Shiginhshan Cogeneration Plant   800

                  Facilities under Development

                                 Projected        Projected
Plant                            Operational      Completion
                                 Capacity (MW)    Date
Shisanling Pumped Storage          800            1997
   Station
Gaobeidian Power Plant             660            1999
   Total                         1,460

Tianjin

     The fuel sources and per unit generating costs for power plants serving Tianjin are similar to those for Hebei Province.
The table shows the major power plants in operation in Tianjin.

                     Facilities in Operation

                              Operational       Additional
Plant                         Capacity (MW)     Planned
                                                Capacity (MW)
Dagang                        1,280             300
Junliangcheng                   950
   Total                      2,230             300



        THE ELECTRIC POWER INDUSTRY IN THE UNITED STATES
                  AND UNITED STATES REGULATION

The Independent Power Industry in the United States

     The United States independent power industry expanded rapidly in the 1980s following the enactment of The Public Utility Regulatory Policies Act of 1978 ("PURPA"). Prior to
PURPA, the demand for power in the United States had traditionally been met by utilities constructing large-scale electric generating plants under cost-of-service based regulation. PURPA removed most regulatory constraints on the production and sale of electric energy by certain non-utility generators known as "Qualifying Facilities" or "QFs" and required electric utilities to buy electricity from QFs at the utilities' avoided costs, thereby encouraging companies other than electric utilities to enter the electric power production market. Concurrently, due in part to regulatory disallowance of many large utility construction project costs, there was a general decline in the construction of generating plants by electric utilities. As a result, a significant market for electric power produced by independent power producers has developed in the United States since the enactment of PURPA.

     The future market for independently produced power in the United States will be determined primarily by the need for new electric generation capacity. According to the North American Electricity Reliability Council's 1995-2004 Electricity Supply and Demand Report, electric utilities forecast that they will need approximately 78,000 MW of new generating capacity from 1995 through 2004. Many published forecasts reflect expectations for the continued growth of independent power producers. According to RCG/Hagler Bailly, based on a review of the capacity of the top 125 U.S. electric utilities, it is probable that, from 1994 to 2003, independent power producers will supply from 45-50% of total electric generating capacity additions. In February 1993, the Utility Data Institute projected that, of the total amount of generating capacity projected to be added through the year 2000, the amount of new independent power capacity expected to become operational in the United States will be approximately 45,000 MW. For a discussion of the movement to restructure the electric utility industry, see "Federal Energy Regulation" below.

     Natural gas-fired power generation has become the predominant power generation technology utilized by new power plants in the United States, accounting for 60% or more of the annual increase in independent power generation capacity during each of the last three years. Industry analysts predict that natural gas will continue to be the dominant fuel for new power generation facilities in the United States for the foreseeable future. Natural gas-fired power plants offer significant advantages over other power generation technologies, such as coal, oil or nuclear energy, including favorable resource prices, significant environmental benefits, the availability of high efficiency turbines and shorter construction periods.

     Project subsidiaries of the Company located in the United States are subject to complex and stringent energy, environmental and other governmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of its electricity generation facilities. Federal laws and regulations govern transactions by electric and gas utility companies, the types of fuel that may be utilized by an electric generating facility, the type of energy that may be produced by such a facility and the ownership of the facility. State utility regulatory commissions must approve the rates and terms and conditions under which public utilities sell electric power at retail and, under certain circumstances, purchase electric power from independent producers. Under certain circumstances where specific exemptions are otherwise unavailable, state utility regulatory commissions may have broad jurisdiction over non-utility electric power generation facilities. Energy producing projects located in the United States also are subject to federal, state and local laws and administrative regulations governing the emissions and other substances produced, discharged or disposed of by a facility and the geographical location, zoning, land use and operation of a facility. Applicable federal environmental laws typically have state and local enforcement and implementation provisions. These environmental laws and regulations generally require that a variety of permits and other approvals be obtained before the commencement of construction or operation of an energy-producing facility and that the facility then operate in compliance with those permits and approvals.

Federal Energy Regulation

PURPA

     PURPA and the regulations promulgated thereunder provide certain rate and regulatory incentives to an electric generating facility that is a qualifying cogeneration or small power production facility. The Rosemary Facility and the Brandywine Facility are QFs. If built, the Kathleen Facility also would be a QF. A cogeneration facility is a QF if it (i) sequentially produces both electricity and useful thermal energy that is used for industrial, commercial, heating or cooling purposes, (ii) meets certain energy efficiency and operating standards when oil or natural gas is used as a fuel source and (iii) is not more than 50%-owned by an electric utility, electric utility holding company or an entity or person owned by either or any combination thereof.

     Under PURPA and the regulations promulgated thereunder, QFs receive two primary benefits. First, most types of QFs are exempt from most provisions of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and from most provisions of the Federal Power Act, as amended (the "FPA"), while all QFs are exempt from certain state laws relating to organizational, rate and financial regulation. Second, regulations promulgated by the Federal Energy Regulatory Commission (the "FERC") under PURPA require that (i) electric utilities purchase electricity generated by QFs, construction of which commenced on or after November 9, 1978, at a price based on the purchasing utility's full "avoided costs" and (ii) the utilities sell supplementary, back-up, maintenance and interruptible power to the QFs on a just and reasonable and non-discriminatory basis. See "PUHCA" and "FPA" below. PURPA and the regulations promulgated thereunder define "avoided costs" as the "incremental costs to an electric utility of electric energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, such utility would generate itself or purchase from another source." Utilities may also purchase power from QFs at prices other than "avoided costs" pursuant to negotiations as provided by FERC regulations.

     The FERC's regulations also provide that if energy or capacity is provided pursuant to a legally enforceable obligation over a specified term, avoided costs may be determined, at the option of the QF, either at the time the energy or capacity is delivered or as calculated at the time the obligation is incurred. The FERC's regulations further provide that, in the case of rates based on estimates of avoided costs over the term of a contract, the rates do not violate the FERC's rates if the rates for such purchases differ from avoided costs at the time of delivery.

     In certain instances, payments based upon avoided costs estimated at the time a contract is entered into have proven to be greater than a utility's avoided costs at the time of delivery. Many utilities have attempted to minimize the disparity by implementing strategies designed to reduce avoided cost payments under such contracts to levels that the utilities believe will be more competitive in a short-term marginal cost electric energy market. See "Industry Restructuring Proposals" below. Such strategies include attempts to renegotiate or buy out power purchase contracts with QFs. Some utilities have sought rigorously to enforce the terms of such contracts and to exercise their contractual termination rights if the contracts are not strictly observed. In addition, some utilities have engaged in litigation and regulatory action against QFs to achieve these ends.

     The FERC has refused to disturb QF contract rates on two operating projects where estimates of a utility's avoided costs, calculated at the time the contracts were signed, were higher than the actual avoided costs at the time of delivery and the contract rates were not challenged at the time the contracts were signed and were not the subject of an ongoing challenge to the state's avoided cost determination. New York State Electric & Gas Corporation, 71 FERC 61,027, reconsideration denied, 72 FERC 61,067 (1995). This decision is currently the subject of a petition for review in the United States Court of Appeals for the D.C. Circuit.

     Relying in part on the FERC's regulations, a federal court of appeals has held that once a state commission has approved (by final and nonappealable order) a QF contract rate as being consistent with avoided costs, just, reasonable and prudently incurred, any action or order by the state commission to reconsider its approval or deny the pass-through of the QF's charges to the utility's retail customers under purported state authority is preempted by PURPA. Freehold Cogeneration Assocs., L.P. v. Board of Regulatory Comm'rs of New Jersey, 44 F.3d 1178 (3rd Cir.), cert. denied sub nom., Jersey Central Power & Light Co. v. Freehold Cogeneration Assocs., L.P., 116 S. Ct. 68
(1995).

     In Independent Energy Producers Assoc. v. California Public Utilities Comm'n, 36 F.3d 848 (9th Cir. 1994), the U.S. Court of Appeals for the Ninth Circuit held that states are not preempted by PURPA from instituting a program that requires QFs to submit operating data, to purchasing utilities for monitoring compliance with QF status requirements, as long as the monitoring requirements do not impose an undue burden on the QFs. However, the same court determined that states and utilities are preempted by federal law from taking action on their determination that a QF is no longer in compliance with QF status requirements, other than requesting that the FERC revoke the facility's QF status, either by filing a request for revocation or by filing a petition for a declaratory order that the facility is no longer a QF.

     On May 29, 1996, VEPCO filed with the State Corporation Commission of the Commonwealth of Virginia ("SCC") a request for authorization to institute a formal QF status monitoring program. The request states that the proposed monitoring program would apply to all QFs that have entered into power purchase agreements with VEPCO. Under the proposed program, QFs would submit to VEPCO by March 1 of each year certain operational data from the previous year. If VEPCO believes, on the basis of such data, that a QF does not comply with QF requirements, the request indicates that VEPCO would first inform the QF and, if the QF agreed with or failed to respond to VEPCO's findings, VEPCO would file a petition seeking a declaration from the FERC that such a facility is not a QF.

     The North Carolina Utilities Commission ("NCUC") has disallowed the pass-through to VEPCO's North Carolina retail rates of a portion of capacity payments VEPCO had been making to several non-utility generation plants. The capacity payment rates for the plants had been determined by an arbitrator and approved by the SCC. The NCUC found that bids from a 1988 solicitation (the "1988 VEPCO Solicitation") were available at the time the contract was approved and should have been used, instead of arbitration, to determine VEPCO's avoided costs. The NCUC ruled that rates in excess of the rates derived from bids received in the 1988 VEPCO Solicitation were therefore disallowed in VEPCO's North Carolina retail rates. The North Carolina Supreme Court upheld the NCUC's decision, saying that the NCUC had simply disallowed rates above avoided costs. North Carolina Utilities Comm'n v. North Carolina Power, 338 N.C 412, 450 S.E.2d 896
(1994). The United States Supreme Court declined to review that decision.

     While the Rosemary Power Purchase Agreement with VEPCO was not specifically approved by the SCC, the SCC did approve the 1988 VEPCO Solicitation that resulted in the Rosemary Power Purchase Agreement. Although the NCUC used the 1988 VEPCO Solicitation to determine the avoided costs in the North Carolina decision discussed above, there can be no assurance that it would not disallow the pass-through of the Rosemary Power Purchase Agreement rates, which arose from the 1988 VEPCO Solicitation. If the NCUC were to disallow such pass-through, and if the courts were to allow the decision to stand, Panda International believes that any such disallowance would affect only that portion of VEPCO's rates allocated to its North Carolina retail customers. The Brandywine Power Purchase Agreement has been approved by both the Maryland and District of Columbia Public Service Commissions.

     The Company and its affiliates endeavor to develop their U.S. Projects, monitor compliance by the U.S. Projects with applicable regulations and choose their customers in a manner which minimizes the risks of losing their QF status. Certain factors necessary to maintain QF status are, however, subject to the risk of events outside Panda International's control. For example, loss of a thermal energy customer or failure of a thermal energy customer to take required amounts of thermal energy from a cogeneration facility that is a QF could cause the facility to fail to satisfy the criteria required for QF status regarding the level of useful thermal energy output. Upon the occurrence of such an event, Panda International would seek to replace the thermal energy customer or find another use for the thermal energy that meets PURPA's requirements, but no assurance can be given that this would be possible.

     If one of the U.S. Projects in which Panda International has an interest should lose its status as a QF, the Project would no longer be entitled to the exemptions from PUHCA and the FPA. This could subject the U.S. Project to rate regulation as a public utility under the FPA and state law and could result in Panda International inadvertently becoming a public utility holding company by owning more than 10% of the voting securities of, or controlling, a facility that would no longer be exempt from PUHCA. This could cause all of Panda International's remaining U.S. Projects to lose their QF status, because QFs may not be controlled, or more than 50%-owned, by public utility holding companies. Loss of QF status may also trigger defaults under covenants to maintain QF status in the Projects' power purchase agreements, steam sales agreements and financing agreements and result in termination, penalties or acceleration of indebtedness under such agreements. A facility may lose its QF status on a retroactive or a prospective basis.

     If a U.S. Project were to lose its QF status (because, for example, it lost its steam customer), Panda International could attempt to avoid holding company status (and thereby protect the QF status of its other Projects) on a prospective basis by restructuring its interests in the U.S. Project. For instance, Panda International could change its voting interest in the entity owning the nonqualifying Project to nonvoting or limited partnership interests and sell the voting interest to an individual or company which could tolerate the lack of exemption from PUHCA, or by otherwise restructuring ownership of the Project so as not to become a holding company. These actions, however, would require approval of the Securities and Exchange Commission (the "SEC") or a no-action letter from the SEC, and would result in a loss of control over the nonqualifying Project, could result in a reduced financial interest therein and might result in a modification of Panda International's operation and maintenance agreement relating to such Project. A reduced financial interest could result in a gain or loss on the sale of the interest in such Project, the removal of the affiliate through which the ownership interest is held from the consolidated income tax group or the consolidated financial statements of Panda International, or a change in the results of operations of Panda International. Loss of QF status on a retroactive basis could lead to, among other things, fines and penalties being levied against Panda International and its subsidiaries and claims by utilities for refund of payments previously made.

     Under the Energy Policy Act of 1992 ("Energy Policy Act"), a company engaged exclusively in the business of owning and/or operating a facility used for the generation of electric energy exclusively for sale at wholesale may be exempted from PUHCA as an "exempt wholesale generator." An exempt wholesale generator may not make retail sales of electricity. If a Project can be qualified as an exempt wholesale generator ("EWG") under Section 32 of PUHCA it will be exempt from PUHCA even if it does not qualify as a QF. Therefore, if a QF in Panda International's Project Portfolio were to lose its QF status, Panda International could apply to have the Project qualified as an EWG. However, assuming this changed status would be permissible under the terms of the applicable power purchase agreement, rate approval from FERC would be required. See "FPA" below. In addition, the Project would be required to cease selling electricity to any retail customers (such as the thermal energy customer) and could become subject to state regulation of sales of thermal energy. See "PUHCA" below.

PUHCA

     PUHCA provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to regulation under PUHCA, unless an exemption is established or an SEC order declaring it not to be a holding company is granted. Registered holding companies under PUHCA are required to limit their utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of certain of its financing transactions.

     As discussed above, most types of QFs are exempt from most of the provisions of PUHCA. A foreign utility company is also exempt from most of the provisions of PUHCA if certain notice and other requirements are satisfied.

FPA

     Under the FPA, the FERC has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. These rates may be determined on either a cost-of-service basis or a market-based approach. If a QF in Panda International's project portfolio were to lose its QF status, the rates set forth in the applicable power purchase agreement would have to be filed with the FERC and would be subject to initial and potentially subsequent reviews by the FERC under the FPA, which could result in reductions to the rates.

Industry Restructuring Proposals

     The United States Congress is currently considering legislation to repeal PURPA entirely, or at least to repeal the obligation of utilities to purchase from QFs. There is strong Congressional support for grandfathering contracts of existing QFs if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated.

     The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States to permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC has recently issued a final rule requiring utilities to offer wholesale customers and suppliers open access on their transmission lines, on a basis comparable to the utilities' own use of the lines. Although the rule (Order No.
888) may be appealed, many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" if their wholesale customers choose new electric power suppliers. These stranded costs include the capacity costs utilities are required to pay under many QF contracts, which the utilities view as excessive when compared with current market prices for capacity. Many utilities are therefore seeking ways to lower these contract prices or terminate the contracts altogether, out of fear that their shareholders will have to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends. See "PURPA" above. The FERC's rule allows full recovery of "legitimate and verifiable" prudently incurred stranded costs at the wholesale level. However, the FERC has jurisdiction over only a small percentage of electric rates, and there is likely to be litigation over whether wholesale stranded costs are "legitimate and verifiable."

     In addition to restructuring proposals being considered by regulatory agencies, a number of bills have been introduced in the U.S. Congress to promote electric utility restructuring and deregulation of electric rates. These bills differ as to how and to what extent a utility's "stranded" or "transition" costs would be recoverable if current captive customers left the utility's system. The existence of this legislation may increase the desire of utilities to renegotiate, buy out or attempt to terminate existing power purchase agreements containing prices that the utilities believe will not be competitive in a short-term marginal cost electric energy market. In addition, if electric energy prices are deregulated, electric energy producers will have to sell electric energy at competitive market prices.

State Regulations

     State public utility commissions ("PUCs") have broad authority to regulate both the rates charged by and financial activities of electric utilities, and to promulgate regulations implementing PURPA. Since a power purchase agreement will become a part of a utility's cost structure (and therefore generally is reflected in its retail rates), power purchase agreements from independent power producers are potentially subject to the regulatory purview of PUCs, particularly the process by which the utility has entered into the power purchase agreements. If a PUC has approved the process by which a utility secures its power supply, a PUC generally will be inclined to allow a utility to "pass through" the expenses associated with an independent power contract to the utility's retail customers. Moreover, a federal court of appeals has held in one instance that a PUC may not disallow the full reimbursement to a utility for the purchase of electricity from a QF once the PUC has approved the rates as consistent with the requirements of PURPA. See Freehold Cogeneration Assocs., L.P. v. Board of Regulatory Comm'rs of New Jersey, 44 F.3d 1178 (3rd Cir.), cert. denied sub nom., Jersey Central Power and Light Co. v. Freehold Cogeneration Assocs.,
L.P., 116 S. Ct. 68 (1995). In addition, retail sales of electricity or thermal energy by an independent power producer may be subject to PUC regulation, depending on state law.

     Independent power producers that are not QFs under PURPA are considered to be public utilities in many states and are subject to broad regulation by PUCs ranging from the requirement that certificates of public convenience and necessity be obtained to regulation of organizational, accounting, financial and other corporate matters. However, sales of electricity at wholesale are subject to the exclusive regulatory jurisdiction of the FERC. In addition, states may assert jurisdiction over the siting and construction of facilities, and over the issuance of securities and the sale or other transfer of assets by these facilities that are not QFs.

     State PUCs also have jurisdiction over the transportation and retail sale of natural gas by local distribution companies. Each state's regulatory laws are somewhat different; however, all generally require a local distribution company to obtain approval from the PUC to provide services and construct facilities. The rates of local distribution companies are usually subject to continuing oversight by the PUC.

     In the case of the Rosemary Facility, the Rosemary Partnership is subject to a number of conditions imposed by the NCUC pursuant to a Certificate of Public Convenience and Necessity (""CPCN""), including that the Rosemary Facility and the Rosemary Pipeline both be owned by the Rosemary Partnership, that the Rosemary Partnership not transport gas for or sell or deliver gas to any other entity, that all electricity generated at the Rosemary Facility be sold to an electric utility and that all thermal energy produced at the Rosemary Facility be sold only to the textile mill to which steam and chilled water from the Rosemary Facility are currently delivered. On February 18, 1997, The Bibb Company (""Bibb"") announced that it would sell the textile mill to WestPoint Stevens, Inc. (""WestPoint""). The closing of the sale was reported in the news media on February 21, 1997, but the Rosemary Partnership has not received formal notice of such sale from Bibb or WestPoint. If, in fact, Bibb is no longer the owner of the textile mill, the Rosemary Partnership is obligated to notify the NCUC and VEPCO and the NCUC could order such further proceedings as it deemed appropriate, which proceedings could result in revocation of the CPCN or the imposition of other conditions. See "Risk Factors - U.S. Industry Conditions; Restructuring Initiatives; Utility Responses - Maintaining Qualifying Facility Status" and "Description of the Projects - The Rosemary Facility - Steam and Chilled Water Sales."

Natural Gas Regulation

     The Company has an indirect 100% interest in and operates two natural gas-fired cogeneration projects in the United States, one of which is owned and one of which is under a long term lease financing arrangement. The cost of natural gas (other than debt costs) is ordinarily the largest expense of a gas-fired power project and is critical to the project's economics. The risks associated with using natural gas can include the need to arrange transportation of the gas across great distances, including obtaining removal, export and import authority if the gas is transported from Canada, the possibility of interruption of the gas supply or transportation (depending on the quality of the gas reserves purchased or dedicated to the Project, the financial and operating strength of the gas supplier and whether firm or non-firm transportation is purchased), and obligations to take a minimum quantity of gas or pay for it (take-or-pay obligations).

     Pursuant to the Natural Gas Act, the FERC has jurisdiction over the transportation and storage of natural gas in interstate commerce. With respect to most transactions that do not involve the construction of pipeline facilities, regulatory authorization can be obtained on a self-implementing basis. However, pipeline rates for such services are subject to continuing FERC oversight. Order No. 636, issued by the FERC in April 1992, mandated the restructuring of interstate natural gas pipeline sales and transportation services. The restructuring required by the rule includes (i) the separation ("unbundling") of a pipeline's sales and transportation services, (ii) the implementation of a straight fixed-variable rate design methodology under which all of a pipeline's fixed costs are recovered through its reservation charge, (iii) the implementation of a capacity release mechanism under which holders of firm transportation capacity on pipelines can release that capacity for resale by the pipeline, and (iv) the opportunity for pipelines to recover 100% of their prudently incurred costs ("transition costs") associated with implementing the restructuring mandated by the rule. On July 16, 1996, the United States Court of Appeals for the District of Columbia Circuit issued an order following appeals of Order No. 636 by various interested parties (United Distribution Companies v. FERC, No. 92-1485). The court approved most of Order No. 636. However, the court remanded some issues to the FERC for further consideration. The remanded issues include: (i) the FERC's requirement that an existing firm transportation customer bid up to a 20-year term to retain its rights to firm transportation capacity at the end of its contract term; (ii) certain aspects of the FERC's efforts to mitigate the economic effect of Straight Fixed-Variable ("SFV") transportation rates on certain transportation customers; (iii) the FERC's limitation on the obligation of the pipelines to provide "no-notice" transportation service; and (iv) the FERC's determination that pipelines can recover 100% of their prudently-incurred Gas Supply Realignment ("GSR") costs from their transportation customers and can recover 10% of these costs from their interruptible transportation customers. The FERC's order on remand of these issues should not have an adverse effect on the gas transportation arrangements for the U.S. Projects owned by Panda International.

Environmental Regulations

     The development, construction and operation of power projects in the United States is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment and to regulate land use. The laws and regulations applicable to Panda International and its domestic subsidiaries primarily involve the discharge of emissions into the water and air and the use of water, but can also include wetlands preservation, endangered species, waste disposal and noise regulations. These laws and regulations in many cases require a lengthy and complex process of obtaining licenses, permits and approvals from federal, state and local agencies.

     Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The following federal laws are among the more significant environmental laws that may apply to Panda International and its domestic subsidiaries. In most cases, analogous state laws also exist that may impose similar, and in some cases more stringent, requirements on Panda International and its domestic subsidiaries.

Clean Air Act

     The Federal Clean Air Act, as amended (the "Clean Air Act"), provides for the regulation, largely through state implementation of federal requirements, of ambient air quality and emissions of air pollutants from certain facilities and operations. As originally enacted, the Clean Air Act set guidelines for emissions standards for major pollutants (e.g., sulfur dioxide and nitrogen oxide) from new sources. The 1990 Clean Air Act Amendments tightened regulations on emissions from existing sources, particularly previously exempted older power plants. Panda International believes that the Rosemary Facility and the Brandywine Facility are in compliance with federal performance standards mandated for such plants under the Clean Air Act.

Clean Water Act

     The Federal Clean Water Act, as amended (the "Clean Water Act"), also provides for the regulation, largely through state implementation of federal requirements, of the quality of surface waters and imposes limitations on discharges to those waters from point sources, including certain facilities and operations. The water quality standards established under the Clean Water Act are used as the basis for developing specific pollutant discharge limitations from point sources. The discharge limitations are incorporated into permits called National Pollutant Discharge Elimination System ("NPDES") permits. Panda International believes that the Panda-Rosemary Facility is in compliance with the federal and state requirements applicable through its NPDES wastewater discharge permit under the Clean Water Act. Panda International believes that the Brandywine Facility does not make any discharges of wastewater for which the Brandywine Facility is required to have an NPDES permit. The Clean Water Act also imposes requirements with respect to the discharge of stormwater runoff from industrial sites. Those requirements are implemented through state stormwater discharge permits, which have been obtained for the Rosemary Facility and the Brandywine Facility. Panda International believes that the operation of the Rosemary Facility and the Brandywine Facility complies with the requirements of their stormwater discharge permits. The Clean Water Act also restricts discharges of fill materials to wetlands. The Rosemary Facility obtained approval for discharges in connection with its construction.

Resource Conservation and Recovery Act

     The Resource Conservation and Recovery Act of 1976 ("RCRA") regulates the generation, treatment, storage, handling, transportation and disposal of solid and hazardous waste. Panda International believes that it and its subsidiaries are in material compliance with solid and hazardous waste requirements under RCRA.

Comprehensive Environmental Response, Compensation, and Liability
Act

     The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), requires the remediation of sites from which there has been a release or threatened release of hazardous substances and authorizes the United States Environmental Protection Agency to take any necessary response action at Superfund sites, including ordering potentially responsible parties liable for the release to take or pay for such actions. Potentially Responsible Parties are broadly defined under CERCLA to include past and present owners and operators of such sites, as well as generators, arrangers and transporters of wastes sent to a site.


                                                  APPENDIX C




Summary of the
Consolidated Pro Forma of
Panda Global Holdings, Inc.




Prepared for:
Panda Energy International, Inc.


Prepared by:
ICF Resources Incorporated,
A Subsidiary of ICF Kaiser International


April 11, 1997




               This  report  was produced  by  ICF
          Resources    Incorporated    (ICF)    in
          accordance with an agreement with  Panda
          Energy International, Inc., who paid for
          its services in producing the report and
          this  report is subject to the terms  of
          that agreement.  This report is meant to
          be  read  as  a whole and in conjunction
          with  this disclaimer.  Any use of  this
          report  other  than as a  whole  and  in
          conjunction  with  this  disclaimer   is
          forbidden.   Any  use  of  this  report,
          other  than  as provided  for  in  ICF's
          agreement     with     Panda      Energy
          International,   is   forbidden.    This
          report may not be copied in whole or  in
          part  or  distributed to anyone  outside
          Panda Energy International without ICF's
          prior   express  and  specific   written
          permission.

               This  report  and  information  and
          statements herein are based in whole  or
          in  part  on  information obtained  from
          various    sources.    ICF   makes    no
          assurances  as  to the accuracy  of  any
          such   information  or  any  conclusions
          based    thereon.     ICF    bears    no
          responsibility for the results of any actions taken on the basis of this Report.

                   CONSOLIDATED PRO FORMA

ICF Resources, Incorporated (ICF), a subsidiary of ICF Kaiser International, was retained by Panda Energy International ("Panda") on behalf of its subsidiary, Panda Global Holdings, Inc. (the "Company"), to create a consolidated summary of the pro forma financial projections (the "Consolidated Pro Forma") for the Panda-Rosemary cogeneration project (the "Rosemary Project"), the Panda-Brandywine cogeneration project (the "Brandywine Project"), and Pan-Western Energy Corporation LLC ("Pan-Western") which includes the Panda-Luannan cogeneration project (the "Luannan Project") (collectively, the "Projects"). In preparing the Consolidated Pro Forma, ICF has relied on the independent reports described below by Burns & McDonnell, the independent engineer for the Rosemary Project, by ICF and Pacific Energy Systems, Inc. ("PES"), the independent consultant and independent engineer, respectively, for the Brandywine Project and by Parsons Brinckerhoff Energy Systems, Inc. ("Parsons Brinckerhoff"), the independent engineer for the Luannan Project. The terms of the Panda
Funding Corporation ("PFC") Series A Bonds (including principal and interest, amortization schedule, debt service reserve fund, capitalized interest, and coverage ratio) are represented in the pro forma in a manner that we understand to be consistent with the terms of the indenture. This report, provided for use in the offering memorandum for the offering by Panda Global Energy Company of its Senior Secured Notes due 2004 (the "Senior Secured Notes"), describes the Consolidated Pro Forma and explains how it was derived.

Background

  The Rosemary Project

The Rosemary Project is a 180 MW gas-fired cogeneration project operating in Roanoke Rapids, North Carolina. The Rosemary Project sells electricity to Virginia Electric and Power Company pursuant to a Power Purchase Agreement that expires on December 26, 2015.

Burns & McDonnell, the independent engineer for the Rosemary Project since 1989, has prepared pro forma financial projections (the "Rosemary Pro Forma"), which are presented in Panda-Rosemary Cogeneration Project Condition Assessment Report dated April 11, 1997 (as so supplemented, the "Rosemary Engineering Report"). The Rosemary Engineering Report contains the primary assumptions underlying, and the conclusions drawn from, the Rosemary Pro Forma. ICF has reviewed the Rosemary Engineering Report only to the extent necessary to incorporate the results of the Rosemary Pro
Forma in the Consolidated Pro Forma, and has made no independent investigation of the conclusions or the assumptions contained therein.

The Brandywine Project

The Brandywine Project is a 230 MW gas-fired cogeneration project operating in Brandywine, Maryland. According to PES, construction was substantially complete as of October 31, 1996, when commencement of commercial operations occurred. Since the commercial operations date, the
Brandywine Project began selling electricity to Potomac Electric Power Company ("PEPCO") pursuant to a 25-year Power Purchase Agreement whose initial term expires on October 30, 2021.

ICF has prepared pro forma financial projections for the Brandywine Project's operations (the "Brandywine Pro Forma"), which are presented in Independent Panda-Brandywine Pro Forma Projections dated April 11, 1997 (the "Brandywine Pro Forma Report"). As discussed more fully in the Brandywine Pro Forma Report in preparing the Brandywine Pro Forma, ICF relied, among other things, on the PES report, Independent Engineers' Report: Panda-Brandywine Cogeneration Project dated July 22, 1996, and supplemented by an Update Report dated April 11, 1997 (as so supplemented the "Brandywine Engineering Report"). A more complete discussion of the assumptions underlying the Brandywine Pro Forma and the conclusions drawn therefrom are contained in the Brandywine Pro Forma Report.

The Brandywine Pro Forma Report presents two potential scenarios regarding the resolution of disagreements with PEPCO concerning certain adjustments to Brandywine's capacity payments. The "Base Case" represents the most conservative assessment (i.e., the lowest capacity payments) while the "Sensitivity Case" represents a reasonable "middle ground" scenario regarding the ultimate resolution of these disagreements.(1) A more complete discussion of the assumptions underlying the Brandywine Pro Forma and the conclusions drawn therefrom are contained in the Brandywine Pro Forma Report.

The Luannan Project

The Luannan Project is a 2x50 MW pulverized coal-fired thermal power plant being developed in Luannan County, Tangshan Municipality, Hebei Province in the People's Republic of China (the "PRC"). It is comprised of four joint venture companies (the "JV Cos.") owned by Pan-Western and certain affiliates of Luannan County. Limited construction of the plant began in December 1996, and full construction will commence upon completion of this Panda Global Energy Company offering. Inasmuch as Parsons Brinckerhoff has indicated that the Luannan Project's 28-month construction timetable is reasonable and achievable, it should begin commercial operations by August 1999. The Luannan Project will sell power to the North China Power Group Company under a 20-year Power Purchase Agreement.

Parsons Brinckerhoff, the independent engineer for the Luannan Project, has prepared pro forma financial projections (the "Luannan Pro Forma"), which are presented in Engineer's Review and Report: 2x50 MW Coal-Fired Power Plant at Luannan, China, dated April 11, 1997 (the "Luannan Engineering Report").(2) The Luannan Engineering Report contains the primary assumptions underlying, and the conclusions drawn from, the Luannan Pro Forma. ICF has reviewed the Luannan Engineering Report only to the extent necessary to incorporate the results of the Luannan Pro Forma in the Consolidated Pro Forma, and has made no independent investigation of the conclusions or the assumptions contained therein.

Results

The attached table presents the Consolidated Pro Forma. The information set forth in the table reflects the issuance of Senior Secured Notes due 2004 in an aggregate principal amount of $155.2 million at an assumed 12 1/2 percent interest rate. The gross proceeds from the issuance of the Senior Secured Notes are assumed to be approximately $145.0 million.

Revenues and operating expenses were taken from the Rosemary Pro Forma, Brandywine Pro Forma (Base Case), and Luannan Pro Forma to calculate EBITDA at each project and on a consolidated basis. The consolidated EBITDA is adjusted to create Cash Available for Consolidated Debt Service, by accounting for interest income at the project-level as well as at the PFC/PIC and Company/Issuer levels, project-level reserve contributions, and other adjustments. The other adjustments are comprised of trustee fees associated with PFC and the Issuer, other cash expenditures at the project-level, cash principal receipts on the Luannan transmission facilities loan and PRC income and withholding taxes. Trustee fees for PFC are based on estimates provided by Bankers Trust Company, the PFC trustee. Interest income is based on an estimated 4.5 percent interest factor on annual reserve balances. Interest income on the PFC debt service reserve is assumed to be monetized in 1997 with net proceeds of approximately $4 million. In 1997, the Company/Issuer is projected to have Cash Available for Consolidated Debt Service of approximately $39.3 million. This figure averages approximately $79.5 million between 1997 and 2007.

Cash Available for Consolidated Debt Service is further adjusted to create Cash Available for Company Debt Service, by accounting for debt service at the Projects and for the PFC Series A Bonds, contributions to PFC/PIC-level reserves, distributions to minority interests and others. In 1997, the Company/Issuer is projected to have Cash Available for Company Debt Service of approximately $5.7 million. This figure averages approximately $24.9 million between 1997 and 2007.

The Consolidated Pro Forma also presents "Consolidated Cash and Restricted Cash" balances including capitalized interest funds as well as debt service reserves at the Projects, PFC/PIC and at the Company/Issuer levels. "Consolidated Long-Term Debt" is also presented as described in footnote 9 attached to the Consolidated Pro Forma.

The  Consolidated  Pro Forma also provides  a  Company  Debt
Service Coverage Ratio defined as the ratio of Cash Available for Company Debt Service to Issuer Net Cash Debt Service. The Company Debt Service Coverage Ratio averages 1.30x between 2000 and 2007 with a maximum of 1.37x and a minimum of 1.27x.

Please refer to the footnotes to the Consolidated Pro  Forma
included   herewith  for  a  discussion  of  certain   other
variables that may affect the Company Debt Service  Coverage
Ratio.


                              Respectfully Submitted,

                              /s/ ICF Resources Incorporated

_______________________________
(1) The names of the two scenarios are not meant to imply any
    independent  assessment  by  ICF  regarding  the   ultimate
    resolution of Panda's disagreements with PEPCO.
(2) As  indicated  in  the  Luannan Engineering  Report,  the
    Luannan Pro Forma uses an exchange rate of US$ 1.00  =  RMB 8.50.




            PANDA GLOBAL CONSOLIDATED CASH FLOW STATEMENT ($ in 000s)

                                                                  PROJECTED FYE DECEMBER 31,
                                                          -------------------------------------------
                                                            1997        1998       1999        2000
                                                          -------     -------    --------    --------
CAPACITY REVENUE
Rosemary                                                  $25,382     $25,382    $ 23,568    $ 23,568
Brandywine                                                 21,932      21,420      37,940      38,759
                                                          -------     -------    --------    --------
   Total Capacity Revenue                                  47,314      46,802      61,508      62,327
AS A % OF TOTAL REVENUE                                      63.4%       60.2%       54.3%       42.8%

ENERGY & OTHER REVENUE(1)
Rosemary                                                    3,850       5,768       7,734      10,010
Brandywine                                                 23,495      25,141      26,057      27,092
Luannan                                                         0           0      18,038      46,110
                                                          -------     -------    --------    --------
   TOTAL REVENUE                                           74,659      77,712     113,337     145,540

OPERATING EXPENSES
Rosemary                                                    9,680      11,185      12,860      14,808
Brandywine                                                 27,433      28,831      29,655      30,493
Luannan (2)                                                     0           0       7,082      18,478
                                                          -------     -------    --------    --------
   TOTAL OPERATING EXPENSES                                37,113      40,016      49,597      63,779

EBITDA
Rosemary                                                   19,552      19,965      18,442      18,770
Brandywine                                                 17,994      17,731      34,342      35,359
Luannan                                                         0           0      10,956      27,632
                                                          -------     -------    --------    --------
   TOTAL EBITDA                                            37,546      37,696      63,740      81,761

Plus: Interest Income                                       8,175         988       1,738       3,509
Less: Additions to Project Reserves                        (4,299)     (4,470)     (5,690)     (5,431)
Less: Other Adjustments (3)                                (2,102)        (76)       (224)       (401)
                                                          -------     -------    --------    --------
   CASH AVAILABLE FOR CONSOLIDATED DEBT SERVICE            39,321      34,139      59,564      79,437

PROJECT & PFC DEBT SERVICE
Rosemary (4)                                               14,693      14,627      13,314      13,242
Brandywine (5)                                             10,442      10,412      19,976      20,660
PFC (6)                                                    12,242      12,242      13,479      12,094
Less: PFC Capitalized Interest Fund Draw                   (2,421)     (6,689)          0        (107)
                                                          -------     -------    --------    --------
   TOTAL PROJECT & PFC NET DEBT SERVICE                    34,956      30,593      46,768      45,890

Less: PFC/PIC Reserve Additions                             1,358      (3,311)     (2,100)       (475)
Less: Luannan & NNW Minority Interests and Others (7)         (26)        (14)     (1,202)     (4,216)
                                                          -------     -------    --------    --------
   CASH AVAILABLE FOR COMPANY DEBT SERVICE                  5,697         221       9,494      28,856

SENIOR SECURED NOTES NET DEBT SERVICE
Interest Payment                                            9,323      19,400      19,400      19,400
Less: Issuer Capitalized Interest Fund Draw                (9,323)    (19,400)    (19,400)          0
Principal Payment (8)                                           0           0           0       1,650
                                                          -------     -------    --------    --------
     TOTAL ISSUER NET CASH DEBT SERVICE                         0           0           0      21,050

BALANCE SHEET DATA:
Consolidated Cash and Restricted Cash                     $81,207     $60,635    $ 55,795    $ 68,601
Consolidated Long-Term Debt (9)                           584,812     592,266     590,749     588,305


CREDIT STATISTICS
                                                          -------     -------    --------    --------
Company Debt Service Coverage Ratio (10)                      (11)        (11)        (11)       1.37x
                                                          -------     -------    --------    --------

                                                                  PROJECTED FYE DECEMBER 31,
                                                          -------------------------------------------
                                                            2001       2002         2003       2004
                                                          -------     -------    --------    --------
CAPACITY REVENUE
Rosemary                                                 $ 23,568    $ 23,568    $ 23,568    $ 23,568
Brandywine                                                 48,960      49,739      50,358      50,387
                                                          -------     -------    --------    --------
   Total Capacity Revenue                                  72,528      73,307      73,926      73,955
AS A % OF TOTAL REVENUE                                      44.0%       42.7%       42.3%       41.7%

ENERGY & OTHER REVENUE (1)
Rosemary                                                   12,462      13,872      15,692      17,793
Brandywine                                                 30,647      33,340      31,954      30,419
Luannan                                                    49,040      51,266      53,372      55,230
                                                          -------     -------    --------    --------
   TOTAL REVENUE                                          164,677     171,785     174,944     177,397

OPERATING EXPENSES
Rosemary                                                   16,861      18,122      19,667      21,526
Brandywine                                                 32,806      35,124      34,357      33,554
Luannan (2)                                                20,103      21,883      23,834      24,878
                                                          -------     -------    --------    --------
   TOTAL OPERATING EXPENSES                                69,769      75,129      77,858      79,958

EBITDA
Rosemary                                                   19,169      19,318      19,593      19,835
Brandywine                                                 46,802      47,955      47,955      47,252
Luannan                                                    28,937      29,384      29,538      30,352
                                                          -------     -------    --------    --------
   TOTAL EBITDA                                            94,908      96,656      97,086      97,439

Plus: Interest Income                                       3,958       4,334       4,720       4,992
Less: Additions to Project Reserves                        (6,209)     (3,708)     (3,850)     (3,160)
Less: Other Adjustments (3)                                (1,275)     (1,232)     (1,157)     (2,538)
                                                          -------     -------    --------    --------
   CASH AVAILABLE FOR CONSOLIDATED DEBT SERVICE            91,382      96,050      96,798      96,733

PROJECT & PFC DEBT SERVICE
Rosemary (4)                                               13,164      13,057      12,943      12,825
Brandywine (5)                                             27,265      27,939      27,907      27,456
PFC (6)                                                    15,011      16,437      17,374      17,364
Less: PFC Capitalized Interest Fund Draw                        0           0           0           0
                                                          -------     -------    --------    --------
   TOTAL PROJECT & PFC NET DEBT SERVICE                    55,441      57,433      58,224      57,645

Less: PFC/PIC Reserve Additions                            (2,216)     (1,184)       (459)         84
Less: Luannan & NNW Minority Interests and Others (7)      (3,842)     (3,733)     (3,266)     (2,739)
                                                          -------     -------    --------    --------
   CASH AVAILABLE FOR COMPANY DEBT SERVICE                 29,883      33,702      34,849      36,434

SENIOR SECURED NOTES NET DEBT SERVICE
Interest Payment                                           19,056      18,394      17,334      16,031
Less: Issuer Capitalized Interest Fund Draw                     0           0           0           0
Principal Payment (8)                                       4,400       8,000       9,900      12,000
                                                          -------     -------    --------    --------
     TOTAL ISSUER NET CASH DEBT SERVICE                    23,456      26,394      27,234      28,031

BALANCE SHEET DATA:
Consolidated Cash and Restricted Cash                    $ 81,381    $ 92,120    $101,603    $110,839
Consolidated Long-Term Debt (9)                           573,343     551,661     525,814     495,781

CREDIT STATISTICS
                                                          -------     -------    --------    --------
Company Debt Service Coverage Ratio (10)                     1.27x       1.28x       1.28x       1.30x
                                                          -------     -------    --------    --------

                                                            PROJECTED FYE DECEMBER 31,
                                                          -------------------------------
                                                            2005         2006       2007
                                                          -------     -------    --------
CAPACITY REVENUE
Rosemary                                                 $ 23,568    $ 18,123    $ 18,123
Brandywine                                                 50,253      50,543      52,639
                                                          -------     -------    --------
   Total Capacity Revenue                                  73,821      68,666      70,762
AS A % OF TOTAL REVENUE                                      40.0%       37.6%       37.9%

ENERGY & OTHER REVENUE (1)
Rosemary                                                   20,571      20,283      20,004
Brandywine                                                 33,464      35,545      35,763
Luannan                                                    56,472      58,074      60,060
                                                          -------     -------    --------
   TOTAL REVENUE                                          184,328     182,568     186,590

OPERATING EXPENSES
Rosemary                                                   23,907      23,964      23,985
Brandywine                                                 36,288      37,984      38,592
Luannan (2)                                                25,970      27,113      28,309
                                                          -------     -------    --------
   TOTAL OPERATING EXPENSES                                86,165      89,061      90,886

EBITDA
Rosemary                                                   20,232      14,442      14,142
Brandywine                                                 47,429      48,105      49,811
Luannan                                                    30,502      30,961      31,751
                                                          -------     -------    --------
   TOTAL EBITDA                                            98,163      93,507      95,704

Plus: Interest Income                                       5,302       5,602       6,032
Less: Additions to Project Reserves                        (5,166)     (6,035)     (4,135)
Less: Other Adjustments (3)                                (2,480)     (2,457)     (2,469)
                                                          -------     -------    --------
   CASH AVAILABLE FOR CONSOLIDATED DEBT SERVICE            95,818      90,618      95,132

PROJECT & PFC DEBT SERVICE
Rosemary (4)                                               12,669       8,710       8,534
Brandywine (5)                                             27,602      28,188      30,071
PFC (6)                                                    17,183      14,677      18,206
Less: PFC Capitalized Interest Fund Draw                        0           0           0
                                                          -------     -------    --------
   TOTAL PROJECT & PFC NET DEBT SERVICE                    57,454      51,576      56,811

Less: PFC/PIC Reserve Additions                             1,387      (7,087)     (5,531)
Less: Luannan & NNW Minority Interests and Others (7)      (2,106)     (1,406)     (5,829)
                                                          -------     -------    --------
   CASH AVAILABLE FOR COMPANY DEBT SERVICE                 37,646      30,550      26,961

SENIOR SECURED NOTES NET DEBT SERVICE
Interest Payment                                           14,453      12,759      11,469
Less: Issuer Capitalized Interest Fund Draw                     0           0           0
Principal Payment (8)                                      14,500      10,700       9,200
                                                          -------     -------    --------
     TOTAL ISSUER NET CASH DEBT SERVICE                    28,953      23,459      20,669

BALANCE SHEET DATA:
Consolidated Cash and Restricted Cash                    $117,544    $130,822   $145,679
Consolidated Long-Term Debt (9)                           460,547     433,032    399,857

CREDIT STATISTICS
                                                          -------     -------    --------
Company Debt Service Coverage Ratio (10)                    1.30x       1.30x       1.30x
                                                          -------     -------    --------

FOOTNOTES
---------------
(1) Other Revenue is comprised of revenue generated from the sale of steam, chilled and hot water and firm transportation capacity release at Brandywine.

(2) For the purposes of consolidation, Operating Expenses at Luannan exclude management fees payable to the Issuer.

(3) Other Adjustments include PIC and Issuer trustee fees, certain capital expenditures at Rosemary and Brandywine, Luannan transmission facilities loan principal payments and PRC income and withholding taxes.

(4) Represents debt service for the year ended February 15 in the year immediately following the year presented per the PFC indenture.

(5) Represents debt service for the year ended January 31 in the year immediately following the year presented per the PFC indenture.

(6) Represents debt service for the year ended February 20 in the year immediately following the year presented per the PFC indenture.

(7) Other is comprised of undistributable cash flow in excess of net income at Luannan.

(8) Assumes outstanding balance of the Senior Secured Notes is refinanced in 2004 at an equivalent coupon rate and repaid over nine years.

(9) Consolidated long-term debt includes Rosemary First Mortgage Bonds, Brandywine GECC Lease, PFC Pooled Project Bonds-Series, and the Senior Secured Notes.

(10) Company Debt Service Coverage Ratio = Cash Available for Company Debt Service / Total Issuer Net Cash Debt Service.

(11) Effectively 1.0x Company Debt Service Coverage Ratio since Issuer Capitalized Interest Fund Draw equals Interest Payment on the Senior Secured Notes.





                     [ICF Kaiser Letterhead]






                      Officer's Certificate


      I, Theodore Breton,  of  ICF Resources Incorporated,  DO
HEREBY CERTIFY that:

      Since April 11, 1997, to our knowledge, no event affecting our reports entitled "Independent Panda-Brandywine Pro Forma Projections," dated April 11, 1997 and "Summary of the Consolidated Pro Forma of Panda Global Holdings, Inc." dated April 11, 1997 (the "Pro Forma Reports") or the matters referred to therein has occurred which makes untrue or incorrect in any material respect, as the date hereof, any information or statement contained in the Pro Forma Reports or in the Prospectus relating to the offering of 12-1/2% Registered Senior Secured Notes due 2004 by Panda Global Energy Company (the "Prospectus") under the captions "Summary - Independent Engineers' and
Consultants' Reports - Consolidating Financial Analyst's Pro Forma Report," "Description of the Projects - The Rosemary Facility - Independent Engineers' and Consultants' Reports - Rosemary Engineering Report," "Description of the Projects - The Brandywine Facility - Disagreement with PEPCO Over Calculation of Capacity Payment," "Description of the Projects - The Brandywine Facility - Independent Engineers' and Consultants' Reports - Brandywine Pro Forma Report," "Description of the Projects - The Brandywine Facility - Independent Engineers' and Consultants'
Reports  -  Brandywine  Fuel Consultants'  Report,"  "Independent
Engineers and Consultants - Consolidated Pro Forma" and "Independent Engineers and Consultants - Brandywine Facility" in the Prospectus.

          WITNESS my hand this 7th day of August 1997.



                              By:     /s/ Theodore R. Breton
                              Name:   Theodore R. Breton
                              Title:  Vice President




                                                       Appendix D



                  Engineer's Review and Report
                Panda Energy International, Inc.








                       2X50 MW Coal-Fired
                     Power Plant at Luannan,
                              China







                         April 11, 1997








           PARSONS BRINCKERHOFF ENERGY SERVICES, INC.

0.0    EXECUTIVE SUMMARY                                        1
1.0    PROJECT DESCRIPTION AND OVERVIEW                         4
1.1    PARTICIPATING PARTIES                                    4
1.2    PROJECT DESCRIPTION                                      4
2.0    SITE CONDITIONS                                          4
2.1    GENERAL DESCRIPTION                                      4
2.2    FUEL TRANSPORTATION                                      5
2.3    WATER RESOURCE                                           5
2.4    HYDROMETEOROLOGY                                         6
2.4.1  METEOROLOGICAL CONDITIONS                                6
2.4.2  THE EFFECT OF WATER FLOOD ON THE PLANT SITE              7
2.5    REGIONAL GEOLOGICAL OVERVIEW                             7
2.5.1  NATURAL GEOLOGY                                          7
2.5.2  TOPOGRAPHY                                               7
2.5.3  REGIONAL GEOLOGICAL STRUCTURES                           7
2.5.4  STRATIGRAPHY                                             8
2.5.5  FAULT STRUCTURES AND EARTHQUAKE                          8
2.5.6  PLANT SITE 2 GEOTECHNICAL CONDITIONS                     9
2.5.7  GROUND WATER                                             9
2.5.8  DESIGN CONSIDERATIONS                                    9
2.5.9  SITE SEISMICITY AND RELATED DESIGN CONSIDERATIONS       10
2.6    ASH STORAGE SITES                                       10
2.7    ASSESSMENT OF SITE SUITABILITY                          11
3.0    DESCRIPTION OF FACILITY DESIGN                          11
3.1    MECHANICAL EQUIPMENT AND SYSTEMS                        12
3.1.1  STEAM TURBINE GENERATOR                                 12
3.1.2  BOILER / FIRING CYCLE                                   12
3.1.3  MAIN STEAM SYSTEM                                       14
3.1.4  EXTRACTION STEAM SYSTEM                                 14
3.1.5  AUXILIARY STEAM SYSTEM                                  15
3.1.6  CONDENSATE AND FEEDWATER SYSTEMS                        15
3.1.7  COOLING WATER SYSTEM                                    15
3.1.8  FIRE PROTECTION SYSTEM                                  16
3.1.9  COAL HANDLING SYSTEM                                    17
3.2    CIVIL/STRUCTURAL SYSTEM                                 17
3.2.1  CIVIL DESIGN                                            18
3.2.2  STRUCTURAL DESIGN                                       18
3.2.3  ARCHITECTURAL DESIGN                                    18
3.3    ELECTRICAL AND CONTROL SYSTEMS                          18
3.3.1  STEP-UP TRANSFORMERS                                    19
3.3.2  PLANT SWITCHYARD                                        19
3.3.3  UTILITY INTERCONNECTION                                 19
3.3.4  OFF-SITE TRANSMISSION LINES                             20
3.3.5  OFF-SITE SUBSTATIONS                                    20
3.3.6  AUXILIARY/START-UP POWER                                20
3.3.7  REVENUE METERING                                        20
3.3.8  CONTROL SYSTEMS                                         22
3.3.9  DISPATCH/SCADA/COMMUNICATIONS                           23
3.4    WATER SUPPLY AND DISPOSAL                               23
3.4.1  WATER WELLS FOR THE POWER PLANT                         23
3.4.2  WASTE WATER DISCHARGE                                   24
3.4.3  STORM DRAINAGE                                          24
3.4.4  MAKE-UP WATER                                           24
3.5    ASH HANDLING SYSTEM                                     25
3.5.1  FLY ASH SYSTEM                                          25
3.5.2  BOTTOM ASH SYSTEM                                       25
3.6    ASSESSMENT OF FACILITY DESIGN                           25
4.0    ASSESSMENT OF EXPECTED PERFORMANCE                      26
4.1    START-UP AND COMMISSION                                 27
5.0    ASSESSMENT OF DESIGN TO SIMILAR PLANTS                  27
6.0    ASSESSMENT OF ABILITY OF PLANT TO MEET CONTRACTUAL
       REQUIREMENTS                                            27
6.1    ELECTRICAL REQUIREMENTS                                 27
6.2    STEAM REQUIREMENTS                                      28
7.0    ASSESSMENT OF ECONOMIC LIFE OF THE PLANT                29
8.0    DESCRIPTION OF ENVIRONMENTAL ISSUES                     29
8.1    PROJECT ENVIRONMENTAL STANDARDS                         30
8.1.1  ENVIRONMENTAL QUALITY STANDARDS:                        30
8.1.2  EFFLUENT AND EMISSION STANDARDS:                        30
8.2    ASSESSMENT OF ENVIRONMENTAL IMPACT                      30
9.0    GOVERNMENT APPROVALS AND BUSINESS AGREEMENTS            32
9.1    GENERAL DESCRIPTION                                     32
9.2    GOVERNMENT APPROVALS                                    32
9.3    BUSINESS AGREEMENTS                                     35
9.4    ASSESSMENT OF SUPPORT DOCUMENTS                         36
10.0   PROJECT SCHEDULE                                        36
11.0   REVIEW OF EPC CONTRACTOR AND AGREEMENT                  36
11.1   ASSESSMENT OF MANPOWER AND STAFFING                     36
11.2   EVALUATION OF THE  EPC CONTRACTOR'S EXPERIENCE          37
11.3   EVALUATION OF EPC CONTRACT TERMS                        37
12.0   FINANCIAL PERFORMANCE ASSESSMENT                        38
12.1   LEVEL OF POWER PRODUCTION                               39
12.1.1 POWER PURCHASE AGREEMENT                                39
12.1.2 HEAT SALE AGREEMENT AND ASSUMPTIONS                     42
12.2   POWER TARIFFS                                           43
12.2.1 PLANNED WHOLESALE ELECTRIC ENERGY PRICE                 43
12.2.2 FUTURE PRICE ADJUSTMENTS AND "PASSTHROUGH" PROVISIONS   46
12.2.3 HEAT SALE PRICE AGREEMENT                               47
12.2.4 INTERCONNECTION AND LOAN AGREEMENTS                     47
12.3   REVIEW OF PROJECT COSTS                                 48
12.4   REVIEW OF OPERATING EXPENSES                            51
12.5   REVIEW OF RESERVE REQUIREMENTS                          51
12.5.1 EQUIPMENT MAINTENANCE & OVERHAUL RESERVE                51
12.5.2 DEBT SERVICE RESERVE                                    53
12.5.3 WELFARE RESERVE FOR CHINESE EMPLOYEES                   53
12.5.4 OTHER CHINESE RESERVE REQUIREMENTS                      53
12.6   THE FINANCIAL PLAN                                      53
12.6.1 ESTIMATED SOURCES AND USES OF FUNDS                     53
12.6.2 SHAREHOLDER LOAN ASSUMPTIONS                            54
12.6.3 REPAYMENT OF PAN-WESTERN SHAREHOLDER LOANS              54
12.7   CONSOLIDATED OPERATING RESULTS -- BASE CASE             54
12.7.1 OPERATING REVENUES                                      55
12.7.2 OPERATING EXPENSES                                      56
12.7.3 DEPRECIATION AND TAXES                                  56
12.7.4 DISCUSSION OF DEBT COVERAGE RATIOS                      57
12.7.5 DISTRIBUTION TO PAN-WESTERN EQUITY ACCOUNT              57
12.8   SUMMARY OF SENSITIVITY ANALYSIS                         58
12.9   INDIVIDUAL JOINT VENTURE COMPANIES OPERATING RESULTS
       -- BASE CASE                                            58


0.0  EXECUTIVE SUMMARY

Panda Energy International, Inc. has requested Parsons Brinckerhoff Energy Services, Inc., to provide an Engineer's Report for certain of its affiliated companies (the "JV Cos." or "Owner") involved in the development, construction, ownership and operation of the Luannan Thermal Power Plant (the "Plant") and Steam Distribution System to be located near Tangshan City, China (the "Project"). This report, to be included in the Offering Circular prepared for the offering by Panda Global Energy Company of its Senior Secured Notes due 2004, offers the following opinions concerning the adequacy of the technical, environmental and economic aspects of the project:

The design of the Plant is based on current, proven technology and is in conformance with engineering practice and industry standards in the People's Republic of China. Specifically the proposed Plant will be similar in design to other thermal power plants designed by the Hebei Electric Power Design Institute which are presently operating in China.

The construction schedule is reasonable and achievable. The Engineering, Procurement and Construction (EPC) Contractor should be able to meet the agreed construction schedule and pass all performance tests as stipulated within 28 months. This schedule has been found comparable to similar projects in China.

The EPC Contractor is an established and reputable construction company with both international and domestic experience in manufacturing and installing equipment for similar power generation projects. The Contractor's boiler manufacturing facility performs quality control to ISO standards and has achieved ASME certification. The Contractor's list of achievements include 16 coal fired power plants in China plus 5 international power plant installations completed on a turn-key basis.

The budgeted costs of $118.8 million to develop and construct the Luannan Facility are reasonable and represent a realistic and attainable project cost. Most project costs are denominated in US dollars, however, for steam and heat network, land and water use rights, and transmission line which are denominated in RMB, an exchange rate of US $1 = RMB 8.30 was used.

The EPC Contract price which includes a contingency amount of approximately 5% and the general contingency amount of approximately 4% (exclusive of any Contractor's contingency) contained in the Project Budget should provide sufficient funds to complete the Project.

Based upon the proposed equipment and design criteria, the design lives of the main components of the Plant are sufficient for the intended modes of operation of the Project and should meet the expected Plant performance criteria. With proper design, careful, periodic maintenance and operation of the Plant within design parameters, a useful life of 20 years should be easily achievable.

Based on the review of the various Government Approvals, the JV Cos. have obtained the key approvals required from the various governmental agencies which are required to commence construction of the plant. They have also identified the necessary permits that will be required in due course during the construction and operation. There is no reason to believe that those licenses and consents not yet received will not be granted.

Based on the review of the various Business Agreements and their amendments, the major contracts including the Power Purchase Agreement, EPC Contract, Operation and Maintenance Agreement, Transmission Line EPC Contract and Coal Supply Agreements are technically reasonable and are consistent with each other and the assumptions used in the financial analysis.

The technical performance requirements, performance testing and obligations of the parties identified in the EPC Contract are reasonable and achievable. The EPC contract has the necessary protective terms and conditions and is comparable to other turn-key projects in the United States. The EPC contracts in China are more rigorous than in US on government approvals, design stages, and guarantee issues and less stringent on environmental issues.

This assessment has concluded that, from an environmental point of view, the Plant is feasible and is capable of meeting the relevant emissions and discharge limits required by the applicable Chinese Standards if all environmental protection and control measures recommended by the Environmental Impacts Assessment (EIA) are implemented.

The ash handling system uses appropriate environmental protection measures and the ash disposal plan is reasonable and achievable based on the expected quality of the coal and its expected ash content as summarized in the Marston & Marston Coal Consultant's Report. The EIA indicates the effluent quality will comply with the national environmental standard.

The Operation and Maintenance Contractor (Operator) selected for the Project is Duke/Fluor Daniel. Duke/Fluor Daniel, a joint venture between Duke Power and Fluor Daniel, has domestic and international experience with coal-fired power plants and has the necessary experience and capability to fulfill the O&M Agreement. The O&M Agreement contains incentives and penalties in the
Contract Price Adjustment clause which should provide the Operator reasonable initiative toward achieving excellence in plant operational performance. Requirements for developing operations plans are contained in Section 2.10 of the O&M
Agreement. The Owner has review and approval authority for all operations plans developed by the O&M Contractor.

The Project can be expected to operate commercially throughout the term of the Power Purchase Agreement. There is a large number of coal-fired plants currently in operation in the United
States that have been in service for well over 30 years.

The Plant is capable of meeting the required performance and availability levels while operating in the modes agreed in the Power Purchase Agreement. The design of the Plant and the Net Dependable Capacity performance guaranteed by the EPC Contractor of 102 MW insures that the contractual amount in the Power Purchase Agreement can be met and exceeded during the Peak hours. Maximum Plant output of 106 MW will further exceed the stipulated amount. The actual performance and availability of the Plant will depend on the successful operation and maintenance of the facility throughout the Plant's life.

The projected dispatch targets for the Plant, as specified by the Power Purchase Agreement, are achievable and consistent with the design criteria and equipment for the Plant.

The projected O&M costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the Project. The Owner and Operator have the responsibility for establishing the full time manpower requirements of the Facility.

Under the Power Purchase Agreement, North China Power Group Company (NCPGC) is obligated to purchase electricity for a period of 20 years beginning on the Commercial Operation Date. The useful life of the Project will extend beyond this 20-year period.

On the basis of the financial analyses presented in Chapter 12, we are of the opinion that, in the base case, the projected operating revenues are adequate to pay the projected operating and maintenance expenses, pay the local and federal taxes, provide a minimum of 2.02 and average of 2.19 annual debt service coverage for the Pan-Western Shareholder Loans during the repayment period of 10 years, and provide equity distribution to Pan-Western throughout the 20 year term of the Power Purchase Agreement. For the financial analysis and projections an exchange rate assumption of US $1 = RMB 8.50 was used.

Five sensitivity cases were developed to test the Project's performance under operating assumptions different from the base case. As shown in Section 12.8, the selected changes did not yield debt coverage ratios significantly different from that in the base case.

1.0  PROJECT DESCRIPTION AND OVERVIEW

1.1  PARTICIPATING PARTIES

     Certain affiliated entities owned indirectly by Panda Energy International, Inc. are developing a 2X50 MW pulverized coal-fired thermal power plant in Luannan County, Tangshan City, Hebei Province in the People's Republic of China. The Project, commonly known as the "Panda Luannan Project" is comprised of joint venture companies between the Pan-Western Energy Corp., LLC. ("Pan-Western"), a Cayman Islands Company and certain affiliates of Luannan County.

     Pan-Western will issue the Shareholder Loans and make equity contributions to the JV Cos. for financing the construction of the project.

     The Pan-Sino Energy Development Corporation, an indirectly owned subsidiary of Panda, owns 99% of Pan-Western. ChinaMac (Singapore), PTE. Ltd. owns 1% of Pan-Western. Pan-Western owns 88% of the JV Cos. and the remaining 12% ownership of the joint venture is held by affiliates of Luannan County.

     The Central Government of the People's Republic of China owns the Qianjiaying Coal Mine from which the majority of the coal for the power plant will be supplied. The balance of coal supply will be from five County owned mines. The Central Government controls the North China Power Group Company which will purchase the plant electrical output. The Central Government indirectly controls the Tangshan Price Bureau
     which  sets  the  local  tariffs  and  costs  for  other   key
     commodities.


1.2  PROJECT DESCRIPTION

     The Project is in Luannan County which is part of Tangshan City in Hebei Province. The site is approximately 210 km northeast of Beijing and only 100 km from the port cities of Tianjin and Quinhuandao. The county has a population of
     550,000 and Tangshan City has 6.7 million. The region requires power to meet the current demand. Considerable growth of this demand is anticipated as is the overall economic development in the region.

2.0  SITE CONDITIONS

2.1  GENERAL DESCRIPTION

     The Plant site (number 2, as designated in the Plant Feasibility Study), which was selected for the proposed project, is on the north side of Bensi Road, approximately 1 km west of the village of Gujiaying in Luannan County. Luannan County is in the southeast part of Tangshan City in northeastern Hebei Province. Luannan County has a total area of 1270 sq km and a population of 550,000. The terrain in this area is coastal plains flanked with low mountains in the north.

     The plant site was chosen from four proposed locations. The selection criteria considered engineering, geology, hydrometeorology, and transmission access. The site selection was made in a review meeting on February 10, 1993 with the Engineering Consulting Institute - Hebei Province.

     Other advantages of this site include good access to heating networks and the highest ground elevation among the four proposed sites. The Plant is above the flood plain. According to residents, the town of Bengchen near the site has never been flooded.

     The Plant area will occupy nonirrigated farmland which presently produces peanuts, corn, sesame, etc. The yield of crops from this site is lower than the surrounding irrigated land.

     There    are   no   village-owned   enterprises,    military
     installations,  places  of  historic  interest   or   scenic
     features in the area which would be negatively affected by a power plant.

2.2  FUEL TRANSPORTATION

     The fuel (coal) will be transported from the Kailuan Coal Administration and local County owned mines to the Plant by trucks. A 1.5 km access road connects the Plant to the outer ring road of the town. The Tangshan-Luannan highway is approximately 2 km north of the Plant site and connects with the outer ring road of the town. The plant is located approximately 30 km from the Qianjiaying coal mines. The coal will be delivered to the site where the weight will be checked, a quality sample will be taken and then it will be unloaded.

2.3  WATER RESOURCE

     The Plant uses a natural draft cooling tower with a recirculating cooling water system. The water requirement including circulating water, boiler make-up, district heating network make-up and domestic water is approximately 980 m3/h. The local water resource administration office has approved the pumping of water from nine local water wells to the Plant. Seven wells will furnish the water required with 2 wells on stand-by.

     The Feasibility Study contains the test results of eight samples of the groundwater from the wells and indicates the water is potable and suitable for industrial purposes.

2.4  HYDROMETEOROLOGY

     2.4.1     Meteorological Conditions
     Luannan County is 2.5 to 35 m above sea level with a declination from north to south. The land is rather smooth and is traversed by four rivers running from north to south into the Bohai Sea.

     The County is located in the warm temperature zone with semi-moist to monsoon climate.

     The main meteorological data are as follows:
     (1) Annual mean atmospheric temperature 10.7 degrees C, (51 degrees F)
     (2) Extreme max. atmospheric temperature 38.6 degrees C, (101 degrees F)
     (3) Extreme min. atmospheric temperature -21.7 degrees C, (-7 degrees F)
     (4) Average temperature of the coldest month -10.9 degrees C, (12 degrees F)
     (5)  Annual mean rainfall 653.3 mm, (25.7 in)
     (6)  Annual average evaporate capacity 1752.0 mm, (68.9 in)
     (7)  Annual maximum rainfall 978.8 mm, (38.5 in)
     (8)  Daily maximum rainfall 236.5 mm, (9.3 in)
     (9)  Maximum hourly rainfall 69.7 mm, (2.7 in)
     (10)      Maximum wind speed 19 m/s, (42.5 mph)
     (11)      Annual average wind speed 2.7 m/s, (6.0 mph)
     (12)      Annual average relative humidity 65%
     (13)      Maximum depth of frozen ground 77 cm, (30.3 in)
     (14)      Maximum thickness of accumulated snow 23 cm, (9.1 in)
     2.4.2     The Effect of Water Flood on the Plant Site

          The general elevation of the Plant is 17 m. The rain records of Luannan County and a survey and investigation of the site indicate the proposed plant area has never flooded. From an analysis of the water flows in the area and calculations of the mean rainfall, it is concluded that the site will not be affected by a one hundred year flood. Results of the analysis and calculations are detailed in the Feasibility Study on Thermal Power Plant - Hydrometerology Report.


2.5  REGIONAL GEOLOGICAL OVERVIEW

     2.5.1     Natural Geology

          Luannan County is located in the east part of Hebei province about 43 km southeast of Tangshan City. The county has eight naturally formed rivers; Xiaoqinghe, Yihe (Xinluanhe), Beihe, Munute, Xiaochinlunghe, Suanlunghe, Xiaozanmenhe and Yaoijiahe. Each is seasonal. The rainy season is concentrated between June and September, producing about 82.7% of the annual precipitation. The yearly average precipitation is
          653.3 mm (25.7 in). The annual temperature is -21.70C (-70F) minimum, 38.60C (1010F) maximum and 10.70C
          (510F) average.

     2.5.2     Topography

          Luannan County is situated at the southern foot of Yansan Mountain. Two area rivers form a 3.5 km wide, Class 1 terrace running north to south. The terrace elevation is 13 - 18 m with the toe of the terrace at about 3 m. The flood plane is at elevation 10 m. The terrain generally slopes down from north toward south.

     2.5.3     Regional Geological Structures

          The Plant site is located at the south rim of Yansan Mountain fold zone at the southeast part of the Tangshan subsidence block. It is adjoined by Sanhaiguan upheaval block on the east side and Leting subsidence block on the south. The great Ninghe-Changli fault is located about 3 km south of the plant site and 14 km east is the Luanxian-Leting Fault. These faults form the demarcation lines for the three subsidence blocks.

     2.5.4     Stratigraphy

          According to "Hebei Province Luannan County Master Plan Geotechnical Investigation Report," the crust of the Luannan area had been in rising and upheaval states ever since Precambrian era. Due to weathering and erosions, the area is void of Paleozoic and Mesozoic alluvial deposits. A tertiary strata was deposited on the Precambrian gneiss beginning at the end of Mesozoic era and through the early Neozoic era as the crust in the area subsided. The tertiary stratum now consists of cemented fluvial/lucustine deposits, uncemented gravel, mudstone, and sandstone, etc. The depth of the tertiary stratum is about 150-250 m. The Quaternary stratum consists mainly of diluvial deposits, fluvial deposits and lacustrine sediments. The thickness of these deposits are about 350 m.

     2.5.5     Fault Structures and Earthquake

          According to a geoseismic evaluation report by the State Seismic Bureau for a 220 kV electric power substation located 1.5 km south of Luannan county town, the Ninthe-Changli rift is a large scale, deep cut, hidden fault running NEE. The total length is about 120 km. The fault plane tilts toward the southeast at 35 to 650. The tilt angle is steep at the higher elevations on the plane and flatter at the lower elevations. The faults had been formed in Mesozoic era and were dormant for a period during Cretaceous and early Tertiary era. It became active again the middle of Oligocene. Historically, earthquakes occurred only at the east and south sections of this fault; a Magnitude 4 in 1567 and Magnitude 5 in 1805.

          Recently, there have been small shocks scattered along this fault line. After a Magnitude 7.8 earthquake in the Tangshan area, it is believed that long term cumulated stresses in the area have been relieved. An earthquake of more than Magnitude 6 it is not believed likely over the next 50 years. According to the "Seismic (Damage) Intensity Map of China (1990)," the baseline seismic intensity at Luannan area is level 7. This level is based on the Chinese scale which is a 12 degree system.

          Section 4.2.4.2.4 of the Scope of Work contained in the EPC Contract describes the design criteria to meet the requirements of UBC Seismic Zone 4. Zone 4 is the highest Zone in the US and is based on the logarithmic Richter Scale which has a high rating of 8.0 and over. Zone 4 covers areas where major damage potential exists from earthquakes, i.e., California.

          According to the report prepared by Sedgwick Insurance and Risk Management Consultants (China) Limited and Sedgwick Construction Asia Limited, the insurance provider, there is adequate earthquake insurance available and this insurance will be provided at the time of construction.

     2.5.6     Plant Site 2 Geotechnical Conditions

          The Gujiaying Plant Site, Plant Site 2, is located about 2.5 km west of Luannan County seat, at the west side of Gujiaying town and at the north side of Benxi Highway. The site is on a Class 1 Terrace of Luanhe River. The Plant area is flanked with a sand dune on the north, Benxi Highway on the south and farming roads to the east and west. The site is essentially flat at elevations between 16.4 and 16.7 m. It has the highest elevations in the vicinity of the county seat.

          During the 7.8 Magnitude earthquake in the Tangshan area in 1978, the area south of Plant Site 2 suffered some blowouts of sand and/or water. No trace of liquefaction was observed at the ground surface of Plant Site 2. Each of the other sites exhibited more severe effects of the quake.

          In summary, the Plant Site 2 at Gujiaying, situated at about 3 km north of Ninghe-Changli fault offers relatively stable ground for plant structures. The plant site is acceptable from an engineering geology point of view. The soil is slightly soft. The subsurface soil allows a bearing capacity of 120-140 kPa.

     2.5.7     Ground Water

          The groundwater table was placed at 1.95 - 5.2 m depth, at elevation 11.78 to 15.03 m, with a relatively steep gradient. The water table is high in the south and low in the north. This gradient is in the reverse direction of ground water flow in this general area. The anomaly is explained by the proximity of rice paddies southeast and west of the plant site. The ground has high permeability allowing seasonal irrigation water to influence the local water table levels. Sample analysis indicates HCO3-Ca type water, with a PH value of 7.68. This type of water has no corrosive effect on concrete.

     2.5.8     Design Considerations

          The number of soil samples and standard penetration tests were limited. The soil bearing capacities derived from laboratory tests varied significantly from those of the standard penetration tests. Construction experience in the area indicates soil bearing capacities which also differ from test results. An evaluation of the specific conditions at the placement site of an individual structure is required. Appropriate bearing capacities can then be employed in establishing the structure design. Section 4.2.3 of the Scope of Work document describes the EPC Contractor's responsibilities for performing the necessary on-site subsurface investigations and for supplying all the geotechnical information required in the design of the Plant.

     2.5.9     Site Seismicity and Related Design Considerations

          The site is located in a Design Intensity 7 zone. In the plant area, the soils include loose to medium dense sand stratum, loose to medium dense medium sand stratum, and plastic to liquid plastic silt stratum to a depth of 0 to 15 m. Bed rock is at a depth of 500 to 600 m. The soil is classified Type III, Intermediary Soft Soil.

          In   some  Plant  areas,  some  soil  strata  have  the
          potential for liquefaction of medium grade to insignificant grade during an earthquake. Field investigation found no trace of liquefaction at Plant Site 2 resulting from the Tangshan earthquake. The Preliminary Design Document states that the liquefaction phenomena does not appear at each layer of the stratum in the Plant site when the earthquake seismic intensity magnitude is 7.

2.6  ASH STORAGE SITES

     Two sites were investigated and compared for possible selection as ash storage yards for the thermal power plants. One site is located at Dupingtuo and the other at Xinzhuangzi. Each site has a planned capacity for 20 years of ash storage. There are no major facilities such as roads, water wells or communications lines to be removed in either of the two available ash storage sites.

     The Dupingtuo Ash Yard was selected as the best location for storage of ash from the plant. This site is located on the north side of Bengsi Road, about 4.3 km away from the site and the site permit has been received. The following considerations contributed to the selection:

       - The terrain of the Dupingtuo site is smooth and open with a ground level of about 17 m.
       - As farmland, this site is less productive in crop yields than Xinzhuangzi.
       - The Xinzhuangzi site is located on the Ninghe-Changli rift zone making it less unfavorable for the construction of dams.
       - The local Water Conservancy Bureau indicates the Xinzhuangzi site elevation is below the ten year flood level, whereas the Dupingtuo site will not be affected by flooding.
       - The ash slurry route from the Dupingtuo site to the Plant is preferable to the route from the Xinzhuangzi site.
       - Cities near the Xinzhuangzi Ash Yard will be more negatively impacted in the winter and spring by flying ash than the Cities near the Dupingtuo site.

2.7  ASSESSMENT OF SITE SUITABILITY

     Given the general area which will receive electric power for the grid and steam for district heating, Plant Site 2 was selected as the best site from four considered. The site is relatively level; above flood elevation; will occupy nonirrigated farmland with lower crop yield than surrounding irrigated land; and there are no features of historic interest or scenic beauty in the area which would be negatively impacted by the Project.

     Roads for the transportation of coal from nearby mines are relatively good. A minimum amount of road construction for highway access will be required.

     There is adequate water to operate the plant from nine local water wells.

     Although the site is located in an area which has been affected by earthquakes, it is generally agreed that the earth stresses have been released and a plant designed for a 7 degree tumbler will be suitable. The soil in the area has good bearing capacity. For these reasons, the plant site is acceptable from an engineering point of view.

3.0  DESCRIPTION OF FACILITY DESIGN

     The EPC Contractor will design, construct, and provide Project equipment in accordance with the requirements in the Scope of Work of the EPC contract. The Scope of Work defines the conceptual design and prescribes the technical requirements for the Project. The conceptual design is based on a Feasibility Study on Luannan Thermal Power Plant of Tangshan Panda Heat and Power Co., Ltd. by Hebei Electric Power Design Institute (HDI), dated October 1994.

     The electrical output from the Project is determined by the plant capability and the General Interconnect Agreement with its Supplements. The Plant design will be capable of producing 106 MW net of the 47 metric tons per hour of steam extraction.

     The steam output from the Project is determined by the plant capability and contractual arrangements.

     The Project is expected to be implemented in accordance with the protection guidelines and requirements of the Environmental Impact Report as Approved by the Hebei Provincial Environmental Protection Bureau dated 7/5/95.

     Based  upon the proposed equipment and design criteria,  the
     Project  should  meet  expected plant  performance  criteria
     contained   in  the  EPC  Contract  and  comply   with   the
     contractual agreements for steam and electric energy.


3.1  MECHANICAL EQUIPMENT AND SYSTEMS

     3.1.1     Steam Turbine Generator

          Each of the two identical steam turbine generators is a condensing extraction unit nominally rated at 50 MW at 3000 RPM capable of producing 60 MW gross under full condensing conditions. The steam turbine consists of a high pressure and a low pressure casing. The extraction steam from the high pressure casing is used for industrial steam processes while exhaust steam from the low pressure casing is piped to a heat exchanger that generates hot water for district heating. Extraction points from both the high pressure and the low pressure casings are provided for condensate and feedwater heating.

     3.1.2     Boiler / Firing Cycle

          Each unit boiler uses a balanced draft design with two forced draft (FD) fans and two induced draft (ID) fans. The boiler is a natural circulating drum type, dry bottom, with economizer, air heater, and superheater.

          The  boiler is rated for 255 metric tons/hr steam  flow
          at Maximum Continuous Rating (MCR) with a coal consumption of 39.14 metric tons/hr based on the worst-case coal as supplied from the Kailuan Coal
          Administration's Qianjiaying Mine, and a coal consumption of 40 metric tons/hr based on coal supplied from typical county owned mines. Parsons Brinckerhoff has reviewed the coal contracts and determined, of the six contracts, coal from the Qianjiaying Mine has the lowest heat value specification i.e., 4,600 kilocalories per kilogram, average and 4,300 kilocalories per kilogram, minimum. Marston & Marston, the Coal Consultant has estimated the coal quality to range from 4,600 to 4,700 kilocalories per kilogram with an ash content of 34-35% which should be adequate to provide the expected performance of the Plant.

          Steam sootblowers are provided on each boiler to remove soot and slag deposits that accumulate on heat transfer surfaces.

          Pulverized coal is the main fuel. The boilers utilize an indirect firing system. A pulverized coal storage silo is provided for each unit. Two ball mills, each having a pulverizing capacity of 22.5 metric tons/hr with worst-case coal (i.e. 1.15 capacity reserve factor), are provided for each unit. Ball mill design capacity is based on operating each boiler at MCR with worst-case coal and includes sufficient margin for coal quality transient conditions. Each ball mill has a dedicated coal bunker that receives raw crushed coal from a belt conveyor. A coal feeder delivers the coal from the bunker to the ball mill. Pre-heated air is supplied to the ball mill where the coal is partially dried and pulverized. The heated air also conveys the coal into a pulverized coal separator to remove oversize coal particles. The pulverized coal is then passed through a cyclone separator and transferred into the pulverized coal storage silo. Air with some entrapped coal particles is removed from the cyclone separator with the aid of mill exhausters (2 per unit) and delivered to the burners. A fan and dedicated, pulverized coal feeder transfers and meters the pulverized coal from the coal storage silo to the coal burners in the boiler units. A screw conveyor is used to transfer pulverized coal from one unit's pulverized coal silo to the other. This allows the operation of both boilers utilizing any three of the four mills.

          The burner arrangement on the boilers is a tangentially fired design with two coal burners at each corner of each boiler unit. An oil ignition fueled by light diesel oil (stored on site) serves as the ignition source for each coal burner.

          Combustion air is supplied by the FD fans. Air from these fans passes through a regenerative type air pre-heater and then is distributed to the windbox, to the burners and to the pulverizers. An air pre-heater by-pass is provided to admit tempering air for temperature control. Gaseous combustion products are extracted from the boiler units by the ID fans.

          Electrostatic precipitators are provided downstream of the air pre-heater to remove fly ash from the boiler flue gas. The fly ash is collected in hoppers for further handling and disposal, which is consistent with current Chinese environmental standards.

     3.1.3     Main Steam System

          The main steam system conveys the high pressure, superheated steam from the boiler steam outlet to the turbine stop valve.

          A steam dump system is provided for diverting steam around the steam turbine to the condenser to effectively enable the plant to operate at the trough period load. The steam dump system capacity will be 15 %- 30% of the steam turbine generator (STG) flow and will be designed consistent with the boiler manufacturer's boiler turndown capabilities.

     3.1.4     Extraction Steam System

          The extraction steam system consists of six stages of condensate/feedwater heating. The first two high pressure (HP) stages receive steam from high pressure extraction points located on the STG HP casing to heat feedwater in the high pressure feedwater heaters. A third stage, which comes from the crossover between the HP and low pressure (LP) steam turbine casings, supplies steam for industrial use and also feeds the deaerator. The fourth and sixth stages supply steam to the condensate (low pressure feedwater) heaters and the gland steam condenser. The fifth stage supplies steam to the district heating system and also feeds one of the three low pressure heaters. All low pressure steam extraction points are located on the LP steam turbine casing.

     3.1.5     Auxiliary Steam System

          The  auxiliary steam system consists of one  oil  fired
          auxiliary  boiler  capable  of  satisfying  the   steam
          demands for cold start-up of one unit using oil stored on-site.

     3.1.6     Condensate and Feedwater Systems

          Steam exhausted from the turbine into the condenser becomes condensate. Two condensate pumps are provided to pump the condensate from the condenser hotwell to the low pressure feedwater heaters and the deaerators. The feedwater heaters are of the vertical design. The condensate passes first through a gland steam condenser and then through the three LP heaters. From the third LP heater, the condensate enters the deaerating heater where dissolved oxygen and other gases are removed from the condensate. The condensate is then collected and stored in the deaerator storage tank as the water supply for the boiler feed pumps. Extraction steam condensate from the two LP heaters near the deaerator is pumped into the condensate stream and to the deaerators. The remaining LP heater and the gland steam condenser are drained into the condenser. An emergency drain is provided on each feedwater heater and is activated on heater high level for routing flow back to the condenser to provide protection from water induction to the turbine.

          The boiler feed pumps transfer water to the boiler drum via an economizer. Water leaving the boiler feedwater pumps flows through two high pressure feedwater heaters to preheat the feedwater. The feedwater then passes through the economizer where it is heated by the flue gas leaving the furnace. After leaving the economizer, the feedwater enters the steam drum. High pressure feedwater heater extraction steam condensate is cascaded (drained) to the deaerator or in emergency, is routed to the condenser.

     3.1.7     Cooling Water System

          A circulating water system common to both units, provides cooling water to the condensers and other auxiliary equipment. There are four circulating water pumps receiving suction from a common header tied to the discharge of the cooling tower. A single, natural draft cooling tower provides sufficient heat removal capacity to serve both units. The discharge piping of the circulating water pumps is cross tied to serve both units and has a common return header to the cooling tower. Each pump has a motor operated butterfly valve on the discharge line.

          An auxiliary cooling water system is also provided to satisfy plant auxiliary cooling water requirements for generators, coolers, pump and motor bearings, air compressors, etc. Two booster pumps supply the auxiliary cooling water requirements by taking suction from the circulating water system.

     3.1.8     Fire Protection System

          The Preliminary Design documents describe the design philosophy of, "fire prevention first and the combining of prevention with fire fighting".

          Luannan County town is 2.5 km from the proposed plant site. Since this distance requires less than five minutes driving time, the Luannan Fire Brigade will provide personnel and equipment for fire fighting at the Plant site. A fire engine with water tank will be provided to the Luannan Fire Brigade by the project.

          A fire fighting water system will be installed at the Plant site which will include a 800 mwater storage tank and two fire pumps. One fire pump is for operation and the other is standby. The tank also provides potable water for human consumption. An additional water storage tank is to be installed on top of the main power building. Start-up of the fire pump, controls a valve on the roof tank inlet to ensure flow and pressure during fire fighting. Maximum fire water consumption is 234 m/hr. Maximum pressure is calculated at 702 kPa.

          Automatic COfire extinguishing systems will be installed in the switchgear room and other identified electrical locations. Additionally, all buildings in the Power Plant will be equipped with fire extinguishers according to applicable codes.

          As described in the scope of work document for the EPC contractor, an underground fire water pipeline will loop around the power block and feed the plant hydrants, building sprinklers and water deluge systems. Automatic water spray systems will be installed in the coal corridors, in the vicinity of the oil tanks, main oil pipes in the main power building and at the transformers.

          The design of the fire protection system will be in accordance with Chinese local and national codes and standards, and, where applicable, the Uniform Fire Code and NFPA 850, Recommended Practice for Fire Protection for Fossil Fueled Steam and Combustion Turbine Electric Generating Plants.

          Fire monitoring, detection and alarm systems will be furnished in the control rooms, cable flat, cable shaft, battery room, relay room, and other key locations to provide for early warning and personnel
          safety.   The  fire  safety  control  system  will   be
          monitored in the electrical control room. Automatic protection systems will operate after confirmation of the alarm by the operator.

     3.1.9     Coal Handling System

          Raw coal is delivered by truck to the Plant. The coal is weighed at the plant by a dynamic truck scale to determine the amount of coal being delivered. The trucks unload the coal in the coal unloading trough. The trough is located along both sides of the coal stock yard and is the same length as the stock yard. Two gantry cranes with five ton buckets are installed on rails above the coal stock yard and coal unloading troughs. The dual gantry cranes are acceptable from an engineering standpoint and typical of the design used for Chinese coal-fired power plants of this size. Two bulldozers and a truck loader will serve as backup coal feeding equipment to the gantry cranes during emergency conditions. The stock yard is divided into two equal areas. Coal unloaded in the troughs is delivered by the gantry crane onto a belt conveyor which transports the coal to the transfer house where it is crushed before being delivered to the raw coal storage bunkers via belt conveyors or stacked by the gantry crane in the coal stock yard.

          A twin belt conveyor system, each rated at 100 % of Plant requirement, transports the coal to the crusher house. The coal passes through coal screens and crushers (depending on size), a series of magnetic separators, and is directly fed into the coal bunkers on each boiler. A coal feeder at the discharge of each coal bunker feeds coal to a ball mill for pulverization.

          The coal handling equipment and systems should be adequate to provide for efficient plant production , even using the worst-case coal described above.

3.2  CIVIL/STRUCTURAL SYSTEM

     Plant designs addressing Civil, Structural and Architectural requirements are to be consistent with the applicable Chinese Standards for Coal Fired Power Plants. The general layout of the plant follows a design philosophy of functional groupings. There are three general groupings of buildings, structures and equipment. The first group includes the high voltage switchyard area, main transformers and the control building. The second group includes the turbine buildings, boilers, draft fans, precipitators and
     chimney.   The  third group includes the  coal  storage  and
     supply systems.

     3.2.1     Civil Design

          The design incorporates considerations for the type of soils encountered at the Plant site. Where key building foundations are to be placed, the sub-soils will be extensively reworked and/or replaced with suitable base material. Site grading allows for proper drainage. Roadways are included in the design to provide access to equipment and buildings for maintenance and operation.

     3.2.2     Structural Design

          Designs for Plant structures and buildings includes considerations for basic structure loading, equipment access and earthquake stresses. General specifications for concrete steel and masonry are included for each major construction or structure type. The materials have been chosen consistent with their intended application. Corrosion resistant materials are specified where appropriate.

     3.2.3     Architectural Design

          Building architecture is generally consistent with the intended functions. The designs include features to maximize natural lighting, facilitate the flow of operations personnel and provide fire barriers to improve personnel safety. Additional considerations have been given to building surface finishes to improve the building aesthetics. Ceramic tile, brick and terrazzo finishes are specified for select Plant areas.

3.3  ELECTRICAL AND CONTROL SYSTEMS

     The Plant electrical and control systems conceptual design is consistent with present Chinese power plant design. Off site transmission, substation, protection and communication systems are described in the Feasibility Study and are provided through the loan agreement between the NCPGC and Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd. dated 2/10/1996.

     3.3.1     Step-Up Transformers

          The electrical plant will consist of two nominal 50 MW generators (60 MW maximum output) capable of producing a minimum of 51 MW net power to the electrical grid. A 75 MVA rated Generator Step-Up Transformer will increase the output from each generator from 10.5 kV to 110 kV for connection to the high voltage switchyard.

    3.3.2     Plant Switchyard

          The high voltage switchyard electrical equipment will include 110 kV rated SF-6 gas insulated circuit breakers, current and potential transformers, manual air break switches, surge arresters, metering and protection equipment. As dictated by the North China Power Administration, a double bus arrangement will be used in the switchyard to connect the generators to the transmission lines exiting the plant.

          Each generator/step-up transformer will be connected to a bus in the switchyard by a single, 110 kV circuit breaker. In normal operation, this scheme is adequate to supply all of the output from the plant to the grid. However, a failure of a generator breaker will create an outage for the associated generator until the problem is corrected or the breaker is replaced. This contingency will have an impact on plant availability. To mitigate the effects from such contingency, the initial spare parts purchase should include this equipment in order that it will be readily available on site.

     3.3.3     Utility Interconnection

          Arrangements have been made with NCPGC for the construction of required facilities to adequately interconnect the Plant with the utility grid. Approval Notice Document-Huabeidianshe [1995] No. 65, dated July 13, 1995 and Approval Comments Document Huabeidianjishe [1995] No. 75, dated August 24, 1995 describes the size, location and other requirements of the proposed interconnection facilities at the plant site. These documents also provide for the construction of a new 5 km double circuit 110 kV transmission line which will connect the proposed plant with a new substation to be constructed at Ningtuo.

     3.3.4     Off-Site Transmission Lines

          Arrangements have been made with NCPGC for construction of additional off-site transmission lines required to adequately deliver power from the Plant to area substations. Approval Notice Document-Huabeidianshe [1995] No. 65, dated July 13, 1995 and Approval Comments Document Huabeidianjishe [1995] No. 75, dated August 24, 1995 provide for NCPGC to construct three additional double circuit 110 kV transmission lines necessary to tie in various substations. From Ningtuo, 18 km of 110 kV transmission line will be constructed to the new Changing substation, 12 km of 110 kV transmission line will be constructed to the new Sijezhuang substation and 8 km of 110 kV transmission line will be constructed to the existing 2 x 110 kV Bengcheng switching station.

     3.3.5     Off-Site Substations

          Adequate arrangements have been made with NCPGC for the construction of new off-site substations and increasing the capacity of existing substations. Approval Notice Document-Huabeidianshe [1995] No. 65, dated July 13, 1995 and Approval Comments Document Huabeidianjishe [1995] No. 75, dated August 24, 1995 describe the necessary off-site substation improvements. Three new 2 x 40 MVA substations will be constructed at Ningtuo, Changning and Sijezhuang. Modifications will be made to existing Yangling substation and Bencheng switching station. Additionally, changes to the communication systems at the Bengcheng switching station and system dispatch center and system protection and relay requirements are also described in these documents.

     3.3.6     Auxiliary/Start-Up Power

          Each generator will have an auxiliary transformer connected to the output terminals which will adequately supply plant electrical service. Each auxiliary transformer is capable of supplying the electrical needs of the entire Plant. Additional redundancy to the Plant electrical service is achieved by a start-up transformer served from the high voltage switchyard.

     3.3.7     Revenue Metering

          Revenue metering located at the point of Interconnection between the power plants and the utility grid will measure electrical energy provided to the grid. Readings from these meters will also be transmitted to the dispatch office of the Tangshan Power Supply Bureau of the Grid. Testing and calibration of the revenue meters will be by a qualified inspection agency approved by both the Owner and the NCPGC.

     3.3.8     Control Systems

          A Distributed Control System (DCS) manufactured by Siemens and imported into China for assembly and delivery will provide integrated modulating control, sequential control and data acquisition from plant systems. The DCS system design includes provisions for 1500 Input/Output (I/O) and 300 spare I/O points, for a total of 1800 points.

          The following functions are included in the DCS:

               Data Acquisition System (DAS)
               Furnace Safety Supervisory System (FSSS)
               Continuous Control System (CCS)
               Sequence of Events Recording (SOE)
               Interlock Protection System

          The Boiler Controls and the Turbine Controls being furnished will be upgraded from the standard Chinese design to interface with the DCS and accommodate data transmission to the DCS.

          The  Coal Handling System as well as the Bottom and Fly
          Ash Handling Systems will be controlled locally with Programmable Logic Controllers (PLC's) and interfaced with the DCS system.

          The  Demineralizer System and the Sampling and Chemical
          Injection  System  will  be  controlled  locally.   The
          systems will interface with the DCS for monitoring.

          To accommodate operating personnel trained in Chinese plants of similar design, control for both units will be performed using a two control room scheme. The Steam Turbine and Boiler Controls will be located in one control room and the Generator and Switchyard controls in another control room.

          The following DCS equipment will be located in the Steam Turbine and Boiler Controls room:

               One operator's station (with 2 CRTs and 1 printer) per boiler.
               One operator's station (with 1 CRT and 1 printer) per turbine.
               One operator's station (with 1 CRT and 1 printer) for balance of plant.

          The following DCS equipment will be located in the Generator and Switchyard Controls room:

               One operator's station (with 1 CRT and printer) for the electrical system.

          These systems and configurations have been used before at plants of similar size and technology and should be adequate for Plant control.

    3.3.9Dispatch/SCADA/Communications

          The output electrical power from the proposed Plant(s) will be dispatched by the Tangshan Power Supply Bureau's Dispatch Department according to the terms and conditions contained in Article Two of the Electric Energy Purchase and Sales Agreement, dated September 22, 1995.

          The SCADA of the operating utility will interface with the plant DCS for monitoring, controlling and obtaining data.

          Telecommunications will be achieved through redundant paths using microwave, fiberoptic and hard wire systems. A power line carrier used primarily for relay applications is also available for other communication needs. These systems should be more than adequate for Plant communications.

3.4  WATER SUPPLY AND DISPOSAL

     3.4.1     Water Wells for the Power Plant

          The  Plant  water requirement is 980 m3/h (4,508  gpm).
          The water source for plant water use is from ground water. There are seven production wells nearby with a total capacity of 993 m3/ hr (4,568 gpm) and two backup wells which increase the total water capacity to 1,263 m/ hr (5,810 gpm), which is adequate for the requirements of the Plant. The wells are located approximately two miles west of the Plant in the Quaternary aquifer.

          The Quaternary aquifer is a medium water-rich aquifer and contains four sets of water-bearing strata as follows.

          a) At 0 - 25 m deep, with a yield of about 3 to 5 t/h (13.8-23.0 gpm) water.

          b) At   25 - 160 m deep, with a yield of about 20-30 t/h
             (92.0-138.0 gpm) water.

          c) At 160 - 250 m deep, with a yield of about 10-20 t/h (46.0-92.0 gpm) water.

          d) At 250 - 350 m deep, with a yield of about 5-10 t/h (23.0-46.0 gpm) water.

          The aquifers are fed by the side slopes of the mountain to the north and seepage from various other sources.
          The hydraulic gradient of the ground water is about 5%.

          The Hydraulic Bureau of Luannan County stated that the water from shallow upper aquifers are reserved for irrigation.

     3.4.2     Waste Water Discharge

          Waste water discharges from the Plant include: Boiler room and steam turbine room discharge, coal wash water, domestic waste water and ash yard discharge. Domestic waste water will be treated and discharged according to national standards. Production waste water will be re-used as practical for flush water for the ash and coal handling systems. The proposed design should adequately handle the waste water discharge anticipated from a plant of this size.

          Processing of the Plant waste water is detailed in the Hebei Environmental Protection Bureau Approval on the
          Environmental Impact Report.

     3.4.3     Storm Drainage

          In accordance with the Environmental Impacts Assessment Report prepared by Hebei Environmental Protection Research Institute; a dry climate exists in the Plant area and rainfall from minor or medium rainfall events will be evaporated. Only severe and extreme rainfall events will result in significant runoff.

          Surface water for the Plant will drain into the  Little
          Qinglong River.

     3.4.4     Make-up Water

          Ground water from local water wells will serve as an adequate source for boiler make-up water. Water from the wells flows into raw water storage tanks in the water treatment area and is pumped to a dual train mixed bed demineralizer system. The demineralizer water treating system supplies the make-up water needs for both units. After being treated and demineralized, the make-up water is pumped to the boiler deaerating water heater. At the deaerator, the make-up water supplements the feedwater supply to the boiler to make-up for steam losses (such as those caused by boiler blowdown).

3.5  ASH HANDLING SYSTEM

     3.5.1     Fly Ash System

          The fly ash disposal system to be furnished is a wet ash disposal system. Fly ash collected in the electrostatic precipitator hoppers is discharged into a sealed mixing drum at the bottom of each hopper. Two low pressure water pumps supply the water for mixing with the fly ash in the six precipitator hopper mixing drums. The slurry created in the mixing drums is pumped to an ash slurry sump. One slurry sump is provided to serve both units 1 and 2 at the plant. Three sets of two ash slurry pumps (total of 6) are provided to pump the ash slurry to the retention pond. Normally only one set of pumps is operating and the other two sets are in stand-by mode. One ash retention pond will be constructed to handle the ash slurry from both units.

     3.5.2     Bottom Ash System

          The bottom ash system to be furnished is a wet ash disposal system. Bottom ash is removed from the bottom ash hopper by a scraper chain conveyor and transported into a crusher. The crusher reduces the size of the ash and a high pressure hydroejector transports the ash slurry to the ash slurry sump. The bottom ash is mixed with the fly ash in the slurry sump and pumped to the ash retention pond. The proposed ash handling systems should be capable of adequately disposing of the ash from the Plant based on the 34-35% ash content coal from the mines as described in the Marston & Marston Coal Report.


3.6  ASSESSMENT OF FACILITY DESIGN

     The design criteria contained in the Scope of Work of the EPC contract with its addendum define a plant which is specified to be consistent with Chinese National Codes and Standards. The Preliminary Design is complete and approved by the North China Power Administration. The detail design will be completed under the EPC contract.


4.0  ASSESSMENT OF EXPECTED PERFORMANCE

     It is anticipated that the steam turbine-generator will be sized and designed by the Chinese in accordance with the performance requirements specified in the EPC contract and in accordance with Chinese design standards. These standards, typically, have been adopted from relatively early Russian or other east-European nation's standards and guidelines under some kind of a license agreement. The prevailing practice was to design steam turbine-generators
     (STG) with margins which in today's conditions, would be considered substantial. A typical STG would be able to operate on a continuous basis, at a steam flow (valves wide open - VWO - condition) up to 5-10 percent greater than the rated flow (i.e. flow required to meet guaranteed performance) and at a steam pressure up to 10 percent higher than the rated pressure. These parameters would lead to an increase in the STG power output up to 10-15 percent over the guaranteed output. It has been customary to size the generator and its auxiliaries to match the steam turbine maximum output.

     There are other operating conditions which if changed, can lead to increases in steam turbine output. For example, if the extraction steam flow to the district heat exchangers is assumed shut off, the steam turbine output will increase and additional electric power can be generated up to the maximum continuous rating of the generator (60 MW gross). A similar situation will result when feedwater/condensate heater(s) are taken out of service and the corresponding extractions are shut-off. If such operating conditions are assumed to occur coincidentally, further increase to the STG electrical power generating capability is likely with the generator rating being the limiting factor.

     The Net Dependable Capacity performance guaranteed by the EPC Contractor for this plant is 102 MW (51 MW each unit). Given the possible design and operating combinations and approaches described above, and with the equipment ratings described in the Preliminary Design documents, the gross electric power producing capability should achieve the 58-60 MW maximum output stipulated. The pro forma projections reflect a net maximum output of 106 MW which is achievable and a reasonable basis for the 20-year operating period.

     The guaranteed heat rate at design conditions is 12,156 BTU/kWh (LHV) which should be achievable under full load output conditions. The pro forma projections have assumed a higher levelized heat rate of 13,402 BTU/kWh (HHV), (12,764 BTU/kWh (LHV)) which factors in the off peak and trough period load factors and 2-1/2% degradation of the plant. This heat rate should be achievable with proper operations and maintenance of the facility.

     Articles 11, 12, 13 and 14 of the EPC contract contain the required warranties and guarantees.


4.1  START-UP AND COMMISSION

     Section 3.0 of the Scope of Work in the EPC contract contains the performance and testing requirements for the plant. Plant Acceptance Testing is specified for 72 hours for verifying Net Dependable Capacity, Heat Rate, Plant Emissions and Noise. Plant Reliability and Operational Testing is specified for 240 hours for verifying Availability, Ramp Rates, Startup Rates and Dispatch Level.

     Additionally, Article 10 of the EPC contract describes the EPC contractor's responsibilities for performance testing and final acceptance.


5.0  ASSESSMENT OF DESIGN TO SIMILAR PLANTS

     The proposed Luannan Thermal Power Plant will be similar in design, construction and operation to other plants designed by the Hebei Electric Power Design Institute. Specifically, Parson Brinckerhoff visited and inspected for design and construction purposes, two coal fired power plants in China which were designed by HDI. One is currently operating at Hepo using two 50 MW units and the other is under construction at Hengshui with two 300 MW units.

     HDI has completed the preliminary design for the Plant and will work for the EPC Contractor in the completion of the detail design for this project. Parsons Brinckerhoff has reviewed the preliminary design and determined it is adequate and reasonable. In addition, Parsons Brinckerhoff will review the detail design and monitor construction of the Plant.

6.0  ASSESSMENT   OF   ABILITY  OF  PLANT  TO  MEET   CONTRACTUAL
     REQUIREMENTS

6.1  ELECTRICAL REQUIREMENTS

     The nameplate rating of each generator is 50 MW, however, during peak periods generator output can be increased as described in Section 4.0. With 4 MW of plant auxiliary loads, the 51 MW described in the Scope of Work and guaranteed by the EPC Contractor will be available at the grid interconnection. The revenue generated by the sale of this electrical energy may be estimated using the contract purchase levels to estimate the total kWh to be purchased on a yearly basis.

     With a gross production of 58 MW and a 8.5 % load loss factor (4.93 MW auxiliary load), 53.07 MW remain for sale during the 8 hour peak period.

     Additionally, 29.74 MW (65% of the 50 MW contractual agreement less 8.5% of load loss factor) for 8 hours during the non-peak period, and 27.45 MW (60% of the 50 MW contractual agreement less 8.5% of load loss factor) for 8 hours during the trough period are available for sale (reference Article 2.1 of the Power Purchase Agreement). The following table provides Parsons Brinckerhoff's reasonable estimate of output during each daily period taking into account the steam requirements:

       53.07 MW x 8 hours =     424,560 kWh - Peak period
       29.74 MW x 8 hours =     237,904 kWh - Non-peak period
       27.45 MW x 8 hours =     219,600 kWh - Trough period
       Total daily kWh          882,064 kWh
       882,064 kWh x 310 days/year = 273,439,840 kWh / year

     Assuming $.0603 / kWh, the total annual revenue from the first 50 MW unit will be $16,488,422. The second unit, to be brought on line simultaneously, will double the revenue to $32,976,844 annually.

     The operation of the Plant must obey the dispatch control of the electrical grid and conform to the peak regulation dispatch practice of the grid as stipulated in Article Three of the General Interconnection Agreement. Using the utility grid demand profile of the Beijing-Tianjin-Tangshan Regional Grid dated September 4, 1995 and a trapezoidal approximation of the demand curve, the daily demand may be estimated. Calculations with this methodology and 310 days/year yield an annual unit production of 318,254,992 kWh/year. If the Plant is dispatched in accordance with the electrical demand curve, the projected total annual revenue will be $38,381,552.


6.2  STEAM REQUIREMENTS

     The Project will sell thermal energy as steam and hot water to the Luannan County and local industrial users as specified in the Feasibility Study and the approval of the Preliminary Design. The Project will initially sell 47 metric tons/hour (approximately 184,000 million kilocalories per year) of steam to the local industries. Additionally, the project will sell 36 metric tons/hour (approximately 100,000 million kilocalories per year) of steam for the production of hot water to the County for its schools, hospitals and other facilities. Both steam and hot water have been properly reflected in the pro forma projections and the Plant is capable of producing these quantities of steam and hot water when at the maximum expected output of 106 MW. The JV Partner, Luannan County, has negotiated steam contracts or agreements with each of the individual factories. The JV Cos. will directly bill all steam users.

47  metric  tons/hour  X 7440 hours/year  =  349,680  metric tons/year
36  metric  tons/hour  X 3650 hours/year  =  131,400  metric tons/year
                               Total      =  481,080  metric tons/year

     Assuming a 1995 price of $5.39/metric ton for the industrial steam heat load and $4.99/metric ton for the district heating load, the total annual revenue will be $2,540,461.


7.0  ASSESSMENT OF ECONOMIC LIFE OF THE PLANT

     Substantially all Government approvals have been granted for the 20-year joint venture Project, therefore the useful life of the plant is considered to be 20 years. With proper design, careful, periodic maintenance and operation of the plant within design parameters, a useful life of 20 years should be easily achievable. For comparison, there is a large number of coal-fired plants currently in operation in the United States that have been in service for well over 30 years.

     To achieve maximum useful life, it is essential to have in place by the time the plant is commissioned, a well-defined maintenance and operating plan including a comprehensive set of operating procedures. Careful record-keeping of all outages whether planned or unplanned, outage causes and corrective actions should be an integral requirement of the plant operating procedures to be performed by Duke/Fluor Daniel. Audits of plant operations by an independent auditor should be considered.


8.0  DESCRIPTION OF ENVIRONMENTAL ISSUES

     In 1992, the Provincial Government authorized the Hebei Provincial Metallurgy & Energy Environmental Protection Research Institute (EEPRI) to conduct an environmental impact assessment of the proposed Luannan Power Plant. In June 1993, the Hebei Environmental Protection Department
     (HEPD) gathered experts to evaluate and subsequently approve the Luannan Thermal Electric Power Plant Environmental Impact Assessment Report. The original Environmental Report was amended in May 1995 to address environmental changes in recent years and the expansion of the facility. The 255 page Environmental Report evaluated air, surface water, ground water, waste water and noise according to standards approved by the Hebei Environmental Protection Department and the Tangshan City Environmental Protection Department (TCEPD).

8.1  PROJECT ENVIRONMENTAL STANDARDS

     The approved environmental standards which apply to the Project are as follows:
     8.1.1     Environmental Quality Standards:

          Environmental Air:  Code BG3095-82 (air quality), Class
          II standard.
          Surface   water:   GB3838-88  (surface  water  quality)
          Category V standard.
          Surface water: GB5084-92 (irrigation water quality) Category II standard.
          Ground water:  GB/T14848-93 (ground water quality).
          Noise: GB12348-90 (industrial and commercial noise standard) Category IV standard.

     8.1.2     Effluent and Emission Standards:

          Air  emission--GB13223-91  (coal-fired  electric  power
          plant air emission standard).
          Waste   water   effluent--GB8978-88   (combined   sewer
          discharge standard) Class II standard.
          Plant noise--GB12348-90, (industrial and commercial noise standard) Category IV standard.

          Parsons Brinckerhoff believes the Project can achieve each of these standards.

8.2  ASSESSMENT OF ENVIRONMENTAL IMPACT

     The Environmental Site Assessment as reported in the Environmental Impact Assessment Report appears to have been conducted in a manner consistent with industry standards using comparable industry protocols for similar studies. The Environmental Report was prepared with the assistance of HEPD, TCEPD, Luannan County Environmental Protection Department, Hebei Electric Power Design Institute and the Luannan County Thermal Electric Power Planning Commission. Although we have not performed an independent site assessment, we are of the opinion that the conclusions which EEPRI reached were supported by the data and reports which we reviewed.

     From the view point of environmental protection, the site plan fully considers the needs of the employees' daily activities and working conditions, centralizes the air emission sources, and provides proper design for noise consideration. The site plan also isolates potential problems. For example, the entrance for material is located at the northeast corner of the site, and the coal pile is located north of the site, therefore, avoiding the prevailing wind effects, and minimizing noise and dust impacts on the project area. The cooling tower is located at the eastern part of the site and is connected to other work areas with a sky-walk, therefore minimizing the water and noise impacts on the employees and their working environment. The boiler room is located at the western part of the site; this arrangement provides a convenient location for steam emission and minimizes the steam noise impacts.

     Additionally, the engineering analysis indicates that the plant environmental protection facilities and the effluent quality complies with the national standards for air, surface water, ground water, noise, and waste water effluent. These standards were listed earlier in this section.

     Data from the Environmental Impacts Assessment Report (EIA) prepared by Hebei Provincial Metallurgy and Energy Environmental Protection Research Institute and calculations prepared by Panda Energy International, Inc., indicate air emissions will be below the limits set by the World Bank for sulfur dioxide and slightly above the limits for nitrous oxide and particulate emissions.

     Particulate emissions from the facility will exceed the World Bank Guidelines because of limitations on guaranteed efficiency of Chinese electrostatic precipitator technology. However, these guidelines are not applicable to this project and emissions calculations in the Preliminary Design Documents are below the requirements of Chinese Standards.

     Neither  the  Preliminary  Design  Documents  nor  the   EIA
     stipulate a requirement for nitrous oxide emission control in China. Calculations for nitrous oxide emissions may be updated when burner design is completed.

     The planned facility will replace 91 coal-fired boilers in the area. The majority of these 91 boilers do not have any ash removal facilities and they have short stacks. Those having ash removal facilities are equipped with low-efficiency precipitators. These 91 boilers are the major pollutant contributors to the area. Due to the closure of these 91 coal fired boilers, the net impact to the area is very positive. The ground level particulate concentration is reduced below Chinese standards and close to the World Bank Guidelines.

     In summary, the Plant will enhance electrical service, help relieve the deficient supply and will promote economic development for the area. Centralizing thermal production and winter heating will also improve the air quality in the area.

     This assessment has concluded that, from the environmental point of view, the plant is feasible and will meet applicable Chinese Standards if all environmental protection and control measures recommended by the EIA are implemented.

9.0  GOVERNMENT APPROVALS AND BUSINESS AGREEMENTS

9.1  GENERAL DESCRIPTION

     The  Project  has been under consideration for a  number  of
     years.   As  the Project has developed, Business  Agreements
     have been made and Government Approvals have been obtained.

9.2  GOVERNMENT APPROVALS

     A list of Government Approvals for the Project design and construction are as follows:

     - Project  Proposal  Approvals (#682, #683  and  #684  dated
       9/26/94  and  #470  dated  5/29/96)  by  Hebei  Provincial
       Planning Commission.

     - Project Feasibility Study Approvals (#144, #145 and #146 dated 2/28/95 and #471 dated 5/29/96) by Hebei Provincial
       Planning Commission.

     - Project  Feasibility Study Approval (#10) by  North  China
       Power  Administration of the Ministry  of  Electric  Power
       (2/16/95).

     - Project  Heat Network Feasibility Study Approval (#57)  by
       Tangshan Municipal Planning Commission (4/11/95).

     - Environmental Impact Approval (#150) by Hebei Provincial Environmental Protection Bureau (7/5/95). Environmental Impact Approval Supplements: An Official Reply to the "Report on Environmental Impact Assessment for Luannan Thermal Power Plant (2nd edition)" by Hebei Environmental Protection Bureau, J. H. G. H. (1996) No. 318, dated September 9, 1996.

     - Interconnection  Design  Approval  (#65)  by  North  China
       Power  Administration of the Ministry  of  Electric  Power
       (7/13/95).

     - Water  Usage  (#11)  by  Tangshan  Municipal  Water  Usage
       Bureau (8/13/94).

     - Joint Venture Approvals (#253 and #254) by Tangshan Municipal Bureau for Foreign Trade and Economic Cooperation (9/20/95). Certificate of Foreign Invested Enterprise of Tangshan Panda Heat and Power Co., Ltd. (No. 0153758) and Certificate of Foreign Invested Enterprise of Tangshan Pan-Western Heat and Power Co., Ltd. (No. 0153759) issued by the Hebei Provincial People's Government under Approvals (#078 and #079) dated (9/20/95).

     - Joint Venture Approvals (#123) dated 5/14/96 for the Tangshan Cayman Heat and Power Co., Ltd. and (#134) dated 6/7/96 for the Tangshan Pan-Sino Heat Co., Ltd. issued by Tangshan Municipal Bureau for Foreign Trade and Economic Relations. Certificate of Foreign Invested Enterprise of Tangshan Cayman Heat and Power Co., Ltd. (No. 0255737, approval #040 dated 5/14/96) and Certificate of Foreign Invested Enterprise of Tangshan Pan-Sino Heat Co., Ltd. (No. 0255740, approval # 044 dated 6/07/96) issued by the Hebei Provincial People's Government.

     - Public  "Right-Of-Way  and  Road  Usage"  (Transportation)
       Approvals by the Luannan County Bureau of Transportation:

         Coal Transportation Approval (8/18/94)
         Ash Transportation Approval (1/10/95)

     - Steam  Price  Approval  by  Luannan  County  Price  Bureau
       (8/13/94).

     - Approvals  (#5)  by  the  Tangshan  Office  of  the  Hebei
       Provincial Construction and Planning Commission (6/23/95) for Land Sites, Transportation and Roads, Water usage and
       Electricity Usage.

     - Business License of the Tangshan Pan-Western Heat and Power Co., Ltd. (Reg. No. 000512) and Business License of Tangshan Panda Heat and Power Co., Ltd. (Reg. No. 000511) issued by the State Administration of Industry and Commerce (9/22/95). Business License of Tangshan Cayman Heat and Power Co., Ltd. (Reg. No. 000665) and Business License of Tangshan Pan-Sino Heat Co., Ltd. (Reg. No. 000666) issued by the State Administration of Industry and Commerce (6/13/96).

9.3  BUSINESS AGREEMENTS

      Following  is  a  list of the Business Agreements  for  the
Project:

     - Joint Venture Contracts (9/3/94 and 9/4/94).

     - Joint   Venture  Articles  of  Association   (9/3/94   and
       9/4/94).

     - General  Interconnection Agreement with North China  Power
       Group Co. (9/22/95).

     - Supplemental   Agreement   for   General   Interconnection
       Agreement   and   Electric  Energy  Purchase   and   Sales
       Agreement with North China Power Group Company (2/10/96).

     - Construction   Agreement   attachment   to   the   General
       Interconnection Agreement (2/10/96).

     - Loan  Agreement with the North China Power  Group  Company
       to   finance   the   construction  of   the   transmission
       facilities  through a financial intermediary  in  the  PRC
       (2/10/96).

     - Power   Price  and  Pass-Thru  Price  Adjustment   Formula
       Approval  by  Tangshan  Municipal  Price  Control   Bureau
       (10/18/95).

     - Coal  Supply  Allocation Commitment from  the  Qianjiaying
       Coal  Mine  (11/94)  and  Confirmation  of  Commitment  by
       Kailuan  Mining  Administration of the  Ministry  of  Coal
       Industry (3/7/95).

     - Coal Supply Agreements:

       - with  Kailuan  Coal  Mining Administration  for  300,000 tons/year (2/3/96)
       - with  Luannan  County  Coal Mine  for  70,000  tons/year
          (2/2/96)
       - with   Liu   Guantun  Coal  Mine  for  70,000  tons/year
          (2/2/96)
       - with  Le  Ting  County  Coal Mine for  60,000  tons/year
          (2/2/96)
       - with Zunhua Coal Mine for 60,000 tons/year (2/2/96)
       - with  Chang  Li  County Coal Mine for  50,000  tons/year
          (2/2/96)

     - Coal Transportation Agreement (3/6/96).

     - Agreement  on  Land  Contribution  with  Luannan  Partners
       (9/7/94).

     - Agreement  to Expand Power Plant with Luannan Partners  by
       Additional  50  MW (9/7/94).  This agreement  expands  the
       Plant capacity from the original 50 MW to the present  100
       MW.

     - Operation  and Maintenance Agreement between JV  Cos.  and
       Duke/Fluor Daniel International Services, Inc. (6/26/96).

     - Engineering,  Procurement and Construction (EPC)  Contract
       (4/24/96)  and Amendment No. 1 (7/5/96), No. 2  (9/14/96),
       and No. 3 (12/17/96).

9.4  ASSESSMENT OF SUPPORT DOCUMENTS

     Based on our review of the various Government Approvals and Business Agreements, we are of the opinion that the JV Cos. have obtained the key governmental approvals required from the various governmental agencies which are necessary to construct and operate the Project.

     We are not aware of any technical circumstances that would prevent the issuance of the remaining approvals.

10.0 PROJECT SCHEDULE

     The construction schedule is 28 months and is suitable for similar projects in China. The governing factor is the lead time required for major equipment manufacturing. The critical path is the main turbine building, which must be finished before the delivery of the major equipment which will be installed in the turbine building. Based on our review of the Project Schedule and the EPC Contractor's experience, the 28 month schedule should be achievable.

11.0 REVIEW OF EPC CONTRACTOR AND AGREEMENT

11.1 ASSESSMENT OF MANPOWER AND STAFFING

     The EPC Contractor shall submit a detail manpower plan as specified in Section 5.0 of the Scope of Work document.
     However, the staffing information required for the construction of the plant is not available from the EPC
     Contractor as this time. The EPC Contract specifies the Contractor's responsibilities and warranties with respect to vendors and subcontractors. Since civil work is a major portion of the contract, Harbin will identify and owner will approve the Civil Contractor and other Substantial Contractors prior to starting the project as described in
     Article 2 of EPC Contract. Parsons Brinckerhoff believes the staffing of the project by the EPC Contractor will be adequately provided.

     Article 3 of the EPC Contract describes the Contractors responsibilities for engineering and construction of the project. China has a large supply of general labor. Harbin is expected to employ unskilled labor from within Luannan County, however, the skilled labors (welders, electricians, etc.), for the most part, will have to be provided by Harbin or their subcontractors. The skilled labor requirement should be available within the Tianjin-Tangshan-Beijing triangle.

11.2 EVALUATION OF THE  EPC CONTRACTOR'S EXPERIENCE

     HPE is a well known Chinese power contractor and has both international and domestic experience in manufacturing and installing equipment for similar power generation projects. HPE's technical brochure includes 16 coal fired power plants in its list of Chinese achievements. HPE has supplied main or all equipment and provided technical services for these
     plants.   Of  these 16, Pingwei, Zhujiang,  Tieling,  Mawan,
     Shuangyashan,  Diaquing  and Dengfeng  power  stations  were
     completed  as  turnkey  projects.   Additionally,  HPE   has
     completed international power plant installations on a turn-key basis in Pakistan at Guddu, Jamshoro and Kotri; Angat Hydraulic, Philippines; and Hiep Phuoc, Viet Nam.

     The No. 2 Hebei Power Construction Company (2HPCC) has been selected by HPE to be the construction subcontractor for the Luannan Thermal Power Plant. 2HPCC has completed the construction of No. 1 unit at the 1200 MW Hengshui Power Plant in December, 1995. This first unit, 300 MW coal-fired, was completed in 24 months. In addition to the facilities visited at Hepo and Hengshui, 2HPCC has completed power plants and cogeneration plants at 8 other locations in China during the last 10 years.

     Portions of the project will be subcontracted out to local contractors. Owner has given the EPC Contractor a Limited Notice to Proceed and has allocated the necessary expenditures to cover this preliminary work. Given HPE's track record, We believe they have the ability to follow the Chinese construction standards and enough capacity and manpower to complete the project as the EPC contractor and meet the performance and schedule requirements of the EPC Contract.

11.3 EVALUATION OF EPC CONTRACT TERMS

     The Liquidated Damages (L.D.s) are capped at 35% of the contract price plus 10% retention. The total of 45% is the largest known percentage from a Chinese contractor compared to the customary 10% total. The terms in the irrevocable bank guarantee (letter of credit) are strong enough to cover the interest and penalty risk of Owner.

     In addition, a performance bond in the form of the Parent Guarantee will be issued by the parent corporation of the EPC Contractor. The terms in the guarantee are suitable to replace the bid security with given assumptions that (1) the parent company has enough assets, (2) the Chinese government will allow such a flow of money when due, and (3) Changes are regulated and managed.

     The contract has the necessary clauses and is comparable to the other turnkey projects in the US. The EPC contracts in China are more rigorous than in the US on the government approvals, design stages, and guarantee issues, and less rigorous on environmental issues. With the arbitration location outside of China for disputes over $1,000,000 US, the risks of Owner are limited. The China factor becomes important when the laws and regulations change and there is no contract clause to effectively protect the Owner.

     Parsons Brinckerhoff believes the EPC Contract has adequate protection for the Owner in terms of L.D.s, Parent Guarantee and other requirements.

12.0 FINANCIAL PERFORMANCE ASSESSMENT

     We have reviewed the financial assumptions and projections with respect to the Plant's performance and revenue-generating capability and the operating, maintenance and capital costs of the Project. This chapter contains the financial analysis based on such assumptions and a discussion of their reasonableness.

     The Project will be composed of four separate joint venture companies. Each has its distinct scope of business and asset ownership of the Project. However the financial performance of the Project is presented as a consolidated entity, since the payment and performance obligations of each joint venture company under their shareholder loan agreement will be cross-guaranteed by the other joint venture companies. This chapter will include a section on the operating results of each of the four joint venture companies.

     Among the many assumptions that are critical to the financial viability of the Project are the level of power production, power tariffs, capital costs, operating expenses, maintenance costs, reserve requirements, and tax rates. On the basis of such assumptions, we have prepared a pro forma statement to forecast the operating revenues and expenses, net income, and cash flow of the Project on an annual basis throughout the contract period.
     This chapter includes the following sections:

          - level of power production
          - power tariffs
          - review of project costs
          - review of operating expenses
          - review of reserve requirements
          - the financing plan
          - consolidated operating results -- base case
          - summary of sensitivity analysis
          - individual joint venture companies operating  results
            -- base case

12.1 LEVEL OF POWER PRODUCTION

     The financial analysis is based on the assumption that the NCPGC will purchase electricity and the Luannan County customers will purchase thermal energy produced by the Plant. The contractual terms of power purchase and sales agreement are thus used as the basis of power production projections in the analysis.

          12.1.1    Power Purchase Agreement

          We reviewed the Power Purchase Agreement dated September 1995. The Agreement provides for the sale of electric energy generated by the Plant for the contract period of 20 years. The key provisions as defined in the Agreement are summarized as follows, which then become important assumptions used in projecting power output from the Plant:

          - The Power Purchase Agreement establishes a commercial operation period of 20 years for the Plant. The Joint Venture Companies are responsible for the operation and maintenance of the Plant during the contract period.

          - Starting on the Commercial Operation Date and throughout the 20-year term, subject to the limitations on the gross generation levels, the Joint Venture Companies agree to sell, and NCPGC agrees to purchase and take, all electric energy delivered to NCPGC from the Plant. The gross generation levels in different time periods, subject to adjustments agreed by both parties, are presented in Table 12.1. We believe that the Plant operating assumptions presented in Table 12.1 are reasonable and that the Project will be capable of achieving these parameters throughout the 20-year term of the Power Purchase Agreement.

          - The Joint Venture Companies will be paid for the delivered electric energy at or over the minimum output level during the Peak Hours at the applicable energy price. NCPGC is required to purchase the electricity output below the maximum levels as specified in Table 12.1 during the Non-Peak and Trough hours.

          - The Agreement specifies that the cumulative annual overhaul outage for the Plant, including the forced outages, will not exceed 55 days. Outages will be calculated on an actual time elapsed basis. During the 55 days, the Joint Venture Companies will not be penalized for the failure to produce or deliver electric energy. As a result of this agreement, this financial analysis assumes that the Plant will run 310 days each year to generate and deliver electricity to NCPGC. It is reasonable to expect the Project will be capable of meeting this 310 day requirement throughout the 20-year term of the Power Purchase Agreement.

           Table 12.1     Plant Operating Assumptions

                         PEAK HOUR   NON-PEAK    TROUGH      TOTAL
                                     HOUR        HOUR

        Contractual      minimum     maximum     maximum     1,800,000
        Gross            800,000     520,000     480,000
        Generation           kWh         kWh         kWh       kWh
        Limit/Day

        Plant Gross          116MW       100MW       100MW       --
        Output
        Capacity

        Percent Load         100%         65%         60%         --

        Load Loss            8.5%        8.5%        8.5%        --
        Factor

        Net Output       106,140       59,475     54,900      220,516
        (kW)

        Average                8            8          8           24
        Hours/Day

        Net Output/Day   849,120      475,800    439,200      1,764,120
        (kWh)            (above       (below      (below
                         contrac-     contrac-   contrac-
                         tual          tual      tual
                         minumum)     maximum)   maximum)

        Annual Running       310          310        310            310
        Days

        Annual Net       263,227      147,498    136,152        546,877
        Output             MWh          MWh         MWh          MWh*

        Steam Output          47           47         47        349,680
                         tons/hour   tons/hour   tons/hour     tons/year
                             310          310        310
                         days/year   days/year   days/year

        Heat Output           36           36         36        131,400
                         tons/hour   tons/hour   tons/hour     tons/year
                               5            5          5
                         months/       months/   months/
                           year         year      year

        *:  Equivalent to 100 MW for 5,469 hours.

          This Report contains a separate review of the operational capacity of the Plant in Chapter 6, which verifies the Joint Venture Companies' ability to meet the terms of the Power Purchase Agreement to produce and deliver power as scheduled.

          Based on the contractual commitments set forth in the Power Purchase Agreement and the technical assessment of the Plant's operating performance, the Plant Operating Assumptions presented in Table 12.1 are used to calculate the annual electricity power output, which remains constant throughout the 20-year contract period.

          12.1.2    Heat Sale Agreement and Assumptions

          The Joint Venture Companies will sell thermal energy of industrial steam and district heat to Luannan County and other local industries.

          A Steam Heat Supply Agreement for hot water consumption was signed in October 1996 by the Luannan County Heat Company and the Joint Venture Companies. The Agreement specified that the County Heat Company will purchase a minimum of 362,518 gigajoules per year, or about
          131,400  tons  of hot water per year,  from  the  Joint
          Venture   Companies  for  consumption  by   the   local
          residents.

          Table  12.2  lists the steam customers who have  signed
          individual  heat  supply  agreements  with  the   Joint
          Venture Companies and specified their requests for steam consumption levels:

         Table 12.2     List of Thermal Energy Customers

             Name of Customer        Use in Summer   Use in Winter
                                     (metric tons /  (metric tons /
                                     hour)           hour)

          1  Tangshan Shanfeng              6             0
             Fodder Co.
          2  Paper Board Factory  of       28            30
             Yiteng Paper Co.
          3  County Textile Mill            4             5
          4  County   Canned    Food        4             5
             Factory
          5  County  Asbestos   Tile        7             8
             Factory
          6  Seal Fodder Factory            6             0
             Total  Steam  Requested    55 tons        48 tons
             Per Hour:

          The Plant's design heat energy output, according to the "Feasibility Study on Luannan Thermal Power Plant" by Hebei Electric Power Design Institute dated October 1994, is an average of 47 tons of steam and 36 tons of district heat per hour. The design steam output of 47 tons per hour would be less than the requested total amount specified in the heat supply agreements. However, the Joint Venture Companies will not be obligated according to the agreements in place to provide the full amount of requested thermal energy. There are no punitive damage provisions in the heat sale agreement if and when the Joint Venture Companies deliver thermal energy below the requested amount.

          It is therefore reasonable to assume in the financial analysis that the Plant will provide as much as 47 tons per hour of steam for 310 days per year, and 36 tons per hour of heat for 5 months of winter each year. At this level of steam and heat production, the Project should be able to produce the 106 MW of output during peak hours. The financial analysis also assumes that this level of thermal energy production will remain constant throughout the contract period.

12.2 POWER TARIFFS

          12.2.1    Planned Wholesale Electric Energy Price

          The electricity prices used in the financial analysis are based on the Planned Wholesale Power Price that was proposed by the Joint Venture Companies for the Project financial evaluation purposes and agreed to by the Tangshan Municipal Price Bureau (the Pricing Approval Authority), as specified in the Power Purchase Agreement. The Pricing Approval Authority also accepted the Joint Venture Companies' proposed pricing formulae to adjust the Planned Wholesale Power Price in the future to reflect changes in the cost adjustment factors in order to mitigate the Project's exposure to inflation and currency risks.

          Based on the estimated production cost, plus tax and a profit margin that is set by the Chinese government regulations on joint-venture developments, the Joint Venture Companies estimated the Planned Wholesale Power Price in 1995 cost by using the following cost categories:

     Table 12.3     Cost Components for Wholesale Power Price

A.   Unit Generation Cost
     --   Direct Material Costs (including depreciation on
          plant and equipment)
     --   Direct Labor Costs
     --   Management Costs
     --   Administrative Costs

B. Financial Expenses, including long term debt interest and working capital interest

C. Unit Reserves, including equipment maintenance & overhaul, welfare reserve for Chinese employees

D. Unit Taxes, including central and local taxes, real estate tax, and stamp tax

E. Unit Profit (Tax-affected), including return on equity, profit deferral & recovery, interest on profit deferral, and income taxes on profit.

          The estimated pre-VAT Planned Wholesale Price of 0.5126 yuan (6.0 US cents1) per kWh in 1995 cost was then increased to 0.5997 yuan (7.1 US cents1) per kWh to include  the  17  percent VAT.  Based  on  the  pre-VAT
          price, the financial analysis projects the Initial Wholesale Price for 1999 by using the following cost adjustment assumptions in the complex pricing adjustment formulae accepted by the Pricing Approval
          Authority:

          - Coal  Escalation  Assumption:   10%  annual  increase
            from 1995 to 2003, 4% annual increase from 2004 to 2018.

          - Chinese  Consumer Price Index Assumption:   10%  from
            1995  to 2003, 6% from 2004 to 2008, 4% from 2009  to
            2018.

          - US$  Exchange  Rate Assumption (US  dollar  to  RMB):
            1:8.5 from 1995 to 2018, which was consistently used throughout the projections.

          - US  Inflation  Adjustment  Assumption:   3.0%  annual
            increase from 1995 to 2018.

          - Total Investment Cost Adjustment, which represents a one-time adjustment factor for the difference between the estimated total investment cost of $105 million as agreed in the Power Purchase Agreement and $119 million as the final project cost presented in the Offering Circular.

          Other cost adjustment factors include profit deferral / recovery adjustment and interest on profit deferral adjustment. These two adjustment methods were proposed by the Joint Venture Companies and agreed to by the Pricing Approval Authority in the Power Purchase Agreement in order to stabilize power price throughout the contract period. The pre-VAT Initial Wholesale Price, based on the above cost adjustment assumptions, is projected to be 0.6320 yuan (or 7.4 US cents1) per kilowatt hour in 1999, the first year of commercial operation.

          In this analysis, the projected pre-VAT energy sale prices are compared with other power tariffs in China that were made available to the Engineer. The existing research, without giving detailed information, indicates that electricity tariffs in China had been set artificially low by the central, provincial and local governments2,3, as illustrated in Table 12.4:

   Table 12.4     China's Electricity Prices in International
                            Context4

      (US cents/kWh at current exchange rates, 1994 - 1995)
               New Plant           3.5 cents per kilowatt hour
               Beijing                            3.3 - 6.4
               Shanghai                                 5.0
               Guangdong IPPs                     7.5 - 9.0
               Average China                            2.6
               Average OECD Countries                   8.1
               Luannan 1995 Wholesale Price             6.0
               Luannan Projected 1999 Initial Price     7.4

          Although the Project's pre-VAT energy prices (6.0 US cents in 1995 and 7.4 US cents in 1999) are higher than most other rates currently reported for plants in China, it is lower than that reported for some Independent Power Plants (IPPs, or foreign invested power projects) in Guangdong Province in southern China and certainly lower than that of the developed countries in the Organization for Economic Cooperation and Development.

          Similarly high rates have been reported even within the North China Power Grid. As an innovative method to regulate power consumption, time-of-use tariffs were employed in Hebei Province, within which the Plant is located. According to the 1995 James Dorian report, the highest rate charged during peak times since November 1994 was 6.4 cents per kilowatt hour. Meanwhile, tariff controls have been eliminated for electricity sales by power plants that are foreign built or financed to attract foreign investment. The independent author concluded that the potentially large private investments will only occur with electricity prices being at least double the present levels of about 3 US cents per kWh. James Dorian also quoted a Taiwan publication in estimating the economic cost to the power consumers of about 17 cents per kWh for shortages throughout China on average, which is more than double the Plant's Initial Planned Price of 7.4 cents for 1999. The Project's electricity sale prices, increasing from 7.4 US cents per kilowatt hour in 1999, to 11.1 in 2009 and 12.4 in 2018 should not be viewed as unreasonable and unacceptable in the context of chronic power shortage in China, particularly in the rapidly developing region of Beijing-Tianjin-Tangshan.

          12.2.2    Future Price Adjustments and "Passthrough"
                    Provisions

          During the contract period, the Joint Venture Companies are authorized by the Power Purchase Agreement to apply for price adjustments for approval by the Pricing Approving Authority. The Joint Venture Companies will propose cost adjustments based on the price adjustment formulae to provide for parity of the escalation of the operating expenses to the revenues. This contractual arrangement ensures a "passthrough" of the potential cost escalation to the energy purchasers. In other words, the energy price will go up or down, depending on the changes in the various cost items in the future. For example, if the Chinese Consumer Price Index (CPI) goes up, the energy price will go up by the weighted adjustments of the CPI factor applicable to the construction capital costs and the Chinese O&M costs, thus the energy sale revenues will be increased to offset cost increases based on the Chinese CPI.

          Thirty days prior to the Commercial Operation Date, the Joint Venture Companies will apply for an Initial Wholesale Price to be adjusted from the 1995 Planned Wholesale Price. The Pricing Approval Authority will review the application for accuracy in the employment of the price adjustment formulae. Upon approval by the Authority before the Commercial Operation Date, the Initial Wholesale Price will become the "Price for Electric Power Delivered". All future price adjustment applications will be processed in the same manner.

          12.2.3    Heat Sale Price Agreement

          The Pricing Approval Authority reviewed the Joint Venture Companies application for heat sale price, and agreed to set the base heat sale price as 15 yuan per gigajoules, equivalent to $5.39 per metric ton of industrial steam and $4.99 per metric ton of district heat in 1995 cost. The Price Bureau requests the Joint Venture Companies to obtain the approval of the actual heat sale price prior to the commercial operation. Because there is no complex pricing formulae set up for heat sale as that for electricity power price, this financial analysis conservatively adjusts the base heat sale prices by 50 percent of the projected Chinese CPI annual changes.

          12.2.4    Interconnection and Loan Agreements

          The NCPGC and the Joint Venture Companies signed the General Interconnection Agreement on September 22, 1995 in which both parties agreed to interconnect the Plant to the Beijing-Tianjin-Tangshan Regional Grid. The Loan Agreement of February 10, 1996 as amended sets forth the terms under which the Joint Venture Companies will lend through the required intermediate lending institutes to the NCPGC 83,693,260 yuans (equivalent to $10.1 million) for the construction of the Transmission Line which includes the designated inflation costs specified in the Loan Agreement. In addition, NCPGC will be required to pay the Joint Venture Companies approximately $2.1 million for capitalized interest which will be added to the principal of the loan during the construction period. The NCPGC is obliged by the contractual terms to annually repay the Joint Venture Companies the loan principal and accrued interest over the period of 10 years in mortgage style. It is therefore reasonable to assume that the Joint Venture Companies will receive the principal and interest payments immediately following the Commercial Operation Date of the Plant. The Loan Agreement requires the repayment to be made in US Dollars. This pro forma analysis conservatively assumes loan repayments will be made from RMB revenues, which will be converted to US dollars, and thus may be subject to convertibility limitations and RMB devaluation risks, because of the existing regulatory limitations on NCPGC to repay loans in US Dollars. A sensitivity test of RMB devaluation is presented in Section 12.8.

12.3 REVIEW OF PROJECT COSTS

     The project costs listed in Table 12.5 address major categories of expected costs to implement the Project. The costs associated with each category are reasonable. The total budgeted amount represents a realistic and attainable project cost as provided in Table 12.5. Remarks and explanations are additionally provided.
              Table 12.5     Project Cost Estimates
_________________________________________________________________

                EPC Contract Allocation:

                Thermal System                    $22,483,000
                Coal Handling System                 $924,000
                Ash Handling System                $2,449,000
                Water Treatment System             $1,528,000
                Feedwater System                   $3,390,000
                Electrical System                  $5,239,000
                I&C Systems                        $2,893,000
                Service Water System                 $155,000
                Auxiliary Plant Systems            $1,156,000
                Equipment Structures &            $11,087,000
                Buildings
                Site Infrastructure &              $4,185,000
                Civil Work
                Miscellaneous Buildings            $1,654,000
             Subtotal   for  Systems   and        $57,143,000
             Equipment
             Start-up & Testing                      $960,000
             Engineering & Design                    $840,000
             Construction Support                  $1,681,000
             EPC Costs Escalation                  $1,113,450
             EPC Contingency                       $3,001,830
             EPC    Contract    Allocation        $64,739,280
             Total(1)

             Transmission Project: (2)            $10,083,525
             Steam & Heat Network: (3)             $2,912,048
             Builders Risk Insurance                 $819,000
             Total Construction Costs             $78,553,855
             Land Use Rights: (4)                  $5,378,715
             Water Use Rights: (4)                   $361,446
             Engineering Costs:                    $1,950,000
             Interest  During Construction        $13,330,000
             (5)
             Financing & Legal Costs:              $4,350,865
             Project Management Costs:             $3,700,000
             Fuel,  Spare  Parts  &  Other         $2,750,000
             Equip. (6):
             Debt Service Reserve                  $4,000,000
             Project Contingency: (7)              $4,380,120

             Project Total:                      $118,755,000

          Most project costs listed above are US dollar denominated, however, for steam and heat network, land and water use rights, and transmission line which are denominated in RMB, an exchange rate of US $1 = RMB
          8.30 was used.
________________________________________________________________

Notes:

(1) EPC Contract Allocation: Based on PB experience with other projects in China, the allocation is reasonable. The turn-key contract scope will be completed with Harbin Power Engineering Co. LTD at approximately $64.7 million, including an escalation of $1.1 million per EPC Contract Amendment No. 3, and a contingency of $3.0 million.

(2) Transmission Project: Funds are allocated for interconnection with the North China Power Grid as a loan to the North China Power Group Company. The quantity was established and requested by the NCPGC and indicated in the Loan Agreement by NCPGC.

(3) Process Steam and Heat Network: Funds are allocated for a steam and hot water system to provide process steam and hot water to local industrial and a residential heating loop.
     The cost quoted was established by the municipality.

(4) Land and Water Use Rights: Land and water well use rights payments will be made to area agencies for property and rights of way. Property rights must be for the plant, ash pond, ash slurry pipeline and associated service roads. The prices have been negotiated with and agreed to by the area officials.

(5) Interest during construction for Shareholder Loans is based on an average interest rate of 12% per year.

(6)  The  total  of  $2,750,000 for Fuel,  Spare  Parts  &  other
     Equipment is within the anticipated range of allocations for other projects similar in size and technology.

(7) The Joint Venture Companies allocated $4.4 million as project contingency. The total contingency of $7.4 million including the $3.0 million EPC Contract construction contingency, equivalent to 6.2% of total project cost, is adequate based on market uncertainties in material costs, labor, and equipment availability as well as other fluctuating cost factors inherent in China's expanding economy.

We have reviewed both construction draw-down schedule and the milestone activity provided in the EPC Contract and believe that both are reasonable and achievable.

12.4 REVIEW OF OPERATING EXPENSES

A comparison was made between the annual fuel and operation and maintenance cost of the proposed plant and the same expenditures for similar US plants. This comparison is based on 1995 dollars and was made to review the projected production expenses. The average of five years production costs as recorded by the Utility Data Institute for twelve coal-fired power plants of approximately 120 MW size in the US are used in the comparison below:

                  PRODUCTION COST COMPARISON

  Description    Luannan       Average of     High/Low of
                 Thermal       US Plants      US Plants
                 Power Plant

  O&M Cost       12.20         11.94          25.16/4.24
  $/Net MWhr
  Fuel Cost      12.20         18.39          25.57/8.30
  $/Net MWhr



12.5 REVIEW OF RESERVE REQUIREMENTS

     This section describes the various reserve requirements and assesses the adequacy of the reserve estimates made by the Joint Venture Companies.

     12.5.1    Equipment Maintenance & Overhaul Reserve

          An estimated overhaul cost of $1,000,000/turbine provided by Siemens for a similar international project was used in this estimate. Additionally, "Combustion", a periodical by Combustion Engineering, Inc., a division of ABB, lists $8.75/kW to $13.00/kW as industry standards used for determining system reserve margin. An average of $10.875/kW was used for this estimate giving a reserve margin of $1,087,500. The methodology used to determine the reserve figure and the allocated cost appears reasonable and justifiable for this project.

          To maintain the productive capacity and operational efficiency of the Plant during the 20-year period, the overhaul reserve will begin to be funded in the first year of operation and be fully funded with $3.0 million in the fourth year of operation. Expenses to cover major overhaul activities will be drawn from the reserve, towards which additional deposits will be made to maintain the $3.0 million fund each year which is reflected in the pro forma projection.

          12.5.2    Debt Service Reserve

          The off-shore debt service reserve will be funded with $4 million before the Commercial Operation Date as part of the total project cost. The reserve will be credited towards equity accounts at the end of the Shareholder Loans' 10-year term.

          12.5.3    Welfare Reserve for Chinese Employees

          A deposit of 10 percent of the total annual wages for Chinese employees is funded in the welfare reserve each year, as required by the Chinese Joint Venture law. For the 500 Chinese workers employed at the Plant, this reserve would have about $157,700 by end of 2000 and $5.8 million at the end of the contract period.

          12.5.4    Other Chinese Reserve Requirements

          The Chinese Joint Venture law requires two other after-tax reserves to be set up by the Joint Venture
          Companies: the General Reserve Fund and the Enterprise Expansion Fund. Each reserve is funded at the sole discretion of the JV Cos.' Board of Directors and is expected to be funded with approximately 50,000 RMB per year. Each reserve would have about $5,900 by end of 2000 and $118,000 at the end of the contract period.

12.6 THE FINANCIAL PLAN

          12.6.1    Estimated Sources and Uses of Funds

          The Joint Venture Companies projected the uses and sources of funds for the development of the Project. The sources for the project total cost of $118.8 million would be $47.5 million from equity contributions and $71.3 million of Shareholder Loans from Pan-Western. The equity contributions by the Luannan County would largely be in the form of land and sites required for the Project development. The total construction costs of $78.6 million would be the largest user of the funds. The interest payment during construction is $13.3 million. Table 12.6 summarizes the estimated sources and uses of funds as proposed in the Financial Plan.

       __________________________________________________________

            Table 12.6     SOURCES AND USES OF FUNDS
                     (1996 US$ in thousands)

                                           Funds         Percentage of
                                                        Sources or Uses
             Sources
             Sponsor Equity                $  47,502          40.0%
             Contributions
             --  Panda Contribution           41,762          35.2
             --  Luannan County                5,740           4.8
             Contribution
             Pan-Western Shareholder          71,253          60.0
             Loan Proceeds

             Total Sources of Funds         $118,755         100.0%


             Uses
             Construction Costs              $78,555           66.2%
             -- Harbin EPC Contract           64,739           54.6
             -- Transmission Line             10,084            8.5
             Project Loan
             -- Steam & Heat Network           2,912            2.4
             -- Builder's Risk Insurance         819            0.7
             Land & Well Costs                 5,740            4.8
             Engineering Costs                 1,950            1.6
             Interest During                  13,330           11.2
             Construction
             Financing & Legal Costs           4,351            3.7
             Project Management Costs          3,700            3.1
             Fuel,  Spare Parts &  Other       2,750            2.3
                Equip.
             Reserves & Contingency            8,380            7.1

             Total Uses of Funds            $118,755          100.0%

          Most project costs listed above are US dollar
     denominated, however, for steam and heat network, land and water use rights, and transmission line which are
     denominated in RMB, an exchange rate of US $1 = RMB 8.30 was used.
   ___________________________________________________________

          12.6.2    Shareholder Loan Assumptions

          The Pan-Western Shareholder Loans, $71.3 million in total, were amortized by a variable method in this financial analysis. The loan is amortized over the debt term of 10 year at the annual interest rate of 13.89%. The total principal and interest payment each year is approximately $13.5 million. Other assumptions used in the Financial Plan include:

          - Debtors
            JV1 - Tangshan Panda Heat and Power Co., Ltd.
            JV2 - Tangshan Pan-Western Heat and Power Co., Ltd.
            JV3 - Tangshan Cayman Heat and Power Co., Ltd.
            JV4 - Tangshan Pan-Sino Heat Co., Ltd.
          - Aggregate Principal Amount
            $71,253,000, payable semi-annually
          - Interest Rate
            13.89% per annum
          - Maturity
            2009

          12.6.3    Repayment of Pan-Western Shareholder Loans

          The repayment of the $71.3 million Shareholder Loans is the obligation of the four joint venture companies that make up the Project. The four joint venture companies are required, under their shareholder loan agreements, to distribute their cash flow available for debt service to the repayment of the annual principal and interest payment of approximately $13.5 million.

12.7 CONSOLIDATED OPERATING RESULTS -- BASE CASE

     We have reviewed the estimates and projections of the operating capabilities of the Plant, the estimates of capital and operating costs for the Project, the estimated debt service requirements, and the estimated depreciation and taxes payable by the JV Cos. On the basis of such data, we have compiled a pro forma summary table (Exhibit 12-
     1) to project the consolidated operating results of the four joint venture companies as in the base case. The results of sensitivity analysis will be summarized and presented in
     Section 12.8. An exchange rate of US $1 = RMB 8.50 was used consistently throughout the projections.

          12.7.1    Operating Revenues

          The annual electric energy output is assumed to be 546,877 MWh, which is conservatively assumed to remain constant throughout the contract period. We believe this output is achievable and that there is a possibility that the annual output might exceed this level, since the Plant can sell more power to the NCPGC to meet high demand during the peak period without any penalty, and the Joint Venture Companies expect the Plant to incur less than 55 days of overhaul outage each year. The pre-VAT unit sale price of 7.4 US cents per kilowatt hour in 1999 gradually increases to 11.1 cents per kilowatt hour in 2009 and to 12.4 cents in 2018. The annual electric energy revenue thus grows from $42.9 million in 2000, to $60.7 million in 2009, and to $67.7 million in 2018.

          The heat energy operating revenue is determined by the amount of steam and heat to be delivered by the Plant to the local thermal energy users. Based on the design capacity of the Plant as presented in the Feasibility Study by the Hebei Electric Power Design Institute (see
          Section 12.1.2), this financial analysis conservatively assumes that the annual output would be about 350,000 metric tons of industrial steam and 131,400 metric tons of district heat. We believe these output levels are reasonable based on the assumed annual electric energy output assumptions listed above. Both output levels also conservatively remain constant throughout the operating period. At the sale prices of $6.55 per ton for steam and $6.07 per ton for district heat in 1999, the total annual thermal energy revenue is estimated at $3.2 million in 2000, $4.4 million in 2009, and $5.3 million in 2018.

          The operating revenues also include the transmission loan interest payments from the NCPGC at an estimated interest rate of 12.0% per year. The total interest payment from the transmission loan over its ten-year term is about $9.4 million.

          The on-shore reserves are conservatively assumed to earn interest revenues at a reinvestment rate of 5 percent per annum. The on-shore interest earning accounts include the overhaul reserve, Chinese Employee Welfare Reserve, Chinese General Reserve, Chinese Enterprise Reserve, and the un-distributable cash account. The total interest earnings from on-shore reserves is about $20.9 million.

          The total operating revenue estimated for the contract period is about $1,265 million.

          12.7.2    Operating Expenses

          The operating expenses assumed for the Plant's operation include the costs to deliver coal, water costs for both water usage and water treatment, supplies and spare parts, utilities, labor, administration costs, and real estate and stamp taxes. The cost categories are affected by the projected annual increases in Chinese CPI and coal escalation factors from 1999 to 2019 as presented in Section
          12.2.1. Exhibit 12-1 shows that the annual total operating expenses will be about $19.4 million in 2000, $31.8 million in 2009, and $44.7 million in 2018. In each year, 50 percent or more of the annual operating cost is required to purchase and deliver the coal. The next biggest item of expense is the labor and management cost. We believe these operating expense assumptions are reasonable.

          The total operating expenses estimated for the contract period is about $642.0 million.

          12.7.3    Depreciation and Taxes

          As estimated by the Joint Venture Companies, the depreciable basis for the Project is 90% of $102.7 million of equipment, buildings and depreciable land (built-upon land that is allowed for depreciation by Chinese laws), accounting for approximately 86% of the total project cost. Book depreciation is straight-line method over the 20-year period, with an assumption that buildings and land will depreciate on a 20-year basis, and the equipment will depreciate on a twelve-year basis. The annual depreciation, a deductible expense for tax purposes, is approximately $7 million to $8 million from 2000 to 2011, $5 million in 2012, and $2 million to $1 million from 2013 to 2018. The depreciation schedule and taxes payable to the local and federal government as reflected in the pro forma was estimated by the Joint Venture Companies based on the advice of their Chinese accounting and legal counsels. The advisors had provided a separate report to the Joint Venture Companies on current Chinese laws and regulations applicable to a Sino-foreign venture such as the Project.

          12.7.4    Discussion of Debt Coverage Ratios

          To calculate the Pan-Western Shareholder Loan debt service coverage ratios, Exhibit 12-1 presents the income statement and cash flow statement for the Project during the payment period of the Shareholder Loans. The net income after tax will fund the Chinese Employee Welfare Reserve, the Chinese General Reserve, and the Chinese Enterprise Expansion Reserve, as
          required by the Chinese Joint Venture law. This financial analysis also assumes that NCPGC will meet the requirements of the Interconnection and Loan Agreements and pay to the Joint Venture Companies the annual principal payments on the Transmission Project Loan. The total after-tax cash flow available for debt service increases from $28.7 million in 2000 to $30.3 million in 2008.

          On the basis of our financial analyses of the proposed Project and the assumptions set forth in this Report, we are of the opinion that, in the base case, the projected operating revenues are adequate to pay the projected operating and maintenance expenses and to provide an average of 2.19 and minimum of 2.02 after-tax annual debt service coverage for the Shareholder Loans during the payment period. The lowest coverage ratio of 2.02 occurs in the first year of repayment period.

          12.7.5    Distribution to Pan-Western Equity Account

          After the payments of debt services and funding for overhaul reserve, the Joint Venture Companies calculated the un-distributable cash flow, which reflects the difference between Net Distributable Earnings and Net Cash Flow, plus interest and reserve income from the off-shore debt service reserve account. The remaining cash flow after adjustment for the un-distributable cash flow is cash flow distributable to equity accounts. As shown in Exhibit 12-1, cash flow to Pan-Western equity account totals $321.6 million for the contract period.


12.8 SUMMARY OF SENSITIVITY ANALYSIS

     Five sensitivity cases were run in order to test the viability of the Project under operating assumptions different from the base case. Case I assumes the Plant would generate 102 MW, instead of 106 MW of net output. Case II assumes an annual devaluation of 5 percent for RMB throughout the contract period. Case III assumes a higher annual Chinese CPI change rates, and Case IV assumes a lower Chinese CPI change rates throughout the contract period. Case V assumes a higher coal escalation factor throughout the contract period. As shown in the following table, changes in the selected operating assumptions did not yield minimum and average debt coverage ratios significantly different from that in the base case.




SUMMARY OF SENSITIVITY ANALYSIS
                                               Minimum Debt  Average Debt
                                                 Coverage      Coverage
Base Case                                          2.02          2.19

Case I    102 MW net output                        1.98          2.15
          (base case:  106 MW)
Case II   RMB devaluation = 5 percent / year       2.01          2.20
          (base case:  0 percent)
Case III  Higher Chinese CPI change per year:      2.12          2.64
          20% from 1995 to 2018
Case IV   Lower  Chinese CPI change per year:      1.95          2.02
          0% from 1995 to 2018
Case V    Coal  escalation factors:  20% from      2.02          2.19
          1995 to 2018




12.9 INDIVIDUAL JOINT VENTURE COMPANIES OPERATING RESULTS -- BASE CASE

     For information purposes this section highlights the business make-up and operating results of the four joint venture companies. It should be noted that the assumptions and the consolidated pro forma presented in previous sections should be regarded as the best financial indicators for the Project as a whole, since the payment and performance obligations of each joint venture company under their shareholder loan agreement will be cross-guaranteed by the other joint venture companies.

     The joint venture companies' share of the Project's scope of business and asset ownership is reflected in the following chart:

       Scope of Business                 Assets

 JV1  Unit 1 thermal system ,            -- Boiler, precipitator & other
      manufacturing and sale of          ancillary equipment.  Steam
      electricity, sale of its           turbine, generator, transformer
      products & services at a           & switch gear, control system,
      profit, 1 x 50 MW.                 coal handling system.

 JV2  Unit 2 thermal system ,            -- Boiler, precipitator & other
      manufacturing and sale of          ancillary, equipment.  Steam
      electricity, sale of its           turbine, generator, transformer
      products & services at a           & switch gear, control system,
      profit, 1 x 50 MW.                 coal handling system.

 JV3  Manufacture & sell hot water       -- Water wells & water supply
      and steam to local heat            system, water storage systems,
      network.  Construction,            water treatment systems,
      management and operation of a      steam/water handling &
      water supply system and steam      condensing system, cooling
      and heat production facility.      towers, commercial steam
      Sale of its products & services    production system.
      at a profit.

 JV4  Distribution & sale of hot         -- Local steam and hot water
      water & steam to industrial &      distribution system, land,
      commercial markets.                social buildings, investment,
      Construction, management &         offsite ash-disposal land and
      operation of local steam and       ash slurry pipeline.
      hot water network.  Sale of its
      products and services at a
      profit.

     Each individual joint venture company's cash flow and income statements are presented in Exhibits 12-2 to 12-5. JV1 and JV2 in total collect 100% of electricity sales revenue. JV3 collects 50% of thermal energy sales revenue, while JV4 receives 50% of thermal energy revenue and 100% of the transmission line loan repayment from NCPGC. Each company also received 25% of the interest earnings on the on-shore reserves.

     The four companies are responsible for the operating expenses that correspond to their share of business scope and assets. Each company distributes net cash available, after paying all applicable expenses and taxes, for the repayment of the senior debt. After the debt service payment the remaining cash will become available for equity accounts.

_______________________________
1    Based on an exchange rate of US $1 = 8.50 RMB.
2    "Energy in China", James P. Dorian, Financial Times Energy
     Publishing, 1995.
3    "Financing China's Electricity", JS Adams, AMCD (Publishers)
     Ltd., England, 1996
4    "Financing China's Electricity", JS Adams, AMCD (Publishers)
     Ltd., England, 1996

1  EXHIBIT 12-1

2  CONSOLIDATED INCOME/
3  CASH FLOW STATEMENTS                                 1            2            3            4            5            6
4  -- BASE CASE                      UNITS           1999         2000         2001         2002         2003         2004
5                                              (5 months)
6  PERFORMANCE
7  Net Electrical Output            kw hrs/y  227,865,500  546,877,200  546,877,200  546,877,200  546,877,200  546,877,200
8  Net Steam Production             tons/yr       145,700      349,680      349,680      349,680      349,680      349,680
9  Net Hot Water Production         tons/yr        54,750      131,400      131,400      131,400      131,400      131,400
10
11 PRICING
12 Pre-VAT Electric Energy Price    US$/kw h        0.074        0.078        0.083        0.087        0.091        0.094
13 Steam Price                      US$/ton         6.552        6.879        7.223        7.584        7.963        8.202
14 Hot Water Price                  US$/ton         6.065        6.369        6.687        7.021        7.373        7.594
15
16 REVENUES
17 Electric Energy Revenue                     16,751,240   42,867,885   45,635,533   47,691,675   49,618,451   51,363,730
18 Steam Revenue                                  954,565    2,405,504    2,525,779    2,652,068    2,784,671    2,868,212
19 Hot Water Revenue                              332,079      836,840      878,682      922,616      968,747      997,809
20 T-Line Interest Payments from NCPGC            609,444    1,427,937    1,340,421    1,242,403    1,132,622    1,009,668
21 Interest Income (On-shore Reserves)                  0       92,694      262,613      410,447      570,687      652,861
22         TOTAL OPERATING REVENUES   US $     18,647,329   47,630,860   50,643,028   52,919,209   55,075,178   56,892,280
23
24 OPERATING EXPENSES
25 Coal Delivered                               3,978,244   10,502,565   11,552,822   12,708,104   13,978,914   14,538,071
26 Water Usage                                    139,831      369,154      406,069      446,676      491,344      520,824
27 Supplies, Spare Parts, Consumable              610,042    1,610,510    1,771,561    1,948,717    2,143,589    2,272,204
28 Utilities                                      129,185      341,049      375,154      412,670      453,936      481,173
29 Project Management Fees & Expenses             351,722      869,456      895,539      922,405      950,078      978,580
30 Other Labor & Management Costs               1,170,747    2,993,804    3,193,306    3,409,763    3,644,779    3,816,692
31 Administrative Costs                           993,056    2,514,639    2,655,863    2,807,901    2,971,738    3,098,415
32 Real Estate Tax                                 53,992      129,580      129,580      129,580      129,580      129,580
33 Stamp Tax                                        6,605       16,984       18,178       19,192       20,205       20,930
34         TOTAL OPERATING EXPENSES   US $      7,433,423   19,347,740   20,998,072   22,805,009   24,784,163   25,856,470
35
36 INCOME STATEMENT
37 EBITDA                                      11,213,905   28,283,120   29,644,956   30,114,200   30,291,015   31,035,810
38 - Depreciation                               3,013,732    7,256,393    7,312,643    7,345,456    7,376,706    7,449,417
39 - Interest on Shareholder Loan               4,123,438    9,552,356    8,982,045    8,334,616    7,599,642    6,765,283
40 EBT (PRE-TAX INCOME)                         4,076,736   11,474,371   13,350,267   14,434,127   15,314,667   16,821,110
41 - Local Income Taxes (Luannan)                       0            0        7,287        9,697       12,352      266,706
42 - Federal Income Taxes (China)                  25,451       99,978    1,110,573    1,228,020    1,333,873    2,667,060
43 NET INCOME                                   4,051,285   11,374,393   12,232,407   13,196,410   13,968,442   13,887,344
44 - Employee Welfare Res. (on-shore)              59,355      156,698      172,368      189,605      208,565      221,079
45 - General Reserve (on-shore)                     2,451        5,882        5,882        5,882        5,882        5,882
46 - E'prise Exp. Reserve (on-shore)                2,451        5,882        5,882        5,882        5,882        5,882
47       NET DISTRIBUTABLE EARNINGS   US $      3,987,028   11,205,930   12,048,275   12,995,041   13,748,112   13,654,501
48
49 CASH FLOW STATEMENT
50 Net Distributable Earnings                   3,987,028   11,205,930   12,048,275   12,995,041   13,748,112   13,654,501
51 + Depreciation                               3,013,732    7,256,393    7,312,643    7,345,456    7,376,706    7,449,417
52 + Interest on Shareholder Loan               4,123,438    9,552,356    8,982,045    8,334,616    7,599,642    6,765,283
53 + T-Line Principal Payments from NCPGC         289,406      729,302      816,818      914,836    1,024,617    1,147,571
54 NET CASH AVAILABLE FOR SHAREHOLDER LOAN     11,413,603   28,743,981   29,159,781   29,589,949   29,749,076   29,016,771
55 - Interest on Shareholder Loan               4,123,438    9,552,356    8,982,045    8,334,616    7,599,642    6,765,283
56 - Principal of Shareholder Loan              1,513,522    3,976,085    4,513,736    5,124,088    5,816,974    6,603,550
57 CASH FLOW AFTER SHAREHOLDER LOAN             5,776,643   15,215,540   15,664,000   16,131,245   16,332,461   15,647,939
58 +/- Debt Service Reserve (Off-Shore)                 0            0            0            0            0            0
59 +/- Overhaul Reserve (on-shore)             (1,087,500)  (1,165,800)  (1,249,738)    (996,962)  (1,000,000)    (926,768)
60                    NET CASH FLOW             4,689,143   14,049,740   14,414,263   15,134,283   15,332,461   14,721,170
61        UNDISTRIBUTABLE CASH FLOW              (702,115)  (2,843,810)  (2,365,988)  (2,139,242)  (1,584,348)  (1,066,670)
62         PAN-WESTERN DISTRIBUTION   US $      3,505,234    9,851,801   10,592,356   11,424,715   12,086,785   12,004,485
63      LUANNAN COUNTY DISTRIBUTION   US $        481,794    1,354,129    1,455,918    1,570,326    1,661,327    1,650,015
64
65 AFTER-TAX SHAREHOLDER LOAN COVERAGE
66 Debt service Coverage Ratio (DSCR)                2.02         2.12         2.16         2.20         2.22         2.17
67 Minimum DSCR                      2.02
68 Average DSCR                      2.19
1  EXHIBIT 12-1 (Continued)
2  CONSOLIDATED INCOME/
3  CASH FLOW STATEMENTS                                  7             8             9            10           11           12
4  -- BASE CASE                      UNITS            2005          2006          2007          2008         2009         2010
5
6  PERFORMANCE
7  Net Electrical Output            kw hrs/y   546,877,200   546,877,200   546,877,200   546,877,200  546,877,200  546,877,200
8  Net Steam Production             tons/yr        349,680       349,680       349,680       349,680      349,680      349,680
9  Net Hot Water Production         tons/yr        131,400       131,400       131,400       131,400      131,400      131,400
10
11 PRICING
12 Pre-VAT Electric Energy Price    US$/kw h         0.096         0.099         0.102         0.106        0.111        0.114
13 Steam Price                      US$/ton          8.448         8.702         8.963         9.232        9.416        9.605
14 Hot Water Price                  US$/ton          7.821         8.056         8.298         8.547        8.718        8.892
15
16 REVENUES
17 Electric Energy Revenue                      52,490,315    53,972,291    55,835,920    57,978,501   60,732,794   62,118,770
18 Steam Revenue                                 2,954,258     3,042,886     3,134,172     3,228,197    3,292,761    3,358,617
19 Hot Water Revenue                             1,027,744     1,058,576     1,090,333     1,123,043    1,145,504    1,168,414
20 T-Line Interest Payments from NCPGC             871,960       717,726       544,985       351,514      134,827            0
21 Interest Income (On-shore Reserves)             708,593       726,564       702,898       831,817      762,081      797,495
22         TOTAL OPERATING REVENUES   US $      58,052,869    59,518,043    61,308,309    63,513,072   66,067,968   67,443,296
23
24 OPERATING EXPENSES
25 Coal Delivered                               15,119,594    15,724,378    16,353,353    17,007,487   17,687,786   18,395,298
26 Water Usage                                     552,074       585,198       620,310       657,529      683,830      711,183
27 Supplies, Spare Parts, Consumable             2,408,536     2,553,049     2,706,231     2,868,605    2,983,350    3,102,684
28 Utilities                                       510,043       540,646       573,084       607,469      631,768      657,039
29 Project Management Fees & Expenses            1,007,937     1,038,175     1,069,321     1,101,400    1,134,442    1,168,476
30 Other Labor & Management Costs                3,997,517     4,187,745     4,387,899     4,598,529    4,764,395    4,936,354
31 Administrative Costs                          3,231,145     3,370,243     3,516,043     3,668,900    3,795,706    3,926,986
32 Real Estate Tax                                 129,580       129,580       129,580       129,580      129,580      129,580
33 Stamp Tax                                        21,478        22,139        22,924        23,801       24,858       25,512
34         TOTAL OPERATING EXPENSES   US $      26,977,904    28,151,153    29,378,746    30,663,300   31,835,715   33,053,111
35
36 INCOME STATEMENT
37 EBITDA                                       31,074,966    31,366,890    31,929,563    32,849,772   34,232,253   34,390,184
38 - Depreciation                                7,521,010     7,597,012     7,676,663     7,724,401    7,760,137    7,847,617
39 - Interest on Shareholder Loan                5,818,101     4,742,840     3,522,181     2,136,463      572,814            0
40 EBT (PRE-TAX INCOME)                         17,735,855    19,027,038    20,730,719    22,988,907   25,899,302   26,542,567
41 - Local Income Taxes (Luannan)                  282,583       304,204       332,133       369,316      776,979      796,277
42 - Federal Income Taxes (China)                2,825,826     3,042,039     3,321,328     3,693,165    4,156,112    4,257,354
43 NET INCOME                                   14,627,446    15,680,795    17,077,258    18,926,426   20,966,211   21,488,936
44 - Employee Welfare Res. (on-shore)              234,344       248,404       263,309       279,107      290,272      301,882
45 - General Reserve (on-shore)                      5,882         5,882         5,882         5,882        5,882        5,882
46 - E'prise Exp. Reserve (on-shore)                 5,882         5,882         5,882         5,882        5,882        5,882
47       NET DISTRIBUTABLE EARNINGS   US $      14,381,338    15,420,625    16,802,184    18,635,554   20,664,175   21,175,289
48
49 CASH FLOW STATEMENT
50 Net Distributable Earnings                   14,381,338    15,420,625    16,802,184    18,635,554   20,664,175   21,175,289
51 + Depreciation                                7,521,010     7,597,012     7,676,663     7,724,401    7,760,137    7,847,617
52 + Interest on Shareholder Loan                5,818,101     4,742,840     3,522,181     2,136,463      572,814            0
53 + T-Line Principal Payments from NCPGC        1,285,279     1,439,513     1,612,254     1,805,725    1,123,562            0
54 NET CASH AVAILABLE FOR SHAREHOLDER LOAN      29,005,728    29,199,990    29,613,283    30,302,143   17,570,401   29,022,906
55 - Interest on Shareholder Loan                5,818,101     4,742,840     3,522,181     2,136,463      572,814            0
56 - Principal of Shareholder Loan               7,496,490     8,510,173     9,660,929    10,967,290    7,070,163            0
57 CASH FLOW AFTER SHAREHOLDER LOAN             15,691,137    15,946,978    16,430,172    17,198,390    9,927,424   29,022,906
58 +/- Debt Service Reserve (Off-Shore)                  0             0     4,000,000             0            0            0
59 +/- Overhaul Reserve (on-shore)                (993,495)   (1,041,183)   (1,091,160)           (0)  (1,143,536)  (1,198,425)
60                    NET CASH FLOW             14,697,642    14,905,794    19,339,012    17,198,390    8,783,888   27,824,481
61        UNDISTRIBUTABLE CASH FLOW               (316,304)      514,831    (2,536,828)    1,437,164     (670,000)  (6,649,192)
62         PAN-WESTERN DISTRIBUTION   US $      12,643,491    13,557,191    14,771,802    16,383,626   18,167,108   18,616,458
63      LUANNAN COUNTY DISTRIBUTION   US $       1,737,847     1,863,435     2,030,383     2,251,928    2,497,067    2,558,830
64
65 AFTER-TAX SHAREHOLDER LOAN COVERAGE
66 Debt service Coverage Ratio (DSCR)                 2.18          2.20          2.25          2.31         2.30
67 Minimum DSCR                      2.02
68 Average DSCR                      2.19
1  EXHIBIT 12-1 (Continued)
2  CONSOLIDATED INCOME/
3  CASH FLOW STATEMENTS                                 13           14           15           16           17           18
4  -- BASE CASE                      UNITS            2011         2012         2013         2014         2015         2016
5
6  PERFORMANCE
7  Net Electrical Output            kw hrs/y   546,877,200  546,877,200  546,877,200  546,877,200  546,877,200  546,877,200
8  Net Steam Production             tons/yr        349,680      349,680      349,680      349,680      349,680      349,680
9  Net Hot Water Production         tons/yr        131,400      131,400      131,400      131,400      131,400      131,400
10
11 PRICING
12 Pre-VAT Electric Energy Price    US$/kw h         0.108        0.111        0.113        0.116        0.118        0.121
13 Steam Price                      US$/ton          9.797        9.993       10.193       10.397       10.605       10.817
14 Hot Water Price                  US$/ton          9.070        9.251        9.436        9.625        9.818       10.014
15
16 REVENUES
17 Electric Energy Revenue                      59,024,783   60,526,304   61,982,143   63,394,575   64,765,964   66,098,766
18 Steam Revenue                                 3,425,789    3,494,305    3,564,191    3,635,475    3,708,184    3,782,348
19 Hot Water Revenue                             1,191,782    1,215,618    1,239,930    1,264,729    1,290,024    1,315,824
20 T-Line Interest Payments from NCPGC                   0            0            0            0            0            0
21 Interest Income (On-shore Reserves)           1,131,786    1,467,767    1,673,718    1,695,550    1,786,134    1,807,558
22         TOTAL OPERATING REVENUES   US $      64,774,140   66,703,993   68,459,982   69,990,329   71,550,305   73,004,496
23
24 OPERATING EXPENSES
25 Coal Delivered                               19,131,110   19,896,354   20,692,208   21,519,896   22,380,692   23,275,920
26 Water Usage                                     739,631      769,216      799,984      831,984      865,263      899,874
27 Supplies, Spare Parts, Consumable             3,226,791    3,355,863    3,490,097    3,629,701    3,774,889    3,925,885
28 Utilities                                       683,320      710,653      739,079      768,643      799,388      831,364
29 Project Management Fees & Expenses            1,203,530    1,239,636    1,276,825    1,315,130    1,354,583    1,395,221
30 Other Labor & Management Costs                5,114,633    5,299,468    5,491,104    5,689,794    5,895,804    6,109,407
31 Administrative Costs                          4,062,900    4,203,617    4,349,308    4,500,153    4,656,337    4,818,055
32 Real Estate Tax                                 129,580      129,580      129,580      129,580      129,580      129,580
33 Stamp Tax                                        24,832       25,540       26,244       26,944       27,643       28,342
34         TOTAL OPERATING EXPENSES   US $      34,316,327   35,629,926   36,994,428   38,411,825   39,884,181   41,413,647
35
36 INCOME STATEMENT
37 EBITDA                                       30,457,813   31,074,068   31,465,554   31,578,505   31,666,124   31,590,849
38 - Depreciation                                7,939,297    5,383,615    1,747,421    1,773,584    1,785,975    1,819,575
39 - Interest on Shareholder Loan                        0            0            0            0            0            0
40 EBT (PRE-TAX INCOME)                         22,518,517   25,690,453   29,718,133   29,804,921   29,880,149   29,771,274
41 - Local Income Taxes (Luannan)                  675,555      770,714      891,544      894,148      896,404      893,138
42 - Federal Income Taxes (China)                3,668,418    4,194,684    4,859,044    4,875,943    4,893,891    4,881,361
43 NET INCOME                                   18,174,543   20,725,055   23,967,545   24,034,830   24,089,853   23,996,775
44 - Employee Welfare Res. (on-shore)              313,958      326,516      339,577      353,160      367,286      381,978
45 - General Reserve (on-shore)                      5,882        5,882        5,882        5,882        5,882        5,882
46 - E'prise Exp. Reserve (on-shore)                 5,882        5,882        5,882        5,882        5,882        5,882
47       NET DISTRIBUTABLE EARNINGS   US $      17,848,820   20,386,774   23,616,204   23,669,906   23,710,802   23,603,033
48
49 CASH FLOW STATEMENT
50 Net Distributable Earnings                   17,848,820   20,386,774   23,616,204   23,669,906   23,710,802   23,603,033
51 + Depreciation                                7,939,297    5,383,615    1,747,421    1,773,584    1,785,975    1,819,575
52 + Interest on Shareholder Loan                        0            0            0            0            0            0
53 + T-Line Principal Payments from NCPGC                0            0            0            0            0            0
54 NET CASH AVAILABLE FOR SHAREHOLDER LOAN      25,788,117   25,770,389   25,363,625   25,443,490   25,496,778   25,422,608
55 - Interest on Shareholder Loan                        0            0            0            0            0            0
56 - Principal of Shareholder Loan                       0            0            0            0            0            0
57 CASH FLOW AFTER SHAREHOLDER LOAN             25,788,117   25,770,389   25,363,625   25,443,490   25,496,778   25,422,608
58 +/- Debt Service Reserve (Off-Shore)                  0            0            0            0            0            0
59 +/- Overhaul Reserve (on-shore)              (1,255,950)  (1,301,164)  (1,348,006)          (0)  (1,396,534)  (1,446,809)
60                    NET CASH FLOW             24,532,167   24,469,225   24,015,619   25,443,490   24,100,244   23,975,798
61        UNDISTRIBUTABLE CASH FLOW             (6,683,347)  (4,082,451)    (399,415)  (1,773,584)    (389,441)    (372,766)
62         PAN-WESTERN DISTRIBUTION   US $      15,691,962   17,923,228   20,762,412   20,809,625   20,845,580   20,750,833
63      LUANNAN COUNTY DISTRIBUTION   US $       2,156,859    2,463,546    2,853,791    2,860,281    2,865,223    2,852,200
64
65 AFTER-TAX SHAREHOLDER LOAN COVERAGE
66 Debt service Coverage Ratio (DSCR)
67 Minimum DSCR                      2.02
68 Average DSCR                      2.19
1  EXHIBIT 12-1 (Continued)
2  CONSOLIDATED INCOME/
3  CASH FLOW STATEMENTS                                 19           20           21
4  -- BASE CASE                      UNITS            2017         2018         2019          Total
5                                                                         (7 months)
6  PERFORMANCE
7  Net Electrical Output            kw hrs/y   546,877,200  546,877,200  319,011,700 10,937,544,000
8  Net Steam Production             tons/yr        349,680      349,680      203,980      6,993,600
9  Net Hot Water Production         tons/yr        131,400      131,400       76,650      2,628,000
10
11 PRICING
12 Pre-VAT Electric Energy Price    US$/kw h         0.122        0.124        0.124            n/a
13 Steam Price                      US$/ton         11.033       11.254       11.254            n/a
14 Hot Water Price                  US$/ton         10.214       10.418       10.418            n/a
15
16 REVENUES
17 Electric Energy Revenue                      66,870,713   67,713,091   39,499,303  1,146,932,749
18 Steam Revenue                                 3,857,995    3,935,155    2,295,507     64,900,636
19 Hot Water Revenue                             1,342,140    1,368,983      798,574     22,577,991
20 T-Line Interest Payments from NCPGC                   0            0            0      9,383,509
21 Interest Income (On-shore Reserves)           1,828,201    1,849,776    1,092,460     20,851,700
22         TOTAL OPERATING REVENUES   US $      73,899,050   74,867,004   43,685,843  1,264,646,585
23
24 OPERATING EXPENSES
25 Coal Delivered                               24,206,957   25,175,235   14,685,554    358,510,541
26 Water Usage                                     935,869      973,303      590,471     13,589,617
27 Supplies, Spare Parts, Consumable             4,082,920    4,246,237    2,576,050     59,287,510
28 Utilities                                       864,618      899,203      545,517     12,555,002
29 Project Management Fees & Expenses            1,437,078    1,480,190      889,347     23,079,070
30 Other Labor & Management Costs                6,330,887    6,560,539    3,923,382     95,516,551
31 Administrative Costs                          4,985,506    5,158,896    3,067,171     76,352,576
32 Real Estate Tax                                 129,580      129,580       75,588      2,591,599
33 Stamp Tax                                        28,883       29,458       17,184        477,877
34         TOTAL OPERATING EXPENSES   US $      43,002,297   44,652,641   26,370,264    641,960,343
35
36 INCOME STATEMENT
37 EBITDA                                       30,896,753   30,214,364   17,315,579    622,686,242
38 - Depreciation                                1,889,167    1,970,734    1,149,595    111,340,150
39 - Interest on Shareholder Loan                        0            0            0     62,149,779
40 EBT (PRE-TAX INCOME)                         29,007,585   28,243,630   16,165,985    449,196,313
41 - Local Income Taxes (Luannan)                  870,228      847,309      484,980     10,381,553
42 - Federal Income Taxes (China)                4,770,111    4,658,709    2,424,898     66,987,838
43 NET INCOME                                   23,367,246   22,737,612   13,256,107    371,826,922
44 - Employee Welfare Res. (on-shore)              397,257      413,147      250,642      5,768,509
45 - General Reserve (on-shore)                      5,882        5,882        3,431        117,647
46 - E'prise Exp. Reserve (on-shore)                 5,882        5,882        3,431        117,647
47       NET DISTRIBUTABLE EARNINGS   US $      22,958,225   22,312,701   12,998,602    365,823,119
48
49 CASH FLOW STATEMENT
50 Net Distributable Earnings                   22,958,225   22,312,701   12,998,602    365,823,119
51 + Depreciation                                1,889,167    1,970,734    1,149,595    111,340,150
52 + Interest on Shareholder Loan                        0            0            0     62,149,779
53 + T-Line Principal Payments from NCPGC                0            0            0     12,188,882
54 NET CASH AVAILABLE FOR SHAREHOLDER LOAN      24,847,392   24,283,434   14,148,197    538,951,644
55 - Interest on Shareholder Loan                        0            0            0     62,149,779
56 - Principal of Shareholder Loan                       0            0            0     71,253,000
57 CASH FLOW AFTER SHAREHOLDER LOAN             24,847,392   24,283,434   14,148,197    405,548,865
58 +/- Debt Service Reserve (Off-Shore)                  0            0            0      4,000,000
59 +/- Overhaul Reserve (on-shore)              (1,498,894)   1,447,145            0    (18,694,780)
60                    NET CASH FLOW             23,348,498   25,730,580   14,148,197    390,854,085
61        UNDISTRIBUTABLE CASH FLOW               (390,273)  (3,417,879)  (1,149,595)   (37,581,253)
62         PAN-WESTERN DISTRIBUTION   US $      20,183,944   19,616,425   11,427,846    321,616,907
63      LUANNAN COUNTY DISTRIBUTION   US $       2,774,281    2,696,276    1,570,756     44,206,212
64
65 AFTER-TAX SHAREHOLDER LOAN COVERAGE
66 Debt service Coverage Ratio (DSCR)                                                           n/a
67 Minimum DSCR                      2.02
68 Average DSCR                      2.19

1  EXHIBIT 12-2

2  JV1 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                         1            2            3            4            5            6
4                                       % OF          1999         2000         2001         2002         2003         2004
5                                       TOTAL    (5 months)
6  REVENUES
7   Electric Energy Revenue              50%     8,375,620   21,433,943   22,817,766   23,845,837   24,809,225   25,681,865
8   Steam Revenue                         0%             0            0            0            0            0            0
9   Hot Water Revenue                     0%             0            0            0            0            0            0
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserve  25%             0       23,173       65,653      102,612      142,672      163,215
12            TOTAL OPERATING REVENUES           8,375,620   21,457,116   22,883,420   23,948,449   24,951,897   25,845,080
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%     1,989,122    5,251,283    5,776,411    6,354,052    6,989,457    7,269,035
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable    33%       203,347      536,837      590,520      649,572      714,530      757,401
18  Utilities                            45%        58,133      153,472      168,819      185,701      204,271      216,528
19  Project Management Fees              30%       105,516      260,837      268,662      276,722      285,023      293,574
20  Other Labor & Management             30%       371,009      950,374    1,015,448    1,086,131    1,162,956    1,218,701
21  Administrative Costs                 30%       297,917      754,392      796,759      842,370      891,521      929,525
22  Real Estate and Stamp Taxes          40%        24,239       58,626       59,103       59,509       59,914       60,204
23            TOTAL OPERATING EXPENSES           3,049,284    7,965,819    8,675,722    9,454,057   10,307,672   10,744,968
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)              (754,653)  (1,777,426)  (1,723,315)  (1,658,588)  (1,584,472)  (1,504,289)
27  Water Usage Payment (to JV 3)                 (565,270)  (1,452,849)  (1,557,487)  (1,671,369)  (1,795,384)  (1,884,071)
28  Site Lease Payment (to JV 4)                  (111,111)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL          (1,431,034)  (3,496,941)  (3,547,468)  (3,596,624)  (3,646,522)  (3,655,027)
30
31 INCOME STATEMENT
32  EBITDA                                       3,895,302    9,994,356   10,660,230   10,897,768   10,997,703   11,445,085
33  - Depreciation                       33%       994,531    2,394,610    2,413,172    2,424,000    2,434,313    2,458,308
34  - Interest on S/H Loan                       1,034,722    2,397,038    2,253,926    2,091,462    1,907,030    1,697,658
35  EBT (Pre-tax Income)                         1,866,048    5,202,708    5,993,132    6,382,306    6,656,360    7,289,119
36  - Local Income Taxes (Luannan)                       0            0            0            0            0      109,337
37  - Federal Income Taxes (China)                       0            0      449,485      478,673      499,227    1,093,368
38  Net Income                                   1,866,048    5,202,708    5,543,647    5,903,633    6,157,133    6,086,415
39  - Employee Welfare Res. (on-shore)   40%        23,742       62,679       68,947       75,842       83,426       88,432
40  - General Reserve (on-shore)         40%           980        2,353        2,353        2,353        2,353        2,353
41  - E'prise Exp. Reserve (on-shore)    40%           980        2,353        2,353        2,353        2,353        2,353
42          NET DISTRIBUTABLE EARNINGS           1,840,346    5,135,323    5,469,994    5,823,085    6,069,001    5,993,277
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   1,840,346    5,135,323    5,469,994    5,823,085    6,069,001    5,993,277
46  + Depreciation                       33%       994,531    2,394,610    2,413,172    2,424,000    2,434,313    2,458,308
47  + Interest on S/H Loan                       1,034,722    2,397,038    2,253,926    2,091,462    1,907,030    1,697,658
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          3,869,599    9,926,971   10,137,092   10,338,548   10,410,344   10,149,243
50  - Interest on S/H Loan                      (1,034,722)  (2,397,038)  (2,253,926)  (2,091,462)  (1,907,030)  (1,697,658)
51  - Principal of S/H Loan                       (379,798)    (997,746)  (1,132,662)  (1,285,822)  (1,459,693)  (1,657,074)
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (362,500)    (388,600)    (416,579)    (332,321)    (333,333)    (308,923)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow                 (252,233)  (1,008,264)    (863,931)    (805,857)    (641,287)    (492,311)
56            PAN-WESTERN DISTRIBUTION   US$     1,617,957    4,514,769    4,808,997    5,119,421    5,335,621    5,269,047
57         LUANNAN COUNTY DISTRIBUTION   US$       222,388      620,555      660,996      703,664      733,381      724,230
1  EXHIBIT 12-2 (Continued)
2  JV1 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                         7            8            9           10           11           12
4                                       % OF          2005         2006         2007         2008         2009         2010
5                                       TOTAL
6  REVENUES
7   Electric Energy Revenue              50%    26,245,158   26,986,145   27,917,960   28,989,250   30,366,397   31,059,385
8   Steam Revenue                         0%             0            0            0            0            0            0
9   Hot Water Revenue                     0%             0            0            0            0            0            0
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserve  25%       177,148      181,641      175,725      207,954      190,520      199,374
12            TOTAL OPERATING REVENUES          26,422,306   27,167,787   28,093,685   29,197,204   30,556,918   31,258,759
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%     7,559,797    7,862,189    8,176,676    8,503,743    8,843,893    9,197,649
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable    33%       802,845      851,016      902,077      956,202      994,450    1,034,228
18  Utilities                            45%       229,519      243,291      257,888      273,361      284,296      295,667
19  Project Management Fees              30%       302,381      311,453      320,796      330,420      340,333      350,543
20  Other Labor & Management             30%     1,277,370    1,339,125    1,404,139    1,472,594    1,526,076    1,581,534
21  Administrative Costs                 30%       969,343    1,011,073    1,054,813    1,100,670    1,138,712    1,178,096
22  Real Estate and Stamp Taxes          40%        60,423       60,688       61,002       61,352       61,775       62,037
23            TOTAL OPERATING EXPENSES          11,201,679   11,678,834   12,177,392   12,698,343   13,189,534   13,699,753
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)            (1,412,101)  (1,306,887)  (1,186,742)  (1,045,815)    (884,866)    (833,809)
27  Water Usage Payment (to JV 3)               (1,977,509)  (2,075,965)  (2,179,722)  (2,289,081)  (2,373,288)  (2,460,644)
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL          (3,656,277)  (3,649,519)  (3,633,131)  (3,601,563)  (3,524,821)  (3,561,120)
30
31 INCOME STATEMENT
32  EBITDA                                      11,564,350   11,839,434   12,283,163   12,897,299   13,842,562   13,997,886
33  - Depreciation                       33%     2,481,933    2,507,014    2,533,299    2,549,052    2,560,845    2,589,714
34  - Interest on S/H Loan                       1,459,976    1,190,153      883,845      536,117      143,740            0
35  EBT (Pre-tax Income)                         7,622,441    8,142,267    8,866,019    9,812,129   11,137,977   11,408,172
36  - Local Income Taxes (Luannan)                 114,337      122,134      132,990      147,182      334,139      342,245
37  - Federal Income Taxes (China)               1,143,366    1,221,340    1,329,903    1,471,819    1,670,697    1,711,226
38  Net Income                                   6,364,738    6,798,793    7,403,126    8,193,128    9,133,141    9,354,701
39  - Employee Welfare Res. (on-shore)   40%        93,738       99,362      105,323      111,643      116,109      120,753
40  - General Reserve (on-shore)         40%         2,353        2,353        2,353        2,353        2,353        2,353
41  - E'prise Exp. Reserve (on-shore)    40%         2,353        2,353        2,353        2,353        2,353        2,353
42          NET DISTRIBUTABLE EARNINGS           6,266,295    6,694,725    7,293,097    8,076,779    9,012,327    9,229,243
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   6,266,295    6,694,725    7,293,097    8,076,779    9,012,327    9,229,243
46  + Depreciation                       33%     2,481,933    2,507,014    2,533,299    2,549,052    2,560,845    2,589,714
47  + Interest on S/H Loan                       1,459,976    1,190,153      883,845      536,117      143,740            0
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN         10,208,204   10,391,892   10,710,240   11,161,949   11,716,912   11,818,956
50  - Interest on S/H Loan                      (1,459,976)  (1,190,153)    (883,845)    (536,117)    (143,740)          (0)
51  - Principal of S/H Loan                     (1,881,145)  (2,135,516)  (2,424,283)  (2,752,097)  (1,774,164)           0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (331,165)    (347,061)    (363,720)          (0)    (381,179)    (399,475)
54  +/- Debt Service Reserve (off-shore) 25%             0            0    1,000,000            0            0            0
55  +/- Undistributable Cash Flow                 (269,623)     (24,437)    (745,296)     203,044     (405,502)  (2,190,239)
56            PAN-WESTERN DISTRIBUTION   US$     5,509,073    5,885,732    6,411,796    7,100,778    7,923,274    8,113,977
57         LUANNAN COUNTY DISTRIBUTION   US$       757,222      808,993      881,301      976,001    1,089,053    1,115,265
1  EXHIBIT 12-2 (Continued)
2  JV1 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                        13           14           15           16           17           18
4                                       % OF          2011         2012         2013         2014         2015         2016
5                                       TOTAL
6  REVENUES
7   Electric Energy Revenue              50%    29,512,392   30,263,152   30,991,072   31,697,288   32,382,982   33,049,383
8   Steam Revenue                         0%             0            0            0            0            0            0
9   Hot Water Revenue                     0%             0            0            0            0            0            0
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserve  25%       282,946      366,942      418,430      423,888      446,533      451,890
12            TOTAL OPERATING REVENUES          29,795,338   30,630,094   31,409,501   32,121,175   32,829,515   33,501,273
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%     9,565,555    9,948,177   10,346,104   10,759,948   11,190,346   11,637,960
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable    33%     1,075,597    1,118,621    1,163,366    1,209,900    1,258,296    1,308,628
18  Utilities                            45%       307,494      319,794      332,586      345,889      359,725      374,114
19  Project Management Fees              30%       361,059      371,891      383,047      394,539      406,375      418,566
20  Other Labor & Management             30%     1,639,043    1,698,679    1,760,523    1,824,658    1,891,170    1,960,148
21  Administrative Costs                 30%     1,218,870    1,261,085    1,304,792    1,350,046    1,396,901    1,445,417
22  Real Estate and Stamp Taxes          40%        61,765       62,048       62,329       62,610       62,889       63,169
23            TOTAL OPERATING EXPENSES          14,229,382   14,780,294   15,352,748   15,947,590   16,565,703   17,208,001
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)              (843,550)    (572,009)    (185,663)    (188,443)    (189,760)    (193,330)
27  Water Usage Payment (to JV 3)               (2,551,266)  (2,645,278)  (2,742,811)  (2,843,996)  (2,948,972)  (3,057,884)
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL          (3,661,483)  (3,483,954)  (3,195,141)  (3,299,106)  (3,405,399)  (3,517,881)
30
31 INCOME STATEMENT
32  EBITDA                                      11,904,473   12,365,845   12,861,613   12,874,479   12,858,414   12,775,390
33  - Depreciation                       33%     2,619,968    1,776,593      576,649      585,283      589,372      600,460
34  - Interest on S/H Loan                               0            0            0            0            0            0
35  EBT (Pre-tax Income)                         9,284,505   10,589,252   12,284,964   12,289,197   12,269,042   12,174,930
36  - Local Income Taxes (Luannan)                 278,535      317,678      368,549      368,676      368,071      365,248
37  - Federal Income Taxes (China)               1,392,676    1,588,388    1,842,745    1,843,380    1,840,356    1,826,240
38  Net Income                                   7,613,294    8,683,187   10,073,670   10,077,141   10,060,614    9,983,443
39  - Employee Welfare Res. (on-shore)   40%       125,583      130,606      135,831      141,264      146,914      152,791
40  - General Reserve (on-shore)         40%         2,353        2,353        2,353        2,353        2,353        2,353
41  - E'prise Exp. Reserve (on-shore)    40%         2,353        2,353        2,353        2,353        2,353        2,353
42          NET DISTRIBUTABLE EARNINGS           7,483,005    8,547,874    9,933,134    9,931,172    9,908,994    9,825,946
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   7,483,005    8,547,874    9,933,134    9,931,172    9,908,994    9,825,946
46  + Depreciation                       33%     2,619,968    1,776,593      576,649      585,283      589,372      600,460
47  + Interest on S/H Loan                               0            0            0            0            0            0
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN         10,102,973   10,324,467   10,509,783   10,516,454   10,498,366   10,426,406
50  - Interest on S/H Loan                              (0)          (0)          (0)          (0)          (0)          (0)
51  - Principal of S/H Loan                              0            0            0            0            0            0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (418,650)    (433,721)    (449,335)          (0)    (465,511)    (482,270)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow               (2,201,318)  (1,342,872)    (127,314)    (585,283)    (123,861)    (118,190)
56            PAN-WESTERN DISTRIBUTION   US$     6,578,756    7,514,946    8,732,810    8,731,085    8,711,587    8,638,575
57         LUANNAN COUNTY DISTRIBUTION   US$       904,249    1,032,929    1,200,324    1,200,087    1,197,407    1,187,371
1  EXHIBIT 12-2 (Continued)
2  JV1 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                        19           20           21
4                                       % OF          2017         2018         2019           TOTAL
5                                       TOTAL                              (7 months)
6  REVENUES
7   Electric Energy Revenue              50%    33,435,357   33,856,545   19,749,652      573,466,374
8   Steam Revenue                         0%             0            0            0                0
9   Hot Water Revenue                     0%             0            0            0                0
10  T-Line Interest Payments              0%             0            0            0                0
11  Interest Income on On-Shore Reserve  25%       457,050      462,444      273,115        5,212,925
12            TOTAL OPERATING REVENUES          33,892,407   34,318,989   20,022,767      578,679,299
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%    12,103,478   12,587,618    7,342,777      179,255,271
16  Water Usage                           0%             0            0            0                0
17  Supplies, Spare Parts, Consumable    33%     1,360,973    1,415,412      858,683       19,762,503
18  Utilities                            45%       389,078      404,641      245,482        5,649,751
19  Project Management Fees              30%       431,123      444,057      266,804        6,923,721
20  Other Labor & Management             30%     2,031,685    2,105,877    1,260,562       30,577,802
21  Administrative Costs                 30%     1,495,652    1,547,669      920,151       22,905,773
22  Real Estate and Stamp Taxes          40%        63,385       63,615       37,109        1,227,790
23            TOTAL OPERATING EXPENSES          17,875,375   18,568,889   10,931,569      266,302,610
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)              (200,724)    (209,390)    (122,144)     (18,377,978)
27  Water Usage Payment (to JV 3)               (3,170,882)  (3,288,119)  (1,975,612)     (47,507,458)
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (155,556)      (5,333,333)
29                               TOTAL          (3,638,273)  (3,764,177)  (2,253,312)     (71,218,769)
30
31 INCOME STATEMENT
32  EBITDA                                      12,378,759   11,985,923    6,837,885      241,157,920
33  - Depreciation                       33%       623,425      650,342      379,366       36,742,250
34  - Interest on S/H Loan                               0            0            0       15,595,667
35  EBT (Pre-tax Income)                        11,755,334   11,335,581    6,458,519      188,820,004
36  - Local Income Taxes (Luannan)                 352,660      340,067      193,756        4,255,604
37  - Federal Income Taxes (China)               1,763,300    1,700,337      968,778       25,835,302
38  Net Income                                   9,639,374    9,295,177    5,295,986      158,729,098
39  - Employee Welfare Res. (on-shore)   40%       158,903      165,259      100,257        2,307,403
40  - General Reserve (on-shore)         40%         2,353        2,353        1,373           47,059
41  - E'prise Exp. Reserve (on-shore)    40%         2,353        2,353        1,373           47,059
42          NET DISTRIBUTABLE EARNINGS           9,475,765    9,125,212    5,192,984      156,327,576
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   9,475,765    9,125,212    5,192,984      156,327,576
46  + Depreciation                       33%       623,425      650,342      379,366       36,742,250
47  + Interest on S/H Loan                               0            0            0       15,595,667
48  + T-Line Principal Payments           0%             0            0            0                0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN         10,099,191    9,775,554    5,572,350      208,665,493
50  - Interest on S/H Loan                              (0)          (0)          (0)     (15,595,667)
51  - Principal of S/H Loan                              0            0            0      (17,880,000)
52  ADJUSTMENTS                                                                                     0
53  +/- Overhaul Reserve (on-shore)      33%      (499,631)     482,382            0       (6,231,593)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0        1,000,000
55  +/- Undistributable Cash Flow                 (123,794)  (1,132,724)    (379,366)     (13,630,656)
56            PAN-WESTERN DISTRIBUTION   US$     8,330,710    8,022,518    4,565,461   $  137,436,890
57         LUANNAN COUNTY DISTRIBUTION   US$     1,145,055    1,102,694      627,522   $   18,890,687

1  EXHIBIT 12-3

2  JV2 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                         1            2            3            4            5            6
4                                       % of          1999         2000         2001         2002         2003         2004
5                                       Total    (5 months)
6  REVENUES
7   Electric Energy Revenue              50%     8,375,620   21,433,943   22,817,766   23,845,837   24,809,225   25,681,865
8   Steam Revenue                         0%             0            0            0            0            0            0
9   Hot Water Revenue                     0%             0            0            0            0            0            0
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserve  25%             0       23,173       65,653      102,612      142,672      163,215
12            TOTAL OPERATING REVENUES           8,375,620   21,457,116   22,883,420   23,948,449   24,951,897   25,845,080
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%     1,989,122    5,251,283    5,776,411    6,354,052    6,989,457    7,269,035
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable    33%       203,347      536,837      590,520      649,572      714,530      757,401
18  Utilities                            45%        58,133      153,472      168,819      185,701      204,271      216,528
19  Project Management Fees              30%       105,516      260,837      268,662      276,722      285,023      293,574
20  Other Labor & Management             30%       371,009      950,374    1,015,448    1,086,131    1,162,956    1,218,701
21  Administrative Costs                 30%       297,917      754,392      796,759      842,370      891,521      929,525
22  Real Estate and Stamp Taxes          40%        24,239       58,626       59,103       59,509       59,914       60,204
23            TOTAL OPERATING EXPENSES           3,049,284    7,965,819    8,675,722    9,454,057   10,307,672   10,744,968
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)              (754,653)  (1,777,426)  (1,723,315)  (1,658,588)  (1,584,472)  (1,504,289)
27  Water Usage Payment (to JV 3)                 (565,270)  (1,452,849)  (1,557,487)  (1,671,369)  (1,795,384)  (1,884,071)
28  Site Lease Payment (to JV 4)                  (111,111)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL          (1,431,034)  (3,496,941)  (3,547,468)  (3,596,624)  (3,646,522)  (3,655,027)
30
31 INCOME STATEMENT
32  EBITDA                                       3,895,302    9,994,356   10,660,230   10,897,768   10,997,703   11,445,085
33  - Depreciation                       33%       994,531    2,394,610    2,413,172    2,424,000    2,434,313    2,458,308
34  - Interest on S/H Loan                       1,034,722    2,397,038    2,253,926    2,091,462    1,907,030    1,697,658
35  EBT (Pre-tax Income)                         1,866,048    5,202,708    5,993,132    6,382,306    6,656,360    7,289,119
36  - Local Income Taxes (Luannan)                       0            0            0            0            0      109,337
37  - Federal Income Taxes (China)                       0            0      449,485      478,673      499,227    1,093,368
38  Net Income                                   1,866,048    5,202,708    5,543,647    5,903,633    6,157,133    6,086,415
39  - Employee Welfare Res. (on-shore)   40%        23,742       62,679       68,947       75,842       83,426       88,432
40  - General Reserve (on-shore)         40%           980        2,353        2,353        2,353        2,353        2,353
41  - E'prise Exp. Reserve (on-shore)    40%           980        2,353        2,353        2,353        2,353        2,353
42          NET DISTRIBUTABLE EARNINGS           1,840,346    5,135,323    5,469,994    5,823,085    6,069,001    5,993,277
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   1,840,346    5,135,323    5,469,994    5,823,085    6,069,001    5,993,277
46  + Depreciation                       33%       994,531    2,394,610    2,413,172    2,424,000    2,434,313    2,458,308
47  + Interest on S/H Loan                       1,034,722    2,397,038    2,253,926    2,091,462    1,907,030    1,697,658
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          3,869,599    9,926,971   10,137,092   10,338,548   10,410,344   10,149,243
50  - Interest on S/H Loan                      (1,034,722)  (2,397,038)  (2,253,926)  (2,091,462)  (1,907,030)  (1,697,658)
51  - Principal of S/H Loan                       (379,798)    (997,746)  (1,132,662)  (1,285,822)  (1,459,693)  (1,657,074)
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (362,500)    (388,600)    (416,579)    (332,321)    (333,333)    (308,923)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow                 (252,233)  (1,008,264)    (863,931)    (805,857)    (641,287)    (492,311)
56            PAN-WESTERN DISTRIBUTION   US$     1,617,957    4,514,769    4,808,997    5,119,421    5,335,621    5,269,047
57         LUANNAN COUNTY DISTRIBUTION   US$       222,388      620,555      660,996      703,664      733,381      724,230
1  EXHIBIT 12-3 (Continued)
2  JV2 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                         7            8            9           10           11           12
4                                       % of          2005         2006         2007         2008         2009         2010
5                                       Total
6  REVENUES
7   Electric Energy Revenue              50%    26,245,158   26,986,145   27,917,960   28,989,250   30,366,397   31,059,385
8   Steam Revenue                         0%             0            0            0            0            0            0
9   Hot Water Revenue                     0%             0            0            0            0            0            0
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserve  25%       177,148      181,641      175,725      207,954      190,520      199,374
12            TOTAL OPERATING REVENUES          26,422,306   27,167,787   28,093,685   29,197,204   30,556,918   31,258,759
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%     7,559,797    7,862,189    8,176,676    8,503,743    8,843,893    9,197,649
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable    33%       802,845      851,016      902,077      956,202      994,450    1,034,228
18  Utilities                            45%       229,519      243,291      257,888      273,361      284,296      295,667
19  Project Management Fees              30%       302,381      311,453      320,796      330,420      340,333      350,543
20  Other Labor & Management             30%     1,277,370    1,339,125    1,404,139    1,472,594    1,526,076    1,581,534
21  Administrative Costs                 30%       969,343    1,011,073    1,054,813    1,100,670    1,138,712    1,178,096
22  Real Estate and Stamp Taxes          40%        60,423       60,688       61,002       61,352       61,775       62,037
23            TOTAL OPERATING EXPENSES          11,201,679   11,678,834   12,177,392   12,698,343   13,189,534   13,699,753
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)            (1,412,101)  (1,306,887)  (1,186,742)  (1,045,815)    (884,866)    (833,809)
27  Water Usage Payment (to JV 3)               (1,977,509)  (2,075,965)  (2,179,722)  (2,289,081)  (2,373,288)  (2,460,644)
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL          (3,656,277)  (3,649,519)  (3,633,131)  (3,601,563)  (3,524,821)  (3,561,120)
30
31 INCOME STATEMENT
32  EBITDA                                      11,564,350   11,839,434   12,283,163   12,897,299   13,842,562   13,997,886
33  - Depreciation                       33%     2,481,933    2,507,014    2,533,299    2,549,052    2,560,845    2,589,714
34  - Interest on S/H Loan                       1,459,976    1,190,153      883,845      536,117      143,740            0
35  EBT (Pre-tax Income)                         7,622,441    8,142,267    8,866,019    9,812,129   11,137,977   11,408,172
36  - Local Income Taxes (Luannan)                 114,337      122,134      132,990      147,182      334,139      342,245
37  - Federal Income Taxes (China)               1,143,366    1,221,340    1,329,903    1,471,819    1,670,697    1,711,226
38  Net Income                                   6,364,738    6,798,793    7,403,126    8,193,128    9,133,141    9,354,701
39  - Employee Welfare Res. (on-shore)   40%        93,738       99,362      105,323      111,643      116,109      120,753
40  - General Reserve (on-shore)         40%         2,353        2,353        2,353        2,353        2,353        2,353
41  - E'prise Exp. Reserve (on-shore)    40%         2,353        2,353        2,353        2,353        2,353        2,353
42          NET DISTRIBUTABLE EARNINGS           6,266,295    6,694,725    7,293,097    8,076,779    9,012,327    9,229,243
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   6,266,295    6,694,725    7,293,097    8,076,779    9,012,327    9,229,243
46  + Depreciation                       33%     2,481,933    2,507,014    2,533,299    2,549,052    2,560,845    2,589,714
47  + Interest on S/H Loan                       1,459,976    1,190,153      883,845      536,117      143,740            0
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN         10,208,204   10,391,892   10,710,240   11,161,949   11,716,912   11,818,956
50  - Interest on S/H Loan                      (1,459,976)  (1,190,153)    (883,845)    (536,117)    (143,740)          (0)
51  - Principal of S/H Loan                     (1,881,145)  (2,135,516)  (2,424,283)  (2,752,097)  (1,774,164)           0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (331,165)    (347,061)    (363,720)          (0)    (381,179)    (399,475)
54  +/- Debt Service Reserve (off-shore) 25%             0            0    1,000,000            0            0            0
55  +/- Undistributable Cash Flow                 (269,623)     (24,437)    (745,296)     203,044     (405,502)  (2,190,239)
56            PAN-WESTERN DISTRIBUTION   US$     5,509,073    5,885,732    6,411,796    7,100,778    7,923,274    8,113,977
57         LUANNAN COUNTY DISTRIBUTION   US$       757,222      808,993      881,301      976,001    1,089,053    1,115,265
1  EXHIBIT 12-3 (Continued)
2  JV2 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                        13           14           15           16           17           18
4                                       % of          2011         2012         2013         2014         2015         2016
5                                       Total
6  REVENUES
7   Electric Energy Revenue              50%    29,512,392   30,263,152   30,991,072   31,697,288   32,382,982   33,049,383
8   Steam Revenue                         0%             0            0            0            0            0            0
9   Hot Water Revenue                     0%             0            0            0            0            0            0
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserve  25%       282,946      366,942      418,430      423,888      446,533      451,890
12            TOTAL OPERATING REVENUES          29,795,338   30,630,094   31,409,501   32,121,175   32,829,515   33,501,273
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%     9,565,555    9,948,177   10,346,104   10,759,948   11,190,346   11,637,960
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable    33%     1,075,597    1,118,621    1,163,366    1,209,900    1,258,296    1,308,628
18  Utilities                            45%       307,494      319,794      332,586      345,889      359,725      374,114
19  Project Management Fees              30%       361,059      371,891      383,047      394,539      406,375      418,566
20  Other Labor & Management             30%     1,639,043    1,698,679    1,760,523    1,824,658    1,891,170    1,960,148
21  Administrative Costs                 30%     1,218,870    1,261,085    1,304,792    1,350,046    1,396,901    1,445,417
22  Real Estate and Stamp Taxes          40%        61,765       62,048       62,329       62,610       62,889       63,169
23            TOTAL OPERATING EXPENSES          14,229,382   14,780,294   15,352,748   15,947,590   16,565,703   17,208,001
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)              (843,550)    (572,009)    (185,663)    (188,443)    (189,760)    (193,330)
27  Water Usage Payment (to JV 3)               (2,551,266)  (2,645,278)  (2,742,811)  (2,843,996)  (2,948,972)  (3,057,884)
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL          (3,661,483)  (3,483,954)  (3,195,141)  (3,299,106)  (3,405,399)  (3,517,881)
30
31 INCOME STATEMENT
32  EBITDA                                      11,904,473   12,365,845   12,861,613   12,874,479   12,858,414   12,775,390
33  - Depreciation                       33%     2,619,968    1,776,593      576,649      585,283      589,372      600,460
34  - Interest on S/H Loan                               0            0            0            0            0            0
35  EBT (Pre-tax Income)                         9,284,505   10,589,252   12,284,964   12,289,197   12,269,042   12,174,930
36  - Local Income Taxes (Luannan)                 278,535      317,678      368,549      368,676      368,071      365,248
37  - Federal Income Taxes (China)               1,392,676    1,588,388    1,842,745    1,843,380    1,840,356    1,826,240
38  Net Income                                   7,613,294    8,683,187   10,073,670   10,077,141   10,060,614    9,983,443
39  - Employee Welfare Res. (on-shore)   40%       125,583      130,606      135,831      141,264      146,914      152,791
40  - General Reserve (on-shore)         40%         2,353        2,353        2,353        2,353        2,353        2,353
41  - E'prise Exp. Reserve (on-shore)    40%         2,353        2,353        2,353        2,353        2,353        2,353
42          NET DISTRIBUTABLE EARNINGS           7,483,005    8,547,874    9,933,134    9,931,172    9,908,994    9,825,946
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   7,483,005    8,547,874    9,933,134    9,931,172    9,908,994    9,825,946
46  + Depreciation                       33%     2,619,968    1,776,593      576,649      585,283      589,372      600,460
47  + Interest on S/H Loan                               0            0            0            0            0            0
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN         10,102,973   10,324,467   10,509,783   10,516,454   10,498,366   10,426,406
50  - Interest on S/H Loan                              (0)          (0)          (0)          (0)          (0)          (0)
51  - Principal of S/H Loan                              0            0            0            0            0            0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (418,650)    (433,721)    (449,335)          (0)    (465,511)    (482,270)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow               (2,201,318)  (1,342,872)    (127,314)    (585,283)    (123,861)    (118,190)
56            PAN-WESTERN DISTRIBUTION   US$     6,578,756    7,514,946    8,732,810    8,731,085    8,711,587    8,638,575
57         LUANNAN COUNTY DISTRIBUTION   US$       904,249    1,032,929    1,200,324    1,200,087    1,197,407    1,187,371
1  EXHIBIT 12-3 (Continued)
2  JV2 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                        19           20           21
4                                       % of          2017         2018         2019            Total
5                                       Total                              (7 months)
6  REVENUES
7   Electric Energy Revenue              50%    33,435,357   33,856,545   19,749,652      573,466,374
8   Steam Revenue                         0%             0            0            0                0
9   Hot Water Revenue                     0%             0            0            0                0
10  T-Line Interest Payments              0%             0            0            0                0
11  Interest Income on On-Shore Reserve  25%       457,050      462,444      273,115        5,212,925
12            TOTAL OPERATING REVENUES          33,892,407   34,318,989   20,022,767      578,679,299
13
14 OPERATING EXPENSES
15  Coal Delivered                       50%    12,103,478   12,587,618    7,342,777      179,255,271
16  Water Usage                           0%             0            0            0                0
17  Supplies, Spare Parts, Consumable    33%     1,360,973    1,415,412      858,683       19,762,503
18  Utilities                            45%       389,078      404,641      245,482        5,649,751
19  Project Management Fees              30%       431,123      444,057      266,804        6,923,721
20  Other Labor & Management             30%     2,031,685    2,105,877    1,260,562       30,577,802
21  Administrative Costs                 30%     1,495,652    1,547,669      920,151       22,905,773
22  Real Estate and Stamp Taxes          40%        63,385       63,615       37,109        1,227,790
23            TOTAL OPERATING EXPENSES          17,875,375   18,568,889   10,931,569      266,302,610
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Payment (to JV 3)              (200,724)    (209,390)    (122,144)     (18,377,978)
27  Water Usage Payment (to JV 3)               (3,170,882)  (3,288,119)  (1,975,612)     (47,507,458)
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (155,556)      (5,333,333)
29                               TOTAL          (3,638,273)  (3,764,177)  (2,253,312)     (71,218,769)
30
31 INCOME STATEMENT
32  EBITDA                                      12,378,759   11,985,923    6,837,885      241,157,920
33  - Depreciation                       33%       623,425      650,342      379,366       36,742,250
34  - Interest on S/H Loan                               0            0            0       15,595,667
35  EBT (Pre-tax Income)                        11,755,334   11,335,581    6,458,519      188,820,004
36  - Local Income Taxes (Luannan)                 352,660      340,067      193,756        4,255,604
37  - Federal Income Taxes (China)               1,763,300    1,700,337      968,778       25,835,302
38  Net Income                                   9,639,374    9,295,177    5,295,986      158,729,098
39  - Employee Welfare Res. (on-shore)   40%       158,903      165,259      100,257        2,307,403
40  - General Reserve (on-shore)         40%         2,353        2,353        1,373           47,059
41  - E'prise Exp. Reserve (on-shore)    40%         2,353        2,353        1,373           47,059
42          NET DISTRIBUTABLE EARNINGS           9,475,765    9,125,212    5,192,984      156,327,576
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   9,475,765    9,125,212    5,192,984      156,327,576
46  + Depreciation                       33%       623,425      650,342      379,366       36,742,250
47  + Interest on S/H Loan                               0            0            0       15,595,667
48  + T-Line Principal Payments           0%             0            0            0                0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN         10,099,191    9,775,554    5,572,350      208,665,493
50  - Interest on S/H Loan                              (0)          (0)          (0)     (15,595,667)
51  - Principal of S/H Loan                              0            0            0      (17,880,000)
52  ADJUSTMENTS                                                                                     0
53  +/- Overhaul Reserve (on-shore)      33%      (499,631)     482,382            0       (6,231,593)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0        1,000,000
55  +/- Undistributable Cash Flow                 (123,794)  (1,132,724)    (379,366)     (13,630,656)
56            PAN-WESTERN DISTRIBUTION   US$     8,330,710    8,022,518    4,565,461   $  137,436,890
57         LUANNAN COUNTY DISTRIBUTION   US$     1,145,055    1,102,694      627,522   $   18,890,687

1  EXHIBIT 12-4

2  JV3 INCOME AND CASH FLOW STATEMENTS
3   -- BASE CASE                                         1            2            3            4            5            6
4                                       % OF          1999         2000         2001         2002         2003         2004
5                                       TOTAL    (5 months)
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0            0            0            0
8   Steam Revenue                        50%       477,283    1,202,752    1,262,890    1,326,034    1,392,336    1,434,106
9   Hot Water Revenue                    50%       166,040      418,420      439,341      461,308      484,373      498,905
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserves 25%             0       23,173       65,653      102,612      142,672      163,215
12            TOTAL OPERATING REVENUES             643,322    1,644,345    1,767,884    1,889,954    2,019,381    2,096,226
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0            0            0            0
16  Water Usage                         100%       139,831      369,154      406,069      446,676      491,344      520,824
17  Supplies, Spare Parts, Consumable    33%       203,347      536,837      590,520      649,572      714,530      757,401
18  Utilities                            10%        12,919       34,105       37,515       41,267       45,394       48,117
19  Project Management Fees              30%       105,516      260,837      268,662      276,722      285,023      293,574
20  Other Labor & Management             30%       371,009      950,374    1,015,448    1,086,131    1,162,956    1,218,701
21  Administrative Costs                 30%       297,917      754,392      796,759      842,370      891,521      929,525
22  Real Estate and Stamp Taxes          10%         6,060       14,656       14,776       14,877       14,979       15,051
23            TOTAL OPERATING EXPENSES           1,136,599    2,920,354    3,129,749    3,357,615    3,605,746    3,783,193
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue (from JV 1 & 2)       1,509,307    3,554,852    3,446,629    3,317,176    3,168,943    3,008,578
27  Water Usage Revenue (from JV 1 & 2)          1,130,539    2,905,698    3,114,973    3,342,738    3,590,767    3,768,142
28  Site Lease Payment (to JV 4)                  (111,111)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL           2,528,735    6,193,883    6,294,936    6,393,247    6,493,044    6,510,054
30
31 INCOME STATEMENT
32  EBITDA                                       2,035,458    4,917,874    4,933,071    4,925,586    4,906,679    4,823,086
33  - Depreciation                       25%       753,433    1,814,098    1,828,161    1,836,364    1,844,176    1,862,354
34  - Interest on S/H Loan                       1,022,222    2,368,080    2,226,697    2,066,196    1,883,992    1,677,150
35  EBT (Pre-tax Income)                           259,803      735,695      878,213    1,023,026    1,178,510    1,283,582
36  - Local Income Taxes (Luannan)                       0            0            0            0            0       19,254
37  - Federal Income Taxes (China)                       0            0       65,866       76,727       88,388      192,537
38  Net Income                                     259,803      735,695      812,347      946,299    1,090,122    1,071,791
39  - Employee Welfare Res. (on-shore)   10%         5,936       15,670       17,237       18,960       20,857       22,108
40  - General Reserve (on-shore)         10%           245          588          588          588          588          588
41  - E'prise Exp. Reserve (on-shore)    10%           245          588          588          588          588          588
42          NET DISTRIBUTABLE EARNINGS             253,377      718,849      793,933      926,162    1,068,089    1,048,507
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                     253,377      718,849      793,933      926,162    1,068,089    1,048,507
46  + Depreciation                       25%       753,433    1,814,098    1,828,161    1,836,364    1,844,176    1,862,354
47  + Interest on S/H Loan                       1,022,222    2,368,080    2,226,697    2,066,196    1,883,992    1,677,150
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          2,029,033    4,901,028    4,848,791    4,828,722    4,796,257    4,588,011
50  - Interest on S/H Loan                      (1,022,222)  (2,368,080)  (2,226,697)  (2,066,196)  (1,883,992)  (1,677,150)
51  - Principal of S/H Loan                       (375,210)    (985,693)  (1,118,979)  (1,270,289)  (1,442,059)  (1,637,055)
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (362,500)    (388,600)    (416,579)    (332,321)    (333,333)    (308,923)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow                  (15,723)    (439,806)    (292,602)    (233,754)     (68,784)      83,624
56            PAN-WESTERN DISTRIBUTION   US$       222,759      631,983      697,994      814,244      939,021      921,805
57         LUANNAN COUNTY DISTRIBUTION   US$        30,618       86,866       95,939      111,918      129,068      126,702
1  EXHIBIT 12-4 (Continued)
2  JV3 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                         7            8            9           10           11           12
4                                       % OF          2005         2006         2007         2008         2009         2010
5                                       TOTAL
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0            0            0            0
8   Steam Revenue                        50%     1,477,129    1,521,443    1,567,086    1,614,099    1,646,381    1,679,308
9   Hot Water Revenue                    50%       513,872      529,288      545,167      561,522      572,752      584,207
10  T-Line Interest Payments              0%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserves 25%       177,148      181,641      175,725      207,954      190,520      199,374
12            TOTAL OPERATING REVENUES           2,168,149    2,232,372    2,287,977    2,383,574    2,409,653    2,462,889
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0            0            0            0
16  Water Usage                         100%       552,074      585,198      620,310      657,529      683,830      711,183
17  Supplies, Spare Parts, Consumable    33%       802,845      851,016      902,077      956,202      994,450    1,034,228
18  Utilities                            10%        51,004       54,065       57,308       60,747       63,177       65,704
19  Project Management Fees              30%       302,381      311,453      320,796      330,420      340,333      350,543
20  Other Labor & Management             30%     1,277,370    1,339,125    1,404,139    1,472,594    1,526,076    1,581,534
21  Administrative Costs                 30%       969,343    1,011,073    1,054,813    1,100,670    1,138,712    1,178,096
22  Real Estate and Stamp Taxes          10%        15,106       15,172       15,250       15,338       15,444       15,509
23            TOTAL OPERATING EXPENSES           3,970,124    4,167,102    4,374,695    4,593,500    4,762,021    4,936,796
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue (from JV 1 & 2)       2,824,202    2,613,774    2,373,483    2,091,630    1,769,732    1,667,619
27  Water Usage Revenue (from JV 1 & 2)          3,955,018    4,151,930    4,359,444    4,578,162    4,746,577    4,921,287
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (266,667)    (266,667)    (266,667)    (266,667)
29                               TOTAL           6,512,553    6,499,037    6,466,261    6,403,125    6,249,642    6,322,239
30
31 INCOME STATEMENT
32  EBITDA                                       4,710,579    4,564,307    4,379,543    4,193,199    3,897,275    3,848,332
33  - Depreciation                       25%     1,880,253    1,899,253    1,919,166    1,931,100    1,940,034    1,961,904
34  - Interest on S/H Loan                       1,442,338    1,175,775      873,168      529,641      142,004            0
35  EBT (Pre-tax Income)                         1,387,988    1,489,279    1,587,210    1,732,458    1,815,237    1,886,427
36  - Local Income Taxes (Luannan)                  20,820       22,339       23,808       25,987       54,457       56,593
37  - Federal Income Taxes (China)                 208,198      223,392      238,082      259,869      272,286      282,964
38  Net Income                                   1,158,970    1,243,548    1,325,320    1,446,603    1,488,494    1,546,870
39  - Employee Welfare Res. (on-shore)   10%        23,434       24,840       26,331       27,911       29,027       30,188
40  - General Reserve (on-shore)         10%           588          588          588          588          588          588
41  - E'prise Exp. Reserve (on-shore)    10%           588          588          588          588          588          588
42          NET DISTRIBUTABLE EARNINGS           1,134,359    1,217,531    1,297,813    1,417,516    1,458,291    1,515,506
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   1,134,359    1,217,531    1,297,813    1,417,516    1,458,291    1,515,506
46  + Depreciation                       25%     1,880,253    1,899,253    1,919,166    1,931,100    1,940,034    1,961,904
47  + Interest on S/H Loan                       1,442,338    1,175,775      873,168      529,641      142,004            0
48  + T-Line Principal Payments           0%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          4,456,950    4,292,560    4,090,146    3,878,257    3,540,328    3,477,410
50  - Interest on S/H Loan                      (1,442,338)  (1,175,775)    (873,168)    (529,641)    (142,004)          (0)
51  - Principal of S/H Loan                     (1,858,420)  (2,109,717)  (2,394,996)  (2,718,850)  (1,752,731)           0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (331,165)    (347,061)    (363,720)          (0)    (381,179)    (399,475)
54  +/- Debt Service Reserve (off-shore) 25%             0            0    1,000,000            0            0            0
55  +/- Undistributable Cash Flow                  309,333      557,525     (160,450)     787,750      193,876   (1,562,429)
56            PAN-WESTERN DISTRIBUTION   US$       997,283    1,070,404    1,140,985    1,246,222    1,282,070    1,332,371
57         LUANNAN COUNTY DISTRIBUTION   US$       137,076      147,127      156,828      171,293      176,220      183,134
1  Exhibit 12-4 (Continued)
2  JV3 Income and Cash Flow Statements
3   -- Base Case                                        13           14          15           16           17           18
4                                       % OF          2011         2012        2013         2014         2015         2016
5                                       TOTAL
6  REVENUES
7   Electric Energy Revenue               0%             0            0           0            0            0            0
8   Steam Revenue                        50%     1,712,894    1,747,152   1,782,095    1,817,737    1,854,092    1,891,174
9   Hot Water Revenue                    50%       595,891      607,809     619,965      632,364      645,012      657,912
10  T-Line Interest Payments              0%             0            0           0            0            0            0
11  Interest Income on On-Shore Reserves 25%       282,946      366,942     418,430      423,888      446,533      451,890
12            TOTAL OPERATING REVENUES           2,591,732    2,721,903   2,820,490    2,873,989    2,945,637    3,000,975
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0           0            0            0            0
16  Water Usage                         100%       739,631      769,216     799,984      831,984      865,263      899,874
17  Supplies, Spare Parts, Consumable    33%     1,075,597    1,118,621   1,163,366    1,209,900    1,258,296    1,308,628
18  Utilities                            10%        68,332       71,065      73,908       76,864       79,939       83,136
19  Project Management Fees              30%       361,059      371,891     383,047      394,539      406,375      418,566
20  Other Labor & Management             30%     1,639,043    1,698,679   1,760,523    1,824,658    1,891,170    1,960,148
21  Administrative Costs                 30%     1,218,870    1,261,085   1,304,792    1,350,046    1,396,901    1,445,417
22  Real Estate and Stamp Taxes          10%        15,441       15,512      15,582       15,652       15,722       15,792
23            TOTAL OPERATING EXPENSES           5,117,972    5,306,069   5,501,203    5,703,644    5,913,667    6,131,561
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue (from JV 1 & 2)       1,687,101    1,144,018     371,327      376,887      379,520      386,660
27  Water Usage Revenue (from JV 1 & 2)          5,102,531    5,290,557   5,485,621    5,687,991    5,897,945    6,115,769
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)   (266,667)    (266,667)    (266,667)    (266,667)
29                               Total           6,522,965    6,167,908   5,590,281    5,798,211    6,010,798    6,235,762
30
31 INCOME STATEMENT
32  EBITDA                                       3,996,725    3,583,743   2,909,568    2,968,557    3,042,768    3,105,176
33  - Depreciation                       25%     1,984,824    1,345,904     436,855      443,396      446,494      454,894
34  - Interest on S/H Loan                               0            0           0            0            0            0
35  EBT (Pre-tax Income)                         2,011,901    2,237,839   2,472,713    2,525,161    2,596,274    2,650,282
36  - Local Income Taxes (Luannan)                  60,357       67,135      74,181       75,755       77,888       79,508
37  - Federal Income Taxes (China)                 301,785      335,676     370,907      378,774      389,441      397,542
38  Net Income                                   1,649,758    1,835,028   2,027,624    2,070,632    2,128,945    2,173,232
39  - Employee Welfare Res. (on-shore)   10%        31,396       32,652      33,958       35,316       36,729       38,198
40  - General Reserve (on-shore)         10%           588          588         588          588          588          588
41  - E'prise Exp. Reserve (on-shore)    10%           588          588         588          588          588          588
42          NET DISTRIBUTABLE EARNINGS           1,617,186    1,801,200   1,992,490    2,034,139    2,091,040    2,133,857
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   1,617,186    1,801,200   1,992,490    2,034,139    2,091,040    2,133,857
46  + Depreciation                       25%     1,984,824    1,345,904     436,855      443,396      446,494      454,894
47  + Interest on S/H Loan                               0            0           0            0            0            0
48  + T-Line Principal Payments           0%             0            0           0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          3,602,010    3,147,103   2,429,346    2,477,535    2,537,534    2,588,751
50  - Interest on S/H Loan                              (0)          (0)         (0)          (0)          (0)          (0)
51  - Principal of S/H Loan                              0            0           0            0            0            0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)      33%      (418,650)    (433,721)   (449,335)          (0)    (465,511)    (482,270)
54  +/- Debt Service Reserve (off-shore) 25%             0            0           0            0            0            0
55  +/- Undistributable Cash Flow               (1,566,174)    (912,182)     12,480     (443,396)      19,017       27,376
56            PAN-WESTERN DISTRIBUTION   US$     1,421,765    1,583,542   1,751,717    1,788,333    1,838,358    1,876,001
57         LUANNAN COUNTY DISTRIBUTION   US$       195,421      217,658     240,773      245,806      252,682      257,856
1  EXHIBIT 12-4 (Continued)
2  JV3 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                        19           20           21
4                                       % OF          2017         2018         2019            TOTAL
5                                       TOTAL                              (7 months)
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0                0
8   Steam Revenue                        50%     1,928,997    1,967,577    1,147,753       32,450,318
9   Hot Water Revenue                    50%       671,070      684,492      399,287       11,288,996
10  T-Line Interest Payments              0%             0            0            0                0
11  Interest Income on On-Shore Reserves 25%       457,050      462,444      273,115        5,212,925
12            TOTAL OPERATING REVENUES           3,057,118    3,114,513    1,820,155       48,952,239
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0                0
16  Water Usage                         100%       935,869      973,303      590,471       13,589,617
17  Supplies, Spare Parts, Consumable    33%     1,360,973    1,415,412      858,683       19,762,503
18  Utilities                            10%        86,462       89,920       54,552        1,255,500
19  Project Management Fees              30%       431,123      444,057      266,804        6,923,721
20  Other Labor & Management             30%     2,031,685    2,105,877    1,260,562       30,577,802
21  Administrative Costs                 30%     1,495,652    1,547,669      920,151       22,905,773
22  Real Estate and Stamp Taxes          10%        15,846       15,904        9,277          306,948
23            TOTAL OPERATING EXPENSES           6,357,610    6,592,143    3,960,501       95,321,863
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue (from JV 1 & 2)         401,448      418,781      244,289       36,755,955
27  Water Usage Revenue (from JV 1 & 2)          6,341,764    6,576,239    3,951,224       95,014,916
28  Site Lease Payment (to JV 4)                  (266,667)    (266,667)    (155,556)      (5,333,333)
29                               TOTAL           6,476,545    6,728,353    4,039,957      126,437,538
30
31 INCOME STATEMENT
32  EBITDA                                       3,176,053    3,250,723    1,899,611       80,067,913
33  - Depreciation                       25%       472,292      492,683      287,399       27,835,038
34  - Interest on S/H Loan                               0            0            0       15,407,263
35  EBT (Pre-tax Income)                         2,703,761    2,758,040    1,612,213       36,825,613
36  - Local Income Taxes (Luannan)                  81,113       82,741       48,366          870,303
37  - Federal Income Taxes (China)                 405,564      413,706      241,832        5,143,536
38  Net Income                                   2,217,084    2,261,593    1,322,014       30,811,774
39  - Employee Welfare Res. (on-shore)   10%        39,726       41,315       25,064          576,851
40  - General Reserve (on-shore)         10%           588          588          343           11,765
41  - E'prise Exp. Reserve (on-shore)    10%           588          588          343           11,765
42          NET DISTRIBUTABLE EARNINGS           2,176,182    2,219,102    1,296,264       30,211,393
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   2,176,182    2,219,102    1,296,264       30,211,393
46  + Depreciation                       25%       472,292      492,683      287,399       27,835,038
47  + Interest on S/H Loan                               0            0            0       15,407,263
48  + T-Line Principal Payments           0%             0            0            0                0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          2,648,474    2,711,785    1,583,663       73,453,694
50  - Interest on S/H Loan                              (0)          (0)          (0)     (15,407,263)
51  - Principal of S/H Loan                              0            0            0      (17,664,000)
52  ADJUSTMENTS                                                                                     0
53  +/- Overhaul Reserve (on-shore)      33%      (499,631)     482,382            0       (6,231,593)
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0        1,000,000
55  +/- Undistributable Cash Flow                   27,340     (975,065)    (287,399)      (4,939,444)
56            PAN-WESTERN DISTRIBUTION   US$     1,913,211    1,950,944    1,139,623   $   26,560,636
57         LUANNAN COUNTY DISTRIBUTION   US$       262,971      268,157      156,641   $    3,650,757

1  EXHIBIT 12-5

2  JV4 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                         1            2            3            4            5            6
4                                       % OF          1999         2000         2001         2002         2003         2004
5                                       TOTAL    (5 months)
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0            0            0            0
8   Steam Revenue                        50%       477,283    1,202,752    1,262,890    1,326,034    1,392,336    1,434,106
9   Hot Water Revenue                    50%       166,040      418,420      439,341      461,308      484,373      498,905
10  T-Line Interest Payments            100%       609,444    1,427,937    1,340,421    1,242,403    1,132,622    1,009,668
11  Interest Income on On-Shore Reserves 25%             0       23,173       65,653      102,612      142,672      163,215
12            TOTAL OPERATING REVENUES           1,252,766    3,072,283    3,108,305    3,132,357    3,152,003    3,105,894
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0            0            0            0
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable     0%             0            0            0            0            0            0
18  Utilities                             0%             0            0            0            0            0            0
19  Project Management Fees              10%        35,172       86,946       89,554       92,241       95,008       97,858
20  Other Labor & Management             10%        57,719      142,682      146,963      151,372      155,913      160,590
21  Administrative Costs                 10%        99,306      251,464      265,586      280,790      297,174      309,842
22  Real Estate and Stamp Taxes          10%         6,060       14,656       14,776       14,877       14,979       15,051
23            TOTAL OPERATING EXPENSES             198,257      495,748      516,879      539,280      563,073      583,341
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue                               0            0            0            0            0            0
27  Water Usage Revenue                                  0            0            0            0            0            0
28  Site Lease Payment (from JV 1, 2, & 3)         333,333      800,000      800,000      800,000      800,000      800,000
29                               TOTAL             333,333      800,000      800,000      800,000      800,000      800,000
30
31 INCOME STATEMENT
32  EBITDA                                       1,387,843    3,376,534    3,391,426    3,393,077    3,388,930    3,322,553
33  - Depreciation                        9%       271,236      653,075      658,138      661,091      663,904      670,448
34  - Interest on S/H Loan                       1,031,771    2,390,200    2,247,497    2,085,496    1,901,590    1,692,816
35  EBT (Pre-tax Income)                            84,836      333,259      485,792      646,490      823,437      959,290
36  - Local Income Taxes (Luannan)                       0            0        7,287        9,697       12,352       28,779
37  - Federal Income Taxes (China)                  25,451       99,978      145,737      193,947      247,031      287,787
38  Net Income                                      59,385      233,281      332,767      442,845      564,054      642,724
39  - Employee Welfare Res. (on-shore)   10%         5,936       15,670       17,237       18,960       20,857       22,108
40  - General Reserve (on-shore)         10%           245          588          588          588          588          588
41  - E'prise Exp. Reserve (on-shore)    10%           245          588          588          588          588          588
42          NET DISTRIBUTABLE EARNINGS              52,960      216,435      314,354      422,708      542,021      619,440
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                      52,960      216,435      314,354      422,708      542,021      619,440
46  + Depreciation                        9%       271,236      653,075      658,138      661,091      663,904      670,448
47  + Interest on S/H Loan                       1,031,771    2,390,200    2,247,497    2,085,496    1,901,590    1,692,816
48  + T-Line Principal Payments         100%       289,406      729,302      816,818      914,836    1,024,617    1,147,571
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          1,645,372    3,989,013    4,036,807    4,084,132    4,132,132    4,130,274
50  - Interest on S/H Loan                      (1,031,771)  (2,390,200)  (2,247,497)  (2,085,496)  (1,901,590)  (1,692,816)
51  - Principal of S/H Loan                       (378,715)    (994,900)  (1,129,432)  (1,282,155)  (1,455,529)  (1,652,347)
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)       0%             0            0            0            0            0            0
54  +/- Debt Service Reserve (off-shore  25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow                 (181,926)    (387,477)    (345,524)    (293,773)    (232,991)    (165,671)
56            PAN-WESTERN DISTRIBUTION   US$        46,560      190,281      276,367      371,628      476,523      544,586
57         LUANNAN COUNTY DISTRIBUTION   US$         6,400       26,154       37,987       51,080       65,498       74,853
1  EXHIBIT 12-5 (Continued)
2  JV4 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                         7            8            9           10           11           12
4                                       % OF          2005         2006         2007         2008         2009         2010
5                                       TOTAL
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0            0            0            0
8   Steam Revenue                        50%     1,477,129    1,521,443    1,567,086    1,614,099    1,646,381    1,679,308
9   Hot Water Revenue                    50%       513,872      529,288      545,167      561,522      572,752      584,207
10  T-Line Interest Payments            100%       871,960      717,726      544,985      351,514      134,827            0
11  Interest Income on On-Shore Reserves 25%       177,148      181,641      175,725      207,954      190,520      199,374
12            TOTAL OPERATING REVENUES           3,040,109    2,950,098    2,832,962    2,735,089    2,544,480    2,462,889
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0            0            0            0
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable     0%             0            0            0            0            0            0
18  Utilities                             0%             0            0            0            0            0            0
19  Project Management Fees              10%       100,794      103,818      106,932      110,140      113,444      116,848
20  Other Labor & Management             10%       165,408      170,370      175,481      180,746      186,168      191,753
21  Administrative Costs                 10%       323,114      337,024      351,604      366,890      379,571      392,699
22  Real Estate and Stamp Taxes          10%        15,106       15,172       15,250       15,338       15,444       15,509
23            TOTAL OPERATING EXPENSES             604,422      626,384      649,268      673,114      694,627      716,808
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue                               0            0            0            0            0            0
27  Water Usage Revenue                                  0            0            0            0            0            0
28  Site Lease Payment (from JV 1, 2, & 3)         800,000      800,000      800,000      800,000      800,000      800,000
29                               TOTAL             800,000      800,000      800,000      800,000      800,000      800,000
30
31 INCOME STATEMENT
32  EBITDA                                       3,235,687    3,123,714    2,983,694    2,861,975    2,649,854    2,546,081
33  - Depreciation                        9%       676,891      683,731      690,900      695,196      698,412      706,286
34  - Interest on S/H Loan                       1,455,811    1,186,758      881,324      534,588      143,330            0
35  EBT (Pre-tax Income)                         1,102,985    1,253,225    1,411,471    1,632,191    1,808,111    1,839,795
36  - Local Income Taxes (Luannan)                  33,090       37,597       42,344       48,966       54,243       55,194
37  - Federal Income Taxes (China)                 330,895      375,968      423,441      489,657      542,433      551,939
38  Net Income                                     739,000      839,661      945,685    1,093,568    1,211,435    1,232,663
39  - Employee Welfare Res. (on-shore)   10%        23,434       24,840       26,331       27,911       29,027       30,188
40  - General Reserve (on-shore)         10%           588          588          588          588          588          588
41  - E'prise Exp. Reserve (on-shore)    10%           588          588          588          588          588          588
42          NET DISTRIBUTABLE EARNINGS             714,389      813,644      918,178    1,064,481    1,181,231    1,201,298
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                     714,389      813,644      918,178    1,064,481    1,181,231    1,201,298
46  + Depreciation                        9%       676,891      683,731      690,900      695,196      698,412      706,286
47  + Interest on S/H Loan                       1,455,811    1,186,758      881,324      534,588      143,330            0
48  + T-Line Principal Payments         100%     1,285,279    1,439,513    1,612,254    1,805,725    1,123,562            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          4,132,370    4,123,646    4,102,656    4,099,990    3,146,535    1,907,584
50  - Interest on S/H Loan                      (1,455,811)  (1,186,758)    (881,324)    (534,588)    (143,330)          (0)
51  - Principal of S/H Loan                     (1,875,780)  (2,129,424)  (2,417,368)  (2,744,247)  (1,769,104)           0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)       0%             0            0            0            0            0            0
54  +/- Debt Service Reserve (off-shore) 25%             0            0    1,000,000            0            0            0
55  +/- Undistributable Cash Flow                  (86,391)       6,181     (885,786)     243,326      (52,871)    (706,286)
56            PAN-WESTERN DISTRIBUTION   US$       628,062      715,323      807,225      935,848    1,038,491    1,056,133
57         LUANNAN COUNTY DISTRIBUTION   US$        86,327       98,321      110,953      128,632      142,740      145,165
1  EXHIBIT 12-5 (Continued)
2  JV4 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                        13           14            15           16           17           18
4                                       % OF          2011         2012          2013         2014         2015         2016
5                                       TOTAL
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0            0            0            0
8   Steam Revenue                        50%     1,712,894    1,747,152    1,782,095    1,817,737    1,854,092    1,891,174
9   Hot Water Revenue                    50%       595,891      607,809      619,965      632,364      645,012      657,912
10  T-Line Interest Payments            100%             0            0            0            0            0            0
11  Interest Income on On-Shore Reserves 25%       282,946      366,942      418,430      423,888      446,533      451,890
12            TOTAL OPERATING REVENUES           2,591,732    2,721,903    2,820,490    2,873,989    2,945,637    3,000,975
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0            0            0            0
16  Water Usage                           0%             0            0            0            0            0            0
17  Supplies, Spare Parts, Consumable     0%             0            0            0            0            0            0
18  Utilities                             0%             0            0            0            0            0            0
19  Project Management Fees              10%       120,353      123,964      127,682      131,513      135,458      139,522
20  Other Labor & Management             10%       197,506      203,431      209,534      215,820      222,294      228,963
21  Administrative Costs                 10%       406,290      420,362      434,931      450,015      465,634      481,806
22  Real Estate and Stamp Taxes          10%        15,441       15,512       15,582       15,652       15,722       15,792
23            TOTAL OPERATING EXPENSES             739,590      763,268      787,729      813,000      839,109      866,083
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue                               0            0            0            0            0            0
27  Water Usage Revenue                                  0            0            0            0            0            0
28  Site Lease Payment (from JV 1, 2, & 3)         800,000      800,000      800,000      800,000      800,000      800,000
29                               TOTAL             800,000      800,000      800,000      800,000      800,000      800,000
30
31 INCOME STATEMENT
32  EBITDA                                       2,652,142    2,758,635    2,832,761    2,860,989    2,906,528    2,934,892
33  - Depreciation                        9%       714,537      484,525      157,268      159,623      160,738      163,762
34  - Interest on S/H Loan                               0            0            0            0            0            0
35  EBT (Pre-tax Income)                         1,937,606    2,274,110    2,675,493    2,701,366    2,745,791    2,771,131
36  - Local Income Taxes (Luannan)                  58,128       68,223       80,265       81,041       82,374       83,134
37  - Federal Income Taxes (China)                 581,282      682,233      802,648      810,410      823,737      831,339
38  Net Income                                   1,298,196    1,523,653    1,792,580    1,809,916    1,839,680    1,856,658
39  - Employee Welfare Res. (on-shore)   10%        31,396       32,652       33,958       35,316       36,729       38,198
40  - General Reserve (on-shore)         10%           588          588          588          588          588          588
41  - E'prise Exp. Reserve (on-shore)    10%           588          588          588          588          588          588
42          NET DISTRIBUTABLE EARNINGS           1,265,623    1,489,825    1,757,446    1,773,423    1,801,775    1,817,283
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   1,265,623    1,489,825    1,757,446    1,773,423    1,801,775    1,817,283
46  + Depreciation                        9%       714,537      484,525      157,268      159,623      160,738      163,762
47  + Interest on S/H Loan                               0            0            0            0            0            0
48  + T-Line Principal Payments         100%             0            0            0            0            0            0
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          1,980,160    1,974,351    1,914,714    1,933,046    1,962,512    1,981,045
50  - Interest on S/H Loan                              (0)          (0)          (0)          (0)          (0)          (0)
51  - Principal of S/H Loan                              0            0            0            0            0            0
52  ADJUSTMENTS
53  +/- Overhaul Reserve (on-shore)       0%             0            0            0            0            0            0
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0            0            0            0
55  +/- Undistributable Cash Flow                 (714,537)    (484,525)    (157,268)    (159,623)    (160,738)    (163,762)
56            PAN-WESTERN DISTRIBUTION   US$     1,112,685    1,309,794    1,545,076    1,559,122    1,584,047    1,597,682
57         LUANNAN COUNTY DISTRIBUTION   US$       152,938      180,031      212,370      214,301      217,727      219,601
1  EXHIBIT 12-5 (Continued)
2  JV4 INCOME AND CASH FLOW STATEMENTS
3  -- BASE CASE                                        19           20           21
4                                       % OF          2017         2018         2019           Total
5                                       TOTAL                              (7 months)
6  REVENUES
7   Electric Energy Revenue               0%             0            0            0                0
8   Steam Revenue                        50%     1,928,997    1,967,577    1,147,753       32,450,318
9   Hot Water Revenue                    50%       671,070      684,492      399,287       11,288,996
10  T-Line Interest Payments            100%             0            0            0        9,383,509
11  Interest Income on On-Shore Reserves 25%       457,050      462,444      273,115        5,212,925
12            TOTAL OPERATING REVENUES           3,057,118    3,114,513    1,820,155       58,335,748
13
14 OPERATING EXPENSES
15  Coal Delivered                        0%             0            0            0                0
16  Water Usage                           0%             0            0            0                0
17  Supplies, Spare Parts, Consumable     0%             0            0            0                0
18  Utilities                             0%             0            0            0                0
19  Project Management Fees              10%       143,708      148,019       88,935        2,307,907
20  Other Labor & Management             10%       235,832      242,907      141,696        3,783,146
21  Administrative Costs                 10%       498,551      515,890      306,717        7,635,258
22  Real Estate and Stamp Taxes          10%        15,846       15,904        9,277          306,948
23            TOTAL OPERATING EXPENSES             893,937      922,719      546,625       14,033,259
24
25 INTERCOMPANY EXPENSES/REVENUES
26  Water Capacity Revenue                               0            0            0                0
27  Water Usage Revenue                                  0            0            0                0
28  Site Lease Payment (from JV 1, 2, & 3)         800,000      800,000      466,667       16,000,000
29                               TOTAL             800,000      800,000      466,667       16,000,000
30
31 INCOME STATEMENT
32  EBITDA                                       2,963,181    2,991,794    1,740,197       60,302,489
33  - Depreciation                        9%       170,025      177,366      103,464       10,020,614
34  - Interest on S/H Loan                               0            0            0       15,551,182
35  EBT (Pre-tax Income)                         2,793,156    2,814,427    1,636,734       34,730,693
36  - Local Income Taxes (Luannan)                  83,795       84,433       49,102        1,000,042
37  - Federal Income Taxes (China)                 837,947      844,328      245,510       10,173,698
38  Net Income                                   1,871,415    1,885,666    1,342,121       23,556,953
39  - Employee Welfare Res. (on-shore)   10%        39,726       41,315       25,064          576,851
40  - General Reserve (on-shore)         10%           588          588          343           11,765
41  - E'prise Exp. Reserve (on-shore)    10%           588          588          343           11,765
42          NET DISTRIBUTABLE EARNINGS           1,830,513    1,843,175    1,316,371       22,956,573
43
44 CASH FLOW STATEMENT
45  Net Distributable Earnings                   1,830,513    1,843,175    1,316,371       22,956,573
46  + Depreciation                        9%       170,025      177,366      103,464       10,020,614
47  + Interest on S/H Loan                               0            0            0       15,551,182
48  + T-Line Principal Payments         100%             0            0            0       12,188,882
49  CASH AVAILABLE FOR SHAREHOLDER LOAN          2,000,538    2,020,541    1,419,834       60,717,251
50  - Interest on S/H Loan                              (0)          (0)          (0)     (15,551,182)
51  - Principal of S/H Loan                              0            0            0      (17,829,000)
52  ADJUSTMENTS                                                                                     0
53  +/- Overhaul Reserve (on-shore)       0%             0            0            0                0
54  +/- Debt Service Reserve (off-shore) 25%             0            0            0        1,000,000
55  +/- Undistributable Cash Flow                 (170,025)    (177,366)    (103,464)      (5,380,496)
56            PAN-WESTERN DISTRIBUTION   US$     1,609,313    1,620,445    1,157,300   $   20,182,491
57         LUANNAN COUNTY DISTRIBUTION   US$       221,200      222,730      159,071   $    2,774,081





       [PARSONS BRINCKERHOFF ENERGY SERVICES, INC. LETTERHEAD]





           PARSONS BRINCKERHOFF ENERGY SERVICES, INC.

                      Officer's Certificate


      I, R. J. Bednarz, of Parsons Brinckerhoff Energy Services, Inc. DO HEREBY CERTIFY that:

     Since April 11, 1997, no event affecting our report entitled "2x50 MW Coal-Fired Power Plant at Luannan, China" dated April 11, 1997 (the "Engineer's Report") or the matters referred to therein has occurred (i) which makes untrue or incorrect in any material respect, as the date hereof, any information or statement contained in the Engineer's Report or in the Prospectus relating to the offering of 12-1/2% Registered Senior Secured Notes due 2004 by Panda Global Energy Company (the "Prospectus") under the captions "Summary - Independent Engineers' and
Consultants' Reports - Consolidating Financial Analyst's Pro Forma Report," Summary - Independent Engineers' and Consultants' Reports - Luannan Engineering Report," and Independent Engineers and Consultants - Luannan Facility" in the Prospectus or (ii) which is not reflected in the Prospectus but should be reflected therein in order to make the statements and information contained in the Engineer's Report or in the Prospectus under the captions set forth above, in the light of the circumstances under which they were made, not misleading.

              WITNESS  my hand this 7th day  of August 1997.



                              By:     /s/
                              Name:
                              Title:







                           APPENDIX E





                          REVIEW OF THE
                    COAL SUPPLY ARRANGEMENTS
                               FOR
                    THE LUANNAN POWER PROJECT
                               OF
                PANDA ENERGY INTERNATIONAL, INC.





                         April 11, 1997












This copy of our report was prepared for inclusion in the Offering Circular relating to the offering by Panda Global Energy
Company of its Senior Secured Notes due 2004 and does not include the listed appendices. (See Table of Contents).




REVIEW OF THE COAL SUPPLY ARRANGEMENTS FOR
THE LUANNAN POWER PROJECT OF PANDA ENERGY INTERNATIONAL, INC.



PREFACE

The data contained in this report is based primarily on verbal communication which was translated from Chinese to English and vice versa. The only hard data Marston saw was in the form of Preliminary Feasibility Studies for the two new shaft and mine areas to be constructed and one mine plan showing the initial development work and drill hole locations. Other data given to Marston regarding coal quality is contained in the attached appendices.

The Observations and Conclusions given here are drawn from discussions with people in responsible positions, as set out in the following list.

1.Luannan County Government Vice Magistrate  Li He
2.Tangshan Municipal Coal Mine Industry Bureau, Manager Han Wen Xu 3.Kailuan Coal Mine Administration, Deputy Director Yang Zhong 4.Qianjiaying Coal Mine, Chief Engineer Zhang Pu Tian 5.Linguantun Coal Mine, Chief Engineer Yao Yaoguang
6.LeTing Coal Mine, Vice Manager Xu Zi Li Engineer Tao Zhi Hong 7.Chang Li Coal Mine, Manager Zhang Zuo Xiang
8.Luannan Coal Mine, Manager Du Yang Fang Engineer Gao Guo Bao 9.Zunhua Coal Mine, Vice Manager Liu Qing Hua

We  were  accompanied by Mr. Xue Shu Xing and Mr. Zhao  (former
Luannan Mine Manager) who provided general information and comments on operations in the Tangshan area.



                        TABLE OF CONTENTS


                                                 PAGE
1.0  SUMMARY AND CONCLUSIONS                       1-1

2.0  BACKGROUND                                    2-1

3.0  BASIC DATA PROVIDED BY PANDA                  3-1

4.0  COAL PRODUCTION AND RESERVES                  4-1

5.0  COAL QUALITY                                  5-1

6.0  COAL TRANSPORT                                6-1

7.0  PANDA FUEL SUPPLY STRATEGY                    7-1

This copy of the report does not incorporate the appendices listed below which include the Field Notes taken by Larry Pituley during his China Site Visit (Appendix 1) and copies of Data provided by Panda Energy International, Inc. which is listed in
Section 3.0 of this report (Appendix 2).

APPENDICES
APPENDIX 1 - Field Notes
APPENDIX 2 - Data Provided by Panda Energy International, Inc.



                  1.0  SUMMARY AND CONCLUSIONS

Following are Marston's observations and conclusions with regard to coal reserves, coal quality and reliability of coal supply and coal transportation in the Tangshan Region of Hebei Province, The Peoples Republic of China, as a fuel supply for the proposed Luannan power plant. This report has been prepared for use in the Offering Circular relating to the offering by Panda Global Energy Company of its Senior Secured Notes due 2004. These conclusions are subject to the limitations and constraints under which this review was conducted and should be judged and used accordingly:

Overall Conclusion

Although this project can not be assessed by the usual Western standards because the data to do such an assessment is not readily available, it is reasonable to believe that a coal resource of the appropriate quality is available, at a locally competitive price in sufficient quantity to operate Panda's proposed Luannan Power plant successfully, taking into consideration the local environment. The fuel supply strategy, coal supply agreements and the coal transportation agreement are appropriate for the conditions and situation as it exists in China. Given that cost of the fuel supply is a pass-through arrangement in the Power Purchase Agreement, the risk exposure for the project will be minimal in terms of the delivered fuel price.

Reserves

Marston believes that the remaining coal reserves in the Tangshan coal field are adequate to provide a long-term supply even though the area has been mined for more than 100 years. The reserves may be overstated but at 7.6 billion tonnes even a 50% error would still leave ample reserves for the 20 year time frame Panda is concerned about. The expectation with reserves, in Marstons' opinion, is that in 20 years the remaining reserves will be deeper and more expensive to mine, rather than be in short supply.

The Chinese government does not permit the disclosure of the methods for calculating coal reserves. Even if the methods and standards were made known, the provinces and local coal regions do not necessarily conform to the central government's standards and regulations. Disclosure that the local agencies have their own standards would not be politically astute. The Cultural Revolution (1966 to 1976) destroyed a lot of the old records and discouraged constructive work. Records kept during the Cultural Revolution were poor to non-existent.

By Western standards, Chinese mine operators do not have the funds to do extensive drilling and geologic assessment in most cases. The local attitude is that the coal seams in the region are fairly consistent and the general geologic structure, though complex, is well known and understood.

The two mines sinking new shafts have had feasibility studies done by the Provincial Capital Coal Mine Institute. The two studies had different formats but they appeared to be fairly detailed.

The large tonnage Kailuan mines are mining in deeper coal reserves. They are generally 600-meters or greater in depth. At those depths, only limited drilling is done to confirm the presence of coal seams. This is evidenced by the plans observed for the development of one of the smaller mines. The smaller mines are working shallower structures or have re-entered old, large-scale mines to clean up the leavings. Some of the smaller mines are now going after some coal which is in excess of 600 meters in depth.

Quality

Marston believes Panda has a good understanding of what the coal quality range is going to be for the coals delivered to the Luannan power plant from the mines in the Tangshan Region. It is important to design the power plant stockpile and feed system to cope with the quality variability and to establish operating procedures for managing the expected variability. Panda is aware of these needs and has initiated control systems to handle it. It is not realistic to expect the system in the Tangshan Region, which is producing 21 million tonnes per year, to change because of a single customer using 450,000 tonnes per year.

Coal product quality will vary. One hundred and seventeen years of mining coal in this area has taught the operators that a given coal seam within a geologic structure is usually very consistent. However, the amount of out of seam dilution will vary significantly. In recent times, China has had a shortage of coal for domestic consumption and as a result, the political and economic system has dictated that "if it's black, bring it to the surface and use it". Therefore, the material coming out of the mines typically is high in ash and is used in its raw state.

The mine managers quite openly admit that they mix bone coal with higher grade coal (>5000 kcal/kg) since this product will sell and is acceptable in the marketplace. From what Marston observed of coal loaded in trucks, it is quite soft, friable and fine-grained. This type of coal would be difficult to upgrade without a wash plant. There has been no financial incentive to the mine operators to separate the higher grade (lower ash) seams since the state doesn't pay any premium for better quality, and the newly instituted free market has not matured enough for the consumers to pay a premium for better quality. As the Chinese get more international exposure, and experience revenue benefits from quality control, there will be changes, but over a period of time.

In summary, it is reasonable to expect that a coal supply with 4,600 to 4,700 kilocalories per kilogram and 33-34% ash, will be available from the Tangshan coal field for the life of the facility.

Reliability Of Supply

The whole Luannan/Tangshan district needs power to satisfy its industrial ambitions. The Luannan County government, who is Panda's partner in the venture, is development oriented and will make sure that the plant has the required coal supply even if it has to come from mines other than the contracted ones. This, in Marston's opinion gives more comfort to the reliability of the supply issue than long-term western style contracts, which are new to the Chinese coal industry.

Indications are that free market prices are increasing as more and more free-market coal is being sold. Since the Power Purchase Agreement for electricity sales has a pass-through arrangement on the fuel supply cost and the local political-management system will help control fuel-supply costs, then the risk to the power plant investors should be minimal.

Transportation

Panda has executed a Coal Transportation agreement at locally competitive rates. There appears to be a reasonable amount of competition in the trucking business and plenty of local entrepreneurs willing to bid on this type of business. The condition of the roads could be an issue as far as rates are concerned, but they are not severe enough to present a risk to the deliverability of the coal. Parts of the road system do need repair work, and with more heavy traffic this situation will be aggravated.

On Site Management

Another plus is Panda's on site manager, Mr. John Zamlen, who has operated coal fired power plants for five years. He has a good understanding of local conditions and is rapidly establishing a good relationship with the Chinese people involved. In China this is very important.

                         2.0  BACKGROUND

In late 1994, Panda Energy International, Inc. ("Panda") formed joint ventures in China and entered into a Power Purchase Agreement with the North China Power Grid to supply 100 megawatts of power to be generated by a new 100 MW power plant (2 X 50 MW units) to be built in Luannan County, Hebei Province.

Panda has the Luannan County Government as a partner in it's joint venture companies, Tangshan Panda Heat and Power Company, Ltd. and Pan-Western Heat and Power Company Ltd. The North China Power Group Co. is the electricity transmission agency for the northern part of China.

Hebei province is the province which surrounds the municipalities of Beijing and Tianjin. It reaches to the east coast of China and is the center of a growing industrial region. Tangshan City is located about 180 kilometers by road to the east of Beijing. The town of Luannan, which is the seat of Luannan County and the site of the proposed power plant is about 40 kilometers southeast of Tangshan City. The Tangshan City location has access to port cities in the area. See Figure 1.

Tangshan City is in the center of the Tangshan coal basin which has been the source of energy and raw materials for its industrial base. The predecessor of the Kailuan Coal Mining Administration was established in 1878 and currently produces about 18 million tonnes of coal per year. The region was occupied by the Japanese during World War II, during which time the Japanese expanded the coal mining operations and shipped the coal to Japan.

Given the proximity of these coal fields to Panda's proposed power plant at Luannan, coal produced in the Tangshan region was selected by Panda to be the most advantageous source of fuel for the power plant.

 	 		       [FIGURE 1
			PROJECT LOCATION MAP]


In  January  of  1997  Panda  engaged  Marston  &  Marston,  Inc.
("Marston") to provide such consulting services, as may be requested by Panda, for Panda's proposed power plant to be constructed in Luannan County and other power projects using coal as a fuel. The initial assignment was to visit the coal mines contracted to supply the proposed power plant and to assess the local conditions pertaining to transporting the coal by trucks from the mines to the power plant. These contracts were entered into by Panda as the result of a study done in the December 1995
- January 1996 time frame by Anderson & Schwab, Inc. and specifically Robert E. Golkosky (now with Marston). This most recent site visit by L.J. Pituley of Marston & Marston, Inc. took place from January 22, through January 29, 1997.

Marston was also requested to prepare this summary report as outlined in Panda's memo of January 21, 1997 to Robert E.
Golkosky of Marston.

                3.0  BASIC DATA PROVIDED BY PANDA

In preparing this report, Marston relied, in part, on the following data and material provided by Panda:

-  A  report prepared by Robert E. Golkosky of Anderson & Schwab,
   Inc. (now with Marston) dated March 29, 1996 including copies of Coal Supply Agreements with 6 mines.

-  A  memo  titled  "Clarification from Tangshan  Municipal  Coal
   Industry  Bureau",  signed by Han Wan-xu,  Tangshan  Municipal
   Coal  Industry  Bureau  and dated February  10,  1996.   Under
   official seal.

-  A  memo  from  the  Kailuan Coal Mining Administration  titled
   "Clarification  of  Coal Reserves and  Production  of  Kailuan
   Coal  Mining  Administration"  dated  March  7,  1996.   Under
   official seal.

- A certified translation of a signed copy of the Coal Transportation Agreement between Luannan County State-Owned Transportation Company owned and operated by Luannan County and Tangshan Panda Heat and Power Co. Ltd. And Tangshan Pan-Western Heat and Power Co. Ltd.

-  A  letter  from John R. Zamlen General Manager of  Pan-Western
   Energy  Corp.  on  Tangshan Panda  Heat  and  Power  Co.  Ltd.
   Letterhead  to  Mr.  Zhao Xiucheng, General  Manager,  Luannan
   County Heat and Power Plant.

- Analytical results and discussion of the above mentioned spot sample by the Harbin Power System Engineering and Research
   Institute dated December 9, 1996 and an English translation dated January 16, 1997.

- Daily Qianjiaying Mine heating values of coal produced during the months of October and November 1995.

-  Luannan  Thermal  Power Plant, a General  Discussion  on  Coal
   Supply,  Quality  Control  and  Management  prepared  by  J.R.
   Zamlen dated October 9, 1996.

An information packet on the Kailuan mining area produced by the Kailuan Coal Mining Administration.

                4.0  COAL PRODUCTION AND RESERVES

General

China as a country reportedly produces in the order of 1.2 to 1.3 billion tonnes of raw coal per year. Only a small percentage of the total is upgraded by washing or by coal processing for the internal coking operations and for export. Thermal coal for domestic consumption is not upgraded beyond screening and hand picking of waste rock off the product conveyor belts.

Coal transportation in China is mainly by railroad and the railroad system is inadequate to deliver coal from the producing regions to the consuming industrial areas in the quantities required. While China exports a small amount of coal from the northern producing areas it also imports coal to the southern industrial areas. Locally, truck transportation is used.

The Tangshan coal field covers an area of some 670 square kilometers and contains some 7.6 billion tonnes of geological reserves down to a depth of 1000 meters (3281 feet). See Figure
2. The field consists of three basins, two of which Kaiping and Chi Zhoushan are being commercially exploited and the third smaller block Jiyu is not yet developed. It lies to the southeast of the two larger structures.

The coal field is all of the same geological formation but erosion has removed some of the anticlinal structures thus creating the separate basins. Within the basins the structures range from gently dipping monoclines to steeply dipping (nearly vertical) and faulted complex structures. The general strike of the anticlines and synclines is NE - SW.

While  the  seams lens out in places and thicken in other  places there  are consistently six mineable seams over a large  part  of
the  area.   A  coal  seam that is 0.7 meters thick  or  more  is
considered to be mineable.

Differing underground mining methods are used to cope with the geologic structures present in the area, however an overall mining coal recovery at 50% of the geologic reserve is based on a long history of mining in the area. Longwall mining operations report 80 to 90% coal recovery from panels.

By token of the same long history, the Chinese have found that the coal quality, when all seams are blended together is relatively consistent. In the mining process not all seams are always mined in the same proportion and this leads to some substantial swings in the ash content of the coal on a day to day basis.

Projections for future coal quality based on limited drill results and on the historic quality of the coal that has been produced. Some blending takes place to eliminate very low heat content coal by blending it with the higher heat content coal.

Annual production from the Tangshan coal field is 21 million tonnes. Six million tonnes is clean coal and is utilized for coking, gas production and export. Note that the main rail line from Datong, and Beijing to the coal port of Qinhuangdao straddles the Tangshan coal field. Wash plant reject and the raw coal is used for thermal power generation in North and East China.

Locally coal is distributed by truck and trailer units of varying sizes up to about 15 tonnes in combined capacity.

           				[FIGURE 2
			MAP OF TANGSHAN BASIN COAL MINE LOCATIONS]


Kailuan Coal Mining Administration

This Administration, owned by the Central Government, operates ten major mines in the Tangshan coal field and produces some 18 million tonnes of coal per year. The Kailuan Coal Mining Administration has under its control approximately 72% of the total 7.6 billion tonnes of geological coal reserve in the Tangshan coal fields, or 5.0 billion tonnes. See Appendix 2. Reserves are re-estimated on an annual basis.

The Qianjiaying Coal Mine is one of the larger Kailuan mines with 1995 production of 3.34 million tonnes and 1996 production of
3.67 million tonnes of 4700 kilo calories/kilogram, heat content and 34 to 35% ash coal. This mine has six longwall faces. Five of these faces are equipped with mechanical shearers and one is semi-mechanical. The mine has available to it nine mechanical shearers and one more is on order. The mining operation is 600 meters below sea level and does not have any serious water, temperature or roof control problems according to mine management. The mine operates seven days per week with two production shifts and one maintenance shift. The mine only shuts down for 3 days every December for equipment checking and major maintenance.

All the coal produced at the Qianjiaying mine goes for thermal power generation with as much as one third of the production being sold on the free market. Up to 300,000 tonnes per year, some 70% of the total annual requirement for the proposed Luannan power plant is contracted to be supplied by this mine.

Tangshan Municipal Coal Industry Bureau

The Tangshan Municipal Coal Industry Bureau controls some 546 million tonnes of mineable coal reserves. See Appendix 2. This organization consists of more than 180 individual mines ranging in annual individual production up to 80,000 tonnes per year. These mines are locally owned and not owned by the Central Government. One new mine under development will have production capability of up to 300,000 tonnes per year while another mine is to sink a second shaft which will increase its production capability to 210,000 tonnes per year. These mines operate in the shallower leavings of former larger scale mines and in structurally complex areas. These mines generally operate in the 50 to 300 meter depth range but the larger proposed mine is planning to mine coal down to 660 meters. The current combined annual production of these mines is some 4 million tonnes per year of a variable coal quality product.

These smaller mines utilize a variety of mining methods but most are labor intensive. Some of these mines can increase production fairly quickly but others can not as they are producing at capacity. Of the five mines that have contracts with Panda two are expanding their capacity, two can increase their production and one is at its production limit. All these mines say that the Panda power plant will have first priority for their coal production.

The five mines visited by Marston in this jurisdiction stated that they do not have any water, methane or roof control problems nor geological structural problems.

The present combined production capacity of the five mines is 400,000 tonnes annually. When the two new shafts are completed by late 1998 or early 1999 the combined production capacity will be 750,000 tonnes per year. A number of these operations have other producing mines of similar coal quality that they could call on in case of unforseen problems at the contracted mines.

These mines jointly will be able to provide the 150,000 tonnes or more if required annually, for the Panda power plant in addition to the 300,000 tonnes contracted for from Kailuan's Qianjiaying
Mine.

                        5.0  COAL QUALITY

As indicated earlier in the report mine forecasts of future coal quality are based on limited drill hole information and on historic records of coal quality. The Qianjiaying mine is mining the continuation of known seams and carries a small risk of any radical quality change. Moreover, the five smaller mines are mining the edges of seams that have been mined before or structurally difficult areas in the proximity of previously mined areas and should not encounter any great quality surprises. There will be day to day variations because of variations in seams being mined but the long term average (month to month) should not change more than 5% up or down from the committed heat content of the As Received coal supply.

On a mine by mine basis the situation is as follows:

Qianjiaying Mine: The 1995 heat content was 4,500 kiloCal/kg and the 1996 heat content was 4,700 kiloCal/kg at a 34% to 35% ash level. Mine management expressed the opinion that to increase the heat content to 4,750 kiloCal/kg in 1997 is not very realistic. It is most probable that the mine will be able to meet its long term commitment to Panda to supply 4,600 kiloCal/kg coal at a 35% to 36% ash level on an As Received basis.

Tangshan Liu Guantun Mine: From the analysis given for each seam in the new mine feasibility study the seam ash content varies from 18% to 23.7% on an As Received basis. If one takes an average ash level of 22% and 7% total moisture then the heat content of 5,595 kiloCal/kg is possible on an all seams blended basis. How much dilution or in seam rock will be added during the mining process is unknown although the mine staff insist dilution is less than 1%. In summary it is likely that the contract heat content of 4,900 kiloCal/kg and 30% ash will be achieved or even exceeded.

LeTing County Coal Mine: The current mine production produces a heat content of 4,600 kiloCal/kg and 38% ash however coal from the new shaft area mine is expected to be some 5,400 kiloCal/kg at 28.9% ash on an As Received basis. This seems to be a high ash level for 7.59 meters of coal with an ash level of 17% and
1.6 meters of 31% ash, as stated in a preliminary feasibility study. One can only assume that in-seam partings and dilution make up the extra ash content in the proposed product quality. In any event the contract heat content of 4,900 kiloCal/kg should be readily achievable.

Chang Li County Coal Mine: The heat content of the current production was given as ranging between 4,000 and 4,500 kiloCal/kg and 34 to 40% ash on an As Received basis. The owners have two other mines one of which produces 4,500 to 4,700 kiloCal/kg coal and the third mine has the same coal quality as the first mine.

This  mine may not be able to meet the average quality  of  4,900
kiloCal/kg  and  will have some difficulty in staying  above  the
minimum  4,400  kiloCal/kg.   It  is  likely  to  be  the   least
consistent coal supplier.

Luannan County Coal Mine: The quality of the coal produced in the last two years has an ash content variation of 26% to 36% and averages on a partially air dried basis about 31% ash and 5,000 kiloCal/kg heat content. This mine, with careful management, should be a good coal supplier for the power plant as it can meet the contract specification.

Zunhau Coal Mine: The coal quality was stated as being 25% to 26% ash and 4,500 to 5,000 kiloCal/kg. This appears to be inconsistent with the reported quality of all the other mines in the area. With a 25% to 26% ash level the heat content should be over 5,000. The mine should fall into the heat content zone between 4,400 and 4,900 kiloCal/kg as specified in the contract.

In summary, it is reasonable to expect that a coal supply with 4,600 to 4,700 kiloCal/kg and 33% to 34% ash, for the power plant will be available from the Tangshan coal field for the life of the facility.

Other Coal Analyses

Moisture:  The total moisture ranges between 6% and 10% depending
on  precipitation  and  length of time  in  the  stockpile.   The
inherent moisture varies from 0.6% to more than 2% but on average for freshly mined coal is less than 1.0%.

Sulphur: As a generalization the thinner seams (less than 1 meter) have a higher sulfur content consequently the impact on the blended coal is minimized. The sulphur values in the analysis we have had access to range from 0.3% to 4.53% in individual seams. An average sulphur content of 1.25% is a reasonable number for a long term coal supply. Mines producing from a number of thin coal seams should be monitored very closely to make sure they do not exceed the sulphur specification.

Volatiles: The volatile content on a dry ash free basis is in excess of 30%. On an air dried basis the volatiles vary from a low of 20% to values in the 38% range. It is not possible to establish a volatile value for 33% to 35% ash coal from the data we have available to us.

Sodium Oxide: As a percentage of the ash the value is less than one percent and quite frequently less than one half of one percent.

Chlorine:   From the limited information available  the  chlorine
content is low with a range of 0.035% to 0.10%. This is based on one set of average analyses for a mine with 7 seams.

                       6.0  COAL TRANSPORT

Since the power plant is located near the Tangshan coal field it is reasonable to haul the coal from the mines to the plant with trucks.

There appears to be a good supply of coal hauling trucks in the area with ownership ranging from individuals to small companies and the local County government.

The shortest coal haul from the Qianjiaying mine is approximately
28 kilometers, which is also the largest tonnage, and the longest haul distance, approximately 48 kilometers is from the LeTing mine.

The road system in the area is reasonable and most of the roads are paved.

A coal trucking contract has been negotiated and executed with Luannan County State - owned Transportation Company. A normal cost of trucking in the area as of January 1997 is 0.3 RMB Yuan (approximately $0.036 US) per tonne kilometer but bad road conditions in some areas have pushed the price up to 0.35 to 0.4 RMB Yuan per tonne kilometer. The trucking company is responsible for any coal loss. The time of Marston's visit was also the high demand season for coal in this area.

                 7.0  PANDA FUEL SUPPLY STRATEGY

Panda developed a fuel supply strategy that focuses on providing a stable, long-term coal supply consisting of the following elements.

Utilize coal from the Tangshan coal field which has a long history of producing good quality coal and has coal reserves that will continue to be exploited for many years into the future. In other words a stable long-term coal supply.

The close proximity of the coal field to the proposed power plant site allows Panda to take advantage of the local trucking opportunity and eliminates the risk of transporting by railroad, a system that is overloaded and not dependable.

An assessment was made of the mines in the area and the decision was made to negotiate a long-term supply contract with a major State owned and operated mine (1996 production 3.67 million tonnes) for up to 70% of the power plants fuel requirement. For the other 30% of the fuel requirement Panda negotiated contracts with five independent mines, some of which operate more than one mine. Panda has built into the contracts the opportunity to pick and choose the better quality coal being produced from the individual mines at any given time.

The price of the coal is to be determined annually for the Kailuan contract and monthly for the Tangshan Coal Industry
Bureau Mines, based on the prevailing market price, for a given quality of coal, in the Tangshan area.

Specific conditions of the coal supply contracts are as follows:

A.   Kailuan Coal Administration Mine Contract

The Buyer has the right to determine the tonnage to be purchased up to 300,000 annual tonnes. Buyer and Seller agree that the primary mine to supply coal for Panda is the Qianjiaying Mine. The Seller also represents that sufficient reserves and production capability exist within the Kailuan Coal Mining Administration.

      The Buyer is to provide to the Seller annual and monthly tonnage requirements in approximately equal monthly amounts.

      Buyer and Seller will meet every November to mutually determine the market price, shipping schedule and other conditions  for  a coal supply contract for the  following  year.
Effective with the first purchase of coal, the Agreement shall continue for a term of ten years.

       Coal quality specifications with Average Quality and Acceptable Limits are spelled out for Total Moisture, Ash, Sulphur, Heat Value Top Size and Fines for acceptance by the buyer. The Seller will sample the coal and have analysis performed and the Buyer can dispute the analysis if a significant difference exists. A third party independent analysis shall be binding. Buyer has the right to reject and suspend coal deliveries that do not meet specifications. Weight is to be determined by Sellers certified scales. Market price shall be the average annual price in RMB Yuan per Kilo calorie for coal sold by the Seller for the following year under similar terms and conditions.

      Payments by the Buyer are to be made within 5 to 15 days after the end of each month. The agreement is governed by the laws of the Peoples Republic of China. Either party can terminate the agreement if the other party materially breaches the contract and does not cure the breach within 60 days. Lender Approval, Peoples Republic of China National Energy Policy changes and certain Force Majuere clauses for circumstances beyond the reasonable control of either party are included.

B.   Tangshan Coal Industry Bureau Mine Contracts

      Buyer  has the right to buy up to a set tonnage  from  each
mine  for  a  period of ten years at market prices.   Buyer  will
notify Seller prior to the first day of each month of the requirements for the following month.

       Coal  Quality  Specifications  with  Average  Quality  and
Acceptable Limits are spelled out for total Moisture, Ash, Sulphur, Heat Value, Coal Size and Fines for acceptance by the
Buyer.

      Buyer and Seller will analyze coal samples collected at the Buyer's facilities. In case of dispute an independent third party analysis will be binding. Buyer can reject coal outside the Acceptable Limits and the Supplier shall replace it with acceptable quality. Weight of the coal sold and purchased shall be determined by certified scales maintained by the Seller. A dispute mechanism is in place.

      Market Price shall be the average monthly price in RMB Yuan per tonne for coal sold by mines regulated by the Tangshan Municipal Coal Industry Bureau under similar terms and conditions. The Market Price is based on heating value and if the quality shipped varies significantly from the average Quality specification the Buyer and Seller will discuss the reasons for the variation.

      Payment shall be made by the Buyer including adjustments within 15 days of each month end. Buyer will pay an annual Reservation Fee of between 400,000 RMB Yuan and 560,000 RMB Yuan per year which shall be applied against coal purchased over the Current year. The Buyer is not committed to any minimum monthly take.

      The Agreement is governed by the laws of the Peoples Republic of China. Either party can terminate the agreement if the other party breaches the contract and does not cure the breach within 60 days. Buyer upon notice to Seller can terminate the agreement due to non-approval by the Lenders. Notices or other communications shall be in writing.

C.   Coal Transportation Agreement

      The agreement is with the Luannan County State-Owned Transportation Company ("Carrier") owned and operated by the Luannan County is for 10 years from the date of the first truck deliveries for up to 500,000 tonnes per year. Buyer will provide monthly delivery schedules which can be adjusted weekly. Failure to deliver by the Carrier allows the Buyer to make alternate arrangements and incremental costs shall be to the Carriers account. The Buyer is reimbursable by the Carrier for weight differences greater than four tenths of one percent between the Suppliers' and Buyers' scales.

      The first year of coal deliveries shall be at 15 RMB Yuan per tonne and the price will then be negotiated annually.
Payments to Carrier shall be within 15 days after each month end.

       The  Carrier  represents  that  it  owns  and  operates  a sufficient number of trucks to supply the Buyer's coal requirements. If necessary the Carrier will supplement its truck fleet. The Carrier is responsible for all licenses, permits and for meeting all government obligations.

     The Agreement is subject to the laws of the Peoples Republic of China. Either party may terminate the agreement under certain conditions. Subject to the Buyer obtaining its Lender's approval the agreement can be canceled. Notices are to be in writing.

The fuel supply strategy, coal supply agreements and the coal transportation agreement are appropriate for the conditions and situation as it exists in China. Given that cost of the fuel supply is a pass-through arrangement in the Power Purchase Agreement, the risk exposure for the project will be minimal in terms of the delivered fuel price.

Future Central Government actions cannot be definitively forecast but current indications are that power supply development is an important factor in the country's development plan.





                 [Marston & Marston Letterhead]




                     MARSTON & MARSTON, INC.

                      Officer's Certificate


      I, Richard Marston, of Marston & Marston, Inc., DO HEREBY
CERTIFY that:

     Since April 11, 1997, no event affecting our report entitled "Review of the Coal Supply Arrangements for the Luannan Power Project of Panda Energy International" dated April 11, 1997 (the "Fuel Consultant's Report") or the matters referred to therein has occurred (i) which makes untrue or incorrect in any material respect, as the date hereof, any information or statement contained in the Fuel Consultant's Reports or in the Prospectus relating to the offering of 12-1/2% Registered Senior Secured Notes due 2004 by Panda Global Energy Company (the "Prospectus")
under  the  captions  ""Summary  -  Independent  Engineer's   and
Consultant's Reports - Luannan Engineering Reports," "Summary - Independent Engineers' and Consultants' Reports - Luannan Coal Consultant's Report," and "Independent Engineers and Consultants
- Luannan Facility" or (ii) which is not reflected in the Prospectus but should be reflected therein in order to make the statements and information contained in the Fuel Consultant's Report or in the Prospectus under the captions set forth above, in the light of the circumstances under which they were made, not misleading.

           WITNESS  my hand this 7th day  of August 1997.



                              By:     /s/ Richard R. Marston
                              Name:   Richard R. Marston, P.E.
                              Title:  Vice President & General Counsel



                                                              APPENDIX G

                     OWNERSHIP STRUCTURE OF THE ISSUER, THE COMPANY,
                  PANDA INTERNATIONAL AND CERTAIN OF THEIR SUBSIDIARIES


                                         PANDA ENERGY
                                      INTERNATIONAL, INC.
                                     ("PANDA INTERNATIONAL")

                                   PANDA GLOBAL
           	        ____________  HOLDINGS, INC.    _______________
                    |  100%     (THE "COMPANY")              100% |
               Panda Energy                                 Panda Global
         			   Corporation					                             Energy Company
              	  (Texas)	                         			       (the "Issuer")
                 ("PEC")                               		        	|
              				  |						                                	      |
           Panda Interfunding					                            Pan-Sino
 		            Corporation			                        	    Energy Development
        		 	     ("PIC")                                    Company, LLC*
              				  |                       					            ("Pan-Sino")
         ___________|_____________  					                         |
         |  100%                 | 100%				                       |
 Panda Interholding        Panda Funding			               Pan-Western Energy
    Corporation             Corporation 	 		              Corporation LLC**
 ("Interholding")            ("PFC")                   				("Pan-Western")
		   |                      						|
     |_____________________________|____________________          |
     | 100%        | 100%       |  100%     | 100%     | 100%	   	|
  Panda-        PRC II        Panda       Panda    Brandywine		   |
 Rosemary    Corporation   Brandywine    Energy      Water			     |
Corporation   ("PRC II")  Corporation     Corp.     Company		    	|
("PR Corp.")  	    	        ("PBC")    (Delaware)                 |
     |	            |		         |		          |	                    |
_____|_____________|____   ____|____________|___                  |
Panda-Rosemary, L.P.***    Panda-Brandywine, L.P.                 |
   (the "Rosemary		          (the "Brandywine                     |
   Partnership")               Partnership")                      |
          |								                                               |
          |			                     _______________________________|____
 _________|____________					       |           |          |           |
 Panda-Rosemary Funding				 87.92% |    87.92% |   87.92% |    87.92% |
      Corporation								       Tangshan   Tangshan   Tangshan    Tangshan
("the "Rosemary Issuer")         Panda       Pan-      Cayman     Pan-Sino
                               (a "Joint  (a "Joint   (a "Joint  (a "Joint
                               Venture")  Venture")   Venture")   Venture")
                                   |           |           |          |
                            12.08% |    12.08% |    12.08% |   12.08% |
                                   |___________|___________|__________|
                                               |           |
                                         Luannan County Partners
                                         (the "County Partners")

        * The remaining 4.5% equity interest in Pan-Sino is owned by NDR. This equity interest can increase to a maximum of 10%.
        **    The remaining 1% equity interest in Pan-Western  is
        owned by Chinamac.
        *** NNW, Inc. holds a cash flow participation in the distributions from the Rosemary Partnership (which the Issuer believes is 0.433% and would increase to 1.732% after 2008 based on projected distributions). See "Description of the Projects-The Rosemary Facility-Cash Flow Participation" and "Legal Proceedings-NNW, Inc. Proceeding."




No  dealer, salesman or other person has
been    authorized    to    give     any
information    or    to     make     any                $155,200,000
representations  not contained  in  this
Prospectus,  and,  if  given  or   made,
such   information  or   representations                 [ L O G O ]
must  not be relied upon as having  been
authorized   by  the  Company   or   the
Issuer.   This  does not  constitute  an
offer  to sell, or a solicitation of  an              OFFER TO EXCHANGE
offer  to  buy,  the securities  offered
hereby  in  any jurisdiction  where,  or  12-1/2% Registered Senior Secured
to  any  person to whom, it is  unlawful              Notes due 2004
to  make  such  offer  or  solicitation.   which have been registered under the
The  delivery of this Prospectus at  any               Securities Act
time  and  any sale made hereunder  does         for any and all outstanding
not    imply    that   the   information  12-1/2% Senior Secured Notes due 2004
contained  herein is correct as  of  any                     of
time subsequent to the date hereof.              PANDA GLOBAL ENERGY COMPANY
                                           Fully and Unconditionally Guaranteed
Enforcement of Civil Liabilities    i            By PANDA GLOBAL HOLDINGS, INC.
Defined Terms                       i
Available Information               i
Disclosure Regarding
 Forward-Looking Statements         ii                   PROSPECTUS
Prospectus Summary                   1
Risk Factors                        23
Business of The Issuer, The Company,
 Panda International and Their                     The Exchange Agent is:
 Subsidiaries                       44              BANKERS TRUST COMPANY
Use of Proceeds                     47
Capitalization                      48             Facsimile Transmission:
Unaudited Pro Forma Consolidated                       (615) 835-3701
 Financial Data of the Company      49              Confirm by Telephone:
Selected Financial Data of the                         (615) 835-3572
  Issuer                            53
Selected Financial Data of the          By Overnight Courier or Certified Mail:
 Company                            54           BT Services Tennessee, Inc.
Management's Discussion  and                   Corporate Trust & Agency Group
 Analysis of Financial Condition                     Reorganization Unit
 and Results of Operations of the                  648 Grassmere Park Road
 Issuer                             55              Nashville, TN  37211
Management's Discussion and
 Analysis of Financial Condition                      By Hand Delivery:
 and Results of Operations of the                   Bankers Trust Company
 Company                            55         Corporate Trust & Agency Group
The Exchange Offer                  61            Receipt & Delivery Window
Certain Tax Considerations of the             123 Washington Street, 1st Floor
 Exchange Offer                     69               New York, NY 10006
Description of the Projects         70
Foreign Exchange System in the PRC                        By Mail:
 and Exchange Rate                               BT Services Tennessee, Inc.
  Information                       96               Reorganization Unit
Description of Principal Documents                    P. O. Box 292737
 Relating to the Luannan Facility   98            Nashville, TN  37229-2737
Management                         112
Legal Proceedings                  115
Description of Other Indebtedness  117
Description of the Exchange                        _________________, 1997
 Notes, the Exchange Notes
 Guarantee, the Issuer Loan, the
 Shareholder Loans and the
 Collateral Documents              130
Plan of Distribution               191
Experts                            192
Legal Matters                      193
Index to Financial Statements      F-1
Certain Defined Terms              A-1
The Electric Power Industry and
 Regulation in the PRC and the United
 States                            B-1
Consolidated Pro Forma Report      C-1
Luannan Engineering Report         D-1
Luannan Coal Consultant's Report   E-1
Ownership Structure of the Issuer,
 the Company,Panda International
 and Certain of Their Subsidiaries G-1

Until _________, 1997 (90 days after the
date  of  this Prospectus), all  dealers
effecting    transactions     in     the
securities  offered hereby,  whether  or
not      participating      in      this
distribution,   may   be   required   to
deliver   a  Prospectus.  This  delivery
requirement  is  in  addition   to   the
obligations  to  dealers  to  deliver  a
Prospectus  when acting as  underwriters
with    respect    to    their    unsold
allotments or subscriptions.







                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

    The following is a statement of estimated expenses to be incurred in connection with the offering of the 12-1/2% Registered Senior Secured Notes due 2004 of Panda Global Energy Company (the "Registrant") covered by this Registration Statement, all of which will be paid by the Registrant and Panda Global Holdings, Inc. (a "Co-Registrant"):

Securities and Exchange Commission Registration Fee        $ 43,947
Accounting Fees and Expenses                                 30,000
Legal Fees and Expenses                                      60,000
Exchange Agent and Trustee Fees and Expenses                 15,000
Independent Engineers' Fees and Expenses                     25,000
Fuel Consultants' Fees and Expenses                          15,000
Miscellaneous                                                11,053
                                                           --------
   Total                                                   $200,000
                                                           ========

Item 14.  Indemnification of Directors and Officers.

      The Certificate of Incorporation of the Co-Registrant provides that to the fullest extent permitted by the Delaware General Corporation Law, a director thereof shall not be liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Co-Registrant's Bylaws provide for mandatory indemnification to directors (including independent directors) and officers of the corporation, except to the extent prohibited by law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No person shall be indemnified in respect of any claim or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise adjudged by the court.

   The Articles of Association of the Registrant provide that the directors, any independent director, the officers and any trustee for the time being acting in relation to any of the affairs of the company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Registrant from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no such director, independent director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Registrant may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Registrant may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such director, independent director, officer or trustee.

Item 15.  Recent Sales of Unregistered Securities

    Information regarding the securities sold by the Registrant and the Co-Registrant during the last three years is set forth below. None of such securities have been registered under the Securities Act of 1933, as amended (the "Securities Act").
Common Stock

   On March 10, 1997, the Registrant issued one (1) common share (U.S. $1.00 par value) to Mr. Anthony B. Travers, a Cayman Islands resident, and one (1) common share (U.S. $1.00 par value) to Ms. Sophia Dilbert, a Cayman Islands resident, for the consideration of $10 each. Exemption from United States registration of such common shares is claimed under Section 4(2) of the Securities Act and because such transactions were performed entirely in the Cayman Islands.

   On March 10, 1997, the Co-Registrant issued 1,000 shares of common stock, $.01 par value, to Panda Energy International, Inc., a Texas corporation, for the consideration of $1,000. Exemption from registration of such shares of common stock is claimed under Section 4(2) of the Securities Act.

Senior Secured Notes and Guarantee

   On April 22, 1997, the Registrant issued and sold for cash, at 93.444% of aggregate principal amount, to Donaldson, Lufkin & Jenrette Securities Corporation, $155,200,000 aggregate principal amount of its 12-1/2% Senior Secured Notes due 2004 (the "Old Notes"). Donaldson, Lufkin & Jenrette Securities Corporation subsequently sold the Old Notes to qualified institutional buyers and institutional accredited investors. The Old Notes are fully and unconditionally guaranteed by Panda Global Holdings, Inc., the Co-Registrant. The Registrant paid total commissions and underwriting discounts equal to $4,359,753 to Donaldson, Lufkin & Jenrette Securities Corporation in connection with such transaction. Exemption from the registration of the Old Notes and the guarantee thereof is claimed under
Section 4(2) of the Securities Act, and Rule 144A and Regulation S promulgated thereunder.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits:

Exhibit
Number    Exhibit Description

3.01      Memorandum of Association of Panda Global Energy Company. (2)

3.02      Articles of Association of Panda Global Energy Company. (2)

3.03      Certificate of Incorporation of Panda Global Holdings, Inc. (2)

3.04      Bylaws of Panda Global Holdings, Inc. (2)

4.01      Trust   Indenture  dated  July  31,  1996,  among  Panda   Funding
          Corporation, Panda Interfunding Corporation and Bankers Trust Company, as Trustee. (1)

4.02      First  Supplemental Indenture to Trust Indenture, dated  July  31,
          1996,   among   Panda  Funding  Corporation,  Panda   Interfunding
          Corporation and Bankers Trust Company, as Trustee. (1)

4.03      Second Supplemental Indenture to Trust Indenture, dated January 6,
          1997,   among   Panda  Funding  Corporation,  Panda   Interfunding
          Corporation and Bankers Trust Company, as Trustee. (1)

4.04 Form of 11-5/8% Pooled Project Bonds, Series A due 2012 of Panda Funding Corporation. (1)

4.05 Form of 11-5/8% Pooled Project Bonds, Series A-1 due 2012 of Panda Funding Corporation. (1)

4.06 Registration Rights Agreement, dated July 31, 1996, among Panda Funding Corporation, Panda Interfunding Corporation and Jefferies & Company Inc. (1)

4.07 Collateral Agency Agreement, dated July 31, 1996, among Panda Interfunding Corporation, Panda Funding Corporation and Bankers Trust Company, as Trustee and Collateral Agent. (1)

4.08 Subrogation and Contribution Agreement, dated July 31, 1996, among Panda Interfunding Corporation, Panda Funding Corporation and Panda Interholding Corporation and each PIC U.S. Entity that is a signatory thereto. (1)

4.09 Guaranty Agreement (PIC U.S. Entity Subsidiaries), dated July 31, 1996 by Panda Interholding Corporation in favor of Bankers Trust Company, as Collateral Agent for the benefit of the Secured Parties. (1)

4.10 Trust Indenture, dated April 22, 1997, between Panda Global Energy Company and Bankers Trust Company, as Trustee. (2)

4.11 First Supplemental Indenture between Panda Global Energy Company and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

4.12 Trust Indenture, dated April 22, 1997, between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee. (2)

4.13 First Supplemental Indenture between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

4.14 Registration Rights Agreement among Panda Global Energy Company, Panda Global Holdings, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, dated April 22, 1997. (2)

4.15 Form of 12-1/2% Senior Secured Notes due 2004 of Panda Global Energy Company. (2)

4.16 Form of 12-1/2% Registered Senior Secured Note due 2004 of Panda Global Energy Company. (2)

5.00      Legal  Opinion  of  Chadbourne  &  Parke  LLP,  counsel  for   the
          Registrant and Co-Registrant. (3)

10.01 PIC Loan Agreement, dated July 31, 1996, between Panda Funding Corporation, as Lender, and Panda Interfunding Corporation, as Borrower. (1)

10.02 Loan Agreement, dated July 31, 1996, between Panda Interfunding Corporation, as Lender, and Panda Cayman Interfunding Company, as Borrower. (1)

10.03 Promissory Note issued by Panda Interfunding Corporation on July 31, 1996 to Panda Funding Corporation in the original principal amount of $105,525,000, endorsed to Bankers Trust Company, as Collateral Agent. (1)

10.04     Security   Agreement,   dated  July  31,   1996,   between   Panda
          Interfunding Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.05 Security Agreement, dated July 31, 1996, between Panda Funding Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.06     Security  Agreement,  dated July 31, 1996,  between  Panda  Cayman
          Interfunding   Company,   as  Debtor,   and   Panda   Interfunding
          Corporation, as Secured Party. (1)

10.07 Stock Pledge Agreement (Panda Interfunding Corporation Stock), dated July 31, 1996, between Panda Energy Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.08     Stock  Pledge Agreement (Panda Funding Corporation and PIC  Entity
          Stock),   dated   July   31,  1996,  between  Panda   Interfunding
          Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.09 Trust Indenture, dated July 31, 1996, among Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P. and Fleet National Bank, as Trustee. (1)

10.10 First Supplemental Indenture to Trust Indenture, dated July 31, 1996, among Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P. and Fleet National Bank, as Trustee. (1)

10.11 Form of 8-5/8% First Mortgage Bonds due 2016 of Panda-Rosemary Funding Corporation. (1)

10.12     Deposit  and  Disbursement Agreement, dated July 31,  1996,  among
          Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P., Fleet National Bank, as Collateral Agent, and Fleet National Bank, as Depositary Agent. (1)

10.13 Collateral Agency and Intercreditor Agreement, dated July 31, 1996, among Panda Rosemary Funding Corporation, Panda-Rosemary, L.P., The L/C Issuer, The Trustee Under The Trust Indenture, The Depositary Agent, The Collateral Agent and The Other Secured Parties, all as named therein. (1)

10.14 Deed of Trust and Security Agreement, dated July 31, 1996, by Panda-Rosemary, L.P., Grantor, Ross J. Smyth, Trustee, and Fleet National Bank, as Collateral Agent, the Beneficiary. (1)

10.15 Security Agreement, dated July 31, 1996, by Panda-Rosemary, L.P. to Fleet National Bank, as Collateral Agent. (1)

10.16 Security Agreement, dated July 31, 1996, by Panda-Rosemary Funding Corporation to Fleet National Bank, as Collateral Agent. (1)

10.17 General Partner Pledge and Security Agreement, dated July 31, 1996, by Panda-Rosemary Corporation to Fleet National Bank, as Collateral Agent. (1)

10.18 Limited Partner Pledge and Security Agreement, dated July 31, 1996, by PRC II Corporation to Fleet National Bank, as Collateral Agent. (1)

10.19 Stock Pledge and Security Agreement, dated July 31, 1996, by Panda Interholding Corporation to Fleet National Bank, as Collateral Agent. (1)

10.20 Stock Pledge and Security Agreement, dated July 31, 1996, by Panda-Rosemary, L.P. to Fleet National Bank, as Collateral Agent. (1)

10.21 Partnership Guaranty, dated July 31, 1996, by Panda-Rosemary, L.P. in favor of Fleet National Bank, as Trustee. (1)

10.22 Reimbursement Agreement, dated July 31, 1996, between Panda-Rosemary, L.P., Panda-Rosemary Funding Corporation and Bayerische Vereinsbank AG, New York Branch. (1)

10.23 Irrevocable Direct Pay Letter of Credit issued by Bayerische Vereinsbank AG. (1)

10.24 Construction Loan Agreement and Lease Commitment, dated March 30, 1996, between Panda-Brandywine, L.P. and General Electric Capital Corporation. (1)

10.24.1 Participation Agreement, dated December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, Fleet National Bank, First Security Bank, National Association, and Credit Suisse. (1)

10.24.2 Letter of Credit Reimbursement Agreement, dated December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation and General Electric Capital Corporation. (1)

10.24.3 Equity Loan Facility Letter Agreement, dated December 18, 1996, among Panda Brandywine Corporation, Panda Energy Corporation and General Electric Capital Corporation. (1)

10.25 Bill of Sale and Severance Agreement, dated December 30, 1996, between Panda-Brandywine, L.P., as Seller, and Fleet National Bank, Owner Trustee, as Buyer. (1)

10.26 Facility Lease, dated December 18, 1996, between Fleet National Bank, as Owner Trustee, and Panda-Brandywine, L.P. (1)

10.27 Steam Lease, dated as of December 18, 1996, between Panda-Brandywine, L.P. and Brandywine Water Company. (1)

10.28 Amended and Restated Security Deposit Agreement, dated December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, Fleet National Bank, Credit Suisse and First Security Bank, National Association.
          (1)

10.29 Amended and Restated Deed of Trust and Security Agreement, dated December 18, 1996, by Panda-Brandywine, L.P. to Chicago Title Insurance Company, Trustee for the benefit of Fleet National Bank, as Security Agent, Beneficiary. (1)

10.30 Amended and Restated Steam Lessee Security Agreement, dated December 18, 1996, by Brandywine Water Company in favor of Fleet National Bank, as Security Agent. (1)

10.31 Amended and Restated Security Agreement, dated December 18, 1996, by Panda-Brandywine, L.P. in favor of Fleet National Bank, as Security Agent. (1)

10.32     Amended  and  Restated Trust Agreement, dated December  18,  1996,
          between   General   Electric   Capital   Corporation,   as   Owner
          Participant, and Fleet National Bank, as Owner Trustee. (1)

10.33 Amended and Restated General Partner Pledge Agreement, dated December 18, 1996, by Panda Brandywine Corporation to Fleet National Bank, as Security Agent. (1)

10.34 Amended and Restated Limited Partner Pledge Agreement, dated December 18, 1996, by Panda Energy Corporation to Fleet National Bank, as Security Agent. (1)

10.35 Amended and Restated Stock Pledge Agreement, dated December 18, 1996, by Panda Interholding Corporation to Fleet National Bank, as Security Agent. (1)

10.36 Assumption Agreement and Release, dated July 31, 1996, by Panda Interholding Corporation in favor of General Electric Capital Corporation and Fleet National Bank. (1)

10.37 Power Purchase and Operating Agreement, dated January 24, 1989, between Panda Energy Corporation and Virginia Electric and Power Company. (1)

10.38 Amendment No. 1 to Power Purchase and Operating Agreement, dated October 24, 1989, between Panda Energy Corporation and Virginia Electric and Power Company. (1)

10.39 Amendment No. 2 to Power Purchase and Operating Agreement, dated July 30, 1993, between Panda-Rosemary, L.P. and Virginia Electric and Power Company. (1)

10.40 Fuel Supply Management Agreement, dated October 10, 1990, between Panda-Rosemary Corporation and Natural Gas Clearinghouse. (1)

10.41 Amendment No. 1 to Fuel Supply Management Agreement, dated March 5, 1991, between Panda-Rosemary Corporation and Natural Gas Clearinghouse. (1)

10.42 Gas Purchase Contract, dated April 12, 1990, between Panda-Rosemary Corporation and Natural Gas Clearinghouse. (1)

10.43     Amendment   of   Gas  Purchase  Contract  between   Panda-Rosemary
          Corporation and Natural Gas Clearinghouse. (1)

10.44 Pipeline Operating Agreement, dated February 14, 1990, between Panda Energy Corporation, Panda-Rosemary Corporation and North Carolina Natural Gas Corporation. (1)

10.45 Amendment No. 1 to Pipeline Operating Agreement, dated May 7, 1990, between Panda Energy Corporation, Panda-Rosemary Corporation and North Carolina Natural Gas Corporation. (1)

10.46 Assignment Agreement, dated June 15, 1990, between Panda Energy Corporation and Panda-Rosemary Corporation. (1)

10.47     Amendment  No.  2 to Pipeline Operating Agreement, dated  November
          19,   1991,   among   Panda  Energy  Corporation,   Panda-Rosemary
          Corporation and North Carolina Natural Gas Corporation. (1)

10.48 Real Property Lease and Easement Agreement, dated June 9, 1989, between The Bibb Company and Panda-Rosemary Corporation. (1)

10.49 First Amendment to Real Property Lease and Easement Agreement, dated October 1, 1989, between The Bibb Company and Panda-Rosemary Corporation. (1)

10.50 Second Amendment to Real Property Lease and Easement Agreement, dated January 31, 1990, between The Bibb Company and Panda-Rosemary Corporation. (1)

10.51 Leasehold and Real Property Assignment and Assumption Agreement, dated January 6, 1992, between Panda-Rosemary Corporation and Panda-Rosemary, L.P. (1)

10.52 Third Amendment to Real Property Lease and Easement Agreement, dated March 15, 1996, between The Bibb Company and Panda-Rosemary, L.P. (1)

10.53 Cogeneration Energy Supply Agreement, dated January 12, 1989, between Panda Energy Corporation and The Bibb Company. (1)

10.54 First Amendment to Cogeneration Energy Supply Agreement, dated October 1, 1989, between Panda Energy Corporation, Panda-Rosemary Corporation and The Bibb Company. (1)

10.55 Service Agreement, dated July 26, 1996, between Transcontinental Gas Pipe Line Corporation and Panda-Rosemary, L.P. (1)

10.55.1 Form of Amendment to Service Agreement, effective January 1, 1997, between Transcontinental Gas Pipe Line Corporation and Panda-Rosemary, L.P. (1)

10.56     Service  Agreement  Applicable to Transportation  of  Natural  Gas
          Under Rate Schedule FT, dated August 20, 1996, between CNG Transmission Corporation and Panda-Rosemary, L.P. (1)

10.57 Gas Transportation Agreement, dated August 1, 1996, between Texas Gas Transmission Corporation and Panda-Rosemary, L.P. (1)

10.58 Assignment and Assumption Agreement, dated May 15, 1989, between Panda Energy Corporation and Panda-Rosemary Corporation. (1)

10.59 Bill of Sale and Assignment and Assumption Agreement, dated January 6, 1992, between Panda-Rosemary Corporation and Panda-Rosemary, L.P. (1)

10.60 Assignment and Assumption Agreement, dated January 6, 1992, between Panda Energy Corporation and Panda-Rosemary Corporation.
          (1)

10.61 Power Purchase Agreement, dated August 9, 1991, between Panda-Brandywine, L.P. and Potomac Electric Power Company. (1)

10.62 First Amendment to Power Purchase Agreement, dated September 16, 1994, between Panda-Brandywine, L.P. and Potomac Electric Power Company. (1)

10.62.1 Present Assignment of Power Purchase Agreement, dated December 18, 1996, by Panda-Brandywine, L.P. to Fleet National Bank, as Owner Trustee, for the benefit of General Electric Capital Corporation, as Owner Participant. (1)

10.62.2 Amended and Restated Consent and Agreement, dated December 30, 1996, among Potomac Electric Power Company, Panda-Brandywine,
          L.P., Fleet National Bank, as Security Agent and Owner Trustee, General Electric Capital Corporation, as the issuer of the Letters of Credit, the Interest Hedging Counterparty and Owner
          Participant, First Security Bank, National Association, as Indenture Trustee, and Credit Suisse, as Administrative Agent. (1)

10.63 Amended and Restated Turnkey Cogeneration Facility Agreement, dated March 30, 1995, between Panda-Brandywine, L.P. and Raytheon Engineers & Constructors, Inc. (1)

10.64 Raytheon Parent Guaranty, dated May 18, 1994, between Raytheon Company and Panda-Brandywine, L.P. (1)

10.65 Steam Sales Agreement, dated March 30, 1995, between Panda-Brandywine, L.P. and Brandywine Water Company. (1)

10.66     Gas   Sales  Agreement,  dated  March  30,  1995,  between   Cogen
          Development Company and Panda Brandywine, L.P. (1)

10.67 Precedent Agreement, dated February 25, 1994, between Columbia Gas Transmission Corporation and Panda-Brandywine, L.P. (1)

10.68 Amending Agreement, dated March 24, 1995, between Columbia Gas Transmission Corporation and Panda-Brandywine, L.P. (1)

10.69     Amended and Restated FTS Service Agreement, dated March 23,  1995,
          between   Columbia   Gas  Transmission  Corporation   and   Panda-
          Brandywine, L.P. (1)

10.70 FTS Service Agreement, dated of as March 30, 1995, between Cove Point LNG Limited Partnership and Panda-Brandywine, L.P. (1)

10.71 Gas Transportation and Supply Agreement, dated November 10, 1994, between Panda-Brandywine, L.P. and Washington Gas Light Company.
          (1)

10.72 Amended and Restated Site Lease, dated December 18, 1996, between Panda-Brandywine, L.P. and Fleet National Bank, as Owner Trustee.
          (1)

10.73 Amended and Restated Site Sublease, dated December 18, 1996, between Fleet National Bank, Owner Trustee, as Sublessor, and Panda-Brandywine, L.P., as Sublessee. (1)

10.74 Purchase Agreement, dated July 26, 1996, between Panda Funding Corporation and Jefferies & Company, Inc. (1)

10.75 Additional Projects Contract, dated July 31, 1996, among Panda Energy International, Inc., Panda Energy Corporation, and Panda Interfunding Corporation. (1)

10.76 Non-Petition Agreement, dated July 31, 1996, among Panda Interfunding Corporation, Panda Interholding Corporation, Panda-Rosemary Corporation, PRC II Corporation, Panda-Rosemary Funding Corporation and Panda-Rosemary, L.P. (1)

10.77 Non-Petition Agreement, dated July 31, 1996, among Panda Funding Corporation, Panda Interholding Corporation, Panda Interfunding Corporation and Panda (Cayman) Interfunding Company. (1)

10.78 Joint Venture Contract for Tangshan Panda Heat and Power Co., Ltd., dated September 4, 1994, between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.79 Joint Venture Contract for Tangshan Pan-Western Heat and Power Co., Ltd., dated September 3, 1994, between Tangshan Luanhua Co. (Group) and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.80 Joint Venture Contract for Tangshan Cayman Heat and Power Co., Ltd., dated May 11, 1996, between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.81 Joint Venture Contract for Tangshan Pan-Sino Heat Co., Ltd., dated May 28, 1996, between Luannan County Heat Company and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.82 Coal Supply Agreement between Tangshan Panda Heat and Power Co., Ltd. and Kailuan Coal Mining Administration, dated February 3, 1996. (2)

10.83 General Interconnection Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 22, 1995. (2)

10.84 Electric Energy Purchase and Sales Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 22, 1995. (2)

10.85 Supplemental Agreement for General Interconnection and Electric Energy Purchase and Sales Agreement Between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd. dated February 10, 1996. (2)

10.86 Construction Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated February 10, 1996. (2)

10.87 Loan Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and
          Power  Co.,  Ltd.,  dated February 10, 1996, as amended  June  18,
          1996. (2)

10.88 Agency Contract for Entrusted Loan between China Information Trust and Investment Corporation, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co. Ltd., dated June 18, 1996, as amended July 17, 1996. (2) (4)

10.89 Transfer of Loan Agreement among Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co., Ltd. (2)

10.90 Engineering, Procurement and Construction Contract among Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and
          Power Co., Ltd. and Harbin Power Engineering Company Limited, dated April 24, 1996, as amended July 4, 1996, September 14, 1996 and December 17, 1996, respectively. (2) (4)

10.91 Engineering and Design Contract among Hebei Electric Power Survey and Design Institute, Tangshan Panda Heat and Power Company, Ltd. and Tangshan Pan-Western Heat and Power Company, Ltd., dated December 21, 1995, as amended June 21, 1996. (2)

10.92 Guaranty by China Harbin Power Equipment Group Company, dated July 16, 1996. (2)

10.93 Performance Guarantee by The Export-Import Bank of China, dated January 3, 1997. (2)

10.94 Amended and Restated Operation and Maintenance Agreement between Tangshan Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd., Tangshan Cayman Heat and Power Co., Ltd., Tangshan Pan-Sino Heat Co., Ltd. and Duke/Fluor Daniel International Services, dated March 6, 1997. (2) (4)

10.95 Construction Agreement of Heat and Steam Network between Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Heat and Engineering Company, dated June 20, 1996. (2)

10.96 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Panda Heat and Power Co., Ltd., April 1, 1997 (2) (4)

10.97 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Pan-Western Heat and Power Co., Ltd., April 1, 1997 (2) (4)

10.98 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Cayman Heat and Power Co., Ltd., April 1, 1997 (2) (4)

10.99 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Pan-Sino Heat and Power Co., Ltd., April 1, 1997 (2) (4)

10.100 Water, Heat, Steam and Hot Water Supply and Usage Agreement between Tangshan Cayman Heat and Power Company, Ltd., and Tangshan Panda Heat and Power Company, Ltd., dated October 3, 1996. (2) (4)

10.101 Water, Heat, Steam and Hot Water Supply and Usage Agreement between Tangshan Cayman Heat and Power Company, Ltd. and Tangshan Pan-Western Heat and Power Company, Ltd., dated October 3, 1996.
          (2) (4)

10.102 Steam for Process and Heating Water Sales Agreement between Tangshan Cayman Heat and Power Company, Ltd., and Tangshan Pan-Sino Heat Company, Ltd., dated October 16, 1996. (2)

10.103 Articles of Association of Tangshan Panda Heat and Power Co., Ltd. between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC dated September 4, 1994. (2)

10.104 Articles of Association for Tangshan Pan-Western Heat and Power Co., Ltd., between Tangshan Luanhua Co. (Group) and Pan-Western Energy Corp., LLC, dated September 3, 1994. (2)

10.105 Articles of Association for Tangshan Cayman Heat and Power Co., Ltd., between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC, dated May 11, 1996. (2)

10.106 Articles of Association for Tangshan Pan-Sino Heat Co., Ltd., between Luannan County Heat Company and Pan-Western Energy Corp., LLC, dated May 28, 1996. (2)

10.107 Application Regarding Power Price among Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd., and Tangshan Municipal Price Bureau dated October 17, 1995, as amended October 18, 1995 and May 8, 1996, respectively. (2) (4)

10.108    Administrative   Services   Agreement   between    Panda    Energy
          International, Inc. and Panda Global Holdings, Inc. dated April 22, 1997. (2)

10.109 Development Services Agreement between Panda Energy International, Inc. and Panda Global Holdings, Inc. dated April 22, 1997. (2)

10.110 Form of Purchase Agreement among Donaldson, Lufkin & Jenrette Securities Corporation, Panda Global Energy Company, Panda Global Holdings, Inc. and Panda Energy International, Inc., dated April 11, 1997. (2)

10.111 Form of Issuer Loan Agreement between Panda Global Energy Company and Pan-Western Energy Corporation, LLC, dated April 22, 1997. (2)

10.112 Form of Issuer Note of Pan-Western Energy Corporation, LLC, dated April 22, 1997. (2)

10.113 Registered Capital Contribution and Agency Agreement among Tangshan Panda Heat and Power Company, Ltd., Tangshan Pan-Western Heat and Power Company, Ltd., Tangshan Cayman Heat and Power Company, Ltd., Tangshan Pan-Sino Heat Company, Ltd., Luannan County Heat and Power Plant, Tangshan Luanhua (Group) Co., Luannan County Heat Company and Pan-Western Energy Corporation, LLC, dated March 26, 1997. (2)

10.114 Form of Account Agreement among Panda Interfunding Corporation, Panda Energy Corporation and Panda Global Holdings, Inc., dated April 22, 1997. (2)

10.115 Form of Pledge Agreement between Panda Global Energy Company and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.116 Form of Pledge Agreement between Pan-Sino Energy Development Company, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.117 Form of Pledge Agreement between Pan-Western Energy Corporation, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997.
          (2)

10.118 Form of Pledge Agreement between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.119 Form of Cash Collateral Agreement between Panda Global Energy Company and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.120 Form of Cash Collateral Agreement between Pan-Western Energy Corporation, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.121    Form   of  Cash  Collateral  Agreement  between  Pan-Sino   Energy
          Development Company, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.122 Form of Pledge Agreement between Panda Energy International, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.123 Form of Cash Collateral Agreement between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997.
          (2)

10.124 Form of Cash Collateral Agreement Between Panda Energy Corporation and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.125    Form  of  Guarantee  between Pan-Western Energy Corporation,  LLC,
          Tangshan Panda Heat and Power Co., Ltd. and Tangshan Cayman Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.126 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.127 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co., Ltd., dated September 24, 1996. (2)

10.128    Form  of  Guarantee  between Pan-Western Energy Corporation,  LLC,
          Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co., Ltd., dated September 24, 1996. (2)

10.129 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.130 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Cayman Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.131    Form  of  Guarantee  between Pan-Western Energy Corporation,  LLC,
          Tangshan Cayman Heat and Power Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.132 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Cayman Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co. Ltd., dated September 24, 1996. (2)

10.133 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Cayman Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.134 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Cayman Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.135 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.136 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd., dated September 24, 1996. (2)

12.00     Computation of Ratio of Earnings to Fixed Charges. (2)

21.00     Subsidiaries of Registrant and Co-Registrant. (2)

23.01     Consent of Deloitte & Touche LLP. (2)

23.02 Consent of Chadbourne & Parke LLP (contained in their Legal Opinion filed as Exhibit 5.00). (3)

23.03     Consent of ICF Resources, Incorporated. (2)

23.04     Consent of Burns & McDonnell Engineering Company, Inc. (2)

23.05     Consent of Benjamin Schlesinger and Associates, Inc. (2)

23.06     Consent of Pacific Energy Systems, Inc. (2)

23.07     Consent of C.C. Pace Resources, Inc. (2)

23.08     Consent of Parsons Brinckerhoff Energy Services, Inc. (2)

23.09     Consent of Marston & Marston, Inc. (2)

23.10     Consent of Maples & Calder. (2)

23.10     Consent of Cai, Zhang & Lan. (2)

24.00 Powers of Attorney (contained in the signature pages in Part II of this Registration Statement). (2)

25.00     Statement  of Eligibility of Trustee under Indenture on Form  T-1.
          (2)

27.00     Financial Data Schedule. (2)

99.01     Form of Transmittal Letter. (3)

99.02     Form of Notice of Guaranteed Delivery. (3)

99.03 Independent Engineer's Report of Burns & McDonnell Engineering Company, Inc., dated April 11, 1997, as updated June 6, 1997. (2)

99.04 Independent Fuel Consultant's Report of Benjamin Schlesinger and Associates, Inc., dated September 20, 1996, as updated April 11, 1997 and June 6, 1997, respectively. (2)

99.05 Independent Engineer's Report of Pacific Energy Systems, Inc., dated July 22, 1996, as updated April 11, 1997 and June 6, 1997, respectively. (2)

99.06 Independent Fuel Consultant's Report of C.C. Pace Resources, Inc., dated July 2, 1996, as updated April 11, 1997 and June 6, 1997, respectively. (2)

99.07 Independent Engineer's Report of ICF Resources Incorporated, dated April 11, 1997, as updated June 6, 1997, respectively. (2)

________________________

(1) Previously filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 333-19445) of Panda Funding Corporation, Panda Interfunding Corporation and Panda Interholding Corporation (affiliates of the Registrant and Co-Registrant), and incorporated herein by reference.

(2)  Filed herewith.
(3)  To be filed by amendment.
(4)  The   Registrant   and  the  Co-Registrant  have  sought   confidential
     treatment for certain information identified in these exhibits.

     (b)  Financial Statement Schedules:     None.

Item 17.  Undertakings

     (a)  The   undersigned  Registrant  and  each  Co-Registrant  hereby
undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) to  include any material information with respect to the
                    plan   of  distribution  previously  disclosed  in   the
                    Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)  The undersigned Registrant and the Co-Registrant hereby undertake
that,   insofar  as  indemnification  for  liabilities  arising  under   the
Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant and the Co-Registrant pursuant to the foregoing provisions, or otherwise, the Registrant and the Co-Registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or the Co-
Registrant  of  expenses  incurred  or  paid  by  a  director,  officer   or
controlling person of the Registrant or the Co-Registrant, as the case may be, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant and the Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Panda Global Energy Company has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 10, 1997.


                                   PANDA GLOBAL ENERGY COMPANY
                                   (Registrant)



                                   By:  /s/ Robert W. Carter
                                        Robert W. Carter, Chairman of the
                                        Board, Chief Executive Officer and
                                        Director

                              POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Robert W. Carter as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated.


          Signature                  Title                          Date



                            Chairman of the Board, Chief
/s/ Robert W. Carter       Executive Officer and Director    June 10, 1997
    Robert W. Carter       (Principal Executive Officer)


                              Executive Vice President
/s/ Janice Carter             Secretary and Treasurer        June 10, 1997
    Janice Carter             (Principal Financial and
                                Accounting Officer)



                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Panda Global Holdings, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 10, 1997.


                                   PANDA GLOBAL HOLDINGS, INC.
                                   (Co-Registrant)



                                   By:  /s/ Robert W. Carter
                                        Robert W. Carter, Chairman of the
                                        Board ,Chief Executive Officer and
                                        Director

                              POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Robert W. Carter as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated.


          Signature                  Title                          Date

                            Chairman of the Board, Chief
/s/ Robert W. Carter       Executive Officer and Director    June 10, 1997
    Robert W. Carter       (Principal Executive Officer)


                              Executive Vice President
/s/ Janice Carter             Secretary and Treasurer        June 10, 1997
    Janice Carter            (Principal Financial and
                                Accounting Officer)




                             INDEX TO EXHIBITS

Exhibit
Number    Exhibit Description

3.01      Memorandum of Association of Panda Global Energy Company. (2)

3.02      Articles of Association of Panda Global Energy Company. (2)

3.03      Certificate of Incorporation of Panda Global Holdings, Inc. (2)

3.04      Bylaws of Panda Global Holdings, Inc. (2)

4.01      Trust   Indenture  dated  July  31,  1996,  among  Panda   Funding
          Corporation, Panda Interfunding Corporation and Bankers Trust Company, as Trustee. (1)

4.02      First  Supplemental Indenture to Trust Indenture, dated  July  31,
          1996,   among   Panda  Funding  Corporation,  Panda   Interfunding
          Corporation and Bankers Trust Company, as Trustee. (1)

4.03      Second Supplemental Indenture to Trust Indenture, dated January 6,
          1997,   among   Panda  Funding  Corporation,  Panda   Interfunding
          Corporation and Bankers Trust Company, as Trustee. (1)

4.04 Form of 11-5/8% Pooled Project Bonds, Series A due 2012 of Panda Funding Corporation. (1)

4.05 Form of 11-5/8% Pooled Project Bonds, Series A-1 due 2012 of Panda Funding Corporation. (1)

4.06 Registration Rights Agreement, dated July 31, 1996, among Panda Funding Corporation, Panda Interfunding Corporation and Jefferies & Company Inc. (1)

4.07 Collateral Agency Agreement, dated July 31, 1996, among Panda Interfunding Corporation, Panda Funding Corporation and Bankers Trust Company, as Trustee and Collateral Agent. (1)

4.08 Subrogation and Contribution Agreement, dated July 31, 1996, among Panda Interfunding Corporation, Panda Funding Corporation and Panda Interholding Corporation and each PIC U.S. Entity that is a signatory thereto. (1)

4.09 Guaranty Agreement (PIC U.S. Entity Subsidiaries), dated July 31, 1996 by Panda Interholding Corporation in favor of Bankers Trust Company, as Collateral Agent for the benefit of the Secured Parties. (1)

4.10 Trust Indenture, dated April 22, 1997, between Panda Global Energy Company and Bankers Trust Company, as Trustee. (2)

4.11 First Supplemental Indenture between Panda Global Energy Company and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

4.12 Trust Indenture, dated April 22, 1997, between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee. (2)

4.13 First Supplemental Indenture between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

4.14 Registration Rights Agreement among Panda Global Energy Company, Panda Global Holdings, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, dated April 22, 1997. (2)

4.15 Form of 12-1/2% Senior Secured Notes due 2004 of Panda Global Energy Company. (2)

4.16 Form of 12-1/2% Registered Senior Secured Note due 2004 of Panda Global Energy Company. (2)



5.00      Legal  Opinion  of  Chadbourne  &  Parke  LLP,  counsel  for   the
          Registrant and Co-Registrant. (3)

10.01 PIC Loan Agreement, dated July 31, 1996, between Panda Funding Corporation, as Lender, and Panda Interfunding Corporation, as Borrower. (1)

10.02 Loan Agreement, dated July 31, 1996, between Panda Interfunding Corporation, as Lender, and Panda Cayman Interfunding Company, as Borrower. (1)

10.03 Promissory Note issued by Panda Interfunding Corporation on July 31, 1996 to Panda Funding Corporation in the original principal amount of $105,525,000, endorsed to Bankers Trust Company, as Collateral Agent. (1)

10.04     Security   Agreement,   dated  July  31,   1996,   between   Panda
          Interfunding Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.05 Security Agreement, dated July 31, 1996, between Panda Funding Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.06     Security  Agreement,  dated July 31, 1996,  between  Panda  Cayman
          Interfunding   Company,   as  Debtor,   and   Panda   Interfunding
          Corporation, as Secured Party. (1)

10.07 Stock Pledge Agreement (Panda Interfunding Corporation Stock), dated July 31, 1996, between Panda Energy Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.08     Stock  Pledge Agreement (Panda Funding Corporation and PIC  Entity
          Stock),   dated   July   31,  1996,  between  Panda   Interfunding
          Corporation and Bankers Trust Company, as Collateral Agent. (1)

10.09 Trust Indenture, dated July 31, 1996, among Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P. and Fleet National Bank, as Trustee. (1)

10.10 First Supplemental Indenture to Trust Indenture, dated July 31, 1996, among Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P. and Fleet National Bank, as Trustee. (1)

10.10.1   Second Suplemental Indenture to Trust Indenture, dated January 15,
	    1997, among Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P. and Fleet National Bank, as Trustee. (3)

10.11 Form of 8-5/8% First Mortgage Bonds due 2016 of Panda-Rosemary Funding Corporation. (1)

10.12     Deposit  and  Disbursement Agreement, dated July 31,  1996,  among
          Panda-Rosemary Funding Corporation, Panda-Rosemary, L.P., Fleet National Bank, as Collateral Agent, and Fleet National Bank, as Depositary Agent. (1)

10.13 Collateral Agency and Intercreditor Agreement, dated July 31, 1996, among Panda Rosemary Funding Corporation, Panda-Rosemary, L.P., The L/C Issuer, The Trustee Under The Trust Indenture, The Depositary Agent, The Collateral Agent and The Other Secured Parties, all as named therein. (1)

10.14 Deed of Trust and Security Agreement, dated July 31, 1996, by Panda-Rosemary, L.P., Grantor, Ross J. Smyth, Trustee, and Fleet National Bank, as Collateral Agent, the Beneficiary. (1)

10.15 Security Agreement, dated July 31, 1996, by Panda-Rosemary, L.P. to Fleet National Bank, as Collateral Agent. (1)

10.16 Security Agreement, dated July 31, 1996, by Panda-Rosemary Funding Corporation to Fleet National Bank, as Collateral Agent. (1)

10.17 General Partner Pledge and Security Agreement, dated July 31, 1996, by Panda-Rosemary Corporation to Fleet National Bank, as Collateral Agent. (1)

10.18 Limited Partner Pledge and Security Agreement, dated July 31, 1996, by PRC II Corporation to Fleet National Bank, as Collateral Agent. (1)

10.19 Stock Pledge and Security Agreement, dated July 31, 1996, by Panda Interholding Corporation to Fleet National Bank, as Collateral Agent. (1)

10.20 Stock Pledge and Security Agreement, dated July 31, 1996, by Panda-Rosemary, L.P. to Fleet National Bank, as Collateral Agent. (1)

10.21 Partnership Guaranty, dated July 31, 1996, by Panda-Rosemary, L.P. in favor of Fleet National Bank, as Trustee. (1)

10.22 Reimbursement Agreement, dated July 31, 1996, between Panda-Rosemary, L.P., Panda-Rosemary Funding Corporation and Bayerische Vereinsbank AG, New York Branch. (1)

10.23 Irrevocable Direct Pay Letter of Credit issued by Bayerische Vereinsbank AG. (1)

10.24 Construction Loan Agreement and Lease Commitment, dated March 30, 1996, between Panda-Brandywine, L.P. and General Electric Capital Corporation. (1)

10.24.1 Participation Agreement, dated December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, Fleet National Bank, First Security Bank, National Association, and Credit Suisse. (1)

10.24.2 Letter of Credit Reimbursement Agreement, dated December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation and General Electric Capital Corporation. (1)

10.24.3 Equity Loan Facility Letter Agreement, dated December 18, 1996, among Panda Brandywine Corporation, Panda Energy Corporation and General Electric Capital Corporation. (1)

10.25 Bill of Sale and Severance Agreement, dated December 30, 1996, between Panda-Brandywine, L.P., as Seller, and Fleet National Bank, Owner Trustee, as Buyer. (1)

10.26 Facility Lease, dated December 18, 1996, between Fleet National Bank, as Owner Trustee, and Panda-Brandywine, L.P. (1)

10.27 Steam Lease, dated as of December 18, 1996, between Panda-Brandywine, L.P. and Brandywine Water Company. (1)

10.28 Amended and Restated Security Deposit Agreement, dated December 18, 1996, among Panda-Brandywine, L.P., Panda Brandywine Corporation, General Electric Capital Corporation, Fleet National Bank, Credit Suisse and First Security Bank, National Association.
          (1)

10.28.1   First Amendment to Amended and Restated Security Deposit Agreement,
	    dated February 21, 1997, among Panda Brandywine, L.P., General Electric
	    Capital Corporation, Fleet National Bank, Credit Suisse and First
	    Secuirty Bank, National Association. (3)

10.29 Amended and Restated Deed of Trust and Security Agreement, dated December 18, 1996, by Panda-Brandywine, L.P. to Chicago Title Insurance Company, Trustee for the benefit of Fleet National Bank, as Security Agent, Beneficiary. (1)

10.30 Amended and Restated Steam Lessee Security Agreement, dated December 18, 1996, by Brandywine Water Company in favor of Fleet National Bank, as Security Agent. (1)

10.31 Amended and Restated Security Agreement, dated December 18, 1996, by Panda-Brandywine, L.P. in favor of Fleet National Bank, as Security Agent. (1)

10.32     Amended  and  Restated Trust Agreement, dated December  18,  1996,
          between   General   Electric   Capital   Corporation,   as   Owner
          Participant, and Fleet National Bank, as Owner Trustee. (1)

10.33 Amended and Restated General Partner Pledge Agreement, dated December 18, 1996, by Panda Brandywine Corporation to Fleet National Bank, as Security Agent. (1)

10.34 Amended and Restated Limited Partner Pledge Agreement, dated December 18, 1996, by Panda Energy Corporation to Fleet National Bank, as Security Agent. (1)

10.35 Amended and Restated Stock Pledge Agreement, dated December 18, 1996, by Panda Interholding Corporation to Fleet National Bank, as Security Agent. (1)

10.36 Assumption Agreement and Release, dated July 31, 1996, by Panda Interholding Corporation in favor of General Electric Capital Corporation and Fleet National Bank. (1)

10.37 Power Purchase and Operating Agreement, dated January 24, 1989, between Panda Energy Corporation and Virginia Electric and Power Company. (1)

10.38 Amendment No. 1 to Power Purchase and Operating Agreement, dated October 24, 1989, between Panda Energy Corporation and Virginia Electric and Power Company. (1)

10.39 Amendment No. 2 to Power Purchase and Operating Agreement, dated July 30, 1993, between Panda-Rosemary, L.P. and Virginia Electric and Power Company. (1)

10.40 Fuel Supply Management Agreement, dated October 10, 1990, between Panda-Rosemary Corporation and Natural Gas Clearinghouse. (1)

10.41 Amendment No. 1 to Fuel Supply Management Agreement, dated March 5, 1991, between Panda-Rosemary Corporation and Natural Gas Clearinghouse. (1)

10.42 Gas Purchase Contract, dated April 12, 1990, between Panda-Rosemary Corporation and Natural Gas Clearinghouse. (1)

10.43     Amendment   of   Gas  Purchase  Contract  between   Panda-Rosemary
          Corporation and Natural Gas Clearinghouse. (1)

10.44 Pipeline Operating Agreement, dated February 14, 1990, between Panda Energy Corporation, Panda-Rosemary Corporation and North Carolina Natural Gas Corporation. (1)

10.45 Amendment No. 1 to Pipeline Operating Agreement, dated May 7, 1990, between Panda Energy Corporation, Panda-Rosemary Corporation and North Carolina Natural Gas Corporation. (1)

10.46 Assignment Agreement, dated June 15, 1990, between Panda Energy Corporation and Panda-Rosemary Corporation. (1)

10.47     Amendment  No.  2 to Pipeline Operating Agreement, dated  November
          19,   1991,   among   Panda  Energy  Corporation,   Panda-Rosemary
          Corporation and North Carolina Natural Gas Corporation. (1)

10.48 Real Property Lease and Easement Agreement, dated June 9, 1989, between The Bibb Company and Panda-Rosemary Corporation. (1)

10.49 First Amendment to Real Property Lease and Easement Agreement, dated October 1, 1989, between The Bibb Company and Panda-Rosemary Corporation. (1)

10.50 Second Amendment to Real Property Lease and Easement Agreement, dated January 31, 1990, between The Bibb Company and Panda-Rosemary Corporation. (1)

10.51 Leasehold and Real Property Assignment and Assumption Agreement, dated January 6, 1992, between Panda-Rosemary Corporation and Panda-Rosemary, L.P. (1)

10.52 Third Amendment to Real Property Lease and Easement Agreement, dated March 15, 1996, between The Bibb Company and Panda-Rosemary, L.P. (1)

10.53 Cogeneration Energy Supply Agreement, dated January 12, 1989, between Panda Energy Corporation and The Bibb Company. (1)

10.54 First Amendment to Cogeneration Energy Supply Agreement, dated October 1, 1989, between Panda Energy Corporation, Panda-Rosemary Corporation and The Bibb Company. (1)

10.55 Service Agreement, dated July 26, 1996, between Transcontinental Gas Pipe Line Corporation and Panda-Rosemary, L.P. (1)

10.55.1 Form of Amendment to Service Agreement, effective January 1, 1997, between Transcontinental Gas Pipe Line Corporation and Panda-Rosemary, L.P. (1)

10.56     Service  Agreement  Applicable to Transportation  of  Natural  Gas
          Under Rate Schedule FT, dated August 20, 1996, between CNG Transmission Corporation and Panda-Rosemary, L.P. (1)

10.57 Gas Transportation Agreement, dated August 1, 1996, between Texas Gas Transmission Corporation and Panda-Rosemary, L.P. (1)

10.58 Assignment and Assumption Agreement, dated May 15, 1989, between Panda Energy Corporation and Panda-Rosemary Corporation. (1)

10.59 Bill of Sale and Assignment and Assumption Agreement, dated January 6, 1992, between Panda-Rosemary Corporation and Panda-Rosemary, L.P. (1)

10.60 Assignment and Assumption Agreement, dated January 6, 1992, between Panda Energy Corporation and Panda-Rosemary Corporation.
          (1)

10.61 Power Purchase Agreement, dated August 9, 1991, between Panda-Brandywine, L.P. and Potomac Electric Power Company. (1)

10.62 First Amendment to Power Purchase Agreement, dated September 16, 1994, between Panda-Brandywine, L.P. and Potomac Electric Power Company. (1)

10.62.1 Present Assignment of Power Purchase Agreement, dated December 18, 1996, by Panda-Brandywine, L.P. to Fleet National Bank, as Owner Trustee, for the benefit of General Electric Capital Corporation, as Owner Participant. (1)

10.62.2 Amended and Restated Consent and Agreement, dated December 30, 1996, among Potomac Electric Power Company, Panda-Brandywine,
          L.P., Fleet National Bank, as Security Agent and Owner Trustee, General Electric Capital Corporation, as the issuer of the Letters of Credit, the Interest Hedging Counterparty and Owner
          Participant, First Security Bank, National Association, as Indenture Trustee, and Credit Suisse, as Administrative Agent. (1)

10.63 Amended and Restated Turnkey Cogeneration Facility Agreement, dated March 30, 1995, between Panda-Brandywine, L.P. and Raytheon Engineers & Constructors, Inc. (1)

10.64 Raytheon Parent Guaranty, dated May 18, 1994, between Raytheon Company and Panda-Brandywine, L.P. (1)

10.65 Steam Sales Agreement, dated March 30, 1995, between Panda-Brandywine, L.P. and Brandywine Water Company. (1)

10.66     Gas   Sales  Agreement,  dated  March  30,  1995,  between   Cogen
          Development Company and Panda Brandywine, L.P. (1)

10.67 Precedent Agreement, dated February 25, 1994, between Columbia Gas Transmission Corporation and Panda-Brandywine, L.P. (1)

10.68 Amending Agreement, dated March 24, 1995, between Columbia Gas Transmission Corporation and Panda-Brandywine, L.P. (1)

10.69     Amended and Restated FTS Service Agreement, dated March 23,  1995,
          between   Columbia   Gas  Transmission  Corporation   and   Panda-
          Brandywine, L.P. (1)

10.70 FTS Service Agreement, dated of as March 30, 1995, between Cove Point LNG Limited Partnership and Panda-Brandywine, L.P. (1)

10.71 Gas Transportation and Supply Agreement, dated November 10, 1994, between Panda-Brandywine, L.P. and Washington Gas Light Company.
          (1)

10.72 Amended and Restated Site Lease, dated December 18, 1996, between Panda-Brandywine, L.P. and Fleet National Bank, as Owner Trustee.
          (1)

10.73 Amended and Restated Site Sublease, dated December 18, 1996, between Fleet National Bank, Owner Trustee, as Sublessor, and Panda-Brandywine, L.P., as Sublessee. (1)

10.74 Purchase Agreement, dated July 26, 1996, between Panda Funding Corporation and Jefferies & Company, Inc. (1)

10.75 Additional Projects Contract, dated July 31, 1996, among Panda Energy International, Inc., Panda Energy Corporation, and Panda Interfunding Corporation. (1)

10.76 Non-Petition Agreement, dated July 31, 1996, among Panda Interfunding Corporation, Panda Interholding Corporation, Panda-Rosemary Corporation, PRC II Corporation, Panda-Rosemary Funding Corporation and Panda-Rosemary, L.P. (1)

10.77 Non-Petition Agreement, dated July 31, 1996, among Panda Funding Corporation, Panda Interholding Corporation, Panda Interfunding Corporation and Panda (Cayman) Interfunding Company. (1)

10.78 Joint Venture Contract for Tangshan Panda Heat and Power Co., Ltd., dated September 4, 1994, between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.79 Joint Venture Contract for Tangshan Pan-Western Heat and Power Co., Ltd., dated September 3, 1994, between Tangshan Luanhua Co. (Group) and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.80 Joint Venture Contract for Tangshan Cayman Heat and Power Co., Ltd., dated May 11, 1996, between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.81 Joint Venture Contract for Tangshan Pan-Sino Heat Co., Ltd., dated May 28, 1996, between Luannan County Heat Company and Pan-Western Energy Corp., LLC, as amended July 19, 1996 and November 18, 1996, respectively. (2)

10.82 Coal Supply Agreement between Tangshan Panda Heat and Power Co., Ltd. and Kailuan Coal Mining Administration, dated February 3, 1996. (2)

10.83 General Interconnection Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 22, 1995. (2)

10.84 Electric Energy Purchase and Sales Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 22, 1995. (2)

10.85 Supplemental Agreement for General Interconnection and Electric Energy Purchase and Sales Agreement Between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd. dated February 10, 1996. (2)

10.86 Construction Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated February 10, 1996. (2)

10.87 Loan Agreement between North China Power Group Company, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and
          Power  Co.,  Ltd.,  dated February 10, 1996, as amended  June  18,
          1996. (2)

10.88 Agency Contract for Entrusted Loan between China Information Trust and Investment Corporation, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co. Ltd., dated June 18, 1996, as amended July 17, 1996. (2) (4)

10.89 Transfer of Loan Agreement among Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co., Ltd. (2)

10.90 Engineering, Procurement and Construction Contract among Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and
          Power Co., Ltd. and Harbin Power Engineering Company Limited, dated April 24, 1996, as amended July 4, 1996, September 14, 1996 and December 17, 1996, respectively. (2) (4)

10.91 Engineering and Design Contract among Hebei Electric Power Survey and Design Institute, Tangshan Panda Heat and Power Company, Ltd. and Tangshan Pan-Western Heat and Power Company, Ltd., dated December 21, 1995, as amended June 21, 1996. (2)

10.92 Guaranty by China Harbin Power Equipment Group Company, dated July 16, 1996. (2)

10.93 Performance Guarantee by The Export-Import Bank of China, dated January 3, 1997. (2)

10.94 Amended and Restated Operation and Maintenance Agreement between Tangshan Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd., Tangshan Cayman Heat and Power Co., Ltd., Tangshan Pan-Sino Heat Co., Ltd. and Duke/Fluor Daniel International Services, dated March 6, 1997. (2) (4)

10.95 Construction Agreement of Heat and Steam Network between Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Heat and Engineering Company, dated June 20, 1996. (2)

10.96 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Panda Heat and Power Co., Ltd., April 1, 1997 (3) (4)

10.97 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Pan-Western Heat and Power Co., Ltd., April 1, 1997 (3) (4)

10.98 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Cayman Heat and Power Co., Ltd., April 1, 1997 (3) (4)

10.99 Amended and Restated Shareholder Loan Agreement between Pan-Western Energy Corporation, LLC and Tangshan Pan-Sino Heat and Power Co., Ltd., April 1, 1997 (3) (4)

10.100 Water, Heat, Steam and Hot Water Supply and Usage Agreement between Tangshan Cayman Heat and Power Company, Ltd., and Tangshan Panda Heat and Power Company, Ltd., dated October 3, 1996. (2) (4)

10.101 Water, Heat, Steam and Hot Water Supply and Usage Agreement between Tangshan Cayman Heat and Power Company, Ltd. and Tangshan Pan-Western Heat and Power Company, Ltd., dated October 3, 1996.
          (2) (4)

10.102 Steam for Process and Heating Water Sales Agreement between Tangshan Cayman Heat and Power Company, Ltd., and Tangshan Pan-Sino Heat Company, Ltd., dated October 16, 1996. (2)

10.103 Articles of Association of Tangshan Panda Heat and Power Co., Ltd. between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC dated September 4, 1994. (2)

10.104 Articles of Association for Tangshan Pan-Western Heat and Power Co., Ltd., between Tangshan Luanhua Co. (Group) and Pan-Western Energy Corp., LLC, dated September 3, 1994. (2)

10.105 Articles of Association for Tangshan Cayman Heat and Power Co., Ltd., between Luannan County Heat & Power Plant and Pan-Western Energy Corp., LLC, dated May 11, 1996. (2)

10.106 Articles of Association for Tangshan Pan-Sino Heat Co., Ltd., between Luannan County Heat Company and Pan-Western Energy Corp., LLC, dated May 28, 1996. (2)

10.107 Application Regarding Power Price among Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd., and Tangshan Municipal Price Bureau dated October 17, 1995, as amended October 18, 1995 and May 8, 1996, respectively. (2) (4)

10.108    Administrative   Services   Agreement   between    Panda    Energy
          International, Inc. and Panda Global Holdings, Inc. dated April 22, 1997. (2)

10.109 Development Services Agreement between Panda Energy International, Inc. and Panda Global Holdings, Inc. dated April 22, 1997. (2)

10.110 Form of Purchase Agreement among Donaldson, Lufkin & Jenrette Securities Corporation, Panda Global Energy Company, Panda Global Holdings, Inc. and Panda Energy International, Inc., dated April 11, 1997. (2)

10.111 Form of Issuer Loan Agreement between Panda Global Energy Company and Pan-Western Energy Corporation, LLC, dated April 22, 1997. (2)

10.112 Form of Issuer Note of Pan-Western Energy Corporation, LLC, dated April 22, 1997. (2)

10.113 Registered Capital Contribution and Agency Agreement among Tangshan Panda Heat and Power Company, Ltd., Tangshan Pan-Western Heat and Power Company, Ltd., Tangshan Cayman Heat and Power Company, Ltd., Tangshan Pan-Sino Heat Company, Ltd., Luannan County Heat and Power Plant, Tangshan Luanhua (Group) Co., Luannan County Heat Company and Pan-Western Energy Corporation, LLC, dated March 26, 1997. (2)

10.114 Form of Account Agreement among Panda Interfunding Corporation, Panda Energy Corporation and Panda Global Holdings, Inc., dated April 22, 1997. (2)

10.115 Form of Pledge Agreement between Panda Global Energy Company and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.116 Form of Pledge Agreement between Pan-Sino Energy Development Company, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.117 Form of Pledge Agreement between Pan-Western Energy Corporation, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997.
          (2)

10.118 Form of Pledge Agreement between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.119 Form of Cash Collateral Agreement between Panda Global Energy Company and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.120 Form of Cash Collateral Agreement between Pan-Western Energy Corporation, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.121    Form   of  Cash  Collateral  Agreement  between  Pan-Sino   Energy
          Development Company, LLC and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.122 Form of Pledge Agreement between Panda Energy International, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.123 Form of Cash Collateral Agreement between Panda Global Holdings, Inc. and Bankers Trust Company, as Trustee, dated April 22, 1997.
          (2)

10.124 Form of Cash Collateral Agreement Between Panda Energy Corporation and Bankers Trust Company, as Trustee, dated April 22, 1997. (2)

10.125    Form  of  Guarantee  between Pan-Western Energy Corporation,  LLC,
          Tangshan Panda Heat and Power Co., Ltd. and Tangshan Cayman Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.126 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.127 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Panda Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co., Ltd., dated September 24, 1996. (2)

10.128    Form  of  Guarantee  between Pan-Western Energy Corporation,  LLC,
          Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co., Ltd., dated September 24, 1996. (2)

10.129 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.130 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Cayman Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.131    Form  of  Guarantee  between Pan-Western Energy Corporation,  LLC,
          Tangshan Cayman Heat and Power Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.132 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Cayman Heat and Power Co., Ltd. and Tangshan Pan-Sino Heat Co. Ltd., dated September 24, 1996. (2)

10.133 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Cayman Heat and Power Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.134 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Cayman Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.135 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Pan-Western Heat and Power Co., Ltd., dated September 24, 1996. (2)

10.136 Form of Guarantee between Pan-Western Energy Corporation, LLC, Tangshan Pan-Sino Heat Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd., dated September 24, 1996. (2)

12.00     Computation of Ratio of Earnings to Fixed Charges. (2)

21.00     Subsidiaries of Registrant and Co-Registrant. (3)

23.01     Consent of Deloitte & Touche LLP. (3)

23.02 Consent of Chadbourne & Parke LLP (contained in their Legal Opinion filed as Exhibit 5.00). (3)

23.03     Consent of ICF Resources, Incorporated. (3)

23.04     Consent of Burns & McDonnell Engineering Company, Inc. (3)

23.05     Consent of Benjamin Schlesinger and Associates, Inc. (3)

23.06     Consent of Pacific Energy Systems, Inc. (3)

23.07     Consent of C.C. Pace Resources, Inc. (3)

23.08     Consent of Parsons Brinckerhoff Energy Services, Inc. (3)

23.09     Consent of Marston & Marston, Inc. (3)

23.10     Consent of Maples & Calder. (3)

23.11     Consent of Cai, Zhang & Lan. (3)

24.00 Powers of Attorney (contained in the signature pages in Part II of this Registration Statement). (2)

25.00     Statement  of Eligibility of Trustee under Indenture on Form  T-1.
          (2)

27.00     Financial Data Schedule. (2)

99.01     Form of Transmittal Letter. (3)

99.02     Form of Notice of Guaranteed Delivery. (3)

99.03 Independent Engineer's Report of Burns & McDonnell Engineering Company, Inc., dated April 11, 1997, as updated June 6, 1997. (2)

99.03.1   Update dated August 7, 1997 of Independent Engineer's Report of
	    Burns & McDonnell Engineering Company, Inc., dated April 11, 1997. (3)

99.04 Independent Fuel Consultant's Report of Benjamin Schlesinger and Associates, Inc., dated September 20, 1996, as updated April 11, 1997 and June 6, 1997, respectively. (2)

99.04.1   Update dated August 7, 1997 of Independent Fuel Consultant's
    	    Report of Benjamin Schlesinger and Associates, Inc., dated September 20, 1996, as updated April 11, 1997. (3)

99.05 Independent Engineer's Report of Pacific Energy Systems, Inc., dated July 22, 1996, as updated April 11, 1997 and June 6, 1997, respectively. (2)

99.05.1 Update dated August 7, 1997 of Independent Engineer's Report of Pacific Energy Systems, Inc., dated July 22, 1996, as updated April 11, 1997. (3)

99.06 Independent Fuel Consultant's Report of C.C. Pace Resources, Inc., dated July 2, 1996, as updated April 11, 1997 and June 6, 1997, respectively. (2)

99.06.1   Update dated August 7, 1997 of Independent Fuel Consultant's Report
	    of C.C. Pace Resources, Inc., dated July 2, 1996, as updated April 11, 1997. (3)

99.07 Independent Engineer's Report of ICF Resources Incorporated, dated April 11, 1997, as updated June 6, 1997, respectively. (2)

99.07.1   Update dated August 7, 1997 of Independent Engineer's Report of
	    ICF Resources Incorporated, dated April 11, 1997. (3)

________________________

(1) Previously filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 333-19445) of Panda Funding Corporation, Panda Interfunding Corporation and Panda Interholding Corporation (affiliates of the Registrant and Co-Registrant), and incorporated herein by reference.
(2)  Previoiusly filed.
(3)  Filed herewith.
(4) The Registrant and the Co-Registrant have sought confidential treatment for certain information identified in these exhibits.